As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-232018

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

PRE-EFFECTIVE AMENDMENT NO. 2 TO THE

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Provident Bancorp, Inc.

SBERA 401(k) Plan as Adopted by The Provident Bank

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	Applied For
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

5 Market Street

Amesbury, MA 01913

(978) 388-0050
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. David P. Mansfield

President and Chief Executive Officer

5 Market Street

Amesbury, MA 01913

(978) 388-0050
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence M. F. Spaccasi, Esq.	Michael K. Krebs, Esq.
Ned Quint, Esq.	Jason Cabral, Esq.
Luse Gorman, PC	Nutter McClennen & Fish LLP
5335 Wisconsin Avenue, N.W., Suite 780	155 Seaport Boulevard
Washington, D.C. 20015	Boston, MA 02210
(202) 274-2000	(617) 439-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.01 par value per share	25,247,429 shares		$10.00	$252,474,290	$30,600	(2)
Participation interests	1,706,369 interests	(3)				(3)

(1)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Previously paid
(3)	The securities of Provident Bancorp, Inc. to be purchased by the SBERA 401(k) Plan as Adopted by The Provident Bank are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

SBERA 401(k) PLAN AS ADOPTED BY

THE PROVIDENT BANK

Offering of Participation Interests in up to 1,706,369 Shares of

PROVIDENT BANCORP, INC.

Common Stock

Provident Bancorp, Inc., a new Maryland corporation, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Provident Bancorp from the mutual holding company to the stock holding company form of organization. The shares being offered represent the ownership interest in Provident Bancorp, Inc., the existing Massachusetts corporation, currently owned by Provident Bancorp, Inc. In this prospectus supplement, we will refer to Provident Bancorp, Inc., the Maryland corporation, as “New Provident,” and we will refer to Provident Bancorp, Inc., the Massachusetts corporation, as “Old Provident.” Old Provident’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “PVBC,” and we expect the shares of New Provident common stock will also trade on the Nasdaq Capital Market under the symbol “PVBC.”

In connection with the offering, participants in the SBERA 401(k) Plan as Adopted by The Provident Bank (the “401(k) Plan”) can invest a portion of their accounts in the common stock of New Provident (“New Provident Common Stock”). Based upon the value of the 401(k) Plan assets at March 31, 2019, the trustee of the 401(k) Plan could purchase up to 1,706,369 shares of New Provident Common Stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in stock units representing an indirect ownership interest in New Provident Common Stock Fund at the time of the stock offering. Your ownership interest in the New Provident Common Stock Fund will be denominated in units.

Before you consider investing, you should read the prospectus of New Provident dated [date], which is attached to this prospectus supplement. It contains detailed information regarding the conversion and stock offering of New Provident and the financial condition, results of operations and business of Old Provident and The Provident Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

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For a discussion of risks that you should consider, see “Risk Factors” in this prospectus supplement. “Risk Factors” beginning on page 18 of the attached prospectus and “Notice of Your Rights Concerning Employer Securities” in this prospectus supplement.

The interests in the 401(k) Plan and the offering of the shares of New Provident Common Stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus supplement may be used only in connection with offers and sales by New Provident, in the stock offering, of New Provident Common Stock acquired by the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. New Provident, The Provident Bank and the 401(k) Plan have not authorized anyone to provide you with different information.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale of New Provident Common Stock shall under any circumstances imply that there has been no change in the affairs of New Provident, The Provident Bank, or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [date].

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page 18 of the attached prospectus, you should also consider the following:

If you elect to purchase New Provident Common Stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase New Provident Common Stock using your 401(k) Plan account balance, the 401(k) Plan trustee will sell the designated percentage of your designated investment funds within your 401(k) Plan account based on your investment election. If the stock offering is oversubscribed (i.e., there are more orders for New Provident Common Stock than shares available for sale in the stock offering) and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase New Provident Common Stock, the funds that cannot be invested in New Provident Common Stock, and any interest earned on such funds, will be reinvested in your existing investment funds of the 401(k) Plan, according to your then existing investment election (i.e., in proportion to your investment direction for future contributions). During the period from when the 401(k) Plan trustee sells a percentage of each of your investment funds until reinvestment of some or all of those funds back into your investment funds as a result of an oversubscription, you will bear the risk of price changes in the investment funds. It is possible that during this period some or all of the investment funds may have increased in value more than the amount of any interest you may have earned on the reinvested funds before reinvestment. See “The Offering – Purchases in the Stock Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered	The Provident Bank is offering participants of the SBERA 401(k) Plan as Adopted by The Provident Bank (the “401(k) Plan”) the opportunity to purchase common stock of New Provident (“New Provident Common Stock”). A “participation interest” represents your indirect ownership of stock units that are acquired by the 401(k) Plan pursuant to your election, and is the equivalent to one share of New Provident Common Stock. In this prospectus supplement, “participation interests” are referred to as shares of New Provident Common Stock. At the purchase price of $10.00 per share, the 401(k) Plan may acquire up to 1,706,369 shares of New Provident Common Stock in the stock offering, based on the fair market value of the 401(k) Plan’s assets as of March 31, 2019.

Only employees of The Provident Bank may become participants in the 401(k) Plan and only participants, including former employees of The Provident Bank who are still participants in the 401(k) Plan, may purchase participation interests in shares of New Provident Common Stock through the 401(k) Plan.

Your investment in shares of New Provident Common Stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information with respect to the financial condition, results of operations and business of New Provident, Old Provident and The Provident Bank is contained in the accompanying prospectus. The address of the principal executive office of New Provident and The Provident Bank is 5 Market Street, Amesbury, MA 01913. The Provident Bank’s telephone number at this address is (978) 834-8555.

Address all questions about this prospectus supplement to Carol L. Houle at The Provident Bank; telephone number: (603) 334-1253; email: choule@theprovidentbank.com.

Direct all questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the offering outside the 401(k) Plan to the Stock Information Center at (978) 834-8505. The Stock Information Center will be open beginning August 19, 2019, between 10:00 a.m. and 4:00 p.m., Eastern Time, on Monday through Friday. The Stock Information Center will be closed on bank holidays.

Election to Purchase Common Stock

In connection with the stock offering, you may elect to designate a part of your account balances in the 401(k) Plan (up to 100%) to be used to purchase shares of New Provident Common Stock in the stock offering. The trustee of the 401(k) Plan will purchase New Provident Common Stock in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below.

Purchase Priorities	All 401(k) Plan participants are eligible to elect to purchase New Provident Common Stock in the stock offering. However, the elections are subject to the purchase priorities in the Plan of Conversion of Provident Bancorp, which provides for a subscription offering and a community offering. In the offering, purchase priorities are as follows and apply in case more shares of New Provident Common Stock are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1) Depositors of The Provident Bank with aggregate account balances of at least $50 as of the close of business on May 31, 2018, get first priority.

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(2) The Provident Bank’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan, get second priority.

(3) Employees, officers, directors, trustees and corporators of The Provident Bank and Provident Bancorp, get third priority.

Community Offering:

(4) Shares of New Provident Common Stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase New Provident Common Stock in the subscription offering and you may use funds in the 401(k) Plan to pay for the shares of New Provident Common Stock. You may also be able to purchase shares of New Provident Common Stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) through subscription offering category (2), reserved for its tax-qualified employee plans. If your stock order cannot be filled through subscription offering category (2), your order will be treated as a community offering order. Subscription offering orders will have preference over community offering orders in the event of oversubscription.

If you are eligible to purchase shares of New Provident Common Stock in the subscription offering, as listed above, you will separately receive an offering materials package in the mail, including a stock order form. If you are not eligible to purchase in the subscription offering, you may request offering materials by calling our Stock Information Center. If you wish to purchase New Provident Common Stock outside the 401(k) Plan, you must complete the stock order form and submit the stock order form and payment at $10.00 per share, using the reply envelope provided in the offering materials package. Questions about completing stock order forms may be directed to our Stock Information Center at (978) 834-8505.

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Additionally, instead of (or in addition to) placing an order outside the 401(k) Plan using a stock order form, you may place an order for the purchase of New Provident Common Stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock in the Offering.”

Purchase in the Offering and Oversubscriptions

The trustee of the 401(k) Plan will purchase shares of New Provident Common Stock in the stock offering in accordance with your directions set forth in the Special Election Form. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of shares of New Provident Common Stock in connection with the stock offering will be sold from your existing investment options and the proceeds transferred to a separate account maintained by the 401(k) Plan. The proceeds transferred to the separate account will be held separately from your other 401(k) Plan assets pending the formal completion of the stock offering, expected to be several weeks later. At the end of the stock offering period, we will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all of, your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of New Provident Common Stock. Following the formal closing of the stock offering, your purchased shares of New Provident Common Stock will be transferred to your account.

In the event the offering is oversubscribed, i.e., there are more orders for New Provident Common Stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase New Provident Common Stock in the offering, the amount that cannot be invested in New Provident Common Stock, and any interest earned on such amount, will be transferred from the separate account maintained by the 401(k) Plan and reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then-existing investment elections (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your 401(k) Plan account balances towards the purchase of New Provident Common Stock in the offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

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Minimum and Maximum Investment	In connection with the stock offering, the 401(k) Plan will permit you to direct the trustee to transfer part of your 401(k) Plan account balance to be used to purchase New Provident Common Stock in the offering, provided however that your investment cannot exceed 100% of your 401(k) Plan account balance (and subject to the maximum purchase limits for investors set forth in the prospectus). The trustee of the 401(k) Plan will then subscribe for shares of the New Provident Common Stock offered for sale in the offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings. In order to purchase New Provident Common Stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. The prospectus describes further the maximum purchase limits for investors in the stock offering.

Value of 401(k) Plan Assets	As of March 31, 2019, the market value of the assets of the 401(k) Plan was $17,063,699, 100% of which is eligible to purchase New Provident Common Stock in the offering.
Composition of the Provident Bancorp Stock Account

Shares purchased by the 401(k) Plan in the stock offering will be held by the Provident Bancorp Stock Account. The Provident Bancorp Stock Account is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by Savings Banks Employees Retirement Association (“SBERA”), the 401(k) Plan custodian and BPAS, the recordkeeper, to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Provident Bancorp Stock Account will initially invest 100% of the amounts allocated to the fund (other than amounts returned to the other investment accounts due to an oversubscription) in New Provident Common Stock and a stock unit will be initially valued at $10.00, the offering price of the Common Stock.

After the closing of the stock offering, as 401(k) Plan participants begin to trade their stock units or acquire new stock units, the Provident Bancorp Stock Account will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions, such as investment transfers or distributions from the Provident Bancorp Stock Account. Following the stock offering, each day, the stock unit value of the Provident Bancorp Stock Account will be determined by dividing the total market value of the Provident Bancorp Stock Account at the end of the day by the total number of units held in the Provident Bancorp Stock Account by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the Provident Bancorp Stock Account, less any investment management fees. The market value and unit holdings of your account in the Provident Bancorp Stock Account will be reported to you on your regular participant statements.

Investment in the Provident Bancorp Stock Account involves special risks common to investments in shares of Provident Bancorp, Inc. Common Stock. For a discussion of material risks you should consider, see the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section of the accompanying prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

How to Order Common Stock in the Offering

Enclosed is a Special Investment Election Form on which you can elect to purchase New Provident Common Stock in the offering. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•      You can direct to transfer a percentage of your current 401(k) Plan account on your Special Investment Election Form to purchase New Provident Common Stock.

•     Your election is subject to a minimum purchase of 25 shares, which equals $250.

•     Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase of 50,000 shares, which equals $500,000. Please see the prospectus of New Provident for additional purchase limitations.

•     The election period for the 401(k) Plan opens August 16, 2019 and closes 5:00 p.m., Eastern Time, on September 3, 2019 (the “401(k) Plan Offering Period”).

•     During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase New Provident Common Stock among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be used to purchase New Provident Common Stock on your Special Investment Election Form.

•     Upon the conclusion of the 401(k) Plan Offering Period, the percentage of your 401(k) Plan account that you designate to be used to purchase New Provident Common Stock will be liquidated from the investment choices in the 401(k) Plan you select on your Special Investment Election Form (excluding any investment in the current Provident Bancorp Stock Fund). Your liquidated assets will be held separately by the 401(k) Plan until the formal closing of the stock offering occurs, which will be several weeks after the completion of the 401(k) Plan Offering Period. Therefore, this money will not be available for distributions, loans or withdrawals until it is used to purchase New Provident Common Stock.

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•     Following the formal closing of the stock offering, your purchased shares of New Provident Common Stock will be transferred to your account.

•     Following the formal closing of the stock offering, it may take several weeks for the New Provident Common Stock that you elected to purchase on your Special Investment Election Form to be transferred to your account balance. As a result, your New Provident Common Stock that you purchased in the stock offering will not be tradable (i.e., you cannot sell it) until it is transferred to your account.

If you wish to use a portion of your account balance in the 401(k) Plan to purchase New Provident Common Stock in the stock offering, you should indicate that decision on your Special Investment Election Form. If you do not wish to make an election, you should check the box at the bottom of the Special Investment Election Form and return the form either using the self-addressed pre-paid envelope, by faxing it to (978) 378-1225, or by delivering it in person or by email at choule@theprovidentbank.com, to Carol L. Houle at The Provident Bank, 5 Market Street, Amesbury, Massachusetts 01913, no later than 5:00 p.m., Eastern Time, on September 3, 2019.

Order Deadline	If you wish to purchase New Provident Common Stock with a portion of your 401(k) Plan account balance, you must return your Special Investment Election Form to Carol L. Houle at The Provident Bank, 5 Market Street, Amesbury, MA 01913 or by faxing it to (978) 378-1225, to be received no later than 5:00 p.m., Eastern Time, on September 3, 2019. You may return your Special Investment Election Form by hand delivery, mail using the self-addressed pre-paid envelope, email (sending it to choule@theprovidentbank.com or by faxing it so long as it is returned by the time specified.

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Irrevocability of Transfer Direction

Once you make an election to transfer amounts in your 401(k) Plan account to be used to purchase shares of New Provident Common Stock in connection with the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of shares of New Provident Common Stock among all of the other investment funds in the 401(k) Plan on a daily basis.

Future Direction to Purchase and Sell Common Stock

You will be able to purchase or sell shares of New Provident Common Stock through your account after the stock offering. You may direct that your future contributions or your account balance in the 401(k) Plan be used to purchase shares of New Provident Common Stock. After the offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of New Provident Common Stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. You may change your investment allocation on a daily basis. However, please be advised that your ability to buy or sell New Provident Common Stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If New Provident Common Stock is illiquid (meaning there are a low number of buyers and sellers of the stock) on the date you elect to buy or sell New Provident Common Stock within the 401(k) Plan, your election may not be immediately processed. As a result, the prevailing price for New Provident Common Stock may be less than or more than its fair market value on the date of your election.

Special restrictions may apply to purchasing shares of New Provident Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the purchase and sale of securities by officers, directors and principal stockholders of New Provident.

Please note that if you are an officer of The Provident Bank, you are restricted by applicable regulations from selling shares of New Provident Common Stock acquired in the stock offering for one year; the New Provident Common Stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed.

Voting Rights of Common Stock	The Provident Bancorp Stock Account is included in the SBERA Trust. The Plan Administrator, Thomas J. Forese, Jr., President of SBERA, will vote all shares of Provident Bancorp, Inc. Common Stock in the Provident Bancorp Stock Account, except for votes involving a change in control, in which case the participants and beneficiaries will vote using a pass-through arrangement. The Plan Administrator has a fiduciary obligation to vote the shares of Provident Bancorp, Inc. Common Stock, including the interests credited to your account, solely in the best interests of the Plan’s participants and beneficiaries.

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DESCRIPTION OF THE 401(k) PLAN

Introduction

The Provident Bank originally adopted the 401(k) Plan effective as of February 1, 1996, and subsequently amended and restated the 401(k) Plan effective as of January 1, 2018. The 401(k) Plan is a tax-qualified plan established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Provident Bank intends that the 401(k) Plan, in form and operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Provident Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan administrator at 12 Gill Street, Suite 2600, Woburn, MA 01801. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

Employees of The Provident Bank are eligible to participate in elective deferrals in the 401(k) Plan upon attainment of age 21 and without regard to having attained a specific period of service. However, an employee is only eligible to receive safe harbor matching contributions and employer discretionary contributions after attaining age 21 and completing one (1) year of service with The Provident Bank. Employees who satisfy the eligibility requirements are eligible to enter the 401(k) Plan on the first day of month after satisfying the eligibility requirements. The plan year (“Plan Year”) is January 1 to December 31.

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As of March 31, 2019, there were approximately 169 employees and former employees eligible to participate in the 401(k) Plan. The 401(k) Plan Year is January 1 to December 31.

Contributions Under the 401(k) Plan

Salary Deferrals. You are permitted to defer, on a pre-tax basis, up to 75% of your compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. For purposes of the 401(k) Plan, “compensation” generally means wages that are subject to withholding under the federal income tax withholding rules. In accordance with Internal Revenue Service (the “IRS”) limitations, the annual compensation of each participant taken into account under the 401(k) Plan, for 2019, is limited to $280,000 (and as may be increased annually by the IRS). You may elect to modify the amount contributed to the 401(k) Plan by filing a new elective deferral agreement with the 401(k) Plan administrator, as of the beginning of each payroll period. In addition, participants are allowed to make deferral contributions in an amount up to 100% of any cash bonuses.

Safe Harbor Matching Contributions. The Provident Bank will make a safe harbor matching contribution to employees who satisfy the eligibility requirements for the 401(k) Plan. The safe harbor matching contribution is equal to 100% of each participant’s eligible compensation up to 6% of salary. The safe harbor matching contribution will be contributed by The Provident Bank. You do not have to be employed on the last day of the plan year in order to share in the safe harbor matching contribution. Each year, The Provident Bank will advise participants of its intention to make the safe-harbor matching contribution and the amount of such contribution.

Employer Discretionary Contributions. In its discretion, The Provident Bank may make contributions to the 401(k) Plan. The Provident Bank will advise you of the percentage of the employer discretionary contribution, if any, that will be made for a given year. You need to be employed at the end of the plan year in order to receive an allocation of the employer discretionary contribution, if made.

Rollover Contributions. You are permitted to make rollover contributions to the 401(k) Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the 401(k) Plan Year beginning January 1, 2019, the amount of your before-tax contributions may not exceed $19,000 per calendar year. In addition, if you are at least 50 years old in 2019, you will be able to make a “catch-up” contribution of up to $6,000 in addition to the $19,000 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

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Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the 401(k) Plan. This limit applies to all contributions to the 401(k) Plan, including your salary deferrals and all other employer contributions made on your behalf during the year, excluding earnings and any transfers/rollovers. For the 401(k) Plan Year beginning January 1, 2019, this total cannot exceed the lesser of $56,000 or 100% of your annual compensation.

Benefits Under the 401(k) Plan

Vesting. At all times, you have a fully vested, non forfeitable interest in the salary deferral contributions you have made to the 401(k) Plan. Employer safe harbor matching contributions, if made, are also 100% vested. Employer discretionary contributions, if made, are subject to a three-year cliff vesting schedule in which such amounts vest at the rate of 0% during the first two years of service and then become 100% vested upon the completion of three years of service. In the event of your death, disability, attainment of the normal retirement date (date of your 65th birthday) or attainment of the early retirement date (date you attain age 55 and complete at least 10 years of service), your employer contributions would immediately become fully vested.

Withdrawals and Distributions from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the employer.

Withdrawals upon Termination. You may request a distribution from your account following your termination of employment. Following your termination, you may elect to leave your account balance in the 401(k) Plan and defer commencement of receipt of your vested balance until no later than April 1 of the calendar year following the calendar year in which you attain age 70½.

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

In-Service Distribution. While employed, you are eligible to receive an in-service distribution of your elective deferrals from your account after your attainment of age 59½. However, you may not receive an in-service withdrawal of the following contributions: safe-harbor matching contributions or vested employer discretionary contributions. You may receive an in-service withdrawal of your rollover contributions, if any, at any time.

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Hardship. In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your 401(k) Plan account, in accordance with the procedures set forth in the 401(k) Plan.

Loans. You are eligible to obtain a loan from the Plan, in accordance with The Provident Bank’s established loan procedures.

Form of Distribution. The normal form of benefit under the 401(k) Plan is a lump-sum distribution. Alternatively, when you are eligible for a distribution, you can request distributions in installment payments (not to exceed the life expectancy of you and your designated beneficiary). You can also receive a partial payment from the 401(k) Plan, in an amount not less than $1,000.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”) which is administered by SBERA. Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following investment options:

Provident Bancorp Stock Fund

All Asset Account

Bond Account

Equity Account

International Equity Account

Large Cap Growth Account

Large Cap Value Account

Lifepath 2020

Lifepath 2025

Lifepath 2030

Lifepath 2035

Lifepath 2040

Lifepath 2045

Lifepath 2050

Lifepath 2055

Lifepath Retirement

Money Market Account

S&P 500 Index

SBERA Account

Small Cap Growth Account

Small Cap Value Account

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Performance History and Description of Funds

The following provides performance data with respect to the investment options available under the 401(k) Plan:

	YTD Returns as of March 31,	Total Returns as of March 31, 2019
Fund Name	2019	1 Year	3 Years	5 Years	10 Years
Provident Bancorp Stock Fund
All Asset Account	7.18%	2.55%	7.20%	3.03%	7.33%
Bond Account	3.16%	5.38%	3.24%	3.31%	4.52%
Equity Account	14.07%	7.96%	13.06%	8.22%	13.90%
International Equity Account	9.84%	(0.84)%	10.20%	2.66%	7.59%
Large Cap Growth Account	16.34%	15.90%	16.85%	12.94%	16.25%
Large Cap Value Account	12.76%	5.85%	8.63%	6.27%	12.94%
Lifepath 2020	7.08%	3.92%	6.21%	4.52%	8.99%
Lifepath 2025	8.40%	4.20%	7.24%	N/A	N/A
Lifepath 2030	9.49%	4.33%	8.13%	5.54%	10.53%
Lifepath 2035	4.50%	8.99%	N/A	N/A	N/A
Lifepath 2040	11.49%	4.61%	9.74%	6.35%	11.78%
Lifepath 2045	12.20%	4.63%	10.19%	N/A	N/A
Lifepath 2050	12.52%	4.61%	10.32%	6.65%	N/A
Lifepath 2055	12.55%	4.62%	10.31%	N/A	N/A
Lifepath Retirement	6.72%	4.01%	5.49%	4.12%	7.54%
Money Market Account	0.43%	1.45%	0.69%	0.41%	0.26%
S&P 500 Index	13.68%	9.94%	13.64%	10.95%	15.93%
SBERA Account	11.64%	5.95%	8.99%	5.66%	10.12%
Small Cap Growth Account	20.09%	11.92%	16.72%	9.48%	17.55%
Small Cap Value Account	11.61%	4.26%	11.44%	6.42%	14.65%

The following is a description of each of the 401(k) Plan’s investment funds and other investments:

All Asset Account — This account seeks to produce returns which are 500 basis points above the Consumer Price Index (CPI), which measures inflation experienced by consumers in their day-to-day living expenses. The account employs an active, multi-market strategy that fundamentally seeks to provide necessary long-term real inflation-adjusted returns, along with significant asset class diversification. The strategy is designed as a fund-of-funds that allocates among a full range of strategies.

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Bond Account — This account seeks to match the performance of the Barclays Capital Aggregate Bond Index. This account utilizes a fund-of-funds approach to achieve its returns. The account utilizes a passive asset allocation approach which maintains a set relative percentage across the three underlying managers. The underlying managers utilize a combination of passive and active management to active their return objectives. This account is administered by SBERA.

Equity Account — This account seeks long-term growth of capital and income by investing in common stocks of domestic and foreign companies. This is a fund-to-funds account managed by eight underlying investment managers. The investment managers are selected by SBERA’s Board of Trustees and are subject to change periodically. Each investment manager’s allocation is rebalanced monthly with their strategic asset allocation determined by the Board.

International Equity Account — This account seeks to match the performance of the MSCI EAFE index and thus provide long-term capital and income appreciate. This account utilizes a fund-of-funds approach to achieve its returns. The account utilizes a passive asset allocation approach which maintains a set relative percentage across the three underlying managers. The account utilizes a combination of passive and active underlying managers to achieve its returns. This account is administered by SBERA.

Large Cap Growth Account — This account seeks long-term returns in excess of the target benchmark by offering investors a highly disciplined, mathematical investment strategy while reducing the risk of significant under performance. The account’s strategies are based on a rigorous mathematical theory that seeks to demonstrate by combining securities with high relative volatility, but low covariance, a portfolio could be constructed that would outperform a benchmark over the long term.

Large Cap Value Account — This account seeks a superior total return with only a moderate degree of risk. The account seeks to achieve its investment objective by investing primarily in U.S. Dollar-denominated equity securities of companies with market capitalizations of at least $2 billion. The account seeks to achieve a total return greater than the S&P 500 stock price index over a full market cycle and indices comprised of value-oriented stocks over shorter periods. The account may invest in cash and cash equivalents.

Lifepath Accounts — The LifePath series are designed to be complete investment solutions for individuals. Each LifePath strategy is a broadly diversified portfolio, designed for both a particular risk tolerance and when the money will be needed. The LifePath series include LifePath 2055, 2050, 2045, 2040, 2035, 2030, 2025, 2020 and LifePath Retirement. The number, as in LifePath 2020, represents the approximate year when you plan to start withdrawing your money. As time goes by, the investment managers gradually adjust the portfolio’s mix to compensate for the level of risk that is appropriate for the number of years before account drawdown. LifePath Retirement is for those already in retirement and withdrawing funds.

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Money Market Account — Provides income consistent with preservation of principal. SBERA’s Investment Policy Statement requires the Money Market Account to be invested exclusively in U.S. Treasury or other obligations guaranteed by the U.S. Government or its agencies. All securities in this account must have a maturity of six months or less.

S&P 500 Index — This account seeks to provide long-term growth of capital and income investment results that parallel the performance of the S&P’s 500 stock price index. This is a passively managed low-cost index account which uses a “full replication” approach where the portfolio holds all of the 500 underlying securities in proportion to their weighting in the index thus minimizing the potential return variance from the index. This account is administered by State Street Global Advisors.

SBERA Account — This account seeks to produce the results that parallel the performance of the SBERA Defined Benefit Plan Assets which is to provide investors with long-term growth of capital and income. This account is passively managed “full replication” fund-of funds approach of holding the investments of the SBERA Defined Benefit Assets. The account is rebalanced monthly. This account is administered by SBERA.

Small Cap Growth Account — This account seeks to outperform the Russell 2000 Growth Index. This account uses bottoms-up, research-intensive approach to identify small cap growth stocks with the greatest potential to achieve superior price appreciation over a 12 to 18 month time horizon. In general, the portfolio manager constructs a 100-120 stock portfolio consisting of companies with market capitalizations between $50 million and $1.5 billion that have demonstrated the ability to grow earnings and sales at least 10% per year.

Small Cap Value Account — This account seeks to outperform the Russell 2000 Value Index. This account uses a disciplined, team-oriented approach which aims to generate consistent above-average risk-adjusted performance, focusing on valuation, fundamentals, and catalyst identification as a cornerstone to successful value investing, while maintaining the integrity of its specific investment mandates. The portfolio manager emphasizes free cash flow, balance sheets and long-term market potential.

In connection with the offering, you may direct the trustee, or its representative, to invest a portion of your account in shares of New Provident Common Stock, provided that such amount does not exceed 100% of your total 401(k) Plan account balance.

Old Provident Common Stock Fund (Current Employer Stock Fund) – The Old Provident Common Stock Fund consists primarily of common stock of Old Provident. Investments in the Old Provident Common Stock Fund involves special risks common to investments in the shares of common stock of Old Provident Common Stock. Following the offering, Old Provident will cease to exist, but will be succeeded by a new Maryland corporation, New Provident, which will be 100% owned by its public shareholders. Shares of Old Provident which were held in the Old Provident Common Stock Fund prior to the conversion and offering will be converted into new shares of common stock of New Provident, in accordance with the exchange ratio. As soon as practicable after the closing of the stock offering, the Old Provident Common Stock Fund will be merged into the New Provident Common Stock Fund.

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New Provident Common Stock Fund (New Employer Stock Fund) – In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest all or a portion of your 401(k) Plan account in the New Provident Common Stock Fund, which consists primarily of common stock of New Provident. Subsequent to the stock offering, you may elect to invest all or a portion of your contributions in the New Provident Common Stock Fund; you may also elect to transfer into the New Provident Common Stock Fund all or a portion of your accounts currently invested in other funds under the 401(k) Plan. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the New Provident Common Stock Fund to purchase shares of common stock of New Provident, taking into consideration cash amounts needed to maintain liquidity in the account. It is expected that all purchases will be made at prevailing market prices, which may be more or less than $10.00 per share. Performance of the New Provident Common Stock Fund depends on a number of factors, including the financial condition and profitability of New Provident and The Provident Bank and the market conditions for shares of New Provident common stock generally. Investments in the New Provident Common Stock Fund involves special risks common to investments in the shares of common stock of New Provident.

For a discussion of material risks you should consider, see “Risk Factors” section of this prospectus supplement, the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund or stock investment, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the 401(k) Plan

The Trustee and Custodian. The trustee of the 401(k) Plan is the Savings Banks Employees Retirement Association (the “SBERA”).

401(k) Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the Administrator, SBERA. The address of the 401(k) Plan administrator is 12 Gill Street, Suite 2600, Woburn, MA 01801, telephone number (781) 938-6559. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to 401(k) Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

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Amendment and Termination

The Provident Bank intends to continue the 401(k) Plan indefinitely. Nevertheless, The Provident Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. The Provident Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that The Provident Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

The Provident Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

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Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59½, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by The Provident Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by The Provident Bank, which is included in the distribution.

New Provident Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes New Provident Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to New Provident Common Stock; that is, the excess of the value of New Provident Common Stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of New Provident Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of New Provident Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of New Provident Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of New Provident Common Stock. Any gain on a subsequent sale or other taxable disposition of New Provident Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in New Provident Common Stock under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan allows you to elect to move any portion of your account that is invested in New Provident Common Stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in New Provident Common Stock.

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The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in New Provident Common Stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act, as amended (“ERISA”) Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over 401(k) Plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as The Provident Bank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provisions of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in New Provident Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to New Provident Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

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Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies, such as New Provident. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of New Provident, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of New Provident’s fiscal year. Discretionary transactions in and beneficial ownership of New Provident Common Stock by officers, directors and persons beneficially owning more than 10% of New Provident Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by New Provident of profits realized by an officer, director or any person beneficially owning more than 10% of New Provident Common Stock resulting from non-exempt purchases and sales of New Provident Common Stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of New Provident Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of New Provident Common Stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases of New Provident Common Stock for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits at March 31, 2019, is available upon written request to the 401(k) Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of New Provident Common Stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm has acted as special counsel to The Provident Bank in connection with New Provident’s stock offering.

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SUBSCRIPTION AND COMMUNITY OFFERING PROSPECTUS

(Proposed Holding Company for The Provident Bank)

Up to 13,225,000 Shares of Common Stock

Provident Bancorp, Inc., a newly formed Maryland corporation that we refer to as “New Provident” throughout this prospectus, is offering up to 13,225,000 shares of common stock for sale at $10.00 per share on a best efforts basis in connection with the conversion of Provident Bancorp, Inc., a Massachusetts corporation that we refer to as “Old Provident” throughout this prospectus, from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the 52.3% ownership interest in Old Provident currently owned by Provident Bancorp, our Massachusetts-chartered mutual holding company. Old Provident’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “PVBC,” and we expect the shares of New Provident common stock will also trade on the Nasdaq Capital Market under the symbol “PVBC.”

The shares of common stock are first being offered in a subscription offering to eligible depositors and tax-qualified employee benefit plans of The Provident Bank. Employees, officers, trustees, directors and corporators of The Provident Bank or Provident Bancorp also have rights to purchase shares in the subscription offering, subject to the priority rights of depositors and The Provident Bank’s tax-qualified employee benefit plans. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by The Provident Bank. Any shares of common stock not purchased in the subscription or community offerings may be offered to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering, or in a separate firm commitment underwritten public offering. The syndicated offering or the firm commitment underwritten offering may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated or firm commitment underwritten offering. We must sell a minimum of 9,775,000 shares in order to complete the offering.

In addition to the shares we are selling in the offering, the shares of Old Provident currently held by the public will be exchanged for shares of common stock of New Provident based on an exchange ratio that will result in existing public stockholders of Old Provident owning approximately the same percentage of New Provident common stock as they owned in Old Provident common stock immediately prior to the completion of the conversion. The number of shares we expect to issue in the exchange ranges from 8,878,601 shares to 12,012,225 shares.

The minimum order is 25 shares. Generally, no individual may purchase more than 50,000 shares ($500,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 150,000 shares ($1.5 million) of common stock in all categories of the offering combined.

The subscription and community offerings are expected to expire at 5:00 p.m., Eastern Time, on September 10, 2019. We may extend this expiration date without notice to you until October 25, 2019. Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond October 25, 2019, or the number of shares of common stock to be sold is increased to more than 13,225,000 shares or decreased to less than 9,775,000 shares. If the subscription and community offerings are extended past October 25, 2019, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 13,225,000 shares or decreased to less than 9,775,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at The Provident Bank and will earn interest at 0.15% per annum until completion or termination of the offering.

Sandler O’Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole book-running manager for any syndicated or firm commitment underwritten offering. Sandler O’Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the subscription and community offerings.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	9,775,000	11,500,000	13,225,000
Gross offering proceeds	$97,750,000	$115,000,000	$132,250,000
Estimated offering expenses, excluding selling agent and underwriters’ commissions	$1,295,000	$1,295,000	$1,295,000
Selling agent and underwriters’ commissions (1)	$1,074,300	$1,233,000	$1,391,700
Estimated net proceeds	$95,380,700	$112,472,000	$129,563,300
Estimated net proceeds per share	$9.76	$9.78	$9.80

(1)	The amounts shown assume that 100% of the shares will be sold in the subscription offering with a fee of 1.0% payable on all such shares, excluding insider purchases and shares purchased by our employee stock ownership plan for which no selling agent fee will be paid. See “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Sandler O’Neill & Partners, L.P. in the subscription and community offerings and the compensation to be received by Sandler O’Neill & Partners, L.P. and the other broker-dealers that may participate in the syndicated or firm commitment underwritten offering. If all shares of common stock were sold in the syndicated or firm commitment underwritten offering, excluding insider purchases and shares purchased by our employee stock ownership plan for which no selling agent fee will be paid, the selling agent and underwriters’ commissions would be approximately $4.6 million, $5.3 million and $6.1 million at the minimum, midpoint and maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 18.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Depositors Insurance Fund. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sandler O’Neill + Partners, L.P.

For assistance, please contact the Stock Information Center at (978) 834-8505.

The date of this prospectus is [prospectus date].

MAINE
Concord
95
Portsmouth
101
Manchester
Exeter
Bedford
101
Seabrook
93
Amesbury
Main Office, Amesbury
Newburyport
NEW HAMPSHIRE
95
MASSACHUSETTS
Boston
495
1
Dedham
Hingham

VT
NH
MA

Full Service Branches

Main Office
5 Market Street
Amesbury, Massachusetts

Amesbury
Corner of Main Street and Route 110
Amesbury, Massachusetts

Exeter
95 Portsmouth Avenue
Exeter, New Hampshire

Newburyport
66 Storey Avenue
Newburyport, Massachusetts

Portsmouth
21 Daniel Street
Portsmouth, New Hampshire

Seabrook
1 Provident Way
Seabrook, New Hampshire

Bedford
115 South River Road
Bedford, NH

Loan Production Locations

Boston, Massachusetts
Dedham, Massachusetts
Hingham, Massachusetts
Portsmouth, New Hampshire

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SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Old Provident common stock for shares of New Provident common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to New Provident and The Provident Bank unless the context indicates another meaning.

Our Organizational Structure and the Proposed Conversion

Since 2011 we have operated in a two-tier mutual holding company structure. Old Provident is a Massachusetts corporation that is our publicly-traded stock holding company and the parent company of The Provident Bank. At March 31, 2019, Old Provident had consolidated assets of $998.5 million, deposits of $775.3 million and stockholders’ equity of $128.3 million. Old Provident’s parent company is Provident Bancorp, a Massachusetts-chartered mutual holding company. At March 31, 2019, Old Provident had 9,621,822 shares of common stock outstanding, of which 4,587,499 shares, or 47.7%, were owned by the public (including 187,174 shares owned by The Provident Community Charitable Organization, Inc.), and the remaining 5,034,323 shares were held by Provident Bancorp.

Pursuant to the terms of the plan of conversion, we are now converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, Provident Bancorp and Old Provident will cease to exist, and New Provident will become the successor corporation to Old Provident. The shares of New Provident being offered in this offering represent the majority ownership interest in Old Provident currently held by Provident Bancorp. Public stockholders of Old Provident will receive shares of common stock of New Provident in exchange for their shares of Old Provident at an exchange ratio intended to preserve the same aggregate ownership interest in New Provident as they had in Old Provident, adjusted downward to reflect certain assets held by Provident Bancorp. Provident Bancorp’s shares of Old Provident will be cancelled. Shares of Old Provident currently owned by The Provident Community Charitable Organization, Inc. will be exchanged for shares of New Provident, but no additional shares will be contributed to the foundation in connection with the conversion and offering.

The following diagram shows our current organizational structure, reflecting ownership percentages as of March 31, 2019:

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After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of New Provident held as follows:

Our Business

Our business operations are conducted through our wholly-owned subsidiary, The Provident Bank. We have served the banking needs of our customers since 1828, making us the tenth oldest financial institution in the United States.

The Provident Bank is a Massachusetts-chartered stock savings bank that operates as a full-service commercial bank from its main office and two branch offices in the Northeastern Massachusetts area, three branch offices in Southeastern New Hampshire and one branch in located in Bedford, New Hampshire. We also have four loan production offices in Boston, Dedham and Hingham, Massachusetts and Portsmouth, New Hampshire. Our primary lending area for commercial real estate loans and a large portion of our commercial business loans encompasses Northeastern Massachusetts and Southern New Hampshire, with a focus on Essex County, Massachusetts, and Hillsborough and Rockingham Counties, New Hampshire. However, we offer our enterprise value loans nationwide, and our renewable energy loans primarily throughout New England and New York. A description of these loans is included in “—Business Strategy,” below.

Our primary deposit-gathering area is currently concentrated in Essex County, Massachusetts, Rockingham County, New Hampshire, and Hillsborough County, New Hampshire, although we also receive deposits from our business customers who are located nationwide. We attract deposits from the general public and from our business customers and use those funds to originate primarily commercial real estate and commercial business loans, and to invest in securities. In recent years, we have been successful in growing both deposits and loans. From December 31, 2014 to March 31, 2019, deposits have increased $238.6 million, or 44.5%, and net loans have increased $365.1 million, or 73.9%.

The Provident Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation and by the Depositors Insurance Fund for amounts in excess of the Federal Deposit Insurance Corporation insurance limits.

The Provident Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation.

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The Provident Bank’s main banking offices are located at 5 Market Street, Amesbury, Massachusetts 01913, and its telephone number is (978) 834-8555. Our website address is www.theprovidentbank.com. Information on this website is not and should not be considered a part of this prospectus.

Business Strategy

In recent years, we have transformed from a retail community bank to a full-service commercial bank. We have grown our balance sheet in large part by developing specialties in both lending and deposit services. As a result of our recent efforts, as of December 31, 2018 we were the second ranked commercial and industrial lending financial institution in the country, based on a total commercial loan portfolio, among financial institutions with less than $1 billion in assets. Our business lending, comprised of commercial loans, commercial real estate loans, multifamily loans and construction and land development loans, were $798.4 million, or 91.5% of our total loan portfolio at March 31, 2019 compared to $394.4 million, or 78.6% of our total loan portfolio at December 31, 2014. At March 31, 2019, commercial loans totaled $382.6 million, or 43.8% of our loan portfolio.

Our primary objective continues to be a premier business bank providing a full range of banking products and services to small and medium-sized commercial customers, located both within our regional markets and nationally. We seek to develop specialty lending and deposit services that will appeal to small and medium-sized commercial customers. We believe that the infrastructure we have created in recent years enables us to be more responsive and agile than most comparable commercial banks in responding to our customers and developing products and services to meet the financial needs in our markets and, increasingly, nationwide.

We have been effective in competing against both larger regional banks and smaller banks operating in our markets. We compete against the larger banks through our responsive and personalized service, providing our customers with quicker decision making, customized products where appropriate and access to our senior managers. Our larger capital base, highly experienced commercial bankers and a sophisticated product and service mix, including a suite of cash management services and technology solutions and support, enable us to compete effectively against smaller banks. Recent consolidation of financial institutions in and around our markets continues to create further opportunity for expansion in our markets.

To grow our franchise and enhance profitability, we intend to maintain our traditional business banking while continuing to focus on innovative lending and deposit products. To accomplish our goals, we are pursuing the following strategies:

•	Develop innovative and highly specialized commercial lending products while maintaining our traditional commercial lending activities. We have grown our loan portfolio by developing expertise for customers who typically have not been supported by larger financial institutions but whose business needs are usually too complex for smaller institutions. When entering a new lending line, we typically seek to manage risks and costs by limiting initial activity. We then decide whether it would be profitable and consistent with our risk tolerance levels to expand the activity, and continually calibrate and adjust our actions to maintain appropriate risk limitations.

To date, the principal examples of our specialized commercial lending are what we characterize as “enterprise value loans” and loans to developers of commercial-scale renewable energy facilities.

Our enterprise value loans, which we began originating in 2015, are fully amortizing term loans (up to seven years) that are made to entities that are in the process of purchasing existing businesses. We also provide working capital and equipment lines of credit. We generally limit these loans to a loan-to-value limitation of 50%, as verified by a quality of earnings review by a certified public accounting firm, and we generally require a maximum EBITDA (earnings before interest, tax, depreciation and amortization) of less than three times, as verified by a third-party business valuation. At March 31, 2019, enterprise value loans totaled $147.5 million, or 16.9% of our total loan portfolio, with total exposure of $182.5 million, consisting of 134 loans in 18 states. This compares to a balance of $61.8 million, or 8.2% of our total loan portfolio at December 31, 2017, an increase of 138.5%. The average loan balance was $1.1 million at March 31, 2019. Due to the relatively short amortization period of these loans, over time we expect more limited growth in our total portfolio of enterprise value loans even if we are successful in continuing to originate new enterprise value loans.

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In 2015, we began originating loans to developers of commercial-scale renewable energy facilities. These loans are secured by the power purchase agreements and the underlying equipment, and the term of a loan is shorter than the life expectancy of both the power purchase agreement and the related equipment. At March 31, 2019, renewable energy loans totaled $54.0 million, or 6.2% of our loan portfolio, with total exposure of $64.4 million, consisting of 43 loans in five states (primarily New England and New York). This compares to a balance of $20.7 million, or 3.3% of our total loan portfolio at December 31, 2017, an increase of 160.9%. Of these loans, at March 31, 2019, $39.1 million, or 72.5%, were secured by solar arrays, while the remaining $14.9 million, or 27.5%, were secured by wind turbines. The average loan balance of our renewable energy loans was $1.3 million at March 31, 2019.

We intend to continue to develop other specialized commercial lending products, and we are currently developing international trade finance, asset-based lending and software as a service (SaaS) lending. Based upon initial experience, we may expand our investment in these opportunities or we may focus our resources on other opportunities.

Because of our success in growing our commercial loan portfolio, a large portion of this portfolio is unseasoned, meaning they were originated recently. Specifically, as of March 31, 2019, the average age of our commercial loan portfolio was 22 months, with a weighted average term of 8.25 years. In determining the average term, we excluded demand lines of credit with no maturity date (which totaled $39.7 million at March 31, 2019, or 10.4% of our total commercial loan portfolio at that date). Loans that have been originated recently have not been subjected to unfavorable economic conditions, and do not have a significant payment history pattern with which to judge future collectability. See “Risk Factors—Risks Related to Our Business— Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.”

•	Increase core deposits, especially low-cost demand deposits. We have grown our core deposits (which we define as all deposits except for certificates of deposit) through a variety of strategies, including investing in technology and our employees, as well as proactive interaction with our customers. Our investment in technology, described below, has enabled us to better serve commercial customers who demand faster processing times and simplified online interaction. For example, we provide deposit and cash management services for 1031 qualified intermediaries, digital currency customers, payroll providers and community association management companies. Funds we receive from digital currency customers are denominated in U.S. dollars; we do not have any digital assets or liabilities on our balance sheet and we do not take any digital currency exchange rate risk. We believe our specialized commercial activities have provided opportunities to generate business deposits from those customers, including from customers outside of our branch network, that may not be available to traditional community banks. For example, our growth in enterprise value lending has resulted in related deposits of $37.3 million as of March 31, 2019, including $12.9 million of non-interest bearing deposits. Furthermore, as a Massachusetts savings bank, we can provide full deposit insurance provided through a combination of Federal Deposit Insurance Corporation deposit insurance as well as the Depositors Insurance Fund (which insures deposits in excess of the Federal Deposit Insurance Corporation limits), which we believe gives us a competitive advantage for customers with larger deposit balances. We seek to limit risk through a robust Bank Secrecy Act (BSA) program, Know Your Customer policies and enhanced compliance procedures for non-traditional deposit customers.

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•	Focus on technological improvement to grow our customer base. Competition in the banking industry continues to intensify, including increasing competition from non-traditional entities, such as financial technology, or “fintech,” companies. In response to these challenges, we have engaged in strategic initiatives with our core systems processor, a payment provider and a digital onboarding company in our efforts to enhance our technology platform and our user experience for online banking products and services. We are also exploring ways to partner with other fintech companies, who may want to offer their customers financial products without taking on full banking services themselves. Our strategic initiatives enable us to provide additional products and collaboration beyond those of a traditional financial institution, and strengthens our efforts to grow our deposit base. In addition, we do not merely provide our technology platform to our customers, but we also send our customer service representatives to our customers’ businesses to provide on-site training for using our products and services. We proactively identify gaps in our customer relationships and suggest to our customers ways for them to improve their utilization of our products and services, providing them with added convenience and cost savings while improving our profitability.

•	Manage credit risk to maintain a relatively low level of non-performing assets. Although we have entered into new lending lines in recent years, and have originated loans with larger balances and, in some cases, outside of our traditional markets, we continue to focus on strong asset quality as a key to long-term financial success. We have proactively established credit management systems to support our evolving operations. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined credit policies and procedures, appropriate loan underwriting criteria and active credit monitoring. We continually assess our lending lines, and we adjust our activity as needed, including by exiting underperforming segments. Our compensation and incentive systems are also aligned with our strategies to grow business loans and core deposits while maintaining asset quality. Our non-performing assets to total assets ratio was 1.01% at March 31, 2019. Among our specialized lending lines, at March 31, 2019, $1.4 million, or 0.9% of our enterprise value loans, were non-performing, and no renewable energy loans were non-performing.

•	Enhance operating efficiency through continual improvement. In recent years, we have successfully maintained our efforts to control operating expenses, and, as a result, our efficiency ratio improved to 61.5% for the year ended December 31, 2018 from 71.2% for the year ended December 31, 2014. We remain disciplined in evaluating the cost and expected benefit of all expansion opportunities. To further improve operating efficiency, in 2018 we initiated a “Lean” program to enhance employee engagement and training in order to standardize work and reduce employee burden, with a goal of improving both the customer and employee experience, and encouraging innovation, agility and adaptability. This has enhanced our established corporate culture that is based on personal accountability, high ethical standards and significant commitment to training and career development. Although we expect to incur additional regulatory expense as a result of growing assets above $1 billion, as well as additional costs related to anticipated stock benefit plans, we intend to continue our efforts to control our expenses.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Enhance our regulatory capital position. A strong capital position is essential to achieving our long-term objectives of growing The Provident Bank and building stockholder value. Although The Provident Bank exceeds all regulatory capital requirements, the proceeds from the offering will further strengthen our capital position and enable us to support our planned growth and expansion through larger legal lending limits and reduced loan concentrations as a percentage of regulatory capital. Minimum regulatory capital requirements have also increased under recently adopted regulations. Compliance with these new requirements will be essential to the continued implementation of our business strategy.

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•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•	Improve the liquidity of our shares of common stock. We expect that the larger number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market for New Provident common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current policy of the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” restricts the ability of mutual holding companies that are regulated as bank holding companies to waive dividends declared by their subsidiaries. Accordingly, in our current structure, because dividends paid by Old Provident would likely be required to be paid to Provident Bancorp along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Provident Bancorp were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or business lines as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger transactions. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of our stock for three years following completion of the conversion without regulatory approval.

Terms of the Offering

We are offering between 9,775,000 and 13,225,000 shares of common stock to eligible depositors of The Provident Bank, to our tax-qualified employee benefit plans, to our employees, officers, trustees, directors and corporators (subject to the priority rights of eligible depositors and our tax-qualified employee benefit plans) and, to the extent shares remain available, in a community offering to the general public, with a preference given first to residents of the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham, and second to other members of the general public. If necessary, we will also offer shares to the general public in a syndicated or firm commitment underwritten offering. Unless the number of shares of common stock to be offered is increased to more than 13,225,000 shares or decreased to fewer than 9,775,000 shares, or the subscription and community offerings are extended beyond October 25, 2019, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past October 25, 2019, all subscribers will be notified in writing and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, your order will be cancelled and we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 13,225,000 shares or decreased to less than 9,775,000 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.15% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated or firm commitment underwritten offering, if necessary.

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The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated or firm commitment underwritten offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Sandler O’Neill & Partners, L.P., our marketing agent in the subscription and community offerings, will use its best efforts to assist us in selling shares of our common stock in the subscription and community offerings but is not obligated to purchase any shares of common stock in the subscription and community offerings.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of New Provident for shares of Old Provident are based on an independent appraisal of the estimated market value of New Provident, assuming the offering has been completed. RP Financial, LC., our independent appraiser, has estimated that, as of May 10, 2019, this market value was $219.5 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $186.6 million and a maximum of $252.5 million. Based on this valuation range, the 52.3% ownership interest of Provident Bancorp in Old Provident as of March 31, 2019 being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by New Provident ranges from 9,775,000 shares to 13,225,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 1.9354 shares at the minimum of the offering range to 2.6185 shares at the maximum of the offering range, and will generally preserve the existing percentage ownership of public stockholders.

The appraisal is based in part on Old Provident’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded bank holding companies and savings and loan holding companies that RP Financial, LC. considers comparable to Old Provident. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets (1)
			(In millions)
ESSA Bancorp, Inc.	ESSA	Stroudsburg, PA	$1,836
Hingham Institution for Savings	HIFS	Hingham, MA	$2,497
HMN Financial, Inc.	HMNF	Rochester, MN	$723
PCSB Financial Corporation	PCSB	Yorktown Heights, NY	$1,524
Prudential Bancorp, Inc.	PBIP	Philadelphia, PA	$1,202
Severn Bancorp, Inc.	SVBI	Annapolis, MD	$974
Standard AVB Financial Corp.	STND	Monroeville, PA	$990
Waterstone Financial, Inc.	WSBF	Wauwatosa, WI	$1,929
Wellesley Bancorp, Inc.	WEBK	Wellesley, MA	$912
Western New England Bancorp, Inc.	WNEB	Westfield, MA	$2,116

(1)	Asset size for all companies is as of March 31, 2019, with the exception of Severn Bancorp, Inc., where asset size is as of December 31, 2018.

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The following table presents a summary of selected pricing ratios for New Provident (on a pro forma basis) as of and for the twelve months ended March 31, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2019, with stock prices as of May 10, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 21.2% on a price-to-book value basis, a discount of 24.4% on a price-to-tangible book value basis, and a premium of 40.2% on a price-to-earnings basis.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New Provident (on a pro forma basis, assuming completion of the conversion)
Maximum	26.83	x	104.17%	104.17%
Midpoint	23.19	x	96.62%	96.62%
Minimum	19.59	x	87.87%	87.87%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	16.54	x	122.55%	122.55%
Medians	14.75	x	121.56%	121.56%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

Effect of Provident Bancorp’s Assets on Minority Stock Ownership

Public stockholders of Old Provident will receive shares of common stock of New Provident in exchange for their shares of common stock of Old Provident pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public stockholders with the same ownership percentage of the common stock of New Provident after the conversion as their ownership percentage in Old Provident immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by Provident Bancorp (other than shares of stock of Old Provident), which assets consist primarily of cash. Provident Bancorp had net assets of $372,000 as of March 31, 2019, not including Old Provident common stock. This adjustment would decrease Old Provident’s public stockholders’ ownership interest in New Provident from 47.7% to 47.6%, and would increase the ownership interest of persons who purchase stock in the offering from 52.3% (the amount of Old Provident’s outstanding common stock held by Provident Bancorp) to 52.4%.

The Exchange of Existing Shares of Old Provident Common Stock

If you are a stockholder of Old Provident immediately prior to the completion of the conversion, your shares will be exchanged for shares of common stock of New Provident. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Old Provident common stock owned by public stockholders immediately prior to the completion of the conversion. The following table shows how the exchange ratio (rounded to four decimal places) will adjust, based on the appraised value of New Provident as of May 10, 2019, assuming public stockholders of Old Provident own 4,587,499 shares of Old Provident common stock and Provident Bancorp had net assets of $372,000 immediately prior to the completion of the conversion. The table also shows the number of shares of New Provident common stock a hypothetical owner of Old Provident common stock would receive in exchange for 100 shares of Old Provident common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

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	Shares to be Sold in This Offering		Shares of New Provident to be Issued for Shares of Old Provident		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)

Minimum	9,775,000	52.4%	8,878,601	47.6%	18,653,601	1.9354	$19.35	$22.02	193
Midpoint	11,500,000	52.4	10,445,413	47.6	21,945,413	2.2769	22.77	23.59	227
Maximum	13,225,000	52.4	12,012,225	47.6	25,237,225	2.6185	26.18	25.14	261

(1)	Represents the value of shares of New Provident common stock to be received in the conversion by a holder of one share of Old Provident, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of New Provident common stock will be issued to any public stockholder of Old Provident. For each fractional share that otherwise would be issued, New Provident will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Old Provident common stock also will convert into and become options to purchase shares of New Provident common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At March 31, 2019, there were 396,438 outstanding options to purchase shares of Old Provident common stock, 151,272 of which have vested. Such outstanding options will be converted into options to purchase 767,266 shares of common stock at the minimum of the offering range and 1,038,073 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 3.9% at the minimum of the offering range.

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the stock offering in The Provident Bank, fund the loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering at New Provident. Therefore, assuming we sell 11,500,000 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $112.5 million, we intend to invest $56.2 million in The Provident Bank, loan to our employee stock ownership plan $9.2 million to fund its purchase of shares of common stock, and retain the remaining $47.0 million of the net proceeds at New Provident, to be used as described below, subject to change as New Provident’s Board of Directors may determine from time to time.

New Provident may use the proceeds it retains for investment, to pay cash dividends, to repurchase shares of common stock, to acquire other financial institutions or financial services companies and for other general corporate purposes. The Provident Bank may use the proceeds it receives to support increased lending, enhance existing, or support the growth and development of, new products and services or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies and for other general corporate purposes. We do not currently have any agreements or understandings regarding any acquisition transactions.

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Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at The Provident Bank with aggregate balances of at least $50 at the close of business on May 31, 2018.

(ii)	To our tax-qualified employee benefit plans (including The Provident Bank’s employee stock ownership plan and The Provident Bank’s 401(k) plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering.

(iii)	To employees, officers, directors, trustees and corporators of The Provident Bank or Provident Bancorp who do not have a higher purchase priority.

Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham, and second to other members of the general public. The community offering is expected to begin concurrently with the subscription offering, but may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering through a syndicated or firm commitment underwritten offering. Sandler O’Neill & Partners, L.P. will act as sole book-running manager for any syndicated or firm commitment underwritten offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated or firm commitment underwritten offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated or firm commitment underwritten offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. A detailed description of the subscription offering, the community offering and the syndicated or firm commitment underwritten offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual may purchase more than 50,000 shares ($500,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 150,000 shares ($1.5 million) of common stock:

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	your spouse or relatives of you or your spouse living in your house or who is a director, trustee or officer of Old Provident, Provident Bancorp, New Provident or The Provident Bank; or

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•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 150,000 shares ($1.5 million).

The following relatives of directors and officers will be considered “associates” of these individuals regardless of whether they share a household with the director or officer: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Old Provident other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Old Provident common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. If, based on your current ownership level, you will own more than 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of Old Provident common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection prior to acquiring 10% or more of New Provident’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable directly to “Provident Bancorp, Inc.”; or

(ii)	authorizing us to withdraw available funds (without any early withdrawal penalty) from your The Provident Bank interest-bearing deposit account(s) designated on the order form.

The Provident Bank is not permitted to lend funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use a The Provident Bank line of credit check or any type of third-party check to pay for shares of common stock. No wire transfer will be accepted without our prior approval. You may not designate withdrawal from The Provident Bank’s accounts with check-writing privileges; instead, please submit a check. You may not authorize direct withdrawal from a The Provident Bank individual retirement account, or IRA. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Provident Bancorp, Inc. or authorization to withdraw funds from one or more of your The Provident Bank deposit accounts, provided that the stock order form is received before 5:00 p.m., Eastern Time, on September 10, 2019, which is the end of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to our Stock Information Center, which will be located at 5 Market Street, Amesbury, Massachusetts 01913. You may also hand-deliver stock order forms to the Stock Information Center. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our banking offices. Please do not mail stock order forms to The Provident Bank’s offices.

Please see “The Conversion and Offering— Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

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Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. If you wish to use some or all of the funds in your The Provident Bank individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the September 10, 2019 offering deadline, for assistance with purchases using your individual retirement account or other retirement account you may have at The Provident Bank or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the stock offering.

Market for Common Stock

Existing publicly held shares of Old Provident’s common stock are listed on the Nasdaq Capital Market under the symbol “PVBC.” Upon completion of the conversion, the shares of common stock of New Provident will replace the existing shares, and we expect the shares of New Provident common stock will also trade on the Nasdaq Capital Market under the symbol “PVBC.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of July 29, 2019, Old Provident had approximately 25 registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Our Dividend Policy

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. To date, Old Provident has not paid any dividends.

For information regarding our proposed dividend policy, see “Our Dividend Policy.”

Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 288,050 shares of common stock in the offering, representing 2.9% of shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 989,994 shares of common stock (including stock options exercisable within 60 days of July 29, 2019), or 5.3% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New Provident.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

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Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for purchasing shares of common stock in the subscription and community offerings is 5:00 p.m., Eastern Time, on September 10, 2019, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on September 10, 2019, whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering— Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain order placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion is approved by Old Provident stockholders holding at least two-thirds of the outstanding shares of common stock of Old Provident as of July 29, 2019, including shares held by Provident Bancorp;

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•	The plan of conversion is approved by Old Provident stockholders holding at least a majority of the outstanding shares of common stock of Old Provident as of July 29, 2019, excluding shares held by Provident Bancorp;

•	We sell at least the minimum number of shares of common stock offered in the offering;

•	We receive approval from the Federal Reserve Board to complete the conversion and offering; and

•	We receive the approval of the Massachusetts Commissioner of Banks to complete the conversion and offering.

Provident Bancorp intends to vote its shares in favor of the plan of conversion. At July 29, 2019, Provident Bancorp owned 52.3% of the outstanding shares of common stock of Old Provident. The directors and executive officers of Old Provident and their affiliates owned 233,892 shares of Old Provident (excluding exercisable options), or 2.4% of the outstanding shares of common stock and 5.1% of the outstanding shares of common stock excluding shares held by Provident Bancorp. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 9,775,000 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond October 25, 2019, so long as we resolicit subscribers who previously submitted subscriptions in the offering; and/or

(iii)	increase the shares purchased by the employee stock ownership plan.

If we extend the offering past October 25, 2019, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering. If our pro forma market value at that time is either below $186.6 million or above $252.5 million, then, after consulting with the Federal Reserve Board and the Massachusetts Commissioner of Banks, we may:

•	terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board, the Massachusetts Commissioner of Banks and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.15% per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

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Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of corporators of Provident Bancorp that has been called to vote on the conversion, and at any time after corporator approval with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.15% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all The Provident Bank employees, to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within 12 months following the completion of the conversion or more than 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would reserve a number of shares (i) up to 4% of the shares of common stock sold in the offering (reduced by amounts purchased by our 401(k) plan using its purchase priority in the stock offering) for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Benefit Plans—2016 Equity Incentive Plan.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution
			As a	Resulting	Value of Grants (In
			Percentage of	From	Thousands) (1)
	At Minimum of Offering Range	At Maximum of Offering Range	Common Stock to be Sold in the Offering	Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range

Employee stock ownership plan	782,000	1,058,000	8.0%	N/A (2)	$7,820	$10,580
Restricted stock awards	391,000	529,000	4.0	2.05%	3,910	5,290
Stock options	977,500	1,322,500	10.0	4.98%	2,786	3,769
Total	2,150,500	2,909,500	22.00%	6.83%	$14,516	$19,639

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.85 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 2.41%; and expected volatility of 13.89%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

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We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2016 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under our existing stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of March 31, 2019 regarding our employee stock ownership plan, our 2016 Equity Incentive Plan and our proposed stock-based benefit plan. The table below assumes that 25,237,225 shares are outstanding after the offering, which includes the sale of 13,225,000 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Old Provident using an exchange ratio of 2.6185. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2015 offering (1)		935,203	(2)	$9,352,030		3.71%
Shares to be purchased in this offering		1,058,000		10,580,000		4.19
Total employee stock ownership plan shares		1,993,203		$19,932,030		7.90%

Restricted Stock Awards:	Directors, Officers and Employees
2016 Equity Incentive Plan (1)		467,599	(3)	$ 3,237,565	(4)	1.85%
New shares of restricted stock		529,000		5,290,000	(4)	2.10
Total shares of restricted stock		996,599		$8,527,565		3.95%

Stock Options:	Directors, Officers and Employees
2016 Equity Incentive Plan (1)		1,169,003	(5)	$2,321,488		4.63%
New stock options		1,322,500		3,769,125	(6)	5.24
Total stock options		2,491,503		$6,090,613		9.87%

Total of stock benefit plans		5,481,305		$34,550,208		21.72%

(1)	The number of shares indicated has been adjusted for the 2.6185 exchange ratio at the maximum of the offering range.
(2)	As of March 31, 2019, 249,386 of these shares, or 95,240 shares prior to adjustment for the exchange, have been allocated to participants.
(3)	As of March 31, 2019, 417,816 of these shares, or 159,563 shares prior to adjustment for the exchange, have been awarded, and 161,012 of these shares, or 61,490 shares prior to adjustment for the exchange, have vested.
(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.
(5)	As of March 31, 2019, options to purchase 1,044,449 of these shares, or 398,873 shares prior to adjustment for the exchange, have been awarded, and options to purchase 396,106 of these shares, or 151,272 shares prior to adjustment for the exchange, have vested.
(6)	The weighted-average fair value of stock options to be granted has been estimated at $2.85 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, 10 years; expected volatility, 13.89%; and risk-free rate of return, 2.41%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Tax Consequences

Provident Bancorp, Old Provident, The Provident Bank and New Provident have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of Baker Newman & Noyes LLC regarding the material Massachusetts state tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Provident Bancorp, Old Provident, The Provident Bank, New Provident, persons eligible to subscribe in the subscription offering, or existing stockholders of Old Provident (except for cash paid for fractional shares). Existing stockholders of Old Provident who receive cash in lieu of fractional shares of New Provident will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

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Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) until December 31, 2020, which is the end of the fiscal year following the fifth anniversary of Old Provident’s sale of common stock in its 2015 initial stock offering. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors—Risks Related to Our Business—We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation—Emerging Growth Company Status.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Old Provident elected to comply with new or revised accounting pronouncements in the same manner as a public company, and this election is binding on New Provident.

Risk Factors

An investment in New Provident’s common stock is subject to a number of risks, including risks related to our business and this offering. Specific risks with respect to our business include those related to: our commercial lending activities and the unseasoned nature of our loan portfolio; new lines of business and products; our growth plans; competition; our allowance for loan losses; economic conditions; our providing services to customers in the digital currency industry; our developing international commercial financing as a new product line; the effects of our growth on excess deposit insurance; our government banking deposits; monetary and regulatory policies, changes in laws and regulations and compliance with laws and regulations; systems breaches and customer and employee fraud; risk management; our funding sources; our securities portfolio; our dependence on key personnel; our status as an emerging growth company; our existing equity incentive plan; changes in estimates and assumptions; the performance of the Federal Home Loan Bank of Boston; the discontinuation of the LIBOR index; environmental liability; and protracted government shutdowns.

Specific risks with respect to this offering include those related to: the future trading price of our common stock; our use of the net proceeds; our return on equity following the stock offering; new stock-based benefit plans; anti-takeover factors; our selecting Maryland as the exclusive forum for certain legal matters; stock repurchase regulations; the irrevocability of your investment decision; and the potential adverse tax consequences related to subscription rights.

Please read the information in the section entitled “Risk Factors,” beginning on page 18 for a thorough description of the risks involved.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (978) 834-8505. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

Our emphasis on commercial business lending, commercial real estate, multi-family real estate, construction and land development involves risks that could adversely affect our financial condition and results of operations.

In recent years, we have shifted our loan originations to focus on commercial business loans, while continuing to originate commercial real estate, multi-family real estate, construction and land development loans. We expect this focus to continue as we discontinued one- to four-family residential real estate lending in 2014. As of March 31, 2019, our commercial loan portfolio, which includes commercial business, commercial real estate, multi-family real estate and construction and land development loans, has increased to $798.4 million, or 91.5% of total loans, at March 31, 2019 from $394.4 million, or 78.6% of total loans, at December 31, 2014. Our commercial business loan portfolio totaled $382.6 million at March 31, 2019, and included $147.5 million of enterprise value loans, or 16.9% of our total loan portfolio, and $54.0 million of renewable energy loans, or 6.2% of our total loan portfolio. As a result, our credit risk profile may be higher than traditional savings institutions that have higher concentrations of one- to four-family residential loans. These types of commercial lending activities, while potentially more profitable than one- to four-family residential lending, are generally more sensitive to regional and local economic conditions, making loss levels more difficult to predict. These loans also generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, any charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. Collateral evaluation and financial statement analysis in these types of loans also requires a more detailed analysis at the time of loan underwriting and on an ongoing basis.

Commercial business loans expose us to additional risks since they typically are made on the basis of the borrower’s ability to make repayments from the cash flows of the borrower’s business and are secured by non-real estate collateral that may depreciate over time, may be illiquid and may fluctuate in value based on the success of the business. We expect that our portfolio of commercial business loans will continue to increase as a percentage of our total loan portfolio.

The credit risk related to commercial real estate and multi-family real estate loans is considered to be greater than the risk related to one- to four-family residential or consumer loans because the repayment of commercial real estate loans and multi-family real estate loans typically is dependent on the successful operation of the borrower’s business or the income stream of the real estate securing the loan as collateral, both of which can be significantly affected by conditions in the real estate markets or in the economy. For example, if the cash flows from the borrower’s project is reduced as a result of leases not being obtained or renewed, the borrower’s ability to repay the loan may be impaired. In addition, some of our commercial real estate loans are not fully amortizing and contain large balloon payments upon maturity. These balloon payments may require the borrower to either sell or refinance the underlying property in order to make the balloon payment, which may increase the risk of default or non-payment.

Further, if we foreclose on a commercial real estate or multi-family real estate loan, our holding period for the collateral may be longer than for one- to four-family residential mortgage loans because there are fewer potential purchasers of the collateral, which can result in substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability.

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Construction and land development lending involves additional risks when compared to one- to four-family residential real estate lending because funds are advanced upon the security of the project, which is of uncertain value prior to its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. This type of lending also typically involves higher loan principal amounts and is often concentrated with a small number of builders. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest.

A secondary market for most types of commercial business, commercial real estate, multi-family real estate, and construction and land development loans is not readily available, so we generally do not have an economically feasible opportunity to mitigate credit risk by selling part or all of our interest in these loans.

Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.

A large portion of our commercial loan portfolio is unseasoned, meaning they were originated recently. Our limited experience with these borrowers does not provide us with a significant payment history pattern with which to judge future collectability. Further, these loans have not been subjected to unfavorable economic conditions. As a result, it is difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

New lines of business or new products and services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products and services within existing lines of business. In addition, we will continue to make investments in research, development, and marketing for new products and services. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services we may invest significant time and resources. Initial timetables for the development and introduction of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. Furthermore, if customers do not perceive our new offerings as providing significant value, they may fail to accept our new products and services. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, the burden on management and our information technology of introducing any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, financial condition and results of operations.

Our business strategy includes the continuation of significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

We expect to continue to experience growth in the amount of our assets, the level of our deposits and the scale of our operations. Achieving our growth targets requires us to attract customers that currently bank at other financial institutions in our market, thereby increasing our share of the market. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, the competitive responses from other financial institutions in our market areas and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected.

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Strong competition for banking services could hurt our profits and slow growth.

We face intense competition in making loans and attracting deposits. Price competition for loans and deposits sometimes results in us charging lower interest rates on our loans and paying higher interest rates on our deposits and may reduce our net interest income. Competition also makes it more difficult and costly to attract and retain qualified employees. Many of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. In addition, we face increasing competition for investors’ funds and banking services from other financial service companies such as fintech companies, brokerage firms, money market funds, mutual funds and other corporate and government securities. We may have difficulty entering into new lines of business or new markets that are already served by existing financial institutions or other entities. Conversely, our competitors often aggressively price loan and deposit products when they enter into new lines of business or new market areas. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. If we are not able to effectively compete, our results of operations may be negatively affected. The greater resources and broader offering of deposit and loan products of some of our competitors may also limit our ability to increase our interest-earning assets.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We maintain an allowance for loan losses, which is established through a provision for loan losses that represents management’s best estimate of probable losses within the existing loan portfolio. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio. Additionally, a problem with one or more loans could require us to significantly increase the level of our provision for loan losses. In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Material additions to the allowance would materially decrease our net income.

We may be required to increase our allowance for credit losses as a result of changes to an accounting standard.

In 2016, the Financial Accounting Standards Board (“FASB”) released a new standard for determining the amount of the allowance for credit losses. The new standard will be effective for us for reporting periods beginning January 1, 2020. The new credit loss model will be a significant change from the standard in place today, because it requires the allowance for loan losses to be calculated based on current expected credit losses (commonly referred to as the “CECL model”) rather than losses inherent in the portfolio as of a point in time. When adopted, the CECL model may increase our allowance for credit losses, which could materially affect our financial condition and results of operations. The extent of the increase and its impact to our financial condition is under evaluation, but will ultimately depend upon the nature and characteristics of our portfolio at the adoption date, and the macroeconomic conditions and forecasts at that date; therefore, the potential financial impact is currently unknown.

A worsening of economic conditions could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could have an adverse effect on our results of operations.

Our real estate lending, and a large portion of our commercial business lending, depends primarily on the general economic conditions in Northeastern Massachusetts and Southern New Hampshire. Certain types of our commercial business and some of our consumer loans are originated nationally and will be impacted by national or regional economic conditions. Economic conditions have a significant impact on the ability of the borrowers to repay loans and the value of the collateral securing these loans.

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A deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, in turn reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans;

•	the value of our securities portfolio may decline; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Our profitability, like that of most financial institutions, depends to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.

If interest rates rise, and if rates on our deposits reprice upwards faster than the rates on our long-term loans and investments, we would experience compression of our interest rate spread, which would have a negative effect on our profitability. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase. Conversely, decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to redeploy such loan or securities proceeds into lower-yielding assets, which might also negatively impact our income.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. While we pursue an asset/liability strategy designed to mitigate our risk from changes in interest rates, changes in interest rates can still have a material adverse effect on our financial condition and results of operations. Changes in the level of interest rates also may negatively affect our ability to originate real estate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet or projected operating results.

Our strategy includes accepting deposits from businesses involved in the digital currency industry, the development and regulation of which is difficult to evaluate.

Our business strategy includes providing traditional banking and other services to customers in the digital currency industry, including digital currency exchanges and other industry participants. The digital currency industry includes a diverse set of businesses that use digital currencies for different purposes and provide services to others who use digital currencies. The businesses in which these customers engage involve digital currencies such as bitcoin, other technologies underlying digital currencies such as blockchain, and services associated with digital currencies and blockchain. At March 31, 2019, we had no deposits from digital currency industry participants.

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Digital assets constitute a new and rapidly evolving industry, and the viability and future growth of the industry is subject to various uncertainties, including widespread adoption and use of digital currencies and the underlying technology, regulation of the industry, and price volatility, among other factors. Risks associated with the use of digital currency include its use, or perception of its use, to facilitate fraud, money laundering, tax evasion and ransomware scams; increased regulatory oversight of digital currencies and exchanges, and costs associated with such regulatory oversight; vulnerability to hacking, malware attacks and other cyber-security risks, which can lead to significant losses; price volatility; and consumer perception and demand. Due to such risks, the digital currency industry could suffer losses or slow development, which could adversely affect our digital currency customers. Slow or no growth in the development or acceptance of digital currency networks and blockchain technology may adversely affect our ability to continue to gather deposits from digital currency industry customers. Further, in the future, if digital currency customer deposits decline, we may be forced to rely more heavily on other, potentially more expensive and less stable funding sources.

Digital currency products have been, and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams. If any of our customers do so or are alleged to have done so, it could adversely affect us.

Digital currencies and the digital currency industry are relatively new and, in many cases, lightly regulated or largely unregulated. Some types of digital currency have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital currency transactions and encryption technology that anonymizes these transactions, which make digital currency particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion and ransomware scams. In the past, marketplaces that accepted digital currency payments for illegal activities have been investigated and closed by U.S. law enforcement authorities. Additionally, U.S. regulators have taken legal action against persons alleged to be engaged in fraudulent schemes involving digital currencies. In addition, the Federal Bureau of Investigation has noted the increasing use of digital currency in various ransomware scams.

Although we believe that our risk management and compliance framework, which includes thorough reviews we conduct as part of our due diligence process, is reasonably designed to detect any such illicit activities conducted by our potential or existing customers (or, in the case of digital currency exchanges, their customers), we cannot ensure that we will be able to detect any such illegal activity in all instances. Because the speed, irreversibility and anonymity of certain digital currency transactions make them more difficult to track, fraudulent transactions may be more likely to occur. If one of our customers (or in the case of digital currency exchanges, their customers) were to engage in or be accused of engaging in illegal activities using digital currency, we could be subject to regulatory investigation, fines, sanctions, and reputational damage, all of which would adversely affect our business, financial condition and results of operations. Further, we may experience a reduction in our deposits if such an incident were to cause significant losses to one of our customers.

We are currently developing international commercial financing as a new product line. Such activity involves additional risk compared to national lending activity.

We are currently developing international commercial financing as a new product line. We have focused our efforts on providing financing to foreign companies purchasing U.S. capital equipment and services, and working capital lines of credit to U.S. companies with foreign accounts receivable. As of March 31, 2019, we have originated $492,000 in international working capital lines of credit with total exposure of $2.1 million. As of that date, we have not yet originated a loan to a foreign company purchasing U.S. capital equipment and services, but we have had a number of ongoing discussions regarding originations, which could significantly grow the size of this portfolio. Given the probability of origination for many of these loans is individually low, it is difficult to predict growth in the portfolio, if any. Because of the guarantees associated with these loans, we may originate loans with individual principal balances that are significantly larger than the loans we currently originate. The businesses of international customers may be subject to risks that do not affect customers in our primary market area or in the United States generally, such as currency fluctuations, U.S. or foreign government intervention, economic and other conditions of the country in which the borrower is located or operates, increased risks of theft or fraud, and increased risks of natural disasters. Because we have not yet made any loans to a foreign company purchasing U.S. capital equipment and services, and we have originated limited international working capital lines of credit, it is difficult for us to evaluate the risk of loss associated with lending to international customers.

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If we grow too large, we may lose the benefits of excess deposit insurance provided by the Depositors Insurance Fund.

As a Massachusetts savings bank, our deposits are insured in full beyond federal deposit insurance coverage limits by the Depositors Insurance Fund, a private excess deposit insurer created under Massachusetts law. We believe offering full deposit insurance gives us a competitive advantage for individual, corporate and municipal depositors having deposit balances in excess of Federal Deposit Insurance Corporation insurance limits.  However, the Depositors Insurance Fund may require member savings banks that pose greater than normal loss exposure risk to the Depositors Insurance Fund to take certain risk-mitigating measures or withdraw from the Depositors Insurance Fund and become a Massachusetts trust company by operation of law, subject to the Commissioner of Banks’ approval.  In such an event, we may be required to reduce our level of excess deposits, pay for the reinsurance of our excess deposits, make an additional capital contribution to the Depositors Insurance Fund, provide collateral or take other risk-mitigating measures that the Depositors Insurance Fund may require, which may include entering into reciprocal deposit programs with other financial institutions or reciprocal deposit services. Reducing our excess deposits by taking any of the above risk-mitigating measures, which allows deposits to run off, reduces our overall level of deposits and increases the extent to which we may need to rely in the future on other, more expensive or less stable sources for funding, including Federal Home Loan Bank advances, which would reduce net income. Shifting excess deposits into reciprocal deposit programs may result in higher funding costs, which also would reduce net income

If our government banking deposits were lost within a short period of time, this could negatively impact our liquidity and earnings.

As of March 31, 2019, we held $35.3 million of deposits from municipalities throughout Massachusetts and New Hampshire. These deposits may be more volatile than other deposits. If a significant amount of these deposits were withdrawn within a short period of time, it could have a negative impact on our short-term liquidity and have an adverse impact on our earnings.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the monetary and related policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.

The monetary and related policies of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond The Provident Bank’s control and the effects of such policies upon our business, financial condition and results of operations cannot be predicted.

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Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

The Provident Bank is and New Provident will be subject to extensive regulation, supervision and examination by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of insurance funds and the depositors and borrowers of The Provident Bank rather than for holders of our common stock.

Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with the currently existing tax, accounting, securities, insurance, monetary laws, rules, standards, policies, and interpretations control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of our operations as could our interpretation of those changes.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. We also provide services to non-traditional deposit customers, such as digital currency customers, which require an enhanced Bank Secrecy Act program and enhanced Know Your Customer and compliance policies and procedures. We may become subject to additional regulatory scrutiny as a result of providing products and services to digital currency industry customers. Our primary banking regulators may be less familiar with the digital currency industry, or may consider the industry to involve greater risks than more established industries.

Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or establishing new branches. Although we have developed policies and procedures designed to assist in compliance with these laws and regulations, these policies and procedures may not be effective in preventing violations of these laws and regulations. We have not been subject to fines or other penalties, or suffered business or reputational harm with respect to potential money laundering activities or related laws and regulations, in the past.

We are subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties.

The Community Reinvestment Act (“CRA”), the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions.

The Provident Bank’s CRA compliance is currently evaluated under the Intermediate Small Bank CRA criteria.  However, given our anticipated growth and strategic focus, we will, in the future, need to prepare for the Large Bank CRA criteria or develop and apply for a CRA strategic plan.  In lieu of one of the primary evaluation methods, CRA regulations permit financial institutions to develop a strategic plan with the input of the community. Strategic plans, which must be approved by the financial institution’s banking regulators, allow banks to tailor their performance goals to the needs of their community by working directly with the community to develop the goals. Strategic plans, however, are very uncommon and, as noted above, would be subject to the approval of our banking regulators.

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A successful regulatory challenge to an institution’s performance under the CRA or fair lending laws and regulations could result in a wide variety of sanctions, including the required payment of damages and civil money penalties, injunctive relief, imposition of restrictions on mergers and acquisitions activity and restrictions on expansion. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation. Such actions could have a material adverse effect on our business, financial condition and results of operations.

System failure or breaches of our network security could materially and adversely affect our business, as well as subject us to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure we and our third-party service providers use could be vulnerable to various problems, both foreseeable and unforeseeable. Our ability to provide reliable service to customers and other network participants, as well as our internal operations, depend on the efficient and uninterrupted operation of our computer network systems and data centers as well as those of our retail distributors, network acceptance members and third-party processors, including our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Our business involves the movement of large sums of money, processing large numbers of transactions and managing the data necessary to do both. Interruptions in our service may result for a number of reasons. For example, the data center hosting facilities that we use could be closed without adequate notice or suffer unanticipated problems resulting in lengthy interruptions in our service. Any damage or failure that causes an interruption in our operations could cause customers, retail distributors and other partners to become dissatisfied with our products and services or obligate us to issue credits or pay fines or other penalties to them, and could have a material adverse effect on our financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, continue to implement security technology and establish operational procedures designed to prevent such damage, our security measures may not be successful. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

Although we believe that we have not experienced a security breach or hack, it is possible that a significant amount of time and money may be spent to rectify the harm caused by a breach or hack. Our general liability insurance and business interruption insurance have limitations on coverage and may not be adequate to cover the losses or damages that we incur. Furthermore, cyber incidents carry a greater risk of injury to our reputation. Finally, depending on the type of incident, banking regulators can impose restrictions on our business and consumer laws may require customer reporting and/or reimbursement of customer loss.

Customer or employee fraud subjects us to additional operational risks.

Employee errors and employee and customer misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. Our loans to businesses and individuals and our deposit relationships and related transactions are also subject to exposure to the risk of loss due to fraud and other financial crimes. Misconduct by our employees could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of our customers or improper use of confidential information. It is not always possible to prevent employee errors and misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Employee errors could also subject us to financial claims for negligence. We have not experienced any material financial losses from employee errors, misconduct or fraud. However, if our internal controls fail to prevent or promptly detect an occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our financial condition and results of operations.

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If our enterprise risk management framework is not effective at mitigating risk and loss to us, we could suffer unexpected losses and our results of operations could be materially adversely affected.

Our enterprise risk management framework seeks to achieve an appropriate balance between risk and return, which is critical to optimizing stockholder value. We have established processes and procedures intended to identify, measure, monitor, report and analyze the types of risk to which we are subject, including credit, liquidity, operational, regulatory compliance and reputational. However, as with any risk management framework, there are inherent limitations to our risk management strategies as there may exist, or develop in the future, risks that we have not appropriately anticipated or identified. If our risk management framework proves ineffective, we could suffer unexpected losses and our business and results of operations could be materially adversely affected.

Our continued development of innovative and highly specialized commercial lending products, which is central to our strategic plan, will require us to devote management time and financial resources to make corresponding refinements to our enterprise risk management framework. We may not be successful in designing or implementing adjustments to our enterprise risk management to address changes in one or more of our businesses.

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. These additional sources consist primarily of Federal Home Loan Bank advances, proceeds from the sale of loans, federal funds purchased and brokered certificates of deposit, including deposits obtained through the Certificate of Deposit Registry Service, also known as CDARS. As we continue to grow, we are likely to become more dependent on these sources. Adverse operating results or changes in industry conditions could lead to difficulty or an inability in accessing these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. Our business model may be more highly susceptible than comparably sized banks to fluctuations in our liquidity levels, due to cash needs of customers such as payroll providers, or a decrease in the number of smaller businesses that we service. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and results of operations would be adversely affected.

The level of our commercial real estate loan portfolio subjects us to additional regulatory scrutiny.

Regulators have promulgated guidance that provides that a financial institution that, like us, that is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors, (1) total reported loans for construction, land acquisition and development, and other land represent 100% or more of total capital, or (2) total reported loans secured by multi-family and non-owner occupied, non-farm, non-residential properties, loans for construction, land acquisition and development and other land, and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital. Based on these factors we have a concentration in loans of the type described in (2), above, which represent 161.5% of total bank capital as of March 31, 2019. The particular focus of the guidance is on exposure to commercial real estate loans that are dependent on the cash flows from the real estate held as collateral and that are likely to be at greater risk to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or as an abundance of caution). The purpose of the guidance is to assist banks in developing risk management practices and capital levels commensurate with the level and nature of real estate concentrations. The guidance states that management should employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing. Although we believe we have implemented policies and procedures with respect to our commercial real estate loan portfolio consistent with this guidance, our regulators could require us to implement additional policies and procedures that may result in additional costs to us, may result in a curtailment of our multi-family and commercial real estate lending and/or require that we maintain higher levels of regulatory capital, any of which would adversely affect our loan originations and results of operations.

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We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

Effective January 1, 2015, we became subject to more stringent capital requirements as a result of the implementation of Basel Committee on Banking Supervision (“Basel III”) regulatory capital reforms and changes required by the Dodd-Frank Act. The application of more stringent capital requirements could, among other things, result in lower returns on equity, require the raising of additional capital, and/or result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares.

Changes in the valuation of our securities portfolio could hurt our profits and reduce our capital levels.

Our securities portfolio may be impacted by fluctuations in market value, potentially reducing accumulated other comprehensive income and/or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Management evaluates securities for other-than-temporary impairment on a quarterly basis, with more frequent evaluation for selected issues. In analyzing a debt issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, industry analysts’ reports and, to a lesser extent, spread differentials between the effective rates on instruments in the portfolio compared to risk-free rates. In analyzing an equity issuer’s financial condition, management considers industry analysts’ reports, financial performance and projected target prices of investment analysts within a one-year time frame. If this evaluation shows impairment to the actual or projected cash flows associated with one or more securities, a potential loss to earnings may occur. Changes in interest rates can also have an adverse effect on our financial condition, as our available-for-sale securities are reported at their estimated fair value, and therefore are impacted by fluctuations in interest rates. We increase or decrease our shareholders’ equity by the amount of change in the estimated fair value of the available-for-sale securities, net of taxes. Declines in market value could result in other-than-temporary impairments of these assets, which would lead to accounting charges that could have a material adverse effect on our net income and capital levels.

The Federal Reserve Board may require us to commit capital resources to support The Provident Bank.

Federal law requires that a holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve Board may require a holding company to make capital injections into a troubled subsidiary bank and may charge the holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore may be required to borrow the funds or raise capital. Any loans by a holding company to its subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the institution’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by New Provident to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations.

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Legal and regulatory proceedings and related matters could adversely affect us or the financial services industry in general.

We, and other participants in the financial services industry upon whom we rely to operate, have been and may in the future become involved in legal and regulatory proceedings. Most of the proceedings we consider to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and other participants in the financial services industry or we may not prevail in any proceeding or litigation. There could be substantial cost and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.

Our success depends on hiring, retaining and motivating certain key personnel.

Our performance largely depends on the talents and efforts of highly skilled individuals. We rely on key personnel to manage and operate our business, including major revenue generating functions such as loan and deposit generation. The loss of key staff may adversely affect our ability to maintain and manage these functions effectively, which could negatively affect our revenues. In addition, loss of key personnel could result in increased recruiting and hiring expenses, which could cause a decrease in our net income. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) until December 31, 2020, which is the end of the fiscal year following the fifth anniversary of Old Provident’s sale of common stock in its 2015 initial stock offering. For as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As an emerging growth company, we are also not subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires that our independent auditors attest as to the effectiveness of our internal control over financial reporting. If some investors find our common stock less attractive as a result of any choices to reduce our disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Our 2016 Equity Incentive Plan has increased our expenses and reduced our income, and may dilute your ownership interests.

Our stockholders approved the Provident Bancorp Inc. 2016 Equity Incentive Plan, under which 178,575 shares of restricted stock may be issued and 446,440 shares of common stock may be issued pursuant to stock options that were granted. During the years ended December 31, 2018 and 2017, we recognized $928,000 and $926,000, respectively, in noninterest expense relating to this stock benefit plan, and we may recognize additional expenses in the future as additional grants are made.

We may fund the 2016 Equity Incentive Plan either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund this plan will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. Our intention is to fund the plan through open market purchases. However, stockholders would experience a reduction in ownership interest in the event newly issued shares of our common stock are used to fund stock issuances under the plan.

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Managing reputational risk is important to attracting and maintaining customers, investors and employees.

Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, and questionable or fraudulent activities of our customers. We have policies and procedures in place to protect our reputation and promote ethical conduct, but these policies and procedures may not be fully effective. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our operating results.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing our periodic reports that we file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is required to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our valuation of our stock-based compensation plans, our determination of our income tax provision, and our evaluation of the adequacy of our allowance for loan losses.

Deterioration in the performance or financial position of the Federal Home Loan Bank of Boston might restrict the Federal Home Loan Bank of Boston’s ability to meet the funding needs of its members, cause a suspension of its dividend, and cause its stock to be determined to be impaired.

Significant components of The Provident Bank’s liquidity needs are met through its access to funding pursuant to its membership in the Federal Home Loan Bank of Boston. The Federal Home Loan Bank of Boston is a cooperative that provides services to its member banking institutions. The primary reason for joining the Federal Home Loan Bank of Boston is to obtain funding. The purchase of stock in the Federal Home Loan Bank of Boston is a requirement for a member to gain access to funding. Any deterioration in the Federal Home Loan Bank of Boston’s performance or financial condition may affect our ability to access funding and/or require us to deem the required investment in Federal Home Loan Bank of Boston stock to be impaired. If we are not able to access funding, we may not be able to meet our liquidity needs, which could have an adverse effect on the results of operations or financial condition. Similarly, if we deem all or part of our investment in Federal Home Loan Bank of Boston stock impaired, such action could have a material adverse effect on our results of operations or financial condition.

We may be required to transition from the use of the LIBOR interest rate index in the future.

We have certain loans and investment securities indexed to LIBOR to calculate the loan interest rate. The continued availability of the LIBOR index is not guaranteed after 2021. We cannot predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted. At this time, no consensus exists as to what rate or rates may become acceptable alternatives to LIBOR (with the exception of overnight repurchase agreements, which are expected to be based on the Secured Overnight Financing Rate, or SOFR). The language in our LIBOR-based contracts and financial instruments has developed over time and may have various events that trigger when a successor rate to the designated rate would be selected. If a trigger is satisfied, contracts and financial instruments may give the calculation agent discretion over the substitute index or indices for the calculation of interest rates to be selected. The implementation of a substitute index or indices for the calculation of interest rates under our loan agreements with our borrowers may result in our incurring significant expenses in effecting the transition, may result in reduced loan balances if borrowers do not accept the substitute index or indices, and may result in disputes or litigation with customers over the appropriateness or comparability to LIBOR of the substitute index or indices, which could have an adverse effect on our results of operations.

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We are subject to environmental liability risk associated with lending activities

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If so, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Although we have policies and procedures to perform an environmental review before initiating any foreclosure action on nonresidential real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

A protracted government shutdown could negatively affect our financial condition and results of operations.

A protracted federal government shutdown result in reduced income for government employees or employees of companies that engage in business with the federal government, which could result in greater loan delinquencies, increases in our nonperforming, criticized and classified assets and a decline in demand for our products and services.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of New Provident and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $39.9 million and $54.2 million of the net proceeds of the offering in The Provident Bank. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including, subject to regulatory limitations, the repurchase shares of common stock and the payment of dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. The Provident Bank may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility and broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation or the Federal Reserve Board. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds. Our failure to utilize these funds effectively would reduce our profitability and may adversely affect the value of our common stock. Furthermore, we may utilize the funds in a manner that stockholders disagree with.

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Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the stock offering. Our return on equity will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Our annualized return on average equity was 6.75% for the three months ended March 31, 2019, with consolidated equity of $128.3 million at March 31, 2019. Our pro forma consolidated equity as of March 31, 2019, assuming completion of the offering, is estimated to be between $212.3 million at the minimum of the offering range and $242.3 million at the maximum of the offering range. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. In the event we adopt stock-based benefit plans within 12 months following the conversion, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than 12 months after the completion of the conversion, our costs would increase further.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering and for our new stock-based benefit plans has been estimated to be approximately $2.5 million ($1.9 million after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. Although our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 6.83% dilution in ownership interest at the maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 10% and 4%, respectively, of the shares sold in the offering. In the event we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

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Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our existing and proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our Board of Directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of New Provident without our Board of Directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board before acquiring control of a bank holding company. Acquisition of 10% or more of any class of voting stock of a bank holding company, including shares of our common stock or shares of our preferred stock were those shares to become entitled to vote upon the election of two directors because of missed dividends, creates a rebuttable presumption that the acquirer “controls” the bank holding company. Also, a bank holding company must obtain the prior approval of the Federal Reserve Board before, among other things, acquiring direct or indirect ownership or control of more than 5% of any class of voting shares of any bank, including The Provident Bank.

There also are provisions in our articles of incorporation that may be used to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of the shares of common stock outstanding. Furthermore, shares of restricted stock and stock options that we have granted or may grant to employees and directors, stock ownership by our management and directors, employment agreements that we have entered into with our executive officers and other factors may make it more difficult for companies or persons to acquire control of New Provident without the consent of our Board of Directors. Taken as a whole, these statutory provisions and provisions in our articles of incorporation could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on Acquisition of New Provident,” “Management—Employment Agreements” and “—Benefits to be Considered Following Completion of the Conversion.”

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New Provident’s articles of incorporation provide that state and federal courts located in the State of Maryland will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

New Provident’s articles of incorporation generally provide that, unless we consent in writing to the selection of an alternative forum, Maryland is the sole and exclusive forum for any derivative action or proceeding brought on behalf of New Provident, any action asserting a claim of breach of a fiduciary duty, any action asserting a claim arising pursuant to any provision of Maryland corporate law, or any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our articles of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations restrict us from repurchasing our shares of common stock during the first year following the stock offering unless extraordinary circumstances exist, and limit us from repurchasing our shares of common stock during the first three years following the stock offering. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock during the first year following the stock offering and limitations on our ability to repurchase our shares of common stock during the first three years following the stock offering may negatively affect our stock price.

You may not revoke your decision to purchase New Provident common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated or firm commitment underwritten offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond October 25, 2019, or the number of shares to be sold in the offering is increased to more than 13,225,000 shares or decreased to fewer than 9,775,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors of The Provident Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Old Provident and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Provident contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at and for the years ended December 31, 2018 and 2017 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at and for the years ended December 31, 2016, 2015 and 2014 is derived in part from audited consolidated financial statements that do not appear in this prospectus. The information at March 31, 2019 and for the three months ended March 31, 2019 and 2018 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the results to be achieved for the full fiscal year ending December 31, 2019.

	At March 31,	At December 31,
	2019	2018	2017	2016	2015	2014
	(In thousands)
Financial Condition Data:
Total assets	$998,519	$974,079	$902,265	$795,543	$743,397	$658,606
Cash and cash equivalents	23,726	28,613	47,689	10,705	20,464	9,558
Securities available-for-sale	49,662	51,403	61,429	117,867	80,984	76,032
Securities held-to-maturity	—	—	—	—	44,623	45,559
Federal Home Loan Bank stock, at cost	3,515	2,650	1,854	2,787	3,310	3,642
Loans receivable, net (1)	859,269	835,528	742,138	624,425	554,929	494,183
Bank-owned life insurance	26,403	26,226	25,540	19,395	18,793	12,144
Deferred tax asset, net	6,589	6,437	4,920	4,913	5,056	3,632
Deposits	775,277	768,096	750,057	627,982	577,235	536,684
Borrowings	79,942	68,022	26,841	49,858	57,423	39,237
Total shareholders' equity (2)	128,272	125,584	115,777	109,149	101,406	75,791

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands)
Operating Data:
Interest and dividend income	$12,129	$9,753	$42,340	$35,782	$28,894	$25,452	$23,266
Interest expense	1,971	1,034	5,213	3,726	2,785	2,174	2,291
Net interest and dividend income	10,158	8,719	37,127	32,056	26,109	23,278	20,975
Provision for loan losses	1,462	656	3,329	2,929	703	805	1,452
Net interest and dividend income after provision for loan losses	8,696	8,063	33,798	29,127	25,406	22,473	19,523
Noninterest income (3)	1,046	1,013	4,178	9,955	4,435	3,806	3,913
Noninterest expense (4)	6,746	6,376	25,414	23,749	20,477	21,093	17,421
Income before income taxes	2,996	2,700	12,562	15,333	9,364	5,186	6,015
Income tax expense (5)	778	678	3,237	7,418	3,025	1,363	1,453
Net income	$2,218	$2,022	$9,325	$7,915	$6,339	$3,823	$4,562

(1)	Excludes loans held-for-sale.
(2)	Includes retained earnings and accumulated other comprehensive income/loss.
(3)	Includes gain on sales of securities, net in 2017 of $5.9 million, as we divested all of our equity securities during the fourth quarter in 2017.
(4)	Includes the expense related to the funding of the charitable foundation in 2015 of $2.2 million.
(5)	Includes the expense related to the Tax Cuts and Jobs Act in 2017 of $2.0 million.

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	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2019 (1)	2018 (1)	2018	2017	2016	2015	2014

Performance Ratios:
Return on average assets	0.90%	0.91%	1.03%	0.91%	0.84%	0.56%	0.71%
Return on average equity	6.75%	6.92%	7.75%	6.84%	5.98%	4.07%	6.24%
Interest rate spread (2)	4.04%	3.95%	4.05%	3.71%	3.46%	3.41%	3.32%
Net interest margin (3)	4.40%	4.17%	4.33%	3.90%	3.65%	3.58%	3.46%
Efficiency ratio (4)	60.82%	65.52%	61.53%	65.79%	68.59%	78.80%	71.22%
Average interest-earning assets to average interest-bearing liabilities	142.11%	144.55%	146.01%	142.10%	147.58%	148.35%	137.39%
Average equity to average assets	13.30%	13.19%	13.26%	13.32%	14.06%	13.71%	11.43%
Average common equity to average assets	13.30%	13.19%	13.26%	13.32%	14.06%	11.29%	8.75%
Earnings per share – basic	$0.24	$0.22	$1.01	$0.86	$0.69	N/A	N/A
Earnings per share – diluted	$0.24	$0.22	$1.00	$0.86	$0.69	N/A	N/A

Regulatory Capital Ratios:
Total capital to risk weighted assets (bank only)	14.45%	15.00%	14.55%	14.96%	15.88%	17.06%	15.37%
Tier 1 capital to risk weighted assets (bank only)	13.20%	13.75%	13.30%	13.71%	14.41%	15.64%	13.87%
Tier 1 capital to average assets (bank only)	12.20%	12.36%	12.69%	11.80%	12.59%	13.42%	11.30%
Common equity tier 1 capital (bank only)	13.20%	13.75%	13.30%	13.71%	14.41%	15.64%	N/A

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans (5)	1.36%	1.33%	1.38%	1.30%	1.36%	1.40%	1.44%
Allowance for loan losses as a percentage of non-performing loans	141.58%	106.80%	186.55%	108.02%	542.98%	346.10%	142.15%
Net charge-offs to average outstanding loans during the period	0.59%	0.09%	0.18%	0.25%	—	0.02%	0.06%
Non-performing loans as a percentage of total loans (5)	0.96%	1.24%	0.74%	1.20%	0.25%	0.41%	1.01%
Non-performing loans as a percentage of total assets	0.84%	1.08%	0.64%	1.00%	0.20%	0.31%	0.77%
Total non-performing assets as a percentage of total assets	1.01%	1.08%	0.81%	1.00%	0.20%	0.31%	0.77%

Other:
Number of offices	8	8	8	8	7	7	7
Number of full-time equivalent employees	125	129	123	126	121	108	111

(1)	Annualized where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on securities available for sale, net.
(5)	Loans are presented before the allowance but include deferred costs/fees.

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RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of Old Provident and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Provident contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at December 31, 2018 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at June 30, 2019 and for the three and six months ended June 30, 2019 and 2018 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three and six months ended June 30, 2019 are not necessarily indicative of the results to be achieved for the full fiscal year ending December 31, 2019.

	At June 30, 2019	At December 31, 2018
	(In thousands)
Financial Condition Data:
Total assets	$1,031,175	$974,079
Cash and cash equivalents	28,281	28,613
Securities available-for-sale	48,590	51,403
Federal Home Loan Bank stock, at cost	3,836	2,650
Loans receivable, net (1)	885,126	835,528
Bank-owned life insurance	26,576	26,226
Deferred tax asset, net	6,398	6,437
Deposits	803,402	768,096
Borrowings	81,963	68,022
Total shareholders' equity (2)	131,763	125,584

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Operating Data:
Interest and dividend income	$12,731	$10,377	$24,860	$20,130
Interest expense	2,130	1,213	4,101	2,247
Net interest and dividend income	10,601	9,164	20,759	17,883
Provision for loan losses	1,354	638	2,816	1,294
Net interest and dividend income after provision for loan losses	9,247	8,526	17,943	16,589
Noninterest income	1,056	1,118	2,102	2,131
Noninterest expense	6,883	6,411	13,629	12,787
Income before income taxes	3,420	3,233	6,416	5,933
Income tax expense	889	843	1,667	1,521
Net income	$2,531	$2,390	$4,749	$4,412

(1)	Excludes loans held-for-sale.
(2)	Includes retained earnings and accumulated other comprehensive income/loss.

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	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2019 (1)	2018 (1)	2019 (1)	2018 (1)

Performance Ratios:
Return on average assets	1.01%	1.07%	0.95%	0.99%
Return on average equity	7.77%	8.04%	7.26%	7.49%
Interest rate spread (2)	4.10%	4.09%	4.07%	4.01%
Net interest margin (3)	4.50%	4.35%	4.45%	4.26%
Efficiency ratio (4)	59.05%	62.35%	59.91%	63.89%
Average interest-earning assets to average interest-bearing liabilities	143.91%	146.29%	143.02%	145.42%
Average equity to average assets	12.98%	13.32%	13.14%	13.25%
Average common equity to average assets	12.98%	13.32%	13.14%	13.25%
Earnings per share – basic	$0.27	$0.26	$0.51	$0.48
Earnings per share – diluted	$0.27	$0.26	$0.51	$0.47

Regulatory Capital Ratios:
Total capital to risk weighted assets (bank only)	14.20%	15.02%	14.20%	15.02%
Tier 1 capital to risk weighted assets (bank only)	12.96%	13.77%	12.96%	13.77%
Tier 1 capital to average assets (bank only)	12.30%	12.58%	12.30%	12.58%
Common equity tier 1 capital (bank only)	12.96%	13.77%	12.96%	13.77%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans (5)	1.31%	1.36%	1.31%	1.36%
Allowance for loan losses as a percentage of non-performing loans	217.61%	149.13%	217.61%	149.13%
Net charge-offs to average outstanding loans during the period	0.65%	0.13%	0.62%	0.11%
Non-performing loans as a percentage of total loans (5)	0.60%	0.91%	0.60%	0.91%
Non-performing loans as a percentage of total assets	0.53%	0.77%	0.53%	0.77%
Total non-performing assets as a percentage of total assets	0.69%	0.77%	0.69%	0.77%

Other:
Number of offices	7	8	7	8
Number of full-time equivalent employees	127	129	127	129

(1)	Annualized where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on securities available for sale, net.
(5)	Loans are presented before the allowance but include deferred costs/fees.

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Comparison of Financial Condition

Assets. Total assets were $1.0 billion at June 30, 2019, representing an increase of $57.1 million, or 5.9%, from $974.1 million at December 31, 2018. The increase resulted primarily from increases in net loans of $49.6 million, premises and equipment of $6.7 million, and other assets of $1.8 million. The increases were partially offset by decreases in available-for-sale investment securities of $2.8 million.

Securities. Investments in available-for-sale securities decreased $2.8 million, or 5.5%, to $48.6 million at June 30, 2019 from $51.4 million at December 31, 2018. The decrease is primarily due to principal paydowns on government mortgage-backed securities partially, offset by an increase in the fair value of the securities.

Loans. At June 30, 2019, net loans were $885.1 million, or 85.8% of total assets, compared to $835.5 million, or 85.8% of total assets, at December 31, 2018. Increases in commercial loans of $36.5 million, or 10.1%, and in commercial real estate loans of $24.2 million, or 6.6%, were partially offset by decreases in residential real estate loans of $4.9 million, or 8.6%, construction and land development loans of $4.1 million, or 9.2%, and consumer loans of $1.6 million, or 8.1%. Our commercial loan growth is attributed to a continued focus on our specialized renewable energy loans and enterprise value loans. Renewable energy loans increased $4.3 million, or 8.5%, to $54.7 million at June 30, 2019 from $50.4 million at December 31, 2018. Enterprise value loans increased $15.0 million, or 10.8%, to $153.8 million at June 30, 2019 from $138.8 million at December 31, 2018.

The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated, excluding loans held for sale.

	At June 30, 2019		At December 31, 2018
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate:
Residential (1)	$52,445	5.84%	$57,361	6.76%
Commercial (2)	389,068	43.30	364,867	43.00
Construction and land development	40,491	4.51	44,606	5.26
Commercial (3)	398,277	44.32	361,782	42.64
Consumer	18,215	2.03	19,815	2.34
Total loans	898,496	100.00%	848,431	100.00%
Deferred loan fees, net	(1,580)		(1,223)
Allowance for loan losses	(11,790)		(11,680)
Loans, net	$885,126		$835,528

(1)	Includes home equity loans and lines of credit.
(2)	Includes multi-family real estate loans.
(3)	At June 30, 2019, included $153.8 million of enterprise value loans and $54.7 million of renewable energy loans.

Premises and Equipment. Premises and equipment increased $6.7 million, or 41.6%, to $22.8 million at June 30, 2019, from $16.1 million at December 31, 2018. The increase was primarily due to increases in construction in progress costs and the adoption of FASB Accounting Standards Update No. 2016-02, Leases (Topic 842). In January 2017, we purchased a building in Portsmouth, New Hampshire with the intention of using a majority of the space for banking operations. The construction in progress costs increased $3.1 million, or 55.4%, to $8.6 million at June 30, 2019 from $5.6 million at December 31, 2018. ASU No. 2016-02 became effective January 1, 2019 and required us to recognize on our balance sheet right-of-use assets, which approximate the present value of the remaining lease payments. As of June 30, 2019, the balance of the right-of-use assets was $3.8 million.

Other Assets. Other assets increased $1.8 million, or 63.9%, to $4.6 million at June 30, 2019 from $2.8 million at December 31, 2018. The increase is primarily due to an increase in receivables and deferred expenses from our second-step conversion and related stock offering.

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Deposits. The following table sets forth the distribution of total deposits by account type at the dates indicated.

	At June 30, 2019		At December 31, 2018
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Noninterest bearing	$219,497	27.32%	$195,293	25.43%
Negotiable order of withdrawal (NOW)	107,297	13.36	136,771	17.81
Savings accounts	119,433	14.87	109,322	14.23
Money market deposit accounts	219,683	27.34	229,314	29.85
Certificates of deposit	137,492	17.11	97,396	12.68
Total	$803,402	100.00%	$768,096	100.00%

Total deposits increased $35.3 million, or 4.6%, to $803.4 million at June 30, 2019 from $768.1 million at December 31, 2018. The primary reason for the increase in deposits was due to an increase of $40.1 million, or 41.2%, in time deposits and an increase of $10.1 million, or 9.2%, in savings accounts, partially offset by a decrease in NOW and demand deposits of $5.3 million, or 1.6%, and a decrease of $9.6 million, or 4.2% in money market accounts. The increase in time deposits is primarily due to increases in brokered certificates of deposit of $24.7 million, or 44.4%, and an increase of $15.3 million, or 294.7%, from Qwickrate, where we gather certificates of deposit nationwide by posting rates we will pay on these deposits. The increase in savings accounts is primarily due to municipal deposits. NOW and demand deposits and money market accounts decreased due to the decrease in some of our high rate relationships.

Borrowings. Borrowings at June 30, 2019 consisted of Federal Home Loan Bank advances and at December 31, 2018 consisted of Federal Home Loan Bank advances and Federal Reserve Bank borrowings from the borrower-in-custody program. Borrowings increased $13.9 million, or 20.5%, to $82.0 million at June 30, 2019 from $68.0 million at December 31, 2018. The increase was primarily due to funding loan growth.

The following table sets forth information concerning balances and interest rates on Federal Home Loan Bank advances and Federal Reserve Bank borrower-in-custody borrowings at the dates and for the periods indicated.

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2019	2018	2019	2018
	(Dollars in thousands)

Balance outstanding at end of period	$81,963	$39,881	$81,963	$39,881
Weighted average interest rate at end of period	2.40%	2.29%	2.40%	2.29%
Maximum amount of borrowings outstanding at any month end during the period	$100,266	$46,275	$100,266	$46,275
Average balance outstanding during the period	$90,710	$36,947	$85,625	$29,920
Weighted average interest rate during the period	2.64%	2.21%	2.65%	2.13%

Other Liabilities. Other liabilities decreased $2.2 million, or 18.0%, to $10.1 million at June 30, 2019 from $12.4 million at December 31, 2018. The decrease was primarily due to the settlement of a lawsuit involving certain subordinated lienholders that disputed the priority of our liens and our right to retain proceeds from a foreclosure sale.

Shareholders’ Equity. Total shareholders’ equity increased $6.2 million, or 4.9%, to $131.8 million at June 30, 2019, from $125.6 million at December 31, 2018. The increase was due to year-to-date net income of $4.7 million, other comprehensive income of $639,000, stock-based compensation expense of $510,000 and employee stock ownership plan shares earned of $281,000. Book value per share increased to $13.69 at June 30, 2019 from $13.05 at December 31, 2018.

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Asset Quality

The following table sets forth information regarding our non-performing assets at the dates indicated.

	At June 30, 2019	At December 31, 2018
	(Dollars in thousands)

Non-accrual loans:
Real Estate:
Residential	$1,052	$850
Commercial	519	519
Construction and land development	—	—
Commercial	3,760	4,830
Consumer	87	62
Total non-accrual loans	5,418	6,261

Accruing loans past due 90 days or more	—	—
Other real estate owned	1,740	1,676
Total non-performing assets	$7,158	$7,937

Total loans (1)	$896,916	$847,208
Total assets	$1,031,175	$974,079

Total non-performing loans to total loans (1)	0.60%	0.74%
Total non-performing assets to total assets	0.69%	0.81%

(1)	Loans are presented before allowance for loan losses, but include deferred loan costs/fees.

The decrease in non-performing commercial loans at June 30, 2019 compared to December 31, 2018 was primarily due to workouts of the portfolio. Non-accrual loans as of June 30, 2019 consist primarily of three commercial relationships. Of the three relationships, two were originated through the BancAlliance network. BancAlliance has a membership of approximately 200 community banks that together participate in middle market commercial and industrial loans as a way to diversify their commercial portfolio. Our last BancAlliance loan origination was in February 2017 and at this time we are not anticipating originating any new loans through this network. All impaired loan relationships have been evaluated and specific reserves of $163,000 were allocated as of June 30, 2019.

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The following table sets forth the accruing and non-accruing status of troubled debt restructurings at the dates indicated.

	At June 30, 2019		At December 31, 2018
	Non- Accruing	Accruing	Non- Accruing	Accruing
	(In thousands)
Troubled Debt Restructurings:
Real estate:
Residential	$—	$379	$—	$388
Commercial	—	1,304	—	1,334
Construction and land development	—	—	—	—
Commercial	2,081	396	1,089	462
Consumer	—	—	—	—
Total	$2,081	$2,079	$1,089	$2,184

Total troubled debt restructurings increased in 2019 primarily due to our restructuring one of our BancAlliance loans.

Allowance for Loan Losses. The allowance for loan losses is maintained at levels considered adequate by management to provide for probable loan losses inherent in the loan portfolio as of the consolidated balance sheet reporting dates. The allowance for loan losses is based on management’s assessment of various factors affecting the loan portfolio, including portfolio composition, delinquent and non-accrual loans, national and local business conditions and loss experience and an overall evaluation of the quality of the underlying collateral.

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The following table sets forth activity in our allowance for loan losses for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Dollars in thousands)

Allowance at beginning of period	$11,857	$10,236	$11,680	$9,757
Provision for loan losses	1,354	638	2,816	1,294
Charge offs:
Real estate:
Residential	—	—	—	—
Commercial	—	—	—	—
Construction and land development	—	—	—	—
Commercial	1,190	31	2,223	51
Consumer	266	232	547	398
Total charge-offs	1,456	263	2,770	449

Recoveries:
Real estate:
Residential	4	—	4	—
Commercial	—	—	—	—
Construction and land development	—	—	—	—
Commercial	5	—	15	1
Consumer	26	19	45	27
Total recoveries	35	19	64	28

Net charge-offs	1,421	244	2,706	421

Allowance at end of period	$11,790	$10,630	$11,790	$10,630

Non-performing loans at end of period	$5,418	$7,128	$5,418	$7,128
Total loans outstanding at end of period (1)	$896,916	$780,735	$896,916	$780,735
Average loans outstanding during the period (1)	$880,501	$772,775	$872,912	$769,887

Allowance to non-performing loans	217.61%	149.13%	217.61%	149.13%
Allowance to total loans outstanding at end of the period	1.31%	1.36%	1.31%	1.36%
Net charge-offs to average loans outstanding during the period (2)	0.65%	0.13%	0.62%	0.11%

(1)	Loans are presented before the allowance for loan losses but include deferred fees/costs.
(2)	Annualized.

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Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30, 2019		At December 31, 2018
	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate:
Residential	$231	5.84%	$251	6.76%
Commercial	4,579	43.30	4,152	43.00
Construction and land development	649	4.51	738	5.26
Commercial	5,289	44.32	5,742	42.64
Consumer	928	2.03	710	2.34
Total allocated allowance for loan losses	11,676	100.00%	11,593	100.00%
Unallocated	114		87
Total	$11,790		$11,680

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Average Balance Sheets and Related Yields and Rates

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as we consider the amount of tax-free interest-earning assets to be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended June 30,
	2019			2018
	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$880,501	$12,270	5.57%	$772,775	$9,925	5.14%
Short-term investments	8,859	41	1.85%	10,722	42	1.57%
Investment securities	49,188	366	2.98%	56,872	388	2.73%
Federal Home Loan Bank stock	3,986	54	5.42%	2,058	22	4.28%
Total interest-earning assets	942,534	12,731	5.40%	842,427	10,377	4.93%
Noninterest-earning assets	60,743			49,966
Total assets	$1,003,277			$892,393

Interest-bearing liabilities:
Savings accounts	$109,052	$78	0.29%	$110,986	$56	0.20%
Money market accounts	223,318	667	1.19%	218,775	507	0.93%
Now accounts	108,963	113	0.41%	114,174	146	0.51%
Certificates of deposit	122,896	673	2.19%	94,998	300	1.26%
Total interest-bearing deposits	564,229	1,531	1.09%	538,933	1,009	0.75%
Borrowings	90,710	599	2.64%	36,947	204	2.21%
Total interest-bearing liabilities	654,939	2,130	1.30%	575,880	1,213	0.84%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	203,706			186,719
Other noninterest-bearing liabilities	14,362			10,913
Total liabilities	873,006			773,512
Total equity	130,271			118,881
Total liabilities and equity	$1,003,277			$892,393

Net interest income		$10,601			$9,164
Interest rate spread (2)			4.10%			4.09%
Net interest-earning assets (3)	$287,595			$266,547
Net interest margin (4)			4.50%			4.35%
Average interest-earning assets to interest-bearing liabilities	143.91%			146.29%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

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	For the Six Months Ended June 30,
	2019			2018
	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$872,912	$23,969	5.49%	$769,887	$19,201	4.99%
Short-term investments	6,620	67	2.02%	9,707	84	1.73%
Investment securities	49,980	738	2.95%	58,309	795	2.73%
Federal Home Loan Bank stock	3,761	86	4.57%	1,865	50	5.36%
Total interest-earning assets	933,273	24,860	5.33%	839,768	20,130	4.79%
Noninterest-earning assets	62,044			49,465
Total assets	$995,317			$889,233

Interest-bearing liabilities:
Savings accounts	$113,518	$186	0.33%	$114,664	$126	0.22%
Money market accounts	227,518	1,366	1.20%	221,712	908	0.82%
Now accounts	112,451	229	0.41%	112,549	300	0.53%
Certificates of deposit	113,431	1,187	2.09%	98,641	595	1.21%
Total interest-bearing deposits	566,918	2,968	1.05%	547,566	1,929	0.70%
Borrowings	85,625	1,133	2.65%	29,920	318	2.13%
Total interest-bearing liabilities	652,543	4,101	1.26%	577,486	2,247	0.78%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	196,664			183,801
Other noninterest-bearing liabilities	15,303			10,083
Total liabilities	864,510			771,370
Total equity	130,807			117,863
Total liabilities and equity	$995,317			$889,233

Net interest income		$20,759			$17,883
Interest rate spread (2)			4.07%			4.01%
Net interest-earning assets (3)	$280,730			$262,282
Net interest margin (4)			4.45%			4.26%
Average interest-earning assets to interest-bearing liabilities	143.02%			145.42%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

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Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Three Months Ended June 30, 2019 vs. 2018			Six Months Ended June 30, 2019 vs. 2018
	Increase (Decrease)		Total	Increase (Decrease)		Total
	Due to		Increase	Due to		Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
	(In thousands)
Interest-earning assets:
Loans	$888	$1,457	$2,345	$2,051	$2,717	$4,768
Short-term investments	7	(8)	(1)	13	(30)	(17)
Investment securities	33	(55)	(22)	63	(120)	(57)
Federal Home Loan Bank stock	7	25	32	(8)	44	36
Total interest-earning assets	936	1,418	2,354	2,118	2,612	4,730
Interest-bearing liabilities:
Savings accounts	23	(1)	22	61	(1)	60
Money market accounts	149	11	160	434	24	458
NOW accounts	(27)	(6)	(33)	(71)	—	(71)
Certificates of deposit	266	107	373	492	100	592
Total interest-bearing deposits	412	110	522	916	123	1,039
Borrowings	47	348	395	95	720	815
Total interest-bearing liabilities	459	458	917	1,011	843	1,854
Change in net interest and dividend income	$477	$960	$1,437	$1,107	$1,769	$2,876

Results of Operations for the Three Months Ended June 30, 2019 and 2018

General. Net income increased $141,000 to $2.5 million for the three months ended June 30, 2019 from $2.4 million for the three months ended June 30, 2018. The increase was primarily related to an increase of $1.4 million in net interest and dividend income, partially offset by an increase in provision for loan losses of $716,000, and an increase in noninterest expense of $472,000.

Interest and Dividend Income. Interest and dividend income increased $2.4 million, or 22.7%, to $12.7 million for the three months ended June 30, 2019 from $10.4 million for the three months ended June 30, 2018. This increase was primarily attributable to an increase in interest and fees on loans, which increased $2.3 million, or 23.6%, to $12.3 million for the three months ended June 30, 2019 from $9.9 million for the three months ended June 30, 2018.

The increase in interest income on loans was due to an increase in the average balance of loans of $107.7 million, or 13.9%, to $880.5 million for the three months ended June 30, 2019, from $772.8 million for the three months ended June 30, 2018. In addition, interest income increased due to the yield on loans increasing 43 basis points to 5.57% for the three months ended June 30, 2019 due to our continued focus on higher-yielding commercial lending.

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Interest Expense. Interest expense increased $917,000, or 75.6%, to $2.1 million for the three months ended June 30, 2019 from $1.2 million for the three months ended June 30, 2018, caused by an increase in interest expense on deposits and borrowings. Interest expense on deposits increased $522,000, or 51.7%, to $1.5 million for the three months ended June 30, 2019 from $1.0 million for the three months ended June 30, 2018, due primarily to an increase in the average rate paid on interest-bearing deposits of 34 basis points to 1.09% for the three months ended June 30, 2019 from 0.75% for the three months ended June 30, 2018. The increase in the average rate was primarily the result of increases in the average rates paid on money market accounts and certificates of deposit. The average rates paid on money market accounts and certificates of deposit increased due to changes in the market rate environment. Interest expense on deposits also increased due to an increase in the average balance of interest-bearing deposits of $25.3 million, or 4.7%, to $564.2 million for the three months ended June 30, 2019 from $538.9 million for the three months ended June 30, 2018. The increase resulted primarily from an increase in the average balance of certificates of deposit, which increased $27.9 million, or 29.4%.

Interest expense on borrowings increased $395,000, or 193.6%, to $599,000 for the three months ended June 30, 2019 from $204,000 for the three months ended June 30, 2018. The interest expense on borrowings increased due to the increase in average outstanding balance of $53.8 million, or 145.5%, to $90.7 million for the three months ended June 30, 2019, as we borrowed funds to support loan growth.

Net Interest and Dividend Income. Net interest and dividend income increased by $1.4 million, or 15.7%, to $10.6 million for the three months ended June 30, 2019 from $9.2 million for the three months ended June 30, 2018. The increase was due to both higher balances of interest-earning assets and expanding margins. Our net interest rate spread increased one basis point to 4.10% for the three months ended June 30, 2019 from 4.09% for the three months ended June 30, 2018. Our net interest margin increased 15 basis points to 4.50% for the three months ended June 30, 2019 from 4.35% for the three months ended June 30, 2018.

Provision for Loan Losses. The provision for loan losses was $1.4 million for the three months ended June 30, 2019 compared to $638,000 for the three months ended June 30, 2018. The changes in the provision and allowance for loan losses were based on management’s assessment of loan portfolio growth and composition trends, historical charge-off trends, levels of problem loans and other asset quality trends. During the second quarter, we had $1.4 million in loan net charge-offs, for which we had allocated $786,000 in specific reserves as of the first quarter in 2019. The charge-offs resulted in provision expense of $636,000.

The provision recorded resulted in an allowance for loan losses of $11.8 million, or 1.31% of total loans, at June 30, 2019, compared to $11.7 million, or 1.38% of total loans, at December 31, 2018 and $10.6 million, or 1.36% of total loans, at June 30, 2018. Non-accrual loans as of June 30, 2019 were primarily comprised of three commercial and industrial relationships with a total carrying value of $3.6 million. Impairment was evaluated and specific reserves of $163,000 were allocated to impaired loans as of June 30, 2019.

As of June 30, 2019, we had nine BancAlliance relationships remaining totaling $12.4 million. Out of the nine relationships, five totaling $6.6 million are pass rated, two totaling $3.4 million are on watch and two totaling $2.4 million are substandard. During the six months ended June 30, 2019, one of the nine relationships totaling $1.9 million was placed on non-accrual status and deemed impaired. We have allocated specific reserves totaling $136,000 for this relationship. Our last BancAlliance loan origination was in February 2017 and at this time we are not anticipating originating any new loans through this network.

Noninterest Income. Noninterest income decreased $62,000, or 5.5%, and was $1.1 million for each of the three months ended June 30, 2019 and 2018. The decrease was primarily caused by a decrease in other service charges and fees. The decrease was partially offset by the increase in customer service fees on deposit accounts. Other service charges and fees decreased $88,000, or 14.8%, to $506,000 for the three months ended June 30, 2019 from $594,000 for the three months ended June 30, 2018. Customer service fees increased $17,000, or 5.0%, to $356,000 for the three months ended June 30, 2019 from $339,000 for the three months ended June 30, 2018. The decrease in other service charges was primarily due to a decrease in loan prepayments compared to the same period in 2018.

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Noninterest Expense. Noninterest expense increased $472,000, or 7.4%, to $6.9 million for the three months ended June 30, 2019 compared to $6.4 million for the three months ended June 30, 2018. The primary increases for the three months ended June 30, 2019 were occupancy expense, professional fees, and other expense. The increase of $133,000, or 31.9%, in occupancy expense for the three months ended June 30, 2019 was primarily due to the acceleration of our leasehold improvements amortization related to the closure of our Hampton, New Hampshire branch in May 2019. The increase of $167,000, or 50.8%, for the three months ended June 30, 2019 in professional fees was due to increased consulting services to aid in our efforts to implement a continuous improvement culture and our development of deposit products and services. The increase of $189,000, or 22.0%, in other expense was primarily due to other real estate owned expenses and increased telecommunication expenses.

Income Tax Provision. We recorded a provision for income taxes of $889,000 for the three months ended June 30, 2019, reflecting an effective tax rate of 26.0%, compared to a provision of $843,000 for the three months ended June 30, 2018, reflecting an effective tax rate of 26.1%.

Results of Operations for the Six Months Ended June 30, 2019 and 2018

General. Net income increased $337,000 to $4.7 million for the six months ended June 30, 2019 from $4.4 million for the six months ended June 30, 2018. The increase was primarily related to an increase of $2.9 million in net interest and dividend income, partially offset by an increase in provision for loan losses of $1.5 million, an increase in noninterest expense of $842,000, and an increase in income tax expense of $146,000.

Interest and Dividend Income. Interest and dividend income increased $4.7 million, or 23.5%, to $24.9 million for the six months ended June 30, 2019 from $20.1 million for the six months ended June 30, 2018. This increase was primarily attributable to an increase in interest and fees on loans, which increased $4.8 million, or 24.8%, to $23.9 million for the six months ended June 30, 2019 from $19.2 million for the six months ended June 30, 2018. The increase in interest and fees on loans was partially offset by a decrease in interest on short-term investments of $17,000, or 20.2%, to $67,000 for the six months ended June 30, 2019 from $84,000 for the six months ended June 30, 2018, and a decrease on interest and dividends on securities of $21,000, or 2.5% to $824,000 for the six months ended June 30, 2019.

The increase in interest income on loans was due to an increase in the average balance of loans of $103.0 million, or 13.4%, to $872.9 million for the six months ended June 30, 2019 from $769.9 million for the six months ended June 30, 2018. In addition, interest income increased due to the yield on loans increasing 50 basis points to 5.49% for the six months ended June 30, 2019 due to our continued focus on higher-yielding commercial lending.

Interest Expense. Interest expense increased $1.9 million, or 82.5%, to $4.1 million for the six months ended June 30, 2019 from $2.2 million for the six months ended June 30, 2018, caused by an increase in interest expense on deposits and borrowings. Interest expense on deposits increased $1.0 million, or 53.9%, to $3.0 million for the six months ended June 30, 2019 from $1.9 million for the six months ended June 30, 2018, due to an increase in the average rate paid on interest-bearing deposits of 35 basis points to 1.05% for the six months ended June 30, 2019 from 0.70% for the six months ended June 30, 2018. The increase in the average rate was primarily the result of increases in the average rates paid on money market accounts and certificates of deposit. The average rates paid on money market accounts and certificates of deposit increased due to changes in the market rate environment. Interest expense on deposits also increased due to an increase in the average balance of interest-bearing deposits of $19.3 million, or 3.5%, to $566.9 million for the six months ended June 30, 2019 from $547.6 million for the six months ended June 30, 2018. The increase resulted primarily from an increase in the average balance of certificates of deposits, which increased $14.8 million, or 15.0%.

Interest expense on borrowings increased $815,000, or 256.3%, to $1.1 million for the six months ended June 30, 2019 from $318,000 for the six months ended June 30, 2018. The interest expense on borrowings increased primarily due to the increase in average outstanding balance of $55.7 million, or 186.2% to $85.6 million for the six months ended June 30, 2019, as we borrowed funds to support loan growth.

Net Interest and Dividend Income. Net interest and dividend income increased $2.9 million, or 16.1%, to $20.8 million for the six months ended June 30, 2019 from $17.9 million for the six months ended June 30, 2018. The increase was due to both higher balances of earning assets and expanding margins. Our net interest rate spread increased six basis points to 4.07% for the six months ended June 30, 2019 from 4.01% for the six months ended June 30, 2018. Our net interest margin increased 19 basis points to 4.45% for the six months ended June 30, 2019 from 4.26% for the six months ended June 30, 2018.

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Provision for Loan Losses. The provision for loan losses was $2.8 million for the six months ended June 30, 2019 compared to $1.3 million for the six months ended June 30, 2018. The changes in the provision and allowance for loan losses were based on management’s assessment of loan portfolio growth and composition trends, historical charge-off trends, levels of problem loans and other asset quality trends. During the six months ended June 30, 2019, we had $2.7 million in loan net charge-offs, for which we had allocated $1.1 million in specific reserves as of December 31, 2018. The charge-offs resulted in provision expense of $1.6 million.

The provision recorded resulted in an allowance for loan losses of $11.8 million, or 1.31% of total loans at June 30, 2019, compared to $11.7 million, or 1.38% of total loans, at December 31, 2018 and $10.6 million, or 1.36% of total loans, at June 30, 2018. Non-accrual loans as of June 30, 2019 were primarily comprised of three commercial and industrial relationships with a total carrying value of $3.6 million. Impairment was evaluated and specific reserves of $163,000 were allocated to impaired loans as of June 30, 2019.

Our net charge-offs as a percent of average loans increased to 0.62% for the six months ended June 30, 2019 as compared to 0.11% for the same period in 2018. The primary reason for the increase in net charge-offs resulted from our charging-off three commercial loan relationships, totaling $2.1 million, in the first two quarters of 2019. Two of those relationships that were charged-off totaling $1.5 million were originated through the BancAlliance network.

As of June 30, 2019, we had nine BancAlliance relationships remaining totaling $12.4 million. Out of the nine relationships, five totaling $6.6 million are pass rated, two totaling $3.4 million are on watch and two totaling $2.4 million are substandard. During the six months ended June 30, 2019, one of these nine relationships totaling $1.9 million was placed on non-accrual status and deemed impaired. We have allocated specific reserves totaling $136,000 for this relationship. Our last BancAlliance loan origination was in February 2017 and at this time we are not anticipating originating any new loans through this network.

Noninterest Income. Noninterest income decreased $29,000, or 1.4%, and was $2.1 million for each of the six months ended June 30, 2019 and June 30, 2018. The decrease was primarily caused by a decrease in other service charges and fees of $147,000 partially offset by the gain on sales of securities. The decrease in other service charges was primarily due to a decrease in loan prepayments compared to the same period in 2018. Gain on sales of securities was $113,000 for the six months ended June 30, 2019 compared to zero for the six months ended June 30, 2018. We repositioned some of our securities by selling some municipal and mortgage-backed securities that were close to maturity and reinvested into longer-term mortgage-backed securities.

Noninterest Expense. Noninterest expense increased $842,000, or 6.6%, to $13.6 million for the six months ended June 30, 2019 from $12.8 million for the six months ended June 30, 2018. The primary increases for the six months ended June 30, 2019 were salary and employee benefits expense, occupancy expense, and professional fees. The increase of $135,000, or 1.6%, to $8.6 million for the six months ended June 30, 2019, compared to $8.4 million for the six months ended June 30, 2018 in salary and employee benefits was primarily due to a higher number of sales and operations positions compared to the same period in 2018. The increase of $327,000, or 37.7%, to $1.2 million for the six months ended June 30, 2019 compared to $867,000 in occupancy expense for the six months ended June 30, 2018 was primarily due to the acceleration of our leasehold improvements amortization related to the closure of our Hampton, New Hampshire branch in May 2019. The increase of $341,000, or 59.1%, to $918,000 for the six months ended June 30, 2019 compared to $577,000 in professional fees for the six months ended June 30, 2018 was due to increased consulting services to aid in our efforts to implement a continuous improvement culture and our development of deposit products and services.

Income Tax Provision. We recorded a provision for income taxes of $1.7 million for the six months ended June 30, 2019, reflecting an effective tax rate of 26.0%, compared to a provision of $1.5 million for the six months ended June 30, 2018, reflecting an effective tax rate of 25.6%.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “potential,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	developments in the financial services industry and U.S. and global credit markets;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and changes in our business strategies;

•	failure to implement new technologies in our operations;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues or reduce the fair value of financial instruments or our levels of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

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•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected, or the failure or breaches of information technology security systems;

•	the inability of customers to repay their obligations;

•	the inability of third-party providers to perform as expected;

•	our ability to manage reputational risk, market risk, credit risk, operational risk and strategic risk in the current economic conditions;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to attract, retain and motivate key employees;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Please see “Risk Factors” beginning on page 18.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $95.4 million and $129.6 million.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	9,775,000 Shares		11,500,000 Shares		13,225,000 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$97,750		$115,000		$132,250
Less offering expenses	2,369		2,528		2,687
Net offering proceeds	$95,381	100.0%	$112,472	100.0%	$129,563	100.0%

Distribution of net proceeds:
To The Provident Bank	$47,690	50.0%	$56,236	50.0%	$64,782	50.0%
To fund loan to employee stock ownership plan	$7,820	8.2%	$9,200	8.2%	$10,580	8.2%
Retained by New Provident	$39,871	41.8%	$47,036	41.8%	$54,201	41.8%

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of The Provident Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if fewer shares were sold in the subscription and community offerings and more in the syndicated or firm commitment underwritten offering than we have assumed.

New Provident may use the proceeds it retains from the offering:

•	to invest in securities;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock;

•	to finance the potential acquisition of financial institutions or financial services companies, although we do not currently have any agreements or understandings to make any acquisitions; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax qualified employee stock benefit plans. In addition, under state regulations, we may not repurchase shares of our common stock during the first three years following the completion of the conversion except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

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The Provident Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to enhance existing, or support the growth and development of, new products and services;

•	to expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to make any acquisitions;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

Our return on equity may be low until we are able to reinvest effectively the additional capital raised in the offering, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

New Provident will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New Provident in connection with the conversion. The source of dividends will depend on the net proceeds retained by New Provident and earnings thereon, and dividends from The Provident Bank. In addition, New Provident will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

After the completion of the conversion, The Provident Bank will not be permitted to pay dividends on its capital stock to New Provident, its sole stockholder, if The Provident Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, The Provident Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. The Provident Bank must file an application with the Federal Deposit Insurance Corporation for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of The Provident Bank’s net income for that year to date plus its retained net income for the preceding two years, or The Provident Bank would not be at least adequately capitalized following the distribution.

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Any payment of dividends by The Provident Bank to New Provident that would be deemed to be drawn from The Provident Bank’s bad debt reserves established prior to 1988, if any, would require a payment of taxes at the then-current tax rate by The Provident Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. The Provident Bank does not intend to make any distribution that would create such a federal tax liability. See “The Conversion and Offering—Liquidation Rights.” In addition, The Provident Bank’s ability to pay dividends to New Provident will be limited if The Provident Bank does not have the capital conservation buffer required by regulatory capital rules, which may limit our ability to pay dividends to stockholders. For further information concerning additional federal law and regulations regarding the ability of The Provident Bank to make capital distributions, including the payment of dividends to New Provident, see “Taxation—Federal Taxation” and “Supervision and Regulation—Massachusetts Banking Laws and Supervision—Dividends.”

Pursuant to our articles of incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of New Provident Following the Conversion—Common Stock.”

We will file a consolidated federal tax return with The Provident Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Old Provident’s common stock is currently listed on the Nasdaq Capital Market under the symbol “PVBC.” Upon completion of the conversion, we expect the shares of common stock of New Provident will replace the existing shares of Old Provident and trade on the Nasdaq Capital Market under the symbol “PVBC.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of July 29, 2019, Old Provident had approximately 25 registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

As of the close of business on July 29, 2019, there were 9,621,822 shares of common stock outstanding, including 4,587,499 publicly held shares (shares held by stockholders other than Provident Bancorp), and approximately 452 stockholders of record.

On June 4, 2019, the business day immediately preceding the public announcement of the conversion, and on July 29, 2019, the closing prices of Old Provident common stock as reported on the Nasdaq Capital Market were $23.60 per share and $27.51 per share, respectively. On the effective date of the conversion, all publicly held shares of Old Provident common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New Provident common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Old Provident common stock will be converted into options to purchase a number of shares of New Provident common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At March 31, 2019, The Provident Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of The Provident Bank at March 31, 2019, and the pro forma equity capital and regulatory capital of The Provident Bank, after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by The Provident Bank of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	The Provident Bank
	Historical at		Pro Forma at March 31, 2019, Based Upon the Sale in the Offering of
	March 31, 2019		9,775,000 Shares		11,500,000 Shares		13,225,000 Shares
	Amount	Percent of Assets (1)	Amount	Percent of Assets (1)	Amount	Percent of Assets (1)	Amount	Percent of Assets (1)
	(Dollars in thousands)

Equity	$120,299	12.05%	$156,259	14.94%	$162,735	15.43%	$169,211	15.92%

Tier 1 leverage capital	$120,471	12.20%	$156,431	15.11%	$162,907	15.60%	$169,383	16.09%
Leverage requirement	49,391	5.00	51,774	5.00	52,202	5.00	52,629	5.00
Excess	$71,080	7.20%	$104,657	10.11%	$110,705	10.60%	$116,754	11.09%

Tier 1 risk-based capital (2)	$120,471	13.20%	$156,431	16.96%	$162,907	17.63%	$169,383	18.30%
Risk-based requirement	73,014	8.00	73,777	8.00	73,913	8.00	74,050	8.00
Excess	$47,457	5.20%	$82,654	8.96%	$88,994	9.63%	$95,333	10.30%

Total risk-based capital (2)	$131,884	14.45%	$167,844	18.20%	$174,320	18.87%	$180,796	19.53%
Risk-based requirement	91,267	10.00	92,221	10.00	92,392	10.00	92,563	10.00
Excess	$40,617	4.45%	$75,623	8.20%	$81,928	8.87%	$88,233	9.53%

Common equity tier 1 risk-based capital (2)	$120,471	13.20%	$156,431	16.96%	$162,907	17.63%	$169,383	18.30%
Common equity tier 1 risk-based requirement	59,324	6.50	59,944	6.50	60,055	6.50	60,166	6.50
Excess	$61,147	6.70%	$96,487	10.46%	$102,852	11.13%	$109,217	11.80%

Reconciliation of capital infused into The Provident Bank:
Net proceeds			$47,690		$56,236		$64,782
Less: Common stock issued under stock-based benefit plan			(3,910)		(4,600)		(5,290)
Less: Common stock acquired by employee stock ownership plan			(7,820)		(9,200)		(10,580)
Pro forma increase			$35,960		$42,436		$48,912

(1)	Equity is shown as a percentage of total assets, while Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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CAPITALIZATION

The following table presents the historical consolidated capitalization of Old Provident at March 31, 2019 and the pro forma consolidated capitalization of New Provident after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Old Provident	New Provident Pro Forma at March 31, 2019 Based upon the Sale in the Offering at $10.00 per Share of
	Historical at March 31, 2019	9,775,000 Shares	11,500,000 Shares	13,225,000 Shares
	(Dollars in thousands)

Deposits (1)	$775,277	$775,277	$775,277	$775,277
Borrowed funds	79,942	79,942	79,942	79,942
Total deposits and borrowed funds	$855,219	$855,219	$855,219	$855,219

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (2)	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (2) (3)	—	187	220	252
Additional paid-in capital (2)	46,236	140,642	157,700	174,759
MHC capital contribution	—	372	372	372
Retained earnings (4)	85,569	85,569	85,569	85,569
Accumulated other comprehensive loss	(186)	(186)	(186)	(186)
Less:
Treasury stock	(788)	—	—	—
Common stock held by employee stock ownership plan (5)	(2,559)	(10,379)	(11,759)	(13,139)
Common stock to be issued under stock-based benefit plan (6)	—	(3,910)	(4,600)	(5,290)
Total stockholders’ equity	$128,272	$212,295	$227,316	$242,337

Pro Forma Shares Outstanding
Shares offered for sale	—	9,775,000	11,500,000	13,225,000
Exchange shares issued	—	8,878,601	10,445,413	12,012,225
Total shares outstanding	—	18,653,601	21,945,413	25,237,225

Total stockholders’ equity as a percentage of total assets	12.85%	19.61%	20.71%	21.78%
Tangible equity as a percentage of total assets	12.85%	19.61%	20.71%	21.78%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(2)	Old Provident currently has 30,000,000 authorized shares of common stock, no par value per share, and no authorized shares of preferred stock. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New Provident common stock to be outstanding.
(3)	No effect has been given to the issuance of additional shares of New Provident common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New Provident common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(4)	The retained earnings of The Provident Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Massachusetts Banking Laws and Supervision—Dividends.”

(footnotes continue on following page)

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(continued from previous page)

(5)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New Provident. The loan will be repaid principally from The Provident Bank’s contributions to the employee stock ownership plan. Since New Provident will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New Provident’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(6)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be issued under one or more stock-based benefit plans. Any funds to be used to purchase the shares in the open market will be provided by New Provident. The dollar amount of common stock to be issued is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. New Provident will record compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

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PRO FORMA DATA

The following table summarizes historical data of Old Provident and pro forma data of New Provident at and for the three months ended March 31, 2019 and at and for the year ended December 31, 2018. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the table are based upon the following assumptions:

(i)	All of the shares of common stock will be sold in the subscription and community offerings;

(ii)	our employees, directors, trustees, corporators and their associates, will purchase 300,000 shares of common stock;

(iii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from New Provident. The existing loan obligation of our employee stock ownership plan, equal to $2.6 million at March 31, 2019, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated as of the date of the origination of the loan) over a period of 15 years. Interest income that we earn on the loan will offset the interest paid by The Provident Bank. The net employee stock ownership plan effect on earnings is the cost of amortizing the combined loan over 15 years, net of historical expense for the period;

(iv)	we will pay Sandler O’Neill & Partners, L.P. a fee equal to 1.00% of the aggregate amount of common stock sold in the subscription offering (net of insider purchases and shares purchased by our employee stock ownership plan);

(v)	no fee will be paid with respect to shares of common stock purchased by our tax-qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors, trustees, corporators and employees, and their immediate families, and no fee will be paid with respect to exchange shares; and

(vi)	total expenses of the offering, other than the fees and commissions to be paid to Sandler O’Neill & Partners, L.P. and other broker-dealers, will be $1.3 million.

We calculated pro forma consolidated net income for each period as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 2.23% (1.63% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of March 31, 2019, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For purposes of pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

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The pro forma tables give effect to the implementation of one or more stock-based benefit plans. We have assumed that under stock-based benefit plans we will issue as restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering based on the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We have also assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. We assumed that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.85 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 13.89% for the shares of common stock, no dividend yield, an expected option term of 10 years and a risk-free rate of return of 2.41%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to The Provident Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of funding a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma tables do not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of The Provident Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”

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At or for the Three Months Ended March 31, 2019 Based upon the Sale at $10.00 Per Share of
9,775,000 Shares	11,500,000 Shares	13,225,000 Shares
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$97,750	$115,000	$132,250
Market value of shares issued in the exchange	88,861	104,543	120,224
Pro forma market capitalization	$186,611	$219,543	$252,474

Gross proceeds of offering	$97,750	$115,000	$132,250
Expenses	2,369	2,528	2,687
Estimated net proceeds	95,381	112,472	129,563
Common stock purchased by employee stock ownership plan	(7,820)	(9,200)	(10,580)
Common stock issued under stock-based benefit plans	(3,910)	(4,600)	(5,290)
Estimated net proceeds, as adjusted	$83,651	$98,672	$113,693

For the Three Months Ended March 31, 2019
Consolidated net earnings:
Historical	$2,218	$2,218	$2,218
Income on adjusted net proceeds	340	402	463
Income on mutual holding company asset contribution	2	2	2
Employee stock ownership plan (1)	(56)	(84)	(111)
Stock awards (2)	(143)	(168)	(193)
Stock options (3)	(130)	(153)	(176)
Pro forma net income	$2,231	$2,217	$2,202

Earnings per share (4):
Historical	$0.13	$0.11	$0.09
Income on adjusted net proceeds	0.02	0.02	0.02
Income on mutual holding company asset contribution	0.00	0.00	0.00
Employee stock ownership plan (1)	(0.00)	(0.00)	(0.00)
Stock awards (2)	(0.01)	(0.01)	(0.01)
Stock options (3)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share (4)	$0.13	$0.11	$0.09

Offering price to pro forma net earnings per share	19.23	x	22.73	x	27.78	x
Number of shares used in earnings per share calculations	17,405,050	20,476,530	23,548,009

At March 31, 2019
Stockholders’ equity:
Historical	$128,272	$128,272	$128,272
Estimated net proceeds	95,381	112,472	129,563
Equity increase from the mutual holding company	372	372	372
Common stock acquired by employee stock ownership plan (1)	(7,820)	(9,200)	(10,580)
Common stock issued under stock-based benefit plans (2)	(3,910)	(4,600)	(5,290)
Pro forma stockholders’ equity (5)	$212,295	$227,316	$242,337
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$212,295	$227,316	$242,337

Stockholders’ equity per share (6):
Historical	$6.88	$5.84	$5.08
Estimated net proceeds	5.11	5.13	5.13
Equity increase from the mutual holding company	0.02	0.02	0.02
Common stock acquired by employee stock ownership plan (1)	(0.42)	(0.42)	(0.42)
Common stock issued under stock-based benefit plans (2)	(0.21)	(0.21)	(0.21)
Pro forma stockholders’ equity per share (5) (6)	$11.38	$10.36	$9.60
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$11.38	$10.36	$9.60

Offering price as percentage of pro forma stockholders’ equity per share	87.87%	96.53%	104.17%
Offering price as percentage of pro forma tangible stockholders’ equity per share	87.87%	96.53%	104.17%
Number of shares outstanding for pro forma book value per share calculations	18,653,601	21,945,413	25,237,225

(footnotes begin on second following page)

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At or for the Year Ended December 31, 2018 Based upon the Sale at $10.00 Per Share of
9,775,000 Shares	11,500,000 Shares	13,225,000 Shares
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$97,750	$115,000	$132,250
Market value of shares issued in the exchange	88,861	104,543	120,224
Pro forma market capitalization	$186,611	$219,543	$252,474

Gross proceeds of offering	$97,750	$115,000	$132,250
Expenses	2,369	2,528	2,687
Estimated net proceeds	95,381	112,472	129,563
Common stock purchased by employee stock ownership plan	(7,820)	(9,200)	(10,580)
Common stock issued under stock-based benefit plans	(3,910)	(4,600)	(5,290)
Estimated net proceeds, as adjusted	$83,651	$98,672	$113,693

For the Year Ended December 31, 2018
Consolidated net earnings:
Historical	$9,325	$9,325	$9,325
Income on adjusted net proceeds	1,362	1,606	1,851
Income on mutual holding company asset contribution	6	6	6
Employee stock ownership plan (1)	(180)	(290)	(401)
Stock awards (2)	(571)	(672)	(772)
Stock options (3)	(520)	(611)	(703)
Pro forma net income	$9,423	$9,364	$9,305

Earnings per share (4):
Historical	$0.53	$0.45	$0.39
Income on adjusted net proceeds	0.08	0.08	0.08
Income on mutual holding company asset contribution	(0.00)	(0.00)	(0.00)
Employee stock ownership plan (1)	(0.01)	(0.01)	(0.02)
Stock awards (2)	(0.03)	(0.03)	(0.03)
Stock options (3)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share (4)	$0.54	$0.46	$0.39

Offering price to pro forma net earnings per share	18.52	x	21.74	x	25.64	x
Number of shares used in earnings per share calculations	17,458,168	20,539,021	23,619,874

At December 31, 2018
Stockholders’ equity:
Historical	$125,584	$125,584	$125,584
Estimated net proceeds	95,381	112,472	129,563
Equity increase from the mutual holding company	372	372	372
Common stock acquired by employee stock ownership plan (1)	(7,820)	(9,200)	(10,580)
Common stock issued under stock-based benefit plans (2)	(3,910)	(4,600)	(5,290)
Pro forma stockholders’ equity (5)	$209,607	$224,628	$239,649
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$209,607	$224,628	$239,649

Stockholders’ equity per share (6):
Historical	$6.74	$5.72	$4.99
Estimated net proceeds	5.11	5.13	5.13
Equity increase from the mutual holding company	0.02	0.02	0.01
Common stock acquired by employee stock ownership plan (1)	(0.42)	(0.42)	(0.42)
Common stock issued under stock-based benefit plans (2)	(0.21)	(0.21)	(0.21)
Pro forma stockholders’ equity per share (5) (6)	$11.24	$10.24	$9.50
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$11.24	$10.24	$9.50

Offering price as percentage of pro forma stockholders’ equity per share	88.97%	97.66%	105.26%
Offering price as percentage of pro forma tangible stockholders’ equity per share	88.97%	97.66%	105.26%
Number of shares outstanding for pro forma book value per share calculations	18,653,601	21,945,413	25,237,225

(footnotes begin on following page)

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(1)	Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Provident, and the outstanding loan with respect to existing shares of Old Provident held by the employee stock ownership plan will be refinanced and consolidated with the new loan. The Provident Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. The Provident Bank’s total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by The Provident Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 27.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 21,290, 25,047 and 28,804 shares were committed to be released during the three months ended March 31, 2019 at the minimum, midpoint and maximum of the offering range, respectively, that 85,927, 101,090 and 116,254 shares were committed to be released during the year ended December 31, 2018 at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net earnings per share calculations.
(2)	Assumes that we issue, under one or more stock-based benefit plans, an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. The shares may be issued directly from New Provident or funded through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. Any funds to be used to purchase the shares in the open market will be provided by New Provident. The table assumes that (i) shares issued under the stock-based benefit plan are acquired through open market purchases at $10.00 per share, (ii) 5% of the fair value of shares issued under the plan is amortized as expense during the three months ended March 31, 2019, (iii) 20% of the fair value of shares issued under the plan is amortized as an expense during the year ended December 31, 2018, and (iv) the plan expense reflects an effective combined federal and state tax rate of 27.0%. The issuance of authorized but unissued shares of common stock under such plan would decrease our net income per share and stockholders’ equity per share, and would dilute stockholders’ ownership and voting interests by up to approximately 2.1%.
(3)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. It is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.85 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 27.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. The actual exercise price of the stock options may not equal $10.00 price per share. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would decrease our net income per share and stockholders’ equity per share, and would dilute stockholders’ ownership and voting interests by up to approximately 5.0%.
(4)	Per share figures include publicly held shares of Old Provident common stock that will be exchanged for shares of New Provident common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 1, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(5)	The retained earnings of The Provident Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Massachusetts Banking Laws and Supervision—Dividends.”
(6)	Per share figures include publicly held shares of Old Provident common stock that will be exchanged for shares of New Provident common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Stockholders’ equity per share calculations are based upon the sum of the number of shares assumed to be sold in the offering and shares to be issued in exchange for publicly held shares. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited financial statements that appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Old Provident and the financial statements provided in this prospectus.

Overview

Total assets were $998.5 million at March 31, 2019, representing an increase of $24.4 million, or 2.5%, from $974.1 million at December 31, 2018. The increase resulted primarily from increases in net loans of $23.7 million and premises and equipment of $5.4 million. The increases were partially offset by decreases in cash and cash equivalents of $4.9 million and available-for-sale investment securities of $1.7 million. Total assets increased $71.8 million, or 8.0%, to $974.1 million at December 31, 2018 from $902.3 million at December 31, 2017. The increase resulted primarily from an increase in loans, partially offset by decreases in cash and cash equivalents and securities.

Net income increased $196,000 to $2.2 million for the three months ended March 31, 2019 from $2.0 million for the three months ended March 31, 2018. The increase was primarily related to an increase of $1.4 million in net interest and dividend income, partially offset by an increase in provision for loan losses of $806,000, an increase in noninterest expense of $370,000, and an increase in income tax expense of $100,000.

Net income increased $1.4 million, or 17.8%, to $9.3 million for the year ended December 31, 2018 from $7.9 million for the year ended December 31, 2017. The increase was primarily due to an increase of $5.1 million, or 15.8%, in net interest and dividend income and a decrease in income tax expense of $4.2 million, or 56.4%, offset by an increase in provision for loan losses of $400,000, or 13.7%, an increase in salaries and employee benefits expense of $1.4 million, or 9.3%, and a decrease in noninterest income of $5.8 million, or 58.0%.

Critical Accounting Policies

A summary of our accounting policies is included in the consolidated financial statements beginning on page F-1 of this prospectus. Critical accounting estimates are necessary in the application of certain accounting policies and procedures and are particularly susceptible to significant change. Critical accounting policies are defined as those involving significant judgments and assumptions by management that could have a material impact on the carrying value of certain assets or on income under different assumptions or conditions. Management believes that the most critical accounting policies, which involve the most complex or subjective decisions or assessments, are as follows:

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, size and composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

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A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, we do not separately identify individual consumer and residential loans for impairment disclosures.

The allowance consists of a general component, a specific component for impaired loans, and in some cases an unallocated component. The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by the following loan segments: residential real estate, commercial real estate, construction and land development, commercial and consumer. Management uses a rolling average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment. This historical loss factor is adjusted for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions. There were no changes in our policies or methodology pertaining to the general component of the allowance for loan losses during 2018 or the first quarter of 2019.

To determine the general component of the allowance for loan losses, our loan portfolio is segregated into various risk categories. These risk categories and the relevant risk characteristics are as follows:

Residential real estate: We generally do not originate loans with a loan-to-value ratio greater than 80% and do not originate subprime loans. Loans with loan to value ratios greater than 80% require the purchase of private mortgage insurance. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Commercial real estate: Loans in this segment are primarily income-producing properties throughout Massachusetts and New Hampshire. The underlying cash flows generated by the properties are adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Management periodically obtains rent rolls and continually monitors the cash flows of the assets securing these loans.

Construction and land development: Loans in this segment primarily include speculative and pre-sold real estate development loans for which payment is derived from sale of the property and construction to permanent loans for which payment is derived from cash flows of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Commercial: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

Consumer: Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

The allocated component relates to loans that are classified as impaired. Impairment is measured on a loan by loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, less estimated selling costs, if the loan is collateral dependent. An allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan.

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We periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring. All troubled debt restructurings are initially classified as impaired.

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

Stock-based Compensation Plans. We measure and recognize compensation cost relating to stock-based payment transactions based on the grant-date fair value of the equity instruments issued. Stock-based compensation is recognized over the period the employee is required to provide services for the award. We use the Black-Scholes option-pricing model to determine the fair value of stock options granted. The fair value of restricted stock is recorded based on the grant date fair value of the equity instrument issued.

Income Taxes. We recognize income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of our assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

We reduce the deferred tax asset by a valuation allowance if, based on the weight of the available evidence, it is not “more likely than not” that some portion or all of the deferred tax assets will be realized. We assess the realizability of our deferred tax assets by assessing the likelihood of our generating federal and state income tax, as applicable, in future periods in amounts sufficient to offset the deferred tax charges in the periods they are expected to reverse. Based on this assessment, management concluded that a valuation allowance was not required as of March 31, 2019, December 31, 2018 and 2017.

On December 22, 2017, the President signed into law H.R. 1, commonly known as the Tax Cuts and Jobs Act of 2017 (the “Act”). The Act includes a number of changes in existing tax law impacting businesses including, among other things, a reduction of the federal corporate income tax rate from 35% to 21% effective January 1, 2018. As a result, we were required to re-measure, through income tax expense, our deferred tax assets and liabilities as of December 31, 2017 using the enacted rate at which we expect them to be recovered or settled. The re-measurement of our net deferred tax asset resulted in additional income tax expense during the fiscal year ended December 31, 2017 of $2.0 million.

We examine our significant income tax positions annually to determine whether a tax benefit is more likely than not to be sustained upon examination by tax authorities.

Business Strategy

In recent years, we have transformed from a retail community bank to a full-service commercial bank. We have grown our balance sheet in large part by developing specialties in both lending and deposit services. As a result of our recent efforts, as of December 31, 2018 we were the second ranked commercial and industrial lending financial institution in the country, based on a total commercial loan portfolio, among financial institutions with less than $1 billion in assets. Our business lending, comprised of commercial loans, commercial real estate loans, multifamily loans and construction and land development loans, were $798.4 million, or 91.5% of our total loan portfolio at March 31, 2019 compared to $394.4 million, or 78.6% of our total loan portfolio at December 31, 2014.

Our primary objective continues to be a premier business bank providing a full range of banking products and services to small and medium-sized commercial customers, located both within our regional markets and nationally. We seek to develop specialty lending and deposit services that will appeal to small and medium-sized commercial customers. We believe that the infrastructure we have created in recent years enables us to be more responsive and agile than most comparable commercial banks in responding to our customers and developing products and services to meet the financial needs in our markets and, increasingly, nationwide.

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We have been effective in competing against both larger regional banks and smaller banks operating in our markets. We compete against the larger banks through our responsive and personalized service, providing our customers with quicker decision making, customized products where appropriate and access to our senior managers. Our larger capital base, highly experienced commercial bankers and a sophisticated product and service mix, including a suite of cash management services and technology solutions and support, enable us to compete effectively against smaller banks. Recent consolidation of financial institutions in and around our markets continues to create further opportunity for expansion in our markets.

To grow our franchise and enhance profitability, we intend to maintain our traditional business banking while continuing to focus on innovative lending and deposit products. To accomplish our goals, we are pursuing the following strategies:

•	Develop innovative and highly specialized commercial lending products while maintaining our traditional commercial lending activities. We have grown our loan portfolio by developing expertise for customers who typically have not been supported by larger financial institutions but whose business needs are usually too complex for smaller institutions. When entering a new lending line, we typically seek to manage risks and costs by limiting initial activity. We then decide whether it would be profitable and consistent with our risk tolerance levels to expand the activity, and continually calibrate and adjust our actions to maintain appropriate risk limitations.

To date, the principal examples of our specialized commercial lending are what we characterize as “enterprise value loans” and loans to developers of commercial-scale renewable energy facilities.

Our enterprise value loans, which we began originating in 2015, are fully amortizing term loans (up to seven years) that are made to entities that are in the process of purchasing existing businesses. We also provide working capital and equipment lines of credit. We generally limit these loans to a loan-to-value limitation of 50%, as verified by a quality of earnings review by a certified public accounting firm, and we generally require a maximum EBITDA (earnings before interest, tax, depreciation and amortization) of less than three times, as verified by a third-party business valuation. At March 31, 2019, enterprise value loans totaled $147.5 million, or 16.9% of our total loan portfolio, with total exposure of $182.5 million, consisting of 134 loans in 18 states. This compares to a balance of $61.8 million, or 8.2% of our total loan portfolio at December 31, 2017, an increase of 138.5%. The average loan balance was $1.1 million at March 31, 2019. Due to the relatively short amortization period of these loans, over time we expect more limited growth in our total portfolio of enterprise value loans even if we are successful in continuing to originate new enterprise value loans.

In 2015, we began originating loans to developers of commercial-scale renewable energy facilities. These loans are secured by the power purchase agreements and the underlying equipment, and the term of a loan is shorter than the life expectancy of both the power purchase agreement and the related equipment. At March 31, 2019, renewable energy loans totaled $54.0 million, or 6.2% of our loan portfolio, with total exposure of $64.4 million, consisting of 43 loans in five states (primarily New England and New York). This compares to a balance of $20.7 million, or 3.3% of our total loan portfolio at December 31, 2017, an increase of 160.9%. Of these loans, at March 31, 2019, $39.1 million, or 72.5%, were secured by solar arrays, while the remaining $14.9 million, or 27.5%, were secured by wind turbines. The average loan balance of our renewable energy loans was $1.3 million at March 31, 2019.

We intend to continue to develop other specialized commercial lending products, and we are currently developing international trade finance, asset-based lending and software as a service (SaaS) lending. Based upon initial experience, we may expand our investment in these opportunities or we may focus our resources on other opportunities.

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•	Increase core deposits, especially low-cost demand deposits. We have grown our core deposits (which we define as all deposits except for certificates of deposit) through a variety of strategies, including investing in technology and our employees, as well as proactive interaction with our customers. Our investment in technology, described below, has enabled us to better serve commercial customers who demand faster processing times and simplified online interaction. For example, we provide deposit and cash management services for 1031 qualified intermediaries, digital currency customers, payroll providers and community association management companies. Funds we receive from digital currency customers are denominated in U.S. dollars; we do not have any digital assets or liabilities on our balance sheet and we do not take any digital currency exchange rate risk. We believe our specialized commercial activities have provided opportunities to generate business deposits from those customers, including from customers outside of our branch network, that may not be available to traditional community banks. For example, our growth in enterprise value lending has resulted in related deposits of $37.3 million as of March 31, 2019, including $12.9 million of non-interest bearing deposits. Furthermore, as a Massachusetts savings bank, we can provide full deposit insurance provided through a combination of Federal Deposit Insurance Corporation deposit insurance as well as the Depositors Insurance Fund (which insures deposits in excess of the Federal Deposit Insurance Corporation limits), which we believe gives us a competitive advantage for customers with larger deposit balances. We seek to limit risk through a robust Bank Secrecy Act (BSA) program, Know Your Customer policies and enhanced compliance procedures for non-traditional deposit customers.

•	Focus on technological improvement to grow our customer base. Competition in the banking industry continues to intensify, including increasing competition from non-traditional entities, such as financial technology, or “fintech,” companies. In response to these challenges, we have engaged in strategic initiatives with our core systems processor, a payment provider and a digital onboarding company in our efforts to enhance our technology platform and our user experience for online banking products and services. We are also exploring ways to partner with other fintech companies, who may want to offer their customers financial products without taking on full banking services themselves. Our strategic initiatives enable us to provide additional products and collaboration beyond those of a traditional financial institution, and strengthens our efforts to grow our deposit base. In addition, we do not merely provide our technology platform to our customers, but we also send our customer service representatives to our customers’ businesses to provide on-site training for using our products and services. We proactively identify gaps in our customer relationships and suggest to our customers ways for them to improve their utilization of our products and services, providing them with added convenience and cost savings while improving our profitability.

•	Manage credit risk to maintain a relatively low level of non-performing assets. Although we have entered into new lending lines in recent years, and have originated loans with larger balances and, in some cases, outside of our traditional markets, we continue to focus on strong asset quality as a key to long-term financial success. We have proactively established credit management systems to support our evolving operations. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined credit policies and procedures, appropriate loan underwriting criteria and active credit monitoring. We continually assess our lending lines, and we adjust our activity as needed, including by exiting underperforming segments. Our compensation and incentive systems are also aligned with our strategies to grow business loans and core deposits while maintaining asset quality. Our non-performing assets to total assets ratio was 1.01% at March 31, 2019. Among our specialized lending lines, at March 31, 2019, $1.4 million, or 0.9% of our enterprise value loans, were non-performing, and no renewable energy loans were non-performing.

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•	Enhance operating efficiency through continual improvement. In recent years, we have successfully maintained our efforts to control operating expenses, and, as a result, our efficiency ratio improved to 61.5% for the year ended December 31, 2018 from 71.2% for the year ended December 31, 2014. We remain disciplined in evaluating the cost and expected benefit of all expansion opportunities. To further improve operating efficiency, in 2018 we initiated a “Lean” program to enhance employee engagement and training in order to standardize work and reduce employee burden, with a goal of improving both the customer and employee experience, and encouraging innovation, agility and adaptability. This has enhanced our established corporate culture that is based on personal accountability, high ethical standards and significant commitment to training and career development. Although we expect to incur additional regulatory expense as a result of growing assets above $1 billion, as well as additional costs related to anticipated stock benefit plans, we intend to continue our efforts to control our expenses.

Comparison of Financial Condition

Assets. Total assets were $998.5 million at March 31, 2019, representing an increase of $24.4 million, or 2.5%, from $974.1 million at December 31, 2018. The increase resulted primarily from increases in net loans of $23.7 million and premises and equipment of $5.4 million. The increases were partially offset by decreases in cash and cash equivalents of $4.9 million and available-for-sale investment securities of $1.7 million.

Total assets increased $71.8 million, or 8.0%, to $974.1 million at December 31, 2018 from $902.3 million at December 31, 2017. The increase resulted primarily from an increase in loans, partially offset by decreases in cash and cash equivalents and securities.

Cash and Cash Equivalents. Cash and cash equivalents decreased $4.9 million, or 17.1%, to $23.7 million at March 31, 2019 from $28.6 million at December 31, 2018. The decrease is primarily due to utilizing funds for loan growth.

Cash and cash equivalents decreased $19.1 million, or 40.0%, to $28.6 million at December 31, 2018 from $47.7 million at December 31, 2017. The decrease resulted from utilizing funds for loan growth.

 Loan Portfolio Analysis. At March 31, 2019, net loans were $859.3 million, or 86.1% of total assets, compared to $835.5 million, or 85.8% of total assets, at December 31, 2018. Increases in commercial loans of $20.8 million, or 5.7%, and in commercial real estate loans of $8.6 million, or 2.3%, were partially offset by decreases in residential real estate loans of $2.5 million, or 4.3%, construction and land development loans of $2.2 million, or 4.9%, and consumer loans of $505,000, or 2.5%. Our commercial loan growth is attributed to a continued focus on our specialty lending of renewable energy loans and merger and acquisition, re-capitalization, and shareholder/partner buyout loans. Renewable energy loans increased $3.6 million, or 7.2%, to $54.0 million at March 31, 2019 from $50.4 million at December 31, 2018. Merger and acquisition, re-capitalization, and shareholder/partner buyout loans increased $8.7 million, or 6.3%, to $147.5 million at March 31, 2019 from $138.8 million at December 31, 2018.

At December 31, 2018, net loans were $835.5 million, or 85.8% of total assets, compared to $742.1 million, or 82.3% of total assets at December 31, 2017. The increase in loans during the year was caused in large part by an increase in commercial business loans and, to a lesser extent, an increase in consumer loans. The increase in commercial business loans was primarily due to the offering of our enterprise value loans nationally. The increase in consumer loans was primarily due to purchases of pools of unsecured consumer loans through the BancAlliance Lending Club Program. The increases were partially offset by decreases in commercial real estate loans, residential real estate loans, and construction and land development loans. During the year ended December 31, 2014, we discontinued single-family residential real estate lending, with the exception of home equity lines of credit. We believe that federal regulations governing the origination of single-family residential real estate loans would increase our costs and expand the risks associated with this type of lending beyond the benefits that we could realize from originating these loans. We have instead focused our lending activities on commercial loans.

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The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated, excluding loans held for sale.

			At December 31,
	At March 31, 2019		2018		2017
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate:
Residential (1)	$54,898	6.29%	$57,361	6.76%	$67,724	9.00%
Commercial (2)	373,435	42.80	364,867	43.00	371,510	49.35
Construction and land development	42,441	4.86	44,606	5.26	55,828	7.42
Commercial (3)	382,550	43.84	361,782	42.64	240,223	31.91
Consumer	19,310	2.21	19,815	2.34	17,455	2.32
Total loans	872,634	100.00%	848,431	100.00%	752,740	100.00%
Deferred loan fees, net	(1,508)		(1,223)		(845)
Allowance for loan losses	(11,857)		(11,680)		(9,757)
Loans, net	$859,269		$835,528		$742,138

	At December 31,
	2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate:
Residential (1)	$76,850	12.13%	$92,392	16.40%	$104,568	20.84%
Commercial (2)	336,102	53.07	285,356	50.67	249,691	49.76
Construction and land development	48,161	7.60	71,535	12.70	47,079	9.38
Commercial	166,157	26.23	112,073	19.90	97,589	19.45
Consumer	6,172	0.97	1,855	0.33	2,863	0.57
Total loans	633,442	100.00%	563,211	100.00%	501,790	100.00%
Deferred loan fees, net	(427)		(377)		(383)
Allowance for loan losses	(8,590)		(7,905)		(7,224)
Loans, net	$624,425		$554,929		$494,183

(1)	Includes home equity loans and lines of credit.
(2)	Includes multi-family real estate loans. (3) At March 31, 2019, included $147.5 million of enterprise value loans and $54.0 million of renewable energy loans.

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Loan Maturity. The following table sets forth certain information at December 31, 2018 regarding the contractual maturity of our loan portfolio. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The table does not include any estimate of prepayments that could significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below.

	Residential Real Estate	Commercial Real Estate	Construction and Land Development	Commercial	Consumer	Total Loans
	(In thousands)
Amounts due in:
One year or less	$139	$16,187	$19,244	$49,533	$937	$86,040
More than one year to five years	3,547	13,948	1,110	95,095	18,878	132,578
More than five years through ten years	12,109	49,063	549	175,823	—	237,544
More than ten years	41,566	285,669	23,703	41,331	—	392,269
Total	$57,361	$364,867	$44,606	$361,782	$19,815	$848,431

The following table sets forth our fixed- and adjustable-rate loans at December 31, 2018 that are contractually due after December 31, 2019.

	Fixed Rates	Floating or Adjustable Rates	Total
	(In thousands)
Real estate:
Residential	$36,067	$21,155	$57,222
Commercial	4,301	344,379	348,680
Construction and land development	—	25,362	25,362
Commercial	119,521	192,728	312,249
Consumer	18,878	—	18,878
Total loans	$178,767	$583,624	$762,391

Premises and Equipment. Premises and equipment increased $5.4 million, or 33.5%, to $21.5 million at March 31, 2019, from $16.1 million at December 31, 2018. The increase was primarily due to increases in construction in progress costs and the adoption of FASB Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). In January 2017, we purchased a building in Portsmouth, New Hampshire with the intention of using a majority of the space for banking operations. The construction in progress costs increased $1.6 million, or 28.1% to $7.1 million at March 31, 2019 from $5.6 million at December 31, 2018. ASU No. 2016-02 became effective January 1, 2019 and required us to recognize on our balance sheet right-of-use assets, which approximate the present value of the remaining lease payments. As of March 31, 2019, the balance of the right-of-use assets was $3.8 million.

Asset Quality

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Management of asset quality is accomplished by internal controls, monitoring and reporting of key risk indicators, and both internal and independent third-party loan reviews. The primary objective of our loan review process is to measure borrower performance and assess risk for the purpose of identifying loan weakness in order to minimize loan loss exposure. From the time of loan origination through final repayment, commercial real estate, construction and land development and commercial business loans are assigned a risk rating based on pre-determined criteria and levels of risk. The risk rating is monitored annually for most loans; however, it may change during the life of the loan as appropriate.

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When entering a new lending line, we typically seek to manage risks and costs by limiting initial activity. We then decide whether it would be profitable and consistent with our risk tolerance levels to expand the activity, and continually calibrate and adjust our actions to maintain appropriate risk limitations. We typically enter a new lending line based upon the experience of our existing employees, or we may hire an experienced individual or group of individuals to manage new activities.

Internal and independent third-party loan reviews vary by loan type. Depending on the size and complexity of the loan, some loans may warrant detailed individual review, while other loans may have less risk based upon size, or be of a homogeneous nature reducing the need for detailed individual analysis. Assets with these characteristics, such as consumer loans and loans secured by residential real estate, may be reviewed on the basis of risk indicators such as delinquency or credit rating. In cases of significant concern, a total re-evaluation of the loan and associated risks are documented by completing a loan risk assessment and action plan. Some loans may be re-evaluated in terms of their fair market value or net realizable value in order to determine the likelihood of potential loss exposure and, consequently, the adequacy of specific and general loan loss reserves.

When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status, including contacting the borrower by letter and phone at regular intervals. When the borrower is in default, we may commence collection proceedings. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. Management informs the board of directors monthly of the amount of loans delinquent more than 30 days. Management provides detailed information to the board of directors quarterly on loans 60 or more days past due and all loans in foreclosure and repossessed property that we own.

Delinquent Loans. The following tables set forth our loan delinquencies by type and amount at the dates indicated.

				At December 31,
	At March 31, 2019			2018			2017
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real Estate:
Residential	$227	$358	$29	$321	$223	$30	$699	$178	$81
Commercial	—	—	519	742	—	519	—	3,669	—
Construction and land development	—	—	—	—	—	—	—	—	—
Commercial	131	—	1,861	40	—	3,167	12	—	—
Consumer	30	85	114	62	46	59	63	45	60
Total	$388	$443	$2,523	$1,165	$269	$3,775	$774	$3,892	$141

	At December 31,
	2016			2015			2014
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real Estate:
Residential	$—	$—	$—	$130	$173	$365	$—	$404	$423
Commercial	—	—	346	—	—	—	110	132	363
Construction and land development	—	—	—	—	—	—	—	—	—
Commercial	29	—	—	—	—	—	149	108	350
Consumer	—	—	—	1	1	—	9	—	—
Total	$29	$—	$346	$131	$174	$365	$268	$644	$1,136

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Non-performing Assets. Non-performing assets include loans that are 90 or more days past due or on non-accrual status, including troubled debt restructurings on non-accrual status, and real estate and other loan collateral acquired through foreclosure and repossession. Troubled debt restructurings include loans for which either a portion of interest or principal has been forgiven, loans modified at interest rates materially less than current market rates, or the borrower is experiencing financial difficulty. Loans 90 days or greater past due may remain on an accrual basis if adequately collateralized and in the process of collection. At March 31, 2019 and December 31, 2018, we did not have any accruing loans past due 90 days or greater. For non-accrual loans, interest previously accrued but not collected is reversed and charged against income at the time a loan is placed on non-accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as foreclosed real estate until it is sold. When property is acquired, it is initially recorded at the lower of cost or fair value less costs to sell at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

The following table sets forth information regarding our non-performing assets at the dates indicated.

	At March	At December 31,
	31, 2019	2018	2017	2016	2015	2014
	(Dollars in thousands)

Non-accrual loans:
Real Estate:
Residential	$822	$850	$364	$303	$1,031	$1,564
Commercial	519	519	7,102	346	106	3,002
Construction and land development	—	—	—	—	—	—
Commercial	6,919	4,830	1,505	933	1,147	516
Consumer	115	62	62	—	—	—
Total non-accrual loans	8,375	6,261	9,033	1,582	2,284	5,082

Accruing loans past due 90 days or more	—	—	—	—	—	—
Other real estate owned	1,720	1,676	—	—	—	—
Total non-performing assets	$10,095	$7,937	$9,033	$1,582	$2,284	5,082

Total loans (1)	$871,126	$847,208	$751,895	$633,015	$562,834	$501,407
Total assets	$998,519	$974,079	$902,265	$795,543	$743,397	$658,606

Total non-performing loans to total loans (1)	0.96%	0.74%	1.20%	0.25%	0.41%	1.01%
Total non-performing assets to total assets	1.01%	0.81%	1.00%	0.20%	0.31%	0.77%

(1)	Loans are presented before allowance for loan losses, but include deferred loan costs/fees.

The increase in non-accrual loans at March 31, 2019 compared to December 31, 2018 was primarily due to four relationships. Of the four relationships, two were originated through the BancAlliance network. BancAlliance has a membership of approximately 200 community banks that together participate in middle market commercial and industrial loans as a way to diversify their commercial portfolio. All impaired loan relationships have been evaluated and specific reserves of $886,000 were allocated. Our last BancAlliance commercial business loan origination was in February 2017, and at this time we are not anticipating originating any new loans through this network.

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The decrease in non-accrual loans at December 31, 2018 as compared to December 31, 2017 was primarily due to a foreclosure sale we conducted and the transfer of a loan relationship that consisted of two commercial real estate loans to other real estate owned. In April 2018, we conducted a foreclosure sale of certain real and personal property which secured four non-accruing loans we originated.  The aggregate outstanding principal balance of these loans was approximately $7.5 million, of which (a) approximately $4.9 million was due and owing to us and (b) approximately $2.6 million was due and owing to another financial institution who purchased participation interests in certain of these loans (the “Participant”). We received approximately $8.3 million in proceeds from this foreclosure sale. The U.S. Small Business Administration (“SBA”), which also made a secured loan to the same obligors, has since disputed our retention of, and claimed priority to, a portion of the proceeds generated from this foreclosure sale, alleging a breach of contract and seeking monetary damages in the approximate amount of $2.0 million.  As previously disclosed, we had segregated into a separate deposit account the entire amount in dispute, including the amount that would be provided to the participating institution.  In June 2019, we settled this matter with the SBA and the participating institution for the amounts we had segregated and the settlement did not have a significant impact on our financial condition or results of operations. The increase in non-accrual commercial loans at December 31, 2018 compared to December 31, 2017 consists primarily of three commercial and industrial loan relationships. Impairment was evaluated and specific reserves of $1.1 million were allocated to impaired loans as of December 31, 2018.

We have cooperative relationships with the vast majority of our nonperforming loan customers. Repayment of non-performing loans largely depends on the return of such loans to performing status or the liquidation of the underlying collateral. We pursue the resolution of all non-performing loans through collections, restructures, voluntary liquidation of collateral by the borrower and, where necessary, legal action. When attempts to work with a customer to return a loan to performing status, including restructuring the loan, are unsuccessful, we will initiate appropriate legal action seeking to acquire property by deed in lieu of foreclosure or through foreclosure, or to liquidate business assets.

Interest income that would have been recorded for the three months ended March 31, 2019 had non-accruing loans been current according to their original terms amounted to $218,000. We recognized $38,000 of interest income for these loans for the three months ended March 31, 2019. Interest income that would have been recorded for the year ended December 31, 2018 had non-accruing loans been current according to their original terms amounted to $372,000. We recognized $150,000 of interest income for these loans for the year ended December 31, 2018.

The following tables set forth the accruing and non-accruing status of troubled debt restructurings at the dates indicated.

			At December 31,
	At March 31, 2019		2018		2017
	Non- Accruing	Accruing	Non- Accruing	Accruing	Non- Accruing	Accruing
	(In thousands)
Troubled Debt Restructurings:
Real estate:
Residential	$—	$383	$—	$388	$—	$404
Commercial	—	1,319	—	1,334	—	1,521
Construction and land development	—	—	—	—	—	—
Commercial	2,143	410	1,089	462	67	1,698
Consumer	—	—	—	—	—	—
Total	$2,143	$2,112	$1,089	$2,184	$67	$3,623

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	At December 31,
	2016		2015		2014
	Non- Accruing	Accruing	Non- Accruing	Accruing	Non- Accruing	Accruing
	(In thousands)
Troubled Debt Restructurings:
Real estate:
Residential	$—	$422	$—	$436	$—	$221
Commercial	346	1,610	106	3,167	1,490	1,385
Construction and land development	—	—	—	—	—	—
Commercial	919	727	1,147	565	202	196
Consumer	—	—	—	—	—	—
Total	$1,265	$2,759	$1,253	$4,168	$1,692	$1,802

Total troubled debt restructurings increased in 2019 primarily due to our restructuring one of our BancAlliance loans. Total troubled debt restructurings decreased in 2018 primarily due to the loans paying in accordance with their modified terms. During 2018, there were no trouble debt restructures. During 2017, there was one loan totaling $249,000 that was modified under a troubled debt restructure. The loan that was modified in 2017 is paying in accordance with its modified terms.

Interest income that would have been recorded for the three months ended March 31, 2019 had troubled debt restructurings been current according to their original terms amounted to $75,000. We recognized $32,000 of interest income for these loans for the three months ended March 31, 2019. Interest income that would have been recorded for the year ended December 31, 2018 had troubled debt restructurings been current according to their original terms amounted to $251,000. We recognized $179,000 of interest income for these loans for the year ended December 31, 2018.

Potential Problem Loans. We classify certain commercial real estate, construction and land development, and commercial loans as “special mention”, “substandard”, or “doubtful”, based on criteria consistent with guidelines provided by our banking regulators. Certain potential problem loans represent loans that are currently performing, but for which known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in such loans becoming nonperforming at some time in the future. Potential problem loans also include non-accrual or restructured loans presented above. We expect the levels of non-performing assets and potential problem loans to fluctuate in response to changing economic and market conditions, and the relative sizes of the respective loan portfolios, along with our degree of success in resolving problem assets.

Other potential problem loans are those loans that are currently performing, but where known information about possible credit problems of the borrowers causes us to have concerns as to the ability of such borrowers to comply with contractual loan repayment terms. At March 31, 2019, other potential problem loans totaled $2.1 million, consisting of 13 troubled debt restructured loans that were accruing interest in accordance with their modified terms. At December 31, 2018, other potential problem loans totaled $2.2 million, consisting of 14 troubled debt restructured loans that were accruing interest in accordance with their modified terms.

Allowance for Loan Losses. The allowance for loan losses is maintained at levels considered adequate by management to provide for probable loan losses inherent in the loan portfolio as of the consolidated balance sheet reporting dates. The allowance for loan losses is based on management’s assessment of various factors affecting the loan portfolio, including portfolio composition, delinquent and non-accrual loans, national and local business conditions and loss experience and an overall evaluation of the quality of the underlying collateral.

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The following table sets forth activity in our allowance for loan losses for the periods indicated.

	Three Months Ended March 31,				Year Ended December 31,
	2019		2018		2018	2017	2016	2015	2014
	(Dollars in thousands)

Allowance at beginning of period	$11,680		$9,757		$9,757	$8,590	$7,905	$7,224	$6,077
Provision for loan losses	1,462		656		3,329	2,929	703	805	1,452
Charge offs:
Real estate:
Residential	—		—		—	—	—	—	30
Commercial	—		—		670	1,522	—	—	243
Construction and land development	—		—		—	—	—	—	—
Commercial	1,033		20		190	107	—	96	—
Consumer	281		166		699	190	44	65	91
Total charge-offs	1,314		186		1,559	1,819	44	161	364

Recoveries:
Real estate:
Residential	—		—		2	—	12	6	24
Commercial	—		—		—	45	—	—	24
Construction and land development	—		—		—	—	—	—	—
Commercial	10		1		87	—	1	20	5
Consumer	19		8		64	12	13	11	6
Total recoveries	29		9		153	57	26	37	59

Net charge-offs	1,285		177		1,406	1,762	18	124	305

Allowance at end of period	$11,857		$10,236		$11,680	$9,757	$8,590	$7,905	$7,224

Non-performing loans at end of period	$8,375		$9,854		$6,261	$9,033	$1,582	$2,284	$5,082
Total loans outstanding at end of period (1)	$871,126		$770,118		$847,208	$751,895	$633,015	$562,834	$501,407
Average loans outstanding during the period (1)	$865,239		$766,968		$783,570	$698,859	$583,156	$516,405	$471,650

Allowance to non-performing loans	141.58%		106.80%		186.55%	108.02%	542.98%	346.10%	142.15%
Allowance to total loans outstanding at end of the period	1.36%		1.33%		1.38%	1.30%	1.36%	1.40%	1.44%
Net charge-offs to average loans outstanding during the period	0.59	%(2)	0.09	%(2)	0.18%	0.25%	—	0.02%	0.06%

(1)	Loans are presented before the allowance for loan losses but include deferred fees/costs.
(2)	Annualized.

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Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

			At December 31,
	At March 31, 2019		2018		2017
	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate:
Residential	$240	6.29%	$251	6.76%	$300	9.00%
Commercial	4,247	42.80	4,152	43.00	4,483	49.35
Construction and land development	734	4.86	738	5.26	965	7.42
Commercial	5,746	43.84	5,742	42.64	3,280	31.91
Consumer	812	2.21	710	2.34	649	2.32
Total allocated allowance for loan losses	11,779	100.00%	11,593	100.00%	9,677	100.00%
Unallocated	78		87		80
Total	$11,857		$11,680		$9,757

	At December 31,
	2016		2015		2014
	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate:
Residential	$328	12.13%	$412	16.40%	$560	20.84%
Commercial	4,503	53.07	3,827	50.67	3,500	49.76
Construction and land development	882	7.60	1,236	12.70	872	9.38
Commercial	2,513	26.23	2,138	19.90	1,751	19.45
Consumer	279	0.97	119	0.33	184	0.57
Total allocated allowance for loan losses	8,505	100.00%	7,732	100.00%	6,867	100.00%
Unallocated	85		173		357
Total	$8,590		$7,905		$7,224

The allowance consists of general, specific, and unallocated components. The general component relates to pools of non-impaired loans and is based on historical loss experience adjusted for qualitative factors. The allocated component relates to loans that are classified as impaired, whereby an allowance is established when the discounted cash flows, collateral value, less estimated selling costs, or observable market price of the impaired loan is lower than the carrying value of that loan.

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

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We had impaired loans totaling $9.5 million, $7.5 million and $12.2 million as of March 31, 2019, December 31, 2018 and 2017, respectively. Impaired loans totaling $5.4 million had a valuation allowance of $886,000 at March 31, 2019. Impaired loans totaling $1.8 million had a valuation allowance of $1.1 million at December 31, 2018. At December 31, 2017, there were no impaired loans with a valuation allowance. Our average investment in impaired loans was $9.6 million, $13.1 million and $7.0 million for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, respectively.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial business, commercial real estate and construction and land development loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment based on payment status. Accordingly, we do not separately identify individual one- to four-family residential and consumer loans for impairment disclosures, unless such loans are subject to a troubled debt restructuring. We periodically agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring. All troubled debt restructurings are initially classified as impaired.

We review residential and commercial loans for impairment based on the fair value of collateral, if collateral-dependent, or the present value of expected cash flows. Management has reviewed the collateral value for all impaired and non-accrual loans that were collateral dependent as of March 31, 2019 and December 31, 2018 and considered any probable loss in determining the allowance for loan losses.

Loans that are partially charged off generally remain on non-accrual status until foreclosure or such time that they are performing in accordance with the terms of the loan and have a sustained payment history of at least six months. The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. Loan losses are charged against the allowance when we believe the uncollectability of a loan balance is confirmed; for collateral-dependent loans, generally when appraised values (as adjusted values, if applicable) less estimated costs to sell, are less than our carrying values.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles in the United States of America, our regulators, in reviewing our loan portfolio, may require us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate or increases may be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

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Securities Portfolio

During 2017, we sold $30.6 million of state and municipal securities and $9.8 million of equity securities. The sale of the state and municipal securities was conducted to reduce our concentration within this category. The divesture resulted in a 34% concentration of the portfolio as compared to 47% of the portfolio prior to sale. The sale of equity securities was conducted to reduce potential earnings volatility related to new accounting guidance effective in 2018, which would have required us to report the changes in fair value of equity securities in earnings.

During 2016, we transferred all of our investments classified as held-to-maturity to available-for-sale. The following table sets forth the amortized cost and estimated fair value of our securities portfolio at the dates indicated.

			At December 31,
	At March 31, 2019		2018		2017		2016
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

State and municipal	$11,453	$11,535	$20,118	$20,255	$20,726	$21,454	$49,367	$50,580
Corporate debt	—	—	—	—	—	—	1,000	1,031
Asset-backed securities	6,116	6,048	6,512	6,371	7,524	7,517	8,747	8,678
Government mortgage-backed securities	32,353	32,079	25,135	24,777	32,421	32,458	41,818	41,914
Trust preferred securities	—	—	—	—	—	—	1,368	968
Marketable equity securities	—	—	—	—	—	—	11,363	14,696
Total	$49,922	$49,662	$51,765	$51,403	$60,671	$61,429	$113,663	$117,867

At March 31, 2019 and December 31, 2018, we had no investments in a single company or entity, other than government and government agency securities, that had an aggregate book value in excess of 10% of our equity.

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Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at March 31, 2019, are summarized in the following table. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. No tax-equivalent yield adjustments have been made, as the amount of tax-free interest-earning assets is immaterial.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
State and municipal	$95	4.05%	$604	3.81%	$2,028	3.92%	$8,726	3.01%	$11,453	$11,535	3.22%
Asset-backed securities	—	—	715	2.00%	—	—	5,401	2.75%	6,116	6,048	2.66%
Government mortgage-backed securities	—	—	223	1.14%	4,075	2.14%	28,055	3.08%	32,353	32,079	2.95%
Total	$95	4.05%	$1,542	2.59%	$6,103	2.73%	$42,182	3.02%	$49,922	$49,662	2.98%

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Each reporting period, we evaluate all securities with a decline in fair value below the amortized cost of the investment to determine whether or not the impairment is deemed to be other-than-temporary. Other-than-temporary impairment (“OTTI”) is required to be recognized if (1) we intend to sell the security; (2) it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis; or (3) for debt securities, the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For impaired debt securities that we intend to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI, resulting in a realized loss that is a charged to earnings through a reduction in our non-interest income. For all other impaired debt securities, credit-related OTTI is recognized through earnings and non-credit related OTTI is recognized in other comprehensive income/loss, net of applicable taxes. We did not recognize any OTTI during the three months ended March 31, 2019 or the years ended December 31, 2018 or 2017.

Deposits

Total deposits increased $7.2 million, or 0.9%, to $775.3 million at March 31, 2019 from $768.1 million at December 31, 2018. The primary reasons for the increase in deposits were an increase of $22.7 million, or 23.3%, in time deposits, and an increase in savings deposits of $6.3 million, or 5.8%. The increases were partially offset by a decrease of $19.8 million, or 6.0%, in NOW and demand deposits. The increase in time deposits is primarily due to increases in brokered certificates of deposit of $13.3 million, or 23.9%, and an increase of $9.9 million, or 190.6%, from QwickRate deposits, where we gather certificates of deposit nationwide by posting rates we will pay on these deposits. The increase in savings accounts is primarily due to municipal deposits transferring from NOW and demand deposits to a savings account product. In addition to the municipal deposit transfer, NOW and demand deposits decreased due to the seasonality of municipal deposit balances as well as a decrease in some of our high rate relationships.

Total deposits increased $18.0 million, or 2.4%, to $768.1 million at December 31, 2018 from $750.1 million at December 31, 2017. Our continuing focus on the acquisition and expansion of core deposit relationships, which we define as all deposits except for certificates of deposit, resulted in net growth in these deposits during 2018 of $22.8 million, or 3.5%, to $670.7 million at December 31, 2018, or 87.3% of total deposits at that date. Core deposits totaled $655.2 million at March 31, 2019, or 84.5% of total deposits at that date.

The following table sets forth the distribution of total deposits by account type at the dates indicated.

			At December 31,
	At March 31, 2019		2018		2017		2016
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Noninterest bearing	$198,733	25.64%	$195,293	25.43%	$186,222	24.83%	$158,075	25.17%
Negotiable order of withdrawal (NOW)	113,553	14.65	136,771	17.81	123,292	16.44	122,698	19.54
Savings accounts	115,614	14.91	109,322	14.23	112,610	15.01	111,016	17.68
Money market deposit accounts	227,256	29.31	229,314	29.85	225,735	30.10	145,321	23.14
Certificates of deposit	120,121	15.49	97,396	12.68	102,198	13.62	90,872	14.47
Total	$775,277	100.00%	$768,096	100.00%	$750,057	100.00%	$627,982	100.00%

As of March 31, 2019, our certificates of deposit included $69.1 million of brokered certificates of deposit and $15.1 million of QwickRate certificates of deposit, where we gather certificates of deposit nationwide by posting rates we will pay on these deposits. As of December 31, 2018, our certificates of deposit included $55.8 million of brokered certificates of deposit and $5.2 million of QwickRate certificates of deposit.

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As of March 31, 2019, the aggregate amount of all our certificates of deposit in amounts greater than or equal to $100,000, which excludes all brokered certificates, was approximately $33.5 million. The following table sets forth the maturity of these certificates as of March 31, 2019.

At March 31, 2019
(In thousands)
Maturity Period:
Three months or less	$10,663
Over three through six months	4,230
Over six through twelve months	3,758
Over twelve months	14,852
Total	$33,503

Borrowings

Our borrowings at March 31, 2019 consisted of Federal Home Loan Bank advances. The following table sets forth information concerning balances and interest rates on Federal Home Loan Bank advances and Federal Reserve Bank borrower-in-custody borrowings at the dates and for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2019	2018	2018	2017	2016
	(Dollars in thousands)

Balance outstanding at end of period	$79,942	$45,211	$68,022	$26,841	$49,858
Weighted average interest rate at end of period	2.55%	1.84%	2.58%	1.52%	1.36%
Maximum amount of borrowings outstanding at any month end during the period	$90,774	$45,211	$68,125	$79,725	$50,025
Average balance outstanding during the period	$80,483	$22,814	$30,987	$51,610	$36,672
Weighted average interest rate during the period	2.65%	2.00%	2.40%	1.52%	1.70%

We had no securities sold under agreements to repurchase during the three months ended March 31, 2019 or the years ended December 31, 2018, 2017 and 2016.

Borrowings at March 31, 2019 consisted of Federal Home Loan Bank advances and at December 31, 2018 consisted of Federal Home Loan Bank advances and Federal Reserve Bank borrowings from the borrower-in-custody program. Borrowings increased $11.9 million, or 17.5%, to $79.9 million at March 31, 2019 from $68.0 million at December 31, 2018. The increase was primarily due to funding loan growth.

Borrowings increased $41.2 million, or 153.4%, to $68.0 million at December 31, 2018 from $26.8 million at December 31, 2017 primarily due to loan growth funding. Out of the $68.0 million in borrowed funds, $38.1 million is short-term with an original maturity of less than one year. Net loans grew $52.2 million over the three months ended December 31, 2018 and borrowings were utilized to fund the loan growth that occurred during the fourth quarter of 2018.

Shareholders’ Equity

Total shareholders’ equity increased $2.7 million, or 2.1%, to $128.3 million at March 31, 2019, from $125.6 million at December 31, 2018. The increase was primarily due to year-to-date net income of $2.2 million, stock-based compensation expense of $265,000, and employee stock ownership plan shares earned of $136,000.

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Total shareholders’ equity increased $9.8 million, or 8.5%, to $125.6 million at December 31, 2018, from $115.8 million at December 31, 2017. The increase was due primarily to net income of $9.3 million, stock-based compensation expense of $928,000, and employee stock ownership plan shares earned of $613,000, partially offset by a decrease of $215,000 due to stock repurchases and $844,000 in accumulated other comprehensive loss, reflecting a decrease in the fair value of available-for-sale securities.

Average Balance Sheets and Related Yields and Rates

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as we consider the amount of tax-free interest-earning assets to be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended March 31,
	2019			2018
	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$865,239	$11,699	5.41%	$766,968	$9,276	4.84%
Short-term investments	4,356	26	2.39%	8,680	42	1.94%
Investment securities	50,780	373	2.94%	59,761	408	2.73%
Federal Home Loan Bank stock	3,533	31	3.51%	1,670	27	6.47%
Total interest-earning assets	923,908	12,129	5.25%	837,079	9,753	4.66%
Noninterest-earning assets	63,362			48,958
Total assets	$987,270			$886,037

Interest-bearing liabilities:
Savings accounts	$118,032	$108	0.37%	$118,382	$70	0.24%
Money market accounts	231,766	699	1.21%	224,681	401	0.71%
Now accounts	115,977	116	0.40%	110,907	154	0.56%
Certificates of deposit	103,862	514	1.98%	102,325	295	1.15%
Total interest-bearing deposits	569,637	1,437	1.01%	556,295	920	0.66%
Borrowings	80,483	534	2.65%	22,814	114	2.00%
Total interest-bearing liabilities	650,120	1,971	1.21%	579,109	1,034	0.71%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	189,544			180,850
Other noninterest-bearing liabilities	16,256			9,244
Total liabilities	855,920			769,203
Total equity	131,350			116,834
Total liabilities and equity	$987,270			$886,037

Net interest income		$10,158			$8,719
Interest rate spread (2)			4.04%			3.95%
Net interest-earning assets (3)	$273,788			$257,970
Net interest margin (4)			4.40%			4.17%
Average interest-earning assets to interest-bearing liabilities	142.11%			144.55%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

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	For the Year Ended December 31,
	2018			2017			2016
	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$783,570	$40,358	5.15%	$698,859	$32,510	4.65%	$583,156	$25,549	4.38%
Short-term investments	15,846	313	1.98%	8,285	100	1.21%	7,992	33	0.41%
Investment securities	55,686	1,560	2.80%	111,732	3,049	2.73%	120,897	3,222	2.67%
Federal Home Loan Bank stock	1,925	109	5.66%	2,874	123	4.28%	2,599	90	3.46%
Total interest-earning assets	857,027	42,340	4.94%	821,750	35,782	4.35%	714,644	28,894	4.04%
Non-interest earning assets	50,411			46,576			39,845
Total assets	$907,438			$868,326			$754,489

Interest-bearing liabilities:
Savings accounts	$116,126	$281	0.24%	$116,147	209	0.18%	$110,528	190	0.17%
Money market accounts	227,057	2,224	0.98%	176,216	875	0.50%	115,857	334	0.29%
Now accounts	116,816	602	0.52%	114,292	660	0.58%	112,003	661	0.59%
Certificates of deposit	95,987	1,361	1.42%	120,033	1,200	1.00%	109,175	978	0.90%
Total interest-bearing deposits	555,986	4,468	0.80%	526,688	2,944	0.56%	447,563	2,163	0.48%
Borrowings	30,987	745	2.40%	51,610	782	1.52%	36,672	622	1.70%
Total interest-bearing liabilities	586,973	5,213	0.89%	578,298	3,726	0.64%	484,235	2,785	0.58%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	189,369			166,055			156,379
Other noninterest-bearing liabilities	10,759			8,332			7,813
Total liabilities	787,101			752,685			648,427
Total equity	120,337			115,641			106,062
Total liabilities and equity	$907,438			$868,326			$754,489

Net interest income		$37,127			$32,056			$26,109
Interest rate spread (1)			4.05%			3.71%			3.46%
Net interest-earning assets (2)	$270,054			$243,452			$230,409
Net interest margin (3)			4.33%			3.90%			3.65%
Average interest-earning assets to interest-bearing liabilities	146.01%			142.10%			147.58%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

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Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31, 2019 vs. 2018			Year Ended December 31, 2018 vs. 2017			Year Ended December 31, 2017 vs. 2016
	Increase (Decrease)		Total	Increase (Decrease)		Total	Increase (Decrease)		Total
	Due to		Increase	Due to		Increase	Due to		Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
	(In thousands)
Interest-earning assets:
Loans	$1,161	$1,262	$2,423	$3,683	$4,165	$7,848	$1,653	$5,308	$6,961
Short-term investments	8	(24)	(16)	88	125	213	66	1	67
Investment securities	29	(64)	(35)	79	(1,568)	(1,489)	76	(249)	(173)
Federal Home Loan Bank stock	(16)	20	4	33	(47)	(14)	23	10	33
Total interest-earning assets	1,182	1,194	2,376	3,883	2,675	6,558	1,817	5,071	6,888
Interest-bearing liabilities:
Savings accounts	38	(0)	38	72	—	72	9	10	19
Money market accounts	285	13	298	1,040	309	1,349	314	227	541
NOW accounts	(45)	7	(38)	(72)	14	(58)	(14)	13	(1)
Certificates of deposit	215	4	219	434	(273)	161	120	102	222
Total interest-bearing deposits	493	24	517	1,474	50	1,524	429	352	781
Borrowings	48	372	420	350	(387)	(37)	(72)	232	160
Total interest-bearing liabilities	541	396	937	1,824	(337)	1,487	357	584	941
Change in net interest and dividend income	$641	$798	$1,439	$2,059	$3,012	$5,071	$1,460	$4,487	$5,947

Results of Operations for the Three Months Ended March 31, 2019 and 2018

General. Net income increased $196,000 to $2.2 million for the three months ended March 31, 2019 from $2.0 million for the three months ended March 31, 2018. The increase was primarily related to an increase of $1.4 million in net interest and dividend income, partially offset by an increase in provision for loan losses of $806,000, an increase in noninterest expense of $370,000, and an increase in income tax expense of $100,000.

Interest and Dividend Income. Interest and dividend income increased $2.4 million, or 24.4%, to $12.1 million for the three months ended March 31, 2019 from $9.8 million for the three months ended March 31, 2018. This increase was primarily attributable to an increase in interest and fees on loans, which increased $2.4 million, or 26.1%, to $11.7 million for the three months ended March 31, 2019 from $9.3 million for the three months ended March 31, 2018. The increase in interest and fees on loans was partially offset by a decrease in interest and dividends on securities and a decrease in interest on short-term investments. Interest and dividends on securities decreased $31,000, or 7.1%, to $404,000 for the three months ended March 31, 2019 from $435,000 for the three months ended March 31, 2018, and interest on short-term investments decreased $16,000, or 38.1%, to $26,000 for the three months ended March 31, 2019, from $42,000 for the three months ended March 31, 2018.

The increase in interest income on loans was due to an increase in the average balance of loans of $98.3 million, or 12.8%, to $865.2 million for the three months ended March 31, 2019, from $767.0 million for the three months ended March 31, 2018. In addition, interest income increased due to the yield on loans increasing 57 basis points to 5.41% for the three months ended March 31, 2019 due to our continued focus on higher-yielding commercial lending.

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Interest Expense. Interest expense increased $937,000, or 90.6%, to $2.0 million for the three months ended March 31, 2019 from $1.0 million for the three months ended March 31, 2018, caused by an increase in interest expense on deposits and borrowings. Interest expense on deposits increased $517,000, or 56.2%, to $1.4 million for the three months ended March 31, 2019 from $920,000 for the three months ended March 31, 2018, due primarily to an increase in the average rate paid on interest-bearing deposits of 35 basis points to 1.01% for the three months ended March 31, 2019 from 0.66% for the three months ended March 31, 2018. The increase in the average rate was primarily the result of increases in the average rates paid on money market accounts and certificates of deposit. The average rates paid on money market accounts and certificates of deposit increased due to changes in the market rate environment. Interest expense on deposits also increased due to an increase in the average balance of interest-bearing deposits of $13.3 million, or 2.4%, to $569.6 million for the three months ended March 31, 2019 from $556.3 million for the three months ended March 31, 2018. The increase resulted primarily from an increase in the average balance of money market accounts, which increased $7.1 million, or 3.2%.

Interest expense on borrowings increased $420,000, or 368.4%, to $534,000 for the three months ended March 31, 2019 from $114,000 for the three months ended March 31, 2018. The interest expense on borrowings increased due to the increase in average outstanding balance of $57.7 million, or 252.8% to $80.5 million for the three months ended March 31, 2019, as we borrowed funds to support loan growth.

Net Interest and Dividend Income. Net interest and dividend income increased $1.4 million, or 16.5%, to $10.2 million for the three months ended March 31, 2019 from $8.7 million for the three months ended March 31, 2018. The increase was due to both higher balances of interest-earning assets and expanding margins. Our net interest rate spread increased nine basis points to 4.04% for the three months ended March 31, 2019 from 3.95% for the three months ended March 31, 2018. Our net interest margin increased 23 basis points to 4.40% for the three months ended March 31, 2019 from 4.17% for the three months ended March 31, 2018.

Provision for Loan Losses. The provision for loan losses was $1.5 million for the three months ended March 31, 2019 compared to $656,000 for the three months ended March 31, 2018. The provision recorded resulted in an allowance for loan losses of $11.9 million, or 1.36% of total loans, at March 31, 2019, compared to $11.7 million, or 1.38% of total loans, at December 31, 2018 and $10.2 million, or 1.33% of total loans, at March 31, 2018. The changes in the provision and allowance for loan losses were based on management’s assessment of loan portfolio growth and composition trends, historical charge-off trends, levels of problem loans and other asset quality trends. Non-accrual loans as of March 31, 2019 were primarily comprised of four commercial and industrial relationships with a total carrying value of $6.7 million. Impairment was evaluated and specific reserves of $886,000 were allocated to impaired loans as of March 31, 2019. Our net charge-offs as a percent of average loans increased to 0.59% at March 31, 2019 as compared to 0.09% as of March 31, 2018. The primary reason for the increase in net charge-offs resulted from our charging-off a BancAlliance loan, totaling $917,000, in the first quarter of 2019.

As of March 31, 2019, we had ten BancAlliance relationships remaining totaling $13.9 million. Out of the ten relationships, five totaling $6.8 million are pass rated, two totaling $3.4 million are on watch and three totaling $3.7 million are substandard. During the three months ended March 31, 2019, two relationships totaling $3.2 million were put on non-accrual and deemed impaired. We have allocated specific reserves totaling $345,000 to those impaired loans. Our last BancAlliance loan origination was in February 2017 and at this time we are not anticipating originating any new loans through this network.

Noninterest Income. Noninterest income increased $33,000, or 3.3%, and was $1.0 million for each of the three months ended March 31, 2019 and 2018. The increase was primarily caused by an increase in the gain on sales of securities, partially offset by decreases in customer service fees on deposit accounts and in other service charges and fees. Gain on sales of securities was $113,000 for the three months ended March 31, 2019 compared to zero for the three months ended March 31, 2018. We repositioned some of our securities by selling some municipal and mortgage-backed securities that were close to maturity and reinvested into longer-term mortgage-backed securities. Customer service fees on deposit accounts decreased $33,000, or 9.1%, to $329,000 for the three months ended March 31, 2019 from $362,000 for the three months ended March 31, 2018 and other service charges and fees decreased $43,000, or 9.5%, to $412,000 for the three months ended March 31, 2019 from $455,000 for the three months ended March 31, 2018.

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Noninterest Expense. Noninterest expense increased $370,000, or 5.8%, to $6.7 million for the three months ended March 31, 2019 from $6.4 million for the three months ended March 31, 2018. The largest increases were related to salaries and employee benefits expense, professional fees, and occupancy expense, partially offset by a decrease in other expense. The increase in salary and employee benefits of $130,000, or 3.1%, to $4.3 million for the three months ended March 31, 2019 from $4.2 million for the three months ended March 31, 2018 was primarily related to a higher number of sales and operations positions compared to the same period in 2018. The increase in professional fees of $174,000, or 70.2%, to $422,000 for the three months ended March 31, 2019 from $248,000 for the three months ended March 31, 2018 was primarily related to increased legal expenses related to certain subordinated lienholders that are disputing the priority of our liens and our right to retain proceeds from a foreclosure sale, discussed in Note 14 to the unaudited consolidated financial statements beginning on page F-1. The increase in occupancy expense of $194,000, or 43.1%, to $644,000 for the three months ended March 31, 2019 from $450,000 for the three months ended March 31, 2018 was primarily related to the acceleration of our leasehold improvements amortization related to the closure of our Hampton, New Hampshire branch in May 2019. The decrease in other expense of $131,000, or 13.5%, to $841,000 for the three months ended March 31, 2019 from $972,000 for the three months ended March 31, 2018 was primarily due to Federal Deposit Insurance Corporation assessment credits received and decreased loan workout expenses.

Income Tax Provision. We recorded a provision for income taxes of $778,000 for the three months ended March 31, 2019, reflecting an effective tax rate of 26.0%, compared to a provision of $678,000 for the three months ended March 31, 2018, reflecting an effective tax rate of 25.1%.

 Results of Operations for the Years Ended December 31, 2018 and 2017

General. Net income increased $1.4 million, or 17.8%, to $9.3 million for the year ended December 31, 2018 from $7.9 million for the year ended December 31, 2017. The increase was primarily due to an increase of $5.1 million, or 15.8%, in net interest and dividend income and a decrease in income tax expense of $4.2 million, or 56.4%, offset by an increase in provision for loan losses of $400,000, or 13.7%, an increase in salaries and employee benefits expense of $1.4 million, or 9.3%, and a decrease in noninterest income of $5.8 million, or 58.0%.

Interest and Dividend Income. Interest and dividend income increased $6.6 million, or 18.3%, to $42.3 million for the year ended December 31, 2018 from $35.8 million for the year ended December 31, 2017. This was caused by an increase in interest and fees on loans, which increased $7.8 million, or 24.1%, offset by a decrease in interest and dividends on securities of $1.5 million, or 47.4%.

The increase in interest income on loans was due to an increase in average balance of $84.7 million, or 12.1%, to $783.6 million for the year ended December 31, 2018 from $698.9 million for the year ended December 31, 2017, and an increase in yield on loans of 50 basis points, to 5.15% for the year ended December 31, 2018 from 4.65% for the year ended December 31, 2017, due to our continued shift to higher-yielding commercial loans and the higher market interest rate environment.

Interest income on investment securities decreased $1.5 million, or 47.4%, to $1.7 million for the year ended December 31, 2018 from $3.2 million for the year ended December 31, 2017. The decrease was primarily due to divesting of all equity securities during the fourth quarter in 2017 and selling a portion of our municipal holdings. The average balances of securities decreased $57.0 million, or 49.7%, to $57.6 million as of December 31, 2018, but our yield increased 13 basis points to 2.90%.

Interest Expense. Interest expense increased $1.5 million, or 39.9%, to $5.2 million for the year ended December 31, 2018 from $3.7 million for the year ended December 31, 2017, primarily due to an increase in interest expense on deposits. Interest expense on deposits increased $1.5 million, or 51.8%, to $4.5 million for the year ended December 31, 2018 from $2.9 million for the year ended December 31, 2017, due to our cost of funds on interest-bearing deposits increasing 24 basis points to 0.80% for the year ended December 31, 2018 from 0.56% for the year ended December 31, 2017 and an increase in average balances. The increase in the cost of funds was primarily due to an increase in the average rate paid on money market accounts, which increased 48 basis points to 0.98%, and certificates of deposit, which increased 42 basis points to 1.42%. During the fourth quarter in 2017, we started offering a tiered rate money market product, which resulted in higher balances and higher rates offered. As of December 31, 2018, this product represented $115.5 million, or 50.4% of our total money market accounts.

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Interest expense on borrowings, which consists of advances from the Federal Home Loan Bank of Boston and borrowings from the Federal Reserve Bank borrower-in-custody program, decreased $37,000, or 4.7%, to $745,000 for the year ended December 31, 2018 from $782,000 for the year ended December 31, 2017. The average balance of borrowings decreased $20.6 million, or 40.0%, to $31.0 million for the year ended December 31, 2018 from $51.6 million for the year ended December 31, 2017. Our cost of borrowings increased 88 basis points to 2.40% for the year ended December 31, 2018 compared to 1.52% for the year ended December 31, 2017 due to the raising rate environment.

Net Interest and Dividend Income. Net interest and dividend income increased $5.1 million, or 15.8%, to $37.1 million for the year ended December 31, 2018 from $32.1 million for the year ended December 31, 2017. Our net interest rate spread increased 34 basis points to 4.05% for the year ended December 31, 2018 from 3.71% for the year ended December 31, 2017, while our net interest margin increased 43 basis points to 4.33% for the year ended December 31, 2018 from 3.90% for the year ended December 31, 2017. The average yield we earned on interest-earning assets increased 59 basis points to 4.94% for the year ended December 31, 2018 from 4.35% for the year ended December 31, 2017. The increase in the yield on interest-earning assets increased more than the average rate we paid on interest-bearing liabilities, which increased 25 basis points to 0.89% for the year ended December 31, 2018 from 0.64% for the year ended December 31, 2017.

Provision for Loan Losses. Our provision for loan losses was $3.3 million for the year ended December 31, 2018 compared to $2.9 million for the year ended December 31, 2017. The provision recorded resulted in an allowance for loan losses of $11.7 million, or 1.38% of total loans and 186.6% of non-performing loans at December 31, 2018, compared to $9.8 million, or 1.30% of total loans and 108.2% of non-performing loans at December 31, 2017. Our provision was higher in 2018 due to an increase in the valuation allowance for impaired loans and continued growth in the total loan portfolio. The non-performing loans at December 31, 2018 consist primarily of three commercial and industrial loan relationships. The relationships were evaluated for impairment and specific reserves of $1.1 million were allocated. The increase in the allowance for loan losses was based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, levels of problem loans and other asset quality trends. We apply historical loss ratios to newly originated loans, which, absent other factors, results in an increase in the allowance for loan losses as the loan portfolio increases. For further information related to changes in the provision and allowance for loan losses, refer to “—Asset Quality—Allowance for Loan Losses.”

Noninterest Income. Noninterest income information is as follows.

	Years Ended December 31,		Change
	2018	2017	Amount	Percent
	(Dollars in thousands)

Customer service fees on deposit accounts	$1,435	$1,392	$43	3.1%
Service charges and fees-other	1,993	1,919	74	3.9%
Gain on sales, calls and donated securities, net	—	5,912	(5,912)	(100.0)%
Bank owned life insurance income	686	645	41	6.4%
Other income	64	87	(23)	(26.4)%
Total noninterest income	$4,178	$9,955	$(5,777)	(58.0)%

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Gains on sales, calls and donated securities, net, decreased $5.9 million, or 100.0%, for the year ended December 31, 2018 compared to the year ended December 31, 2017. Effective January 2018, we adopted ASU No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities.” This standard required us to measure our equity investments at fair value with changes in fair value recognized in net income. We evaluated the pronouncement and decided to divest from our equity securities portfolio in 2017 to reduce potential earnings volatility. Customer service fees on deposit accounts increased $43,000, or 3.1%, primarily due to increased volume in transactional deposit accounts. Service charges and fees increased $74,000, or 3.9%, primarily due to increased loan fees. Bank owned life insurance income increased $41,000, or 6.4%, as $5.5 million in additional bank owned life insurance was purchased during the second half of 2017. Other income decreased $23,000, or 26.4%, primarily due to rebates received due to debit card transaction volume in 2017.

Noninterest Expense. Noninterest expense information is as follows.

	Years Ended December 31,		Change
	2018	2017	Amount	Percent
	(Dollars in thousands)

Salaries and employee benefits	$16,801	$15,365	$1,436	9.3%
Occupancy expense	1,733	1,839	(106)	(5.8)%
Equipment expense	471	587	(116)	(19.8)%
FDIC assessment	301	309	(8)	(2.6)%
Data processing	810	741	69	9.3%
Marketing expense	245	300	(55)	(18.3)%
Professional fees	1,223	936	287	30.7%
Directors’ fees	620	607	13	2.1%
Other	3,210	3,065	145	4.7%
Total noninterest expense	$25,414	$23,749	$1,665	7.0%

Salaries and employee benefits expense increased $1.4 million, or 9.3%, for the year ended December 31, 2018 from the year ended December 31, 2017 due to a higher number of lenders and key management positions in operations. Professional fees increased $287,000, or 30.7%, due to increased legal expenses related to certain subordinated lienholders that are disputing the priority of our liens and our right to retain proceeds from a foreclosure sale. Other noninterest expense increased $145,000, or 4.7%, for the year ended December 31, 2018 from the year ended December 31, 2017 due to costs incurred working out nonperforming loans and an increase in software expense. Occupancy expense decreased $106,000, or 5.8%, for the year ended December 31, 2018 from the year ended December 31, 2017 due to decreased repairs and maintenance costs and the greater need for snow removal in 2017. Equipment expense decreased $116,000, or 19.8%, for the year ended December 31, 2018 from the year ended December 31, 2017 primarily due to a decrease in maintenance contract expense.

Income Tax Provision. We recorded a provision for income taxes of $3.2 million for the year ended December 31, 2018, reflecting an effective tax rate of 25.8%, compared to $7.4 million, or an effective tax rate of 48.4%, for the year ended December 31, 2017. In December 2017, the U.S. government approved a reduction in the federal statutory income tax rate from a maximum rate of 35% to 21%, effective in 2018. This resulted in a decrease in our net deferred tax asset by $2.0 million, which is reflected in our tax provision for the year ended December 31, 2017.

Management of Market Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, we have established a management-level Asset/Liability Management Committee, which takes initial responsibility for developing an asset/liability management process and related procedures, establishing and monitoring reporting systems and developing asset/liability strategies. On at least a quarterly basis, the Asset/Liability Management Committee reviews asset/liability management with the Investment Asset/Liability Committee that has been established by the board of directors. This committee also reviews any changes in strategies as well as the performance of any specific asset/liability management actions that have been implemented previously. On a quarterly basis, an outside consulting firm provides us with detailed information and analysis as to asset/liability management, including our interest rate risk profile. Ultimate responsibility for effective asset/liability management rests with our board of directors.

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We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk: originating loans with adjustable interest rates; promoting core deposit products; and adjusting the interest rates and maturities of funding sources, as necessary. In addition, we no longer originate single-family residential real estate loans, which often have longer terms and fixed rates. By following these strategies, we believe that we are better positioned to react to changes in market interest rates.

Net Interest Income Simulation. We analyze our sensitivity to changes in interest rates through a net interest income simulation model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a 12-month period in the current interest rate environment. We then calculate what the net interest income would be for the same period under the assumption that interest rates increase 200 basis points from current market rates and under the assumption that interest rates decrease 100 basis points from current market rates, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The following table presents the estimated changes in net interest income of The Provident Bank, calculated on a bank-only basis, that would result from changes in market interest rates over twelve-month periods beginning March 31, 2019, December 31, 2018 and 2017.

			At December 31,
	At March 31, 2019		2018		2017
Changes in Interest Rates (Basis Points)	Estimated Net Interest Income Over Next 12 Months	Change	Estimated Net Interest Income Over Next 12 Months	Change	Estimated 12- Months Net Interest Income	Change
(Dollars in thousands)

200	$42,590	(1.67)%	$42,086	(1.50)%	$37,384	1.04%
—	43,313	—	42,726	—	37,001	—
(100)	N/A	N/A	N/A	N/A	35,752	(3.37)%
(200)	43,124	(0.44)%	42,160	(1.32)%	N/A	N/A

Economic Value of Equity Simulation. We also analyze our sensitivity to changes in interest rates through an economic value of equity (“EVE”) model. EVE represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities adjusted for the value of off-balance sheet contracts. The EVE ratio represents the dollar amount of our EVE divided by the present value of our total assets for a given interest rate scenario. EVE attempts to quantify our economic value using a discounted cash flow methodology while the EVE ratio reflects that value as a form of capital ratio. We estimate what our EVE would be as of a specific date. We then calculate what EVE would be as of the same date throughout a series of interest rate scenarios representing immediate and permanent, parallel shifts in the yield curve. We currently calculate EVE under the assumptions that interest rates increase 100, 200, 300 and 400 basis points from current market rates, and under the assumption that interest rates decrease 100 basis points from current market rates.

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The following table presents the estimated changes in EVE of The Provident Bank, calculated on a bank-only basis, that would result from changes in market interest rates as of March 31, 2019, December 31, 2018 and 2017.

			At December 31,
	At March 31, 2019		2018		2017
Changes in Interest Rates (Basis Points)	Economic Value of Equity	Change	Economic Value of Equity	Change	Economic Value of Equity	Change
(Dollars in thousands)

400	$146,464	(1.70)%	$147,448	(3.70)%	$133,578	3.40%
300	148,764	(0.20)%	150,100	(1.90)%	133,308	3.20%
200	150,608	1.10%	152,408	(0.40)%	132,555	2.60%
100	151,172	1.50%	153,932	0.60%	131,933	2.20%
—	148,999	—	153,061	—	129,138	—
(100)	141,668	(4.90)%	147,489	(3.60)%	115,278	(10.70)%
(200)	125,974	(15.50)%	134,586	(12.10)%	N/A	N/A

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the tables presented above assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly review the need to adjust our investments in liquid assets based upon our assessment of: (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At March 31, 2019, cash and cash equivalents totaled $23.7 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $49.7 million at March 31, 2019.

At March 31, 2019, we had the ability to borrow a total of $203.7 million from the Federal Home Loan Bank of Boston. On that date, we had $79.9 million in advances outstanding. At March 31, 2019, we also had an available line of credit with the Federal Reserve Bank of Boston’s borrower-in-custody program of $177.3 million.

We have no material commitments or demands that are likely to affect our liquidity other than as set forth below. In the event loan demand were to increase faster than expected, or any unforeseen demand or commitment were to occur, we could access our borrowing capacity with the Federal Home Loan Bank of Boston or obtain additional funds through brokered certificates of deposit.

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At March 31, 2019, December 31, 2018 and 2017, we had $23.8 million, $42.6 million and $18.6 million in loan commitments outstanding, respectively. In addition to commitments to originate loans, at March 31, 2019, December 31, 2018 and 2017, we had $187.8, $196.1 million and $166.3 million in unadvanced funds to borrowers, respectively. We also had $1.5, $1.5 million and $2.0 million in outstanding letters of credit at March 31, 2019, December 31, 2018 and 2017, respectively.

Certificates of deposit due within one year of March 31, 2019 totaled $77.6 million, or 10.0% of total certificates of deposit. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank of Boston advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit at March 31, 2019. We believe, however, based on past experience that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

Our primary investing activities are the origination of loans and the purchase of securities. During the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, we had $56.0 million, $298.4 million and $267.8 million of loan originations, respectively. The loan originations included $56.0 million, $286.6 million and $264.6 million of loans to be held in our portfolio for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, respectively. During the three months ended March 31, 2019 we purchased $13.7 million and sold $13.5 million in securities. During the year ended December 31, 2018, we did not purchase or sell any securities. During the year ended December 31, 2017, we purchased $13.1 million of securities and received proceeds from the sales of securities totaling $51.3 million.

Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. We experienced net increases in total deposits of $7.2 million, $18.0 million and $122.1 for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive. Borrowings increased $11.9 million and $41.2 million and decreased $23.0 million during the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, respectively.

The Provident Bank is subject to various regulatory capital requirements administered by Massachusetts Commissioner of Banks, and the Federal Deposit Insurance Corporation. At March 31, 2019, The Provident Bank exceeded all applicable regulatory capital requirements, and was considered “well capitalized” under regulatory guidelines. See “Historical and Pro Forma Regulatory Capital Compliance.”

The net proceeds from the stock offering will significantly increase our liquidity and capital resources.  Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including funding loans.  Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, which will increase our net interest-earning assets and net interest income.  However, due to the increase in equity resulting from the net proceeds raised in the stock offering, as well as other factors associated with the stock offering, our return on equity will be adversely affected following the stock offering.  See “Risk Factors—Risks Related to the Offering—Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.”

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities, agreements with respect to investments and employment agreements with certain of our executive officers.

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Off-Balance Sheet Arrangements. We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit, which involve elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. Our exposure to credit loss is represented by the contractual amount of the instruments. We use the same credit policies in making commitments as we do for on-balance sheet instruments.

For further information, see the consolidated financial statements beginning on page F-1.

Recent Accounting Pronouncements

For information with respect to recent accounting pronouncements that are applicable to Old Provident, see the consolidated financial statements beginning on page F-1.

Effect of Inflation and Changing Prices

The consolidated financial statements and related financial data included in this prospectus have been prepared in accordance with generally accepted accounting principles in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF NEW PROVIDENT AND OLD PROVIDENT

New Provident

New Provident is a Maryland corporation that was organized in June 2019. Upon completion of the conversion, New Provident will become the holding company of The Provident Bank and will succeed to all of the business and operations of Old Provident and each of Old Provident and Provident Bancorp will cease to exist.

Initially following the completion of the conversion, New Provident will have a total of $5.6 million in cash and securities held by Old Provident and Provident Bancorp as of March 31, 2019, and the net proceeds it retains from the offering, part of which will be used to fund a loan to the Employee Stock Ownership Plan. New Provident will have no significant liabilities. New Provident intends to use the support staff and offices of The Provident Bank and will pay The Provident Bank for these services. If New Provident expands or changes its business in the future, it may hire its own employees.

New Provident intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

Old Provident

Old Provident is a Massachusetts corporation that owns all of the outstanding shares of common stock of The Provident Bank. At March 31, 2019, Old Provident had consolidated assets of $998.5 million, deposits of $775.3 million and stockholders’ equity of $128.3 million.

The Provident Bank became the wholly-owned subsidiary of Old Provident in 2011, when The Provident Bank reorganized into the two-tier mutual holding company structure. In 2015, Old Provident sold 4,274,425 shares of its common stock to the public, representing 45.0% of its then-outstanding shares, at $10.00 per share. An additional 5,034,323 shares, or 53.0% of the outstanding shares, were issued to Provident Bancorp, and 189,974 shares, or 2.0% of the outstanding shares were issued to The Provident Community Charitable Organization, Inc.

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BUSINESS OF THE PROVIDENT BANK

The Provident Bank has served the banking needs of its customers since 1828. The Provident Bank is the tenth oldest financial institution in the United States.

The Provident Bank is a Massachusetts-chartered stock savings bank that operates as a full-service commercial bank from its main office and two branch offices in the Northeastern Massachusetts area, three branch offices in Southeastern New Hampshire and one branch in located in Bedford, New Hampshire. We also have four loan production offices in Boston, Dedham and Hingham, Massachusetts and Portsmouth, New Hampshire. Our primary lending area for commercial real estate loans and a large portion of our commercial business loans encompasses Northeastern Massachusetts and Southern New Hampshire, with a focus on Essex County, Massachusetts, and Hillsborough and Rockingham Counties, New Hampshire. However, we offer our enterprise value loans nationwide, and our renewable energy loans primarily throughout New England and New York.

Our primary deposit-gathering area is currently concentrated in Essex County, Massachusetts, Rockingham County, New Hampshire, and Hillsborough County, New Hampshire, although we also receive deposits from our business customers who are located nationwide. We attract deposits from the general public and use those funds to originate primarily commercial real estate and commercial business loans, and to invest in securities.

The Provident Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation and by the Depositors Insurance Fund for amounts in excess of the Federal Deposit Insurance Corporation insurance limits.

The Provident Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation.

The Provident Bank’s main banking offices are located at 5 Market Street, Amesbury, Massachusetts 01913, and its telephone number is (978) 834-8555. Our website address is www.theprovidentbank.com. Information on this website is not and should not be considered a part of this prospectus.

Market Area

Our primary lending area for commercial real estate loans and a large portion of our commercial business loans encompasses a broad market that includes Northeastern Massachusetts and Southern New Hampshire, with a focus on Essex County, Massachusetts, and Hillsborough and Rockingham Counties, New Hampshire, which are part of, and bedroom communities to, the technology corridor between Boston, Massachusetts and Concord, New Hampshire. In 2018, we started offering our enterprise value loan product nationally, and we offer our renewable energy loans primarily in New England and New York. Our primary deposit-gathering area is currently concentrated in Essex County, Massachusetts, and Rockingham County and Hillsborough County, New Hampshire, although we also receive deposits from our business customers who are located nationwide.

The greater Boston metropolitan area is the 10th largest metropolitan area in the United States. Located adjacent to major transportation corridors, the Boston metropolitan area provides a highly diversified economic base, with major employment sectors ranging from services, manufacturing and wholesale and retail trade, to finance, technology and medical care. The largest employment sectors are, however, education, healthcare and social services, accounting for 28.0% of jobs in Massachusetts as of December 31, 2018. Based on data from the U.S. Department of Labor, the unemployment rate for Massachusetts was 3.2% in February 2019 compared to 4.0% in February 2018, and 4.1% for the United States as a whole for February 2019.  The population in Massachusetts grew 3.2% from 2014 to 2019, while the national population and the population in Essex County, Massachusetts grew 3.8% and 3.9%, respectively, over the same time period. Median household income in Massachusetts was $82,084 for 2019, compared to $63,174 and $80,645 for the nation and Essex County, respectively.

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New Hampshire also provides a highly diversified economic base, with major employment sectors ranging from services and manufacturing to finance/insurance/real estate, but the largest employment sector is education, healthcare and social services at 24.5%. Based on data from the U.S. Department of Labor, the unemployment rate for New Hampshire was 2.9% in February 2019 compared to 3.2% in February 2018. The population in New Hampshire grew 2.0% from 2014 to 2019, while the population in Hillsborough and Rockingham Counties, New Hampshire grew 2.1% and 3.3%, respectively, over the same time period. Median household income in New Hampshire was $77,568 for 2019, compared to $82,724 and $91,891 for Hillsborough and Rockingham Counties, respectively.

Competition

We face significant competition for deposits and loans. Our most direct competition for deposits has historically come from the many financial institutions operating in our market area. Several large holding companies operate banks in our market area. Many of these institutions, such as TD Bank, Bank of America and Citizens Bank, are significantly larger than us and, therefore, have greater resources. Additionally, some of our competitors offer products and services that we do not offer, such as insurance services, trust services, and wealth management. We also face competition for investors’ funds from other financial service companies such as fintech companies, brokerage firms, money market funds, mutual funds and other corporate and government securities. Based on data from the Federal Deposit Insurance Corporation as of June 30, 2018 (the latest date for which information is available), The Provident Bank had 1.76% of the deposit market share within Essex County, Massachusetts, giving us the 14th largest market share out of 35 financial institutions with offices in that county as of that date and had 3.45% of the deposit market share within Rockingham County, New Hampshire, giving us the 8th largest market share out of 26 financial institutions with offices in that county as of that date. This data excludes deposits held by credit unions.

Our competition for loans comes primarily from financial institutions in our market area, although we face competition nationwide for our commercial lending activities. Our experience in recent years is that many financial institutions in our market area, especially community banks that are seeking to significantly expand their commercial loan portfolios and banks located in lower growth regions in New Hampshire and Maine, have been willing to price commercial loans aggressively in order to gain market share.

Lending Activities

Commercial Business Loans. We make commercial business loans primarily in our market area to a variety of small and medium sized businesses, including professional and nonprofit organizations, and, to a lesser extent, sole proprietorships. We also originate our enterprise value loans nationwide, and we originate our renewable energy loans primarily in New England and New York. Our commercial business loans are generally secured by business assets, and we may support this collateral with junior liens on real property. At March 31, 2019, commercial business loans were $382.6 million, or 43.8% of our total loan portfolio, and we intend to increase the amount of commercial business loans that we originate. As part of our relationship driven focus, we encourage our commercial business borrowers to maintain their primary deposit accounts with us, which enhances our interest rate spread and overall profitability.

Commercial lending products include term loans and revolving lines of credit. Commercial loans and lines of credit are made with either variable or fixed rates of interest. Variable rates and rates on Small Business Administration (“SBA”) loans are based on the prime rate as published in The Wall Street Journal, plus a margin. Initial rates on non-SBA fixed-rate business loans are generally based on a corresponding Federal Home Loan Bank rate, plus a margin. Commercial business loans typically have shorter maturity terms and higher interest rates than commercial real estate loans, but may involve more credit risk because of the type and nature of the collateral. We are focusing our efforts on originating such loans to experienced, growing small- to medium-sized, privately-held companies with local or regional businesses and non-profit entities that operate in our market area.

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When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities and global cash flows of the borrower and other guarantors, the projected cash flows of the business and the value of the collateral, accounts receivable, inventory and equipment. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 80% of the value of the collateral securing the loan. All of these loans are secured by assets of the respective borrowers.

In 2015, we started originating enterprise value loans, which we also refer to as merger and acquisition, re-capitalization, and shareholder/partner buyout loans. We began originating these loans nationwide in 2018, and as of March 31, 2019 we had a total of $147.5 million in enterprise value loans, with relationships in 18 states. We originate these loans to small- and medium-size businesses in a senior secured position; relying largely on the enterprise value of the business and ongoing cash flow to support operational and debt service requirements.  These are fully amortizing term loans (up to seven years) with material levels of equity and/or combination of seller financing behind our senior secured lending. In underwriting these loans, we generally require minimum fixed charge coverage ratios of 1.20x to 1.50x. The maximum senior loan-to-enterprise value must be 65% or lower, although we generally limit these loans to a loan-to-value limitation of 50%, as verified by a quality of earnings review by a certified public accounting firm, and we generally require a maximum EBITDA (earnings before interest, tax, depreciation and amortization) of less than three times, as verified by a third-party business valuation. The largest loan was $15.0 million and is secured by all business assets. At March 31, 2019, the loan was performing in accordance with its original repayment terms.

The following table provides information with respect to our enterprise value loans by type at March 31, 2019.

Type of Industry	Balance
(In thousands)
Consulting services	$36,900
Information technology and software	37,059
Manufacturing	19,543
Landscaping	12,772
Repair services	5,991
Real estate	8,228
Other	26,998
Total	$147,491

In 2015, we started originating loans to developers of commercial-scale renewable energy facilities, primarily in New England and New York, and at March 31, 2019, we had a total of $54.0 million in renewable energy loans. Our renewable energy loans primarily include loans secured by solar arrays and wind turbines. The average term and amortization for these loans can extend to 15 years or more, given the asset life, and are generally underwritten to a maximum term of two years less than the associated power purchase agreement (“PPA”) supporting the repayment of each loan. The term of the loan is also shorter than the life expectancy of the related equipment. Generally, the underwriting criteria includes: a report supporting the power generation capacity and ultimately the ability to generate sufficient cash flows, assignment of the associated PPA, analysis on the quality of the power off-taker, an overall business valuation, and appropriate loan covenants, which may include maximum loan-to-value and minimum debt service coverage requirements. At March 31, 2019, $39.1 million, or 72.5%, of our renewable energy loans was secured by solar arrays, and $14.9 million, or 27.5%, was secured by wind turbines. The largest loan was $7.9 million and is secured by all business assets of the company, including the solar array and an assignment of the PPA. At March 31, 2019, the loan was performing in accordance with its original repayment terms. At March 31, 2019, the weighted average age of our renewable energy loans was 13 months.

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We are currently developing international commercial financing as a new product line. We have focused our efforts on providing financing to foreign companies purchasing U.S. capital equipment and services, and working capital lines of credit to U.S. companies with foreign accounts receivable. As of March 31, 2019, we have originated $492,000 in foreign working capital lines of credit with total exposure of $2.1 million. As of that date, we have not yet originated a loan to a foreign company purchasing U.S. capital equipment and services, but we have had a number of ongoing discussions regarding originations, which could significantly grow the size of this portfolio. Given the probability of origination for many of these loans is individually low, it is difficult to predict growth in the portfolio, if any. Because of the guarantees associated with these loans, we may originate loans with individual principal balances that are significantly larger than the loans we currently originate. Our financing to foreign companies generally would be medium term (five to seven years), with a 100% payment, performance and political risk guarantee from the U.S. Export Import Bank; we believe the risk associated with these loans is similar to the risk associated with a U.S. Treasury note. Our foreign capital lines of credit are supported by a 90% guarantee from either the U.S. Export Import Bank or the SBA.

A portion of our commercial business loans are guaranteed by the SBA through the SBA 7(a) loan program. The SBA 7(a) loan program supports, through a U.S. Government guarantee, some portion of the traditional commercial loan underwriting that might not be fully covered absent the guarantee. A typical example would be a business acquiring another business, where the value purchased is an enterprise value (as opposed to tangible assets), which results in a collateral shortfall under traditional loan underwriting requirements. In addition, SBA 7(a) loans, through term loans, can provide a good source of permanent working capital for growing companies. The Provident Bank is a Preferred Lender under the SBA’s PLP Program, which allows expedited underwriting and approval of SBA 7(a) loans.

We joined the BancAlliance network in May 2011. BancAlliance has a membership of approximately 200 community banks that together participate in middle market commercial and industrial loans as a way to diversify their commercial portfolio. As of March 31, 2019, we had $13.9 million of outstanding commercial business loans that were originated through this network. All of these loans are participations in larger facilities agented by capital finance companies. We fully underwrite these loans in accordance with our policies prior to approval. At March 31, 2019, loans totaling $3.2 million were on non-accrual status. The remaining loans totaling $10.7 million were performing in accordance with their original repayment terms. Our last BancAlliance loan origination was in February 2017, and at this time we are not anticipating originating any new loans through this network.

Our largest commercial business loan at March 31, 2019 totaled $15.0 million, was originated in 2018 and is an enterprise value loan. Our next largest commercial business loan totaled $9.1 million, was originated in 2018 and is an enterprise value loan. The third largest commercial totaled $8.4 million, was originated in 2019 and is a term loan. As of March 31, 2019, the loans were performing in accordance with the original repayment terms.

Commercial Real Estate Loans. At March 31, 2019, commercial real estate loans were $373.4 million, or 42.8%, of our total loan portfolio. This amount includes $31.8 million of multi-family residential real estate loans, which we consider a subset of commercial real estate loans, and which are described below. Our commercial real estate loans are generally secured by properties used for business purposes such as office buildings, industrial facilities and retail facilities; however, we also originate loans secured by investment real estate in the form of residential rental units. At March 31, 2019, $163.0 million of our commercial real estate portfolio was secured by owner occupied commercial real estate, and $210.4 million was secured by income producing, or non-owner occupied commercial real estate. We currently target new commercial real estate loan originations to experienced, growing small- and mid-size owners and investors in our market area. The average outstanding loan in our commercial real estate portfolio was $504,000 as of March 31, 2019, although we originate commercial real estate loans with balances significantly larger than this average. At March 31, 2019, our ten largest commercial real estate loans had an average balance of $5.8 million.

We focus our commercial real estate lending on properties within our primary market areas, but we will originate commercial real estate loans on properties located outside this area based on an established relationship with a strong borrower. We intend to continue to grow our commercial real estate loan portfolio while maintaining prudent underwriting standards. In addition to originating these loans, we occasionally will participate in commercial real estate loans with other financial institutions. Such participations are underwritten in accordance with our policies before we will participate in such loans.

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We originate a variety of fixed- and adjustable-rate commercial real estate loans with terms and amortization periods generally up to 20 years, which may include balloon loans. Interest rates and payments on our adjustable-rate loans adjust every three, five or seven years and generally are indexed to the corresponding Federal Home Loan Bank borrowing rate plus a margin. Most of our adjustable-rate commercial real estate loans adjust every five years and amortize over terms of 20 years. We generally include pre-payment penalties on commercial real estate loans we originate. Commercial real estate loan amounts do not exceed 75% to 80% of the property’s appraised value at the time the loan is originated. In addition, debt service ratios, by policy, are required to have a minimum net operating income to debt service coverage ratio ranging from of 1.10x to 1.25x based on loan type and the defined and approved term/amortization. For commercial real estate loans in excess of $500,000, we require independent appraisals from an approved appraisers list. For such loans below $500,000, we require real estate evaluations but do not require an independent appraisal. We require commercial real estate loan borrowers with loan relationships in excess of $1.0 million to submit annual financial statements and/or rent rolls on the subject property, although we may request such information for smaller loans on a case-by-case basis. Loans below the $1.0 million threshold are reviewed annually using business and consumer credit reports, payment history, and confirmation of real estate tax payments. Commercial real estate properties may also be subject to annual inspections to support that appropriate maintenance is being performed by the owner/borrower. The loan and its borrowers and/or guarantors are subject to an annual risk certification verifying that the loan is properly risk rated based upon covenant compliance (as applicable) and other terms as provided for in the loan agreements. While this process does not prevent loans from becoming delinquent, it provides us with the opportunity to better identify problem loans in a timely manner and to work with the borrower prior to the loan becoming delinquent.

The following table provides information with respect to our commercial real estate loans by type at March 31, 2019. The table excludes multi-family residential real estate loans, discussed below.

Type of Loan	Number of Loans	Balance
		(In thousands)
Residential one- to four-family non-owner occupied	173	$37,513
Mixed use	70	41,554
Office	85	46,021
Retail	62	30,349
Industrial/manufacturing/warehouse	103	57,360
Gas stations	30	16,468
Restaurant/fast food	36	17,261
Hotel/motel/inn	20	27,861
Self-storage facility	15	26,199
Other commercial real estate	74	41,046
Total	668	$341,632

If we foreclose on a commercial real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

Our largest single commercial real estate loan at March 31, 2019 totaled $7.2 million, was originated in November 2014 and is secured by non-owner occupied commercial use property. Our next largest commercial real estate loan at March 31, 2019 was for $6.7 million, was originated in September 2017 and is secured by non-owner occupied commercial use property. The third largest commercial real estate loan was for $6.6 million, was originated in May 2017 and is secured by non-owner occupied commercial use property. All of the collateral securing these loans is located in our primary lending area. At March 31, 2019, all of these loans were performing in accordance with their original repayment terms.

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Multi-Family Residential Real Estate Loans. At March 31, 2019, multi-family real estate loans were $31.8 million, or 3.6% of our total loan portfolio. We do not focus on the origination of multi-family real estate lending, but we will originate these loans to well-qualified borrowers when opportunities exist that meet our underwriting standards. We currently originate new individual multi-family real estate loans to experienced, growing small- and mid-size owners and investors in our market area. Our multi-family real estate loans are generally secured by properties consisting of five to 15 rental units. The average outstanding loan size in our multi-family real estate portfolio was $436,000 as of March 31, 2019. We generally do not make multi-family real estate loans outside our primary market areas. In addition to originating these loans, we also participate in multi-family residential real estate loans with other financial institutions. Such participations are underwritten in accordance with our policies before we will participate in such loans.

We originate a variety of fixed- and adjustable-rate multi-family real estate loans for terms up to 30 years. Interest rates and payments on our adjustable-rate loans adjust every three, five or seven years and generally are indexed to the corresponding Federal Home Loan Bank borrowing rate plus a margin. Most of our adjustable-rate multi-family real estate loans adjust every five years and amortize over terms of 20 to 25 years. We also include pre-payment penalties on loans we originate. Multi-family real estate loan amounts do not exceed 80% of the property’s appraised value at the time the loan is originated. Debt service ratios, by policy, are required to have a minimum net operating income to debt service coverage ratio of 1.20x. We require multi-family real estate loan borrowers with loan relationships in excess of $1.0 million to submit annual financial statements and/or rent rolls on the subject property, although we may request such information for smaller loans on a case-by-case basis. Loans below the $1.0 million threshold are reviewed annually using business and consumer credit reports, payment history, and confirmation of real estate tax payments. These properties may also be subject to annual inspections to support that appropriate maintenance is being performed by the owner/borrower.

If we foreclose on a multi-family real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

Our largest multi-family real estate loan at March 31, 2019 totaled $4.6 million, was originated in September 2016 and is secured by a multi-family property. At March 31, 2019, this loan was performing in accordance with its original repayment terms.

Construction and Land Development Loans. At March 31, 2019, construction and land development loans were $42.4 million, or 4.9% of our total loan portfolio, consisting of $22.6 million of one- to four-family residential and condominium construction loans, $732,000 of residential land or development loans, and $19.1 million of commercial and multi-family real estate construction loans. At March 31, 2019, $21.3 million of our commercial and multi-family real estate construction loans are expected to convert to permanent loans upon completion of the construction phase. The majority of the balance of these loans is secured by properties located in our primary lending area.

We primarily make construction loans for commercial development projects, including hotels, condominiums and single family residences, small industrial buildings, retail and office buildings and apartment buildings. Most of our construction loans are interest-only loans that provide for the payment of interest during the construction phase, which is usually up to 12 to 24 months, although some construction loans are renewed, generally for one or two additional years. At the end of the construction phase, the loan may convert to a permanent mortgage loan or the loan may be paid in full. Loans generally can be made with a maximum loan-to-value ratio of 80% of the appraised market value upon completion of the project. As appropriate to the underwriting, a discounted cash flow analysis is utilized. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser for construction and land development loans in excess of $500,000. We also will generally require an inspection of the property before disbursement of funds during the term of the construction loan.

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We also originate construction and site development loans to contractors and builders to finance the construction of single-family homes and subdivisions. While we may originate these loans whether or not the collateral property underlying the loan is under contract for sale, we consider each project carefully in light of current residential real estate market conditions. We actively monitor the number of unsold homes in our construction loan portfolio and local housing markets to attempt to maintain an appropriate balance between home sales and new loan originations. We generally will limit the maximum number of speculative units (units that are not pre-sold) approved for each builder to two units. We have attempted to diversify the risk associated with speculative construction lending by doing business with experienced small and mid-sized builders within our market area.

Residential real estate construction loans include single-family tract construction loans for the construction of entry level residential homes. The maximum loan-to-value limit applicable to these loans is generally 75% to 80% of the appraised market value upon completion of the project. Development plans are required from builders prior to making the loan. Our loan officers are required to personally visit the proposed site of the development and the sites of competing developments. We require that builders maintain adequate insurance coverage. While maturity dates for residential construction loans are largely a function of the estimated construction period of the project, and generally do not exceed one year, land development loans generally are for 18 to 24 months. Substantially all of our residential construction loans have adjustable rates of interest based on The Wall Street Journal prime rate plus a margin. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspection by our approved inspectors warrant.

Our largest construction and land development loan at March 31, 2019 totaled $5.8 million, was originated in 2016 and is secured by non-owner occupied commercial use property. At March 31, 2019, this loan was performing in accordance with its original repayment terms.

One- to Four-Family Residential Loans. Our one- to four-family residential loan portfolio consists of mortgage loans that enable borrowers to purchase or refinance existing homes, most of which serve as the primary residence of the owner. At March 31, 2019, one- to four-family residential real estate loans were $54.9 million, or 6.3% of our total loan portfolio, consisting of $35.0 million of fixed-rate loans and $19.9 million of adjustable-rate loans, respectively. This amount includes $19.6 million of home equity loans and lines of credit, which we consider a subset of one- to four-family residential real estate loans, and which are described below.

We discontinued this type of lending in 2014 to focus on commercial loan originations. Accordingly, we expect our portfolio of one- to four-family residential real estate loans to continue to decrease over time due to normal amortization and repayments. Our one- to four-family residential real estate loans generally do not have prepayment penalties.

Home Equity Loans and Lines of Credit. At March 31, 2019, the outstanding balance owed on home equity loans was $610,000, or 0.1% of our total loan portfolio, and the outstanding balance owed on home equity lines of credit amounted to $19.0 million, or 2.1% of our total loan portfolio. We discontinued home equity loan originations in 2014 to focus on commercial loan originations, but we continue to offer home equity lines of credit. Home equity lines of credit have adjustable rates of interest with ten-year draws and terms of 15 years that are indexed to the prime rate as published by The Wall Street Journal on the last business day of the month. We offer home equity lines of credit with cumulative loan-to-value ratios generally up to 80%, when taking into account both the balance of the home equity line of credit and first mortgage loan.

Consumer Loans. We offer loans secured by certificate accounts and overdraft lines of credit. At March 31, 2019, consumer loans were $19.3 million, or 2.2% of total loans. The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan.

In 2016, we entered into an agreement to purchase pools of unsecured consumer loans through the BancAlliance Lending Club Program. This program encompasses loans risk graded by Lending Club as A through C with a 680 minimum credit score, out of a possible risk grade of A through G. The Lending Club retains the servicing of these loans. As of March 31, 2019, we had $18.7 million in outstanding consumer loans that were purchased through this program, all but $113,000 of which were performing in accordance with the original repayment terms. We expect limited originations of this loan type going forward.

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Loan Underwriting Risks

Commercial Business Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business and the collateral securing these loans may fluctuate in value. Our commercial business loans are originated primarily based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral consists of accounts receivable, inventory or equipment, the value of which may depreciate over time, may be more difficult to appraise and may be more susceptible to fluctuation in value. Credit support provided by the borrower for most of these loans and the probability of repayment is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. As a result, the availability of funds for the repayment of commercial business loans may depend substantially on the success of the business itself.

Commercial and Multi-Family Real Estate Loans. Loans secured by commercial and multi-family real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. In addition, many of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Of primary concern in commercial and multi-family real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income producing properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on commercial and multi-family real estate loans. In reaching a decision on whether to make a commercial or multi-family real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x. An environmental phase one report is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

Construction and Land Development Loans. Our construction loans are based upon estimates of costs and values associated with the completed project. Underwriting is focused on the borrowers’ financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations. All construction loans for which the builder does not have a binding purchase agreement must be approved by senior loan officers.

Construction lending involves additional risks when compared with permanent residential lending because funds are advanced upon the security of the project, which is of uncertain value prior to its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. This type of lending also typically involves higher loan principal amounts and is often concentrated with a small number of builders. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. A discounted cash flow analysis is utilized for determining the value of any construction project of five or more units. Our ability to continue to originate a significant amount of construction loans is dependent on the strength of the housing market in our market areas.

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Land loans secured by improved lots generally involve greater risks than residential mortgage lending because land loans are more difficult to evaluate. If the estimate of value proves to be inaccurate, in the event of default and foreclosure, we may be confronted with a property the value of which is insufficient to assure full payment.

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate loans, an increased monthly mortgage payment required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits on residential loans.

Consumer Loans. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as motor vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Loan Originations, Purchases and Sales

We have grown our loan portfolio by developing expertise for customers who typically have not been supported by larger financial institutions but whose business needs are usually too complex for smaller institutions. Loan originations come from a variety of sources. The primary sources of loan originations are current customers, business development by our relationship managers, walk-in traffic, our website, networking events and referrals from customers as well as our directors, trustees and corporators, business owners, investors, entrepreneurs, builders, realtors, and other professional third parties, including brokers. Loan originations are further supported by lending services offered through cross-selling and employees’ community service.

Historically, we generally originated loans for our portfolio. We occasionally sell participation interests in commercial real estate loans and commercial business loans to local financial institutions, primarily on the portion of loans exceeding our borrowing limits. At March 31, 2019, we were servicing $20.2 million of commercial real estate and commercial business loans where we had sold an interest to local financial institutions. For the three months ended March 31, 2019, we did not sell any loan participations, and for the years ended December 31, 2018 and 2017, we sold loan participations of $11.8 million and $3.0 million, respectively.

While we generally do not purchase whole loans, we will occasionally purchase loan participations from other financial institutions or through the BancAlliance program. We will also purchase pools of unsecured consumer loans through the BancAlliance Lending Club Program, described above. As of March 31, 2019, we had $13.9 million of outstanding commercial business loans and $18.7 million of outstanding unsecured consumer loans that were originated through the BancAlliance program and BancAlliance Lending Club program, respectively. During the three months ended March 31, 2019 and the year ended December 31, 2018, we did not purchase any loan participations, and during the year ended December 31, 2017, we purchased $4.2 million of loan participations. We discontinued originating commercial business loans through the BancAlliance program in February 2017, and we expect limited originations through the BancAlliance Lending Club program going forward.

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Loan Approval Procedures and Authority

Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by The Provident Bank’s board of directors and management. The Provident Bank’s board of directors has granted loan approval authority to certain officers up to prescribed limits, depending on the officer’s experience, the type of loan and whether the loan is secured or unsecured. All loans require the approval of a minimum of two lending officers, one of which must be a Senior Vice President or above (the exception is borrowing relationships of $25,000 and below, which can be approved by one officer with sufficient authority for that loan type, as well as, loans of any amount which are 100% cash secured). For loan relationships below $2.0 million, approval is required by designated individuals with delegated loan authority as identified within Loan Policy. Our loan policy dictates that for loan relationships of between $2.0 million and $3.0 million approval is required by two of the following members of Credit Committee: Chief Executive Officer, Chief Financial Officer and/or President/Chief Lending Officer. While our loan policy dictates that loan relationships greater than $3.0 million be presented to and approved by Credit Committee; our practice has been to present loan relationships greater than $2.0 million to Credit Committee for review and formal approval. Loans that involve exceptions to policy, including loans in excess of our internal loans-to-one borrower limitation, must be authorized by The Provident Bank’s Risk Committee of the board of directors. Exceptions are fully disclosed to the approving authority, either an individual officer or the appropriate management or board committee prior to commitment. Exceptions are reported to the board of directors quarterly.

When entering a new lending line, we typically seek to manage risks and costs by limiting initial activity. We then decide whether it would be profitable and consistent with our risk tolerance levels to expand the activity, and continually calibrate and adjust our actions to maintain appropriate risk limitations.

Loans-to-One Borrower Limit and Loan Category Concentration

The maximum amount that we may lend to one borrower and the borrower’s related entities is generally limited, by statute, to 20% of our capital, which is defined under Massachusetts law as the sum of our capital stock, surplus account and undivided profits. At March 31, 2019, our regulatory limit on loans-to-one borrower was $26.4 million. We generally establish our internal loans-to-one borrower limit as 90% of our regulatory limit. As of March 31, 2019, this amount was $23.7 million, with loans greater than this amount requiring approval by The Provident Bank’s Risk Committee of the board of directors. Our regulatory and internal loans-to-one borrower limits would increase as a result of the capital raised in the offering.

At March 31, 2019, our largest lending relationship consisted of a total of nine commercial real estate loans, commercial business loans, and construction and land development loans with a total exposure of $21.1 million, secured by non-owner occupied investment real estate. This relationship was performing in accordance with its original repayment terms at March 31, 2019. Our second largest lending relationship consisted of 16 commercial business loans with a total exposure of $20.8 million, secured by business assets. This relationship was performing in accordance with its original repayment terms at March 31, 2019. Our third largest lending relationship consisted of eight commercial business loans with a total exposure of $20.4 million, secured by all business assets. This relationship was performing in accordance with its original repayment terms at March 31, 2019. Our fourth largest lending relationship consisted of 22 commercial business loans with a total exposure of $18.6 million, secured by all business assets. This relationship was performing in accordance with its original repayment terms at March 31, 2019. Our fifth largest lending relationship consisted of a total of eight commercial real estate and commercial business loans with a total exposure of $17.4 million, secured by a non-owner occupied commercial use property. This relationship was performing in accordance with its original repayment terms at March 31, 2019.

Investment Activities

We have legal authority to invest in various types of investment securities and liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises, residential mortgage-backed securities and municipal government bonds, deposits at the Federal Home Loan Bank of Boston, certificates of deposit of federally insured institutions, investment grade corporate bonds and investment grade marketable equity securities, including common stock and money market mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of Boston stock, which investment is based on the level of our Federal Home Loan Bank borrowings. While we have the authority under applicable law to invest in derivative securities, we had no investments in derivative securities at March 31, 2019.

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At March 31, 2019, our investment portfolio had a fair value of $49.7 million, and consisted primarily of U.S. Government Agency mortgage-backed securities, and state and municipal bonds. Effective January 2018,we adopted ASU No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities.” This standard required us to measure our equity investments at fair value with changes in fair value recognized in net income. We evaluated the pronouncement and decided to divest from our equity securities portfolio in 2017 to reduce potential volatility within our earnings performance.

Our investment objectives are to provide and maintain liquidity, to establish an acceptable level of interest rate and credit risk, to provide a use of funds when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for the investment portfolio, including approval of our investment policy. The Risk Committee of the board of directors and management are responsible for implementation of the investment policy and monitoring our investment performance. Our Risk Committee reviews the status of our investment portfolio quarterly.

Each reporting period, we evaluate all securities with a decline in fair value below the amortized cost of the investment to determine whether or not the impairment is deemed to be other-than-temporarily impaired (“OTTI”). OTTI is required to be recognized if (1) we intend to sell the security; (2) it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis; or (3) for debt securities, the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. Marketable equity securities are evaluated for OTTI based on the severity and duration of the impairment and, if deemed to be other than temporary, the declines in fair value are reflected in earnings as realized losses. For impaired debt securities that we intend to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI resulting in a realized loss that is a charged to earnings through a reduction in our noninterest income. For all other impaired debt securities, credit-related OTTI is recognized through earnings and non-credit related OTTI is recognized in other comprehensive income/loss, net of applicable taxes. We did not recognize any OTTI during the three months ended March 31, 2019 or the years ended December 31, 2018 or 2017.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank of Boston advances, brokered deposits and certificates of deposit obtained from a national exchange, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, funds are derived from scheduled loan payments, investment securities maturities and sales, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposit Accounts. The majority of our deposits (other than certificates of deposit) are from depositors who reside in our primary market areas. However, a significant portion of our brokered certificates of deposits and QwickRate deposits, described below, are from depositors located outside our primary market areas. We also receive deposits from our nationwide business customers. Deposits are attracted through the offering of a broad selection of deposit instruments, including noninterest-bearing demand deposits (such as checking accounts), interest-bearing demand accounts (such as NOW and money market accounts), savings accounts and certificates of deposit. In addition to accounts for individuals, we also offer several commercial checking accounts designed for the businesses operating in our market area, and we encourage our commercial borrowing customers to maintain their deposit relationships with us.

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We have grown our core deposits (which we define as all deposits except for certificates of deposit) through a variety of strategies, including investing in technology and our employees, as well as proactive interaction with our customers. Our investment in technology has enabled us to better serve commercial customers who demand faster processing times and simplified online interaction. For example, we provide deposit and cash management services for 1031 qualified intermediaries, digital currency customers, payroll providers and community association management companies. Funds we receive from digital currency customers are denominated in U.S. dollars; we do not have any digital assets or liabilities on our balance sheet and we do not take any digital currency exchange rate risk. In addition, we believe that our specialized commercial activities have provided opportunities to generate business deposits from those customers, including from customers outside of our branch network, that may not be available to traditional community banks.

At March 31, 2019, our deposits totaled $775.3 million. As of that date, our certificates of deposit included $69.1 million of brokered certificates of deposit and $15.1 million of QwickRate certificates of deposit, where we gather certificates of deposit nationwide by posting rates we will pay on these deposits. At March 31, 2019, all of our QwickRate certificates of deposit were in amounts greater than $100,000.

Deposit account terms vary according to the minimum balance required, the time period that funds must remain on deposit, and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability, and customer preferences and concerns. We generally review our deposit mix and pricing on a weekly basis. Our deposit pricing strategy has generally been to offer competitive rates and services and to periodically offer special rates in order to attract deposits of a specific type or term, although we have not done so in recent periods. We do not price our deposit products to be among the highest rate paying institution in our market area, but instead focus on services to gather deposits.

Borrowings. We primarily utilize advances from the Federal Home Loan Bank of Boston to supplement our supply of investable funds. The Federal Home Loan Bank functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our whole first mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. As of March 31, 2019, we had $203.7 million of available borrowing capacity with the Federal Home Loan Bank of Boston, including an available line of credit of $2.0 million at an interest rate that adjusts daily. On that date, we had $79.9 million in advances outstanding from the Federal Home Loan Bank of Boston. All of our borrowings from the Federal Home Loan Bank are secured by investment securities and qualified collateral, including one- to four-family loans and multi-family and commercial real estate loans held in our portfolio. As of March 31, 2019, we had an available line of credit with the Federal Reserve Bank of Boston’s borrower-in-custody program of $177.3 million, none of which was outstanding as of that date. All of our borrowings from the Federal Reserve Bank borrower-in-custody program are secured by investment securities and qualified collateral, including commercial and commercial real estate loans held in our portfolio.

Personnel

As of March 31, 2019, we had 112 full-time and 13 part-time employees, none of whom is represented by a collective bargaining unit. We believe we have a good working relationship with our employees.

Subsidiaries

The Provident Bank’s subsidiaries include Provident Security Corporation and 5 Market Street Security Corporation, which were established to buy, sell, and hold investments for their own account.

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Legal Proceedings

We are not involved in any legal proceedings as a defendant that we believe would be material to our financial condition or results of operations.

Properties

We conduct business through our main office and six branch offices located in Amesbury and Newburyport, Massachusetts and Bedford, Exeter, Portsmouth and Seabrook, New Hampshire, as well as four loan production offices located in Boston, Dedham and Hingham, Massachusetts and Portsmouth, New Hampshire. We own four of our offices, including our main office, and lease three of our offices. All of our loan production offices are leased. At March 31, 2019, the total net book value of our land, buildings, right-of-use assets, furniture, fixtures and equipment was $21.5 million.

SUPERVISION AND REGULATION

General

The Provident Bank is a Massachusetts-charted stock savings bank. The Provident Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation and by the Depositors Insurance Fund for amounts in excess of the Federal Deposit Insurance Corporation insurance limits. The Provident Bank is subject to extensive regulation by the Massachusetts Commissioner of Banks, as its chartering agency, and by the Federal Deposit Insurance Corporation, as its primary deposit insurer. The Provident Bank is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. The Provident Bank is a member of the Federal Home Loan Bank of Boston.

The regulation and supervision of The Provident Bank establish a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and borrowers and, for purposes of the Federal Deposit Insurance Corporation, the protection of the insurance fund. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

As a bank holding company following the conversion, New Provident will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. New Provident will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Commonwealth of Massachusetts or Congress, could have a material adverse impact on the operations and financial performance of New Provident and The Provident Bank. In addition, New Provident and The Provident Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve Board. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the New Provident and The Provident Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to The Provident Bank and New Provident. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on The Provident Bank and New Provident.

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Massachusetts Banking Laws and Supervision

The Provident Bank, as a Massachusetts-chartered stock savings bank, is regulated and supervised by the Massachusetts Commissioner of Banks. The Massachusetts Commissioner of Banks is required to regularly examine each state-chartered bank. The approval of the Massachusetts Commissioner of Banks is required to establish or close branches, to merge with another bank, to issue stock and to undertake many other activities. Any Massachusetts savings bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be sanctioned. The Massachusetts Commissioner of Banks may suspend or remove directors or officers of a savings bank who have violated the law, conducted a bank’s business in a manner that is unsafe, unsound or contrary to the depositors’ interests, or been negligent in the performance of their duties. In addition, the Massachusetts Commissioner of Banks has the authority to appoint a receiver or conservator if it is determined that the bank is conducting its business in an unsafe or unauthorized manner, and under certain other circumstances.

The powers that Massachusetts-chartered savings banks can exercise under these laws include, but are not limited to, the following.

Lending Activities. A Massachusetts-chartered savings bank may make a wide variety of mortgage loans including fixed-rate loans, adjustable-rate loans, variable-rate loans, participation loans, graduated payment loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans that may be made in accordance with applicable regulations. Commercial loans may be made to corporations and other commercial enterprises with or without security. Consumer and personal loans may also be made with or without security.

Insurance Sales. Massachusetts savings banks may engage in insurance sales activities if the Massachusetts Commissioner of Banks has approved a plan of operation for insurance activities and the bank obtains a license from the Massachusetts Division of Insurance. A savings bank may be licensed directly or indirectly through an affiliate or a subsidiary corporation established for this purpose. Although The Provident Bank has received approval for insurance sales activities, it does not offer insurance products.

Investment Activities. In general, Massachusetts-chartered savings banks may invest in preferred and common stock of any corporation organized under the laws of the United States or any state provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4.0% of the bank’s deposits. Massachusetts-chartered savings banks may in addition invest an amount equal to 1.0% of their deposits in stocks of Massachusetts corporations or companies with substantial employment in the Commonwealth which have pledged to the Massachusetts Commissioner of Banks that such monies will be used for further development within the Commonwealth. At the present time, The Provident Bank has the authority to invest in equity securities. However, such investment authority is constrained by federal law. See “—Federal Bank Regulation—Investment Activities” for such federal restrictions.

Dividends. A Massachusetts stock bank may declare from net profits cash dividends not more frequently than quarterly and non-cash dividends at any time. No dividends may be declared, credited or paid if the bank’s capital stock is impaired. A Massachusetts savings bank with outstanding preferred stock may not, without the prior approval of the Commissioner of Banks, declare dividends to the common stock without also declaring dividends to the preferred stock. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. Net profits for this purpose means the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets after deducting current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

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Protection of Personal Information. Massachusetts has adopted regulatory requirements intended to protect personal information. The requirements are similar to existing federal laws such as the Gramm-Leach-Bliley Act, discussed below under “—Federal Bank Regulation—Privacy Regulations.” They require organizations to establish written information security programs to prevent identity theft. The Massachusetts regulation also contains technology system requirements, especially for the encryption of personal information sent over wireless or public networks or stored on portable devices.

Parity Approval. A Massachusetts bank may, in accordance with Massachusetts law, exercise any power and engage in any activity that has been authorized for national banks, federal thrifts or state banks in a state other than Massachusetts, provided that the activity is permissible under applicable federal law and not specifically prohibited by Massachusetts law. Such powers and activities must be subject to the same limitations and restrictions imposed on the national bank, federal thrift or out-of-state bank that exercised the power or activity. A Massachusetts bank may exercise such powers, and engage in such activities by providing 30 days’ advanced written notice to the Massachusetts Commissioner of Banks.

Loans to One Borrower Limitations. Massachusetts banking law grants broad lending authority. However, with certain limited exceptions, total obligations of one borrower to a bank may not exceed 20.0% of the total of the bank’s capital, which is defined under Massachusetts law as the sum of the bank’s capital stock, surplus account and undivided profits.

Loans to a Bank’s Insiders. Massachusetts law provides that a Massachusetts financial institution shall comply with Regulation O of the Federal Reserve Board, which generally requires that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of the Massachusetts financial institution’s capital.

Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be subject to sanctions for non-compliance, including seizure of the property and business of the bank and suspension or revocation of its charter. The Massachusetts Commissioner of Banks may, under certain circumstances, suspend or remove officers or directors who have violated the law, conducted the bank’s business in a manner which is unsafe, unsound or contrary to the depositors’ interests or been negligent in the performance of their duties. In addition, upon finding that a bank has engaged in an unfair or deceptive act or practice, the Massachusetts Commissioner of Banks may issue an order to cease and desist and impose a fine on the bank concerned. Massachusetts consumer protection and civil rights statutes applicable to The Provident Bank permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damage and attorney’s fees in the case of certain violations of those statutes.

Depositors Insurance Fund. All Massachusetts-chartered savings banks are required to be members of the Depositors Insurance Fund, a corporation that insures savings bank deposits in excess of federal deposit insurance coverage. The Depositors Insurance Fund is authorized to charge savings banks a risk-based assessment on deposit balances in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Massachusetts has other statutes and regulations that are similar to the federal provisions discussed below.

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Federal Bank Regulation

Capital Requirements. Federal regulations require Federal Deposit Insurance Corporation-insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, and a Tier 1 capital to average assets leverage ratio of 4%.

For purposes of the regulatory capital requirements, common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). Provident Bancorp, Inc. has exercised the opt-out and therefore does not include AOCI in its regulatory capital determinations. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one to four- family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement began being phased in starting on January 1, 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% on January 1, 2019. At March 31, 2019, The Provident Bank exceeded the fully phased in regulatory requirement for the capital conservation buffer.

Legislation enacted in May 2018 requires the federal banking agencies, including the Federal Deposit Insurance Corporation, to establish for qualifying institutions with assets of less than $10 billion of assets a “community bank leverage ratio” of between 8% to 10% tangible equity/consolidated assets. Institutions with capital levels meeting or exceeding the specified requirement will be considered to comply with the applicable regulatory capital requirements, including all risk-based requirements. The establishment of the community bank leverage ratio is subject to notice and comment rulemaking by the federal regulators. A proposed rule issued by the federal regulators in December 2018 would specify a 9% community bank leverage ratio minimum for institutions to opt into the alternative framework.

The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

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Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. All state-chartered Federal Deposit Insurance Corporation insured banks, including savings banks, are generally limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. For example, state-chartered banks may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. The maximum permissible investment is 100% of Tier 1 Capital, as specified by the Federal Deposit Insurance Corporation’s regulations, or the maximum amount permitted by Massachusetts law, whichever is less.

In addition, the Federal Deposit Insurance Corporation is authorized to permit such a state bank to engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if it meets all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund. The Federal Deposit Insurance Corporation has adopted procedures for institutions seeking approval to engage in such activities or investments. In addition, a nonmember bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if a bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Interstate Banking and Branching. Federal law permits well capitalized and well managed bank holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, recent amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis to the extent that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of March 31, 2019, The Provident Bank was a “well capitalized” institution under the Federal Deposit Insurance Corporation regulations.

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At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

The previously referenced proposed rulemaking to establish a “community bank leverage ratio” would adjust the referenced categories for qualifying institutions that opt into the alternative framework for regulatory capital requirements. Institutions that exceed the community bank leverage ratio would be considered to have met the capital ratio requirements to be “well capitalized” for the agencies’ prompt corrective rules.

Transaction with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal shareholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater than 10.0% shareholder of a financial institution, and certain affiliated interests of these, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal shareholders be made on terms and conditions substantially the same as offered in comparable transactions to persons who are not insiders and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

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Enforcement. The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state savings banks, including The Provident Bank. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices. The Federal Deposit Insurance Corporation is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The Federal Deposit Insurance Corporation may also appoint itself as conservator or receiver for an insured state non-member bank under specified circumstances, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; (4) insufficient capital; or (5) the incurrence of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Federal Insurance of Deposit Accounts. The Provident Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in The Provident Bank are insured up to a maximum of $250,000 for each separately insured depositor.

The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets currently range from 1 1/2 to 30 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation was required to seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more were supposed to fund the increase. The Federal Deposit Insurance Corporation indicated in November 2018 that the 1.35% ratio was exceeded. Insured institutions of less than $10 billion of assets will receive credits for the portion of their assessments that contributed to raising the serve ratio between 1.15% and 1.35% effective when the fund rate achieves 1.38%. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation and the Federal Deposit Insurance Corporation has exercised that discretion by establishing a long range fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of The Provident Bank. Future insurance assessment rates cannot be predicted.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO mature in 2017 through 2019. For the quarter ended March 31, 2019, the annualized FICO assessment was equal to 0.14 basis points of total assets less tangible capital.

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Privacy Regulations. Federal Deposit Insurance Corporation regulations generally require that The Provident Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, The Provident Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. The Provident Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by Federal Deposit Insurance Corporation regulations, a non-member bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a non-member bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. The Provident Bank’s latest Federal Deposit Insurance Corporation CRA rating was “Satisfactory.”

 Massachusetts has its own statutory counterpart to the CRA which is also applicable to The Provident Bank. The Massachusetts version is generally similar to the CRA but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Massachusetts Commissioner of Banks to consider, but not be limited to, a bank’s record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. The Provident Bank’s most recent rating under Massachusetts law was “Satisfactory.”

Consumer Protection and Fair Lending Regulations. Massachusetts savings banks are subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.

USA PATRIOT Act. The Provident Bank is subject to the USA PATRIOT Act, which gave federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA PATRIOT Act provided measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.

Other Regulations

Interest and other charges collected or contracted for by The Provident Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

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•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Massachusetts Debt Collection Regulations, establishing standards, by defining unfair or deceptive acts or practices, for the collection of debts from persons within the Commonwealth of Massachusetts and the General Laws of Massachusetts, Chapter 167E, which governs The Provident Bank’s lending powers; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of The Provident Bank also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•	General Laws of Massachusetts, Chapter 167D, which governs deposit powers.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $124.2 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0% and the amounts greater than $124.2 million require a 10.0% reserve (which may be adjusted annually by the Federal Reserve Board between 8.0% and 14.0%). The first $16.3 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. The Provident Bank is in compliance with these requirements.

Federal Home Loan Bank System

The Provident Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. The Provident Bank was in compliance with this requirement at March 31, 2019. Based on redemption provisions of the Federal Home Loan Bank of Boston, the stock has no quoted market value and is carried at cost. The Provident Bank reviews for impairment based on the ultimate recoverability of the cost basis of the Federal Home Loan Bank of Boston stock. As of March 31, 2019, no impairment has been recognized.

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At its discretion, the Federal Home Loan Bank of Boston may declare dividends on the stock. The Federal Home Loan Banks are required to provide funds for certain purposes including the resolution of insolvent thrifts in the late 1980s and to contributing funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. In 2018, the Federal Home Loan Bank of Boston paid dividends equal to an annual yield of 5.66%. There can be no assurance that such dividends will continue in the future.

Holding Company Regulation

New Provident will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. New Provident will be required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for the New Provident to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, prior approval may also be necessary from other agencies having supervisory jurisdiction over the bank to be acquired before any bank acquisition can be completed.

A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.

The Gramm-Leach-Bliley Act of 1999 authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.

New Provident will be subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis) which have historically been similar to, though less stringent than, those of the Federal Deposit Insurance Corporation for The Provident Bank. The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks apply to bank holding companies; as is the case with institutions themselves, the capital conservation buffer was phased in between 2016 and 2019. However, the Federal Reserve Board has provided a “Small Bank Holding Company” exception to its consolidated capital requirements, and recent legislation and the related issuance of regulations by the Federal Reserve Board has increased the threshold for the exception to $3.0 billion.

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

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The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. The Dodd-Frank Act codified the source of strength doctrine. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. In addition, the Federal Reserve Board has issued guidance that requires consultation with the agency prior to a bank holding company’s payment of dividends or repurchase of stock under certain circumstances. These regulatory policies could affect the ability of the New Provident to pay dividends, repurchase its stock or otherwise engage in capital distributions.

Under the Federal Deposit Insurance Act, depository institutions are liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the Federal Deposit Insurance Corporation in connection with the default of a commonly controlled depository institution or any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default.

The status of New Provident as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Massachusetts Holding Company Regulation. Under the Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. The term “company” is defined by the Massachusetts banking laws similarly to the definition of “company” under the Bank Holding Company Act. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Commissioner of Banks; and (iii) is subject to examination by the Massachusetts Commissioner of Banks. New Provident will not be a “bank holding company” under the Massachusetts banking laws.

Federal Securities Laws

New Provident common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. New Provident will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in New Provident’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of New Provident may be resold without registration. Shares purchased by an affiliate of New Provident will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If New Provident meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of New Provident that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of New Provident, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, New Provident may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted in 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” New Provident qualifies as an emerging growth company under the JOBS Act until December 31, 2020.

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An “emerging growth company” may choose not to hold shareholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, Provident Bancorp, Inc. will also not be subject to additional executive compensation disclosure so long as it remains a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $250 million of voting and non-voting equity held by non-affiliates). Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. New Provident has elected to comply with new or amended accounting pronouncements in the same manner as a public company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.07 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as New Provident unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with New Provident, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Provident Bancorp, Old Provident and The Provident Bank are, and New Provident will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Old Provident, New Provident or The Provident Bank.

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Federal Taxation

General. Old Provident reports its income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to Old Provident in the same manner as to other corporations with some exceptions, including the reserve for bad debts discussed below. Old Provident’s federal income tax returns have been either audited or closed under the statute of limitations through December 31, 2014. For its 2018 tax year, The Provident Bank’s maximum federal income tax rate was 21%.

Federal Tax Reform.  On December 22, 2017, the President signed into law H.R. 1, commonly known as the Tax Cuts and Jobs Act of 2017 (the “Act”). The Act includes a number of changes in existing tax law impacting businesses including, among other things, a reduction of the federal corporate income tax rate from 35% to 21% effective January 1, 2018. As a result, in December 2017 we were required to re-measure, through income tax expense, our deferred tax assets and liabilities using the enacted rate at which we expect them to be recovered or settled. The re-measurement of our net deferred tax asset resulted in additional income tax expense during the fiscal year ended December 31, 2017 of $2.0 million.

Prior to the Act, Section 162(m) of the Internal Revenue Code generally limited to $1 million the federal income tax deductibility of compensation paid in one year to a company’s chief executive officer or any of its three next-highest-paid employees (other than its chief financial officer), and performance-based compensation was not subject to this limit on deductibility provided certain requirements were met, including stockholder approval of material terms. The Act included a major overhaul to Section 162(m). Under the Act, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain binding, written arrangements in place as of November 2, 2017. Additionally, beginning with taxable years occurring after December 31, 2017,the Act expanded the group of individuals to whom this limit on deductibility applies to include a company’s chief financial officer, as well as any other individual that was previously a covered employee for any taxable year beginning after December 31, 2016. The Act contains a grandfathering provision that provides that any compensation pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date is not subject to this change. This limit on deductibility would apply to any future grants made under stock-based benefit plans that we may adopt following the completion of the stock offering. For a discussion of such stock-based benefit plans, see “Management—Benefits to be Considered Following Completion of the Conversion—Stock-Based Benefit Plans.”

Bad Debt Reserves. For taxable years beginning before January 1, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for non-qualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. However, those bad debt reserves accumulated prior to 1988 (“Base Year Reserves”) were not required to be recaptured unless the savings institution failed certain tests. The Provident Bank has recaptured all of its Base Year Reserves.

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State Taxation

Financial institutions in Massachusetts are required to file combined income tax returns beginning with the year ended December 31, 2009. The Massachusetts excise tax rate for savings banks is currently 9.0% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed. Old Provident’s state tax returns, as well as those of its subsidiaries, are not currently under audit.

A financial institution or business corporation is generally entitled to special tax treatment as a “security corporation” under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a “security corporation” by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. The Provident Bank’s subsidiaries, Provident Security Corporation and 5 Market Street Security Corporation, which engage in securities transactions on their own behalf, are qualified as security corporations. As such, each has received security corporation classification by the Massachusetts Department of Revenue; and does not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue.

The New Hampshire Business Profits tax is assessed at the rate of 8.5%. For this purpose, gross business profits generally mean federal taxable income subject to certain modifications provided for in New Hampshire law. The New Hampshire Business Enterprise tax is assessed at 0.75% of the total amount of payroll and certain employee benefits expense, interest expense, and dividends paid to shareholders. The New Hampshire Business Enterprise tax is applied as a credit towards the New Hampshire Business Profits tax.

As a Maryland business corporation, New Provident is required to file an annual report with and pay franchise taxes to the state of Maryland.

In addition, we operate in other states, primarily due to our nationwide lending operations. However, the tax obligations in other states related to those operations are not material to our financial condition or results of operations.

MANAGEMENT

Directors

Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of The Provident Bank will be elected by New Provident as its sole stockholder.

The following sets forth information regarding our directors. Age information is as of December 31, 2018. Except as noted below, each of our directors has held their positions listed below for at least the past five years. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than Old Provident). The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the Board of Directors to conclude that such person should serve as a director of Old Provident. The mailing address for each person listed is c/o The Provident Bank, 5 Market Street, Amesbury, Massachusetts 01913.

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All of our directors are long-time residents of the communities we serve and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in our market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. As a community banking institution, we believe that the local knowledge and experience of our directors assists us in assessing the credit and banking needs of our customers, developing products and services to better serve our customers and in assessing the risks inherent in our lending operations. As local residents, our directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists us in structuring its marketing efforts and community outreach programs.

Frank G. Cousins, Jr., age 60, is the President of the Greater Newburyport Chamber of Commerce. In 2016, Mr. Cousins retired as the Sheriff of Essex County, Massachusetts where he served for 20 years. Mr. Cousins’ years of service as a law enforcement officer in our community provides valuable insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations. Director of The Provident Bank since 2003. Term expires at the annual meeting following December 31, 2020.

James A. DeLeo, age 53, is a certified public accountant and the leading Partner at Gray, Gray & Gray, where he also co-chairs the Merger & Acquisition Practice Group. He has more than 25 years of experience and an educational background in entrepreneurial finance, making him a key contributor to fundless sponsors, search funds and larger private equity firms with established funds, all of which seek his advice when acquiring target companies in the middle market. Mr. DeLeo also works closely with private equity and mezzanine lenders. Mr. DeLeo’s educational and professional experience assist the Board of Directors in assessing our accounting practices, tax matters and operational needs, as well as providing knowledge of and access to the capital markets and advice with respect to mergers and acquisitions. Director of The Provident Bank since 2017. Term expires at the annual meeting following December 31, 2019.

Lisa DeStefano, age 55, is the Principal Architect and Founder of DeStefano Architects. A LEED certified and registered architect in New Hampshire, Maine, Massachusetts and Connecticut, Ms. DeStefano has been a practicing architect since 1983 and founded DeStefano Architects in 1995. Her design work has won multiple awards including the 2016 AIANH Excellence in Architecture People’s Choice Award and in 2015 her firm was named one of the fastest growing women-led companies in Boston by Inc. 5000.  Ms. DeStefano was awarded the 2015 Business Excellence Award in the Real Estate and Construction category from New Hampshire Business Review magazine. Ms. DeStefano’s experience provides the Board of Directors with extensive knowledge of real estate and business matters, and she is well-known in our New Hampshire seacoast market area. Director of The Provident Bank since 2013. Term expires at the annual meeting following December 31, 2021.

Jay E. Gould, age 65, is the founder of Flatbread Company, a clay-oven restaurant specializing in all-natural, wood-fired pizza, salads and desserts. Founded in Amesbury, Massachusetts in 1998, Flatbread Company has grown into 15 restaurants with locations in New England, Hawaii and British Columbia. Mr. Gould has extensive developmental and operational experience developing a distinct and unique brand within the full-service restaurant market. Mr. Gould also owned and operated a successful family insurance business in Amesbury, Massachusetts from 1977 until its sale in 2015. As a business owner and entrepreneur, Mr. Gould offers a valuable perspective on developing a successful business as well as the challenges and risks an organization may face as it grows its product offerings and markets into new areas. Director of The Provident Bank since 1995. Term expires at the annual meeting following December 31, 2021.

Laurie H. Knapp, age 61, is a certified public accountant and sole owner of Laurie H. Knapp CPA PC, an accounting firm located in Amesbury, Massachusetts. Ms. Knapp specializes in personal and corporate taxes. Her experience as a certified public accountant assists the Board of Directors in assessing our accounting practices and tax matters. Director of The Provident Bank since 1998. Term expires at the annual meeting following December 31, 2019.

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David P. Mansfield, age 57, has served as the President and Chief Executive Officer of Provident Bancorp, Inc. and Chief Executive Officer of The Provident Bank since May 2013, having joined The Provident Bank as Chief Financial Officer in 2001. Mr. Mansfield served as Interim Chairman of the Board of Provident Bancorp, Inc. and The Provident Bank from April 2018 to April 2019. Mr. Mansfield previously worked as a bank examiner for both the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, and is a Chartered Financial Analyst. Mr. Mansfield’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors, and alignment on corporate strategy. Director of The Provident Bank since 2013. Term expires at the annual meeting following December 31, 2021.

Richard L. Peeke, age 74, is a former insurance executive who retired in 2007 after 41 years of experience in the insurance industry. Mr. Peeke’s experience as an insurance adjuster, including as a National General Adjuster at American International Group (AIG), gives him unique insights into our challenges, opportunities and operations in the insurance products field and with respect to our insurance needs. Director of The Provident Bank since 1990. Term expires at the annual meeting following December 31, 2019.

Joseph B. Reilly, age 62, has more than 35 years of experience in the New Hampshire banking industry. He was the Co-Founder and President/CEO of Centrix Bank, which merged with Eastern Bank in October 2014. Prior to Centrix, Reilly held positions at Bank of New Hampshire, TD Bank, Centerpoint Bank and Fleet Bank. Mr. Reilly is a former Chairman and Director of the New Hampshire Bankers Association (NHBA); Chairman of the NHBA Legislative Committee; State of New Hampshire Captain for Team 21, a national organization of the American Bankers Association (ABA); and a member of the Government Relations Council of the ABA.  Mr. Reilly has also served on numerous not-for-profit board leadership positions. Mr. Reilly was elected Chairman of the Board of Provident Bancorp, Inc. and The Provident Bank in April 2019. Director of the Provident Bank since 2018. Term expires at the annual meeting following December 31, 2020.

Arthur Sullivan, age 60, is Principal Partner of Brady Sullivan Properties based in Manchester, New Hampshire. Mr. Sullivan is a 40-year commercial and real estate industry veteran. A licensed Real Estate Broker, Mr. Sullivan has become one of New England’s largest developer of affordable commercial and residential real estate. Under his leadership, Brady Sullivan has successfully procured and managed a diverse portfolio of over four million square feet of mill, office and industrial space, over 2,000 residential units and over 5,000 condominium conversions throughout New England and Florida. Mr. Sullivan is the recipient of the 2013 Commerce Citizen of the Year Award from the Manchester Chamber of Commerce, and has served as a corporator of Provident Bancorp since 2008. Mr. Sullivan provides the Board of Directors with significant knowledge of commercial real estate as well as experience in managing a large business in Southern New Hampshire. Director of The Provident Bank since 2016. Term expires at the annual meeting following December 31, 2020.

Charles F. Withee, age 56, is The Provident Bank’s President and Chief Lending Officer, positions he has held since 2013. Mr. Withee joined The Provident Bank as Senior Lender in 2004, and has nearly 30 years of commercial banking experience in Massachusetts and New Hampshire. Director of The Provident Bank since 2013. Term expires at the annual meeting following December 31, 2020.

Executive Officer who is not a Director

The following provides information regarding our executive officer as of December 31, 2018, who is not a director of the Company. The executive officers of New Provident and The Provident Bank are elected annually. Except as noted below, each of our executive officers has held their positions listed below for at least the past five years.

Carol L. Houle, age 48, is Executive Vice President and Chief Financial Officer of Old Provident and The Provident Bank. Ms. Houle is a Certified Public Accountant and joined The Provident Bank in 2013. Previously, Ms. Houle was a partner at the accounting firm of Shatswell, MacLeod & Company, P.C., where she worked for 17 years.

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Board Independence

The Board of Directors has determined that each of our directors, with the exception of directors Mansfield and Withee, is “independent” as defined in, and for purposes of satisfying the listing standards of, the Nasdaq Stock Market, Inc. Directors Mansfield and Withee are not independent because each is an executive officer of New Provident.

In determining the independence of our directors, the Board of Directors considered the following relationships between The Provident Bank and our directors and officers, which are not required to be reported under “ —Transactions With Certain Related Persons” below. The Provident Bank has made loans to the following directors or their related entities: Lisa B. DeStefano, line of credit; Jay E. Gould, residential mortgage loan, commercial real estate loans, term loans and commercial lines of credit; Laurie H. Knapp, commercial real estate loan and residential mortgage loan; Arthur Sullivan, commercial real estate line of credit and demand note; and Richard L. Peeke, home equity line of credit. The Provident Bank also provides overdraft lines of credit to all of its directors.

Code of Ethics for Senior Officers

We have adopted a Code of Ethics for Senior Officers that applies to Old Provident’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and which will apply to the same individuals for New Provident. The Code of Ethics for Senior Officers is available on our website at www.theprovidentbank.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

We have also established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as The Provident Bank, to their executive officers and directors in compliance with federal banking regulations. At March 31, 2019, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to The Provident Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at March 31, 2019, and were made in compliance with federal banking regulations.

Pursuant to our Policy and Procedures for Approval of Related Persons Transactions, the Audit Committee periodically reviews, at least twice a year, a summary of our transactions with our directors and executive officers, as well as any other related person transactions, to determine whether to approve or ratify such transactions. Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Old Provident’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to The Provident Bank’s Ethics Policy, all officers and directors must disclose their involvement in loans being made by The Provident Bank, directly or indirectly, and any bank employee may not represent The Provident Bank in any transaction where he or she has a material financial interest (including interests of relatives or personal friends).

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Executive Compensation

Summary Compensation Table

The table below summarizes, for the years ended December 31, 2018 and 2017, the total compensation paid to, or earned by, Mr. Mansfield, who serves as The Provident Bank’s Chief Executive Officer, Mr. Withee, who serves as The Provident Bank’s President and Chief Lending Officer, and Ms. Houle, who serves as The Provident Bank’s Executive Vice President and Chief Financial Officer. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)	Option awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

David P. Mansfield	2018	480,000	—	—	—	231,840	44,829	756,669
Chief Executive Officer	2017	458,920	30,000	—	—	170,397	51,578	710,895

Charles F. Withee	2018	360,000	—	—	—	149,040	43,968	553,008
President and Chief Lending Officer	2017	344,190	18,000	—	—	100,641	50,915	513,746

Carol L. Houle	2018	270,000	—	—	—	111,780	37,445	419,225
Executive Vice President and Chief Financial Officer	2017	240,200	10,000	—	—	59,535	41,915	351,650

(1)	Reflects discretionary cash bonuses.
(2)	Represents cash incentives earned under The Provident Bank Executive Annual Incentive Plan. See “—Executive Annual Incentive Plan” for further details.
(3)	The amounts reflect what we have paid to, or reimbursed, the applicable Named Executive Officer for various benefits we provide. A break-down of the various elements of compensation in this column for the year ended December 31, 2018 is set forth in the table immediately below.

All Other Compensation
Name	Year	Employer Matching Contribution To 401(k) Plan (a) ($)	Allocations Under Employee Stock Ownership Plan (b) ($)	Long-Term Disability Premiums ($)	Car Allowance ($)	Total ($)
David P. Mansfield	2018	15,900	15,545	3,384	10,000	44,829
Charles F. Withee	2018	13,423	15,545	―	15,000	43,968
Carol L. Houle	2018	15,900	15,545	―	6,000	37,445

(a)	Represents the matching contributions made by The Provident Bank to the Named Executive Officer’s 401(k) plan account for the plan year.
(b)	Represents the approximate value of shares allocated to the individual’s Employee Stock Ownership Plan account for the year ended December 31, 2018, using the Company’s stock price as of December 31, 2018.

Employment Agreements

The Provident Bank has entered into employment agreements with Messrs. Mansfield and Withee and Ms. Houle. The employment agreements with Messrs. Mansfield and Withee have terms of three years. The employment agreement with Ms. Houle has a term of two years. Beginning as of January 1, 2016, and continuing as of each January 1 thereafter, the disinterested members of the Board of Directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreements for an additional year or determine not to extend the term of any of the agreements.

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The employment agreements provide Messrs. Mansfield and Withee and Ms. Houle with current base salaries of $500,000, $360,000 and $295,000, respectively. The Provident Bank may increase the base salaries from time to time. In addition to base salaries, the executives are entitled to participate in any employee benefit plans and bonus programs in effect from time to time for senior executives of The Provident Bank. The Provident Bank will also reimburse the executives for all reasonable business expenses incurred by them in the performance of their duties and responsibilities.

In the event of an executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his or her resignation for “good reason,” in either case prior to the attainment of age 65, he or she will receive a severance payment equal to the sum of (i) his or her base salary then in effect and (ii) his or her “Average Bonus”, that would have been paid through the expiration date of the employment agreement. These payments increase to three times (in the case of Messrs. Mansfield and Withee) and two times (in the case of Ms. Houle) the sum of (i) and (ii), above, in the event the termination occurs in connection with or following a change on control or if the agreement has a remaining term of more than 24 months at the time of termination, in the case of Mr. Mansfield. For purposes of the employment agreements, the term “Average Bonus” means the average of the aggregate bonuses paid (or accrued, but not yet paid) to the executive for the three calendar years immediately preceding the termination of employment. The Provident Bank will make the payments in 12 monthly installments, unless the termination of employment occurs within two years of a change in control, in which case The Provident Bank will make the payment in a lump sum at the time of the termination of employment. In addition, the executives will be entitled to receive from The Provident Bank continued life insurance and non-taxable medical and dental insurance coverage through the then remaining unexpired term of the agreement and all outstanding awards under The Provident Bank Amended and Restated Long-Term Incentive Plan will become immediately and fully vested. Under the employment agreements, the term “good reason” includes: (i) the failure of the Board of Directors to elect or continue to employ the executive in his or her current position or a material reduction in the executive’s authority, duties or responsibilities; (ii) a reduction in the executive’s base salary; or (iii) a material breach of any provision of the agreement that is not cured within 30 days of notice of the breach from the executive. In addition, the term “good reason” includes, if the event occurs within two years following a change in control: (i) a relocation of his or her principal place of employment by more than ten miles; (ii) the failure of The Provident Bank to continue to provide the executive with certain employee benefits substantially similar to those available to the executive prior to the change in control; or (iii) the failure of The Provident Bank to obtain a satisfactory agreement from any successor to assume and honor the employment agreement.

In addition, should The Provident Bank terminate an executive’s employment following the executive becoming disabled, The Provident Bank will continue to pay the executive his or her base salary from the date of the termination of employment until the earlier of: (i) the expiration of 180 days; (ii) the date on which long-term disability benefits are payable to the executive under any plan covering employees of The Provident Bank; (iii) the executive’s death; or (iv) the date the term of the employment agreement expires. If at the end of 180 days, the executive is not yet receiving disability payments under a plan covering employees of The Provident Bank, The Provident Bank will continue to pay the executive his or her base salary at a rate of 60% until the earlier of: (i) the date he or she becomes entitled to disability benefits under such a plan; (ii) his or her death; or (iii) the expiration of the term of the employment agreement. In the event of the death of any of the executives, The Provident Bank will pay his or her beneficiaries the base salary the executive would have earned for six months following his or her death, and his or her family will continue to receive medical coverage for one year at the same out-of-pocket expense that the executive paid prior to his or her death.

If the executive voluntarily terminates employment on account of his or her “retirement” (that is on or after attaining age 62 for Messrs. Mansfield and Withee, or 65 for Ms. Houle), the executive will be entitled to continue to receive medical benefits at the same level in effect on, and on the same out-of-pocket cost to the executive as of, his or her termination of employment for a period of one year. The executive will not be entitled to any severance benefits under the employment agreement if The Provident Bank terminates the executive’s employment for “cause” (as defined under the employment agreement).

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Upon any termination of employment that would entitle an executive to a severance payment (other than a termination in connection with a change in control), the executive will be required to adhere to one-year non-competition and non-solicitation covenants.

Executive Annual Incentive Plan

The Provident Bank has adopted The Provident Bank Executive Annual Incentive Plan, which is designed to align the interests of the executives of The Provident Bank with the overall performance of The Provident Bank and Provident Bancorp, Inc.

Employees selected by the Compensation Committee, which include the Named Executive Officers, are eligible to participate in the plan. For each plan year (which is the calendar year), the Compensation Committee determine the annual bonus award amount, designated as a percentage of base salary, and the performance objectives that must be satisfied for the participant to receive the annual bonus award. The specific performance objectives will be determined annually by the Compensation Committee, but generally include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to The Provident Bank. Each performance objective will specify levels of achievement at “threshold,” “target” and “maximum” levels and will be weighted by priority as a percentage of the total annual bonus award payable to the participant.

The bank-wide performance objectives for 2018 focused on the following metrics, with different metrics selected for different Named Executive Officers: (i) return on average assets, (ii) efficiency ratio, and (iii) loan growth. Each performance objective was assigned a percentage weight to reflect its importance and the Named Executive Officer’s direct impact in meeting the performance objective.

For 2018, peer group target results, and The Provident Bank’s results were as follows:

Item	Target Results	The Provident Bank Adjusted Results
Return on average assets	0.99%	1.03%
Efficiency ratio	64.95%	61.53%
Commercial loan growth	7.94%	13.69%

Based on these results, Messrs. Mansfield and Withee, and Ms. Houle, earned an annual incentive award for the year ended December 31, 2018 equal to 48.30% of base salary, 41.40% of base salary and 41.40% of base salary, respectively.

The bank-wide performance objectives for 2017 focused on the following metrics, with different metrics selected for different Named Executive Officers: (i) return on equity, (ii) net interest income on a fully tax equivalent basis to average earning assets, (iii) non-current loans plus other real estate owned to total loans plus other real estate owned, (iv) efficiency ratio, (v) core deposit growth and (vi) net loan growth. Each performance objective was assigned a percentage weight to reflect its importance and the Named Executive Officer’s direct impact in meeting the performance objective.

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For 2017, peer group target results, and The Provident Bank’s results were as follows:

Item	Peer Target Results	The Provident Bank Adjusted Results
Return on equity	7.15%	7.38%
Net interest income on a fully tax equivalent basis to average earning assets	3.33%	4.00%
Non-current loans plus other real estate owned to total loans plus other real estate owned	0.73%	1.20%
Efficiency ratio	73.78%	64.95%
Core deposit growth	8.27%	18.54%
Net loan growth	8.05%	18.08%

Based on these results, Messrs. Mansfield and Withee, and Ms. Houle, earned an annual incentive award for the year ended December 31, 2017 equal to 37.13% of base salary, 29.15% of base salary and 24.70% of base salary, respectively.

The annual bonus award will be payable to each participant in a cash lump sum within 2.5 months following the end of each plan year, to the extent the performance objectives are determined to be satisfied by the Compensation Committee.

Benefit Plans

401(k) Plan. The Provident Bank currently maintains a tax-qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees who have attained age 21 are eligible to participate in the 401(k) Plan and receive a safe harbor matching contribution or discretionary profit sharing contribution from The Provident Bank.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2018, the pre-tax deferral contribution limit is $18,500 provided, however, that a participant over age 50 may contribute, on a pre-tax basis, an additional $6,000 to the 401(k) Plan (subject to applicable cost-of-living adjustments in future years). In addition to salary deferral contributions, the 401(k) Plan provides that The Provident Bank will make a safe harbor matching contribution to each participant’s account equal to 100% of the participant’s contribution, up to a maximum of 6% of the participant’s compensation earned during the plan year. A participant is always 100% vested in his or her salary deferral contributions and safe harbor matching contributions. However, a participant will vest 100% in his or her discretionary profit sharing contributions following the completion of three years of service. Participants also become fully vested in the event of their death or disability. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options.

Participants in the 401(k) Plan are permitted to invest elective deferrals and employer matching contributions in Provident Bancorp, Inc. common stock.

Employee Stock Ownership Plan. In connection with Old Provident’s stock offering in 2015, The Provident Bank implemented an employee stock ownership plan for eligible employees. Eligible employees begin participation in the employee stock ownership plan as of their date of hire.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 357,152 shares of Old Provident common stock. The employee stock ownership plan funded its stock purchase with a loan from Old Provident. The loan will be repaid principally through The Provident Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. The interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

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The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as the loan is repaid by the employee stock ownership plan. The trustee allocates the shares released among the participants’ accounts on the basis of each participant’s proportional share of compensation relative to all participants. Participants will become 100% vested in their benefit after the completion of three years of service. Participants who were employed immediately prior to the stock offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon severance from employment. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

We expect the employee stock ownership plan to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks.

Supplemental Executive Retirement Plans. The Provident Bank has entered into supplemental executive retirement agreements (“SERPs”) with Messrs. Mansfield and Withee and Ms. Houle. Under the SERPs, each executive becomes entitled to receive a benefit following his or her separation from service other than on account of cause (as defined in the agreements). Upon a separation from service, The Provident Bank will pay a lump sum benefit to the executive equal to the actuarial equivalent of a 20-year stream of annual payments of a certain benefit percentage multiplied by the executive’s final average compensation. Under the agreements, the benefit percentage equals a certain percentage (62% for Mr. Mansfield, 60% for Mr. Withee and 20% for Ms. Houle) multiplied by a factor that represents the service of the executive through his or her attainment of age 62. Messrs. Mansfield and Withee are fully vested, while Ms. Houle is subject to a five-year cliff vesting schedule. The executives’ SERP benefits will be immediately forfeited in the event of a termination by The Provident Bank as a result of a “specially defined cause” (as such term is defined in the SERPs). The benefit percentage factor will automatically equal 62%, 60% or 20% in the event of the executive’s death or disability or upon a change in control, and Ms. Houle would also become fully vested under such circumstances. In the case of Messrs. Mansfield and Withee, if the executive dies, or terminates employment involuntarily or with “good reason” within three years or a change in control or if the executive experiences a disability, he will become entitled to the retirement benefit he would have earned at age 62 by providing for an assumed increase in his annual compensation for each year from his separation from service, death or disability until the date he would have attained age 62. If Messrs. Mansfield or Withee experiences a disability, the benefits will be paid to them at age 62.

2016 Equity Incentive Plan. In 2016, our Board of Directors adopted, and shareholders approved, the Provident Bancorp, Inc. 2016 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees and directors of Old Provident and its subsidiaries, including The Provident Bank, with additional incentives to promote the growth and performance of Provident Bancorp, Inc. Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 625,015 shares of Old Provident common stock pursuant to grants of restricted stock awards, restricted unit awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 446,440 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards or restricted stock units is 178,575.

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Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2018 for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2018
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of Securities Underlying Unexercised Options unexercisable (#) (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
David P. Mansfield	44,640	66,960	17.40	11/17/2026	26,786	580,720
Charles F. Withee	30,132	45,198	17.40	11/17/2026	18,081	391,996
Carol L. Houle	19,936	29,905	17.40	11/17/2026	11,963	259,358

(1)	Options and shares of restricted stock vest one-fifth per year beginning November 17, 2017.
(2)	Based on the closing price of our stock on December 31, 2018 of $21.68 per share.

Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock awards ($)(2)	Option Awards ($)(3)	Total ($)
John K. Bosen (1)	26,250	—	—	26,250
Frank G. Cousins, Jr.	35,000	—	—	35,000
James A. DeLeo	26,500	—	—	26,500
Lisa DeStefano	30,500	—	—	30,500
Jay E. Gould	22,000	—	—	22,000
Laurie H. Knapp	39,500	—	—	39,500
Richard L. Peeke	31,750	—	—	31,750
Joseph B. Reilly	23,000	132,246	106,001	261,247
Arthur Sullivan	28,000	—	—	28,000

(1)	Mr. Bosen resigned from the Board of Directors on August 3, 2018.
(2)	Reflects the aggregate grant date fair value of restricted stock awards granted. The assumptions used in the valuation of this award is included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission.
(3)	Reflects the aggregate grant date fair value of option awards granted. The value is the amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the valuation of this award is included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission.

As of December 31, 2018, Directors Cousins, DeLeo, DeStefano, Gould, Knapp, Peeke, and Sullivan each held 3,897 unvested shares of restricted stock. Restricted stock vests over a five-year period beginning November 17, 2017. In addition, these directors each held 9,740 unvested stock options, and 2,435 vested stock options. Stock options have an exercise price of $17.40 and vest over a five-year period beginning November 17, 2017. As of December 31, 2018, Director Reilly held 4,862 unvested shares of restricted stock. Restricted stock vests over a five-year period beginning on August 1, 2019. Mr. Reilly also held 12,170 unvested stock options, and no vested stock options. Stock options have an exercise price of $27.20 and vest over a five-year period beginning August 1, 2019.

In 2018, each director (other than the Chairman of the Board) received a $12,000 retainer fee and $1,250 for each board meeting attended. The Chairman of the Board received a $45,000 annual retainer, payable monthly (with no additional payments made to our Chief Executive Officer for the period for which he served as Chairman). The Chair of the Audit Committee received a $7,000 retainer and the Committee members received $750 per meeting. All other committee chairs received a $2,500 retainer and the committee members received $750 per meeting. The Risk Committee members received a $1,500 retainer. The Independent Director received $1,875 fee in 2018. Directors who are also employees are not compensated for serving as directors. In 2019, each director (other than the Chairman of the Board) will receive a $15,000 retainer fee and $1,250 for each board meeting attended. The Chairman of the Board will receive a $45,000 annual retainer, payable monthly. The Chair of the Audit Committee will receive a $7,000 retainer and the Committee members will receive $750 per meeting. All other committee chairs will receive a $3,500 retainer and the committee members will receive $750 per meeting. The Lead Independent Director will receive an annual premium of $7,500 paid quarterly.

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Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.

The stock-based benefit plans will not be established sooner than six months after the stock offering, and if adopted within one year after the stock offering, the plans must be approved by at least two-thirds of the votes eligible to be cast by our stockholders, unless otherwise determined by the Massachusetts Commissioner of Banks, in which case such plans must be approved by a majority of the votes eligible to be cast by our stockholders. If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless The Provident Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of The Provident Bank or New Provident; and

•	our executive officers or directors must exercise or forfeit their options in the event that The Provident Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval prior to or more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

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We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of New Provident’s common stock at the time the shares are awarded. The stock-based benefit plans are subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	391,000 Shares Awarded at Minimum of Offering Range	460,000 Shares Awarded at Midpoint of Offering Range	529,000 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)

$8.00	$3,128	$3,680	$4,232
10.00	3,910	4,600	5,290
12.00	4,692	5,520	6,348
14.00	5,474	6,440	7,406

The grant-date fair value of the options granted under the stock-based benefit plans will be based in part on the price of shares of common stock of New Provident at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	977,500 Options at Minimum of Offering Range	1,150,000 Options at Midpoint of Offering Range	1,322,500 Options at Maximum of Offering Range
(In thousands, except exercise price and fair value information)

$8.00	$2.28	$2,229	$2,622	$3,015
10.00	2.85	2,786	3,278	3,769
12.00	3.42	3,343	3,933	4,523
14.00	3.99	3,900	4,589	5,277

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 18.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Old Provident held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of July 29, 2019.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of All Common Stock Outstanding

Directors
Frank G. Cousins, Jr.	12,371	(1)	*
James A. DeLeo	9,835	(2)	*
Lisa DeStefano	11,741	(3)	*
Jay E. Gould	24,741	(4)	*
Laurie H. Knapp	20,195	(5)	*
David P. Mansfield	107,561	(6)	1.11%
Richard L. Peeke	14,441	(7)	*
Joseph B. Reilly	6,276	(8)	*
Arthur Sullivan	19,741	(9)	*
Charles F. Withee	79,370	(10)	*

Named Executive Officer Who Is Not Also a Director
Carol L. Houle	56,418	(11)	*

All directors and executive officers as a group (11 persons)	362,690		3.77%

Provident Bancorp 5 Market Street Amesbury, Massachusetts 01913	5,034,323		52.32%

*	Less than 1%.
(1)	Includes 1,180 shares held in an individual retirement account, 100 shares held as custodian, 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(2)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(3)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(4)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(5)	Includes 3,500 shares held in an individual retirement account, 3,500 shares held by Ms. Knapp’s spouse, 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(6)	Includes 15,000 shares held in a 401(k) plan, 4,255 held in an individual retirement account, 3,475 shares allocated shares under the ESOP, 26,786 shares of unvested restricted stock over which the individual has voting control, 5,758 shares held by Mr. Mansfield’s spouse and 44,640 exercisable stock options.
(7)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(8)	Includes 400 shares held in revocable trust and 4,862 shares of unvested restricted stock over which the individual has voting control.
(9)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(10)	Includes 3,000 shares held in an individual retirement account, 15,000 shares held in a 401(k) plan, 3,475 shares allocated under the ESOP, 18,081 shares of unvested restricted stock over which the individual has voting control and 30,132 exercisable stock options.
(11)	Includes 15,733 shares held in a 401(k) plan, 3,471 shares allocated under the ESOP, 11,963 shares of unvested restricted stock over which the individual has voting control and 19,936 exercisable stock options.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New Provident’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old Provident common stock as of July 29, 2019;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.” Federal and state regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase. Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the stock offering and as part of the maximum number of shares directors and officers may purchase in the stock offering.

	Number of	Proposed Purchases of Stock		Total Common Stock to be Held at Minimum of Offering Range (3)
	Exchange	in the Offering (2)			Percentage
	Shares to Be	Number of		Number of	of Shares
Name of Beneficial Owner	Held (1)	Shares	Amount	Shares	Outstanding
Frank G. Cousins, Jr.	23,942	4,100	$41,000	28,042	*
James A. DeLeo	19,034	500	5,000	19,534	*
Lisa DeStefano	22,723	5,000	50,000	27,723	*
Jay E. Gould	47,883	50,000	500,000	97,883	*
Laurie H. Knapp	39,085	8,450	84,500	47,535	*
David P. Mansfield	208,173	50,000	500,000	258,173	1.38%
Richard L. Peeke	27,949	5,000	50,000	32,949	*
Joseph B. Reilly	12,146	25,000	250,000	37,146	*
Arthur Sullivan	38,206	50,000	500,000	88,206	*
Charles F. Withee	153,612	50,000	500,000	203,612	1.09%
Carol L. Houle	109,191	40,000	400,000	149,191	*
Total for Directors and Executive Officers	701,944	288,050	$2,880,500	989,994	5.31%

*	Less than 1%.
(1)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 1.9354 at the minimum of the offering range.
(2)	Includes proposed subscriptions, if any, by associates.
(3)	At the maximum of the offering range, directors and executive officers would beneficially own 1,237,747 shares, or 4.90% of our outstanding shares of common stock when including stock options exercisable within 60 days of July 29, 2019.

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THE CONVERSION AND OFFERING

The Board of Trustees of Provident Bancorp and the Board of Directors of Old Provident have approved the plan of conversion. The plan of conversion has also been approved by the corporators of Provident Bancorp and must be approved by the stockholders of Old Provident. A special meeting of stockholders has been called for this purpose. We have filed an application with respect to the conversion with the Federal Reserve Board, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. We have filed an application with respect to the conversion with the Massachusetts Commissioner of Banks, and the Massachusetts Commissioner of Banks has authorized us to commence the offering. However, the final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and issue shares of common stock. Any approval by the Massachusetts Commissioner of Banks or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

General

The Board of Trustees of Provident Bancorp and the Board of Directors of Old Provident initially adopted the plan of conversion on June 5, 2019. Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Provident Bancorp, the mutual holding company parent of Old Provident, will be merged into Old Provident, and Provident Bancorp will no longer exist. Old Provident, which owns 100% of The Provident Bank, will be merged into a new Maryland corporation named Provident Bancorp, Inc. As part of the conversion, the 52.3% ownership interest of Provident Bancorp in Old Provident will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of The Provident Bank will be owned by New Provident, and all of the outstanding common stock of New Provident will be owned by public stockholders. Old Provident and Provident Bancorp, as will the board of corporators of Provident Bancorp, will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion, at the completion of the conversion and offering, each share of Old Provident common stock owned by persons other than Provident Bancorp will be converted automatically into the right to receive new shares of New Provident common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Old Provident for new shares of New Provident, the public stockholders will own the same aggregate percentage of shares of common stock of New Provident that they owned in Old Provident immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, adjusted downward to reflect certain assets held by Provident Bancorp.

We intend to retain between $38.9 million and $54.2 million of the net proceeds of the offering and to invest between $47.7 million and $64.8 million of the net proceeds in The Provident Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to our Eligible Account Holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plans, and our employees, officers, trustees, directors and corporators. In addition, we will offer common stock for sale in a community offering to members of the general public, with a preference given first to natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham, and second to other members of the general public.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or promptly after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Massachusetts Commissioner of Banks. See “—Community Offering.”

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We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated or firm commitment underwritten offering in which Sandler O’Neill & Partners, L.P. will be sole book-running manager. See “—Syndicated or Firm Commitment Underwritten Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of New Provident. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of The Provident Bank. The plan of conversion is also filed as an exhibit to Provident Bancorp’s applications to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board or inspected, without charge, at the Massachusetts Division of Banks. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: (1) enhance our regulatory capital position; (2) transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; (3) improve the liquidity of our shares of common stock; (4) facilitate our stock holding company’s ability to pay dividends to our public stockholders; and (5) facilitate future mergers and acquisitions.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the corporators of Provident Bancorp, including a majority of the “independent” corporators, is required to approve the plan of conversion. By their approval of the plan of conversion, the corporators of Provident Bancorp also approved the merger of Provident Bancorp into Old Provident. These approvals were received at a special meeting of corporators held on July 25, 2019. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Old Provident and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Old Provident held by the public stockholders of Old Provident (stockholders other than Provident Bancorp) also are required to approve the plan of conversion.

We have filed an application with respect to the conversion with the Federal Reserve Board, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. We have filed an application with respect to the conversion with the Massachusetts Commissioner of Banks, and the Massachusetts Commissioner of Banks has authorized us to commence the offering. However, the final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and issue shares of common stock.

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Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Old Provident common stock will be converted automatically into the right to receive a number of shares of New Provident common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New Provident after the conversion as they held in Old Provident immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, adjusted downward to reflect certain assets held by Provident Bancorp. The exchange ratio will not depend on the market value of Old Provident common stock. The exchange ratio will be based on the percentage of Old Provident common stock held by the public, the independent valuation of New Provident prepared by RP Financial, LC., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.9354 shares for each publicly held share of Old Provident at the minimum of the offering range to 2.6185 shares for each publicly held share of Old Provident at the maximum of the offering range.

The following table shows how the exchange ratio (rounded to four decimal places) will adjust, based on the appraised value of New Provident as of May 10, 2019, assuming public stockholders of Old Provident own 4,587,499 shares of Old Provident common stock and Provident Bancorp has net assets of $372,000 immediately prior to the completion of the conversion. The table also shows how many shares of New Provident a hypothetical owner of Old Provident common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New Provident to be Issued for Shares of Old Provident		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)

Minimum	9,775,000	52.4%	8,878,601	47.6%	18,653,601	1.9354	$19.35	$22.02	193
Midpoint	11,500,000	52.4	10,445,413	47.6	21,945,413	2.2769	22.77	23.59	227
Maximum	13,225,000	52.4	12,012,225	47.6	25,237,225	2.6185	26.18	25.14	261

(1)	Represents the value of shares of New Provident common stock to be received in the conversion by a holder of one share of Old Provident, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. Old Provident’s existing tangible book value per share would be $13.32, $13.30 and $13.30 at the minimum, midpoint and maximum of the offering range, respectively.
(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Old Provident common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New Provident common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion

Continuity. The conversion will not affect the normal business of The Provident Bank of accepting deposits and making loans. The Provident Bank will continue to be a Massachusetts-chartered savings bank and will continue to be regulated by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. After the conversion, The Provident Bank will continue to offer existing services to depositors, borrowers and other customers. The directors of Old Provident serving at the time of the conversion will be the directors of New Provident upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of The Provident Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion, and each such account will continue to be insured in full for amounts in excess of Federal Deposit Insurance Corporation limits by the excess insurer of savings bank deposits, the Depositors Insurance Fund. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

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Effect on Loans. No loan outstanding from The Provident Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Provident Bancorp, Old Provident, the public stockholders of Old Provident (except for cash paid for fractional shares), Eligible Account Holders, employees, officers, trustees, directors and corporators, or The Provident Bank. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in The Provident Bank has both a deposit account in The Provident Bank and a pro rata ownership interest in the net worth of Provident Bancorp based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Provident Bancorp and The Provident Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account obtains a pro rata ownership interest in Provident Bancorp without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Provident Bancorp, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Provident Bancorp and The Provident Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Provident Bancorp after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders will receive an interest in liquidation accounts maintained by New Provident and The Provident Bank in an aggregate amount equal to (i) Provident Bancorp’s ownership interest in Old Provident’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus plus (ii) the value of the net assets of Provident Bancorp as of the date of the latest statement of financial condition of Provident Bancorp prior to the consummation of the conversion (excluding its ownership of Old Provident). New Provident and The Provident Bank will hold the liquidation accounts for the benefit of Eligible Account Holders who continue to maintain deposits in The Provident Bank after the conversion. The liquidation accounts are designed to provide payments to depositors of their liquidation interests, if any, in the end of a liquidation of (a) New Provident and The Provident Bank or (b) The Provident Bank. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing a preliminary valuation and the initial valuation, RP Financial, LC. will receive a fee of $105,000, as well as payment for reimbursable expenses and an additional $15,000 for each updated valuation prepared. We have paid RP Financial, LC. no other fees during the previous three years. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

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The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Old Provident. RP Financial, LC. also considered the following factors, among others:

•	the present results and financial condition of Old Provident and the projected results and financial condition of New Provident;

•	the economic and demographic conditions in Old Provident’s existing market area;

•	certain historical, financial and other information relating to Old Provident;

•	a comparative evaluation of the operating and financial characteristics of Old Provident with those of other publicly traded savings institutions;

•	the effect of the conversion and offering on New Provident’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of New Provident; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial, LC. considered comparable to New Provident under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for New Provident also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial, LC. limited the peer group companies to the following three selection criteria: (1) New England institutions with assets between $700 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.25% and positive reported and core earnings; (2) Mid-Atlantic institutions with assets between $700 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.25% and positive reported and core earnings; and (3) Midwest institutions with assets between $700 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.25% and positive reported and core earnings.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC. did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of New Provident with the peer group. RP Financial, LC. made slight upward adjustments for financial condition, asset growth and primary market area, and made no adjustments for profitability, growth and viability of earnings, dividends, liquidity of the shares, marketing of the issue, management and effects of government regulations and regulatory reform.

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The slight upward adjustment for financial condition was due to New Provident’s higher yield on interest-earning assets and stronger pro forma capital position as a percent of assets. The slight upward adjustment for asset growth was due to New Provident’s stronger historical asset growth that was supported by stronger loan growth relative to the peer group. The slight upward adjustment for primary market area reflected Essex County’s relatively strong population growth rate and relatively low unemployment rate compared to the peer group’s primary market area counties.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of New Provident after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.63% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of May 10, 2019, the estimated pro forma market value of New Provident was $219.5 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $186.6 million and a maximum of $252.5 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Old Provident common stock owned by Provident Bancorp. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Old Provident common stock owned by Provident Bancorp and the $10.00 price per share, the minimum of the offering range is 9,775,000 shares, the midpoint of the offering range is 11,500,000 shares and the maximum of the offering range is 13,225,000 shares.

The Board of Directors of New Provident reviewed the independent valuation and, in particular, considered the following:

•	Old Provident’s financial condition and results of operations;

•	a comparison of financial performance ratios of Old Provident to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Old Provident common stock.

All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks, if required, as a result of subsequent developments in the financial condition of Old Provident or The Provident Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of New Provident to less than $186.6 million or more than $252.5 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New Provident’s registration statement.

The following table presents a summary of selected pricing ratios for New Provident (on a pro forma basis) as of and for the twelve months ended March 31, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2019, with stock prices as of May 10, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 21.2% on a price-to-book value basis, a discount of 24.4% on a price-to-tangible book value basis and a premium of 40.2% on a price-to-earnings basis. Our Board of Directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old Provident’s common stock. The closing price of the common stock was $23.35 per share on May 10, 2019, the effective date of the appraisal, and $23.60 per share on June 4, 2019, the last trading day immediately preceding the announcement of the conversion.

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	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New Provident (on a pro forma basis, assuming completion of the conversion)
Maximum	26.83	x	104.17%	104.17%
Midpoint	23.19	x	96.62%	96.62%
Minimum	19.59	x	87.87%	87.87%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	16.54	x	122.55%	122.55%
Medians	14.75	x	121.56%	121.56%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core,” or recurring, earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers The Provident Bank as a going concern and should not be considered as an indication of the liquidation value of The Provident Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $252.5 million and a corresponding increase in the offering range to more than 13,225,000 shares, or a decrease in the minimum of the valuation range to less than $186.6 million and a corresponding decrease in the offering range to fewer than 9,775,000 shares, then we will promptly return with interest at 0.15% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Massachusetts Commissioner of Banks and the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Massachusetts Commissioner of Banks and the Federal Reserve Board in order to complete the offering. In the event that we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond June 5, 2021, which is two years after the special meeting of trustees to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New Provident’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New Provident’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

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Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of The Provident Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on May 31, 2018 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $500,000 (50,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in the same proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on May 31, 2018. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors, trustees, corporators or officers, or who are associates of such persons, will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding May 31, 2018.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including The Provident Bank’s employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum purchase limitations.

Priority 3: Employees, Officers, Directors, Trustees and Corporators. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and tax-qualified plans, each employee, officer, director, trustee and corporator of The Provident Bank or Provident Bancorp at the time of the offering who is not eligible in the first priority category will receive, without payment therefor, subject to the overall purchase limitations, non-transferable subscription rights to purchase up to $500,000 (50,000 shares) of common stock; provided, however, that the aggregate number of shares of common stock that may be purchased by employees, officers, directors, trustees and corporators in the conversion shall be limited to 25% of the total number of shares of common stock sold in the offering (including shares purchased by employees, officers, directors, trustees and corporators under this priority and under the preceding priority categories, but not including shares purchased by the employee stock ownership plan). In the event that persons in this category subscribe for more shares of stock than are available for purchase by them, shares will be allocated among such subscribing persons on an equitable basis, such as by giving weight to the period of service, compensation, position of the individual subscriber and the amount of the order.

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Expiration Date. The subscription offering will expire at 5:00 p.m., Eastern Time, on September 10, 2019, unless extended by us for up to 45 days or such additional periods with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 9,775,000 shares have not been sold in the offering by October 25, 2019 and the Massachusetts Commissioner of Banks has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.15% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If an extension beyond October 25, 2019 is granted by the Massachusetts Commissioner of Banks, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.” The offering will also comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans and employees, officers, directors, trustees and corporators, we will offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:

(i)	Natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham; and

(ii)	Other members of the general public.

Subscribers in the community offering may purchase up to $500,000 (50,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

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The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if necessary. New Provident may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond October 25, 2019, in which event we will resolicit purchasers.

Syndicated or Firm Commitment Underwritten Offering

If feasible, our Board of Directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated or firm commitment underwritten offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated or firm commitment underwritten offering is held, Sandler O’Neill & Partners, L.P. will serve as sole book-running manager.  In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5.5% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to New Provident for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at The Provident Bank or wire transfers). See “—Procedure for Purchasing Shares in Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

In the event of a firm commitment underwritten offering, the proposed underwriting agreement will not be entered into with Sandler O’Neill & Partners, L.P. and New Provident, The Provident Bank, Old Provident and Provident Bancorp until immediately prior to the completion of the firm commitment underwritten offering. At that time, Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the firm commitment underwritten offering will represent that they have received sufficient indications of interest to complete the offering. Pursuant to the terms of the underwriting agreement, and subject to certain customary provisions and conditions to closing, upon execution of the underwriting agreement, Sandler O’Neill & Partners, L.P. and any other underwriters will be obligated to purchase all the shares subject to the firm commitment underwritten offering.

A syndicated or firm commitment underwritten offering must terminate no more than 45 days following the subscription offering, unless extended with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if necessary.

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If for any reason we cannot effect a syndicated or firm commitment underwritten offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares.  The Federal Reserve Board, the Massachusetts Commissioner of Banks and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No individual through one or more qualifying accounts, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than $500,000 (50,000 shares) in the offering;

(ii)	Except for the employee stock ownership plan and the 401(k) plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $1.5 million (150,000 shares) of common stock in all categories of the offering combined;

(iii)	Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iv)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase; and

(v)	Current stockholders of Old Provident are subject to an ownership limitation. As previously described, current stockholders of Old Provident will receive shares of New Provident common stock in exchange for their existing shares of Old Provident common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Old Provident common stock, may not exceed 9.9% of the shares of common stock of New Provident to be issued and outstanding at the completion of the conversion and offering.

Depending upon market or financial conditions, our Board of Directors, with regulatory approval and without further approval of corporators of Provident Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(i)	any corporation or organization (other than The Provident Bank, New Provident, Old Provident or Provident Bancorp or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

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(iii)	any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of The Provident Bank, New Provident, Old Provident or Provident Bancorp.

The following relatives of directors and officers will be considered “associates” of these individuals regardless of whether they share a household with the director or officer: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by us and may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies; provided, however, that the determination of whether a group is acting in concert remains subject to review by the Massachusetts Commissioner of Banks. Persons living at the same address, whether or not related, will be deemed to be acting in concert unless we determine otherwise. Our directors and trustees are not treated as associates of each other solely because of their membership on the boards of directors or trustees.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New Provident or The Provident Bank and except as described below. Any purchases made by any associate of New Provident or The Provident Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New Provident.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the subscription and community offerings by:

•	consulting as to securities market implications of the plan of conversion;

•	reviewing with our board of directors the financial impact of the offering on New Provident, based upon the independent appraisal of the common stock;

•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (it being understood that the preparation and filing of such documents will be the responsibility of us and our counsel);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting us in scheduling and preparing for discussions or meetings with potential investors or other broker-dealers in connection with the offering; and

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•	providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of 1.00% of the aggregate dollar amount of all shares of common stock sold in the subscription offering and 1.50% of the aggregate dollar amount of all shares of common stock sold in the community offering. No fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by directors, corporators, trustees, officers, employees or their immediate families and their personal trusts, and shares purchased by our employee benefit plans or trusts.

Syndicated or Firm Commitment Underwritten Offering. In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5.5% of the aggregate dollar amount of common stock sold in the syndicated or firm commitment underwritten offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering.

Expenses. Sandler O’Neill & Partners, L.P. also will be reimbursed for reasonable out-of-pocket expenses, including legal fees, in an amount not to exceed $165,000 without our prior approval. We have separately agreed to pay Sandler O’Neill & Partners, L.P. up to $40,000 in fees for serving as records agent, as described below.

Records Management

We have also engaged Sandler O’Neill & Partners, L.P. as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Sandler O’Neill & Partners, L.P., will assist us in the offering by:

•	consolidating deposit accounts for voting and subscription rights;

•	organizing and supervising our stock information center; and

•	subscription processing services.

Sandler O’Neill & Partners, L.P. will receive fees of $40,000 for these services. Such fees may be increased in the event of unusual or additional items or duplication of service required as a result of material changes in regulations or the plan of conversion or a material delay or other similar events. Of the fees for serving as records agent, $20,000 has been paid as of the date of this prospectus.

Indemnity

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended, as well as certain other claims and litigation arising out of Sandler O’Neill & Partners, L.P.’s engagement with respect to the conversion.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of The Provident Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

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Procedure for Purchasing Shares in Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 5:00 p.m., Eastern Time, on September 10, 2019, unless we extend one or both for up to 45 days, with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond October 25, 2019 would require the Massachusetts Commissioner of Banks’ approval, and may require Federal Reserve Board approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.15% per annum for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time. The offering will also comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.15% per annum from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 5:00 p.m., Eastern Time, on September 10, 2019. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the stock order return envelope provided, or by overnight delivery to our Stock Information Center, which will be located at 5 Market Street, Amesbury, Massachusetts 01913. You may also hand-deliver stock order forms to the Stock Information Center. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our banking offices. Please do not mail stock order forms to The Provident Bank’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by The Provident Bank, the Federal Deposit Insurance Corporation, the federal government or the Depositors Insurance Fund, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to Provident Bancorp, Inc.; or

(ii)	authorization of withdrawal of available funds from your The Provident Bank interest-bearing deposit accounts.

Appropriate means for designating withdrawals from interest-bearing deposit accounts at The Provident Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at The Provident Bank and will earn interest at 0.15% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit The Provident Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to New Provident). You may not designate on your stock order form direct withdrawal from a The Provident Bank retirement account. See “—Using Individual Retirement Account Funds.” If permitted by the Massachusetts Commissioner of Banks and the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. No wire transfer will be accepted without our prior approval.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by October 25, 2019. If the subscription and community offerings are extended past October 25, 2019, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit The Provident Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New Provident to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

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Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, The Provident Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a The Provident Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at The Provident Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the September 10, 2019 offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, to register as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders and employees, officers, directors, trustees and corporators, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain order placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

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We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (978) 834-8505. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that Provident Bancorp is liquidated prior to the conversion, all claims of creditors of Provident Bancorp would be paid first. Thereafter, if there were any assets of Provident Bancorp remaining, these assets would first be distributed to certain depositors of The Provident Bank based on such depositors’ liquidation rights. The amount received by such depositors would be equal to their pro rata interest in the remaining value of Provident Bancorp after claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by New Provident for the benefit of Eligible Account Holders in an amount equal to (i) Provident Bancorp’s ownership interest in Old Provident’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of Provident Bancorp as of the date of the latest statement of financial condition of Provident Bancorp prior to the consummation of the conversion (excluding its ownership of Old Provident). The plan of conversion also provides for the establishment of a parallel liquidation account in The Provident Bank to support the New Provident liquidation account in the event New Provident does not have sufficient assets to fund its obligations under the New Provident liquidation account.

In the unlikely event that The Provident Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Old Provident, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of The Provident Bank or New Provident above that amount.

The liquidation account established by New Provident is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in Provident Bancorp) after the conversion in the event of a complete liquidation of New Provident and The Provident Bank or a liquidation solely of The Provident Bank. Specifically, in the unlikely event that either (i) The Provident Bank or (ii) New Provident and The Provident Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of May 31, 2018 of their interests in the liquidation account maintained by New Provident. Also, in a complete liquidation of both entities, or of The Provident Bank only, when New Provident has insufficient assets (other than the stock of The Provident Bank) to fund the liquidation account distribution owed to Eligible Account Holders, and The Provident Bank has positive net worth, then The Provident Bank shall immediately make a distribution to fund New Provident’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New Provident as adjusted from time to time pursuant to the plan of conversion and federal regulations. If New Provident is completely liquidated or sold apart from a sale or liquidation of The Provident Bank, then the New Provident liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the liquidation account of The Provident Bank, subject to the same rights and terms as the New Provident liquidation account.

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Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, New Provident will transfer the liquidation account and the depositors’ interests in such account to The Provident Bank and the liquidation account shall thereupon be subsumed into the liquidation account of The Provident Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New Provident or The Provident Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in The Provident Bank on May 31, 2018 equal to the proportion that the balance of each Eligible Account Holder’s deposit account on May 31, 2018 bears to the balance of all deposit accounts of Eligible Account Holders in The Provident Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on May 31, 2018, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to Provident Bancorp, Old Provident, The Provident Bank, Eligible Account Holders and employees, officers, directors, trustees and corporators. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New Provident or The Provident Bank would prevail in a judicial proceeding.

Provident Bancorp, Old Provident, The Provident Bank and New Provident have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of Provident Bancorp with and into Old Provident will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ liquidation interests in Provident Bancorp for liquidation interests in Old Provident will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of Provident Bancorp, Old Provident nor Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Provident Bancorp to Old Provident in constructive exchange for liquidation interests in Old Provident.

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4.	The basis of the assets of Provident Bancorp and the holding period of such assets to be received by Old Provident will be the same as the basis and holding period of such assets in Provident Bancorp immediately before the exchange.

5.	The merger of Old Provident with and into New Provident will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Old Provident nor New Provident will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Old Provident and the holding period of such assets to be received by New Provident will be the same as the basis and holding period of such assets in Old Provident immediately before the exchange.

7.	Current stockholders of Old Provident will not recognize any gain or loss upon their exchange of Old Provident common stock for New Provident common stock.

8.	Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old Provident for interests in the liquidation account in New Provident.

9.	The exchange by the Eligible Account Holders of the liquidation interests that they constructively received in Old Provident for interests in the liquidation account established in New Provident will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.	Each stockholder’s aggregate basis in shares of New Provident common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old Provident common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her New Provident common stock received in the exchange will include the period during which the Old Provident common stock surrendered was held, provided that the Old Provident common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Old Provident in lieu of a fractional share interest in shares of New Provident common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New Provident common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New Provident common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, officers, directors, trustees or corporators upon distribution to them of nontransferable subscription rights to purchase shares of New Provident common stock. Eligible Account Holders and officers, directors, trustees or corporators will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of The Provident Bank supporting the payment of the New Provident liquidation account in the event New Provident lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders upon the constructive distribution to them of such rights in the liquidation account of The Provident Bank as of the effective date of the merger of Old Provident with and into New Provident.

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15.	It is more likely than not that the basis of the shares of New Provident common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New Provident common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by New Provident on the receipt of money in exchange for New Provident common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Provident Bancorp, Old Provident, The Provident Bank, New Provident and persons receiving subscription rights and stockholders of Old Provident. With respect to items 13 and 15 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, officers, directors, trustees and corporators are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, officers, directors, trustees and corporators who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, officers, directors, trustees and corporators are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in The Provident Bank are reduced; and (iv) the liquidation account payment obligation of The Provident Bank arises only if New Provident lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the liquidation account of The Provident Bank supporting the payment of the liquidation account in the event New Provident lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the liquidation account of The Provident Bank have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Baker Newman & Noyes LLC that the Massachusetts state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to New Provident’s registration statement.

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Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director, trustee, corporator or certain officers of The Provident Bank, Old Provident, New Provident or Provident Bancorp generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death or substantial disability of the individual. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New Provident also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Federal regulations prohibit New Provident from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with regulatory approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies. Massachusetts regulations prohibit New Provident from repurchasing its shares of our common stock during the first three years following the completion of the conversion except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF PROVIDENT BANCORP, INC.

General. As a result of the conversion, existing stockholders of Old Provident will become stockholders of New Provident. There are differences in the rights of stockholders of Old Provident and stockholders of New Provident caused by differences between Massachusetts and Maryland law and regulations and differences in Old Provident’s Massachusetts articles of organization and bylaws and New Provident’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New Provident’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Old Provident consists of 30,000,000 shares of common stock, 32,855 shares of preferred stock, and 17,145 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, all with no par value per share.

The authorized capital stock of New Provident consists of 100,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and New Provident’s articles of incorporation, a majority of the whole Board of Directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Old Provident.

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New Provident’s articles of incorporation and Old Provident’s articles of organization each authorize the Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Provident Bancorp is required to own not less than a majority of the outstanding shares of Old Provident common stock. Provident Bancorp will no longer exist following completion of the conversion.

Voting Rights. Neither Old Provident’s articles of organization or bylaws nor New Provident’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends. Old Provident’s ability to pay dividends depends, to a large extent, upon The Provident Bank’s ability to pay dividends to Old Provident, which is restricted by Massachusetts statutes and by federal income tax considerations related to savings banks. In addition, Massachusetts law generally provides that Old Provident would not be able to issue a dividend if, after giving effect to the dividend: Old Provident (1) would not be able to pay its existing and reasonably foreseeable debts, liabilities and obligations, whether or not liquidated, matured, asserted or contingent, as they become due in the usual course of business; or (2) Old Provident’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if Old Provident was dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

New Provident’s ability to pay dividends also depends, to a large extent, upon The Provident Bank’s ability to pay dividends to New Provident, which is restricted by Massachusetts statutes and by federal income tax considerations related to savings banks. In addition, Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Board of Directors. Old Provident’s articles of organization and New Provident’s articles of incorporation require the Board of Directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Old Provident’s bylaws, any vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the Board of Directors of Old Provident to fill vacancies may only serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director’s successor has been duly elected and qualified. Under New Provident’s bylaws, any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. Old Provident’s articles of organization provide that directors will not be personally liable for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except for (i) any breach of the duty of loyalty to Old Provident, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) improper distributions under Massachusetts law or (iv) any transaction from which the director derived an improper benefit.

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New Provident’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New Provident for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New Provident.

Indemnification of Directors, Officers, Employees and Agents. Old Provident’s bylaws provide that directors and officers shall be, and other employees may be in the discretion of the Board of Directors, indemnified by Old Provident to the fullest extent permitted by applicable law, against any and all liabilities that are incurred by him or her in connection with any threatened or brought proceeding in which the individual is involved as a result of serving as a director, officer or employee of Old Provident or its subsidiaries, or at any other entity at the request or direction of Old Provident. Indemnification can also be provided with respect to service at another entity if the Board of Directors determines such indemnification is appropriate. No indemnification will be provided with respect to a matter where the individual was adjudicated not to have acted in good faith in the reasonable belief that the individual’s action was in the best interests of Old Provident; in the case of a settled matter, no indemnification will be provided if there is a determination by a majority of the Board of Directors not involved in the proceeding that the individual did not act in good faith in the reasonable belief that the individual’s action was in the best interests of Old Provident. The bylaws also provide for payment of expenses in advance of final disposition, subject to receipt of an undertaking to repay in the event of adjudication or a determination that the individual is not entitled to indemnification.

The articles of incorporation of New Provident provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the Board of Directors and Maryland law, all subject to any applicable federal law. Maryland law allows New Provident to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New Provident. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith or a result of active and deliberate dishonesty and material to the matter giving rise to the proceeding or if such person had reason to believe that their act or omission was unlawful, if such person is liable to the corporation for an unlawful distribution, or if such person personally received an improper personal benefit. The right to indemnification includes the right to be paid the reasonable expenses incurred in advance of final disposition of a proceeding, subject to the receipt of an undertaking to repay the amount if it is ultimately determined that the standard of conduct has not been met.

Special Meetings of Stockholders. Old Provident’s bylaws provide that special meetings of stockholders may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board of Directors. Additionally, special meetings shall be called by the holder or holders of no less than a majority of all of the outstanding capital stock of Old Provident entitled to vote at the meeting.

New Provident’s bylaws provide that special meetings of stockholders may be called by the President, the Chief Executive Officer, the Chairman or by a majority vote of the total authorized directors, and shall be called upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Old Provident’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Old Provident not less than 80 calendar days nor more than 90 days prior to the scheduled annual meeting date, provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary date of the preceding year’s annual meeting, then to be timely, notice by the shareholder must be received not later than the close of business on the tenth calendar day following the earlier of the day on which the meeting notice was mailed or publicly disclosed.

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New Provident’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New Provident not less than 90 days nor more than 100 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of New Provident at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the earlier of the notice of the meeting was mailed to stockholders or public disclosure of the date of such annual meeting is first made.

Management believes that it is in the best interest of New Provident and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. Old Provident’s bylaws provide that any action to be taken at any annual or special meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

New Provident’s bylaws do not provide for action to be taken by stockholders without a meeting. However, under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. Provided that the stockholder gives the company written notice of his demand at least five business days before, Massachusetts law provides that a stockholder is entitled to inspect and copy, during regular business hours, a company’s (a) articles of organization, (b) bylaws, (c) resolutions adopted by its Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding, (d) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years, (e) all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years, (f) a list of the names and business addresses of its current directors and officers and (g) its most recent annual report delivered to the secretary of state.

Provided that the stockholder gives the company written notice of his demand at least five business days before and provided his demand is made in good faith and for a proper purpose, he describes with reasonable particularity his purpose and the records he desires to inspect, the records are directly connected with his purpose, and the corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the corporation in the conduct of its business or, in the case of a public corporation, constitute material non-public information, Massachusetts law also provides that a stockholder is entitled to inspect and copy, during regular business hours, a company’s: (a) excerpts from minutes reflecting action taken at any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting; (b) accounting records of the corporation; and (c) a record of its shareholders showing the number and class of shares held by each.

Maryland law provides that a stockholder may, on written request, inspect a company’s bylaws, stockholder minutes, annual statements of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

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Limitations on Voting Rights of Greater-than-10% Stockholders. Old Provident’s articles of organization and New Provident’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit.

In addition, federal regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New Provident’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of New Provident’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote. Furthermore, Massachusetts regulations provide that, without prior written notice to us and the prior written approval of the Massachusetts Commissioner of Banks, no person may directly or indirectly offer to acquire the beneficial ownership of more than 10% of a converted holding company for a period of three years from the date of the completion of the conversion.

Business Combinations with Interested Stockholders. Old Provident’s articles of organization provide that certain “Business Combinations” require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Old Provident. A Business Combination means: (1) any merger or consolidation of Old Provident or any of its subsidiaries with any Interested Shareholder (as defined in the articles of organization) or its affiliate; (2) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Shareholder or its affiliate having an aggregate fair market value equal to or greater than 10% of the combined assets of Old Provident and its subsidiaries; (3) the issuance or transfer by Old Provident or any subsidiary of any securities of Old Provident or any subsidiary to any Interested Shareholder or its affiliate in exchange for cash, securities or other property having an aggregate fair market value equal to or greater than 10% of the combined assets of Old Provident and its subsidiaries; (4) the adoption of any plan or proposal for the liquidation or dissolution of Old Provident proposed by or on behalf of any Interested Shareholder or its affiliate; and (5) any reclassification of securities (including any reverse share split) or recapitalization of Old Provident or any merger or consolidation of Old Provident with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of Old Provident or any subsidiary which is directly or indirectly owned by any Interested Shareholder or its affiliate. However, if certain conditions are met, including the Business Combination being approved by two-thirds of the independent directors then in office and/or certain price and procedure conditions, then only the affirmative vote, if any, as may be required by law would be required to approve the Business Combination.

Under Maryland law, “business combinations” between New Provident and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New Provident’s voting stock after the date on which New Provident had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New Provident at any time after the date on which New Provident had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New Provident. A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

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After the five-year prohibition, any business combination between New Provident and an interested stockholder generally must be recommended by the Board of Directors of New Provident and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New Provident; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New Provident other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if New Provident’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Mergers, Consolidations and Sales of Assets. Under Old Provident’s articles of organization, any merger, share exchange or consolidation of Old Provident, or the sale of all or substantially all of the property or assets of Old Provident, requires the affirmative vote of at least two-thirds of the total number of votes eligible to be cast by shareholders on such transaction. However, only an affirmative vote of at least a majority of the total number of votes eligible to be cast by shareholders on such transaction will be required if the Board of Directors recommends, by the affirmative vote of two-thirds of the Directors then in office, that the shareholders approve such transaction by the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such transaction.

As a result of an election made in New Provident’s articles of incorporation, a merger or consolidation of New Provident requires approval of a majority of all votes entitled to be cast by stockholders. However, under Maryland law, no approval by stockholders is required for a merger where New Provident is the successor corporation, if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New Provident.

Under Maryland law, a sale of all or substantially all of New Provident’s assets other than in the ordinary course of business, or a voluntary dissolution of New Provident, requires the approval of its Board of Directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Evaluation of Offers. Old Provident’s articles of organization states that the Board of Directors of Old Provident, in considering what they reasonably believe to be in the best interests of Old Provident, may consider the interests of Old Provident’s employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of Old Provident and its shareholders, including the possibility that these interests may be best served by the continued independence of Old Provident.

The articles of incorporation of New Provident provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of New Provident (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Provident and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

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•	the economic effect, both immediate and long-term, upon New Provident’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New Provident and its subsidiaries and on the communities in which New Provident and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New Provident;

•	whether a more favorable price could be obtained for New Provident’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New Provident and its subsidiaries;

•	the future value of the stock or any other securities of New Provident or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of New Provident to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the Board of Directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Dissenters’ Rights of Appraisal. Under Massachusetts law, stockholders of Old Provident will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Old Provident is a party if all shareholders receive marketable securities of the surviving corporation and/or cash and no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate.

Under Maryland law, stockholders of New Provident will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New Provident is a party as long as the common stock of New Provident trades on a national securities exchange.

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Amendment of Governing Instruments. Old Provident’s articles of organization may be amended by the Board of Directors without shareholder action to the fullest extent permitted by the Massachusetts Business Corporation Act. Old Provident’s articles of organization may also be amended by the affirmative vote of at least 80% of the total votes eligible to be cast by shareholders on such amendment; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds of the Independent Directors then in office, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment. However, to the extent that any provision of Old Provident’s articles of organization provides for shareholder approval by a vote of more than a majority of the total votes eligible to be cast, such provision may only be amended, altered, changed or repealed after approval by the same percentage vote as is provided for in such provision. Old Provident’s bylaws may be amended by the affirmative vote of a majority of Old Provident’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders; provided, however, that if the Board of Directors recommends, by the affirmative vote of two-thirds of the Independent Directors then in office, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment.

New Provident’s articles of incorporation may be amended, upon the submission of an amendment by the Board of Directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole Board of Directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the Board of Directors into three staggered classes;

(iii)	The ability of the Board of Directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	The ability of the Board of Directors to amend and repeal the bylaws;

(vi)	The ability of the Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New Provident;

(vii)	The authority of the Board of Directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by New Provident;

(xi)	The limitation of liability of officers and directors to New Provident for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)       The advance notice requirements for stockholder proposals and nominations;

(xiv)	The selection of Maryland as the sole and exclusive forum for any action brought by stockholders on behalf of New Provident or its stockholders or any action alleging a breach of the Maryland General Corporation Law; and

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(xv)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiv) of this list.

New Provident’s articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NEW PROVIDENT

Although the Board of Directors of New Provident is not aware of any effort that might be made to obtain control of New Provident after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of New Provident’s articles of incorporation to protect the interests of New Provident and its stockholders from takeovers which the Board of Directors might conclude are not in the best interests of The Provident Bank, New Provident or New Provident’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New Provident’s articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New Provident’s articles of incorporation and bylaws are included as part of Provident Bancorp’s application for conversion filed with the Federal Reserve Board and New Provident’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New Provident

Maryland law, as well as New Provident’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of New Provident more difficult.

Directors. The Board of Directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the Board of Directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of The Provident Bank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, the Chief Executive Officer, the Chairman, by a majority of the whole Board of Directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

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Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of New Provident’s then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Forum Selection for Certain Stockholder Lawsuits. The articles of incorporation provide that, unless New Provident consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New Provident, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New Provident to New Provident or New Provident stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of New Provident shall be deemed to have notice of and consented to the exclusive forum provisions of the articles of incorporation. Because this provision permits claims to be brought in federal courts located in the state of Maryland, this provision would apply to a claim made under the U.S. federal securities laws where there is exclusive federal jurisdiction for such a claim.

Authorized but Unissued Shares. After the conversion, New Provident will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of New Provident Following the Conversion.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. New Provident is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of New Provident that the Board of Directors does not approve, it may be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New Provident. The Board of Directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the Board of Directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole Board of Directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Provident Bancorp, Inc.—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New Provident’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New Provident in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

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Business Combinations. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New Provident and an “interested stockholder,” and provides certain vote standards for other mergers, consolidations, sales of assets and other business combinations. See “Comparison of Stockholder Rights for Existing Stockholders of Provident Bancorp, Inc.—Mergers, Consolidations and Sales of Assets” above.

Evaluation of Offers. The articles of incorporation provide that New Provident’s Board of Directors, when evaluating a transaction that would or may involve a change in control of New Provident (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Provident and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholders’ Rights for Existing Stockholders of Provident Bancorp, Inc.—Evaluation of Offers” above.

Purpose and Anti-Takeover Effects of New Provident’s Articles of Incorporation and Bylaws. Our Board of Directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of New Provident and its stockholders. Our Board of Directors believes that it will be in the best position to determine the true value of New Provident and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our Board of Directors believes that it is in the best interests of New Provident and all of our stockholders to encourage potential acquirers to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New Provident and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our Board of Directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New Provident’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our Board of Directors and management. Our Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

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Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Massachusetts Conversion Regulations

Massachusetts regulations provide that, without prior written notice to us and the prior written approval of the Massachusetts Commissioner of Banks, no person may directly or indirectly offer to acquire the beneficial ownership of more than 10% of a converted holding company for a period of three years from the date of the completion of the conversion. Where a person, directly or indirectly, acquires beneficial ownership of more than 10% of a converted holding company, without prior written notice to the converted holding company and the prior written approval of the Massachusetts Commissioner of Banks, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to stockholders for a vote, and the Massachusetts Commissioner of Banks may take any further action he may deem appropriate. The regulation provides for civil penalties for a violation of this regulation.

Change in Control Law and Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as New Provident unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with New Provident, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Massachusetts Banking Law

Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Division of Banks; and (iii) is subject to examination by the Massachusetts Division of Banks. New Provident would become a Massachusetts bank holding company if it acquires a second banking institution and holds and operates it separately from The Provident Bank. In addition, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual savings bank or mutual holding company without prior written approval of the Massachusetts Commissioner of Banks.

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DESCRIPTION OF CAPITAL STOCK OF NEW PROVIDENT FOLLOWING THE CONVERSION

General

New Provident is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. New Provident currently expects to issue in the offering and exchange up to 25,237,225 shares of common stock, at the maximum of the offering range. New Provident will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. New Provident may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and up to an amount that would not make us insolvent, as and when declared by our Board of Directors. The payment of dividends by New Provident is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce New Provident’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of New Provident will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor. If New Provident issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the offering and exchange, the holders of common stock of New Provident will have exclusive voting rights in New Provident. They will elect New Provident’s Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New Provident’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If New Provident issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a Massachusetts-chartered stock savings bank, corporate powers and control of The Provident Bank are vested in its Board of Directors, who elect the officers of The Provident Bank and who fill any vacancies on the Board of Directors. Voting rights of The Provident Bank are vested exclusively in the owners of the shares of capital stock of The Provident Bank, which will be New Provident, and voted at the direction of New Provident’s Board of Directors. Consequently, the holders of the common stock of New Provident will not have direct control of The Provident Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of The Provident Bank, New Provident, as the holder of 100% of The Provident Bank’s capital stock, would be entitled to receive all assets of The Provident Bank available for distribution, after payment or provision for payment of all debts and liabilities of The Provident Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders. In the event of liquidation, dissolution or winding up of New Provident, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New Provident available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

164

Preemptive Rights. Holders of the common stock of New Provident will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of New Provident’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for New Provident’s common stock is Continental Stock Transfer & Trust Company, New York, New York.

EXPERTS

The consolidated financial statements of Old Provident and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been included herein and in the registration statement in reliance upon the reports of Whittlesey PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to New Provident, Provident Bancorp, Old Provident and The Provident Bank, has issued to New Provident its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Baker Newman & Noyes LLC, Portland, Maine has provided an opinion to us regarding the Massachusetts income tax consequences of the conversion. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. and, in the event of a syndicated or firm commitment underwritten offering, for any other co-managers, by Nutter McClennen & Fish LLP, Boston, Massachusetts.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New Provident has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge through the Securities and Exchange Commission’s web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New Provident. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

165

Provident Bancorp has filed an application for approval of the conversion with the Massachusetts Commissioner of Banks, and New Provident has filed a bank holding company application with the Federal Reserve Board. The application for conversion filed with the Massachusetts Commissioner of Banks may be inspected, without charge, at the offices of the Massachusetts Division of Banks, 1000 Washington Street, 10th Floor, Boston, Massachusetts. To obtain a copy of the application filed with the Federal Reserve Board, you may contact Scott Chu, Supervisory Analyst, of the Federal Reserve Bank of Boston, at (617) 973-3088. The plan of conversion is available, upon request, at each of The Provident Bank’s offices.

In connection with the offering, New Provident will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New Provident and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, New Provident has undertaken that it will not terminate such registration for a period of at least three years following the offering.

166

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PROVIDENT BANCORP, INC.

F-1

Provident Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

March 31, 2019 and December 31, 2018

	March 31,	December 31,
(In thousands)	2019	2018
	(unaudited)
Assets
Cash and due from banks	$9,151	$10,941
Short-term investments	14,575	17,672
Cash and cash equivalents	23,726	28,613
Investments in available-for-sale securities (at fair value)	49,662	51,403
Federal Home Loan Bank stock, at cost	3,515	2,650
Loans, net	859,269	835,528
Bank owned life insurance	26,403	26,226
Premises and equipment, net	21,467	16,086
Other real estate owned	1,720	1,676
Accrued interest receivable	3,171	2,638
Deferred tax asset, net	6,589	6,437
Other assets	2,997	2,822
Total assets	$998,519	$974,079

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$198,733	$195,293
Interest-bearing	576,544	572,803
Total deposits	775,277	768,096
Borrowings	79,942	68,022
Operating lease liabilities	3,919	-
Other liabilities	11,109	12,377
Total liabilities	870,247	848,495
Shareholders' equity
Preferred stock; authorized 50,000 shares:
no shares issued and outstanding	-	-
Common stock, no par value: 30,000,000 shares authorized;
9,658,284 shares issued, 9,621,822 shares outstanding at March 31, 2019 and 9,662,181 shares issued, 9,625,719 shares outstanding at December 31, 2018	-	-
Additional paid-in capital	46,236	45,895
Retained earnings	85,569	83,351
Accumulated other comprehensive loss	(186)	(255)
Unearned compensation - ESOP	(2,559)	(2,619)
Treasury stock: 36,462 shares	(788)	(788)
Total shareholders' equity	128,272	125,584
Total liabilities and shareholders' equity	$998,519	$974,079

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

	Three months ended
	March 31,
(In thousands)	2019	2018
Interest and dividend income:
Interest and fees on loans	$11,699	$9,276
Interest and dividends on securities	404	435
Interest on short-term investments	26	42
Total interest and dividend income	12,129	9,753
Interest expense:
Interest on deposits	1,437	920
Interest on borrowings	534	114
Total interest expense	1,971	1,034
Net interest and dividend income	10,158	8,719
Provision for loan losses	1,462	656
Net interest and dividend income after provision for loan losses	8,696	8,063
Noninterest income:
Customer service fees on deposit accounts	329	362
Service charges and fees - other	412	455
Gain on sales of securities, net	113	-
Bank owned life insurance	177	171
Other income	15	25
Total noninterest income	1,046	1,013
Noninterest expense:
Salaries and employee benefits	4,294	4,164
Occupancy expense	644	450
Equipment expense	106	122
Data processing	203	204
Marketing expense	55	53
Professional fees	422	248
Directors' fees	181	163
Other	841	972
Total noninterest expense	6,746	6,376
Income before income tax expense	2,996	2,700
Income tax expense	778	678
Net income	$2,218	$2,022

Earnings per share:
Basic	$0.24	$0.22
Diluted	$0.24	$0.22

Weighted Average Shares:
Basic	9,267,106	9,219,865
Diluted	9,305,284	9,295,003

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

	Three months ended
	March 31,
(In thousands)	2019	2018

Net income	$2,218	$2,022
Other comprehensive income (loss):
Unrealized holding gains (losses)	215	(1,213)
Reclassification adjustment for realized gains in net income	(113)	-
Unrealized gain (loss)	102	(1,213)
Income tax effect	(33)	354
Other comprehensive loss, net of tax	69	(859)
Total comprehensive income	$2,287	$1,163

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Shareholders’ Equity

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

				Accumulated
	Shares of	Additional		Other	Unearned
	Common	Paid-in	Retained	Comprehensive	Compensation	Treasury
(In thousands, except share data)	Stock	Capital	Earnings	(Loss) Income	ESOP	Stock	Total

Balance, December 31, 2018	9,625,719	$45,895	$83,351	$(255)	$(2,619)	$(788)	$125,584
Net income	-	-	2,218	-	-	-	2,218
Other comprehensive loss	-	-	-	69	-	-	69
Stock-based compensation expense	-	265	-	-	-	-	265
Restricted stock award grant forfeiture	(3,897)	-	-	-	-	-	-
ESOP shares earned	-	76	-	-	60	-	136
Balance, March 31, 2019	9,621,822	$46,236	$85,569	$(186)	$(2,559)	$(788)	$128,272

Balance, December 31, 2017	9,628,496	$44,592	$74,047	$589	$(2,857)	$(594)	$115,777
Net income	-	-	2,022	-	-	-	2,022
Other comprehensive loss	-	-	-	(859)	-	-	(859)
Stock-based compensation expense	-	240	-	-	-	-	240
ESOP shares earned	-	91	-	-	59	-	150
Balance, March 31, 2018	9,628,496	$44,923	$76,069	$(270)	$(2,798)	$(594)	$117,330

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

	Three months ended
	March 31,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$2,218	$2,022
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of securities premiums, net of accretion	49	67
ESOP expense	136	150
Gain on sale of securities, net	(113)	-
Change in deferred loan fees, net	285	(27)
Provision for loan losses	1,462	656
Depreciation and amortization	404	185
(Increase) decrease in accrued interest receivable	(533)	75
Deferred tax benefit	(185)	-
Share-based compensation expense	265	240
Increase in cash surrender value of life insurance	(177)	(171)
Principal repayments of operating lease obligations	(18)	-
(Increase) decrease in other assets	(175)	611
Decrease in other liabilities	(1,166)	(664)
Net cash provided by operating activities	2,452	3,144

Cash flows from investing activities:
Purchases of available-for-sale securities	(13,729)	-
Proceeds from sales of available-for-sale securities	13,565	-
Proceeds from pay downs, maturities and calls of available-for-sale securities	2,071	2,359
Purchase of Federal Home Loan Bank Stock	(865)	(312)
Loan originations and purchases, net of paydowns	(25,488)	(18,373)
Additions to premises and equipment	(1,950)	(58)
Additions to assets held-for-sale	-	(147)
Additions to other real estate owned	(44)	-
Net cash used in investing activities	(26,440)	(16,531)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows – (Continued)

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

	Three months ended
	March 31,
(In thousands)	2019	2018
Cash flows from financing activities:
Net decrease in demand deposits, NOW and savings accounts	(15,544)	(22,826)
Net increase (decrease) in time deposits	22,725	(7,526)
Net change in short-term borrowings	11,920	18,370
Net cash provided by (used in) financing activities	19,101	(11,982)

Net decrease in cash and cash equivalents	(4,887)	(25,369)
Cash and cash equivalents at beginning of year	28,613	47,689
Cash and cash equivalents at end of year	$23,726	$22,320

Supplemental disclosures:
Interest paid	$1,995	$1,098
Income taxes paid	290	-
Recognition of right-of-use assets in premises and equipment (1)	3,836	-
Recognition of operating lease liabilities (1)	3,938	-
Reclassification of accrued branch rent from other liabilities to premises and equipment (1)	102	-
Assets held-for-sale transferred to premises and equipment	-	3,433

(1) Adoption of ASU 2016-02, Leases (Note 9)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation

The consolidated financial statements include the accounts of Provident Bancorp, Inc., its wholly owned subsidiary, the Bank, and the Bank’s wholly owned subsidiaries, Provident Security Corporation and 5 Market Street Security Corporation. Provident Security Corporation and 5 Market Street Security Corporation were established to buy, sell, and hold investments for their own account. All material intercompany balances and transactions have been eliminated in consolidation.

In the opinion of management, all adjustments (consisting solely of normal and recurring adjustments) necessary for the fair presentation of the consolidated financial condition and the consolidated results of operations for the unaudited periods presented have been included. The results of operations and other data presented for the three months ended March 31, 2019, are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2019. Certain prior year amounts have been reclassified to conform to the current year presentation.

In preparing the unaudited consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”); management has made estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statements of financial condition and results of operations for the periods indicated. Material estimates that are particularly susceptible to change are: the allowance for loan losses; the evaluation of goodwill and other intangible assets, impairment on investment securities, fair value measurements of assets and liabilities, and income taxes. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are deemed necessary. While management uses its best judgment, actual amounts or results could differ significantly from those estimates. The current economic environment has increased the degree of uncertainty inherent in these material estimates.

Certain information and note disclosures usually included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for the preparation of interim financial statements. The consolidated financial statements presented should be read in conjunction with the audited consolidated financial statements and notes to consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018, of Provident Bancorp, Inc. as filed with the SEC.

Provident Bancorp, Inc. and Subsidiary

F-8

Notes to Consolidated Financial Statements

Note 2 - Investments Securities Available-for-Sale

The following summarizes the amortized cost of investment securities classified as available-for-sale and their approximate fair values at March 31, 2019 and December 31, 2018:

	Amortized	Gross	Gross
	Cost	Unrealized	Unrealized	Fair
(In thousands)	Basis	Gains	Losses	Value

March 31, 2019
State and municipal securities	$11,453	$144	$62	$11,535
Asset-backed securities	6,116	-	68	6,048
Government mortgage-backed securities	32,353	95	369	32,079
Total available-for-sale securities	$49,922	$239	$499	$49,662

December 31, 2018
State and municipal securities	$20,118	$272	$135	$20,255
Asset-backed securities	6,512	-	141	6,371
Government mortgage-backed securities	25,135	138	496	24,777
Total available-for-sale securities	$51,765	$410	$772	$51,403

The scheduled maturities of debt securities were as follows at March 31, 2019. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be repaid without any penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

	Available-for-Sale
	Amortized	Fair
(In thousands)	Cost	Value

Due within one year	$95	$95
Due after one year through five years	604	606
Due after five years through ten years	2,028	2,067
Due after ten years	8,726	8,767
Government mortgage-backed securities	32,353	32,079
Asset-backed securities	6,116	6,048
	$49,922	$49,662

During the three months ended March 31, 2019, gross realized gains on sales and calls were $216,000, and gross losses realized were $103,000. There were no realized gains or losses on sales and calls during the three months ended March 31, 2018.

There were no securities of issuers whose aggregate carrying amount exceeded 10% of equity at March 31, 2019.

Provident Bancorp, Inc. and Subsidiary

F-9

Notes to Consolidated Financial Statements

Securities with carrying amounts of $38.1 million and $31.1 million were pledged to secure available borrowings with the Federal Reserve Bank and Federal Home Loan Bank at March 31, 2019 and December 31, 2018, respectively.

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized-loss position for less than twelve months and for twelve months or more, and are temporarily impaired, are as follows at March 31, 2019 and December 31, 2018:

	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In thousands)	Value	Losses	Value	Losses	Value	Losses

March 31, 2019
Temporarily impaired securities:
State and municipal	$373	$5	$3,681	$57	$4,054	$62
Asset-backed securities	-	-	6,048	68	6,048	68
Government mortgage-backed securities	4,860	81	12,285	288	17,145	369
Total temporarily impaired securities	$5,233	$86	$22,014	$413	$27,247	$499

December 31, 2018
Temporarily impaired securities:
State and municipal	$6,137	$115	$597	$20	$6,734	$135
Asset-backed securities	3,833	98	2,538	43	6,371	141
Government mortgage-backed securities	2,864	32	14,152	464	17,016	496
Total temporarily impaired securities	$12,834	$245	$17,287	$527	$30,121	$772

Government mortgage-backed securities, state and municipal securities and asset-backed securities: Because the decline in fair value of the government mortgage-backed securities, asset-backed securities and state and municipal securities is primarily attributable to changes in market interest rates and not credit quality, and because the Company has the intent and ability to hold these investments until market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Provident Bancorp, Inc. and Subsidiary

F-10

Notes to Consolidated Financial Statements

Note 3 – Loans

Loans consisted of the following at March 31, 2019 and December 31, 2018:

	March 31,	December 31,
(In thousands)	2019	2018

Commercial real estate	$373,435	$364,867
Commercial	382,550	361,782
Residential real estate	54,898	57,361
Construction and land development	42,441	44,606
Consumer	19,310	19,815
	872,634	848,431
Allowance for loan losses	(11,857)	(11,680)
Deferred loan fees, net	(1,508)	(1,223)
Net loans	$859,269	$835,528

The following tables set forth information regarding the activity in the allowance for loan losses by portfolio segment for the three months ended March 31, 2019 and 2018:

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Unallocated	Total

Allowance for loan losses:

Balance at December 31, 2018	$4,152	$5,742	$251	$738	$710	$87	$11,680
Charge-offs	-	(1,033)	-	-	(281)	-	(1,314)
Recoveries	-	10	-	-	19	-	29
Provision (credit)	95	1,027	(11)	(4)	364	(9)	1,462
Balance at March 31, 2019	$4,247	$5,746	$240	$734	$812	$78	$11,857

Balance at December 31, 2017	$4,483	$3,280	$300	$965	$649	$80	$9,757
Charge-offs	-	(20)	-	-	(166)	-	(186)
Recoveries	-	1	-	-	8	-	9
Provision (credit)	124	407	(8)	(26)	187	(28)	656
Balance at March 31, 2018	$4,607	$3,668	$292	$939	$678	$52	$10,236

Provident Bancorp, Inc. and Subsidiary

F-11

Notes to Consolidated Financial Statements

The following table sets forth information regarding the allowance for loan losses and related loan balances by segment at March 31, 2019 and December 31, 2018:

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Unallocated	Total

March 31, 2019
Allowance for loan losses:

Ending balance:
Individually evaluated for impairment	$-	$886	$-	$-	$-	$-	$886
Ending balance:
Collectively evaluated for impairment	4,247	4,860	240	734	812	78	10,971
Total allowance for loan losses ending balance	$4,247	$5,746	$240	$734	$812	$78	$11,857

Loans:
Ending balance:
Individually evaluated for impairment	$1,838	$7,328	$383	$-	$-		$9,549
Ending balance:
Collectively evaluated for impairment	371,597	375,222	54,515	42,441	19,310		863,085
Total loans ending balance	$373,435	$382,550	$54,898	$42,441	$19,310		$872,634

December 31, 2018
Allowance for loan losses:

Ending balance:
Individually evaluated for impairment	$62	$1,039	$-	$-	$-	$-	$1,101
Ending balance:
Collectively evaluated for impairment	4,090	4,703	251	738	710	87	10,579
Total allowance for loan losses ending balance	$4,152	$5,742	$251	$738	$710	$87	$11,680

Loans:
Ending balance:
Individually evaluated for impairment	$1,853	$5,291	$388	$-	$-		$7,532
Ending balance:
Collectively evaluated for impairment	363,014	356,491	56,973	44,606	19,815		840,899
Total loans ending balance	$364,867	$361,782	$57,361	$44,606	$19,815		$848,431

At March 31, 2019 and December 31, 2018, loans with an aggregate principal balance of $423.2 million and $393.8 million, respectively, were pledged to secure possible borrowings from the Federal Reserve Bank.

Provident Bancorp, Inc. and Subsidiary

F-12

Notes to Consolidated Financial Statements

The following tables set forth information regarding non-accrual loans and past-due loans by portfolio segment at March 31, 2019 and December 31, 2018:

							90 Days
			90 Days	Total			or More
	30 - 59	60 - 89	or More	Past	Total	Total	Past Due	Nonaccrual
(In thousands)	Days	Days	Past Due	Due	Current	Loans	and Accruing	Loans

March 31, 2019
Commercial real estate	$-	$-	$519	$519	$372,916	$373,435	$-	$519
Commercial	131	-	1,861	1,992	380,558	382,550	-	6,919
Residential real estate	227	358	29	614	54,284	54,898	-	822
Construction and land development	-	-	-	-	42,441	42,441	-	-
Consumer	30	85	114	229	19,081	19,310	-	115
Total	$388	$443	$2,523	$3,354	$869,280	$872,634	$-	$8,375

December 31, 2018
Commercial real estate	$742	$-	$519	$1,261	$363,606	$364,867	$-	$519
Commercial	40	-	3,167	3,207	358,575	361,782	-	4,830
Residential real estate	321	223	30	574	56,787	57,361	-	850
Construction and land development	-	-	-	-	44,606	44,606	-	-
Consumer	62	46	59	167	19,648	19,815	-	62
Total	$1,165	$269	$3,775	$5,209	$843,222	$848,431	$-	$6,261

Provident Bancorp, Inc. and Subsidiary

F-13

Notes to Consolidated Financial Statements

Information about the Company’s impaired loans by portfolio segment was as follows at March 31, 2019 and December 31, 2018:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
(In thousands)	Investment	Balance	Allowance	Investment	Recognized

March 31, 2019
With no related allowance recorded:
Commercial real estate	$1,838	$1,838	$-	$1,846	$21
Commercial	1,966	1,986	-	2,020	6
Residential real estate	383	383	-	386	5
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with no related allowance	$4,187	$4,207	$-	$4,252	$32

With an allowance recorded:
Commercial real estate	$-	$-	$-	$-	$-
Commercial	5,362	5,385	886	5,369	-
Residential real estate	-	-	-	-	-
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with an allowance recorded	$5,362	$5,385	$886	$5,369	$-

Total
Commercial real estate	$1,838	$1,838	$-	$1,846	$21
Commercial	7,328	7,371	886	7,389	6
Residential real estate	383	383	-	386	5
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans	$9,549	$9,592	$886	$9,621	$32

Provident Bancorp, Inc. and Subsidiary

F-14

Notes to Consolidated Financial Statements

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
(In thousands)	Investment	Balance	Allowance	Investment	Recognized

December 31, 2018
With no related allowance recorded:
Commercial real estate	$1,334	$1,334	$-	$5,614	$69
Commercial	4,050	4,110	-	4,894	38
Residential real estate	388	388	-	396	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with no related allowance	$5,772	$5,832	$-	$10,904	$127

With an allowance recorded:
Commercial real estate	$519	$519	$62	$519	$-
Commercial	1,241	1,267	1,039	1,695	52
Residential real estate	-	-	-	-	-
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with an allowance recorded	$1,760	$1,786	$1,101	$2,214	$52

Total
Commercial real estate	$1,853	$1,853	$62	$6,133	$69
Commercial	5,291	5,377	1,039	6,589	90
Residential real estate	388	388	-	396	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans	$7,532	$7,618	$1,101	$13,118	$179

Provident Bancorp, Inc. and Subsidiary

F-15

Notes to Consolidated Financial Statements

The following summarizes troubled debt restructurings entered into during the three months ended March 31, 2019:

(Dollars in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment

March 31, 2019
Troubled debt restructurings:
Commercial	1	$1,963	$1,963
	1	$1,963	$1,963

In the three months ended March 31, 2019, the Company approved one troubled debt restructuring totaling $2.0 million. This commercial loan was placed on an extended 12-month interest-only period with re-amortization to follow. An impairment analysis was performed and a specific reserve of $100,000 was allocated to this relationship.

There were no troubled debt restructurings entered into during the year ended December 31, 2018.

At March 31, 2019, there were no commitments to lend additional funds to borrowers whose loans were modified in troubled debt restructurings.

Credit Quality Information

The Company utilizes a seven grade internal loan rating system for commercial real estate, construction and land development, and commercial loans as follows:

Loans rated 1-3: Loans in these categories are considered “pass” rated loans with low to average risk.

Loans rated 4: Loans in this category are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 5: Loans in this category are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Loans rated 6: Loans in this category are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 7: Loans in this category are considered uncollectible (“loss”) and of such little value that their continuance as loans is not warranted.

On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial real estate, construction and land development, and commercial loans.

For residential real estate and consumer loans, the Company initially assesses credit quality based upon the borrower’s ability to pay and rates such loans as pass. Subsequent risk rating downgrades are based upon the borrower’s payment activity. All other residential and consumer loans are not formally rated.

Provident Bancorp, Inc. and Subsidiary

F-16

Notes to Consolidated Financial Statements

The following tables present the Company’s loans by risk rating and portfolio segment at March 31, 2019 and December 31, 2018:

				Construction
(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	and Land Development	Consumer	Total

March 31, 2019
Grade:
Pass	$349,204	$363,366	$-	$42,441	$-	$755,011
Special mention	22,321	11,040	-	-	-	33,361
Substandard	1,910	8,144	561	-	-	10,615
Not formally rated	-	-	54,337	-	19,310	73,647
Total	$373,435	$382,550	$54,898	$42,441	$19,310	$872,634

December 31, 2018
Grade:
Pass	$356,415	$339,079	$-	$44,606	$-	$740,100
Special mention	6,531	11,339	-	-	-	17,870
Substandard	1,921	10,447	571	-	-	12,939
Doubtful	-	917	-	-	-	917
Not formally rated	-	-	56,790	-	19,815	76,605
Total	$364,867	$361,782	$57,361	$44,606	$19,815	$848,431

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $18.6 million and $18.8 million at March 31, 2019 and December 31, 2018, respectively.

Note 4 - Deposits

The following is a summary of deposit balances by type at March 31, 2019 and December 31, 2018:

	March 31,	December 31,
(In thousands)	2019	2018

NOW and demand	$312,286	$332,064
Regular savings	115,614	109,322
Money market deposits	227,256	229,314
Total non-certificate accounts	655,156	670,700

Certificate accounts of $250,000 or more	15,583	14,164
Certificate accounts less than $250,000	104,538	83,232
Total certificate accounts	120,121	97,396
Total deposits	$775,277	$768,096

Provident Bancorp, Inc. and Subsidiary

F-17

Notes to Consolidated Financial Statements

At March 31, 2019 and December 31, 2018, the aggregate amount of brokered certificates of deposit was $69.1 million and $55.8 million respectively. Brokered certificates of deposit are not included in the totals for time deposits in denominations over $250,000 listed above.

At March 31, 2019 and December 31, 2018, the scheduled maturities for certificate accounts for each of the following five years are as follows:

	March 31,	December 31,
(In thousands)	2019	2018

Within one year	$77,622	$55,061
More than one year to two years	32,457	32,089
More than two years to three years	8,740	8,938
More than three years to four years	840	794
More than four years through five years	462	514
Total	$120,121	$97,396

Note 5 - Borrowings

Borrowings from the Federal Home Loan Bank (the “FHLB”) are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties, certain commercial real estate loans and other qualified assets.

Maturities of advances from the FHLB as of March 31, 2019 are summarized as follows:

March 31,
(In thousands)	2019

Fiscal Year-End
2019	$54,979
2020	11,463
2021	5,000
2023	8,500
Total	$79,942

Provident Bancorp, Inc. and Subsidiary

F-18

Notes to Consolidated Financial Statements

Note 6 – Employee Benefits & Share-Based Compensation Plans

Employee Stock Ownership Plan

The Bank maintains an Employee Stock Ownership Plan (“ESOP”) to provide eligible employees the opportunity to own Company stock. This plan is a tax-qualified retirement plan for the benefit of Bank employees. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The number of shares committed to be released per year through 2029 is 23,810.

The Company loaned funds to the ESOP to purchase 357,152 shares of the Company’s common stock at a price of $10.00 per share. The loan is payable annually over 15 years at a rate per annum equal to the Prime Rate as of December 31 (5.50% at December 31, 2018). Loan payments are principally funded by cash contributions from the Bank.

Shares held by the ESOP include the following:

	March 31, 2019	December 31, 2018
Allocated	95,240	71,430
Committed to be allocated	5,952	23,810
Unallocated	255,960	261,912
Total	357,152	357,152

Share-Based Compensation Plan

Stock Options

A summary of the status of the Company’s stock option grants for the three months ended March 31, 2019, is presented in the table below:

	Stock Option Awards	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	396,438	$17.89
Granted	-
Forfeited	-
Exercised	-
Outstanding at March 31, 2019	396,438	$17.89	7.76	$1,888,000
Outstanding and expected to vest at March 31, 2019	396,438	$17.89	7.76	$1,888,000
Vested and Exercisable at March 31, 2019	151,272	$17.50	7.66	$632,000
Unrecognized compensation cost	$1,136,000
Weighted average remaining recognition period (years)	2.76

Total expense for the stock options was $97,000 and $101,000 for the three months ended March 31, 2019 and 2018, respectively.

Provident Bancorp, Inc. and Subsidiary

F-19

Notes to Consolidated Financial Statements

Restricted Stock

The following table presents the activity in unvested restricted stock awards under the Equity Plan for the three months ended March 31, 2019:

	Number of Shares	Weighted Average Grant Price
Unvested restricted stock awards at Decemer 31, 2018	98,073	$18.13
Granted	-
Forfeited	-
Vested	-
Unvested restricted stock awards at March 31, 2019	98,073	$18.13
Unrecognized compensation cost	$1,557,000
Weighted average remaining recognition period (years)	2.76

Total expense for the restricted stock awards was $168,000 and $139,000 for the three months ended March 31, 2019 and 2018, respectively.

Note 7 - Earnings Per Share

Earnings per share consisted of the following components for the three months ended March 31, 2019 and 2018.

	Three months ended
	March 31,
(Dollars in thousands)	2019	2018
Net income attributable to common shareholders	$2,218	$2,022

Average number of common shares outstanding	9,662,181	9,657,319
Less:
average unallocated ESOP shares	(271,525)	(286,226)
average unvested restricted stock	(87,268)	(122,405)
average treasury stock acquired	(36,282)	(28,823)
Average number of common shares outstanding to calculate basic earnings per common share	9,267,106	9,219,865

Effect of dilutive unvested restricted stock and stock option awards	38,178	75,138
Average number of common shares outstanding to calculate diluted earnings per common share	9,305,284	9,295,003

Earnings per common share:
Basic	$0.24	$0.22
Diluted	$0.24	$0.22

Provident Bancorp, Inc. and Subsidiary

F-20

Notes to Consolidated Financial Statements

Note 8 - Regulatory Matters

The Bank’s actual capital amounts and ratios at March 31, 2019 and December 31, 2018 are summarized as follows:

						To Be Well
						Capitalized Under
	Actual		For Capital			Prompt Corrective
	Capital		Adequacy Purposes			Action Provisions
(Dollars in thousands)	Amount	Ratio	Amount		Ratio	Amount		Ratio

March 31, 2019
Total Capital (to Risk Weighted Assets)	$131,884	14.45%	$73,014	>	8.0%	$91,267	>	10.0%
Tier 1 Capital (to Risk Weighted Assets)	120,471	13.20	54,760	>	6.0	73,014	>	8.0
Common Equity Tier 1 Capital (to Risk Weighted Assets)	120,471	13.20	41,070	>	4.5	59,324	>	6.5
Tier 1 Capital (to Average Assets)	120,471	12.20	39,512	>	4.0	49,391	>	5.0

December 31, 2018
Total Capital (to Risk Weighted Assets)	$128,939	14.55%	$70,891	>	8.0%	$88,614	>	10.0%
Tier 1 Capital (to Risk Weighted Assets)	117,855	13.30	53,168	>	6.0	70,891	>	8.0
Common Equity Tier 1 Capital (to Risk Weighted Assets)	117,855	13.30	39,876	>	4.5	57,599	>	6.5
Tier 1 Capital (to Average Assets)	117,855	12.69	37,157	>	4.0	46,446	>	5.0

Note 9 - Leases

Effective January 1, 2019, the Company adopted Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842). This standard required the Company to recognize on the balance sheet right-of-use assets and lease liabilities, which approximate the present value of the Company’s remaining lease payments. As of March 31, 2019, the Company recognized right-of-use assets and lease liabilities totaling $3.8 million and $3.9 million, respectively. The right-of-use assets are included in the total for premises and equipment net.

In July 2018, the Financial Accounting Standards Board (FASB) issued ASU No. 2018-11, which provided a practical expedient package for lessees. The Company has elected to use the expedient package and did not reassess whether any existing contracts contain leases; did not reassess the lease classification for existing leases; and did not reassess initial direct costs for any existing leases. As a result, all leases are considered operating leases. The Company’s leases do not provide an implicit rate so an incremental borrowing rate based on the information available at adoption date was used in determining the present value of future payments.

The lease liabilities recognized by the Company represent three leased branch locations. The Company’s leases have remaining initial contractual lease terms ranging from nine months to 16.5 years. The Company is terminating the lease on the Hampton, New Hampshire branch effective Mary 2019, therefore the Company chose to account for this lease using the short-term lease exemption and did not apply the new accounting guidance to this lease. Some of the Company’s leases include options to extend the lease for up to 20 years. The lease liabilities recognized include certain lease extensions as it is expected that the Company will use substantially all lease renewal options. Rent expense for the operating leases has been straight lined for the remaining lease term. For the three months ended March 31, 2019, rent expense for the three operating leases totaled $72,000.

Provident Bancorp, Inc. and Subsidiary

F-21

Notes to Consolidated Financial Statements

The maturities of the annual cash flows for our lease liabilities and other information as of March 31, 2019 are summarized as follows:

(Dollars in thousands)
Fiscal Year-End	Dollar Amount
2019	153
2020	165
2021	172
2022	172
2023	172
Thereafter	6,461
Total lease payments	7,295
Less imputed interest	(3,376)
Total lease liabilities	$3,919

Weighted-average remaining lease term - operating leases	32.4 years
Weighted-average discount rate - operating leases	3.77%

Note 10 - Fair Value Measurements

The Company reports certain assets at fair value in accordance with GAAP, which defines fair value and establishes a framework for measuring fair value in accordance with generally accepted accounting principles. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair values:

Basis of Fair Value Measurements

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 – Observable inputs other than level 1 prices, such as quoted prices for similar assets; quoted prices in markets that are not active; or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability;

•	Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

An asset’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Provident Bancorp, Inc. and Subsidiary

F-22

Notes to Consolidated Financial Statements

Fair Values of Assets Measured on a Recurring Basis

The Company’s investments in U.S. Government and federal agency, state and municipal, asset-backed and government mortgage-backed securities available-for-sale are generally classified within Level 2 of the fair value hierarchy. For these investments, we obtain fair value measurements from independent pricing services. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, trading levels, market consensus prepayment speeds, credit information and the instrument’s terms and conditions.

The following summarizes assets measured at fair value on a recurring basis at March 31, 2019 and December 31, 2018:

	Fair Value Measurements at Reporting Date Using
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
		Identical Assets	Inputs	Inputs
(In thousands)	Total	Level 1	Level 2	Level 3
March 31, 2019
State and municipal	$11,535	$-	$11,535	$-
Asset-backed securities	6,048	-	6,048	-
Mortgage-backed securities	32,079	-	32,079	-
Totals	$49,662	$-	$49,662	$-

December 31, 2018
State and municipal	$20,255	$-	$20,255	$-
Asset-backed securities	6,371	-	6,371	-
Government mortgage-backed securities	24,777	-	24,777	-
Totals	$51,403	$-	$51,403	$-

The Company did not have any transfers of assets measured at fair value on a recurring basis between Levels 1 and 2 of the fair value hierarchy during the three months ended March 31, 2019.

Fair Values of Assets Measured on a Nonrecurring Basis

The Company’s only assets measured at fair value on a nonrecurring basis are loans identified as impaired for which a write-off or specific reserve has been recorded, and other real estate owned.

Certain impaired loans of the Company are reported at the fair value of the underlying collateral, less estimated selling costs. The Company classifies impaired loans as Level 3 in the fair value hierarchy. Collateral values are estimated using Level 2 inputs based upon appraisals of similar properties obtained from a third party, but can be adjusted and therefore classified as level 3. The Company classifies other real estate owned as Level 2 in the fair value hierarchy if the Company has received a purchase and sales agreement.

Provident Bancorp, Inc. and Subsidiary

F-23

Notes to Consolidated Financial Statements

The following summarizes assets measured at fair value on a nonrecurring basis at March 31, 2019 and December 31, 2018:

	Fair Value Measurements at Reporting Date Using:
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
		Identical Assets	Inputs	Inputs
(In thousands)	Total	Level 1	Level 2	Level 3

March 31, 2019
Impaired loans	$4,476	$-	$-	$4,476
Other real estate owned	1,720	-	1,720	-

December 31, 2018
Impaired loans	$659	$-	$-	$659
Other real estate owned	1,676	-	1,676	-

The following is a summary of the valuation methodology and unobservable inputs for Level 3 assets measured at fair value on a nonrecurring basis at March 31, 2019 and December 31, 2018:

(In thousands)	Fair Value	Valuation Technique	Unobservable Input

March 31, 2019
Impaired loans	$4,476	Real estate appraisals and business valuation	Discount for dated appraisals and comparable company evaluations

December 31, 2018
Impaired loans	$659	Real estate appraisals and business valuation	Discount for dated appraisals and comparable company evaluations

Provident Bancorp, Inc. and Subsidiary

F-24

Notes to Consolidated Financial Statements

Note 11 - Disclosures About Fair Values of Financial Instruments

GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The carrying amounts and estimated fair values of the Company's financial instruments, all of which are held or issued for purposes other than trading, are as follows at March 31, 2019 and December 31, 2018:

	Carrying	Fair Value
(In thousands)	Amount	Level 1	Level 2	Level 3	Total

March 31, 2019
Financial assets:
Cash and cash equivalents	$23,726	$23,726	$-	$-	$23,726
Available-for-sale securities	49,662	-	49,662	-	49,662
Federal Home Loan Bank of Boston stock	3,515	3,515	-	-	3,515
Loans, net	859,269	-	-	852,305	852,305
Accrued interest receivable	3,171	-	3,171	-	3,171
Financial liabilities:
Deposits	775,277	-	-	775,554	775,554
Borrowings	79,942	-	79,984	-	79,984

December 31, 2018
Financial assets:
Cash and cash equivalents	$28,613	$28,613	$-	$-	$28,613
Available-for-sale securities	51,403	-	51,403	-	51,403
Federal Home Loan Bank of Boston stock	2,650	2,650	-	-	2,650
Loans, net	835,528	-	-	827,090	827,090
Accrued interest receivable	2,638	-	2,638	-	2,638
Financial liabilities:
Deposits	768,096	-	-	768,010	768,010
Borrowings	68,022	-	67,846	-	67,846

The carrying amounts of financial instruments shown above are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

Provident Bancorp, Inc. and Subsidiary

F-25

Notes to Consolidated Financial Statements

Note 12– Commitments & Contingencies

In April 2018, the Bank conducted a foreclosure sale of certain real and personal property which secured four non-accruing loans originally made by the Bank. The aggregate outstanding principal balance of these loans was approximately $7.5 million, of which (a) approximately $4.9 million was due and owing to the Bank and (b) approximately $2.6 million was due and owing to another financial institution who purchased participation interests in certain of these loans (the “Participant”). The Bank received approximately $8.3 million in proceeds from this foreclosure sale. The U.S. Small Business Administration (“SBA”), which also made a secured loan to the same obligors, has since disputed the Bank’s retention of, and claimed priority to, a portion of the proceeds generated from this foreclosure sale, alleging a breach of contract and seeking monetary damages in the approximate amount of $2.0 million. The Bank has partially denied liability, and in addition to its defenses, has asserted a counterclaim against the SBA and its assignee, Granite State Economic Development Corporation, seeking equitable reformation of the contract at issue on the basis of a mutual mistake of fact. On March 5, 2019, the Bank participated in a mediation of this matter. Pending the outcome of this lawsuit and this mediation, the Bank has segregated into a separate deposit account the entire amount in dispute, consisting of $1.4 million that would be retained by the Bank, and $543,000 that would be provided to the participating institution. Management does not believe that the ultimate resolution of this matter will be material to the Bank’s financial condition or results of operations.

Note 13– Subsequent Event

On June 5, 2019, the Board of Trustees of Provident Bancorp (“MHC”) and the Board of Directors of the Company adopted a Plan of Conversion and Reorganization (the “Plan”). Pursuant to the Plan, the MHC will convert from the mutual holding company form of organization to the fully public form. The MHC will be merged into the Company, and the MHC will no longer exist. The Company will merge into a new Maryland corporation named Provident Bancorp, Inc. As part of the conversion, the MHC’s ownership interest of the Company will be offered for sale in a public offering. The existing publicly held shares of the Company, which represents the remaining ownership interest in the Company, will be exchanged for new shares of common stock of Provident Bancorp, Inc., the new Maryland Corporation. The exchange ratio will ensure that immediately after the conversion and public offering, the public shareholders of the Company will own the same aggregate percentage of Provident Bancorp, Inc. common stock that they owned immediately prior to that time (excluding shares purchased in the stock offering and cash received in lieu of fractional shares), adjusted to reflect assets held by the MHC. When the conversion and public offering are completed, all of the capital stock of The Provident Bank will be owned by Provident Bancorp, Inc., the Maryland corporation.

The Plan provides for the establishment, upon the completion of the conversion, of special “liquidation accounts” for the benefit of certain depositors of The Provident Bank in an amount equal to the MHC’s ownership interest in the retained earnings of the Company as of the date of the latest balance sheet contained in the prospectus plus the MHC’s net assets (excluding its ownership of the Company). Following the completion of the conversion, the Company and The Provident Bank will not be permitted to pay dividends on their capital stock if the shareholders’ equity of Provident Bancorp, Inc., the Maryland corporation, or the shareholder’s equity of The Provident Bank, would be reduced below the amount of the liquidation accounts. The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation accounts.

Direct costs of the conversion and public offering will be deferred and reduce the proceeds from the shares sold in the public offering. Costs of $30,000 have been incurred related to the conversion as of March 31, 2019.

Provident Bancorp, Inc. and Subsidiary

F-26

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders

Provident Bancorp, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Provident Bancorp, Inc. and subsidiary (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Whittlesey PC

We have served as the Company's auditor since 2013.

Hartford, Connecticut

March 14, 2019

F-27

Provident Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2018 and 2017

(In thousands)	2018	2017
Assets
Cash and due from banks	$10,941	$10,326
Short-term investments	17,672	37,363
Cash and cash equivalents	28,613	47,689
Investments in available-for-sale securities (at fair value)	51,403	61,429
Federal Home Loan Bank stock, at cost	2,650	1,854
Loans, net	835,528	742,138
Assets held-for-sale	-	3,286
Bank owned life insurance	26,226	25,540
Premises and equipment, net	16,086	10,981
Other real estate owned	1,676	-
Accrued interest receivable	2,638	2,345
Deferred tax asset, net	6,437	4,920
Other assets	2,822	2,083
Total assets	$974,079	$902,265

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$195,293	$186,222
Interest-bearing	572,803	563,835
Total deposits	768,096	750,057
Borrowings	68,022	26,841
Other liabilities	12,377	9,590
Total liabilities	848,495	786,488
Shareholders' equity
Preferred stock; authorized 50,000 shares:
no shares issued and outstanding	-	-
Common stock, no par value: 30,000,000 shares authorized;
9,662,181 shares issued, 9,625,719 shares outstanding at December 31, 2018 and 9,657,319 shares issued, 9,628,496 shares outstanding at December 31, 2017	-	-
Additional paid-in capital	45,895	44,592
Retained earnings	83,351	74,047
Accumulated other comprehensive (loss) income	(255)	589
Unearned compensation - ESOP	(2,619)	(2,857)
Treasury stock: 36,462 and 28,823 shares at December 31, 2018 and 2017, respectively	(788)	(594)
Total shareholders' equity	125,584	115,777
Total liabilities and shareholders' equity	$974,079	$902,265

The accompanying notes are an integral part of these consolidated financial statements.

F-28

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

For the Years Ended December 31, 2018 and 2017

(In thousands)	2018	2017
Interest and dividend income:
Interest and fees on loans	$40,358	$32,510
Interest and dividends on securities	1,669	3,172
Interest on short-term investments	313	100
Total interest and dividend income	42,340	35,782
Interest expense:
Interest on deposits	4,468	2,944
Interest on borrowings	745	782
Total interest expense	5,213	3,726
Net interest and dividend income	37,127	32,056
Provision for loan losses	3,329	2,929
Net interest and dividend income after provision for loan losses	33,798	29,127
Noninterest income:
Customer service fees on deposit accounts	1,435	1,392
Service charges and fees - other	1,993	1,919
Gain on sales of securities, net	-	5,912
Bank owned life insurance	686	645
Other income	64	87
Total noninterest income	4,178	9,955
Noninterest expense:
Salaries and employee benefits	16,801	15,365
Occupancy expense	1,733	1,839
Equipment expense	471	587
FDIC assessment	301	309
Data processing	810	741
Marketing expense	245	300
Professional fees	1,223	936
Directors' fees	620	607
Other	3,210	3,065
Total noninterest expense	25,414	23,749
Income before income tax expense	12,562	15,333
Income tax expense	3,237	7,418
Net income	$9,325	$7,915

Earnings per share:
Basic	$1.01	$0.86
Diluted	$1.00	$0.86

Weighted Average Shares:
Basic	9,240,086	9,199,274
Diluted	9,306,316	9,199,887

The accompanying notes are an integral part of these consolidated financial statements.

F-29

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2018 and 2017

(In thousands)	2018	2017

Net income	$9,325	$7,915
Other comprehensive loss:
Unrealized holding (losses) gains	(1,120)	2,466
Reclassification adjustment for realized gains in net income	-	(5,912)
Unrealized losses	(1,120)	(3,446)
Income tax effect	276	1,413
Other comprehensive loss, net of tax	(844)	(2,033)
Total comprehensive income	$8,481	$5,882

The accompanying notes are an integral part of these consolidated financial statements.

F-30

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2018 and 2017

				Accumulated
	Shares of	Additional		Other	Unearned
	Common	Paid-in	Retained	Comprehensive	Compensation	Treasury
(In thousands, except share data)	Stock	Capital	Earnings	Income (Loss)	ESOP	Stock	Total

Balance, December 31, 2016	9,652,448	$43,393	$66,229	$2,622	$(3,095)	$-	$109,149
Net income	-	-	7,915	-	-	-	7,915
Other comprehensive loss	-	-	-	(2,130)	-	-	(2,130)
Reclassification from AOCI to retained earnings			(97)	97			-
Stock-based compensation expense	-	926	-	-	-	-	926
Restricted stock award grants	4,871	-	-	-	-	-	-
Treasury stock acquired	(28,823)	-	-	-	-	(594)	(594)
ESOP shares earned	-	273	-	-	238	-	511

Balance, December 31, 2017	9,628,496	44,592	74,047	589	(2,857)	(594)	115,777
Net income	-	-	9,325	-	-	-	9,325
Other comprehensive loss	-	-	-	(844)	-	-	(844)
Stock-based compensation expense	-	928	-	-	-	-	928
Restricted stock award grants	4,862	-	-	-	-	-	-
Exercise of stock options, net	1,010	-	(21)	-	-	21	-
Treasury stock acquired	(8,649)	-	-	-	-	(215)	(215)
ESOP shares earned	-	375	-	-	238	-	613
Balance, December 31, 2018	9,625,719	$45,895	$83,351	$(255)	$(2,619)	$(788)	$125,584

The accompanying notes are an integral part of these consolidated financial statements.

F-31

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$9,325	$7,915
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of securities premiums, net of accretion	274	740
ESOP expense	613	511
Gain on sale of securities, net	-	(5,912)
Change in deferred loan fees, net	378	418
Provision for loan losses	3,329	2,929
Depreciation and amortization	721	811
Loss on disposal of premises and equipment	6	2
Increase in accrued interest receivable	(293)	(25)
Deferred tax (benefit) expense	(1,241)	1,309
Share-based compensation expense	928	926
Increase in cash surrender value of life insurance	(686)	(645)
Decrease (increase) in other assets	613	(539)
Increase in other liabilities	2,787	1,036
Net cash provided by operating activities	16,754	9,476

Cash flows from investing activities:
Purchases of available-for-sale securities	-	(13,121)
Proceeds from sales of available-for-sale securities	-	57,259
Proceeds from pay downs, maturities and calls of available-for-sale securities	8,632	14,026
(Purchase) redemption of Federal Home Loan Bank Stock	(796)	933
Loan originations and purchases, net of paydowns	(100,073)	(121,060)
Additions to premises and equipment	(2,399)	(3,426)
Additions to assets held-for-sale	(147)	(67)
Additions to other real estate owned	(52)	-
Purchase of bank owned life insurance	-	(5,500)
Net cash used in investing activities	(94,835)	(70,956)

The accompanying notes are an integral part of these consolidated financial statements.

F-32

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows – (Continued)

For the Years Ended December 31, 2018 and 2017

(In thousands)	2018	2017
Cash flows from financing activities:
Net increase in demand deposits, NOW and savings accounts	22,841	110,748
Net (decrease) increase in time deposits	(4,802)	11,327
Proceeds from advances from the Federal Home Loan Bank	10,000	7,000
Net change in short-term borrowings	31,181	(30,017)
Purchase of treasury stock	(215)	(594)
Net cash provided by financing activities	59,005	98,464

Net (decrease) increase in cash and cash equivalents	(19,076)	36,984
Cash and cash equivalents at beginning of year	47,689	10,705
Cash and cash equivalents at end of year	$28,613	$47,689

Supplemental disclosures:
Interest paid	$5,326	$3,725
Income taxes paid	3,638	6,667
Loan transferred to other real estate owned	1,624	-
Loan transferred to other assets	1,352	-
Transfer from assets held-for-sale to premises and equipment	3,433	-
Transfer from premises and equipment to assets held-for-sale	-	3,219

The accompanying notes are an integral part of these consolidated financial statements.

F-33

Notes to Consolidated Financial Statements

Note 1 - Nature of Operations

Provident Bancorp, Inc. (the “Company”) is a Massachusetts-chartered corporation organized for the purpose of owning all of the outstanding capital stock of The Provident Bank (the “Bank”). Provident Bancorp, the Company’s mutual holding company (the “MHC”), owns approximately 52.3% of the Company’s stock.

The Company is headquartered in Amesbury, Massachusetts. The Bank operates its business from eight banking offices located in Amesbury and Newburyport, Massachusetts and Portsmouth, Exeter, Hampton, Bedford, and Seabrook, New Hampshire. The Bank provides a variety of financial services to individuals and small businesses. Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are commercial mortgages and commercial loans.

Note 2 - Accounting Policies

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and predominant practices within the banking industry. The consolidated financial statements were prepared using the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, stock-based compensation expense and deferred income taxes.

Basis of Presentation

The consolidated financial statements include the accounts of Provident Bancorp, Inc., its wholly owned subsidiary, the Bank, and the Bank’s wholly owned subsidiaries, Provident Security Corporation and 5 Market Street Security Corporation. Provident Security Corporation and 5 Market Street Security Corporation were established to buy, sell, and hold investments for their own account. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks, and short-term investments comprised of interest-bearing demand deposits with other banks and federal funds sold.

Investment Securities

Investments in debt securities are adjusted for amortization of premiums and accretion of discounts so as to approximate the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis and are recorded as of the trade date.

Debt and equity securities may be classified into one of three categories: held-to-maturity, available-for-sale or trading. These security classifications may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

Provident Bancorp, Inc. and Subsidiary

F-34

Notes to Consolidated Financial Statements

•	Held-to-maturity securities, if any, are measured at amortized cost in the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or as a separate component of shareholders’ equity.

•	Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) as a separate component of shareholders’ equity until realized.

•	Trading securities, if any, are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses for trading securities are included in earnings.

The Company evaluates securities within the Company’s available for sale portfolio for other-than-temporary impairment (“OTTI”), at least quarterly. If the fair value of a debt security is below the amortized cost basis of the security, OTTI is required to be recognized if any of the following are met: (1) the Company intends to sell the security; (2) it is “more likely than not” that the Company will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For all impaired debt securities that the Company intends to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI through earnings. Credit-related OTTI for all other impaired debt securities is recognized through earnings. Non-credit related OTTI for such debt securities is recognized in other comprehensive income, net of applicable taxes.

Federal Home Loan Bank Stock

As a member of the Federal Home Loan Bank of Boston (the “FHLB”), the Company is required to invest in $100 par value stock of the FHLB. The FHLB capital structure mandates that members own stock as determined by their Total Stock Investment Requirement which is the sum of a member’s Membership Stock Investment Requirement and Activity-Based Stock Investment Requirement. FHLB stock is a non-marketable equity security that is carried at cost and evaluated for impairment when deemed necessary.

Loans

Loan receivables that management has the intent and ability to hold until maturity or payoff are reported at their outstanding principal balances adjusted for amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Interest income is accrued on the unpaid principal balance.

Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount is recognized as an adjustment of the related loan yield using the interest method. The Company is amortizing these amounts over the contractual life of the related loans.

Provident Bancorp, Inc. and Subsidiary

F-35

Notes to Consolidated Financial Statements

Residential real estate loans are generally placed on non-accrual status when reaching 90 days past due or in process of collection. Past due status is based on the contractual terms of the loan. All closed-end consumer loans 90 days or more past due and any equity line in the process of foreclosure are placed on non-accrual status. Secured consumer loans are written down to realizable value and unsecured consumer loans are charged-off upon reaching 120 or 180 days past due depending on the type of loan. Commercial real estate loans and commercial business loans and leases which are 90 days or more past due are generally placed on non-accrual status, unless secured by sufficient cash or other assets immediately convertible to cash. When a loan has been placed on non-accrual status, previously accrued and uncollected interest is reversed against interest on loans. A loan can be returned to accrual status when collectability of principal is reasonably assured and the loan has performed for a period of time, generally six months. Interest income received on non-accrual loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual.

Cash receipts of interest income on impaired loans are credited to principal to the extent necessary to eliminate doubt as to the collectability of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibality of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the size and composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance for loan losses is allocated to loan types using both a formula-based approach (general component) and an analysis of certain individual loans for impairment (allocated component).

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Provident Bancorp, Inc. and Subsidiary

F-36

Notes to Consolidated Financial Statements

The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by the following loan segments: residential real estate, commercial real estate, construction and land development, commercial and consumer. Management uses a rolling average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment. These historical loss factors are adjusted for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Commercial real estate: Loans in this segment are primarily income-producing properties throughout Massachusetts and New Hampshire. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy resulting in increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Management periodically obtains rent rolls and continually monitors the cash flows and collateral value of these loans.

Commercial: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

Residential real estate: The Company generally does not originate loans with a loan-to-value ratio greater than 80% and does not grant subprime loans. Loans with loan to value ratios greater than 80% require the purchase of private mortgage insurance. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower and value of collateral. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Construction and land development: Loans in this segment primarily include speculative and pre-sold real estate development loans for which payment is derived from sale of the property and construction to permanent loans for which payment is derived from cash flows of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Consumer: Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

The allocated component relates to loans that are classified as impaired. Impairment is measured on a loan-by-loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, less estimated selling costs, if the loan is collateral dependent. An allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan.

The Company from time to time, may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modified loan is considered a troubled debt restructuring (“TDR”). All TDRs are initially classified as impaired.

An unallocated component can be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

Provident Bancorp, Inc. and Subsidiary

F-37

Notes to Consolidated Financial Statements

Assets Held-for-Sale

Assets held-for-sale represented a commercial property being held for sale to a real estate developer. Assets designated as held for sale were held at the lower of carrying amount at designation or fair value less costs to sell. Depreciation is not charged against assets classified as held for sale. In 2018, the Company decided to retain this property for use and reclassified the property to premises and equipment.

Bank-Owned Life Insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheets at cash surrender value. Changes in the net cash surrender value of the policies, as well as insurance proceeds received, are reflected in non-interest income on the consolidated statements of income and are not subject to income taxes.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Generally, depreciation on the buildings and equipment is calculated principally on the straight line method, and depreciation and amortization expense is charged against operations over the estimated useful lives of the related assets.

Other Real Estate Owned and Repossessed Assets

Assets acquired through, or in lieu of, loan foreclosure or repossession are held for sale and are initially recorded at the lower of the investment in the loan or fair value less estimated costs to sell at the date of foreclosure or repossession, establishing a new cost basis. Subsequently, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated costs to sell. Revenue and expenses from operations, changes in the valuation allowance, any direct write-downs and gains or losses on sales are included in other real estate owned expense.

Advertising

The Company directly expenses costs associated with advertising as they are incurred.

Earnings per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Unallocated ESOP shares are not deemed outstanding for earnings per share calculations. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

Employee Stock Ownership Plan

Compensation expense for The Provident Bank Employee Stock Ownership Plan (the “ESOP”) is recorded at an amount equal to the shares allocated by the ESOP multiplied by the average fair value of the shares during the period. The Company recognizes compensation expense ratably over the year based upon the Company’s estimate of the number of shares expected to be allocated by the ESOP. Unearned compensation applicable to the ESOP is reflected as a reduction of shareholders’ equity on the consolidated balance sheets. The difference between the average fair value and the cost of the shares by the ESOP is recorded as an adjustment to additional paid-in-capital.

Provident Bancorp, Inc. and Subsidiary

F-38

Notes to Consolidated Financial Statements

Stock-based Compensation Plans

The Company measures and recognizes compensation cost relating to stock-based payment transactions based on the grant-date fair value of the equity instruments issued. Stock-based compensation is recognized over the period the employee is required to provide services for the award. The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options granted. The fair value of restricted stock is recorded based on the grant date value of the equity instrument issued.

Treasury Stock

Common stock repurchased are recorded as treasury stock at cost.

Income Taxes

The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. A tax valuation allowance is established, as needed, to reduce net deferred tax assets to the amount expected to be realized.

The Company examines its significant income tax positions annually to determine whether a tax benefit is more likely than not to be sustained upon examination by tax authorities.

Fair Values of Financial Instruments

GAAP requires that the Company disclose estimated fair values for its financial instruments. Fair value methods and assumptions used by the Company in estimating its fair value disclosures are as follows:

Cash and cash equivalents: The carrying amounts of cash and cash equivalents approximate fair values.

Investments: Fair values for investments are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments or pricing models. See footnote 15 for further details.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. In connection with the adoption of ASU 2016-01 on January 1, 2018, the Company refined its methodology to estimate the fair value of the loan portfolio using an exit price notion resulting in prior periods no longer being comparable. The exit price notion requires determination of the price at which willing market participants would transact at the measurement date under current market conditions.

Accrued interest receivable: The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for deposits (e.g., interest and non-interest checking, passbook savings, and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Borrowings: Fair values of Federal Reserve Bank (“FRB”) Discount Window and Federal Home Loan Bank advances are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Provident Bancorp, Inc. and Subsidiary

F-39

Notes to Consolidated Financial Statements

Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portions of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

Recent Accounting Pronouncements

ASU (Accounting Standards Update) No. 2014-09 – Revenue from Contracts with Customers (Topic 606). This ASU supersedes the revenue recognition requirements in ASC 605. This ASU requires an entity to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendment includes a five-step process to assist an entity in achieving the main principle(s) of revenue recognition under ASC 605. In March 2016, the FASB also issued ASU 2016-08, an amendment to the guidance in ASU 2014-09, which reframed the structure of the indicators of when an entity is acting as an agent and focused on evidence that an entity is acting as the principal or agent in a revenue transaction. ASU 2016-08 also eliminated two of the indicators (the entity’s consideration is in the form of a commission, and the entity is not exposed to credit risk) in making that determination. This amendment also clarifies that each indicator may be more or less relevant to the assessment depending on the terms and conditions of the contract. In May 2016, the FASB issued ASU 2016-12, an amendment to ASU 2014-09, which provided practical expedients related to disclosures of remaining performance obligations, as well as other amendments to guidance on transition, collectability, non-cash consideration and presentation of sales and other similar taxes. The amendments, collectively, should be applied retrospectively to each prior reporting period presented or as a cumulative effect adjustment as of the date of adoption (modified retrospective approach).

This ASU was effective for the Company on January 1, 2018. Because the ASU does not apply to revenue associated with leases and financial instruments (including loans and securities), the Company concluded that the new guidance did not impact the elements of its consolidated statements of income most closely associated with leases and financial instruments (such as interest income, interest expense and securities gains). The Company completed its identification of all revenue streams included in its financial statements and has identified its deposit-related fees, service charges, debit and prepaid card interchange income and other fee income to be within the scope of the standard. The Company has also completed its review of the related contracts. The Company's overall assessment indicates that adoption of this ASU did not materially change its current method and timing of recognizing revenue for the identified revenue streams and therefore, the adoption of this ASU as of January 1, 2018, did not have a significant impact to the Company's financial condition, results of operations and consolidated financial statements.

Provident Bancorp, Inc. and Subsidiary

F-40

Notes to Consolidated Financial Statements

ASU No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities.” The ASU has been issued to improve the recognition and measurement of financial instruments by requiring 1) equity investments (except those accounted for under the equity method of accounting, those without readily determinable fair values, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; 2) separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements; 3) the use of the exit price notion when measuring fair value of financial instruments for disclosure purposes; and 4) separate presentation by the reporting organization in other comprehensive income for the portion of the total change in the fair value of a liability resulting from the change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The standard was effective for the Company on January 1, 2018. The Company evaluated the impact of this pronouncement and divested its entire marketable equity securities portfolio in 2017. The Company’s investment in Federal Home Loan Bank Stock is not included in the scope of this pronouncement. Upon adoption, the fair value of the Company's loan portfolio is now presented using an exit price method. Also, the Company is no longer required to disclose the methodologies used for estimating fair value of financial assets and liabilities that are not measured at fair value on a recurring or nonrecurring basis. The remaining requirements of this update did not have a material impact on the Company's consolidated financial statements.

ASU 2016-02, Leases (Topic 842). The amendments in this update require lessees to recognize, on the balance sheet, assets and liabilities for the rights and obligations created by leases. Accounting by lessors will remain largely unchanged. The guidance is effective for the Company on January 1, 2019, with early adoption permitted. In July 2018, the FASB issued 2018-11, which allows a modified retrospective transition where the lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented or as a cumulative effect adjustment as of the date of adoption. The Company’s assets and liabilities will increase based on the present value of the remaining lease payments in place the adoption date; however, this is not expected to be material to the Company’s results of operations or financial position. The Company adopted ASU 2016-02 on January 1, 2019 as a cumulative effect adjustment as of that date, and there was no material impact on the Company's consolidated financial statements.

ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): “Measurement of Credit Losses on Financial Instruments.” The ASU changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that will replace today’s “incurred loss” model and can result in the earlier recognition of credit losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to current practice, except that the losses will be recognized as an allowance. The amendments in this update will be effective for the Company on January 1, 2020. Early adoption is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Management is currently evaluating the impact of its pending adoption of this guidance on the Company’s financial statements.

Provident Bancorp, Inc. and Subsidiary

F-41

Notes to Consolidated Financial Statements

ASU No. 2016-15, Statement of Cash Flows (Topic 230): “Classification of Certain Cash Receipts and Cash Payments.” This ASU changes how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. The amendments address the classification of the following eight items in the statement of cash flows: debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the Predominance Principle. The amendments in this update were effective for the Company on January 1, 2018. As the guidance only affects the classification within the statement of cash flows, the adoption of this guidance did not have an impact on the Company’s financial statements.

ASU No. 2017-08, Receivables – Nonrefundable Fees and Other Costs (subtopic 310-20): “Premium Amortization on Purchased Callable Debt Securities.” This ASU shortens the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. The amendments are effective for the Company on January 1, 2019. The Company adopted this guidance on January 1, 2019 and there was no impact on the Company’s financial statements.

ASU No. 2018-13, Fair Value Measurement (Topic 820): “Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. This ASU will be effective for the Company on January 1, 2020. As the guidance only revises disclosure requirements, the adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

Provident Bancorp, Inc. and Subsidiary

F-42

Notes to Consolidated Financial Statements

Note 3 - Investments Securities Available-for-Sale

The following summarizes the amortized cost of investment securities classified as available-for-sale and their approximate fair values at December 31, 2018 and 2017:

	Amortized	Gross	Gross
	Cost	Unrealized	Unrealized	Fair
(In thousands)	Basis	Gains	Losses	Value

December 31, 2018
State and municipal	$20,118	$272	$135	$20,255
Asset-backed securities	6,512	-	141	6,371
Government mortgage-backed securities	25,135	138	496	24,777
Total available-for-sale securities	$51,765	$410	$772	$51,403

December 31, 2017
State and municipal	$20,726	$745	$17	$21,454
Asset-backed securities	7,524	30	37	7,517
Government mortgage-backed securities	32,421	317	280	32,458
Total available-for-sale securities	$60,671	$1,092	$334	$61,429

The scheduled maturities of debt securities were as follows at December 31, 2018. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be repaid without any penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

	Available-for-Sale
	Amortized	Fair
(In thousands)	Cost	Value

Due within one year	$95	$95
Due after one year through five years	604	608
Due after five years through ten years	2,120	2,169
Due after ten years	17,299	17,383
Government mortgage-backed securities	25,135	24,777
Asset-backed securities	6,512	6,371
	$51,765	$51,403

There were no realized gains or losses on sales and calls during the year ended December 31, 2018. During the year ended December 31, 2017, gross realized gains on sales and calls were $6.4 million, and gross losses realized were $505,000.

There were no securities of issuers whose aggregate carrying amount exceeded 10% of equity at December 31, 2018.

Securities with carrying amounts of $31.1 million and $39.8 million were pledged to secure available borrowings with the Federal Reserve Bank and Federal Home Loan Bank at December 31, 2018 and 2017, respectively.

Provident Bancorp, Inc. and Subsidiary

F-43

Notes to Consolidated Financial Statements

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized-loss position for less than twelve months and for twelve months or more, and are temporarily impaired, are as follows at December 31, 2018 and 2017:

	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In thousands)	Value	Losses	Value	Losses	Value	Losses

December 31, 2018
Temporarily impaired securities:
State and municipal	$6,137	$115	$597	$20	$6,734	$135
Asset-backed securities	3,833	98	2,538	43	6,371	141
Government mortgage-backed securities	2,864	32	14,152	464	17,016	496
Total temporarily impaired securities	$12,834	$245	$17,287	$527	$30,121	$772

December 31, 2017
Temporarily impaired securities:
State and municipal	$-	$-	$611	$17	$611	$17
Asset-backed securities	1,745	13	1,335	24	3,080	37
Government mortgage-backed securities	5,231	20	13,584	260	18,815	280
Total temporarily impaired securities	$6,976	$33	$15,530	$301	$22,506	$334

Government mortgage-backed securities, state and municipal securities and asset-backed securities: Because the decline in fair value of the government mortgage-backed securities, asset-backed securities and state and municipal securities is primarily attributable to changes in market interest rates and not credit quality, and because the Company has the intent and ability to hold these investments until market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Note 4 – Loans

Loans consisted of the following at December 31, 2018 and 2017:

(In thousands)	2018	2017

Commercial real estate	$364,867	$371,510
Commercial	361,782	240,223
Residential real estate	57,361	67,724
Construction and land development	44,606	55,828
Consumer	19,815	17,455
	848,431	752,740
Allowance for loan losses	(11,680)	(9,757)
Deferred loan fees, net	(1,223)	(845)
Net loans	$835,528	$742,138

Provident Bancorp, Inc. and Subsidiary

F-44

Notes to Consolidated Financial Statements

The following tables set forth information regarding the allowance for loans and impaired loans by portfolio segment as of and for the years ended December 31, 2018 and 2017:

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Unallocated	Total
December 31, 2018
Allowance for loan losses:
Beginning balance	$4,483	$3,280	$300	$965	$649	$80	$9,757
Charge-offs	(670)	(190)	-	-	(699)	-	(1,559)
Recoveries	-	87	2	-	64	-	153
Provision (credit)	339	2,565	(51)	(227)	696	7	3,329
Ending balance	$4,152	$5,742	$251	$738	$710	$87	$11,680

Ending balance:
Individually evaluated for impairment	$62	$1,039	$-	$-	$-	$-	$1,101
Ending balance:
Collectively evaluated for impairment	4,090	4,703	251	738	710	87	10,579
Total allowance for loan losses ending balance	$4,152	$5,742	$251	$738	$710	$87	$11,680

Loans:
Ending balance:
Individually evaluated for impairment	$1,853	$5,291	$388	$-	$-		$7,532
Ending balance:
Collectively evaluated for impairment	363,014	356,491	56,973	44,606	19,815		840,899
Total loans ending balance	$364,867	$361,782	$57,361	$44,606	$19,815		$848,431

Provident Bancorp, Inc. and Subsidiary

F-45

Notes to Consolidated Financial Statements

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Unallocated	Total
December 31, 2017
Allowance for loan losses:
Beginning balance	$4,503	$2,513	$328	$882	$279	$85	$8,590
Charge-offs	(1,522)	(107)	-	-	(190)	-	(1,819)
Recoveries	-	45	-	-	12	-	57
Provision (credit)	1,502	829	(28)	83	548	(5)	2,929
Ending balance	$4,483	$3,280	$300	$965	$649	$80	$9,757

Ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Ending balance:
Collectively evaluated for impairment	4,483	3,280	300	965	649	80	9,757
Total allowance for loan losses ending balance	$4,483	$3,280	$300	$965	$649	$80	$9,757

Loans:
Ending balance:
Individually evaluated for impairment	$8,623	$3,202	$404	$-	$-		$12,229
Ending balance:
Collectively evaluated for impairment	362,887	237,021	67,320	55,828	17,455		740,511
Total loans ending balance	$371,510	$240,223	$67,724	$55,828	$17,455		$752,740

At December 31, 2018 and 2017, loans with an aggregate principal balance of $393.8 million and $357.1 million, respectively, were pledged to secure possible borrowings from the Federal Reserve Bank.

Provident Bancorp, Inc. and Subsidiary

F-46

Notes to Consolidated Financial Statements

Certain directors and executive officers of the Company and companies in which they have significant ownership interests were customers of the Bank during 2018. The following is a summary of the loans to such persons and their companies at December 31, 2018 and 2017:

(In thousands)

Balance beginning January 1, 2017	$7,739
Effect of changes in composition of related parties	(85)
Advances	18,809
Principal payments	(4,190)
Ending balance, December 31, 2017	$22,273

Balance beginning January 1, 2018	$22,273
Effect of changes in composition of related parties	(339)
Advances	11
Principal payments	(9,988)
Ending balance, December 31, 2018	$11,957

The following tables set forth information regarding non-accrual loans and past-due loans by portfolio segment at December 31, 2018 and 2017:

							90 Days
			90 Days	Total			or More
	30 - 59	60 - 89	or More	Past	Total	Total	Past Due	Nonaccrual
(In thousands)	Days	Days	Past Due	Due	Current	Loans	and Accruing	Loans

December 31, 2018
Commercial real estate	$742	$-	$519	$1,261	$363,606	$364,867	$-	$519
Commercial	40	-	3,167	3,207	358,575	361,782	-	4,830
Residential real estate	321	223	30	574	56,787	57,361	-	850
Construction and land development	-	-	-	-	44,606	44,606	-	-
Consumer	62	46	59	167	19,648	19,815	-	62
Total	$1,165	$269	$3,775	$5,209	$843,222	$848,431	$-	$6,261

December 31, 2017
Commercial real estate	$-	$3,669	$-	$3,669	$367,841	$371,510	$-	$7,102
Commercial	12	-	-	12	240,211	240,223	-	1,505
Residential real estate	699	178	81	958	66,766	67,724	-	364
Construction and land development	-	-	-	-	55,828	55,828	-	-
Consumer	63	45	60	168	17,287	17,455	-	62
Total	$774	$3,892	$141	$4,807	$747,933	$752,740	$-	$9,033

Provident Bancorp, Inc. and Subsidiary

F-47

Notes to Consolidated Financial Statements

Information about the Company’s impaired loans by portfolio segment was as follows at December 31, 2018 and 2017:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
(In thousands)	Investment	Balance	Allowance	Investment	Recognized

December 31, 2018
With no related allowance recorded:
Commercial real estate	$1,334	$1,334	$-	$5,614	$69
Commercial	4,050	4,110	-	4,894	38
Residential real estate	388	388	-	396	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with no related allowance	$5,772	$5,832	$-	$10,904	$127

With an allowance recorded:
Commercial real estate	$519	$519	$62	$519	$-
Commercial	1,241	1,267	1,039	1,695	52
Residential real estate	-	-	-	-	-
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with an allowance recorded	$1,760	$1,786	$1,101	$2,214	$52

Total
Commercial real estate	$1,853	$1,853	$62	$6,133	$69
Commercial	5,291	5,377	1,039	6,589	90
Residential real estate	388	388	-	396	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans	$7,532	$7,618	$1,101	$13,118	$179

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
(In thousands)	Investment	Balance	Allowance	Investment	Recognized

December 31, 2017
With no related allowance recorded:
Commercial real estate	$8,623	$10,139	$-	$4,562	$70
Commercial	3,202	3,202	-	2,054	123
Residential real estate	404	404	-	412	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with no related allowance	$12,229	$13,745	$-	$7,028	$213

With an allowance recorded:
Commercial real estate	$-	$-	$-	$-	$-
Commercial	-	-	-	-	-
Residential real estate	-	-	-	-	-
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with an allowance recorded	$-	$-	$-	$-	$-

Total
Commercial real estate	$8,623	$10,139	$-	$4,562	$70
Commercial	3,202	3,202	-	2,054	123
Residential real estate	404	404	-	412	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans	$12,229	$13,745	$-	$7,028	$213

There were no troubled debt restructurings entered into during the year ended December 31, 2018.

Provident Bancorp, Inc. and Subsidiary

F-48

Notes to Consolidated Financial Statements

The following summarizes troubled debt restructurings entered into during the year ended December 31, 2017:

(Dollars in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment

Year-Ended December 31, 2017
Troubled debt restructurings:
Commercial	1	$249	$249
	1	$249	$249

In 2017, we approved one troubled debt restructure totaling $249,000, with no specific reserve required based on an analysis of the borrower’s collateral coverage. The term of this commercial loan was extended to a three-year term.

The loan modified as troubled debt restructuring during 2017 did not default during the one-year period after modification.

At December 31, 2018 and 2017, there were no commitments to lend additional funds to borrowers whose loans were modified in troubled debt restructurings.

Credit Quality Information

The Company utilizes a seven grade internal loan rating system for commercial real estate, construction and land development, and commercial loans as follows:

Loans rated 1-3: Loans in these categories are considered “pass” rated loans with low to average risk.

Loans rated 4: Loans in this category are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 5: Loans in this category are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Loans rated 6: Loans in this category are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 7: Loans in this category are considered uncollectible (“loss”) and of such little value that their continuance as loans is not warranted.

On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial real estate, construction and land development, and commercial loans.

Provident Bancorp, Inc. and Subsidiary

F-49

Notes to Consolidated Financial Statements

For residential real estate and consumer loans, the Company initially assesses credit quality based upon the borrower’s ability to pay and rates such loans as pass. Subsequent risk rating downgrades are based upon the borrower’s payment activity. All other residential and consumer loans are not formally rated.

Provident Bancorp, Inc. and Subsidiary

F-50

Notes to Consolidated Financial Statements

The following tables present the Company’s loans by risk rating and portfolio segment at December 31, 2018 and 2017:

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Total

December 31, 2018
Grade:
Pass	$356,415	$339,079	$-	$44,606	$-	$740,100
Special mention	6,531	11,339	-	-	-	17,870
Substandard	1,921	10,447	571	-	-	12,939
Doubtful	-	917	-	-	-	917
Not formally rated	-	-	56,790	-	19,815	76,605
Total	$364,867	$361,782	$57,361	$44,606	$19,815	$848,431

December 31, 2017
Grade:
Pass	$355,623	$224,190	$-	$55,828	$-	$635,641
Special mention	6,852	9,155	-	-	-	16,007
Substandard	9,035	6,878	679	-	-	16,592
Not formally rated	-	-	67,045	-	17,455	84,500
Total	$371,510	$240,223	$67,724	$55,828	$17,455	$752,740

In 2017, the Bank had sold mortgage loans with servicing rights retained. The fair value of those servicing rights under GAAP was not material and was not recognized in the 2017 consolidated financial statements. In 2018, the Bank sold the servicing portfolio totaling $294,000.

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $18.8 million and $15.6 million at December 31, 2018 and 2017, respectively.

Note 5 - Premises and Equipment

The following is a summary of premises and equipment at December 31, 2018 and 2017:

(In thousands)	2018	2017

Land	$2,424	$2,424
Buildings and leasehold improvements	9,241	9,241
Furniture and equipment	4,520	4,649
Leasehold improvements	4,234	4,241
Construction in progress	5,748	-
	26,167	20,555
Accumulated depreciation and amortization	(10,081)	(9,574)
Premises and equipment, net	$16,086	$10,981

Provident Bancorp, Inc. and Subsidiary

F-51

Notes to Consolidated Financial Statements

Depreciation and amortization expense was $721,000 and $811,000 for the years ended December 31, 2018 and 2017, respectively.

Note 6 - Deposits

The following is a summary of deposit balances by type at December 31, 2018 and 2017:

(In thousands)	2018	2017

NOW and demand	$332,064	$309,514
Regular savings	109,322	112,610
Money market deposits	229,314	225,735
Total non-certificate accounts	670,700	647,859

Certificate accounts of $250,000 or more	14,164	5,061
Certificate accounts less than $250,000	83,232	97,137
Total certificate accounts	97,396	102,198
Total deposits	$768,096	$750,057

At December 31, 2018 and 2017, the aggregate amount of brokered certificates of deposit was $55.8 million and $62.3 million respectively. Brokered certificates of deposit are not included in the totals for time deposits in denominations over $250,000 listed above.

At December 31, 2018 and 2017, the scheduled maturities for certificate accounts for each of the following five years are as follows:

(In thousands)	2018	2017

2018	$-	$81,791
2019	55,061	16,105
2020	32,089	3,052
2021	8,938	410
2022	794	840
2023	514	-
Total	$97,396	$102,198

Deposits from related parties held by the Company at December 31, 2018 and 2017 amounted to $7.4 million and $16.0 million, respectively.

Provident Bancorp, Inc. and Subsidiary

F-52

Notes to Consolidated Financial Statements

Note 7 – Borrowings

Advances consist of funds borrowed from the FHLB and the FRB borrower-in-custody (“BIC”) program. Maturities of advances from the FHLB and FRB for years ending after December 31, 2018 and 2017 are summarized as follows:

(In thousands)	2018	2017

2018	$-	$12,000
2019	43,071	4,936
2020	11,451	6,405
2021	5,000	-
2023	8,500	-
Thereafter	-	3,500
Total	$68,022	$26,841

Borrowings from the FRB BIC program are secured by a Uniform Commercial Code (“UCC”) financing statement on qualified collateral, consisting of certain commercial loans and qualified mortgage-backed government securities. At December 31, 2018, FRB borrowings consisted of overnight borrowings totaling $8.1 million and had an interest rate of 3.00%.

Borrowings from the FHLB, which aggregated $59,922 and $26,841 at December 31, 2018 and 2017, respectively, are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties, certain commercial loans and qualified mortgage-backed government securities. At December 31, 2018, the interest rates on FHLB advances ranged from 1.53% to 3.01%, and the weighted average interest rate on FHLB advances was 2.52%.

The Bank modified $5.0 million and $3.5 million of its FHLB borrowings and extended the maturity in May of 2017 and August of 2015, respectively. The Bank incurred a prepayment penalty of $87,000 and $233,000 in May of 2017 and August of 2015, respectively. In accordance with ASC 470, the prepayment penalties are being amortized over the life of the newly modified borrowings.

Provident Bancorp, Inc. and Subsidiary

F-53

Notes to Consolidated Financial Statements

Note 8 - Income Taxes

The components of income tax expense are as follows for the years ended December 31, 2018 and 2017:

(In thousands)	2018	2017

Current tax expense (benefit):
Federal	$3,214	$5,044
State	1,278	1,079
Net operating loss carryforward	(14)	(14)
	4,478	6,109
Deferred tax expense (benefit):
Federal	(926)	1,523
State	(315)	(214)
	(1,241)	1,309
Income tax expense	$3,237	$7,418

The following is a summary of the differences between the statutory federal income tax rate and the effective tax rates for the years ended December 31, 2018 and 2017:

	2018	2017
Federal income tax at statutory rate	21.0%	34.0%
Increase (decrease) in tax resulting from:
State tax, net of federal tax benefit	5.7	4.6
Tax exempt income and dividends received deduction	(1.0)	(3.3)
Change in enacted federal tax rate	-	13.4
Other	0.1	(0.3)
Effective tax rate	25.8%	48.4%

On December 22, 2017, the U.S. government approved a reduction in the federal statutory income tax rate from a maximum rate of 35% to 21%, effective in 2018. For the purposes of calculating deferred taxes, GAAP requires deferred taxes to be measured at the enacted tax rate at the balance sheet date, which was 21% at December 31, 2017. The impact of the rate reduction to the Company was a decrease in the Bank's net deferred tax asset by $2.0 million, which is reflected in the Company's tax provision for the year ended December 31, 2017.

Provident Bancorp, Inc. and Subsidiary

F-54

Notes to Consolidated Financial Statements

This adjustment to deferred taxes included $97,000 related to unrealized gains and losses associated with the Company’s investment securities. Because these unrealized gains and losses were initially recorded as items of accumulated other comprehensive income in the Company's capital accounts, the adjustment to deferred taxes resulted in a disproportionate tax effect of $97,000 that became stranded in accumulated other comprehensive income. In February of 2018, the FASB issued ASU No. 2018-02,"Income Statement- Reporting Comprehensive income (Topic 220), Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income," which permitted entities to reclassify retained earnings to accumulated other comprehensive income to eliminate the amount stranded in accumulated other comprehensive income, and the FASB allowed entities to adopt this guidance in 2017. The Company elected to adopt this new guidance early, and reclassified $97,000 from retained earnings to accumulated other comprehensive income as of December 31, 2017.

The following is a summary of the Company’s gross deferred tax assets and gross deferred tax liabilities at December 31, 2018 and 2017:

(In thousands)	2018	2017
Deferred tax assets:
Allowance for loan losses	$3,251	$2,743
Depreciation	160	41
Net operating loss carryforward	16	25
Employee benefit plans and share-based compensation plans	2,498	1,979
Deferred loan fees, net	339	238
Reserve for unfunded commitments	31	39
Net unrealized loss on securities	107	-
Other	109	140
Gross deferred tax assets	6,511	5,205

Deferred tax liabilities:
Prepaid expenses	(45)	(64)
FHLB restructure fees	(29)	(52)
Net unrealized holding gain on securities	-	(169)
Gross deferred tax liabilities	(74)	(285)
Net deferred tax asset	$6,437	$4,920

At December 31, 2018, the Company had federal net operating loss carryovers of $76,000. The carryovers were transferred to the Company upon the merger with Amesbury Cooperative Bank during the year ended December 31, 2001. The losses will expire in 2020 and are subject to certain annual limitations which amount to $42,000 per year.

The Company reduces the deferred tax asset by a valuation allowance if, based on the weight of the available evidence, it is not “more likely than not” that some portion or all of the deferred tax assets will be realized. The Company assesses the realizability of its deferred tax assets by assessing the likelihood of the Company generating federal and state income tax, as applicable, in future periods in amounts sufficient to offset the deferred tax charges in the periods they are expected to reverse. Based on this assessment, management concluded that a valuation allowance was not required as of December 31, 2018 and 2017.

Provident Bancorp, Inc. and Subsidiary

F-55

Notes to Consolidated Financial Statements

It is the Company’s policy to provide for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. At December 31, 2018 and 2017, there was no material uncertain tax positions related to federal and state income tax matters. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service and state taxing authorities for the years ended December 31, 2015 through December 31, 2017.

Note 9 - Employee Benefits & Share-Based Compensation Plans

401(k) Plan

The Company sponsors a 401(k) plan. All employees are eligible to join the 401(k) plan. However, participants in the 401(k) plan must complete one year of service to be eligible for safe harbor contributions and employer discretionary contributions. A Safe Harbor Plan was adopted by the Company effective January 1, 2007. Under the Safe Harbor Plan, the Company matches 100% of employee contributions up to 6% of compensation. In addition, the Company may make a discretionary contribution to the 401(k) plan determined on an annual basis. Employees may contribute up to 75% of their salary subject to certain limits based on federal tax laws. The expense recognized under the 401(k) plan was $494,000 and $440,000 for the years ended December 31, 2018 and 2017, respectively.

Supplemental Executive Retirement Plans

The Company has Supplemental Executive Retirement Agreements with certain executive officers. These agreements are designed to supplement the benefits available through the Company’s retirement plan. The liability for the retirement benefits amounted to $6.8 million and $5.6 million at December 31, 2018 and 2017, respectively, and is included in other liabilities. The expense recognized for these benefits was $1.1 million and $1.2 million for the years ended December 31, 2018 and 2017, respectively.

Employee Stock Ownership Plan

The Bank maintains the ESOP to provide eligible employees the opportunity to own Company stock. This plan is a tax-qualified retirement plan for the benefit of Company employees. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The number of shares committed to be released per year through 2029 is 23,810.

The Company contributed funds to a subsidiary to enable it to grant a loan to the ESOP for the purchase of 357,152 shares of the Company’s stock at a price of $10.00 per share. The loan obtained by the ESOP from the Company’s subsidiary to purchase Company stock is payable annually over 15 years at a rate per annum equal to the prime rate (5.50% at December 31, 2018). Loan payments are principally funded by cash contributions from the Company.

Shares held by the ESOP include the following:

	December 31, 2018	December 31, 2017
Allocated	71,430	47,620
Committed to be allocated	23,810	23,810
Unallocated	261,912	285,722
Total	357,152	357,152

Provident Bancorp, Inc. and Subsidiary

F-56

Notes to Consolidated Financial Statements

Shared-Based Compensation Plan

Under the Provident Bancorp, Inc. 2016 Equity Incentive Plan (the "Equity Plan"), the Company may grant options, restricted stock, restricted units or performance awards to its directors, officers and employees. Both incentive stock options and non-qualified stock options may be granted under the Equity Plan, with 446,440 shares reserved for options. The exercise price of each option equals the market price of the Company’s stock on the date of grant and the maximum term of each option is ten years. The total number of shares reserved for restricted stock or restricted units is 178,575. The value of restricted stock grants is based on the market price of the stock on grant date. Options and awards vest ratably over five years.

Expense related to options and restricted stock granted to directors is recognized as directors' fees within non-interest expense.

Stock Options

The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

•	Volatility is based on peer group volatility because the Company does not have a sufficient trading history.
•	Expected life represents the period of time that the option is expected to be outstanding, taking into account the contractual term, and the vesting period.
•	The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for a period equivalent to the expected life of the option.

The fair value of options granted in 2018 and 2017 is based on the following assumptions:

	2018	2017
Vesting period (years)	5	5
Expiration date (years)	10	10
Expected volatility	21.23%	21.53%
Expected life (years)	7.5	7.5
Expected dividend yield	0.00%	0.00%
Risk free interest rate	2.97%	2.25%
Fair value per option	$8.71	$7.05

Provident Bancorp, Inc. and Subsidiary

F-57

Notes to Consolidated Financial Statements

A summary of the status of the Company’s stock option grants for the year ended December 31, 2018, is presented in the table below:

	Stock Option Awards	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2018	396,443	$17.61
Granted	12,170	27.20
Forfeited	(9,740)	17.40
Exercised	(2,435)	17.40
Outstanding at December 31, 2018	396,438	$17.89	8.00	$1,503,000
Outstanding and expected to vest at December 31, 2018	396,438	$17.89	8.00	$1,503,000
Vested and Exercisable at December 31, 2018	151,272	$17.50	7.90	$632,000
Unrecognized compensation cost	$1,233,000
Weighted average remaining recognition period (years)	3.01

Total expense for the stock options was $404,000 and $388,000 for the years ended December 31, 2018 and 2017, respectively.

Restricted Stock

Shares issued upon vesting may be either authorized but unissued shares or reacquired shares held by the Company. Any shares not issued because vesting requirements are not met will again be available for issuance under the plan. The fair market value of shares awarded, based on the market prices at the date of grant, is recorded as unearned compensation and amortized over the applicable vesting period.

The following table presents the activity in unvested restricted stock awards under the Equity Plan for the year ended December 31, 2018:

	Number of Shares	Weighted Average Grant Price
Unvested restricted stock awards at January 1, 2018	127,852	$17.59
Granted	4,862	27.20
Forfeited	(3,896)	17.40
Vested	(30,745)	17.59
Unvested restricted stock awards at Decemer 31, 2018	98,073	$18.13
Unrecognized compensation cost	$1,724,000
Weighted average remaining recognition period (years)	3.01

Total expense for the restricted stock awards was $524,000 and $538,000 for the years ended December 31, 2018 and 2017, respectively.

Provident Bancorp, Inc. and Subsidiary

F-58

Notes to Consolidated Financial Statements

Note 10 - Earnings Per Share

Earnings per share consisted of the following components for the year ended December 31, 2018 and 2017.

(Dollars in thousands)	2018	2017
Net income attributable to common shareholders	$9,325	$7,915

Average number of common shares outstanding	9,659,357	9,652,448
Less:
average unallocated ESOP shares	(283,337)	(298,680)
average unvested restricted stock	(106,033)	(136,986)
average treasury stock acquired	(29,901)	(17,508)
Average number of common shares outstanding to calculate basic earnings per common share	9,240,086	9,199,274

Effect of dilutive unvested restricted stock and stock option awards	66,230	613
Average number of common shares outstanding to calculate diluted earnings per common share	9,306,316	9,199,887

Earnings per common share:
Basic	$1.01	$0.86
Diluted	$1.00	$0.86

Note 11 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Provident Bancorp, Inc. and Subsidiary

F-59

Notes to Consolidated Financial Statements

Effective January 1, 2015 (with a phase-in period of two to four years for certain components), the Bank became subject to capital regulations adopted by the FDIC, which implement the Basel III regulatory capital reforms and the changes required by the Dodd-Frank Act. The regulations require a minimum Common Equity Tier 1 (“CET1”) capital ratio of 4.5%, a minimum Tier 1 capital to risk-weighted assets ratio of 6.0%, a minimum total capital to risk-weighted assets ratio of 8.0% and a minimum Tier 1 leverage ratio of 4.0%. CET1 generally consists of common stock and retained earnings, subject to applicable adjustments and deductions. Under prompt corrective action regulations, in order to be considered “well capitalized,” the Bank must maintain a CET1 capital ratio of 6.5% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a total risk-based capital ratio of 10.0% or greater and a leverage ratio of 5.0% or greater. In addition, the regulations establish a capital conservation buffer above the required capital ratios that started phasing in on January 1, 2016 at 0.625% of risk-weighted assets and increases each year by 0.625% until it is fully phased in at 2.5% effective January 1, 2019. At December 31, 2018, the Bank exceeded the fully phased in regulatory requirement for the capital conservation buffer. Failure to maintain the capital conservation buffer could limit the ability of the Bank and the Company to pay dividends, repurchase shares or pay discretionary bonuses.

As of December 31, 2018 and 2017, the Bank met the conditions to be classified as well capitalized under the regulatory framework for prompt corrective action.

The Bank’s actual capital amounts and ratios at December 31, 2018 and 2017 are summarized as follows:

						To Be Well
						Capitalized Under
	Actual		For Capital			Prompt Corrective
	Capital		Adequacy Purposes			Action Provisions
(Dollars in thousands)	Amount	Ratio	Amount		Ratio	Amount		Ratio

December 31, 2018
Total Capital (to Risk Weighted Assets)	$128,939	14.55%	$70,891	>	8.0%	$88,614	>	10.0%
Tier 1 Capital (to Risk Weighted Assets)	117,855	13.30	53,168	>	6.0	70,891	>	8.0
Common Equity Tier 1 Capital (to Risk Weighted Assets)	117,855	13.30	39,876	>	4.5	57,599	>	6.5
Tier 1 Capital (to Average Assets)	117,855	12.69	37,157	>	4.0	46,446	>	5.0

December 31, 2017
Total Capital (to Risk Weighted Assets)	$116,869	14.96%	$62,514	>	8.0%	$78,142	>	10.0%
Tier 1 Capital (to Risk Weighted Assets)	107,112	13.71	46,885	>	6.0	62,514	>	8.0
Common Equity Tier 1 Capital (to Risk Weighted Assets)	107,112	13.71	35,164	>	4.5	50,792	>	6.5
Tier 1 Capital (to Average Assets)	107,112	11.80	36,299	>	4.0	45,374	>	5.0

Liquidation Account

Upon the completion of the Company’s stock offering in 2015, a special “liquidation account” was established for the benefit of certain depositors of the Bank in an amount equal to the percentage ownership interest in the equity of the Company to be held by persons other than the MHC as of the date of the latest balance sheet contained in the prospectus. The Company is not permitted to pay dividends on its capital stock if the Company’s shareholders’ equity would be reduced below the amount of the liquidation account. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account.

Provident Bancorp, Inc. and Subsidiary

F-60

Notes to Consolidated Financial Statements

Note 12 - Commitments and Contingent Liabilities

At December 31, 2018, the Company was obligated under non-cancelable operating leases for bank premises and equipment.

The total minimum rental due in future periods under these existing agreements is as follows at December 31, 2018:

(In thousands)
2019	$285
2020	244
2021	252
2022	252
2023	252
Years thereafter	1,908
Total minimum lease payments	$3,193

The total rental expense amounted to $460,000 and $349,000 for the years ended December 31, 2018 and 2017, respectively.

Litigation

In April 2018, the Bank conducted a foreclosure sale of certain real and personal property which secured four non-accruing loans originally made by the Bank.  The aggregate outstanding principal balance of these loans was approximately $7.5 million, of which (a) approximately $4.9 million was due and owing to the Bank and (b) approximately $2.6 million was due and owing to another financial institution who purchased participation interests in certain of these loans (the “Participant”). The Bank received approximately $8.3 in proceeds from this foreclosure sale. The U.S. Small Business Administration (“SBA”), which also made a secured loan to the same obligors, has since disputed the Bank’s retention of, and claimed priority to, a portion of the proceeds generated from this foreclosure sale, alleging a breach of contract and seeking monetary damages in the approximate amount of $2.0 million. The Bank has partially denied liability, and in addition to its defenses, has asserted a counterclaim against the SBA and its assignee, Granite State Economic Development Corporation, seeking equitable reformation of the contract at issue on the basis of a mutual mistake of fact. On March 5, 2019, the Bank participated in a mediation of this matter. Pending the outcome of this lawsuit and this mediation, the Bank has segregated into a separate deposit account the entire amount in dispute, consisting of $1.4 million that would be retained by the Bank, and $543,000 that would be provided to the participating institution. Management does not believe that the ultimate resolution of this matter will have a significant impact on the Bank’s financial condition or results of operations.

From time to time, the Company is involved in litigation incidental to its business. The Company does not believe that the ultimate resolution of these legal matters will have a significant impact on the Company’s financial condition and results of operations.

Provident Bancorp, Inc. and Subsidiary

F-61

Notes to Consolidated Financial Statements

Note 13 - Financial Instruments with Off-Balance Sheet Risk

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in real property, accounts receivable, inventory, property, plant and equipment and income producing properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At December 31, 2018 and 2017, the maximum potential amount of the Company’s obligation was $1.5 million and $2.0 million, respectively, for financial and standby letters of credit. The Company’s outstanding letters of credit generally have a term of less than one year. If a letter of credit is drawn upon, the Company may seek recourse through the customer’s underlying line of credit. If the customer’s line of credit is also in default, the Company may take possession of the collateral, if any, securing the line of credit.

Notional amounts of financial instruments with off-balance sheet credit risk are as follows at December 31, 2018 and 2017:

(In thousands)	2018	2017

Commitments to originate loans	$42,625	$18,641
Letters of credit	1,546	2,004
Unadvanced portions of loans	196,104	166,314
	$240,275	$186,959

Note 14 - Significant Group Concentrations of Credit Risk

Most of the Company's business activity is with customers located within northeast Massachusetts and southeast New Hampshire. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Company's loan portfolio is comprised of loans collateralized by real estate located in northeast Massachusetts and southeast New Hampshire.

Provident Bancorp, Inc. and Subsidiary

F-62

Notes to Consolidated Financial Statements

Note 15 - Fair Value Measurements

The Company reports certain assets at fair value in accordance with GAAP, which defines fair value and establishes a framework for measuring fair value in accordance with generally accepted accounting principles. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair values:

Basis of Fair Value Measurements

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 – Observable inputs other than level 1 prices, such as quoted prices for similar assets; quoted prices in markets that are not active; or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability;

•	Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Fair Values of Assets Measured on a Recurring Basis

The Company’s investments in U.S. Government and federal agency, state and municipal, asset-backed and government mortgage-backed securities available-for-sale are generally classified within Level 2 of the fair value hierarchy. For these investments, we obtain fair value measurements from independent pricing services. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, trading levels, market consensus prepayment speeds, credit information and the instrument’s terms and conditions.

Provident Bancorp, Inc. and Subsidiary

F-63

Notes to Consolidated Financial Statements

The following summarizes assets measured at fair value on a recurring basis at December 31, 2018 and 2017:

	Fair Value Measurements at Reporting Date Using
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
		Identical Assets	Inputs	Inputs
(In thousands)	Total	Level 1	Level 2	Level 3

December 31, 2018
State and municipal	$20,255	$-	$20,255	$-
Asset-backed securities	6,371	-	6,371	-
Mortgage-backed securities	24,777	-	24,777	-
Totals	$51,403	$-	$51,403	$-

December 31, 2017
State and municipal	$21,454	$-	$21,454	$-
Asset-backed securities	7,517	-	7,517	-
Government mortgage-backed securities	32,458	-	32,458	-
Totals	$61,429	$-	$61,429	$-

The Company did not have any transfers of assets measured at fair value on a recurring basis between Levels 1 and 2 of the fair value hierarchy during the years ended December 31, 2018 and 2017.

Fair Values of Assets Measured on a Nonrecurring Basis

The Company’s only assets measured at fair value on a nonrecurring basis are loans identified as impaired for which a write-off or specific reserve has been recorded, and other real estate owned.

Certain impaired loans of the Company are reported at the fair value of the underlying collateral, less estimated selling costs. The Company classifies impaired loans as Level 3 in the fair value hierarchy. Collateral values are estimated using Level 2 inputs based upon appraisals of similar properties obtained from a third party, but can be adjusted and therefore classified as level 3. The Company classifies other real estate owned as Level 2 in the fair value hierarchy if the Company has received a purchase and sales agreement.

Provident Bancorp, Inc. and Subsidiary

F-64

Notes to Consolidated Financial Statements

The following summarizes assets measured at fair value on a nonrecurring basis at December 31, 2018 and 2017:

	Fair Value Measurements at Reporting Date Using:
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
		Identical Assets	Inputs	Inputs
(In thousands)	Total	Level 1	Level 2	Level 3

December 31, 2018
Impaired loans	$659	$-	$-	$659
Other real estate owned	1,676	-	1,676	-

December 31, 2017
Impaired loans	$3,670	$-	$-	$3,670

The following is a summary of the valuation methodology and unobservable inputs for Level 3 assets measured at fair value on a nonrecurring basis at December 31, 2018 and 2017:

(In thousands)	Fair Value	Valuation Technique	Unobservable Input

December 31, 2018
Impaired loans	$659	Real estate appraisals and business valuation	Discount for dated appraisals and comparable company evaluations

December 31, 2017
Impaired loans	$3,670	Real estate appraisals	Discount for dated appraisals

Provident Bancorp, Inc. and Subsidiary

F-65

Notes to Consolidated Financial Statements

Note 16 - Disclosures About Fair Values of Financial Instruments

GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The carrying amounts and estimated fair values of the Company's financial instruments, all of which are held or issued for purposes other than trading, are as follows at December 31, 2018 and 2017:

	Carrying	Fair Value
(In thousands)	Amount	Level 1	Level 2	Level 3	Total

December 31, 2018
Financial assets:
Cash and cash equivalents	$28,613	$28,613	$-	$-	$28,613
Available-for-sale securities	51,403	-	51,403	-	51,403
Federal Home Loan Bank of Boston stock	2,650	2,650	-	-	2,650
Loans, net	835,528	-	-	827,090	827,090
Accrued interest receivable	2,638	-	2,638	-	2,638
Financial liabilities:
Deposits	768,096	-	-	768,010	768,010
Borrowings	68,022	-	67,846	-	67,846

December 31, 2017
Financial assets:
Cash and cash equivalents	$47,689	$47,689	$-	$-	$47,689
Available-for-sale securities	61,429	-	61,429	-	61,429
Federal Home Loan Bank of Boston stock	1,854	1,854	-	-	1,854
Loans, net	742,138	-	-	745,637	745,637
Accrued interest receivable	2,345	-	2,345	-	2,345
Financial liabilities:
Deposits	750,057	-	-	749,898	749,898
Borrowings	26,841	-	26,655	-	26,655

The carrying amounts of financial instruments shown above are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

Note 17 - Reclassification

Certain amounts in the prior year have been reclassified to be consistent with the current year's consolidated financial statement presentation, and had no effect on the net income reported in the consolidated income statement.

Provident Bancorp, Inc. and Subsidiary

F-66

Notes to Consolidated Financial Statements

Note 18 – Condensed Financial Statements of Parent Only

Financial information pertaining only to Provident Bancorp, Inc. is as follows:

Provident Bancorp, Inc. - Parent Only Balance Sheet
(In thousands)	2018	2017
Assets
Cash and due from banks	$5,249	$5,224
Investment in common stock of The Provident Bank	117,615	107,629
Other assets	2,755	2,946
Total assets	$125,619	$115,799

Liabilities and Shareholders' Equity
Accrued expenses	$35	$22
Shareholders' equity	125,584	115,777
Total liabilities and shareholders' equity	$125,619	$115,799

Provident Bancorp, Inc. - Parent Only Income Statement	Years Ended
	December 31,
(In thousands)	2018	2017
Total income	$140	$120
Operating expenses	90	88
Income before income taxes and equity in undistributed net income of The Provident Bank	50	32
Applicable income tax provision	14	13
Income before equity in income of subsidiaries	36	19
Equity in undistributed net income of The Provident Bank	9,289	7,896
Net income	$9,325	$7,915

Provident Bancorp, Inc. and Subsidiary

F-67

Notes to Consolidated Financial Statements

Provident Bancorp, Inc. - Parent Only Statement of Cash Flows	Twelve Months Ended
	December 31,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$9,325	$7,915
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	(9,289)	(7,896)
Decrease in other assets	191	191
Increase (decrease) in other liabilities	13	(51)
Net cash provided by operating activities	240	159

Cash flows from financing activities:
Purchase of treasury stock	(215)	(594)
Net cash used in financing activities	(215)	(594)

Net increase (decrease) in cash and cash equivalents	25	(435)
Cash and cash equivalents at beginning of year	5,224	5,659
Cash and cash equivalents at end of year	$5,249	$5,224

Note 19 – Selected Quarterly Financial Data (unaudited)

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
(In thousands)	2018	2017	2018	2017	2018	2017	2018	2017

Interest and dividend income	$9,753	$8,112	$10,377	$8,816	$10,833	$9,239	$11,377	$9,615
Interest expense	1,034	781	1,213	879	1,429	1,005	1,537	1,062
Net interest and dividend income	8,719	7,331	9,164	7,937	9,404	8,234	9,840	8,553
Provision for loan losses	656	563	638	892	1,421	1,012	614	462
Gain on sale of securities, net	-	482	-	58	-	1,851	-	3,521
Other income	1,013	1,020	1,118	1,012	1,059	1,046	988	966
Total noninterest income	1,013	1,502	1,118	1,070	1,059	2,897	988	4,487
Total noninterest expense	6,376	5,621	6,411	5,875	6,223	5,914	6,404	6,339
Income tax expense	678	847	843	639	741	1,434	975	4,498
Net income	$2,022	$1,802	$2,390	$1,601	$2,078	$2,771	$2,835	$1,741

Income per share:
Basic	$0.22	$0.16	$0.26	$0.15	$0.22	$0.19	$0.31	$0.19
Diluted	$0.22	$0.16	$0.26	$0.15	$0.22	$0.19	$0.30	$0.19

Weighted Average Shares:
Basic	9,219,865	9,192,568	9,233,745	9,193,836	9,247,367	9,201,634	9,258,858	9,208,854
Diluted	9,225,003	9,192,568	9,302,425	9,198,286	9,355,410	9,213,056	9,339,431	9,257,702

Provident Bancorp, Inc. and Subsidiary

F-68

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Provident Bancorp, Inc. or The Provident Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Provident Bancorp, Inc. or The Provident Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 13,225,000 Shares

(Proposed Holding Company for

The Provident Bank)

COMMON STOCK

par value $0.01 per share

 __________________

PROSPECTUS

__________________

Sandler O’Neill + Partners, L.P.

[prospectus date]

________________

These securities are not deposits or accounts and are not federally insured or guaranteed.

________________

Until ______________, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Dear Fellow Stockholder:

Provident Bancorp, Inc. is soliciting stockholder votes regarding the mutual-to-stock conversion of Provident Bancorp. Pursuant to a Plan of Conversion, our organization will convert from a partially public company to a fully public company by selling a minimum of 9,775,000 shares of common stock of a newly formed company, named Provident Bancorp, Inc. (“New Provident”), which will become the holding company for The Provident Bank.

The Proxy Vote

In addition, to receiving final regulatory approval, our stockholders must approve the Plan of Conversion before we can complete the conversion. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please promptly vote the enclosed proxy card. Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion and “FOR” the other matters being presented at the special meeting.

The Exchange

At the conclusion of the conversion, your shares of Provident Bancorp, Inc. common stock will be exchanged for shares of New Provident common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Provident Bancorp, Inc. who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Provident Bancorp, Inc. that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of New Provident for sale at $10.00 per share. The shares are first being offered in a subscription offering to eligible depositors of The Provident Bank. If all shares are not subscribed for in the subscription offering, shares would be available in a community offering to Provident Bancorp, Inc. public stockholders and others not eligible to place orders in the subscription offering. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center at (978) 834-8505 to receive a stock order form and prospectus. The stock offering period is expected to expire on September 10, 2019.

If you have any questions, please refer to the Questions & Answers section herein.

We thank you for your support as a stockholder of Provident Bancorp, Inc.

Sincerely,

David P. Mansfield

President and Chief Executive Officer

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Depositors Insurance Fund. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF PROVIDENT BANCORP, INC., A MARYLAND CORPORATION
PROXY STATEMENT OF PROVIDENT BANCORP, INC.,

A MASSACHUSETTS CORPORATION

The Provident Bank is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, The Provident Bank is a wholly-owned subsidiary of Provident Bancorp, Inc., a Massachusetts corporation, which we sometimes refer to in this document as “Old Provident,” and Provident Bancorp owns 52.3% of Provident Bancorp, Inc.’s common stock. The remaining 47.7% of Provident Bancorp, Inc.’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named Provident Bancorp, Inc. (“New Provident”) will replace Provident Bancorp, Inc., the Massachusetts corporation, as the holding company of The Provident Bank. Each share of Provident Bancorp, Inc. common stock owned by the public will be exchanged for between 1.9354 and 2.6185 shares of common stock of New Provident, so that immediately after the conversion Provident Bancorp, Inc.’s existing public stockholders will own approximately the same percentage of New Provident common stock as they owned of Provident Bancorp, Inc.’s common stock immediately prior to the conversion. The actual number of shares that you will receive will depend on the percentage of Provident Bancorp, Inc. common stock held by the public at the completion of the conversion, the final independent appraisal of New Provident and the number of shares of New Provident common stock sold in the offering described in the following paragraph. It will not depend on the market price of Provident Bancorp, Inc. common stock. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $______ per share closing price of Provident Bancorp, Inc. common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least _____________ shares of New Provident common stock are sold in the offering (which is between the _____________ and the ____________ of the offering range), the initial value of the New Provident common stock you receive in the share exchange would be less than the market value of the Provident Bancorp, Inc. common stock you currently own. See “Risk Factors—The market value of New Provident common stock received in the share exchange may be less than the market value of Provident Bancorp, Inc. common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 13,225,000 shares of common stock of New Provident, representing the ownership interest of Provident Bancorp in Provident Bancorp, Inc. We are offering the shares of common stock to eligible depositors of The Provident Bank, to The Provident Bank’s tax qualified benefit plans, to our employees, officers, trustees, directors and corporators and to the public, including Provident Bancorp, Inc. stockholders, at a price of $10.00 per share. The conversion of Provident Bancorp and the offering and exchange of common stock by New Provident is referred to herein as the “conversion and offering.” After the conversion and offering are completed, The Provident Bank will be a wholly-owned subsidiary of New Provident, and 100% of the common stock of New Provident will be owned by public stockholders. As a result of the conversion and offering, Provident Bancorp, Inc. and Provident Bancorp will cease to exist.

Provident Bancorp, Inc.’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “PVBC,” and we expect New Provident’s shares of common stock will also trade on the Nasdaq Capital Market under the symbol “PVBC.”

The conversion and offering cannot be completed unless the stockholders of Provident Bancorp, Inc. approve the Plan of Conversion of Provident Bancorp, which may be referred to herein as the “plan of conversion.” Provident Bancorp, Inc. is holding a special meeting of stockholders at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts, on September 25, 2019, at 3:30 p.m., Eastern Time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Provident Bancorp, Inc. stockholders, including shares held by Provident Bancorp, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Provident Bancorp, Inc. stockholders other than Provident Bancorp. Provident Bancorp, Inc.’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of Provident Bancorp, Inc. and the prospectus for the shares of New Provident common stock to be issued in exchange for shares of Provident Bancorp, Inc. common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System and the Massachusetts Commissioner of Banks. This document does not serve as the prospectus relating to the offering by New Provident of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Stockholders of Provident Bancorp, Inc. are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 19 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, or the Depositors Insurance Fund.

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to EQ Proxy, at (833) 503-4125, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time, and Saturdays from 10:00 a.m. to 4:00 p.m., Eastern Time.

The date of this proxy statement/prospectus is [document date], and it is first being mailed to stockholders of Provident Bancorp, Inc. on or about ___________, 2019.

Provident Bancorp, Inc.

5 Market Street

Amesbury, Massachusetts 01913

(617) 567-1500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On September 25, 2019, Provident Bancorp, Inc. will hold a special meeting of stockholders at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts. The meeting will begin at 3:30 p.m., Eastern Time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion, whereby Provident Bancorp and Provident Bancorp, Inc., a Massachusetts corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion; and

Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The board of directors has fixed July 29, 2019, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Provident Bancorp, Inc. at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Provident Bancorp, Inc. by September 11, 2019.

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Kimberly Scholtz
Corporate Secretary

Amesbury, Massachusetts

[document date]

QUESTIONS AND ANSWERS
FOR STOCKHOLDERS OF PROVIDENT BANCORP, INC.
REGARDING THE PLAN OF CONVERSION

You should read this document for more information about the conversion. We have filed an application with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) with respect to the conversion and stock offering and with respect to New Provident becoming the holding company for The Provident Bank, and the approval of the Federal Reserve Board is required before we can consummate the conversion and stock offering. We have filed an application with respect to the conversion with the Massachusetts Commissioner of Banks, and the Massachusetts Commissioner of Banks has authorized us to commence the offering. However, the final approval of the Massachusetts of Banks is required before we can consummate the conversion and issue shares of common stock. Any approval by the Massachusetts Commissioner of Banks or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Provident Bancorp, Inc. stockholders as of July 29, 2019 are being asked to vote on the plan of conversion pursuant to which Provident Bancorp will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, New Provident, is offering its common stock to eligible depositors of The Provident Bank, to The Provident Bank’s tax qualified benefit plans, to stockholders of Provident Bancorp, Inc. as of July 29, 2019 and to the public. The shares offered represent Provident Bancorp’s current ownership interest in Provident Bancorp, Inc. Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation of New Provident (including the anti-takeover provisions and provisions limiting stockholder rights).

In addition, Provident Bancorp, Inc. stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Your vote is important. Without sufficient votes “FOR” adoption of the plan of conversion, we cannot implement the plan of conversion and the related stock offering.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	The primary reasons for the conversion and offering are to:

•	enhance our regulatory capital position;

•	transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure;

•	improve the liquidity of our shares of common stock;

•	facilitate our stock holding company’s ability to pay dividends to our public stockholders; and

•	facilitate future mergers and acquisitions.

As a fully converted stock holding company, we will have greater flexibility in structuring potential mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since Provident Bancorp is required to own a majority of Provident Bancorp, Inc.’s outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING PROVIDENT BANCORP, INC. SHARES?

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion — Share Exchange Ratio for Current Stockholders,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 1.9354 shares at the minimum and 2.6185 shares at the maximum of the offering range of New Provident common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Provident Bancorp, Inc. common stock, and the exchange ratio is 2.6185 (at the maximum of the offering range), after the conversion you will receive 261 shares of New Provident common stock and $8.50 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the offering.

If you own shares of Provident Bancorp, Inc. common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of Provident Bancorp, Inc. stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. A statement reflecting your ownership of shares of common stock of New Provident and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing Provident Bancorp, Inc. stock certificate(s). New Provident will not issue stock certificates. You should not submit a stock certificate until you receive a transmittal form.

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The shares will be based on a price of $10.00 per share because that is the price at which New Provident will sell shares in its stock offering. The amount of common stock New Provident will issue at $10.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of New Provident, assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of May 10, 2019, this market value was $219.5 million. Based on federal regulations, the market value forms the midpoint of a range with a minimum of $186.6 million and a maximum of $252.5 million. Based on this valuation and the valuation range, the number of shares of common stock of New Provident that existing public stockholders of Provident Bancorp, Inc. would receive in exchange for their shares of Provident Bancorp, Inc. common stock is expected to range from 8,886,143 to 12,022,429, with a midpoint of 10,454,286 (a value of approximately $88.9 million to $120.2 million, with a midpoint of $104.5 million, at $10.00 per share). The number of shares received by the existing public stockholders of Provident Bancorp, Inc. is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), after giving effect to certain assets held by Provident Bancorp. The independent appraisal is based in part on Provident Bancorp, Inc.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded bank holding companies and savings and loan holding companies that RP Financial, LC. considered comparable to Provident Bancorp, Inc.

Q.	Does the exchange ratio depend on the TRADING price of PROVIDENT BANCORP, INC. common stock?

A.	No, the exchange ratio will not be based on the market price of Provident Bancorp, Inc. common stock. Instead, the exchange ratio will be based on the appraised value of New Provident. The purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of Provident Bancorp, Inc., adjusted downward to reflect certain assets held by Provident Bancorp. Therefore, changes in the price of Provident Bancorp, Inc. common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at (978) 834-8505, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed bank holidays.

Eligible depositors of The Provident Bank have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein. In the event orders for New Provident common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratha and thereafter to cover orders of the general public.

Stockholders of Provident Bancorp, Inc. are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Provident Bancorp, Inc. common stock, may not exceed 9.9% of the total shares of common stock of New Provident to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 5:00 p.m., Eastern Time on September 10, 2019.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT THE PROVIDENT BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit, with continued additional insurance from the Depositors Insurance Fund. Loans and rights of borrowers will not be affected. Corporators will no longer have voting rights in Provident Bancorp as to matters currently requiring such vote. Provident Bancorp will cease to exist after the conversion and offering. Only stockholders of New Provident will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to EQ Proxy, at (833) 503-4125, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time, and Saturdays from 10:00 a.m. to 4:00 p.m., Eastern Time. Questions about the stock offering may be directed to our Stock Information Center at (978) 834-8505, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed on bank holidays.

SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion,” “Proposal 2 — Adjournment of the Special Meeting” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. Provident Bancorp, Inc. will hold its special meeting of stockholders at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts, on September 25, 2019, at 3:30 p.m., Eastern Time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion whereby: (a) Provident Bancorp and Provident Bancorp, Inc., a Massachusetts corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Provident Bancorp, Inc., a Maryland corporation (“New Provident”), will become the new stock holding company of The Provident Bank; (c) the outstanding shares of Provident Bancorp, Inc., other than those held by Provident Bancorp, will be converted into shares of common stock of New Provident; and (d) New Provident will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated offering or firm commitment underwritten offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion; and

Such other business that may properly come before the meeting.

Vote Required for Approval of Proposals by the Stockholders of Provident Bancorp, Inc.

Proposal 1: Approval of the Plan of Conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Provident Bancorp, Inc. stockholders, including shares held by Provident Bancorp, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Provident Bancorp, Inc. stockholders other than Provident Bancorp.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Provident Bancorp, Inc. stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Provident Bancorp, Inc. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Provident Bancorp, Inc. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by Provident Bancorp

Management anticipates that Provident Bancorp, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Provident Bancorp votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of July 29, 2019 the directors and executive officers of Provident Bancorp, Inc. beneficially owned 362,690 shares, or approximately 3.8% of the outstanding shares of Provident Bancorp, Inc. common stock, and Provident Bancorp owned 5,034,323 shares, or approximately 52.3% of the outstanding shares of Provident Bancorp, Inc. common stock.

Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion and “FOR” the adjournment of the special meeting, if necessary.

Our Business

Our business operations are conducted through our wholly-owned subsidiary, The Provident Bank. We have served the banking needs of our customers since 1828, making us the tenth oldest financial institution in the United States.

The Provident Bank is a Massachusetts-chartered stock savings bank that operates as a full-service commercial bank from its main office and two branch offices in the Northeastern Massachusetts area, three branch offices in Southeastern New Hampshire and one branch in located in Bedford, New Hampshire. We also have four loan production offices in Boston, Dedham and Hingham, Massachusetts and Portsmouth, New Hampshire. Our primary lending area for commercial real estate loans and a large portion of our commercial business loans encompasses Northeastern Massachusetts and Southern New Hampshire, with a focus on Essex County, Massachusetts, and Hillsborough and Rockingham Counties, New Hampshire. However, we offer our enterprise value loans nationwide, and our renewable energy loans primarily throughout New England and New York. A description of these loans is included in “—Business Strategy,” below.

Our primary deposit-gathering area is currently concentrated in Essex County, Massachusetts, Rockingham County, New Hampshire, and Hillsborough County, New Hampshire, although we also receive deposits from our business customers who are located nationwide. We attract deposits from the general public and from our business customers and use those funds to originate primarily commercial real estate and commercial business loans, and to invest in securities. In recent years, we have been successful in growing both deposits and loans. From December 31, 2014 to March 31, 2019, deposits have increased $238.6 million, or 44.5%, and net loans have increased $365.1 million, or 73.9%.

The Provident Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation and by the Depositors Insurance Fund for amounts in excess of the Federal Deposit Insurance Corporation insurance limits.

The Provident Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation.

The Provident Bank’s main banking offices are located at 5 Market Street, Amesbury, Massachusetts 01913, and its telephone number is (978) 834-8555. Our website address is www.theprovidentbank.com. Information on this website is not and should not be considered a part of this proxy statement/prospectus.

Plan of Conversion

The Boards of Directors of Provident Bancorp, Inc., Provident Bancorp, The Provident Bank and New Provident have adopted a plan of conversion pursuant to which The Provident Bank will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Provident Bancorp, Inc. will receive shares in New Provident in exchange for their shares of Provident Bancorp, Inc. common stock based on an exchange ratio. See “—The Exchange of Existing Shares of Old Provident Common Stock.” This conversion to a stock holding company structure also includes the offering by New Provident of shares of its common stock to eligible depositors of The Provident Bank and to the public, including Provident Bancorp, Inc. stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate public offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering, or through a firm commitment offering. Following the conversion and offering, Provident Bancorp and Provident Bancorp, Inc. will no longer exist, and New Provident will be the parent company of The Provident Bank.

The conversion and offering cannot be completed unless the stockholders of Provident Bancorp, Inc. approve the plan of conversion. Provident Bancorp, Inc.’s stockholders will vote on the plan of conversion at Provident Bancorp, Inc.’s special meeting. This document is the proxy statement used by Provident Bancorp, Inc.’s board of directors to solicit proxies for the special meeting. It is also the prospectus of New Provident regarding the shares of New Provident common stock to be issued to Provident Bancorp, Inc.’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by New Provident of its shares of common stock in the subscription offering and any community offering, syndicated community offering or firm commitment offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure

Since 2011 we have operated in a two-tier mutual holding company structure. Old Provident is a Massachusetts corporation that is our publicly-traded stock holding company and the parent company of The Provident Bank. At March 31, 2019, Old Provident had consolidated assets of $998.5 million, deposits of $775.3 million and stockholders’ equity of $128.3 million. Old Provident’s parent company is Provident Bancorp, a Massachusetts-chartered mutual holding company. At March 31, 2019, Old Provident had 9,621,822 shares of common stock outstanding, of which 4,587,499 shares, or 47.7%, were owned by the public (including 187,174 shares owned by The Provident Community Charitable Organization, Inc.), and the remaining 5,034,323 shares were held by Provident Bancorp.

Pursuant to the terms of the plan of conversion, we are now converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, Provident Bancorp and Old Provident will cease to exist, and New Provident will become the successor corporation to Old Provident. The shares of New Provident being offered in this offering represent the majority ownership interest in Old Provident currently held by Provident Bancorp. Public stockholders of Old Provident will receive shares of common stock of New Provident in exchange for their shares of Old Provident at an exchange ratio intended to preserve the same aggregate ownership interest in New Provident as they had in Old Provident, adjusted downward to reflect certain assets held by Provident Bancorp. Provident Bancorp’s shares of Old Provident will be cancelled. Shares of Old Provident currently owned by The Provident Community Charitable Organization, Inc. will be exchanged for shares of New Provident, but no additional shares will be contributed to the foundation in connection with the conversion and offering.

The following diagram shows our current organizational structure, reflecting ownership percentages as of March 31, 2019:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of New Provident held as follows:

Business Strategy

In recent years, we have transformed from a retail community bank to a full-service commercial bank. We have grown our balance sheet in large part by developing specialties in both lending and deposit services. As a result of our recent efforts, as of December 31, 2018 we were the second ranked commercial and industrial lending financial institution in the country, based on a total commercial loan portfolio, among financial institutions with less than $1 billion in assets. Our business lending, comprised of commercial loans, commercial real estate loans, multifamily loans and construction and land development loans, were $798.4 million, or 91.5% of our total loan portfolio at March 31, 2019 compared to $394.4 million, or 78.6% of our total loan portfolio at December 31, 2014. At March 31, 2019, commercial loans totaled $382.6 million, or 43.8% of our loan portfolio.

Our primary objective continues to be a premier business bank providing a full range of banking products and services to small and medium-sized commercial customers, located both within our regional markets and nationally. We seek to develop specialty lending and deposit services that will appeal to small and medium-sized commercial customers. We believe that the infrastructure we have created in recent years enables us to be more responsive and agile than most comparable commercial banks in responding to our customers and developing products and services to meet the financial needs in our markets and, increasingly, nationwide.

We have been effective in competing against both larger regional banks and smaller banks operating in our markets. We compete against the larger banks through our responsive and personalized service, providing our customers with quicker decision making, customized products where appropriate and access to our senior managers. Our larger capital base, highly experienced commercial bankers and a sophisticated product and service mix, including a suite of cash management services and technology solutions and support, enable us to compete effectively against smaller banks. Recent consolidation of financial institutions in and around our markets continues to create further opportunity for expansion in our markets.

To grow our franchise and enhance profitability, we intend to maintain our traditional business banking while continuing to focus on innovative lending and deposit products. To accomplish our goals, we are pursuing the following strategies:

•	Develop innovative and highly specialized commercial lending products while maintaining our traditional commercial lending activities. We have grown our loan portfolio by developing expertise for customers who typically have not been supported by larger financial institutions but whose business needs are usually too complex for smaller institutions. When entering a new lending line, we typically seek to manage risks and costs by limiting initial activity. We then decide whether it would be profitable and consistent with our risk tolerance levels to expand the activity, and continually calibrate and adjust our actions to maintain appropriate risk limitations.

To date, the principal examples of our specialized commercial lending are what we characterize as “enterprise value loans” and loans to developers of commercial-scale renewable energy facilities.

Our enterprise value loans, which we began originating in 2015, are fully amortizing term loans (up to seven years) that are made to entities that are in the process of purchasing existing businesses. We also provide working capital and equipment lines of credit. We generally limit these loans to a loan-to-value limitation of 50%, as verified by a quality of earnings review by a certified public accounting firm, and we generally require a maximum EBITDA (earnings before interest, tax, depreciation and amortization) of less than three times, as verified by a third-party business valuation. At March 31, 2019, enterprise value loans totaled $147.5 million, or 16.9% of our total loan portfolio, with total exposure of $182.5 million, consisting of 134 loans in 18 states. This compares to a balance of $61.8 million, or 8.2% of our total loan portfolio at December 31, 2017, an increase of 138.5%. The average loan balance was $1.1 million at March 31, 2019. Due to the relatively short amortization period of these loans, over time we expect more limited growth in our total portfolio of enterprise value loans even if we are successful in continuing to originate new enterprise value loans.

In 2015, we began originating loans to developers of commercial-scale renewable energy facilities. These loans are secured by the power purchase agreements and the underlying equipment, and the term of a loan is shorter than the life expectancy of both the power purchase agreement and the related equipment. At March 31, 2019, renewable energy loans totaled $54.0 million, or 6.2% of our loan portfolio, with total exposure of $64.4 million, consisting of 43 loans in five states (primarily New England and New York). This compares to a balance of $20.7 million, or 3.3% of our total loan portfolio at December 31, 2017, an increase of 160.9%. Of these loans, at March 31, 2019, $39.1 million, or 72.5%, were secured by solar arrays, while the remaining $14.9 million, or 27.5%, were secured by wind turbines. The average loan balance of our renewable energy loans was $1.3 million at March 31, 2019.

We intend to continue to develop other specialized commercial lending products, and we are currently developing international trade finance, asset-based lending and software as a service (SaaS) lending. Based upon initial experience, we may expand our investment in these opportunities or we may focus our resources on other opportunities.

Because of our success in growing our commercial loan portfolio, a large portion of this portfolio is unseasoned, meaning they were originated recently. Specifically, as of March 31, 2019, the average age of our commercial loan portfolio was 22 months, with a weighted average term of 8.25 years. In determining the average term, we excluded demand lines of credit with no maturity date (which totaled $39.7 million at March 31, 2019, or 10.4% of our total commercial loan portfolio at that date). Loans that have been originated recently have not been subjected to unfavorable economic conditions, and do not have a significant payment history pattern with which to judge future collectability. See “Risk Factors—Risks Related to Our Business— Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.”

•	Increase core deposits, especially low-cost demand deposits. We have grown our core deposits (which we define as all deposits except for certificates of deposit) through a variety of strategies, including investing in technology and our employees, as well as proactive interaction with our customers. Our investment in technology, described below, has enabled us to better serve commercial customers who demand faster processing times and simplified online interaction. For example, we provide deposit and cash management services for 1031 qualified intermediaries, digital currency customers, payroll providers and community association management companies. Funds we receive from digital currency customers are denominated in U.S. dollars; we do not have any digital assets or liabilities on our balance sheet and we do not take any digital currency exchange rate risk. We believe our specialized commercial activities have provided opportunities to generate business deposits from those customers, including from customers outside of our branch network, that may not be available to traditional community banks. For example, our growth in enterprise value lending has resulted in related deposits of $37.3 million as of March 31, 2019, including $12.9 million of non-interest bearing deposits. Furthermore, as a Massachusetts savings bank, we can provide full deposit insurance provided through a combination of Federal Deposit Insurance Corporation deposit insurance as well as the Depositors Insurance Fund (which insures deposits in excess of the Federal Deposit Insurance Corporation limits), which we believe gives us a competitive advantage for customers with larger deposit balances. We seek to limit risk through a robust Bank Secrecy Act (BSA) program, Know Your Customer policies and enhanced compliance procedures for non-traditional deposit customers.

•	Focus on technological improvement to grow our customer base. Competition in the banking industry continues to intensify, including increasing competition from non-traditional entities, such as financial technology, or “fintech,” companies. In response to these challenges, we have engaged in strategic initiatives with our core systems processor, a payment provider and a digital onboarding company in our efforts to enhance our technology platform and our user experience for online banking products and services. We are also exploring ways to partner with other fintech companies, who may want to offer their customers financial products without taking on full banking services themselves. Our strategic initiatives enable us to provide additional products and collaboration beyond those of a traditional financial institution, and strengthens our efforts to grow our deposit base. In addition, we do not merely provide our technology platform to our customers, but we also send our customer service representatives to our customers’ businesses to provide on-site training for using our products and services. We proactively identify gaps in our customer relationships and suggest to our customers ways for them to improve their utilization of our products and services, providing them with added convenience and cost savings while improving our profitability.

•	Manage credit risk to maintain a relatively low level of non-performing assets. Although we have entered into new lending lines in recent years, and have originated loans with larger balances and, in some cases, outside of our traditional markets, we continue to focus on strong asset quality as a key to long-term financial success. We have proactively established credit management systems to support our evolving operations. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined credit policies and procedures, appropriate loan underwriting criteria and active credit monitoring. We continually assess our lending lines, and we adjust our activity as needed, including by exiting underperforming segments. Our compensation and incentive systems are also aligned with our strategies to grow business loans and core deposits while maintaining asset quality. Our non-performing assets to total assets ratio was 1.01% at March 31, 2019. Among our specialized lending lines, at March 31, 2019, $1.4 million, or 0.9% of our enterprise value loans, were non-performing, and no renewable energy loans were non-performing.

•	Enhance operating efficiency through continual improvement. In recent years, we have successfully maintained our efforts to control operating expenses, and, as a result, our efficiency ratio improved to 61.5% for the year ended December 31, 2018 from 71.2% for the year ended December 31, 2014. We remain disciplined in evaluating the cost and expected benefit of all expansion opportunities. To further improve operating efficiency, in 2018 we initiated a “Lean” program to enhance employee engagement and training in order to standardize work and reduce employee burden, with a goal of improving both the customer and employee experience, and encouraging innovation, agility and adaptability. This has enhanced our established corporate culture that is based on personal accountability, high ethical standards and significant commitment to training and career development. Although we expect to incur additional regulatory expense as a result of growing assets above $1 billion, as well as additional costs related to anticipated stock benefit plans, we intend to continue our efforts to control our expenses.

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Enhance our regulatory capital position. A strong capital position is essential to achieving our long-term objectives of growing The Provident Bank and building stockholder value. Although The Provident Bank exceeds all regulatory capital requirements, the proceeds from the offering will further strengthen our capital position and enable us to support our planned growth and expansion through larger legal lending limits and reduced loan concentrations as a percentage of regulatory capital. Minimum regulatory capital requirements have also increased under recently adopted regulations. Compliance with these new requirements will be essential to the continued implementation of our business strategy.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•	Improve the liquidity of our shares of common stock. We expect that the larger number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market for New Provident common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current policy of the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” restricts the ability of mutual holding companies that are regulated as bank holding companies to waive dividends declared by their subsidiaries. Accordingly, in our current structure, because dividends paid by Old Provident would likely be required to be paid to Provident Bancorp along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Provident Bancorp were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or business lines as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger transactions. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of our stock for three years following completion of the conversion without regulatory approval.

See “Proposal 1 — Approval of the Plan of Conversion” for a more complete discussion of our reasons for conducting the conversion and offering.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion is approved by Old Provident stockholders holding at least two-thirds of the outstanding shares of common stock of Old Provident as of July 29, 2019, including shares held by Provident Bancorp;

•	The plan of conversion is approved by Old Provident stockholders holding at least a majority of the outstanding shares of common stock of Old Provident as of July 29, 2019, excluding shares held by Provident Bancorp;

•	We sell at least the minimum number of shares of common stock offered in the offering;

•	We receive approval from the Federal Reserve Board to complete the conversion and offering; and

•	We receive the approval of the Massachusetts Commissioner of Banks to complete the conversion and offering.

Provident Bancorp intends to vote its shares in favor of the plan of conversion. At July 29, 2019, Provident Bancorp owned 52.3% of the outstanding shares of common stock of Old Provident. The directors and executive officers of Old Provident and their affiliates owned 233,892 shares of Old Provident (excluding exercisable options), or 2.4% of the outstanding shares of common stock and 5.1% of the outstanding shares of common stock excluding shares held by Provident Bancorp. They intend to vote those shares in favor of the plan of conversion.

The Exchange of Existing Shares of Old Provident Common Stock

If you are a stockholder of Old Provident immediately prior to the completion of the conversion, your shares will be exchanged for shares of common stock of New Provident. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Old Provident common stock owned by public stockholders immediately prior to the completion of the conversion. The following table shows how the exchange ratio (rounded to four decimal places) will adjust, based on the appraised value of New Provident as of May 10, 2019, assuming public stockholders of Old Provident own 4,587,499 shares of Old Provident common stock and Provident Bancorp had net assets of $372,000 immediately prior to the completion of the conversion. The table also shows the number of shares of New Provident common stock a hypothetical owner of Old Provident common stock would receive in exchange for 100 shares of Old Provident common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of New Provident to be Issued for Shares of Old Provident		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)

Minimum	9,775,000	52.4%	8,878,601	47.6%	18,653,601	1.9354	$19.35	$22.02	193
Midpoint	11,500,000	52.4	10,445,413	47.6	21,945,413	2.2769	22.77	23.59	227
Maximum	13,225,000	52.4	12,012,225	47.6	25,237,225	2.6185	26.18	25.14	261

(1)	Represents the value of shares of New Provident common stock to be received in the conversion by a holder of one share of Old Provident, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of New Provident common stock will be issued to any public stockholder of Old Provident. For each fractional share that otherwise would be issued, New Provident will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Old Provident common stock also will convert into and become options to purchase shares of New Provident common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At March 31, 2019, there were 396,438 outstanding options to purchase shares of Old Provident common stock, 151,272 of which have vested. Such outstanding options will be converted into options to purchase 767,266 shares of common stock at the minimum of the offering range and 1,038,073 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 3.9% at the minimum of the offering range.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of New Provident for shares of Old Provident are based on an independent appraisal of the estimated market value of New Provident, assuming the offering has been completed. RP Financial, LC., our independent appraiser, has estimated that, as of May 10, 2019, this market value was $219.5 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $186.6 million and a maximum of $252.5 million. Based on this valuation range, the 52.3% ownership interest of Provident Bancorp in Old Provident as of March 31, 2019 being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by New Provident ranges from 9,775,000 shares to 13,225,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 1.9354 shares at the minimum of the offering range to 2.6185 shares at the maximum of the offering range, and will generally preserve the existing percentage ownership of public stockholders.

The appraisal is based in part on Old Provident’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded bank holding companies and savings and loan holding companies that RP Financial, LC. considers comparable to Old Provident. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets (1)
			(In millions)
ESSA Bancorp, Inc.	ESSA	Stroudsburg, PA	$1,836
Hingham Institution for Savings	HIFS	Hingham, MA	$2,497
HMN Financial, Inc.	HMNF	Rochester, MN	$723
PCSB Financial Corporation	PCSB	Yorktown Heights, NY	$1,524
Prudential Bancorp, Inc.	PBIP	Philadelphia, PA	$1,202
Severn Bancorp, Inc.	SVBI	Annapolis, MD	$974
Standard AVB Financial Corp.	STND	Monroeville, PA	$990
Waterstone Financial, Inc.	WSBF	Wauwatosa, WI	$1,929
Wellesley Bancorp, Inc.	WEBK	Wellesley, MA	$912
Western New England Bancorp, Inc.	WNEB	Westfield, MA	$2,116

(1)	Asset size for all companies is as of March 31, 2019, with the exception of Severn Bancorp, Inc., where asset size is as of December 31, 2018.

The following table presents a summary of selected pricing ratios for New Provident (on a pro forma basis) as of and for the twelve months ended March 31, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2019, with stock prices as of May 10, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 21.2% on a price-to-book value basis, a discount of 24.4% on a price-to-tangible book value basis, and a premium of 40.2% on a price-to-earnings basis.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New Provident (on a pro forma basis, assuming completion of the conversion)
Maximum	26.83	x	104.17%	104.17%
Midpoint	23.19	x	96.62%	96.62%
Minimum	19.59	x	87.87%	87.87%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	16.54	x	122.55%	122.55%
Medians	14.75	x	121.56%	121.56%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “Proposal 1—Approval of the Plan of Conversion—Stock Pricing and Number of Shares to be Issued.”

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the stock offering in The Provident Bank, fund the loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering at New Provident. Therefore, assuming we sell 11,500,000 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $112.5 million, we intend to invest $56.2 million in The Provident Bank, loan to our employee stock ownership plan $9.2 million to fund its purchase of shares of common stock, and retain the remaining $47.0 million of the net proceeds at New Provident, to be used as described below, subject to change as New Provident’s Board of Directors may determine from time to time.

New Provident may use the proceeds it retains for investment, to pay cash dividends, to repurchase shares of common stock, to acquire other financial institutions or financial services companies and for other general corporate purposes. The Provident Bank may use the proceeds it receives to support increased lending, enhance existing, or support the growth and development of, new products and services or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies and for other general corporate purposes. We do not currently have any agreements or understandings regarding any acquisition transactions.

Please see the section of this proxy statement/prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Our Dividend Policy

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. To date, Old Provident has not paid any dividends.

For information regarding our proposed dividend policy, see “Our Dividend Policy.”

Purchases and Ownership by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 288,050 shares of common stock in the offering, representing 2.9% of shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 989,994 shares of common stock (including stock options exercisable within 60 days of July 29, 2019), or 5.3% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New Provident.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all The Provident Bank employees, to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within 12 months following the completion of the conversion or more than 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would reserve a number of shares (i) up to 4% of the shares of common stock sold in the offering (reduced by amounts purchased by our 401(k) plan using its purchase priority in the stock offering) for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Benefit Plans—2016 Equity Incentive Plan.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased				Value of Grants (In Thousands) (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering	Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	782,000	1,058,000	8.0%	N/A (2)	$7,820	$10,580
Restricted stock awards	391,000	529,000	4.0	2.05%	3,910	5,290
Stock options	977,500	1,322,500	10.0	4.98%	2,786	3,769
Total	2,150,500	2,909,500	22.00%	6.83%	$14,516	$19,639

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.85 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 2.41%; and expected volatility of 13.89%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2016 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under our existing stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of March 31, 2019 regarding our employee stock ownership plan, our 2016 Equity Incentive Plan and our proposed stock-based benefit plan. The table below assumes that 25,237,225 shares are outstanding after the offering, which includes the sale of 13,225,000 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Old Provident using an exchange ratio of 2.6185. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2015 offering (1)		935,203	(2)	$9,352,030		3.71%
Shares to be purchased in this offering		1,058,000		10,580,000		4.19
Total employee stock ownership plan shares		1,993,203		$19,932,030		7.90%

Restricted Stock Awards:	Directors, Officers and Employees
2016 Equity Incentive Plan (1)		467,599	(3)	$ 3,237,565	(4)	1.85%
New shares of restricted stock		529,000		5,290,000	(4)	2.10
Total shares of restricted stock		996,599		$8,527,565		3.95%

Stock Options:	Directors, Officers and Employees
2016 Equity Incentive Plan (1)		1,169,003	(5)	$2,321,488		4.63%
New stock options		1,322,500		3,769,125	(6)	5.24
Total stock options		2,491,503		$6,090,613		9.87%

Total of stock benefit plans		5,481,305		$34,550,208		21.72%

(1)	The number of shares indicated has been adjusted for the 2.6185 exchange ratio at the maximum of the offering range.
(2)	As of March 31, 2019, 249,386 of these shares, or 95,240 shares prior to adjustment for the exchange, have been allocated to participants.
(3)	As of March 31, 2019, 417,816 of these shares, or 159,563 shares prior to adjustment for the exchange, have been awarded, and 161,012 of these shares, or 61,490 shares prior to adjustment for the exchange, have vested.
(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.
(5)	As of March 31, 2019, options to purchase 1,044,449 of these shares, or 398,873 shares prior to adjustment for the exchange, have been awarded, and options to purchase 396,106 of these shares, or 151,272 shares prior to adjustment for the exchange, have vested.
(6)	The weighted-average fair value of stock options to be granted has been estimated at $2.85 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, 10 years; expected volatility, 13.89%; and risk-free rate of return, 2.41%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Market for Common Stock

Existing publicly held shares of Old Provident’s common stock are listed on the Nasdaq Capital Market under the symbol “PVBC.” Upon completion of the conversion, the shares of common stock of New Provident will replace the existing shares, and we expect the shares of New Provident common stock will also trade on the Nasdaq Capital Market under the symbol “PVBC.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of July 29, 2019, Old Provident had approximately 25 registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Tax Consequences

Provident Bancorp, Old Provident, The Provident Bank and New Provident have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of Baker Newman & Noyes LLC regarding the material Massachusetts state tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Provident Bancorp, Old Provident, The Provident Bank, New Provident, persons eligible to subscribe in the subscription offering, or existing stockholders of Old Provident (except for cash paid for fractional shares). Existing stockholders of Old Provident who receive cash in lieu of fractional shares of New Provident will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Changes in Stockholders’ Rights for Existing Stockholders of Provident Bancorp, Inc.

As a result of the conversion, existing stockholders of Provident Bancorp, Inc. will become stockholders of New Provident. Some rights of stockholders of New Provident will be reduced compared to the rights stockholders currently have in Provident Bancorp, Inc. The reduction in stockholder rights results from differences between the Massachusetts articles of organization and bylaws and the Maryland articles of incorporation and bylaws, and from distinctions between Massachusetts and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Provident are not mandated by Maryland law but have been chosen by management as being in the best interests of New Provident and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of New Provident include greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors. See “Comparison of Stockholders’ Rights For Existing Stockholders of Provident Bancorp, Inc.” for a discussion of these differences.

Dissenters’ Rights

Stockholders of Provident Bancorp, Inc. do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning New Provident’s Common Stock

An investment in New Provident’s common stock is subject to a number of risks, including risks related to our business and this offering. Specific risks with respect to our business include those related to: our commercial lending activities and the unseasoned nature of our loan portfolio; new lines of business and products; our growth plans; competition; our allowance for loan losses; economic conditions; our providing services to customers in the digital currency industry; our developing international commercial financing as a new product line; the effects of our growth on excess deposit insurance; our government banking deposits; monetary and regulatory policies, changes in laws and regulations and compliance with laws and regulations; systems breaches and customer and employee fraud; risk management; our funding sources; our securities portfolio; our dependence on key personnel; our status as an emerging growth company; our existing equity incentive plan; changes in estimates and assumptions; the performance of the Federal Home Loan Bank of Boston; the discontinuation of the LIBOR index; environmental liability; and protracted government shutdowns.

Specific risks with respect to this offering and the exchange include those related to: the market value of the common stock received in the exchange; a potential decrease in stockholders rights for existing stockholders; the future trading price of our common stock; our use of the net proceeds; our return on equity following the stock offering; new stock-based benefit plans; anti-takeover factors; our selecting Maryland as the exclusive forum for certain legal matters; stock repurchase regulations; the irrevocability of your investment decision; and the potential adverse tax consequences related to subscription rights.

Before you vote on the conversion, you should read the “Risk Factors” section beginning on page 19 of this proxy statement/prospectus.

RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of New Provident common stock.

Risks Related to Our Business

Our emphasis on commercial business lending, commercial real estate, multi-family real estate, construction and land development involves risks that could adversely affect our financial condition and results of operations.

In recent years, we have shifted our loan originations to focus on commercial business loans, while continuing to originate commercial real estate, multi-family real estate, construction and land development loans. We expect this focus to continue as we discontinued one- to four-family residential real estate lending in 2014. As of March 31, 2019, our commercial loan portfolio, which includes commercial business, commercial real estate, multi-family real estate and construction and land development loans, has increased to $798.4 million, or 91.5% of total loans, at March 31, 2019 from $394.4 million, or 78.6% of total loans, at December 31, 2014. Our commercial business loan portfolio totaled $382.6 million at March 31, 2019, and included $147.5 million of enterprise value loans, or 16.9% of our total loan portfolio, and $54.0 million of renewable energy loans, or 6.2% of our total loan portfolio. As a result, our credit risk profile may be higher than traditional savings institutions that have higher concentrations of one- to four-family residential loans. These types of commercial lending activities, while potentially more profitable than one- to four-family residential lending, are generally more sensitive to regional and local economic conditions, making loss levels more difficult to predict. These loans also generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, any charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. Collateral evaluation and financial statement analysis in these types of loans also requires a more detailed analysis at the time of loan underwriting and on an ongoing basis.

Commercial business loans expose us to additional risks since they typically are made on the basis of the borrower’s ability to make repayments from the cash flows of the borrower’s business and are secured by non-real estate collateral that may depreciate over time, may be illiquid and may fluctuate in value based on the success of the business. We expect that our portfolio of commercial business loans will continue to increase as a percentage of our total loan portfolio.

The credit risk related to commercial real estate and multi-family real estate loans is considered to be greater than the risk related to one- to four-family residential or consumer loans because the repayment of commercial real estate loans and multi-family real estate loans typically is dependent on the successful operation of the borrower’s business or the income stream of the real estate securing the loan as collateral, both of which can be significantly affected by conditions in the real estate markets or in the economy. For example, if the cash flows from the borrower’s project is reduced as a result of leases not being obtained or renewed, the borrower’s ability to repay the loan may be impaired. In addition, some of our commercial real estate loans are not fully amortizing and contain large balloon payments upon maturity. These balloon payments may require the borrower to either sell or refinance the underlying property in order to make the balloon payment, which may increase the risk of default or non-payment.

Further, if we foreclose on a commercial real estate or multi-family real estate loan, our holding period for the collateral may be longer than for one- to four-family residential mortgage loans because there are fewer potential purchasers of the collateral, which can result in substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability.

Construction and land development lending involves additional risks when compared to one- to four-family residential real estate lending because funds are advanced upon the security of the project, which is of uncertain value prior to its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. This type of lending also typically involves higher loan principal amounts and is often concentrated with a small number of builders. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest.

A secondary market for most types of commercial business, commercial real estate, multi-family real estate, and construction and land development loans is not readily available, so we generally do not have an economically feasible opportunity to mitigate credit risk by selling part or all of our interest in these loans.

Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.

A large portion of our commercial loan portfolio is unseasoned, meaning they were originated recently. Our limited experience with these borrowers does not provide us with a significant payment history pattern with which to judge future collectability. Further, these loans have not been subjected to unfavorable economic conditions. As a result, it is difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

New lines of business or new products and services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products and services within existing lines of business. In addition, we will continue to make investments in research, development, and marketing for new products and services. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services we may invest significant time and resources. Initial timetables for the development and introduction of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. Furthermore, if customers do not perceive our new offerings as providing significant value, they may fail to accept our new products and services. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, the burden on management and our information technology of introducing any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, financial condition and results of operations.

Our business strategy includes the continuation of significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

We expect to continue to experience growth in the amount of our assets, the level of our deposits and the scale of our operations. Achieving our growth targets requires us to attract customers that currently bank at other financial institutions in our market, thereby increasing our share of the market. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, the competitive responses from other financial institutions in our market areas and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected.

Strong competition for banking services could hurt our profits and slow growth.

We face intense competition in making loans and attracting deposits. Price competition for loans and deposits sometimes results in us charging lower interest rates on our loans and paying higher interest rates on our deposits and may reduce our net interest income. Competition also makes it more difficult and costly to attract and retain qualified employees. Many of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. In addition, we face increasing competition for investors’ funds and banking services from other financial service companies such as fintech companies, brokerage firms, money market funds, mutual funds and other corporate and government securities. We may have difficulty entering into new lines of business or new markets that are already served by existing financial institutions or other entities. Conversely, our competitors often aggressively price loan and deposit products when they enter into new lines of business or new market areas. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. If we are not able to effectively compete, our results of operations may be negatively affected. The greater resources and broader offering of deposit and loan products of some of our competitors may also limit our ability to increase our interest-earning assets.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We maintain an allowance for loan losses, which is established through a provision for loan losses that represents management’s best estimate of probable losses within the existing loan portfolio. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio. Additionally, a problem with one or more loans could require us to significantly increase the level of our provision for loan losses. In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Material additions to the allowance would materially decrease our net income.

We may be required to increase our allowance for credit losses as a result of changes to an accounting standard.

In 2016, the Financial Accounting Standards Board (“FASB”) released a new standard for determining the amount of the allowance for credit losses. The new standard will be effective for us for reporting periods beginning January 1, 2020. The new credit loss model will be a significant change from the standard in place today, because it requires the allowance for loan losses to be calculated based on current expected credit losses (commonly referred to as the “CECL model”) rather than losses inherent in the portfolio as of a point in time. When adopted, the CECL model may increase our allowance for credit losses, which could materially affect our financial condition and results of operations. The extent of the increase and its impact to our financial condition is under evaluation, but will ultimately depend upon the nature and characteristics of our portfolio at the adoption date, and the macroeconomic conditions and forecasts at that date; therefore, the potential financial impact is currently unknown.

A worsening of economic conditions could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could have an adverse effect on our results of operations.

Our real estate lending, and a large portion of our commercial business lending, depends primarily on the general economic conditions in Northeastern Massachusetts and Southern New Hampshire. Certain types of our commercial business and some of our consumer loans are originated nationally and will be impacted by national or regional economic conditions. Economic conditions have a significant impact on the ability of the borrowers to repay loans and the value of the collateral securing these loans.

A deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, in turn reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans;

•	the value of our securities portfolio may decline; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Our profitability, like that of most financial institutions, depends to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.

If interest rates rise, and if rates on our deposits reprice upwards faster than the rates on our long-term loans and investments, we would experience compression of our interest rate spread, which would have a negative effect on our profitability. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase. Conversely, decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to redeploy such loan or securities proceeds into lower-yielding assets, which might also negatively impact our income.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. While we pursue an asset/liability strategy designed to mitigate our risk from changes in interest rates, changes in interest rates can still have a material adverse effect on our financial condition and results of operations. Changes in the level of interest rates also may negatively affect our ability to originate real estate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet or projected operating results.

Our strategy includes accepting deposits from businesses involved in the digital currency industry, the development and regulation of which is difficult to evaluate.

Our business strategy includes providing traditional banking and other services to customers in the digital currency industry, including digital currency exchanges and other industry participants. The digital currency industry includes a diverse set of businesses that use digital currencies for different purposes and provide services to others who use digital currencies. The businesses in which these customers engage involve digital currencies such as bitcoin, other technologies underlying digital currencies such as blockchain, and services associated with digital currencies and blockchain. At March 31, 2019, we had no deposits from digital currency industry participants.

Digital assets constitute a new and rapidly evolving industry, and the viability and future growth of the industry is subject to various uncertainties, including widespread adoption and use of digital currencies and the underlying technology, regulation of the industry, and price volatility, among other factors. Risks associated with the use of digital currency include its use, or perception of its use, to facilitate fraud, money laundering, tax evasion and ransomware scams; increased regulatory oversight of digital currencies and exchanges, and costs associated with such regulatory oversight; vulnerability to hacking, malware attacks and other cyber-security risks, which can lead to significant losses; price volatility; and consumer perception and demand. Due to such risks, the digital currency industry could suffer losses or slow development, which could adversely affect our digital currency customers. Slow or no growth in the development or acceptance of digital currency networks and blockchain technology may adversely affect our ability to continue to gather deposits from digital currency industry customers. Further, in the future, if digital currency customer deposits decline, we may be forced to rely more heavily on other, potentially more expensive and less stable funding sources.

Digital currency products have been, and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams. If any of our customers do so or are alleged to have done so, it could adversely affect us.

Digital currencies and the digital currency industry are relatively new and, in many cases, lightly regulated or largely unregulated. Some types of digital currency have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital currency transactions and encryption technology that anonymizes these transactions, which make digital currency particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion and ransomware scams. In the past, marketplaces that accepted digital currency payments for illegal activities have been investigated and closed by U.S. law enforcement authorities. Additionally, U.S. regulators have taken legal action against persons alleged to be engaged in fraudulent schemes involving digital currencies. In addition, the Federal Bureau of Investigation has noted the increasing use of digital currency in various ransomware scams.

Although we believe that our risk management and compliance framework, which includes thorough reviews we conduct as part of our due diligence process, is reasonably designed to detect any such illicit activities conducted by our potential or existing customers (or, in the case of digital currency exchanges, their customers), we cannot ensure that we will be able to detect any such illegal activity in all instances. Because the speed, irreversibility and anonymity of certain digital currency transactions make them more difficult to track, fraudulent transactions may be more likely to occur. If one of our customers (or in the case of digital currency exchanges, their customers) were to engage in or be accused of engaging in illegal activities using digital currency, we could be subject to regulatory investigation, fines, sanctions, and reputational damage, all of which would adversely affect our business, financial condition and results of operations. Further, we may experience a reduction in our deposits if such an incident were to cause significant losses to one of our customers.

We are currently developing international commercial financing as a new product line. Such activity involves additional risk compared to national lending activity.

We are currently developing international commercial financing as a new product line. We have focused our efforts on providing financing to foreign companies purchasing U.S. capital equipment and services, and working capital lines of credit to U.S. companies with foreign accounts receivable. As of March 31, 2019, we have originated $492,000 in international working capital lines of credit with total exposure of $2.1 million. As of that date, we have not yet originated a loan to a foreign company purchasing U.S. capital equipment and services, but we have had a number of ongoing discussions regarding originations, which could significantly grow the size of this portfolio. Given the probability of origination for many of these loans is individually low, it is difficult to predict growth in the portfolio, if any. Because of the guarantees associated with these loans, we may originate loans with individual principal balances that are significantly larger than the loans we currently originate. The businesses of international customers may be subject to risks that do not affect customers in our primary market area or in the United States generally, such as currency fluctuations, U.S. or foreign government intervention, economic and other conditions of the country in which the borrower is located or operates, increased risks of theft or fraud, and increased risks of natural disasters. Because we have not yet made any loans to a foreign company purchasing U.S. capital equipment and services, and we have originated limited international working capital lines of credit, it is difficult for us to evaluate the risk of loss associated with lending to international customers.

If we grow too large, we may lose the benefits of excess deposit insurance provided by the Depositors Insurance Fund.

As a Massachusetts savings bank, our deposits are insured in full beyond federal deposit insurance coverage limits by the Depositors Insurance Fund, a private excess deposit insurer created under Massachusetts law. We believe offering full deposit insurance gives us a competitive advantage for individual, corporate and municipal depositors having deposit balances in excess of Federal Deposit Insurance Corporation insurance limits.  However, the Depositors Insurance Fund may require member savings banks that pose greater than normal loss exposure risk to the Depositors Insurance Fund to take certain risk-mitigating measures or withdraw from the Depositors Insurance Fund and become a Massachusetts trust company by operation of law, subject to the Commissioner of Banks’ approval.  In such an event, we may be required to reduce our level of excess deposits, pay for the reinsurance of our excess deposits, make an additional capital contribution to the Depositors Insurance Fund, provide collateral or take other risk-mitigating measures that the Depositors Insurance Fund may require, which may include entering into reciprocal deposit programs with other financial institutions or reciprocal deposit services. Reducing our excess deposits by taking any of the above risk-mitigating measures, which allows deposits to run off, reduces our overall level of deposits and increases the extent to which we may need to rely in the future on other, more expensive or less stable sources for funding, including Federal Home Loan Bank advances, which would reduce net income. Shifting excess deposits into reciprocal deposit programs may result in higher funding costs, which also would reduce net income

If our government banking deposits were lost within a short period of time, this could negatively impact our liquidity and earnings.

As of March 31, 2019, we held $35.3 million of deposits from municipalities throughout Massachusetts and New Hampshire. These deposits may be more volatile than other deposits. If a significant amount of these deposits were withdrawn within a short period of time, it could have a negative impact on our short-term liquidity and have an adverse impact on our earnings.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the monetary and related policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.

The monetary and related policies of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond The Provident Bank’s control and the effects of such policies upon our business, financial condition and results of operations cannot be predicted.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

The Provident Bank is and New Provident will be subject to extensive regulation, supervision and examination by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of insurance funds and the depositors and borrowers of The Provident Bank rather than for holders of our common stock.

Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with the currently existing tax, accounting, securities, insurance, monetary laws, rules, standards, policies, and interpretations control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of our operations as could our interpretation of those changes.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. We also provide services to non-traditional deposit customers, such as digital currency customers, which require an enhanced Bank Secrecy Act program and enhanced Know Your Customer and compliance policies and procedures. We may become subject to additional regulatory scrutiny as a result of providing products and services to digital currency industry customers. Our primary banking regulators may be less familiar with the digital currency industry, or may consider the industry to involve greater risks than more established industries.

Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or establishing new branches. Although we have developed policies and procedures designed to assist in compliance with these laws and regulations, these policies and procedures may not be effective in preventing violations of these laws and regulations. We have not been subject to fines or other penalties, or suffered business or reputational harm with respect to potential money laundering activities or related laws and regulations, in the past.

We are subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties.

The Community Reinvestment Act (“CRA”), the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions.

The Provident Bank’s CRA compliance is currently evaluated under the Intermediate Small Bank CRA criteria.  However, given our anticipated growth and strategic focus, we will, in the future, need to prepare for the Large Bank CRA criteria or develop and apply for a CRA strategic plan.  In lieu of one of the primary evaluation methods, CRA regulations permit financial institutions to develop a strategic plan with the input of the community. Strategic plans, which must be approved by the financial institution’s banking regulators, allow banks to tailor their performance goals to the needs of their community by working directly with the community to develop the goals. Strategic plans, however, are very uncommon and, as noted above, would be subject to the approval of our banking regulators.

A successful regulatory challenge to an institution’s performance under the CRA or fair lending laws and regulations could result in a wide variety of sanctions, including the required payment of damages and civil money penalties, injunctive relief, imposition of restrictions on mergers and acquisitions activity and restrictions on expansion. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation. Such actions could have a material adverse effect on our business, financial condition and results of operations.

System failure or breaches of our network security could materially and adversely affect our business, as well as subject us to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure we and our third-party service providers use could be vulnerable to various problems, both foreseeable and unforeseeable. Our ability to provide reliable service to customers and other network participants, as well as our internal operations, depend on the efficient and uninterrupted operation of our computer network systems and data centers as well as those of our retail distributors, network acceptance members and third-party processors, including our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Our business involves the movement of large sums of money, processing large numbers of transactions and managing the data necessary to do both. Interruptions in our service may result for a number of reasons. For example, the data center hosting facilities that we use could be closed without adequate notice or suffer unanticipated problems resulting in lengthy interruptions in our service. Any damage or failure that causes an interruption in our operations could cause customers, retail distributors and other partners to become dissatisfied with our products and services or obligate us to issue credits or pay fines or other penalties to them, and could have a material adverse effect on our financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, continue to implement security technology and establish operational procedures designed to prevent such damage, our security measures may not be successful. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

Although we believe that we have not experienced a security breach or hack, it is possible that a significant amount of time and money may be spent to rectify the harm caused by a breach or hack. Our general liability insurance and business interruption insurance have limitations on coverage and may not be adequate to cover the losses or damages that we incur. Furthermore, cyber incidents carry a greater risk of injury to our reputation. Finally, depending on the type of incident, banking regulators can impose restrictions on our business and consumer laws may require customer reporting and/or reimbursement of customer loss.

Customer or employee fraud subjects us to additional operational risks.

Employee errors and employee and customer misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. Our loans to businesses and individuals and our deposit relationships and related transactions are also subject to exposure to the risk of loss due to fraud and other financial crimes. Misconduct by our employees could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of our customers or improper use of confidential information. It is not always possible to prevent employee errors and misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Employee errors could also subject us to financial claims for negligence. We have not experienced any material financial losses from employee errors, misconduct or fraud. However, if our internal controls fail to prevent or promptly detect an occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our financial condition and results of operations.

If our enterprise risk management framework is not effective at mitigating risk and loss to us, we could suffer unexpected losses and our results of operations could be materially adversely affected.

Our enterprise risk management framework seeks to achieve an appropriate balance between risk and return, which is critical to optimizing stockholder value. We have established processes and procedures intended to identify, measure, monitor, report and analyze the types of risk to which we are subject, including credit, liquidity, operational, regulatory compliance and reputational. However, as with any risk management framework, there are inherent limitations to our risk management strategies as there may exist, or develop in the future, risks that we have not appropriately anticipated or identified. If our risk management framework proves ineffective, we could suffer unexpected losses and our business and results of operations could be materially adversely affected.

Our continued development of innovative and highly specialized commercial lending products, which is central to our strategic plan, will require us to devote management time and financial resources to make corresponding refinements to our enterprise risk management framework. We may not be successful in designing or implementing adjustments to our enterprise risk management to address changes in one or more of our businesses.

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. These additional sources consist primarily of Federal Home Loan Bank advances, proceeds from the sale of loans, federal funds purchased and brokered certificates of deposit, including deposits obtained through the Certificate of Deposit Registry Service, also known as CDARS. As we continue to grow, we are likely to become more dependent on these sources. Adverse operating results or changes in industry conditions could lead to difficulty or an inability in accessing these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. Our business model may be more highly susceptible than comparably sized banks to fluctuations in our liquidity levels, due to cash needs of customers such as payroll providers, or a decrease in the number of smaller businesses that we service. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and results of operations would be adversely affected.

The level of our commercial real estate loan portfolio subjects us to additional regulatory scrutiny.

Regulators have promulgated guidance that provides that a financial institution that, like us, that is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors, (1) total reported loans for construction, land acquisition and development, and other land represent 100% or more of total capital, or (2) total reported loans secured by multi-family and non-owner occupied, non-farm, non-residential properties, loans for construction, land acquisition and development and other land, and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital. Based on these factors we have a concentration in loans of the type described in (2), above, which represent 161.5% of total bank capital as of March 31, 2019. The particular focus of the guidance is on exposure to commercial real estate loans that are dependent on the cash flows from the real estate held as collateral and that are likely to be at greater risk to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or as an abundance of caution). The purpose of the guidance is to assist banks in developing risk management practices and capital levels commensurate with the level and nature of real estate concentrations. The guidance states that management should employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing. Although we believe we have implemented policies and procedures with respect to our commercial real estate loan portfolio consistent with this guidance, our regulators could require us to implement additional policies and procedures that may result in additional costs to us, may result in a curtailment of our multi-family and commercial real estate lending and/or require that we maintain higher levels of regulatory capital, any of which would adversely affect our loan originations and results of operations.

We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

Effective January 1, 2015, we became subject to more stringent capital requirements as a result of the implementation of Basel Committee on Banking Supervision (“Basel III”) regulatory capital reforms and changes required by the Dodd-Frank Act. The application of more stringent capital requirements could, among other things, result in lower returns on equity, require the raising of additional capital, and/or result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares.

Changes in the valuation of our securities portfolio could hurt our profits and reduce our capital levels.

Our securities portfolio may be impacted by fluctuations in market value, potentially reducing accumulated other comprehensive income and/or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Management evaluates securities for other-than-temporary impairment on a quarterly basis, with more frequent evaluation for selected issues. In analyzing a debt issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, industry analysts’ reports and, to a lesser extent, spread differentials between the effective rates on instruments in the portfolio compared to risk-free rates. In analyzing an equity issuer’s financial condition, management considers industry analysts’ reports, financial performance and projected target prices of investment analysts within a one-year time frame. If this evaluation shows impairment to the actual or projected cash flows associated with one or more securities, a potential loss to earnings may occur. Changes in interest rates can also have an adverse effect on our financial condition, as our available-for-sale securities are reported at their estimated fair value, and therefore are impacted by fluctuations in interest rates. We increase or decrease our shareholders’ equity by the amount of change in the estimated fair value of the available-for-sale securities, net of taxes. Declines in market value could result in other-than-temporary impairments of these assets, which would lead to accounting charges that could have a material adverse effect on our net income and capital levels.

The Federal Reserve Board may require us to commit capital resources to support The Provident Bank.

Federal law requires that a holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve Board may require a holding company to make capital injections into a troubled subsidiary bank and may charge the holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore may be required to borrow the funds or raise capital. Any loans by a holding company to its subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the institution’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by New Provident to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations.

Legal and regulatory proceedings and related matters could adversely affect us or the financial services industry in general.

We, and other participants in the financial services industry upon whom we rely to operate, have been and may in the future become involved in legal and regulatory proceedings. Most of the proceedings we consider to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and other participants in the financial services industry or we may not prevail in any proceeding or litigation. There could be substantial cost and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.

Our success depends on hiring, retaining and motivating certain key personnel.

Our performance largely depends on the talents and efforts of highly skilled individuals. We rely on key personnel to manage and operate our business, including major revenue generating functions such as loan and deposit generation. The loss of key staff may adversely affect our ability to maintain and manage these functions effectively, which could negatively affect our revenues. In addition, loss of key personnel could result in increased recruiting and hiring expenses, which could cause a decrease in our net income. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) until December 31, 2020, which is the end of the fiscal year following the fifth anniversary of Old Provident’s sale of common stock in its 2015 initial stock offering. For as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As an emerging growth company, we are also not subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires that our independent auditors attest as to the effectiveness of our internal control over financial reporting. If some investors find our common stock less attractive as a result of any choices to reduce our disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Our 2016 Equity Incentive Plan has increased our expenses and reduced our income, and may dilute your ownership interests.

Our stockholders approved the Provident Bancorp Inc. 2016 Equity Incentive Plan, under which 178,575 shares of restricted stock may be issued and 446,440 shares of common stock may be issued pursuant to stock options that were granted. During the years ended December 31, 2018 and 2017, we recognized $928,000 and $926,000, respectively, in noninterest expense relating to this stock benefit plan, and we may recognize additional expenses in the future as additional grants are made.

We may fund the 2016 Equity Incentive Plan either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund this plan will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. Our intention is to fund the plan through open market purchases. However, stockholders would experience a reduction in ownership interest in the event newly issued shares of our common stock are used to fund stock issuances under the plan.

Managing reputational risk is important to attracting and maintaining customers, investors and employees.

Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, and questionable or fraudulent activities of our customers. We have policies and procedures in place to protect our reputation and promote ethical conduct, but these policies and procedures may not be fully effective. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our operating results.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing our periodic reports that we file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is required to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our valuation of our stock-based compensation plans, our determination of our income tax provision, and our evaluation of the adequacy of our allowance for loan losses.

Deterioration in the performance or financial position of the Federal Home Loan Bank of Boston might restrict the Federal Home Loan Bank of Boston’s ability to meet the funding needs of its members, cause a suspension of its dividend, and cause its stock to be determined to be impaired.

Significant components of The Provident Bank’s liquidity needs are met through its access to funding pursuant to its membership in the Federal Home Loan Bank of Boston. The Federal Home Loan Bank of Boston is a cooperative that provides services to its member banking institutions. The primary reason for joining the Federal Home Loan Bank of Boston is to obtain funding. The purchase of stock in the Federal Home Loan Bank of Boston is a requirement for a member to gain access to funding. Any deterioration in the Federal Home Loan Bank of Boston’s performance or financial condition may affect our ability to access funding and/or require us to deem the required investment in Federal Home Loan Bank of Boston stock to be impaired. If we are not able to access funding, we may not be able to meet our liquidity needs, which could have an adverse effect on the results of operations or financial condition. Similarly, if we deem all or part of our investment in Federal Home Loan Bank of Boston stock impaired, such action could have a material adverse effect on our results of operations or financial condition.

We may be required to transition from the use of the LIBOR interest rate index in the future.

We have certain loans and investment securities indexed to LIBOR to calculate the loan interest rate. The continued availability of the LIBOR index is not guaranteed after 2021. We cannot predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted. At this time, no consensus exists as to what rate or rates may become acceptable alternatives to LIBOR (with the exception of overnight repurchase agreements, which are expected to be based on the Secured Overnight Financing Rate, or SOFR). The language in our LIBOR-based contracts and financial instruments has developed over time and may have various events that trigger when a successor rate to the designated rate would be selected. If a trigger is satisfied, contracts and financial instruments may give the calculation agent discretion over the substitute index or indices for the calculation of interest rates to be selected. The implementation of a substitute index or indices for the calculation of interest rates under our loan agreements with our borrowers may result in our incurring significant expenses in effecting the transition, may result in reduced loan balances if borrowers do not accept the substitute index or indices, and may result in disputes or litigation with customers over the appropriateness or comparability to LIBOR of the substitute index or indices, which could have an adverse effect on our results of operations.

We are subject to environmental liability risk associated with lending activities

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If so, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Although we have policies and procedures to perform an environmental review before initiating any foreclosure action on nonresidential real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

A protracted government shutdown could negatively affect our financial condition and results of operations.

A protracted federal government shutdown result in reduced income for government employees or employees of companies that engage in business with the federal government, which could result in greater loan delinquencies, increases in our nonperforming, criticized and classified assets and a decline in demand for our products and services.

Risks Related to the Offering and the Exchange

The market value of New Provident common stock received in the share exchange may be less than the market value of Old Provident common stock exchanged.

The number of shares of New Provident common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Provident Bancorp, Inc. common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of New Provident common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of Provident Bancorp, Inc. common stock will own the same percentage of New Provident common stock after the conversion and offering as they owned of Provident Bancorp, Inc. common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), adjusted downward to reflect certain assets held by Provident Bancorp. The exchange ratio will not depend on the market price of Provident Bancorp, Inc. common stock.

The exchange ratio ranges from 1.9354 shares at the minimum and 2.6185 shares at the maximum of the offering range of New Provident common stock per share of Provident Bancorp, Inc. common stock. Shares of New Provident common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Provident Bancorp, Inc. common stock at the time of the exchange, the initial market value of the New Provident common stock that you receive in the share exchange could be less than the market value of the Provident Bancorp, Inc. common stock that you currently own. Based on the most recent closing price of Provident Bancorp, Inc. common stock prior to the date of this proxy statement/prospectus, which was $_________, unless at least ______________ shares of New Provident common stock are sold in the offering (which is between the ____________ and the ______________ of the offering range), the initial value of the New Provident common stock you receive in the share exchange would be less than the market value of the Provident Bancorp, Inc. common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of Old Provident.

As a result of the conversion, existing stockholders of Old Provident will become stockholders of New Provident. In addition to the provisions discussed above that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of New Provident will be reduced compared to the rights stockholders currently have in Old Provident. The reduction in stockholder rights results from differences between the Massachusetts and Maryland chartering documents and bylaws, and from differences between Massachusetts and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Provident are not mandated by Maryland law but have been chosen by management as being in the best interests of New Provident and its stockholders. The articles of incorporation and bylaws of New Provident include greater lead time required for stockholders to submit proposals for new business or to nominate directors. See “Comparison of Stockholders’ Rights For Existing Stockholders of Provident Bancorp, Inc.” for a discussion of these differences.

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of New Provident and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $39.9 million and $54.2 million of the net proceeds of the offering in The Provident Bank. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including, subject to regulatory limitations, the repurchase shares of common stock and the payment of dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. The Provident Bank may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility and broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation or the Federal Reserve Board. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds. Our failure to utilize these funds effectively would reduce our profitability and may adversely affect the value of our common stock. Furthermore, we may utilize the funds in a manner that stockholders disagree with.

Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the stock offering. Our return on equity will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Our annualized return on average equity was 6.75% for the three months ended March 31, 2019, with consolidated equity of $128.3 million at March 31, 2019. Our pro forma consolidated equity as of March 31, 2019, assuming completion of the offering, is estimated to be between $212.3 million at the minimum of the offering range and $242.3 million at the maximum of the offering range. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. In the event we adopt stock-based benefit plans within 12 months following the conversion, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than 12 months after the completion of the conversion, our costs would increase further.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering and for our new stock-based benefit plans has been estimated to be approximately $2.5 million ($1.9 million after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. Although our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 6.83% dilution in ownership interest at the maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 10% and 4%, respectively, of the shares sold in the offering. In the event we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our existing and proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our Board of Directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of New Provident without our Board of Directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board before acquiring control of a bank holding company. Acquisition of 10% or more of any class of voting stock of a bank holding company, including shares of our common stock or shares of our preferred stock were those shares to become entitled to vote upon the election of two directors because of missed dividends, creates a rebuttable presumption that the acquirer “controls” the bank holding company. Also, a bank holding company must obtain the prior approval of the Federal Reserve Board before, among other things, acquiring direct or indirect ownership or control of more than 5% of any class of voting shares of any bank, including The Provident Bank.

There also are provisions in our articles of incorporation that may be used to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of the shares of common stock outstanding. Furthermore, shares of restricted stock and stock options that we have granted or may grant to employees and directors, stock ownership by our management and directors, employment agreements that we have entered into with our executive officers and other factors may make it more difficult for companies or persons to acquire control of New Provident without the consent of our Board of Directors. Taken as a whole, these statutory provisions and provisions in our articles of incorporation could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on Acquisition of New Provident,” “Management—Employment Agreements” and “—Benefits to be Considered Following Completion of the Conversion.”

New Provident’s articles of incorporation provide that state and federal courts located in the State of Maryland will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

New Provident’s articles of incorporation generally provide that, unless we consent in writing to the selection of an alternative forum, Maryland is the sole and exclusive forum for any derivative action or proceeding brought on behalf of New Provident, any action asserting a claim of breach of a fiduciary duty, any action asserting a claim arising pursuant to any provision of Maryland corporate law, or any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our articles of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations restrict us from repurchasing our shares of common stock during the first year following the stock offering unless extraordinary circumstances exist, and limit us from repurchasing our shares of common stock during the first three years following the stock offering. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock during the first year following the stock offering and limitations on our ability to repurchase our shares of common stock during the first three years following the stock offering may negatively affect our stock price.

You may not revoke your decision to purchase New Provident common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated or firm commitment underwritten offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond October 25, 2019, or the number of shares to be sold in the offering is increased to more than 13,225,000 shares or decreased to fewer than 9,775,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors of The Provident Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Provident Bancorp, Inc. of proxies to be voted at the special meeting of stockholders to be held at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts, on September 25, 2019, at 3:30 p.m., Eastern Time, and any adjournment or postponement thereof.

The purpose of the special meeting is to consider and vote upon the Plan of Conversion of Provident Bancorp (referred to herein as the “plan of conversion”).

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal.

Voting in favor of or against the plan of conversion includes a vote for or against the conversion of Provident Bancorp to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or deposit insurance of any deposits at The Provident Bank.

Who Can Vote at the Meeting

You are entitled to vote your Provident Bancorp, Inc. common stock if our records show that you held your shares as of the close of business on July 29, 2019. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on July 29, 2019, there were 9,621,822 shares of Provident Bancorp, Inc. common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on July 29, 2019, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Provident Bancorp, Inc. common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Provident Bancorp, Inc. entitled to be cast at the special meeting, including shares held by Provident Bancorp, and (ii) a majority of the outstanding shares of common stock of Provident Bancorp, Inc. entitled to be cast at the special meeting, other than shares held by Provident Bancorp.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Provident Bancorp, Inc. stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Provident Bancorp, Inc. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by Provident Bancorp and Our Officers and Directors

As of July 29, 2019, Provident Bancorp beneficially owned 5,034,323 shares of Provident Bancorp, Inc. common stock. This equals approximately 52.3% of our outstanding shares. We expect that Provident Bancorp will vote all of its shares in favor of Proposal 1—Approval of the Plan of Conversion and Proposal 2—Approval of the adjournment of the special meeting.

As of July 29, 2019, our officers and directors beneficially owned 362,690 shares of Provident Bancorp, Inc. common stock. This equals 3.8% of our outstanding shares and 7.9% of shares held by persons other than Provident Bancorp.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Provident Bancorp, Inc. common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Provident Bancorp, Inc. common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and “FOR” approval of the adjournment of the special meeting, if necessary.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

If your Provident Bancorp, Inc. common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Provident Bancorp, Inc. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Provident Bancorp, Inc. will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, EQ Proxy, our proxy solicitor, and directors, officers or employees of Provident Bancorp, Inc. and The Provident Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay EQ Proxy $6,500 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan and 401(k) Plan

If you participate in The Provident Bank Employee Stock Ownership Plan or if you hold Provident Bancorp, Inc. common stock through The Provident Bank 401(k) Plan, you will receive vote authorization form(s) that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Provident Bancorp, Inc. common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions is September 18, 2019.

Although not required by the terms of the 401(k) Plan, The Provident Bank is providing a participant the opportunity to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Provident Bancorp, Inc. Stock Fund. All shares held in the 401(k) Plan will be voted by the trustee in the manner in which the majority of the shares credited to participants are voted. The deadline for returning your voting instructions is September 18, 2019.

The board of directors recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including the adoption of the plan of conversion, and promptly return it in the enclosed envelope. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION

The board of directors of Provident Bancorp, Inc. and the board of trustees of Provident Bancorp have approved the Plan of Conversion of Provident Bancorp, referred to herein as the “plan of conversion.” The plan of conversion has also been approved by the corporators of Provident Bancorp, and must be approved by the stockholders of Old Provident. A special meeting of stockholders has been called for this purpose. We have filed an application with the Federal Reserve Board with respect to the conversion and stock offering and with respect to New Provident becoming the holding company for The Provident Bank, and the approval of the Federal Reserve Board is required before we can consummate the conversion and stock offering. We have filed an application with respect to the conversion with the Massachusetts Commissioner of Banks, and the Massachusetts Commissioner of Banks has authorized us to commence the offering. However, the final approval of the Massachusetts of Banks is required before we can consummate the conversion and issue shares of common stock. Any approval by the Massachusetts Commissioner of Banks or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, The Provident Bank is a wholly-owned subsidiary of Provident Bancorp, Inc. and Provident Bancorp owns approximately 52.3% of Provident Bancorp, Inc.’s common stock. The remaining 47.7% of Provident Bancorp, Inc.’s common stock is owned by public stockholders. As a result of the conversion, a newly formed company, New Provident, will become the holding company of The Provident Bank. Each share of Provident Bancorp, Inc. common stock owned by the public will be exchanged for between 1.9354 shares at the minimum and 2.6185 shares at the maximum of the offering range of New Provident common stock, so that Provident Bancorp, Inc.’s existing public stockholders will own the same percentage of New Provident common stock as they owned of Provident Bancorp, Inc.’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), after giving effect to certain assets held by Provident Bancorp. The actual number of shares that you will receive will depend on the percentage of Provident Bancorp, Inc. common stock held by the public immediately prior to the completion of the conversion, the final independent appraisal of New Provident and the number of shares of New Provident common stock sold in the offering described in the following paragraph. It will not depend on the market price of Provident Bancorp, Inc. common stock.

Concurrently with the exchange offer, New Provident is offering up to 13,225,000 shares of common stock for sale, representing the ownership interest of Provident Bancorp in Provident Bancorp, Inc., to eligible depositors and to the public at a price of $10.00 per share. After the conversion and offering are completed, The Provident Bank will be a wholly-owned subsidiary of New Provident, and 100% of the common stock of New Provident will be owned by public stockholders. As a result of the conversion and offering, Provident Bancorp, Inc. and Provident Bancorp will cease to exist.

New Provident intends to contribute between $47.7 million and $64.8 million of the net proceeds to The Provident Bank and to retain between $39.9 million and $54.2 million of the net proceeds. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	To depositors with accounts at The Provident Bank with aggregate balances of at least $50 at the close of business on May 31, 2018.

(ii)	To our tax-qualified employee benefit plans (including The Provident Bank’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering; and

(iii)	To employees, officers, directors, trustees and corporators of The Provident Bank or Provident Bancorp.

Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham. The community offering is expected to begin concurrently with the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated or firm commitment underwritten offering. Sandler O’Neill & Partners, L.P. will act as sole book-running manager for the syndicated or firm commitment underwritten offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated or firm commitment underwritten offering. Any determination to accept or reject stock orders in the community offering or syndicated or firm commitment underwritten offering will be based on the facts and circumstances available to management at the time of the determination.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New Provident. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion is available for inspection at each branch office of The Provident Bank and at the Federal Reserve Bank of Boston and the Massachusetts Division of Banks. The plan of conversion is also filed an exhibit to Provident Bancorp’s applications to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Board of Governors of the Federal Reserve System and inspected at the Massachusetts Division of Banks. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”

The board of directors recommends that you vote “FOR” the Plan of Conversion of Provident Bancorp.

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: (1) enhance our regulatory capital position; (2) transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; (3) improve the liquidity of our shares of common stock; (4) facilitate our stock holding company’s ability to pay dividends to our public stockholders; and (5) facilitate future mergers and acquisitions.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the corporators of Provident Bancorp, including a majority of the “independent” corporators, is required to approve the plan of conversion. By their approval of the plan of conversion, the corporators of Provident Bancorp also approved the merger of Provident Bancorp into Old Provident. These approvals were received at a special meeting of corporators held on July 25, 2019. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Old Provident and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Old Provident held by the public stockholders of Old Provident (stockholders other than Provident Bancorp) also are required to approve the plan of conversion.

We have filed an application with respect to the conversion with the Federal Reserve Board, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. We have filed an application with respect to the conversion with the Massachusetts Commissioner of Banks, and the Massachusetts Commissioner of Banks has authorized us to commence the offering. However, the final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and issue shares of common stock.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Old Provident common stock will be converted automatically into the right to receive a number of shares of New Provident common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New Provident after the conversion as they held in Old Provident immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, adjusted downward to reflect certain assets held by Provident Bancorp. The exchange ratio will not depend on the market value of Old Provident common stock. The exchange ratio will be based on the percentage of Old Provident common stock held by the public, the independent valuation of New Provident prepared by RP Financial, LC., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.9354 shares for each publicly held share of Old Provident at the minimum of the offering range to 2.6185 shares for each publicly held share of Old Provident at the maximum of the offering range.

The following table shows how the exchange ratio (rounded to four decimal places) will adjust, based on the appraised value of New Provident as of May 10, 2019, assuming public stockholders of Old Provident own 4,587,499 shares of Old Provident common stock and Provident Bancorp has net assets of $372,000 immediately prior to the completion of the conversion. The table also shows how many shares of New Provident a hypothetical owner of Old Provident common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New Provident to be Issued for Shares of Old Provident		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)

Minimum	9,775,000	52.4%	8,878,601	47.6%	18,653,601	1.9354	$19.35	$22.02	193
Midpoint	11,500,000	52.4	10,445,413	47.6	21,945,413	2.2769	22.77	23.59	227
Maximum	13,225,000	52.4	12,012,225	47.6	25,237,225	2.6185	26.18	25.14	261

(1)	Represents the value of shares of New Provident common stock to be received in the conversion by a holder of one share of Old Provident, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. Old Provident’s existing tangible book value per share would be $13.32, $13.30 and $13.30 at the minimum, midpoint and maximum of the offering range, respectively.
(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Old Provident common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New Provident common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion

Continuity. The conversion will not affect the normal business of The Provident Bank of accepting deposits and making loans. The Provident Bank will continue to be a Massachusetts-chartered savings bank and will continue to be regulated by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. After the conversion, The Provident Bank will continue to offer existing services to depositors, borrowers and other customers. The directors of Old Provident serving at the time of the conversion will be the directors of New Provident upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of The Provident Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion, and each such account will continue to be insured in full for amounts in excess of Federal Deposit Insurance Corporation limits by the excess insurer of savings bank deposits, the Depositors Insurance Fund. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from The Provident Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Provident Bancorp, Old Provident, the public stockholders of Old Provident (except for cash paid for fractional shares), Eligible Account Holders, employees, officers, trustees, directors and corporators, or The Provident Bank. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in The Provident Bank has both a deposit account in The Provident Bank and a pro rata ownership interest in the net worth of Provident Bancorp based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Provident Bancorp and The Provident Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account obtains a pro rata ownership interest in Provident Bancorp without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Provident Bancorp, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Provident Bancorp and The Provident Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Provident Bancorp after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders will receive an interest in liquidation accounts maintained by New Provident and The Provident Bank in an aggregate amount equal to (i) Provident Bancorp’s ownership interest in Old Provident’s total stockholders’ equity as of the date of the latest statement of financial condition included in the prospectus plus (ii) the value of the net assets of Provident Bancorp as of the date of the latest statement of financial condition of Provident Bancorp prior to the consummation of the conversion (excluding its ownership of Old Provident). New Provident and The Provident Bank will hold the liquidation accounts for the benefit of Eligible Account Holders who continue to maintain deposits in The Provident Bank after the conversion. The liquidation accounts are designed to provide payments to depositors of their liquidation interests, if any, in the end of a liquidation of (a) New Provident and The Provident Bank or (b) The Provident Bank. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing a preliminary valuation and the initial valuation, RP Financial, LC. will receive a fee of $105,000, as well as payment for reimbursable expenses and an additional $15,000 for each updated valuation prepared. We have paid RP Financial, LC. no other fees during the previous three years. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in the prospectus, including the consolidated financial statements of Old Provident. RP Financial, LC. also considered the following factors, among others:

•	the present results and financial condition of Old Provident and the projected results and financial condition of New Provident;

•	the economic and demographic conditions in Old Provident’s existing market area;

•	certain historical, financial and other information relating to Old Provident;

•	a comparative evaluation of the operating and financial characteristics of Old Provident with those of other publicly traded savings institutions;

•	the effect of the conversion and offering on New Provident’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of New Provident; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial, LC. considered comparable to New Provident under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for New Provident also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial, LC. limited the peer group companies to the following three selection criteria: (1) New England institutions with assets between $700 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.25% and positive reported and core earnings; (2) Mid-Atlantic institutions with assets between $700 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.25% and positive reported and core earnings; and (3) Midwest institutions with assets between $700 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.25% and positive reported and core earnings.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC. did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of New Provident with the peer group. RP Financial, LC. made slight upward adjustments for financial condition, asset growth and primary market area, and made no adjustments for profitability, growth and viability of earnings, dividends, liquidity of the shares, marketing of the issue, management and effects of government regulations and regulatory reform.

The slight upward adjustment for financial condition was due to New Provident’s higher yield on interest-earning assets and stronger pro forma capital position as a percent of assets. The slight upward adjustment for asset growth was due to New Provident’s stronger historical asset growth that was supported by stronger loan growth relative to the peer group. The slight upward adjustment for primary market area reflected Essex County’s relatively strong population growth rate and relatively low unemployment rate compared to the peer group’s primary market area counties.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of New Provident after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.63% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of May 10, 2019, the estimated pro forma market value of New Provident was $219.5 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $186.6 million and a maximum of $252.5 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Old Provident common stock owned by Provident Bancorp. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Old Provident common stock owned by Provident Bancorp and the $10.00 price per share, the minimum of the offering range is 9,775,000 shares, the midpoint of the offering range is 11,500,000 shares and the maximum of the offering range is 13,225,000 shares.

The Board of Directors of New Provident reviewed the independent valuation and, in particular, considered the following:

•	Old Provident’s financial condition and results of operations;

•	a comparison of financial performance ratios of Old Provident to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Old Provident common stock.

All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks, if required, as a result of subsequent developments in the financial condition of Old Provident or The Provident Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of New Provident to less than $186.6 million or more than $252.5 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New Provident’s registration statement.

The following table presents a summary of selected pricing ratios for New Provident (on a pro forma basis) as of and for the twelve months ended March 31, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2019, with stock prices as of May 10, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 21.2% on a price-to-book value basis, a discount of 24.4% on a price-to-tangible book value basis and a premium of 40.2% on a price-to-earnings basis. Our Board of Directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old Provident’s common stock. The closing price of the common stock was $23.35 per share on May 10, 2019, the effective date of the appraisal, and $23.60 per share on June 4, 2019, the last trading day immediately preceding the announcement of the conversion.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New Provident (on a pro forma basis, assuming completion of the conversion)
Maximum	26.83	x	104.17%	104.17%
Midpoint	23.19	x	96.62%	96.62%
Minimum	19.59	x	87.87%	87.87%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	16.54	x	122.55%	122.55%
Medians	14.75	x	121.56%	121.56%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core,” or recurring, earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers The Provident Bank as a going concern and should not be considered as an indication of the liquidation value of The Provident Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $252.5 million and a corresponding increase in the offering range to more than 13,225,000 shares, or a decrease in the minimum of the valuation range to less than $186.6 million and a corresponding decrease in the offering range to fewer than 9,775,000 shares, then we will promptly return with interest at 0.15% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Massachusetts Commissioner of Banks and the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Massachusetts Commissioner of Banks and the Federal Reserve Board in order to complete the offering. In the event that we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond June 5, 2021, which is two years after the special meeting of trustees to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New Provident’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New Provident’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of The Provident Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on May 31, 2018 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $500,000 (50,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in the same proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on May 31, 2018. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors, trustees, corporators or officers, or who are associates of such persons, will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding May 31, 2018.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including The Provident Bank’s employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum purchase limitations.

Priority 3: Employees, Officers, Directors, Trustees and Corporators. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and tax-qualified plans, each employee, officer, director, trustee and corporator of The Provident Bank or Provident Bancorp at the time of the offering who is not eligible in the first priority category will receive, without payment therefor, subject to the overall purchase limitations, non-transferable subscription rights to purchase up to $500,000 (50,000 shares) of common stock; provided, however, that the aggregate number of shares of common stock that may be purchased by employees, officers, directors, trustees and corporators in the conversion shall be limited to 25% of the total number of shares of common stock sold in the offering (including shares purchased by employees, officers, directors, trustees and corporators under this priority and under the preceding priority categories, but not including shares purchased by the employee stock ownership plan). In the event that persons in this category subscribe for more shares of stock than are available for purchase by them, shares will be allocated among such subscribing persons on an equitable basis, such as by giving weight to the period of service, compensation, position of the individual subscriber and the amount of the order.

Expiration Date. The subscription offering will expire at 5:00 p.m., Eastern Time, on September 10, 2019, unless extended by us for up to 45 days or such additional periods with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 9,775,000 shares have not been sold in the offering by October 25, 2019 and the Massachusetts Commissioner of Banks has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.15% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If an extension beyond October 25, 2019 is granted by the Massachusetts Commissioner of Banks, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.” The offering will also comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans and employees, officers, directors, trustees and corporators, we will offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:

(i)	Natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham; and

(ii)	Other members of the general public.

Subscribers in the community offering may purchase up to $500,000 (50,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Massachusetts cities and towns of Amesbury, Newburyport and Salisbury, and the New Hampshire cities and towns of Bedford, Exeter, Greenland, Hampton, Hampton Falls, Manchester, Newcastle, Newington, North Hampton, Portsmouth, Rye, Seabrook and Stratham, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in the prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if necessary. New Provident may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond October 25, 2019, in which event we will resolicit purchasers.

Syndicated or Firm Commitment Underwritten Offering

If feasible, our Board of Directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated or firm commitment underwritten offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated or firm commitment underwritten offering is held, Sandler O’Neill & Partners, L.P. will serve as sole book-running manager.  In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5.5% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to New Provident for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at The Provident Bank or wire transfers). See “—Procedure for Purchasing Shares in Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

In the event of a firm commitment underwritten offering, the proposed underwriting agreement will not be entered into with Sandler O’Neill & Partners, L.P. and New Provident, The Provident Bank, Old Provident and Provident Bancorp until immediately prior to the completion of the firm commitment underwritten offering. At that time, Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the firm commitment underwritten offering will represent that they have received sufficient indications of interest to complete the offering. Pursuant to the terms of the underwriting agreement, and subject to certain customary provisions and conditions to closing, upon execution of the underwriting agreement, Sandler O’Neill & Partners, L.P. and any other underwriters will be obligated to purchase all the shares subject to the firm commitment underwritten offering.

A syndicated or firm commitment underwritten offering must terminate no more than 45 days following the subscription offering, unless extended with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if necessary.

If for any reason we cannot effect a syndicated or firm commitment underwritten offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares.  The Federal Reserve Board, the Massachusetts Commissioner of Banks and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No individual through one or more qualifying accounts, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than $500,000 (50,000 shares) in the offering;

(ii)	Except for the employee stock ownership plan and the 401(k) plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $1.5 million (150,000 shares) of common stock in all categories of the offering combined;

(iii)	Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iv)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase; and

(v)	Current stockholders of Old Provident are subject to an ownership limitation. As previously described, current stockholders of Old Provident will receive shares of New Provident common stock in exchange for their existing shares of Old Provident common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Old Provident common stock, may not exceed 9.9% of the shares of common stock of New Provident to be issued and outstanding at the completion of the conversion and offering.

Depending upon market or financial conditions, our Board of Directors, with regulatory approval and without further approval of corporators of Provident Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(i)	any corporation or organization (other than The Provident Bank, New Provident, Old Provident or Provident Bancorp or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(iii)	any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of The Provident Bank, New Provident, Old Provident or Provident Bancorp.

The following relatives of directors and officers will be considered “associates” of these individuals regardless of whether they share a household with the director or officer: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by us and may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies; provided, however, that the determination of whether a group is acting in concert remains subject to review by the Massachusetts Commissioner of Banks. Persons living at the same address, whether or not related, will be deemed to be acting in concert unless we determine otherwise. Our directors and trustees are not treated as associates of each other solely because of their membership on the boards of directors or trustees.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New Provident or The Provident Bank and except as described below. Any purchases made by any associate of New Provident or The Provident Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New Provident.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the subscription and community offerings by:

•	consulting as to securities market implications of the plan of conversion;

•	reviewing with our board of directors the financial impact of the offering on New Provident, based upon the independent appraisal of the common stock;

•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (it being understood that the preparation and filing of such documents will be the responsibility of us and our counsel);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting us in scheduling and preparing for discussions or meetings with potential investors or other broker-dealers in connection with the offering; and

•	providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of 1.00% of the aggregate dollar amount of all shares of common stock sold in the subscription offering and 1.50% of the aggregate dollar amount of all shares of common stock sold in the community offering. No fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by directors, corporators, trustees, officers, employees or their immediate families and their personal trusts, and shares purchased by our employee benefit plans or trusts.

Syndicated or Firm Commitment Underwritten Offering. In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5.5% of the aggregate dollar amount of common stock sold in the syndicated or firm commitment underwritten offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering.

Expenses. Sandler O’Neill & Partners, L.P. also will be reimbursed for reasonable out-of-pocket expenses, including legal fees, in an amount not to exceed $165,000 without our prior approval. We have separately agreed to pay Sandler O’Neill & Partners, L.P. up to $40,000 in fees for serving as records agent, as described below.

Records Management

We have also engaged Sandler O’Neill & Partners, L.P. as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Sandler O’Neill & Partners, L.P., will assist us in the offering by:

•	consolidating deposit accounts for voting and subscription rights;

•	organizing and supervising our stock information center; and

•	subscription processing services.

Sandler O’Neill & Partners, L.P. will receive fees of $40,000 for these services. Such fees may be increased in the event of unusual or additional items or duplication of service required as a result of material changes in regulations or the plan of conversion or a material delay or other similar events. Of the fees for serving as records agent, $20,000 has been paid as of the date of this proxy statement/prospectus.

Indemnity

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended, as well as certain other claims and litigation arising out of Sandler O’Neill & Partners, L.P.’s engagement with respect to the conversion.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of The Provident Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 5:00 p.m., Eastern Time, on September 10, 2019, unless we extend one or both for up to 45 days, with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond October 25, 2019 would require the Massachusetts Commissioner of Banks’ approval, and may require Federal Reserve Board approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.15% per annum for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time. The offering will also comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.15% per annum from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 5:00 p.m., Eastern Time, on September 10, 2019. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the stock order return envelope provided, or by overnight delivery to our Stock Information Center, which will be located at 5 Market Street, Amesbury, Massachusetts 01913. You may also hand-deliver stock order forms to the Stock Information Center. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our banking offices. Please do not mail stock order forms to The Provident Bank’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by The Provident Bank, the Federal Deposit Insurance Corporation, the federal government or the Depositors Insurance Fund, and that you received a copy of the prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to Provident Bancorp, Inc.; or

(ii)	authorization of withdrawal of available funds from your The Provident Bank interest-bearing deposit accounts.

Appropriate means for designating withdrawals from interest-bearing deposit accounts at The Provident Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at The Provident Bank and will earn interest at 0.15% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit The Provident Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to New Provident). You may not designate on your stock order form direct withdrawal from a The Provident Bank retirement account. See “—Using Individual Retirement Account Funds.” If permitted by the Massachusetts Commissioner of Banks and the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. No wire transfer will be accepted without our prior approval.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by October 25, 2019. If the subscription and community offerings are extended past October 25, 2019, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit The Provident Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New Provident to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, The Provident Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a The Provident Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at The Provident Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the September 10, 2019 offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, to register as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders and employees, officers, directors, trustees and corporators, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain order placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (978) 834-8505. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Old Provident common stock into the right to receive shares of New Provident common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Old Provident who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old Provident common stock in exchange for shares of New Provident common stock in book entry form, to be held electronically on the books of our transfer agent. New Provident will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of New Provident common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Old Provident stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of New Provident common stock will be issued to any public stockholder of Old Provident when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Old Provident stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of New Provident common stock and will not be paid dividends on the shares of New Provident common stock until existing certificates representing shares of Old Provident common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Old Provident common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New Provident common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Old Provident common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of New Provident common stock that we issue in exchange for existing shares of Old Provident common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that Provident Bancorp is liquidated prior to the conversion, all claims of creditors of Provident Bancorp would be paid first. Thereafter, if there were any assets of Provident Bancorp remaining, these assets would first be distributed to certain depositors of The Provident Bank based on such depositors’ liquidation rights. The amount received by such depositors would be equal to their pro rata interest in the remaining value of Provident Bancorp after claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by New Provident for the benefit of Eligible Account Holders in an amount equal to (i) Provident Bancorp’s ownership interest in Old Provident’s total stockholders’ equity as of the date of the latest statement of financial condition contained in the prospectus plus (ii) the value of the net assets of Provident Bancorp as of the date of the latest statement of financial condition of Provident Bancorp prior to the consummation of the conversion (excluding its ownership of Old Provident). The plan of conversion also provides for the establishment of a parallel liquidation account in The Provident Bank to support the New Provident liquidation account in the event New Provident does not have sufficient assets to fund its obligations under the New Provident liquidation account.

In the unlikely event that The Provident Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Old Provident, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of The Provident Bank or New Provident above that amount.

The liquidation account established by New Provident is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in Provident Bancorp) after the conversion in the event of a complete liquidation of New Provident and The Provident Bank or a liquidation solely of The Provident Bank. Specifically, in the unlikely event that either (i) The Provident Bank or (ii) New Provident and The Provident Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of May 31, 2018 of their interests in the liquidation account maintained by New Provident. Also, in a complete liquidation of both entities, or of The Provident Bank only, when New Provident has insufficient assets (other than the stock of The Provident Bank) to fund the liquidation account distribution owed to Eligible Account Holders, and The Provident Bank has positive net worth, then The Provident Bank shall immediately make a distribution to fund New Provident’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New Provident as adjusted from time to time pursuant to the plan of conversion and federal regulations. If New Provident is completely liquidated or sold apart from a sale or liquidation of The Provident Bank, then the New Provident liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the liquidation account of The Provident Bank, subject to the same rights and terms as the New Provident liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, New Provident will transfer the liquidation account and the depositors’ interests in such account to The Provident Bank and the liquidation account shall thereupon be subsumed into the liquidation account of The Provident Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New Provident or The Provident Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in The Provident Bank on May 31, 2018 equal to the proportion that the balance of each Eligible Account Holder’s deposit account on May 31, 2018 bears to the balance of all deposit accounts of Eligible Account Holders in The Provident Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on May 31, 2018, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to Provident Bancorp, Old Provident, The Provident Bank, Eligible Account Holders and employees, officers, directors, trustees and corporators. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New Provident or The Provident Bank would prevail in a judicial proceeding.

Provident Bancorp, Old Provident, The Provident Bank and New Provident have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of Provident Bancorp with and into Old Provident will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ liquidation interests in Provident Bancorp for liquidation interests in Old Provident will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of Provident Bancorp, Old Provident nor Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Provident Bancorp to Old Provident in constructive exchange for liquidation interests in Old Provident.

4.	The basis of the assets of Provident Bancorp and the holding period of such assets to be received by Old Provident will be the same as the basis and holding period of such assets in Provident Bancorp immediately before the exchange.

5.	The merger of Old Provident with and into New Provident will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Old Provident nor New Provident will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Old Provident and the holding period of such assets to be received by New Provident will be the same as the basis and holding period of such assets in Old Provident immediately before the exchange.

7.	Current stockholders of Old Provident will not recognize any gain or loss upon their exchange of Old Provident common stock for New Provident common stock.

8.	Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old Provident for interests in the liquidation account in New Provident.

9.	The exchange by the Eligible Account Holders of the liquidation interests that they constructively received in Old Provident for interests in the liquidation account established in New Provident will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.	Each stockholder’s aggregate basis in shares of New Provident common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old Provident common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her New Provident common stock received in the exchange will include the period during which the Old Provident common stock surrendered was held, provided that the Old Provident common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Old Provident in lieu of a fractional share interest in shares of New Provident common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New Provident common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New Provident common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, officers, directors, trustees or corporators upon distribution to them of nontransferable subscription rights to purchase shares of New Provident common stock. Eligible Account Holders and officers, directors, trustees or corporators will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of The Provident Bank supporting the payment of the New Provident liquidation account in the event New Provident lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders upon the constructive distribution to them of such rights in the liquidation account of The Provident Bank as of the effective date of the merger of Old Provident with and into New Provident.

15.	It is more likely than not that the basis of the shares of New Provident common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New Provident common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by New Provident on the receipt of money in exchange for New Provident common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Provident Bancorp, Old Provident, The Provident Bank, New Provident and persons receiving subscription rights and stockholders of Old Provident. With respect to items 13 and 15 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, officers, directors, trustees and corporators are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, officers, directors, trustees and corporators who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, officers, directors, trustees and corporators are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in The Provident Bank are reduced; and (iv) the liquidation account payment obligation of The Provident Bank arises only if New Provident lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the liquidation account of The Provident Bank supporting the payment of the liquidation account in the event New Provident lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the liquidation account of The Provident Bank have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Baker Newman & Noyes LLC that the Massachusetts state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to New Provident’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director, trustee, corporator or certain officers of The Provident Bank, Old Provident, New Provident or Provident Bancorp generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death or substantial disability of the individual. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New Provident also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Federal regulations prohibit New Provident from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with regulatory approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies. Massachusetts regulations prohibit New Provident from repurchasing its shares of our common stock during the first three years following the completion of the conversion except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Provident Bancorp, Inc. at the time of the special meeting to be voted for an adjournment, if necessary, Provident Bancorp, Inc. has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Provident Bancorp, Inc. recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless a new record date is fixed), other than an announcement at the special meeting before adjournment of the date, time and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Old Provident and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Provident contained elsewhere in this proxy statement/prospectus, including the consolidated financial statements beginning on page F-1 of this proxy statement/prospectus. The information at and for the years ended December 31, 2018 and 2017 is derived in part from the audited consolidated financial statements that appear in this proxy statement/prospectus. The information at and for the years ended December 31, 2016, 2015 and 2014 is derived in part from audited consolidated financial statements that do not appear in this proxy statement/prospectus. The information at March 31, 2019 and for the three months ended March 31, 2019 and 2018 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the results to be achieved for the full fiscal year ending December 31, 2019.

	At March 31,	At December 31,
	2019	2018	2017	2016	2015	2014
	(In thousands)
Financial Condition Data:
Total assets	$998,519	$974,079	$902,265	$795,543	$743,397	$658,606
Cash and cash equivalents	23,726	28,613	47,689	10,705	20,464	9,558
Securities available-for-sale	49,662	51,403	61,429	117,867	80,984	76,032
Securities held-to-maturity	—	—	—	—	44,623	45,559
Federal Home Loan Bank stock, at cost	3,515	2,650	1,854	2,787	3,310	3,642
Loans receivable, net (1)	859,269	835,528	742,138	624,425	554,929	494,183
Bank-owned life insurance	26,403	26,226	25,540	19,395	18,793	12,144
Deferred tax asset, net	6,589	6,437	4,920	4,913	5,056	3,632
Deposits	775,277	768,096	750,057	627,982	577,235	536,684
Borrowings	79,942	68,022	26,841	49,858	57,423	39,237
Total shareholders' equity (2)	128,272	125,584	115,777	109,149	101,406	75,791

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands)
Operating Data:
Interest and dividend income	$12,129	$9,753	$42,340	$35,782	$28,894	$25,452	$23,266
Interest expense	1,971	1,034	5,213	3,726	2,785	2,174	2,291
Net interest and dividend income	10,158	8,719	37,127	32,056	26,109	23,278	20,975
Provision for loan losses	1,462	656	3,329	2,929	703	805	1,452
Net interest and dividend income after provision for loan losses	8,696	8,063	33,798	29,127	25,406	22,473	19,523
Noninterest income (3)	1,046	1,013	4,178	9,955	4,435	3,806	3,913
Noninterest expense (4)	6,746	6,376	25,414	23,749	20,477	21,093	17,421
Income before income taxes	2,996	2,700	12,562	15,333	9,364	5,186	6,015
Income tax expense (5)	778	678	3,237	7,418	3,025	1,363	1,453
Net income	$2,218	$2,022	$9,325	$7,915	$6,339	$3,823	$4,562

(1)	Excludes loans held-for-sale.
(2)	Includes retained earnings and accumulated other comprehensive income/loss.
(3)	Includes gain on sales of securities, net in 2017 of $5.9 million, as we divested all of our equity securities during the fourth quarter in 2017.
(4)	Includes the expense related to the funding of the charitable foundation in 2015 of $2.2 million.
(5)	Includes the expense related to the Tax Cuts and Jobs Act in 2017 of $2.0 million.

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2019 (1)	2018 (1)	2018	2017	2016	2015	2014

Performance Ratios:
Return on average assets	0.90%	0.91%	1.03%	0.91%	0.84%	0.56%	0.71%
Return on average equity	6.75%	6.92%	7.75%	6.84%	5.98%	4.07%	6.24%
Interest rate spread (2)	4.04%	3.95%	4.05%	3.71%	3.46%	3.41%	3.32%
Net interest margin (3)	4.40%	4.17%	4.33%	3.90%	3.65%	3.58%	3.46%
Efficiency ratio (4)	60.82%	65.52%	61.53%	65.79%	68.59%	78.80%	71.22%
Average interest-earning assets to average interest-bearing liabilities	142.11%	144.55%	146.01%	142.10%	147.58%	148.35%	137.39%
Average equity to average assets	13.30%	13.19%	13.26%	13.32%	14.06%	13.71%	11.43%
Average common equity to average assets	13.30%	13.19%	13.26%	13.32%	14.06%	11.29%	8.75%
Earnings per share – basic	$0.24	$0.22	$1.01	$0.86	$0.69	N/A	N/A
Earnings per share – diluted	$0.24	$0.22	$1.00	$0.86	$0.69	N/A	N/A

Regulatory Capital Ratios:
Total capital to risk weighted assets (bank only)	14.45%	15.00%	14.55%	14.96%	15.88%	17.06%	15.37%
Tier 1 capital to risk weighted assets (bank only)	13.20%	13.75%	13.30%	13.71%	14.41%	15.64%	13.87%
Tier 1 capital to average assets (bank only)	12.20%	12.36%	12.69%	11.80%	12.59%	13.42%	11.30%
Common equity tier 1 capital (bank only)	13.20%	13.75%	13.30%	13.71%	14.41%	15.64%	N/A

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans (5)	1.36%	1.33%	1.38%	1.30%	1.36%	1.40%	1.44%
Allowance for loan losses as a percentage of non-performing loans	141.58%	106.80%	186.55%	108.02%	542.98%	346.10%	142.15%
Net charge-offs to average outstanding loans during the period	0.59%	0.09%	0.18%	0.25%	—	0.02%	0.06%
Non-performing loans as a percentage of total loans (5)	0.96%	1.24%	0.74%	1.20%	0.25%	0.41%	1.01%
Non-performing loans as a percentage of total assets	0.84%	1.08%	0.64%	1.00%	0.20%	0.31%	0.77%
Total non-performing assets as a percentage of total assets	1.01%	1.08%	0.81%	1.00%	0.20%	0.31%	0.77%

Other:
Number of offices	8	8	8	8	7	7	7
Number of full-time equivalent employees	125	129	123	126	121	108	111

(1)	Annualized where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on securities available for sale, net.
(5)	Loans are presented before the allowance but include deferred costs/fees.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of Old Provident and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Provident contained elsewhere in this proxy statement/prospectus, including the consolidated financial statements beginning on page F-1 of this proxy statement/prospectus. The information at December 31, 2018 is derived in part from the audited consolidated financial statements that appear in this proxy statement/prospectus. The information at June 30, 2019 and for the three and six months ended June 30, 2019 and 2018 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three and six months ended June 30, 2019 are not necessarily indicative of the results to be achieved for the full fiscal year ending December 31, 2019.

	At	At
	June 30,	December 31,
	2019	2018
	(In thousands)
Financial Condition Data:
Total assets	$1,031,175	$974,079
Cash and cash equivalents	28,281	28,613
Securities available-for-sale	48,590	51,403
Federal Home Loan Bank stock, at cost	3,836	2,650
Loans receivable, net (1)	885,126	835,528
Bank-owned life insurance	26,576	26,226
Deferred tax asset, net	6,398	6,437
Deposits	803,402	768,096
Borrowings	81,963	68,022
Total shareholders' equity (2)	131,763	125,584

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Operating Data:
Interest and dividend income	$12,731	$10,377	$24,860	$20,130
Interest expense	2,130	1,213	4,101	2,247
Net interest and dividend income	10,601	9,164	20,759	17,883
Provision for loan losses	1,354	638	2,816	1,294
Net interest and dividend income after provision for loan losses	9,247	8,526	17,943	16,589
Noninterest income	1,056	1,118	2,102	2,131
Noninterest expense	6,883	6,411	13,629	12,787
Income before income taxes	3,420	3,233	6,416	5,933
Income tax expense	889	843	1,667	1,521
Net income	$2,531	$2,390	$4,749	$4,412

(1)	Excludes loans held-for-sale.
(2)	Includes retained earnings and accumulated other comprehensive income/loss.

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2019 (1)	2018 (1)	2019 (1)	2018 (1)

Performance Ratios:
Return on average assets	1.01%	1.07%	0.95%	0.99%
Return on average equity	7.77%	8.04%	7.26%	7.49%
Interest rate spread (2)	4.10%	4.09%	4.07%	4.01%
Net interest margin (3)	4.50%	4.35%	4.45%	4.26%
Efficiency ratio (4)	59.05%	62.35%	59.91%	63.89%
Average interest-earning assets to average interest-bearing liabilities	143.91%	146.29%	143.02%	145.42%
Average equity to average assets	12.98%	13.32%	13.14%	13.25%
Average common equity to average assets	12.98%	13.32%	13.14%	13.25%
Earnings per share – basic	$0.27	$0.26	$0.51	$0.48
Earnings per share – diluted	$0.27	$0.26	$0.51	$0.47

Regulatory Capital Ratios:
Total capital to risk weighted assets (bank only)	14.20%	15.02%	14.20%	15.02%
Tier 1 capital to risk weighted assets (bank only)	12.96%	13.77%	12.96%	13.77%
Tier 1 capital to average assets (bank only)	12.30%	12.58%	12.30%	12.58%
Common equity tier 1 capital (bank only)	12.96%	13.77%	12.96%	13.77%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans (5)	1.31%	1.36%	1.31%	1.36%
Allowance for loan losses as a percentage of non-performing loans	217.61%	149.13%	217.61%	149.13%
Net charge-offs to average outstanding loans during the period	0.65%	0.13%	0.62%	0.11%
Non-performing loans as a percentage of total loans (5)	0.60%	0.91%	0.60%	0.91%
Non-performing loans as a percentage of total assets	0.53%	0.77%	0.53%	0.77%
Total non-performing assets as a percentage of total assets	0.69%	0.77%	0.69%	0.77%

Other:
Number of offices	7	8	7	8
Number of full-time equivalent employees	127	129	127	129

(1)	Annualized where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on securities available for sale, net.
(5)	Loans are presented before the allowance but include deferred costs/fees.

Comparison of Financial Condition

Assets. Total assets were $1.0 billion at June 30, 2019, representing an increase of $57.1 million, or 5.9%, from $974.1 million at December 31, 2018. The increase resulted primarily from increases in net loans of $49.6 million, premises and equipment of $6.7 million, and other assets of $1.8 million. The increases were partially offset by decreases in available-for-sale investment securities of $2.8 million.

Securities. Investments in available-for-sale securities decreased $2.8 million, or 5.5%, to $48.6 million at June 30, 2019 from $51.4 million at December 31, 2018. The decrease is primarily due to principal paydowns on government mortgage-backed securities partially, offset by an increase in the fair value of the securities.

Loans. At June 30, 2019, net loans were $885.1 million, or 85.8% of total assets, compared to $835.5 million, or 85.8% of total assets, at December 31, 2018. Increases in commercial loans of $36.5 million, or 10.1%, and in commercial real estate loans of $24.2 million, or 6.6%, were partially offset by decreases in residential real estate loans of $4.9 million, or 8.6%, construction and land development loans of $4.1 million, or 9.2%, and consumer loans of $1.6 million, or 8.1%. Our commercial loan growth is attributed to a continued focus on our specialized renewable energy loans and enterprise value loans. Renewable energy loans increased $4.3 million, or 8.5%, to $54.7 million at June 30, 2019 from $50.4 million at December 31, 2018. Enterprise value loans increased $15.0 million, or 10.8%, to $153.8 million at June 30, 2019 from $138.8 million at December 31, 2018.

The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated, excluding loans held for sale.

	At June 30, 2019		At December 31, 2018
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate:
Residential (1)	$52,445	5.84%	$57,361	6.76%
Commercial (2)	389,068	43.30	364,867	43.00
Construction and land development	40,491	4.51	44,606	5.26
Commercial (3)	398,277	44.32	361,782	42.64
Consumer	18,215	2.03	19,815	2.34
Total loans	898,496	100.00%	848,431	100.00%
Deferred loan fees, net	(1,580)		(1,223)
Allowance for loan losses	(11,790)		(11,680)
Loans, net	$885,126		$835,528

(1)	Includes home equity loans and lines of credit.
(2)	Includes multi-family real estate loans.
(3)	At June 30, 2019, included $153.8 million of enterprise value loans and $54.7 million of renewable energy loans.

Premises and Equipment. Premises and equipment increased $6.7 million, or 41.6%, to $22.8 million at June 30, 2019, from $16.1 million at December 31, 2018. The increase was primarily due to increases in construction in progress costs and the adoption of FASB Accounting Standards Update No. 2016-02, Leases (Topic 842). In January 2017, we purchased a building in Portsmouth, New Hampshire with the intention of using a majority of the space for banking operations. The construction in progress costs increased $3.1 million, or 55.4%, to $8.6 million at June 30, 2019 from $5.6 million at December 31, 2018. ASU No. 2016-02 became effective January 1, 2019 and required us to recognize on our balance sheet right-of-use assets, which approximate the present value of the remaining lease payments. As of June 30, 2019, the balance of the right-of-use assets was $3.8 million.

Other Assets. Other assets increased $1.8 million, or 63.9%, to $4.6 million at June 30, 2019 from $2.8 million at December 31, 2018. The increase is primarily due to an increase in receivables and deferred expenses from our second-step conversion and related stock offering.

Deposits. The following table sets forth the distribution of total deposits by account type at the dates indicated.

	At June 30, 2019		At December 31, 2018
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Noninterest bearing	$219,497	27.32%	$195,293	25.43%
Negotiable order of withdrawal (NOW)	107,297	13.36	136,771	17.81
Savings accounts	119,433	14.87	109,322	14.23
Money market deposit accounts	219,683	27.34	229,314	29.85
Certificates of deposit	137,492	17.11	97,396	12.68
Total	$803,402	100.00%	$768,096	100.00%

Total deposits increased $35.3 million, or 4.6%, to $803.4 million at June 30, 2019 from $768.1 million at December 31, 2018. The primary reason for the increase in deposits was due to an increase of $40.1 million, or 41.2%, in time deposits and an increase of $10.1 million, or 9.2%, in savings accounts, partially offset by a decrease in NOW and demand deposits of $5.3 million, or 1.6%, and a decrease of $9.6 million, or 4.2% in money market accounts. The increase in time deposits is primarily due to increases in brokered certificates of deposit of $24.7 million, or 44.4%, and an increase of $15.3 million, or 294.7%, from Qwickrate, where we gather certificates of deposit nationwide by posting rates we will pay on these deposits. The increase in savings accounts is primarily due to municipal deposits. NOW and demand deposits and money market accounts decreased due to the decrease in some of our high rate relationships.

Borrowings. Borrowings at June 30, 2019 consisted of Federal Home Loan Bank advances and at December 31, 2018 consisted of Federal Home Loan Bank advances and Federal Reserve Bank borrowings from the borrower-in-custody program. Borrowings increased $13.9 million, or 20.5%, to $82.0 million at June 30, 2019 from $68.0 million at December 31, 2018. The increase was primarily due to funding loan growth.

The following table sets forth information concerning balances and interest rates on Federal Home Loan Bank advances and Federal Reserve Bank borrower-in-custody borrowings at the dates and for the periods indicated.

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2019	2018	2019	2018
	(Dollars in thousands)

Balance outstanding at end of period	$81,963	$39,881	$81,963	$39,881
Weighted average interest rate at end of period	2.40%	2.29%	2.40%	2.29%
Maximum amount of borrowings outstanding at any month end during the period	$100,266	$46,275	$100,266	$46,275
Average balance outstanding during the period	$90,710	$36,947	$85,625	$29,920
Weighted average interest rate during the period	2.64%	2.21%	2.65%	2.13%

Other Liabilities. Other liabilities decreased $2.2 million, or 18.0%, to $10.1 million at June 30, 2019 from $12.4 million at December 31, 2018. The decrease was primarily due to the settlement of a lawsuit involving certain subordinated lienholders that disputed the priority of our liens and our right to retain proceeds from a foreclosure sale.

Shareholders’ Equity. Total shareholders’ equity increased $6.2 million, or 4.9%, to $131.8 million at June 30, 2019, from $125.6 million at December 31, 2018. The increase was due to year-to-date net income of $4.7 million, other comprehensive income of $639,000, stock-based compensation expense of $510,000 and employee stock ownership plan shares earned of $281,000. Book value per share increased to $13.69 at June 30, 2019 from $13.05 at December 31, 2018.

Asset Quality

The following table sets forth information regarding our non-performing assets at the dates indicated.

	At	At
	June 30,	December 31,
	2019	2018
	(Dollars in thousands)

Non-accrual loans:
Real Estate:
Residential	$1,052	$850
Commercial	519	519
Construction and land development	—	—
Commercial	3,760	4,830
Consumer	87	62
Total non-accrual loans	5,418	6,261

Accruing loans past due 90 days or more	—	—
Other real estate owned	1,740	1,676
Total non-performing assets	$7,158	$7,937

Total loans (1)	$896,916	$847,208
Total assets	$1,031,175	$974,079

Total non-performing loans to total loans (1)	0.60%	0.74%
Total non-performing assets to total assets	0.69%	0.81%

(1)	Loans are presented before allowance for loan losses, but include deferred loan costs/fees.

The decrease in non-performing commercial loans at June 30, 2019 compared to December 31, 2018 was primarily due to workouts of the portfolio. Non-accrual loans as of June 30, 2019 consist primarily of three commercial relationships. Of the three relationships, two were originated through the BancAlliance network. BancAlliance has a membership of approximately 200 community banks that together participate in middle market commercial and industrial loans as a way to diversify their commercial portfolio. Our last BancAlliance loan origination was in February 2017 and at this time we are not anticipating originating any new loans through this network. All impaired loan relationships have been evaluated and specific reserves of $163,000 were allocated as of June 30, 2019.

The following table sets forth the accruing and non-accruing status of troubled debt restructurings at the dates indicated.

	At June 30, 2019		At December 31, 2018
	Non- Accruing	Accruing	Non- Accruing	Accruing
	(In thousands)
Troubled Debt Restructurings:
Real estate:
Residential	$—	$379	$—	$388
Commercial	—	1,304	—	1,334
Construction and land development	—	—	—	—
Commercial	2,081	396	1,089	462
Consumer	—	—	—	—
Total	$2,081	$2,079	$1,089	$2,184

Total troubled debt restructurings increased in 2019 primarily due to our restructuring one of our BancAlliance loans.

Allowance for Loan Losses. The allowance for loan losses is maintained at levels considered adequate by management to provide for probable loan losses inherent in the loan portfolio as of the consolidated balance sheet reporting dates. The allowance for loan losses is based on management’s assessment of various factors affecting the loan portfolio, including portfolio composition, delinquent and non-accrual loans, national and local business conditions and loss experience and an overall evaluation of the quality of the underlying collateral.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Dollars in thousands)

Allowance at beginning of period	$11,857	$10,236	$11,680	$9,757
Provision for loan losses	1,354	638	2,816	1,294
Charge offs:
Real estate:
Residential	—	—	—	—
Commercial	—	—	—	—
Construction and land development	—	—	—	—
Commercial	1,190	31	2,223	51
Consumer	266	232	547	398
Total charge-offs	1,456	263	2,770	449

Recoveries:
Real estate:
Residential	4	—	4	—
Commercial	—	—	—	—
Construction and land development	—	—	—	—
Commercial	5	—	15	1
Consumer	26	19	45	27
Total recoveries	35	19	64	28

Net charge-offs	1,421	244	2,706	421

Allowance at end of period	$11,790	$10,630	$11,790	$10,630

Non-performing loans at end of period	$5,418	$7,128	$5,418	$7,128
Total loans outstanding at end of period (1)	$896,916	$780,735	$896,916	$780,735
Average loans outstanding during the period (1)	$880,501	$772,775	$872,912	$769,887

Allowance to non-performing loans	217.61%	149.13%	217.61%	149.13%
Allowance to total loans outstanding at end of the period	1.31%	1.36%	1.31%	1.36%
Net charge-offs to average loans outstanding during the period (2)	0.65%	0.13%	0.62%	0.11%

(1) Loans are presented before the allowance for loan losses but include deferred fees/costs.
(2) Annualized.

Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30, 2019		At December 31, 2018
	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate:
Residential	$231	5.84%	$251	6.76%
Commercial	4,579	43.30	4,152	43.00
Construction and land development	649	4.51	738	5.26
Commercial	5,289	44.32	5,742	42.64
Consumer	928	2.03	710	2.34
Total allocated allowance for loan losses	11,676	100.00%	11,593	100.00%
Unallocated	114		87
Total	$11,790		$11,680

Average Balance Sheets and Related Yields and Rates

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as we consider the amount of tax-free interest-earning assets to be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended June 30,
	2019			2018
	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$880,501	$12,270	5.57%	$772,775	$9,925	5.14%
Short-term investments	8,859	41	1.85%	10,722	42	1.57%
Investment securities	49,188	366	2.98%	56,872	388	2.73%
Federal Home Loan Bank stock	3,986	54	5.42%	2,058	22	4.28%
Total interest-earning assets	942,534	12,731	5.40%	842,427	10,377	4.93%
Noninterest-earning assets	60,743			49,966
Total assets	$1,003,277			$892,393

Interest-bearing liabilities:
Savings accounts	$109,052	$78	0.29%	$110,986	$56	0.20%
Money market accounts	223,318	667	1.19%	218,775	507	0.93%
Now accounts	108,963	113	0.41%	114,174	146	0.51%
Certificates of deposit	122,896	673	2.19%	94,998	300	1.26%
Total interest-bearing deposits	564,229	1,531	1.09%	538,933	1,009	0.75%
Borrowings	90,710	599	2.64%	36,947	204	2.21%
Total interest-bearing liabilities	654,939	2,130	1.30%	575,880	1,213	0.84%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	203,706			186,719
Other noninterest-bearing liabilities	14,362			10,913
Total liabilities	873,006			773,512
Total equity	130,271			118,881
Total liabilities and equity	$1,003,277			$892,393

Net interest income		$10,601			$9,164
Interest rate spread (2)			4.10%			4.09%
Net interest-earning assets (3)	$287,595			$266,547
Net interest margin (4)			4.50%			4.35%
Average interest-earning assets to interest-bearing liabilities	143.91%			146.29%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Six Months Ended June 30,
	2019			2018
	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$872,912	$23,969	5.49%	$769,887	$19,201	4.99%
Short-term investments	6,620	67	2.02%	9,707	84	1.73%
Investment securities	49,980	738	2.95%	58,309	795	2.73%
Federal Home Loan Bank stock	3,761	86	4.57%	1,865	50	5.36%
Total interest-earning assets	933,273	24,860	5.33%	839,768	20,130	4.79%
Noninterest-earning assets	62,044			49,465
Total assets	$995,317			$889,233

Interest-bearing liabilities:
Savings accounts	$113,518	$186	0.33%	$114,664	$126	0.22%
Money market accounts	227,518	1,366	1.20%	221,712	908	0.82%
Now accounts	112,451	229	0.41%	112,549	300	0.53%
Certificates of deposit	113,431	1,187	2.09%	98,641	595	1.21%
Total interest-bearing deposits	566,918	2,968	1.05%	547,566	1,929	0.70%
Borrowings	85,625	1,133	2.65%	29,920	318	2.13%
Total interest-bearing liabilities	652,543	4,101	1.26%	577,486	2,247	0.78%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	196,664			183,801
Other noninterest-bearing liabilities	15,303			10,083
Total liabilities	864,510			771,370
Total equity	130,807			117,863
Total liabilities and equity	$995,317			$889,233

Net interest income		$20,759			$17,883
Interest rate spread (2)			4.07%			4.01%
Net interest-earning assets (3)	$280,730			$262,282
Net interest margin (4)			4.45%			4.26%
Average interest-earning assets to interest-bearing liabilities	143.02%			145.42%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Three Months Ended June 30, 2019 vs. 2018			Six Months Ended June 30, 2019 vs. 2018
	Increase (Decrease)		Total	Increase (Decrease)		Total
	Due to		Increase	Due to		Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
	(In thousands)
Interest-earning assets:
Loans	$888	$1,457	$2,345	$2,051	$2,717	$4,768
Short-term investments	7	(8)	(1)	13	(30)	(17)
Investment securities	33	(55)	(22)	63	(120)	(57)
Federal Home Loan Bank stock	7	25	32	(8)	44	36
Total interest-earning assets	936	1,418	2,354	2,118	2,612	4,730
Interest-bearing liabilities:
Savings accounts	23	(1)	22	61	(1)	60
Money market accounts	149	11	160	434	24	458
NOW accounts	(27)	(6)	(33)	(71)	—	(71)
Certificates of deposit	266	107	373	492	100	592
Total interest-bearing deposits	412	110	522	916	123	1,039
Borrowings	47	348	395	95	720	815
Total interest-bearing liabilities	459	458	917	1,011	843	1,854
Change in net interest and dividend income	$477	$960	$1,437	$1,107	$1,769	$2,876

Results of Operations for the Three Months Ended June 30, 2019 and 2018

General. Net income increased $141,000 to $2.5 million for the three months ended June 30, 2019 from $2.4 million for the three months ended June 30, 2018. The increase was primarily related to an increase of $1.4 million in net interest and dividend income, partially offset by an increase in provision for loan losses of $716,000, and an increase in noninterest expense of $472,000.

Interest and Dividend Income. Interest and dividend income increased $2.4 million, or 22.7%, to $12.7 million for the three months ended June 30, 2019 from $10.4 million for the three months ended June 30, 2018. This increase was primarily attributable to an increase in interest and fees on loans, which increased $2.3 million, or 23.6%, to $12.3 million for the three months ended June 30, 2019 from $9.9 million for the three months ended June 30, 2018.

The increase in interest income on loans was due to an increase in the average balance of loans of $107.7 million, or 13.9%, to $880.5 million for the three months ended June 30, 2019, from $772.8 million for the three months ended June 30, 2018. In addition, interest income increased due to the yield on loans increasing 43 basis points to 5.57% for the three months ended June 30, 2019 due to our continued focus on higher-yielding commercial lending.

Interest Expense. Interest expense increased $917,000, or 75.6%, to $2.1 million for the three months ended June 30, 2019 from $1.2 million for the three months ended June 30, 2018, caused by an increase in interest expense on deposits and borrowings. Interest expense on deposits increased $522,000, or 51.7%, to $1.5 million for the three months ended June 30, 2019 from $1.0 million for the three months ended June 30, 2018, due primarily to an increase in the average rate paid on interest-bearing deposits of 34 basis points to 1.09% for the three months ended June 30, 2019 from 0.75% for the three months ended June 30, 2018. The increase in the average rate was primarily the result of increases in the average rates paid on money market accounts and certificates of deposit. The average rates paid on money market accounts and certificates of deposit increased due to changes in the market rate environment. Interest expense on deposits also increased due to an increase in the average balance of interest-bearing deposits of $25.3 million, or 4.7%, to $564.2 million for the three months ended June 30, 2019 from $538.9 million for the three months ended June 30, 2018. The increase resulted primarily from an increase in the average balance of certificates of deposit, which increased $27.9 million, or 29.4%.

Interest expense on borrowings increased $395,000, or 193.6%, to $599,000 for the three months ended June 30, 2019 from $204,000 for the three months ended June 30, 2018. The interest expense on borrowings increased due to the increase in average outstanding balance of $53.8 million, or 145.5%, to $90.7 million for the three months ended June 30, 2019, as we borrowed funds to support loan growth.

Net Interest and Dividend Income. Net interest and dividend income increased by $1.4 million, or 15.7%, to $10.6 million for the three months ended June 30, 2019 from $9.2 million for the three months ended June 30, 2018. The increase was due to both higher balances of interest-earning assets and expanding margins. Our net interest rate spread increased one basis point to 4.10% for the three months ended June 30, 2019 from 4.09% for the three months ended June 30, 2018. Our net interest margin increased 15 basis points to 4.50% for the three months ended June 30, 2019 from 4.35% for the three months ended June 30, 2018.

Provision for Loan Losses. The provision for loan losses was $1.4 million for the three months ended June 30, 2019 compared to $638,000 for the three months ended June 30, 2018. The changes in the provision and allowance for loan losses were based on management’s assessment of loan portfolio growth and composition trends, historical charge-off trends, levels of problem loans and other asset quality trends. During the second quarter, we had $1.4 million in loan net charge-offs, for which we had allocated $786,000 in specific reserves as of the first quarter in 2019. The charge-offs resulted in provision expense of $636,000.

The provision recorded resulted in an allowance for loan losses of $11.8 million, or 1.31% of total loans, at June 30, 2019, compared to $11.7 million, or 1.38% of total loans, at December 31, 2018 and $10.6 million, or 1.36% of total loans, at June 30, 2018. Non-accrual loans as of June 30, 2019 were primarily comprised of three commercial and industrial relationships with a total carrying value of $3.6 million. Impairment was evaluated and specific reserves of $163,000 were allocated to impaired loans as of June 30, 2019.

As of June 30, 2019, we had nine BancAlliance relationships remaining totaling $12.4 million. Out of the nine relationships, five totaling $6.6 million are pass rated, two totaling $3.4 million are on watch and two totaling $2.4 million are substandard. During the six months ended June 30, 2019, one of the nine relationships totaling $1.9 million was placed on non-accrual status and deemed impaired. We have allocated specific reserves totaling $136,000 for this relationship. Our last BancAlliance loan origination was in February 2017 and at this time we are not anticipating originating any new loans through this network.

Noninterest Income. Noninterest income decreased $62,000, or 5.5%, and was $1.1 million for each of the three months ended June 30, 2019 and 2018. The decrease was primarily caused by a decrease in other service charges and fees. The decrease was partially offset by the increase in customer service fees on deposit accounts. Other service charges and fees decreased $88,000, or 14.8%, to $506,000 for the three months ended June 30, 2019 from $594,000 for the three months ended June 30, 2018. Customer service fees increased $17,000, or 5.0%, to $356,000 for the three months ended June 30, 2019 from $339,000 for the three months ended June 30, 2018. The decrease in other service charges was primarily due to a decrease in loan prepayments compared to the same period in 2018.

Noninterest Expense. Noninterest expense increased $472,000, or 7.4%, to $6.9 million for the three months ended June 30, 2019 compared to $6.4 million for the three months ended June 30, 2018. The primary increases for the three months ended June 30, 2019 were occupancy expense, professional fees, and other expense. The increase of $133,000, or 31.9%, in occupancy expense for the three months ended June 30, 2019 was primarily due to the acceleration of our leasehold improvements amortization related to the closure of our Hampton, New Hampshire branch in May 2019. The increase of $167,000, or 50.8%, for the three months ended June 30, 2019 in professional fees was due to increased consulting services to aid in our efforts to implement a continuous improvement culture and our development of deposit products and services. The increase of $189,000, or 22.0%, in other expense was primarily due to other real estate owned expenses and increased telecommunication expenses.

Income Tax Provision. We recorded a provision for income taxes of $889,000 for the three months ended June 30, 2019, reflecting an effective tax rate of 26.0%, compared to a provision of $843,000 for the three months ended June 30, 2018, reflecting an effective tax rate of 26.1%.

Results of Operations for the Six Months Ended June 30, 2019 and 2018

General. Net income increased $337,000 to $4.7 million for the six months ended June 30, 2019 from $4.4 million for the six months ended June 30, 2018. The increase was primarily related to an increase of $2.9 million in net interest and dividend income, partially offset by an increase in provision for loan losses of $1.5 million, an increase in noninterest expense of $842,000, and an increase in income tax expense of $146,000.

Interest and Dividend Income. Interest and dividend income increased $4.7 million, or 23.5%, to $24.9 million for the six months ended June 30, 2019 from $20.1 million for the six months ended June 30, 2018. This increase was primarily attributable to an increase in interest and fees on loans, which increased $4.8 million, or 24.8%, to $23.9 million for the six months ended June 30, 2019 from $19.2 million for the six months ended June 30, 2018. The increase in interest and fees on loans was partially offset by a decrease in interest on short-term investments of $17,000, or 20.2%, to $67,000 for the six months ended June 30, 2019 from $84,000 for the six months ended June 30, 2018, and a decrease on interest and dividends on securities of $21,000, or 2.5% to $824,000 for the six months ended June 30, 2019.

The increase in interest income on loans was due to an increase in the average balance of loans of $103.0 million, or 13.4%, to $872.9 million for the six months ended June 30, 2019 from $769.9 million for the six months ended June 30, 2018. In addition, interest income increased due to the yield on loans increasing 50 basis points to 5.49% for the six months ended June 30, 2019 due to our continued focus on higher-yielding commercial lending.

Interest Expense. Interest expense increased $1.9 million, or 82.5%, to $4.1 million for the six months ended June 30, 2019 from $2.2 million for the six months ended June 30, 2018, caused by an increase in interest expense on deposits and borrowings. Interest expense on deposits increased $1.0 million, or 53.9%, to $3.0 million for the six months ended June 30, 2019 from $1.9 million for the six months ended June 30, 2018, due to an increase in the average rate paid on interest-bearing deposits of 35 basis points to 1.05% for the six months ended June 30, 2019 from 0.70% for the six months ended June 30, 2018. The increase in the average rate was primarily the result of increases in the average rates paid on money market accounts and certificates of deposit. The average rates paid on money market accounts and certificates of deposit increased due to changes in the market rate environment. Interest expense on deposits also increased due to an increase in the average balance of interest-bearing deposits of $19.3 million, or 3.5%, to $566.9 million for the six months ended June 30, 2019 from $547.6 million for the six months ended June 30, 2018. The increase resulted primarily from an increase in the average balance of certificates of deposits, which increased $14.8 million, or 15.0%.

Interest expense on borrowings increased $815,000, or 256.3%, to $1.1 million for the six months ended June 30, 2019 from $318,000 for the six months ended June 30, 2018. The interest expense on borrowings increased primarily due to the increase in average outstanding balance of $55.7 million, or 186.2% to $85.6 million for the six months ended June 30, 2019, as we borrowed funds to support loan growth.

Net Interest and Dividend Income. Net interest and dividend income increased $2.9 million, or 16.1%, to $20.8 million for the six months ended June 30, 2019 from $17.9 million for the six months ended June 30, 2018. The increase was due to both higher balances of earning assets and expanding margins. Our net interest rate spread increased six basis points to 4.07% for the six months ended June 30, 2019 from 4.01% for the six months ended June 30, 2018. Our net interest margin increased 19 basis points to 4.45% for the six months ended June 30, 2019 from 4.26% for the six months ended June 30, 2018.

Provision for Loan Losses. The provision for loan losses was $2.8 million for the six months ended June 30, 2019 compared to $1.3 million for the six months ended June 30, 2018. The changes in the provision and allowance for loan losses were based on management’s assessment of loan portfolio growth and composition trends, historical charge-off trends, levels of problem loans and other asset quality trends. During the six months ended June 30, 2019, we had $2.7 million in loan net charge-offs, for which we had allocated $1.1 million in specific reserves as of December 31, 2018. The charge-offs resulted in provision expense of $1.6 million.

The provision recorded resulted in an allowance for loan losses of $11.8 million, or 1.31% of total loans at June 30, 2019, compared to $11.7 million, or 1.38% of total loans, at December 31, 2018 and $10.6 million, or 1.36% of total loans, at June 30, 2018. Non-accrual loans as of June 30, 2019 were primarily comprised of three commercial and industrial relationships with a total carrying value of $3.6 million. Impairment was evaluated and specific reserves of $163,000 were allocated to impaired loans as of June 30, 2019.

Our net charge-offs as a percent of average loans increased to 0.62% for the six months ended June 30, 2019 as compared to 0.11% for the same period in 2018. The primary reason for the increase in net charge-offs resulted from our charging-off three commercial loan relationships, totaling $2.1 million, in the first two quarters of 2019. Two of those relationships that were charged-off totaling $1.5 million were originated through the BancAlliance network.

As of June 30, 2019, we had nine BancAlliance relationships remaining totaling $12.4 million. Out of the nine relationships, five totaling $6.6 million are pass rated, two totaling $3.4 million are on watch and two totaling $2.4 million are substandard. During the six months ended June 30, 2019, one of these nine relationships totaling $1.9 million was placed on non-accrual status and deemed impaired. We have allocated specific reserves totaling $136,000 for this relationship. Our last BancAlliance loan origination was in February 2017 and at this time we are not anticipating originating any new loans through this network.

Noninterest Income. Noninterest income decreased $29,000, or 1.4%, and was $2.1 million for each of the six months ended June 30, 2019 and June 30, 2018. The decrease was primarily caused by a decrease in other service charges and fees of $147,000 partially offset by the gain on sales of securities. The decrease in other service charges was primarily due to a decrease in loan prepayments compared to the same period in 2018. Gain on sales of securities was $113,000 for the six months ended June 30, 2019 compared to zero for the six months ended June 30, 2018. We repositioned some of our securities by selling some municipal and mortgage-backed securities that were close to maturity and reinvested into longer-term mortgage-backed securities.

Noninterest Expense. Noninterest expense increased $842,000, or 6.6%, to $13.6 million for the six months ended June 30, 2019 from $12.8 million for the six months ended June 30, 2018. The primary increases for the six months ended June 30, 2019 were salary and employee benefits expense, occupancy expense, and professional fees. The increase of $135,000, or 1.6%, to $8.6 million for the six months ended June 30, 2019, compared to $8.4 million for the six months ended June 30, 2018 in salary and employee benefits was primarily due to a higher number of sales and operations positions compared to the same period in 2018. The increase of $327,000, or 37.7%, to $1.2 million for the six months ended June 30, 2019 compared to $867,000 in occupancy expense for the six months ended June 30, 2018 was primarily due to the acceleration of our leasehold improvements amortization related to the closure of our Hampton, New Hampshire branch in May 2019. The increase of $341,000, or 59.1%, to $918,000 for the six months ended June 30, 2019 compared to $577,000 in professional fees for the six months ended June 30, 2018 was due to increased consulting services to aid in our efforts to implement a continuous improvement culture and our development of deposit products and services.

Income Tax Provision. We recorded a provision for income taxes of $1.7 million for the six months ended June 30, 2019, reflecting an effective tax rate of 26.0%, compared to a provision of $1.5 million for the six months ended June 30, 2018, reflecting an effective tax rate of 25.6%.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “potential,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	developments in the financial services industry and U.S. and global credit markets;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and changes in our business strategies;

•	failure to implement new technologies in our operations;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues or reduce the fair value of financial instruments or our levels of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected, or the failure or breaches of information technology security systems;

•	the inability of customers to repay their obligations;

•	the inability of third-party providers to perform as expected;

•	our ability to manage reputational risk, market risk, credit risk, operational risk and strategic risk in the current economic conditions;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to attract, retain and motivate key employees;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this proxy statement/prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Please see “Risk Factors” beginning on page 19.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $95.4 million and $129.6 million.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	9,775,000 Shares		11,500,000 Shares		13,225,000 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$97,750		$115,000		$132,250
Less offering expenses	2,369		2,528		2,687
Net offering proceeds	$95,381	100.0%	$112,472	100.0%	$129,563	100.0%

Distribution of net proceeds:
To The Provident Bank	$47,690	50.0%	$56,236	50.0%	$64,782	50.0%
To fund loan to employee stock ownership plan	$7,820	8.2%	$9,200	8.2%	$10,580	8.2%
Retained by New Provident	$39,871	41.8%	$47,036	41.8%	$54,201	41.8%

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of The Provident Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if fewer shares were sold in the subscription and community offerings and more in the syndicated or firm commitment underwritten offering than we have assumed.

New Provident may use the proceeds it retains from the offering:

•	to invest in securities;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock;

•	to finance the potential acquisition of financial institutions or financial services companies, although we do not currently have any agreements or understandings to make any acquisitions; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax qualified employee stock benefit plans. In addition, under state regulations, we may not repurchase shares of our common stock during the first three years following the completion of the conversion except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

The Provident Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to enhance existing, or support the growth and development of, new products and services;

•	to expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to make any acquisitions;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

Our return on equity may be low until we are able to reinvest effectively the additional capital raised in the offering, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

New Provident will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New Provident in connection with the conversion. The source of dividends will depend on the net proceeds retained by New Provident and earnings thereon, and dividends from The Provident Bank. In addition, New Provident will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

After the completion of the conversion, The Provident Bank will not be permitted to pay dividends on its capital stock to New Provident, its sole stockholder, if The Provident Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, The Provident Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. The Provident Bank must file an application with the Federal Deposit Insurance Corporation for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of The Provident Bank’s net income for that year to date plus its retained net income for the preceding two years, or The Provident Bank would not be at least adequately capitalized following the distribution.

Any payment of dividends by The Provident Bank to New Provident that would be deemed to be drawn from The Provident Bank’s bad debt reserves established prior to 1988, if any, would require a payment of taxes at the then-current tax rate by The Provident Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. The Provident Bank does not intend to make any distribution that would create such a federal tax liability. See “Proposal 1—Approval of the Plan of Conversion—Liquidation Rights.” In addition, The Provident Bank’s ability to pay dividends to New Provident will be limited if The Provident Bank does not have the capital conservation buffer required by regulatory capital rules, which may limit our ability to pay dividends to stockholders. For further information concerning additional federal law and regulations regarding the ability of The Provident Bank to make capital distributions, including the payment of dividends to New Provident, see “Taxation—Federal Taxation” and “Supervision and Regulation—Massachusetts Banking Laws and Supervision—Dividends.”

Pursuant to our articles of incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of New Provident Following the Conversion—Common Stock.”

We will file a consolidated federal tax return with The Provident Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Old Provident’s common stock is currently listed on the Nasdaq Capital Market under the symbol “PVBC.” Upon completion of the conversion, we expect the shares of common stock of New Provident will replace the existing shares of Old Provident and trade on the Nasdaq Capital Market under the symbol “PVBC.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of July 29, 2019, Old Provident had approximately 25 registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

As of the close of business on July 29, 2019, there were 9,621,822 shares of common stock outstanding, including 4,587,499 publicly held shares (shares held by stockholders other than Provident Bancorp), and approximately 452 stockholders of record.

On June 4, 2019, the business day immediately preceding the public announcement of the conversion, and on July 29, 2019, the closing prices of Old Provident common stock as reported on the Nasdaq Capital Market were $23.60 per share and $27.51 per share, respectively. On the effective date of the conversion, all publicly held shares of Old Provident common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New Provident common stock determined pursuant to the exchange ratio. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Old Provident common stock will be converted into options to purchase a number of shares of New Provident common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At March 31, 2019, The Provident Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of The Provident Bank at March 31, 2019, and the pro forma equity capital and regulatory capital of The Provident Bank, after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by The Provident Bank of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	The Provident Bank Historical at		Pro Forma at March 31, 2019, Based Upon the Sale in the Offering of
	March 31, 2019		9,775,000 Shares		11,500,000 Shares		13,225,000 Shares
		Percent of		Percent of		Percent of		Percent of
	Amount	Assets (1)	Amount	Assets (1)	Amount	Assets (1)	Amount	Assets (1)
	(Dollars in thousands)
Equity	$120,299	12.05%	$156,259	14.94%	$162,735	15.43%	$169,211	15.92%

Tier 1 leverage capital	$120,471	12.20%	$156,431	15.11%	$162,907	15.60%	$169,383	16.09%
Leverage requirement	49,391	5.00	51,774	5.00	52,202	5.00	52,629	5.00
Excess	$71,080	7.20%	$104,657	10.11%	$110,705	10.60%	$116,754	11.09%

Tier 1 risk-based capital (2)	$120,471	13.20%	$156,431	16.96%	$162,907	17.63%	$169,383	18.30%
Risk-based requirement	73,014	8.00	73,777	8.00	73,913	8.00	74,050	8.00
Excess	$47,457	5.20%	$82,654	8.96%	$88,994	9.63%	$95,333	10.30%

Total risk-based capital (2)	$131,884	14.45%	$167,844	18.20%	$174,320	18.87%	$180,796	19.53%
Risk-based requirement	91,267	10.00	92,221	10.00	92,392	10.00	92,563	10.00
Excess	$40,617	4.45%	$75,623	8.20%	$81,928	8.87%	$88,233	9.53%

Common equity tier 1 risk-based capital (2)	$120,471	13.20%	$156,431	16.96%	$162,907	17.63%	$169,383	18.30%
Common equity tier 1 risk-based requirement	59,324	6.50	59,944	6.50	60,055	6.50	60,166	6.50
Excess	$61,147	6.70%	$96,487	10.46%	$102,852	11.13%	$109,217	11.80%

Reconciliation of capital infused into The Provident Bank:
Net proceeds			$47,690		$56,236		$64,782
Less: Common stock issued under stock-based benefit plan			(3,910)		(4,600)		(5,290)
Less: Common stock acquired by employee stock ownership plan			(7,820)		(9,200)		(10,580)
Pro forma increase			$35,960		$42,436		$48,912

(1)	Equity is shown as a percentage of total assets, while Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Old Provident at March 31, 2019 and the pro forma consolidated capitalization of New Provident after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

		New Provident Pro Forma at March 31, 2019 Based upon the Sale in the Offering at $10.00 per Share of
	Old Provident Historical at March 31, 2019	9,775,000 Shares	11,500,000 Shares	13,225,000 Shares
	(Dollars in thousands)
Deposits (1)	$775,277	$775,277	$775,277	$775,277
Borrowed funds	79,942	79,942	79,942	79,942
Total deposits and borrowed funds	$855,219	$855,219	$855,219	$855,219

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (2)	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (2) (3)	—	187	220	252
Additional paid-in capital (2)	46,236	140,642	157,700	174,759
MHC capital contribution	—	372	372	372
Retained earnings (4)	85,569	85,569	85,569	85,569
Accumulated other comprehensive loss	(186)	(186)	(186)	(186)
Less:
Treasury stock	(788)	—	—	—
Common stock held by employee stock ownership plan (5)	(2,559)	(10,379)	(11,759)	(13,139)
Common stock to be issued under stock-based benefit plan (6)	—	(3,910)	(4,600)	(5,290)
Total stockholders’ equity	$128,272	$212,295	$227,316	$242,337

Pro Forma Shares Outstanding
Shares offered for sale	—	9,775,000	11,500,000	13,225,000
Exchange shares issued	—	8,878,601	10,445,413	12,012,225
Total shares outstanding	—	18,653,601	21,945,413	25,237,225

Total stockholders’ equity as a percentage of total assets	12.85%	19.61%	20.71%	21.78%
Tangible equity as a percentage of total assets	12.85%	19.61%	20.71%	21.78%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(2)	Old Provident currently has 30,000,000 authorized shares of common stock, no par value per share, and no authorized shares of preferred stock. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New Provident common stock to be outstanding.
(3)	No effect has been given to the issuance of additional shares of New Provident common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New Provident common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(4)	The retained earnings of The Provident Bank will be substantially restricted after the conversion. See “Proposal 1—Approval of the Plan of Conversion—Liquidation Rights” and “Supervision and Regulation—Massachusetts Banking Laws and Supervision—Dividends.”

(footnotes continue on following page)

(continued from previous page)

(5)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New Provident. The loan will be repaid principally from The Provident Bank’s contributions to the employee stock ownership plan. Since New Provident will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New Provident’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(6)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be issued under one or more stock-based benefit plans. Any funds to be used to purchase the shares in the open market will be provided by New Provident. The dollar amount of common stock to be issued is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. New Provident will record compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

PRO FORMA DATA

The following table summarizes historical data of Old Provident and pro forma data of New Provident at and for the three months ended March 31, 2019 and at and for the year ended December 31, 2018. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the table are based upon the following assumptions:

(i)	All of the shares of common stock will be sold in the subscription and community offerings;

(ii)	our employees, directors, trustees, corporators and their associates, will purchase 300,000 shares of common stock;

(iii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from New Provident. The existing loan obligation of our employee stock ownership plan, equal to $2.6 million at March 31, 2019, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated as of the date of the origination of the loan) over a period of 15 years. Interest income that we earn on the loan will offset the interest paid by The Provident Bank. The net employee stock ownership plan effect on earnings is the cost of amortizing the combined loan over 15 years, net of historical expense for the period;

(iv)	we will pay Sandler O’Neill & Partners, L.P. a fee equal to 1.00% of the aggregate amount of common stock sold in the subscription offering (net of insider purchases and shares purchased by our employee stock ownership plan);

(v)	no fee will be paid with respect to shares of common stock purchased by our tax-qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors, trustees, corporators and employees, and their immediate families, and no fee will be paid with respect to exchange shares; and

(vi)	total expenses of the offering, other than the fees and commissions to be paid to Sandler O’Neill & Partners, L.P. and other broker-dealers, will be $1.3 million.

We calculated pro forma consolidated net income for each period as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 2.23% (1.63% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of March 31, 2019, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For purposes of pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based benefit plans. We have assumed that under stock-based benefit plans we will issue as restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering based on the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We have also assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. We assumed that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.85 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 13.89% for the shares of common stock, no dividend yield, an expected option term of 10 years and a risk-free rate of return of 2.41%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to The Provident Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of funding a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma tables do not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of The Provident Bank, to the tax effect of the recapture of the bad debt reserve. See “Proposal 1—Approval of the Plan of Conversion—Liquidation Rights.”

At or for the Three Months Ended March 31, 2019 Based upon the Sale at $10.00 Per Share of
9,775,000 Shares	11,500,000 Shares	13,225,000 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$97,750	$115,000	$132,250
Market value of shares issued in the exchange	88,861	104,543	120,224
Pro forma market capitalization	$186,611	$219,543	$252,474

Gross proceeds of offering	$97,750	$115,000	$132,250
Expenses	2,369	2,528	2,687
Estimated net proceeds	95,381	112,472	129,563
Common stock purchased by employee stock ownership plan	(7,820)	(9,200)	(10,580)
Common stock issued under stock-based benefit plans	(3,910)	(4,600)	(5,290)
Estimated net proceeds, as adjusted	$83,651	$98,672	$113,693

For the Three Months Ended March 31, 2019
Consolidated net earnings:
Historical	$2,218	$2,218	$2,218
Income on adjusted net proceeds	340	402	463
Income on mutual holding company asset contribution	2	2	2
Employee stock ownership plan (1)	(56)	(84)	(111)
Stock awards (2)	(143)	(168)	(193)
Stock options (3)	(130)	(153)	(176)
Pro forma net income	$2,231	$2,217	$2,202

Earnings per share (4):
Historical	$0.13	$0.11	$0.09
Income on adjusted net proceeds	0.02	0.02	0.02
Income on mutual holding company asset contribution	0.00	0.00	0.00
Employee stock ownership plan (1)	(0.00)	(0.00)	(0.00)
Stock awards (2)	(0.01)	(0.01)	(0.01)
Stock options (3)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share (4)	$0.13	$0.11	$0.09

Offering price to pro forma net earnings per share	19.23	x	22.73	x	27.78	x
Number of shares used in earnings per share calculations	17,405,050	20,476,530	23,548,009

At March 31, 2019
Stockholders’ equity:
Historical	$128,272	$128,272	$128,272
Estimated net proceeds	95,381	112,472	129,563
Equity increase from the mutual holding company	372	372	372
Common stock acquired by employee stock ownership plan (1)	(7,820)	(9,200)	(10,580)
Common stock issued under stock-based benefit plans (2)	(3,910)	(4,600)	(5,290)
Pro forma stockholders’ equity (5)	$212,295	$227,316	$242,337
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$212,295	$227,316	$242,337

Stockholders’ equity per share (6):
Historical	$6.88	$5.84	$5.08
Estimated net proceeds	5.11	5.13	5.13
Equity increase from the mutual holding company	0.02	0.02	0.02
Common stock acquired by employee stock ownership plan (1)	(0.42)	(0.42)	(0.42)
Common stock issued under stock-based benefit plans (2)	(0.21)	(0.21)	(0.21)
Pro forma stockholders’ equity per share (5) (6)	$11.38	$10.36	$9.60
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$11.38	$10.36	$9.60

Offering price as percentage of pro forma stockholders’ equity per share	87.87%	96.53%	104.17%
Offering price as percentage of pro forma tangible stockholders’ equity per share	87.87%	96.53%	104.17%
Number of shares outstanding for pro forma book value per share calculations	18,653,601	21,945,413	25,237,225

(footnotes begin on second following page)

At or for the Year Ended December 31, 2018 Based upon the Sale at $10.00 Per Share of
9,775,000 Shares	11,500,000 Shares	13,225,000 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$97,750	$115,000	$132,250
Market value of shares issued in the exchange	88,861	104,543	120,224
Pro forma market capitalization	$186,611	$219,543	$252,474

Gross proceeds of offering	$97,750	$115,000	$132,250
Expenses	2,369	2,528	2,687
Estimated net proceeds	95,381	112,472	129,563
Common stock purchased by employee stock ownership plan	(7,820)	(9,200)	(10,580)
Common stock issued under stock-based benefit plans	(3,910)	(4,600)	(5,290)
Estimated net proceeds, as adjusted	$83,651	$98,672	$113,693

For the Year Ended December 31, 2018
Consolidated net earnings:
Historical	$9,325	$9,325	$9,325
Income on adjusted net proceeds	1,362	1,606	1,851
Income on mutual holding company asset contribution	6	6	6
Employee stock ownership plan (1)	(180)	(290)	(401)
Stock awards (2)	(571)	(672)	(772)
Stock options (3)	(520)	(611)	(703)
Pro forma net income	$9,423	$9,364	$9,305

Earnings per share (4):
Historical	$0.53	$0.45	$0.39
Income on adjusted net proceeds	0.08	0.08	0.08
Income on mutual holding company asset contribution	(0.00)	(0.00)	(0.00)
Employee stock ownership plan (1)	(0.01)	(0.01)	(0.02)
Stock awards (2)	(0.03)	(0.03)	(0.03)
Stock options (3)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share (4)	$0.54	$0.46	$0.39

Offering price to pro forma net earnings per share	18.52	x	21.74	x	25.64	x
Number of shares used in earnings per share calculations	17,458,168	20,539,021	23,619,874

At December 31, 2018
Stockholders’ equity:
Historical	$125,584	$125,584	$125,584
Estimated net proceeds	95,381	112,472	129,563
Equity increase from the mutual holding company	372	372	372
Common stock acquired by employee stock ownership plan (1)	(7,820)	(9,200)	(10,580)
Common stock issued under stock-based benefit plans (2)	(3,910)	(4,600)	(5,290)
Pro forma stockholders’ equity (5)	$209,607	$224,628	$239,649
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$209,607	$224,628	$239,649

Stockholders’ equity per share (6):
Historical	$6.74	$5.72	$4.99
Estimated net proceeds	5.11	5.13	5.13
Equity increase from the mutual holding company	0.02	0.02	0.01
Common stock acquired by employee stock ownership plan (1)	(0.42)	(0.42)	(0.42)
Common stock issued under stock-based benefit plans (2)	(0.21)	(0.21)	(0.21)
Pro forma stockholders’ equity per share (5) (6)	$11.24	$10.24	$9.50
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$11.24	$10.24	$9.50

Offering price as percentage of pro forma stockholders’ equity per share	88.97%	97.66%	105.26%
Offering price as percentage of pro forma tangible stockholders’ equity per share	88.97%	97.66%	105.26%
Number of shares outstanding for pro forma book value per share calculations	18,653,601	21,945,413	25,237,225

(footnotes begin on following page)

(1)	Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Provident, and the outstanding loan with respect to existing shares of Old Provident held by the employee stock ownership plan will be refinanced and consolidated with the new loan. The Provident Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. The Provident Bank’s total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by The Provident Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 27.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 21,290, 25,047 and 28,804 shares were committed to be released during the three months ended March 31, 2019 at the minimum, midpoint and maximum of the offering range, respectively, that 85,927, 101,090 and 116,254 shares were committed to be released during the year ended December 31, 2018 at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net earnings per share calculations.

(2)	Assumes that we issue, under one or more stock-based benefit plans, an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. The shares may be issued directly from New Provident or funded through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. Any funds to be used to purchase the shares in the open market will be provided by New Provident. The table assumes that (i) shares issued under the stock-based benefit plan are acquired through open market purchases at $10.00 per share, (ii) 5% of the fair value of shares issued under the plan is amortized as expense during the three months ended March 31, 2019, (iii) 20% of the fair value of shares issued under the plan is amortized as an expense during the year ended December 31, 2018, and (iv) the plan expense reflects an effective combined federal and state tax rate of 27.0%. The issuance of authorized but unissued shares of common stock under such plan would decrease our net income per share and stockholders’ equity per share, and would dilute stockholders’ ownership and voting interests by up to approximately 2.1%.

(3)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. It is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.85 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 27.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. The actual exercise price of the stock options may not equal $10.00 price per share. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would decrease our net income per share and stockholders’ equity per share, and would dilute stockholders’ ownership and voting interests by up to approximately 5.0%.

(4)	Per share figures include publicly held shares of Old Provident common stock that will be exchanged for shares of New Provident common stock in the conversion. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 1, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(5)	The retained earnings of The Provident Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “Proposal 1—Approval of the Plan of Conversion—Liquidation Rights” and “Supervision and Regulation—Massachusetts Banking Laws and Supervision—Dividends.”

(6)	Per share figures include publicly held shares of Old Provident common stock that will be exchanged for shares of New Provident common stock in the conversion. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio for Current Stockholders.” Stockholders’ equity per share calculations are based upon the sum of the number of shares assumed to be sold in the offering and shares to be issued in exchange for publicly held shares. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited financial statements that appear beginning on page F-1 of this proxy statement/prospectus. You should read the information in this section in conjunction with the business and financial information regarding Old Provident and the financial statements provided in this proxy statement/prospectus.

Overview

Total assets were $998.5 million at March 31, 2019, representing an increase of $24.4 million, or 2.5%, from $974.1 million at December 31, 2018. The increase resulted primarily from increases in net loans of $23.7 million and premises and equipment of $5.4 million. The increases were partially offset by decreases in cash and cash equivalents of $4.9 million and available-for-sale investment securities of $1.7 million. Total assets increased $71.8 million, or 8.0%, to $974.1 million at December 31, 2018 from $902.3 million at December 31, 2017. The increase resulted primarily from an increase in loans, partially offset by decreases in cash and cash equivalents and securities.

Net income increased $196,000 to $2.2 million for the three months ended March 31, 2019 from $2.0 million for the three months ended March 31, 2018. The increase was primarily related to an increase of $1.4 million in net interest and dividend income, partially offset by an increase in provision for loan losses of $806,000, an increase in noninterest expense of $370,000, and an increase in income tax expense of $100,000.

Net income increased $1.4 million, or 17.8%, to $9.3 million for the year ended December 31, 2018 from $7.9 million for the year ended December 31, 2017. The increase was primarily due to an increase of $5.1 million, or 15.8%, in net interest and dividend income and a decrease in income tax expense of $4.2 million, or 56.4%, offset by an increase in provision for loan losses of $400,000, or 13.7%, an increase in salaries and employee benefits expense of $1.4 million, or 9.3%, and a decrease in noninterest income of $5.8 million, or 58.0%.

Critical Accounting Policies

A summary of our accounting policies is included in the consolidated financial statements beginning on page F-1 of this proxy statement/prospectus. Critical accounting estimates are necessary in the application of certain accounting policies and procedures and are particularly susceptible to significant change. Critical accounting policies are defined as those involving significant judgments and assumptions by management that could have a material impact on the carrying value of certain assets or on income under different assumptions or conditions. Management believes that the most critical accounting policies, which involve the most complex or subjective decisions or assessments, are as follows:

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, size and composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, we do not separately identify individual consumer and residential loans for impairment disclosures.

The allowance consists of a general component, a specific component for impaired loans, and in some cases an unallocated component. The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by the following loan segments: residential real estate, commercial real estate, construction and land development, commercial and consumer. Management uses a rolling average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment. This historical loss factor is adjusted for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions. There were no changes in our policies or methodology pertaining to the general component of the allowance for loan losses during 2018 or the first quarter of 2019.

To determine the general component of the allowance for loan losses, our loan portfolio is segregated into various risk categories. These risk categories and the relevant risk characteristics are as follows:

Residential real estate: We generally do not originate loans with a loan-to-value ratio greater than 80% and do not originate subprime loans. Loans with loan to value ratios greater than 80% require the purchase of private mortgage insurance. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Commercial real estate: Loans in this segment are primarily income-producing properties throughout Massachusetts and New Hampshire. The underlying cash flows generated by the properties are adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Management periodically obtains rent rolls and continually monitors the cash flows of the assets securing these loans.

Construction and land development: Loans in this segment primarily include speculative and pre-sold real estate development loans for which payment is derived from sale of the property and construction to permanent loans for which payment is derived from cash flows of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Commercial: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

Consumer: Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

The allocated component relates to loans that are classified as impaired. Impairment is measured on a loan by loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, less estimated selling costs, if the loan is collateral dependent. An allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan.

We periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring. All troubled debt restructurings are initially classified as impaired.

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

Stock-based Compensation Plans. We measure and recognize compensation cost relating to stock-based payment transactions based on the grant-date fair value of the equity instruments issued. Stock-based compensation is recognized over the period the employee is required to provide services for the award. We use the Black-Scholes option-pricing model to determine the fair value of stock options granted. The fair value of restricted stock is recorded based on the grant date fair value of the equity instrument issued.

Income Taxes. We recognize income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of our assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

We reduce the deferred tax asset by a valuation allowance if, based on the weight of the available evidence, it is not “more likely than not” that some portion or all of the deferred tax assets will be realized. We assess the realizability of our deferred tax assets by assessing the likelihood of our generating federal and state income tax, as applicable, in future periods in amounts sufficient to offset the deferred tax charges in the periods they are expected to reverse. Based on this assessment, management concluded that a valuation allowance was not required as of March 31, 2019, December 31, 2018 and 2017.

On December 22, 2017, the President signed into law H.R. 1, commonly known as the Tax Cuts and Jobs Act of 2017 (the “Act”). The Act includes a number of changes in existing tax law impacting businesses including, among other things, a reduction of the federal corporate income tax rate from 35% to 21% effective January 1, 2018. As a result, we were required to re-measure, through income tax expense, our deferred tax assets and liabilities as of December 31, 2017 using the enacted rate at which we expect them to be recovered or settled. The re-measurement of our net deferred tax asset resulted in additional income tax expense during the fiscal year ended December 31, 2017 of $2.0 million.

We examine our significant income tax positions annually to determine whether a tax benefit is more likely than not to be sustained upon examination by tax authorities.

Business Strategy

In recent years, we have transformed from a retail community bank to a full-service commercial bank. We have grown our balance sheet in large part by developing specialties in both lending and deposit services. As a result of our recent efforts, as of December 31, 2018 we were the second ranked commercial and industrial lending financial institution in the country, based on a total commercial loan portfolio, among financial institutions with less than $1 billion in assets. Our business lending, comprised of commercial loans, commercial real estate loans, multifamily loans and construction and land development loans, were $798.4 million, or 91.5% of our total loan portfolio at March 31, 2019 compared to $394.4 million, or 78.6% of our total loan portfolio at December 31, 2014.

Our primary objective continues to be a premier business bank providing a full range of banking products and services to small and medium-sized commercial customers, located both within our regional markets and nationally. We seek to develop specialty lending and deposit services that will appeal to small and medium-sized commercial customers. We believe that the infrastructure we have created in recent years enables us to be more responsive and agile than most comparable commercial banks in responding to our customers and developing products and services to meet the financial needs in our markets and, increasingly, nationwide.

We have been effective in competing against both larger regional banks and smaller banks operating in our markets. We compete against the larger banks through our responsive and personalized service, providing our customers with quicker decision making, customized products where appropriate and access to our senior managers. Our larger capital base, highly experienced commercial bankers and a sophisticated product and service mix, including a suite of cash management services and technology solutions and support, enable us to compete effectively against smaller banks. Recent consolidation of financial institutions in and around our markets continues to create further opportunity for expansion in our markets.

To grow our franchise and enhance profitability, we intend to maintain our traditional business banking while continuing to focus on innovative lending and deposit products. To accomplish our goals, we are pursuing the following strategies:

•	Develop innovative and highly specialized commercial lending products while maintaining our traditional commercial lending activities. We have grown our loan portfolio by developing expertise for customers who typically have not been supported by larger financial institutions but whose business needs are usually too complex for smaller institutions. When entering a new lending line, we typically seek to manage risks and costs by limiting initial activity. We then decide whether it would be profitable and consistent with our risk tolerance levels to expand the activity, and continually calibrate and adjust our actions to maintain appropriate risk limitations.

To date, the principal examples of our specialized commercial lending are what we characterize as “enterprise value loans” and loans to developers of commercial-scale renewable energy facilities.

Our enterprise value loans, which we began originating in 2015, are fully amortizing term loans (up to seven years) that are made to entities that are in the process of purchasing existing businesses. We also provide working capital and equipment lines of credit. We generally limit these loans to a loan-to-value limitation of 50%, as verified by a quality of earnings review by a certified public accounting firm, and we generally require a maximum EBITDA (earnings before interest, tax, depreciation and amortization) of less than three times, as verified by a third-party business valuation. At March 31, 2019, enterprise value loans totaled $147.5 million, or 16.9% of our total loan portfolio, with total exposure of $182.5 million, consisting of 134 loans in 18 states. This compares to a balance of $61.8 million, or 8.2% of our total loan portfolio at December 31, 2017, an increase of 138.5%. The average loan balance was $1.1 million at March 31, 2019. Due to the relatively short amortization period of these loans, over time we expect more limited growth in our total portfolio of enterprise value loans even if we are successful in continuing to originate new enterprise value loans.

In 2015, we began originating loans to developers of commercial-scale renewable energy facilities. These loans are secured by the power purchase agreements and the underlying equipment, and the term of a loan is shorter than the life expectancy of both the power purchase agreement and the related equipment. At March 31, 2019, renewable energy loans totaled $54.0 million, or 6.2% of our loan portfolio, with total exposure of $64.4 million, consisting of 43 loans in five states (primarily New England and New York). This compares to a balance of $20.7 million, or 3.3% of our total loan portfolio at December 31, 2017, an increase of 160.9%. Of these loans, at March 31, 2019, $39.1 million, or 72.5%, were secured by solar arrays, while the remaining $14.9 million, or 27.5%, were secured by wind turbines. The average loan balance of our renewable energy loans was $1.3 million at March 31, 2019.

We intend to continue to develop other specialized commercial lending products, and we are currently developing international trade finance, asset-based lending and software as a service (SaaS) lending. Based upon initial experience, we may expand our investment in these opportunities or we may focus our resources on other opportunities.

•	Increase core deposits, especially low-cost demand deposits. We have grown our core deposits (which we define as all deposits except for certificates of deposit) through a variety of strategies, including investing in technology and our employees, as well as proactive interaction with our customers. Our investment in technology, described below, has enabled us to better serve commercial customers who demand faster processing times and simplified online interaction. For example, we provide deposit and cash management services for 1031 qualified intermediaries, digital currency customers, payroll providers and community association management companies. Funds we receive from digital currency customers are denominated in U.S. dollars; we do not have any digital assets or liabilities on our balance sheet and we do not take any digital currency exchange rate risk. We believe our specialized commercial activities have provided opportunities to generate business deposits from those customers, including from customers outside of our branch network, that may not be available to traditional community banks. For example, our growth in enterprise value lending has resulted in related deposits of $37.3 million as of March 31, 2019, including $12.9 million of non-interest bearing deposits. Furthermore, as a Massachusetts savings bank, we can provide full deposit insurance provided through a combination of Federal Deposit Insurance Corporation deposit insurance as well as the Depositors Insurance Fund (which insures deposits in excess of the Federal Deposit Insurance Corporation limits), which we believe gives us a competitive advantage for customers with larger deposit balances. We seek to limit risk through a robust Bank Secrecy Act (BSA) program, Know Your Customer policies and enhanced compliance procedures for non-traditional deposit customers.

•	Focus on technological improvement to grow our customer base. Competition in the banking industry continues to intensify, including increasing competition from non-traditional entities, such as financial technology, or “fintech,” companies. In response to these challenges, we have engaged in strategic initiatives with our core systems processor, a payment provider and a digital onboarding company in our efforts to enhance our technology platform and our user experience for online banking products and services. We are also exploring ways to partner with other fintech companies, who may want to offer their customers financial products without taking on full banking services themselves. Our strategic initiatives enable us to provide additional products and collaboration beyond those of a traditional financial institution, and strengthens our efforts to grow our deposit base. In addition, we do not merely provide our technology platform to our customers, but we also send our customer service representatives to our customers’ businesses to provide on-site training for using our products and services. We proactively identify gaps in our customer relationships and suggest to our customers ways for them to improve their utilization of our products and services, providing them with added convenience and cost savings while improving our profitability.

•	Manage credit risk to maintain a relatively low level of non-performing assets. Although we have entered into new lending lines in recent years, and have originated loans with larger balances and, in some cases, outside of our traditional markets, we continue to focus on strong asset quality as a key to long-term financial success. We have proactively established credit management systems to support our evolving operations. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined credit policies and procedures, appropriate loan underwriting criteria and active credit monitoring. We continually assess our lending lines, and we adjust our activity as needed, including by exiting underperforming segments. Our compensation and incentive systems are also aligned with our strategies to grow business loans and core deposits while maintaining asset quality. Our non-performing assets to total assets ratio was 1.01% at March 31, 2019. Among our specialized lending lines, at March 31, 2019, $1.4 million, or 0.9% of our enterprise value loans, were non-performing, and no renewable energy loans were non-performing.

•	Enhance operating efficiency through continual improvement. In recent years, we have successfully maintained our efforts to control operating expenses, and, as a result, our efficiency ratio improved to 61.5% for the year ended December 31, 2018 from 71.2% for the year ended December 31, 2014. We remain disciplined in evaluating the cost and expected benefit of all expansion opportunities. To further improve operating efficiency, in 2018 we initiated a “Lean” program to enhance employee engagement and training in order to standardize work and reduce employee burden, with a goal of improving both the customer and employee experience, and encouraging innovation, agility and adaptability. This has enhanced our established corporate culture that is based on personal accountability, high ethical standards and significant commitment to training and career development. Although we expect to incur additional regulatory expense as a result of growing assets above $1 billion, as well as additional costs related to anticipated stock benefit plans, we intend to continue our efforts to control our expenses.

Comparison of Financial Condition

Assets. Total assets were $998.5 million at March 31, 2019, representing an increase of $24.4 million, or 2.5%, from $974.1 million at December 31, 2018. The increase resulted primarily from increases in net loans of $23.7 million and premises and equipment of $5.4 million. The increases were partially offset by decreases in cash and cash equivalents of $4.9 million and available-for-sale investment securities of $1.7 million.

Total assets increased $71.8 million, or 8.0%, to $974.1 million at December 31, 2018 from $902.3 million at December 31, 2017. The increase resulted primarily from an increase in loans, partially offset by decreases in cash and cash equivalents and securities.

Cash and Cash Equivalents. Cash and cash equivalents decreased $4.9 million, or 17.1%, to $23.7 million at March 31, 2019 from $28.6 million at December 31, 2018. The decrease is primarily due to utilizing funds for loan growth.

Cash and cash equivalents decreased $19.1 million, or 40.0%, to $28.6 million at December 31, 2018 from $47.7 million at December 31, 2017. The decrease resulted from utilizing funds for loan growth.

 Loan Portfolio Analysis. At March 31, 2019, net loans were $859.3 million, or 86.1% of total assets, compared to $835.5 million, or 85.8% of total assets, at December 31, 2018. Increases in commercial loans of $20.8 million, or 5.7%, and in commercial real estate loans of $8.6 million, or 2.3%, were partially offset by decreases in residential real estate loans of $2.5 million, or 4.3%, construction and land development loans of $2.2 million, or 4.9%, and consumer loans of $505,000, or 2.5%. Our commercial loan growth is attributed to a continued focus on our specialty lending of renewable energy loans and merger and acquisition, re-capitalization, and shareholder/partner buyout loans. Renewable energy loans increased $3.6 million, or 7.2%, to $54.0 million at March 31, 2019 from $50.4 million at December 31, 2018. Merger and acquisition, re-capitalization, and shareholder/partner buyout loans increased $8.7 million, or 6.3%, to $147.5 million at March 31, 2019 from $138.8 million at December 31, 2018.

At December 31, 2018, net loans were $835.5 million, or 85.8% of total assets, compared to $742.1 million, or 82.3% of total assets at December 31, 2017. The increase in loans during the year was caused in large part by an increase in commercial business loans and, to a lesser extent, an increase in consumer loans. The increase in commercial business loans was primarily due to the offering of our enterprise value loans nationally. The increase in consumer loans was primarily due to purchases of pools of unsecured consumer loans through the BancAlliance Lending Club Program. The increases were partially offset by decreases in commercial real estate loans, residential real estate loans, and construction and land development loans. During the year ended December 31, 2014, we discontinued single-family residential real estate lending, with the exception of home equity lines of credit. We believe that federal regulations governing the origination of single-family residential real estate loans would increase our costs and expand the risks associated with this type of lending beyond the benefits that we could realize from originating these loans. We have instead focused our lending activities on commercial loans.

The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated, excluding loans held for sale.

			At December 31,
	At March 31, 2019		2018		2017
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate:
Residential (1)	$54,898	6.29%	$57,361	6.76%	$67,724	9.00%
Commercial (2)	373,435	42.80	364,867	43.00	371,510	49.35
Construction and land development	42,441	4.86	44,606	5.26	55,828	7.42
Commercial (3)	382,550	43.84	361,782	42.64	240,223	31.91
Consumer	19,310	2.21	19,815	2.34	17,455	2.32
Total loans	872,634	100.00%	848,431	100.00%	752,740	100.00%
Deferred loan fees, net	(1,508)		(1,223)		(845)
Allowance for loan losses	(11,857)		(11,680)		(9,757)
Loans, net	$859,269		$835,528		$742,138

	At December 31,
	2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate:
Residential (1)	$76,850	12.13%	$92,392	16.40%	$104,568	20.84%
Commercial (2)	336,102	53.07	285,356	50.67	249,691	49.76
Construction and land development	48,161	7.60	71,535	12.70	47,079	9.38
Commercial	166,157	26.23	112,073	19.90	97,589	19.45
Consumer	6,172	0.97	1,855	0.33	2,863	0.57
Total loans	633,442	100.00%	563,211	100.00%	501,790	100.00%
Deferred loan fees, net	(427)		(377)		(383)
Allowance for loan losses	(8,590)		(7,905)		(7,224)
Loans, net	$624,425		$554,929		$494,183

(1)	Includes home equity loans and lines of credit.
(2)	Includes multi-family real estate loans.
(3)	At March 31, 2019, included $147.5 million of enterprise value loans and $54.0 million of renewable energy loans.

Loan Maturity. The following table sets forth certain information at December 31, 2018 regarding the contractual maturity of our loan portfolio. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The table does not include any estimate of prepayments that could significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below.

	Residential Real Estate	Commercial Real Estate	Construction and Land Development	Commercial	Consumer	Total Loans
	(In thousands)
Amounts due in:
One year or less	$139	$16,187	$19,244	$49,533	$937	$86,040
More than one year to five years	3,547	13,948	1,110	95,095	18,878	132,578
More than five years through ten years	12,109	49,063	549	175,823	—	237,544
More than ten years	41,566	285,669	23,703	41,331	—	392,269
Total	$57,361	$364,867	$44,606	$361,782	$19,815	$848,431

The following table sets forth our fixed- and adjustable-rate loans at December 31, 2018 that are contractually due after December 31, 2019.

	Fixed Rates	Floating or Adjustable Rates	Total
	(In thousands)
Real estate:
Residential	$36,067	$21,155	$57,222
Commercial	4,301	344,379	348,680
Construction and land development	—	25,362	25,362
Commercial	119,521	192,728	312,249
Consumer	18,878	—	18,878
Total loans	$178,767	$583,624	$762,391

Premises and Equipment. Premises and equipment increased $5.4 million, or 33.5%, to $21.5 million at March 31, 2019, from $16.1 million at December 31, 2018. The increase was primarily due to increases in construction in progress costs and the adoption of FASB Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). In January 2017, we purchased a building in Portsmouth, New Hampshire with the intention of using a majority of the space for banking operations. The construction in progress costs increased $1.6 million, or 28.1% to $7.1 million at March 31, 2019 from $5.6 million at December 31, 2018. ASU No. 2016-02 became effective January 1, 2019 and required us to recognize on our balance sheet right-of-use assets, which approximate the present value of the remaining lease payments. As of March 31, 2019, the balance of the right-of-use assets was $3.8 million.

Asset Quality

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Management of asset quality is accomplished by internal controls, monitoring and reporting of key risk indicators, and both internal and independent third-party loan reviews. The primary objective of our loan review process is to measure borrower performance and assess risk for the purpose of identifying loan weakness in order to minimize loan loss exposure. From the time of loan origination through final repayment, commercial real estate, construction and land development and commercial business loans are assigned a risk rating based on pre-determined criteria and levels of risk. The risk rating is monitored annually for most loans; however, it may change during the life of the loan as appropriate.

When entering a new lending line, we typically seek to manage risks and costs by limiting initial activity. We then decide whether it would be profitable and consistent with our risk tolerance levels to expand the activity, and continually calibrate and adjust our actions to maintain appropriate risk limitations. We typically enter a new lending line based upon the experience of our existing employees, or we may hire an experienced individual or group of individuals to manage new activities.

Internal and independent third-party loan reviews vary by loan type. Depending on the size and complexity of the loan, some loans may warrant detailed individual review, while other loans may have less risk based upon size, or be of a homogeneous nature reducing the need for detailed individual analysis. Assets with these characteristics, such as consumer loans and loans secured by residential real estate, may be reviewed on the basis of risk indicators such as delinquency or credit rating. In cases of significant concern, a total re-evaluation of the loan and associated risks are documented by completing a loan risk assessment and action plan. Some loans may be re-evaluated in terms of their fair market value or net realizable value in order to determine the likelihood of potential loss exposure and, consequently, the adequacy of specific and general loan loss reserves.

When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status, including contacting the borrower by letter and phone at regular intervals. When the borrower is in default, we may commence collection proceedings. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. Management informs the board of directors monthly of the amount of loans delinquent more than 30 days. Management provides detailed information to the board of directors quarterly on loans 60 or more days past due and all loans in foreclosure and repossessed property that we own.

Delinquent Loans. The following tables set forth our loan delinquencies by type and amount at the dates indicated.

				At December 31,
	At March 31, 2019			2018			2017
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real Estate:
Residential	$227	$358	$29	$321	$223	$30	$699	$178	$81
Commercial	—	—	519	742	—	519	—	3,669	—
Construction and land development	—	—	—	—	—	—	—	—	—
Commercial	131	—	1,861	40	—	3,167	12	—	—
Consumer	30	85	114	62	46	59	63	45	60
Total	$388	$443	$2,523	$1,165	$269	$3,775	$774	$3,892	$141

	At December 31,
	2016			2015			2014
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real Estate:
Residential	$—	$—	$—	$130	$173	$365	$—	$404	$423
Commercial	—	—	346	—	—	—	110	132	363
Construction and land development	—	—	—	—	—	—	—	—	—
Commercial	29	—	—	—	—	—	149	108	350
Consumer	—	—	—	1	1	—	9	—	—
Total	$29	$—	$346	$131	$174	$365	$268	$644	$1,136

Non-performing Assets. Non-performing assets include loans that are 90 or more days past due or on non-accrual status, including troubled debt restructurings on non-accrual status, and real estate and other loan collateral acquired through foreclosure and repossession. Troubled debt restructurings include loans for which either a portion of interest or principal has been forgiven, loans modified at interest rates materially less than current market rates, or the borrower is experiencing financial difficulty. Loans 90 days or greater past due may remain on an accrual basis if adequately collateralized and in the process of collection. At March 31, 2019 and December 31, 2018, we did not have any accruing loans past due 90 days or greater. For non-accrual loans, interest previously accrued but not collected is reversed and charged against income at the time a loan is placed on non-accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as foreclosed real estate until it is sold. When property is acquired, it is initially recorded at the lower of cost or fair value less costs to sell at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

The following table sets forth information regarding our non-performing assets at the dates indicated.

	At March	At December 31,
	31, 2019	2018	2017	2016	2015	2014
	(Dollars in thousands)

Non-accrual loans:
Real Estate:
Residential	$822	$850	$364	$303	$1,031	$1,564
Commercial	519	519	7,102	346	106	3,002
Construction and land development	—	—	—	—	—	—
Commercial	6,919	4,830	1,505	933	1,147	516
Consumer	115	62	62	—	—	—
Total non-accrual loans	8,375	6,261	9,033	1,582	2,284	5,082

Accruing loans past due 90 days or more	—	—	—	—	—	—
Other real estate owned	1,720	1,676	—	—	—	—
Total non-performing assets	$10,095	$7,937	$9,033	$1,582	$2,284	5,082

Total loans (1)	$871,126	$847,208	$751,895	$633,015	$562,834	$501,407
Total assets	$998,519	$974,079	$902,265	$795,543	$743,397	$658,606

Total non-performing loans to total loans (1)	0.96%	0.74%	1.20%	0.25%	0.41%	1.01%
Total non-performing assets to total assets	1.01%	0.81%	1.00%	0.20%	0.31%	0.77%

(1)	Loans are presented before allowance for loan losses, but include deferred loan costs/fees.

The increase in non-accrual loans at March 31, 2019 compared to December 31, 2018 was primarily due to four relationships. Of the four relationships, two were originated through the BancAlliance network. BancAlliance has a membership of approximately 200 community banks that together participate in middle market commercial and industrial loans as a way to diversify their commercial portfolio. All impaired loan relationships have been evaluated and specific reserves of $886,000 were allocated. Our last BancAlliance commercial business loan origination was in February 2017, and at this time we are not anticipating originating any new loans through this network.

The decrease in non-accrual loans at December 31, 2018 as compared to December 31, 2017 was primarily due to a foreclosure sale we conducted and the transfer of a loan relationship that consisted of two commercial real estate loans to other real estate owned. In April 2018, we conducted a foreclosure sale of certain real and personal property which secured four non-accruing loans we originated.  The aggregate outstanding principal balance of these loans was approximately $7.5 million, of which (a) approximately $4.9 million was due and owing to us and (b) approximately $2.6 million was due and owing to another financial institution who purchased participation interests in certain of these loans (the “Participant”). We received approximately $8.3 million in proceeds from this foreclosure sale. The U.S. Small Business Administration (“SBA”), which also made a secured loan to the same obligors, has since disputed our retention of, and claimed priority to, a portion of the proceeds generated from this foreclosure sale, alleging a breach of contract and seeking monetary damages in the approximate amount of $2.0 million.  As previously disclosed, we had segregated into a separate deposit account the entire amount in dispute, including the amount that would be provided to the participating institution.  In June 2019, we settled this matter with the SBA and the participating institution for the amounts we had segregated and the settlement did not have a significant impact on our financial condition or results of operations. The increase in non-accrual commercial loans at December 31, 2018 compared to December 31, 2017 consists primarily of three commercial and industrial loan relationships. Impairment was evaluated and specific reserves of $1.1 million were allocated to impaired loans as of December 31, 2018.

We have cooperative relationships with the vast majority of our nonperforming loan customers. Repayment of non-performing loans largely depends on the return of such loans to performing status or the liquidation of the underlying collateral. We pursue the resolution of all non-performing loans through collections, restructures, voluntary liquidation of collateral by the borrower and, where necessary, legal action. When attempts to work with a customer to return a loan to performing status, including restructuring the loan, are unsuccessful, we will initiate appropriate legal action seeking to acquire property by deed in lieu of foreclosure or through foreclosure, or to liquidate business assets.

Interest income that would have been recorded for the three months ended March 31, 2019 had non-accruing loans been current according to their original terms amounted to $218,000. We recognized $38,000 of interest income for these loans for the three months ended March 31, 2019. Interest income that would have been recorded for the year ended December 31, 2018 had non-accruing loans been current according to their original terms amounted to $372,000. We recognized $150,000 of interest income for these loans for the year ended December 31, 2018.

The following tables set forth the accruing and non-accruing status of troubled debt restructurings at the dates indicated.

			At December 31,
	At March 31, 2019		2018		2017
	Non- Accruing	Accruing	Non- Accruing	Accruing	Non- Accruing	Accruing
	(In thousands)
Troubled Debt Restructurings:
Real estate:
Residential	$—	$383	$—	$388	$—	$404
Commercial	—	1,319	—	1,334	—	1,521
Construction and land development	—	—	—	—	—	—
Commercial	2,143	410	1,089	462	67	1,698
Consumer	—	—	—	—	—	—
Total	$2,143	$2,112	$1,089	$2,184	$67	$3,623

	At December 31,
	2016		2015		2014
	Non- Accruing	Accruing	Non- Accruing	Accruing	Non- Accruing	Accruing
	(In thousands)
Troubled Debt Restructurings:
Real estate:
Residential	$—	$422	$—	$436	$—	$221
Commercial	346	1,610	106	3,167	1,490	1,385
Construction and land development	—	—	—	—	—	—
Commercial	919	727	1,147	565	202	196
Consumer	—	—	—	—	—	—
Total	$1,265	$2,759	$1,253	$4,168	$1,692	$1,802

Total troubled debt restructurings increased in 2019 primarily due to our restructuring one of our BancAlliance loans. Total troubled debt restructurings decreased in 2018 primarily due to the loans paying in accordance with their modified terms. During 2018, there were no trouble debt restructures. During 2017, there was one loan totaling $249,000 that was modified under a troubled debt restructure. The loan that was modified in 2017 is paying in accordance with its modified terms.

Interest income that would have been recorded for the three months ended March 31, 2019 had troubled debt restructurings been current according to their original terms amounted to $75,000. We recognized $32,000 of interest income for these loans for the three months ended March 31, 2019. Interest income that would have been recorded for the year ended December 31, 2018 had troubled debt restructurings been current according to their original terms amounted to $251,000. We recognized $179,000 of interest income for these loans for the year ended December 31, 2018.

Potential Problem Loans. We classify certain commercial real estate, construction and land development, and commercial loans as “special mention”, “substandard”, or “doubtful”, based on criteria consistent with guidelines provided by our banking regulators. Certain potential problem loans represent loans that are currently performing, but for which known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in such loans becoming nonperforming at some time in the future. Potential problem loans also include non-accrual or restructured loans presented above. We expect the levels of non-performing assets and potential problem loans to fluctuate in response to changing economic and market conditions, and the relative sizes of the respective loan portfolios, along with our degree of success in resolving problem assets.

Other potential problem loans are those loans that are currently performing, but where known information about possible credit problems of the borrowers causes us to have concerns as to the ability of such borrowers to comply with contractual loan repayment terms. At March 31, 2019, other potential problem loans totaled $2.1 million, consisting of 13 troubled debt restructured loans that were accruing interest in accordance with their modified terms. At December 31, 2018, other potential problem loans totaled $2.2 million, consisting of 14 troubled debt restructured loans that were accruing interest in accordance with their modified terms.

Allowance for Loan Losses. The allowance for loan losses is maintained at levels considered adequate by management to provide for probable loan losses inherent in the loan portfolio as of the consolidated balance sheet reporting dates. The allowance for loan losses is based on management’s assessment of various factors affecting the loan portfolio, including portfolio composition, delinquent and non-accrual loans, national and local business conditions and loss experience and an overall evaluation of the quality of the underlying collateral.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	Three Months Ended March 31,				Year Ended December 31,
	2019		2018		2018	2017	2016	2015	2014
	(Dollars in thousands)

Allowance at beginning of period	$11,680		$9,757		$9,757	$8,590	$7,905	$7,224	$6,077
Provision for loan losses	1,462		656		3,329	2,929	703	805	1,452
Charge offs:
Real estate:
Residential	—		—		—	—	—	—	30
Commercial	—		—		670	1,522	—	—	243
Construction and land development	—		—		—	—	—	—	—
Commercial	1,033		20		190	107	—	96	—
Consumer	281		166		699	190	44	65	91
Total charge-offs	1,314		186		1,559	1,819	44	161	364

Recoveries:
Real estate:
Residential	—		—		2	—	12	6	24
Commercial	—		—		—	45	—	—	24
Construction and land development	—		—		—	—	—	—	—
Commercial	10		1		87	—	1	20	5
Consumer	19		8		64	12	13	11	6
Total recoveries	29		9		153	57	26	37	59

Net charge-offs	1,285		177		1,406	1,762	18	124	305

Allowance at end of period	$11,857		$10,236		$11,680	$9,757	$8,590	$7,905	$7,224

Non-performing loans at end of period	$8,375		$9,854		$6,261	$9,033	$1,582	$2,284	$5,082
Total loans outstanding at end of period (1)	$871,126		$770,118		$847,208	$751,895	$633,015	$562,834	$501,407
Average loans outstanding during the period (1)	$865,239		$766,968		$783,570	$698,859	$583,156	$516,405	$471,650

Allowance to non-performing loans	141.58%		106.80%		186.55%	108.02%	542.98%	346.10%	142.15%
Allowance to total loans outstanding at end of the period	1.36%		1.33%		1.38%	1.30%	1.36%	1.40%	1.44%
Net charge-offs to average loans outstanding during the period	0.59	%(2)	0.09	%(2)	0.18%	0.25%	—	0.02%	0.06%

(1)	Loans are presented before the allowance for loan losses but include deferred fees/costs.
(2)	Annualized.

Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

			At December 31,
	At March 31, 2019		2018		2017
	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate:
Residential	$240	6.29%	$251	6.76%	$300	9.00%
Commercial	4,247	42.80	4,152	43.00	4,483	49.35
Construction and land development	734	4.86	738	5.26	965	7.42
Commercial	5,746	43.84	5,742	42.64	3,280	31.91
Consumer	812	2.21	710	2.34	649	2.32
Total allocated allowance for loan losses	11,779	100.00%	11,593	100.00%	9,677	100.00%
Unallocated	78		87		80
Total	$11,857		$11,680		$9,757

	At December 31,
	2016		2015		2014
	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans	Allowance for Loan Losses	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate:
Residential	$328	12.13%	$412	16.40%	$560	20.84%
Commercial	4,503	53.07	3,827	50.67	3,500	49.76
Construction and land development	882	7.60	1,236	12.70	872	9.38
Commercial	2,513	26.23	2,138	19.90	1,751	19.45
Consumer	279	0.97	119	0.33	184	0.57
Total allocated allowance for loan losses	8,505	100.00%	7,732	100.00%	6,867	100.00%
Unallocated	85		173		357
Total	$8,590		$7,905		$7,224

The allowance consists of general, specific, and unallocated components. The general component relates to pools of non-impaired loans and is based on historical loss experience adjusted for qualitative factors. The allocated component relates to loans that are classified as impaired, whereby an allowance is established when the discounted cash flows, collateral value, less estimated selling costs, or observable market price of the impaired loan is lower than the carrying value of that loan.

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

We had impaired loans totaling $9.5 million, $7.5 million and $12.2 million as of March 31, 2019, December 31, 2018 and 2017, respectively. Impaired loans totaling $5.4 million had a valuation allowance of $886,000 at March 31, 2019. Impaired loans totaling $1.8 million had a valuation allowance of $1.1 million at December 31, 2018. At December 31, 2017, there were no impaired loans with a valuation allowance. Our average investment in impaired loans was $9.6 million, $13.1 million and $7.0 million for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, respectively.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial business, commercial real estate and construction and land development loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment based on payment status. Accordingly, we do not separately identify individual one- to four-family residential and consumer loans for impairment disclosures, unless such loans are subject to a troubled debt restructuring. We periodically agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring. All troubled debt restructurings are initially classified as impaired.

We review residential and commercial loans for impairment based on the fair value of collateral, if collateral-dependent, or the present value of expected cash flows. Management has reviewed the collateral value for all impaired and non-accrual loans that were collateral dependent as of March 31, 2019 and December 31, 2018 and considered any probable loss in determining the allowance for loan losses.

Loans that are partially charged off generally remain on non-accrual status until foreclosure or such time that they are performing in accordance with the terms of the loan and have a sustained payment history of at least six months. The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. Loan losses are charged against the allowance when we believe the uncollectability of a loan balance is confirmed; for collateral-dependent loans, generally when appraised values (as adjusted values, if applicable) less estimated costs to sell, are less than our carrying values.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles in the United States of America, our regulators, in reviewing our loan portfolio, may require us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate or increases may be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Securities Portfolio

During 2017, we sold $30.6 million of state and municipal securities and $9.8 million of equity securities. The sale of the state and municipal securities was conducted to reduce our concentration within this category. The divesture resulted in a 34% concentration of the portfolio as compared to 47% of the portfolio prior to sale. The sale of equity securities was conducted to reduce potential earnings volatility related to new accounting guidance effective in 2018, which would have required us to report the changes in fair value of equity securities in earnings.

During 2016, we transferred all of our investments classified as held-to-maturity to available-for-sale. The following table sets forth the amortized cost and estimated fair value of our securities portfolio at the dates indicated.

			At December 31,
	At March 31, 2019		2018		2017		2016
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

State and municipal	$11,453	$11,535	$20,118	$20,255	$20,726	$21,454	$49,367	$50,580
Corporate debt	—	—	—	—	—	—	1,000	1,031
Asset-backed securities	6,116	6,048	6,512	6,371	7,524	7,517	8,747	8,678
Government mortgage-backed securities	32,353	32,079	25,135	24,777	32,421	32,458	41,818	41,914
Trust preferred securities	—	—	—	—	—	—	1,368	968
Marketable equity securities	—	—	—	—	—	—	11,363	14,696
Total	$49,922	$49,662	$51,765	$51,403	$60,671	$61,429	$113,663	$117,867

At March 31, 2019 and December 31, 2018, we had no investments in a single company or entity, other than government and government agency securities, that had an aggregate book value in excess of 10% of our equity.

Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at March 31, 2019, are summarized in the following table. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. No tax-equivalent yield adjustments have been made, as the amount of tax-free interest-earning assets is immaterial.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
State and municipal	$95	4.05%	$604	3.81%	$2,028	3.92%	$8,726	3.01%	$11,453	$11,535	3.22%
Asset-backed securities	—	—	715	2.00%	—	—	5,401	2.75%	6,116	6,048	2.66%
Government mortgage-backed securities	—	—	223	1.14%	4,075	2.14%	28,055	3.08%	32,353	32,079	2.95%
Total	$95	4.05%	$1,542	2.59%	$6,103	2.73%	$42,182	3.02%	$49,922	$49,662	2.98%

Each reporting period, we evaluate all securities with a decline in fair value below the amortized cost of the investment to determine whether or not the impairment is deemed to be other-than-temporary. Other-than-temporary impairment (“OTTI”) is required to be recognized if (1) we intend to sell the security; (2) it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis; or (3) for debt securities, the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For impaired debt securities that we intend to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI, resulting in a realized loss that is a charged to earnings through a reduction in our non-interest income. For all other impaired debt securities, credit-related OTTI is recognized through earnings and non-credit related OTTI is recognized in other comprehensive income/loss, net of applicable taxes. We did not recognize any OTTI during the three months ended March 31, 2019 or the years ended December 31, 2018 or 2017.

Deposits

Total deposits increased $7.2 million, or 0.9%, to $775.3 million at March 31, 2019 from $768.1 million at December 31, 2018. The primary reasons for the increase in deposits were an increase of $22.7 million, or 23.3%, in time deposits, and an increase in savings deposits of $6.3 million, or 5.8%. The increases were partially offset by a decrease of $19.8 million, or 6.0%, in NOW and demand deposits. The increase in time deposits is primarily due to increases in brokered certificates of deposit of $13.3 million, or 23.9%, and an increase of $9.9 million, or 190.6%, from QwickRate deposits, where we gather certificates of deposit nationwide by posting rates we will pay on these deposits. The increase in savings accounts is primarily due to municipal deposits transferring from NOW and demand deposits to a savings account product. In addition to the municipal deposit transfer, NOW and demand deposits decreased due to the seasonality of municipal deposit balances as well as a decrease in some of our high rate relationships.

Total deposits increased $18.0 million, or 2.4%, to $768.1 million at December 31, 2018 from $750.1 million at December 31, 2017. Our continuing focus on the acquisition and expansion of core deposit relationships, which we define as all deposits except for certificates of deposit, resulted in net growth in these deposits during 2018 of $22.8 million, or 3.5%, to $670.7 million at December 31, 2018, or 87.3% of total deposits at that date. Core deposits totaled $655.2 million at March 31, 2019, or 84.5% of total deposits at that date.

The following table sets forth the distribution of total deposits by account type at the dates indicated.

			At December 31,
	At March 31, 2019		2018		2017		2016
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Noninterest bearing	$198,733	25.64%	$195,293	25.43%	$186,222	24.83%	$158,075	25.17%
Negotiable order of withdrawal (NOW)	113,553	14.65	136,771	17.81	123,292	16.44	122,698	19.54
Savings accounts	115,614	14.91	109,322	14.23	112,610	15.01	111,016	17.68
Money market deposit accounts	227,256	29.31	229,314	29.85	225,735	30.10	145,321	23.14
Certificates of deposit	120,121	15.49	97,396	12.68	102,198	13.62	90,872	14.47
Total	$775,277	100.00%	$768,096	100.00%	$750,057	100.00%	$627,982	100.00%

As of March 31, 2019, our certificates of deposit included $69.1 million of brokered certificates of deposit and $15.1 million of QwickRate certificates of deposit, where we gather certificates of deposit nationwide by posting rates we will pay on these deposits. As of December 31, 2018, our certificates of deposit included $55.8 million of brokered certificates of deposit and $5.2 million of QwickRate certificates of deposit.

As of March 31, 2019, the aggregate amount of all our certificates of deposit in amounts greater than or equal to $100,000, which excludes all brokered certificates, was approximately $33.5 million. The following table sets forth the maturity of these certificates as of March 31, 2019.

At March 31, 2019
(In thousands)
Maturity Period:
Three months or less	$10,663
Over three through six months	4,230
Over six through twelve months	3,758
Over twelve months	14,852
Total	$33,503

Borrowings

Our borrowings at March 31, 2019 consisted of Federal Home Loan Bank advances. The following table sets forth information concerning balances and interest rates on Federal Home Loan Bank advances and Federal Reserve Bank borrower-in-custody borrowings at the dates and for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2019	2018	2018	2017	2016
	(Dollars in thousands)

Balance outstanding at end of period	$79,942	$45,211	$68,022	$26,841	$49,858
Weighted average interest rate at end of period	2.55%	1.84%	2.58%	1.52%	1.36%
Maximum amount of borrowings outstanding at any month end during the period	$90,774	$45,211	$68,125	$79,725	$50,025
Average balance outstanding during the period	$80,483	$22,814	$30,987	$51,610	$36,672
Weighted average interest rate during the period	2.65%	2.00%	2.40%	1.52%	1.70%

We had no securities sold under agreements to repurchase during the three months ended March 31, 2019 or the years ended December 31, 2018, 2017 and 2016.

Borrowings at March 31, 2019 consisted of Federal Home Loan Bank advances and at December 31, 2018 consisted of Federal Home Loan Bank advances and Federal Reserve Bank borrowings from the borrower-in-custody program. Borrowings increased $11.9 million, or 17.5%, to $79.9 million at March 31, 2019 from $68.0 million at December 31, 2018. The increase was primarily due to funding loan growth.

Borrowings increased $41.2 million, or 153.4%, to $68.0 million at December 31, 2018 from $26.8 million at December 31, 2017 primarily due to loan growth funding. Out of the $68.0 million in borrowed funds, $38.1 million is short-term with an original maturity of less than one year. Net loans grew $52.2 million over the three months ended December 31, 2018 and borrowings were utilized to fund the loan growth that occurred during the fourth quarter of 2018.

Shareholders’ Equity

Total shareholders’ equity increased $2.7 million, or 2.1%, to $128.3 million at March 31, 2019, from $125.6 million at December 31, 2018. The increase was primarily due to year-to-date net income of $2.2 million, stock-based compensation expense of $265,000, and employee stock ownership plan shares earned of $136,000.

Total shareholders’ equity increased $9.8 million, or 8.5%, to $125.6 million at December 31, 2018, from $115.8 million at December 31, 2017. The increase was due primarily to net income of $9.3 million, stock-based compensation expense of $928,000, and employee stock ownership plan shares earned of $613,000, partially offset by a decrease of $215,000 due to stock repurchases and $844,000 in accumulated other comprehensive loss, reflecting a decrease in the fair value of available-for-sale securities.

Average Balance Sheets and Related Yields and Rates

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as we consider the amount of tax-free interest-earning assets to be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended March 31,
	2019			2018
	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Yield/ Rate (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$865,239	$11,699	5.41%	$766,968	$9,276	4.84%
Short-term investments	4,356	26	2.39%	8,680	42	1.94%
Investment securities	50,780	373	2.94%	59,761	408	2.73%
Federal Home Loan Bank stock	3,533	31	3.51%	1,670	27	6.47%
Total interest-earning assets	923,908	12,129	5.25%	837,079	9,753	4.66%
Noninterest-earning assets	63,362			48,958
Total assets	$987,270			$886,037

Interest-bearing liabilities:
Savings accounts	$118,032	$108	0.37%	$118,382	$70	0.24%
Money market accounts	231,766	699	1.21%	224,681	401	0.71%
Now accounts	115,977	116	0.40%	110,907	154	0.56%
Certificates of deposit	103,862	514	1.98%	102,325	295	1.15%
Total interest-bearing deposits	569,637	1,437	1.01%	556,295	920	0.66%
Borrowings	80,483	534	2.65%	22,814	114	2.00%
Total interest-bearing liabilities	650,120	1,971	1.21%	579,109	1,034	0.71%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	189,544			180,850
Other noninterest-bearing liabilities	16,256			9,244
Total liabilities	855,920			769,203
Total equity	131,350			116,834
Total liabilities and equity	$987,270			$886,037

Net interest income		$10,158			$8,719
Interest rate spread (2)			4.04%			3.95%
Net interest-earning assets (3)	$273,788			$257,970
Net interest margin (4)			4.40%			4.17%
Average interest-earning assets to interest-bearing liabilities	142.11%			144.55%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Year Ended December 31,
	2018			2017			2016
	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$783,570	$40,358	5.15%	$698,859	$32,510	4.65%	$583,156	$25,549	4.38%
Short-term investments	15,846	313	1.98%	8,285	100	1.21%	7,992	33	0.41%
Investment securities	55,686	1,560	2.80%	111,732	3,049	2.73%	120,897	3,222	2.67%
Federal Home Loan Bank stock	1,925	109	5.66%	2,874	123	4.28%	2,599	90	3.46%
Total interest-earning assets	857,027	42,340	4.94%	821,750	35,782	4.35%	714,644	28,894	4.04%
Non-interest earning assets	50,411			46,576			39,845
Total assets	$907,438			$868,326			$754,489

Interest-bearing liabilities:
Savings accounts	$116,126	$281	0.24%	$116,147	209	0.18%	$110,528	190	0.17%
Money market accounts	227,057	2,224	0.98%	176,216	875	0.50%	115,857	334	0.29%
Now accounts	116,816	602	0.52%	114,292	660	0.58%	112,003	661	0.59%
Certificates of deposit	95,987	1,361	1.42%	120,033	1,200	1.00%	109,175	978	0.90%
Total interest-bearing deposits	555,986	4,468	0.80%	526,688	2,944	0.56%	447,563	2,163	0.48%
Borrowings	30,987	745	2.40%	51,610	782	1.52%	36,672	622	1.70%
Total interest-bearing liabilities	586,973	5,213	0.89%	578,298	3,726	0.64%	484,235	2,785	0.58%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	189,369			166,055			156,379
Other noninterest-bearing liabilities	10,759			8,332			7,813
Total liabilities	787,101			752,685			648,427
Total equity	120,337			115,641			106,062
Total liabilities and equity	$907,438			$868,326			$754,489

Net interest income		$37,127			$32,056			$26,109
Interest rate spread (1)			4.05%			3.71%			3.46%
Net interest-earning assets (2)	$270,054			$243,452			$230,409
Net interest margin (3)			4.33%			3.90%			3.65%
Average interest-earning assets to interest-bearing liabilities	146.01%			142.10%			147.58%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31, 2019 vs. 2018			Year Ended December 31, 2018 vs. 2017			Year Ended December 31, 2017 vs. 2016
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
	(In thousands)
Interest-earning assets:
Loans	$1,161	$1,262	$2,423	$3,683	$4,165	$7,848	$1,653	$5,308	$6,961
Short-term investments	8	(24)	(16)	88	125	213	66	1	67
Investment securities	29	(64)	(35)	79	(1,568)	(1,489)	76	(249)	(173)
Federal Home Loan Bank stock	(16)	20	4	33	(47)	(14)	23	10	33
Total interest-earning assets	1,182	1,194	2,376	3,883	2,675	6,558	1,817	5,071	6,888
Interest-bearing liabilities:
Savings accounts	38	(0)	38	72	—	72	9	10	19
Money market accounts	285	13	298	1,040	309	1,349	314	227	541
NOW accounts	(45)	7	(38)	(72)	14	(58)	(14)	13	(1)
Certificates of deposit	215	4	219	434	(273)	161	120	102	222
Total interest-bearing deposits	493	24	517	1,474	50	1,524	429	352	781
Borrowings	48	372	420	350	(387)	(37)	(72)	232	160
Total interest-bearing liabilities	541	396	937	1,824	(337)	1,487	357	584	941
Change in net interest and dividend income	$641	$798	$1,439	$2,059	$3,012	$5,071	$1,460	$4,487	$5,947

Results of Operations for the Three Months Ended March 31, 2019 and 2018

General. Net income increased $196,000 to $2.2 million for the three months ended March 31, 2019 from $2.0 million for the three months ended March 31, 2018. The increase was primarily related to an increase of $1.4 million in net interest and dividend income, partially offset by an increase in provision for loan losses of $806,000, an increase in noninterest expense of $370,000, and an increase in income tax expense of $100,000.

Interest and Dividend Income. Interest and dividend income increased $2.4 million, or 24.4%, to $12.1 million for the three months ended March 31, 2019 from $9.8 million for the three months ended March 31, 2018. This increase was primarily attributable to an increase in interest and fees on loans, which increased $2.4 million, or 26.1%, to $11.7 million for the three months ended March 31, 2019 from $9.3 million for the three months ended March 31, 2018. The increase in interest and fees on loans was partially offset by a decrease in interest and dividends on securities and a decrease in interest on short-term investments. Interest and dividends on securities decreased $31,000, or 7.1%, to $404,000 for the three months ended March 31, 2019 from $435,000 for the three months ended March 31, 2018, and interest on short-term investments decreased $16,000, or 38.1%, to $26,000 for the three months ended March 31, 2019, from $42,000 for the three months ended March 31, 2018.

The increase in interest income on loans was due to an increase in the average balance of loans of $98.3 million, or 12.8%, to $865.2 million for the three months ended March 31, 2019, from $767.0 million for the three months ended March 31, 2018. In addition, interest income increased due to the yield on loans increasing 57 basis points to 5.41% for the three months ended March 31, 2019 due to our continued focus on higher-yielding commercial lending.

Interest Expense. Interest expense increased $937,000, or 90.6%, to $2.0 million for the three months ended March 31, 2019 from $1.0 million for the three months ended March 31, 2018, caused by an increase in interest expense on deposits and borrowings. Interest expense on deposits increased $517,000, or 56.2%, to $1.4 million for the three months ended March 31, 2019 from $920,000 for the three months ended March 31, 2018, due primarily to an increase in the average rate paid on interest-bearing deposits of 35 basis points to 1.01% for the three months ended March 31, 2019 from 0.66% for the three months ended March 31, 2018. The increase in the average rate was primarily the result of increases in the average rates paid on money market accounts and certificates of deposit. The average rates paid on money market accounts and certificates of deposit increased due to changes in the market rate environment. Interest expense on deposits also increased due to an increase in the average balance of interest-bearing deposits of $13.3 million, or 2.4%, to $569.6 million for the three months ended March 31, 2019 from $556.3 million for the three months ended March 31, 2018. The increase resulted primarily from an increase in the average balance of money market accounts, which increased $7.1 million, or 3.2%.

Interest expense on borrowings increased $420,000, or 368.4%, to $534,000 for the three months ended March 31, 2019 from $114,000 for the three months ended March 31, 2018. The interest expense on borrowings increased due to the increase in average outstanding balance of $57.7 million, or 252.8% to $80.5 million for the three months ended March 31, 2019, as we borrowed funds to support loan growth.

Net Interest and Dividend Income. Net interest and dividend income increased $1.4 million, or 16.5%, to $10.2 million for the three months ended March 31, 2019 from $8.7 million for the three months ended March 31, 2018. The increase was due to both higher balances of interest-earning assets and expanding margins. Our net interest rate spread increased nine basis points to 4.04% for the three months ended March 31, 2019 from 3.95% for the three months ended March 31, 2018. Our net interest margin increased 23 basis points to 4.40% for the three months ended March 31, 2019 from 4.17% for the three months ended March 31, 2018.

Provision for Loan Losses. The provision for loan losses was $1.5 million for the three months ended March 31, 2019 compared to $656,000 for the three months ended March 31, 2018. The provision recorded resulted in an allowance for loan losses of $11.9 million, or 1.36% of total loans, at March 31, 2019, compared to $11.7 million, or 1.38% of total loans, at December 31, 2018 and $10.2 million, or 1.33% of total loans, at March 31, 2018. The changes in the provision and allowance for loan losses were based on management’s assessment of loan portfolio growth and composition trends, historical charge-off trends, levels of problem loans and other asset quality trends. Non-accrual loans as of March 31, 2019 were primarily comprised of four commercial and industrial relationships with a total carrying value of $6.7 million. Impairment was evaluated and specific reserves of $886,000 were allocated to impaired loans as of March 31, 2019. Our net charge-offs as a percent of average loans increased to 0.59% at March 31, 2019 as compared to 0.09% as of March 31, 2018. The primary reason for the increase in net charge-offs resulted from our charging-off a BancAlliance loan, totaling $917,000, in the first quarter of 2019.

As of March 31, 2019, we had ten BancAlliance relationships remaining totaling $13.9 million. Out of the ten relationships, five totaling $6.8 million are pass rated, two totaling $3.4 million are on watch and three totaling $3.7 million are substandard. During the three months ended March 31, 2019, two relationships totaling $3.2 million were put on non-accrual and deemed impaired. We have allocated specific reserves totaling $345,000 to those impaired loans. Our last BancAlliance loan origination was in February 2017 and at this time we are not anticipating originating any new loans through this network.

Noninterest Income. Noninterest income increased $33,000, or 3.3%, and was $1.0 million for each of the three months ended March 31, 2019 and 2018. The increase was primarily caused by an increase in the gain on sales of securities, partially offset by decreases in customer service fees on deposit accounts and in other service charges and fees. Gain on sales of securities was $113,000 for the three months ended March 31, 2019 compared to zero for the three months ended March 31, 2018. We repositioned some of our securities by selling some municipal and mortgage-backed securities that were close to maturity and reinvested into longer-term mortgage-backed securities. Customer service fees on deposit accounts decreased $33,000, or 9.1%, to $329,000 for the three months ended March 31, 2019 from $362,000 for the three months ended March 31, 2018 and other service charges and fees decreased $43,000, or 9.5%, to $412,000 for the three months ended March 31, 2019 from $455,000 for the three months ended March 31, 2018.

Noninterest Expense. Noninterest expense increased $370,000, or 5.8%, to $6.7 million for the three months ended March 31, 2019 from $6.4 million for the three months ended March 31, 2018. The largest increases were related to salaries and employee benefits expense, professional fees, and occupancy expense, partially offset by a decrease in other expense. The increase in salary and employee benefits of $130,000, or 3.1%, to $4.3 million for the three months ended March 31, 2019 from $4.2 million for the three months ended March 31, 2018 was primarily related to a higher number of sales and operations positions compared to the same period in 2018. The increase in professional fees of $174,000, or 70.2%, to $422,000 for the three months ended March 31, 2019 from $248,000 for the three months ended March 31, 2018 was primarily related to increased legal expenses related to certain subordinated lienholders that are disputing the priority of our liens and our right to retain proceeds from a foreclosure sale, discussed in Note 14 to the unaudited consolidated financial statements beginning on page F-1. The increase in occupancy expense of $194,000, or 43.1%, to $644,000 for the three months ended March 31, 2019 from $450,000 for the three months ended March 31, 2018 was primarily related to the acceleration of our leasehold improvements amortization related to the closure of our Hampton, New Hampshire branch in May 2019. The decrease in other expense of $131,000, or 13.5%, to $841,000 for the three months ended March 31, 2019 from $972,000 for the three months ended March 31, 2018 was primarily due to Federal Deposit Insurance Corporation assessment credits received and decreased loan workout expenses.

Income Tax Provision. We recorded a provision for income taxes of $778,000 for the three months ended March 31, 2019, reflecting an effective tax rate of 26.0%, compared to a provision of $678,000 for the three months ended March 31, 2018, reflecting an effective tax rate of 25.1%.

 Results of Operations for the Years Ended December 31, 2018 and 2017

General. Net income increased $1.4 million, or 17.8%, to $9.3 million for the year ended December 31, 2018 from $7.9 million for the year ended December 31, 2017. The increase was primarily due to an increase of $5.1 million, or 15.8%, in net interest and dividend income and a decrease in income tax expense of $4.2 million, or 56.4%, offset by an increase in provision for loan losses of $400,000, or 13.7%, an increase in salaries and employee benefits expense of $1.4 million, or 9.3%, and a decrease in noninterest income of $5.8 million, or 58.0%.

Interest and Dividend Income. Interest and dividend income increased $6.6 million, or 18.3%, to $42.3 million for the year ended December 31, 2018 from $35.8 million for the year ended December 31, 2017. This was caused by an increase in interest and fees on loans, which increased $7.8 million, or 24.1%, offset by a decrease in interest and dividends on securities of $1.5 million, or 47.4%.

The increase in interest income on loans was due to an increase in average balance of $84.7 million, or 12.1%, to $783.6 million for the year ended December 31, 2018 from $698.9 million for the year ended December 31, 2017, and an increase in yield on loans of 50 basis points, to 5.15% for the year ended December 31, 2018 from 4.65% for the year ended December 31, 2017, due to our continued shift to higher-yielding commercial loans and the higher market interest rate environment.

Interest income on investment securities decreased $1.5 million, or 47.4%, to $1.7 million for the year ended December 31, 2018 from $3.2 million for the year ended December 31, 2017. The decrease was primarily due to divesting of all equity securities during the fourth quarter in 2017 and selling a portion of our municipal holdings. The average balances of securities decreased $57.0 million, or 49.7%, to $57.6 million as of December 31, 2018, but our yield increased 13 basis points to 2.90%.

Interest Expense. Interest expense increased $1.5 million, or 39.9%, to $5.2 million for the year ended December 31, 2018 from $3.7 million for the year ended December 31, 2017, primarily due to an increase in interest expense on deposits. Interest expense on deposits increased $1.5 million, or 51.8%, to $4.5 million for the year ended December 31, 2018 from $2.9 million for the year ended December 31, 2017, due to our cost of funds on interest-bearing deposits increasing 24 basis points to 0.80% for the year ended December 31, 2018 from 0.56% for the year ended December 31, 2017 and an increase in average balances. The increase in the cost of funds was primarily due to an increase in the average rate paid on money market accounts, which increased 48 basis points to 0.98%, and certificates of deposit, which increased 42 basis points to 1.42%. During the fourth quarter in 2017, we started offering a tiered rate money market product, which resulted in higher balances and higher rates offered. As of December 31, 2018, this product represented $115.5 million, or 50.4% of our total money market accounts.

Interest expense on borrowings, which consists of advances from the Federal Home Loan Bank of Boston and borrowings from the Federal Reserve Bank borrower-in-custody program, decreased $37,000, or 4.7%, to $745,000 for the year ended December 31, 2018 from $782,000 for the year ended December 31, 2017. The average balance of borrowings decreased $20.6 million, or 40.0%, to $31.0 million for the year ended December 31, 2018 from $51.6 million for the year ended December 31, 2017. Our cost of borrowings increased 88 basis points to 2.40% for the year ended December 31, 2018 compared to 1.52% for the year ended December 31, 2017 due to the raising rate environment.

Net Interest and Dividend Income. Net interest and dividend income increased $5.1 million, or 15.8%, to $37.1 million for the year ended December 31, 2018 from $32.1 million for the year ended December 31, 2017. Our net interest rate spread increased 34 basis points to 4.05% for the year ended December 31, 2018 from 3.71% for the year ended December 31, 2017, while our net interest margin increased 43 basis points to 4.33% for the year ended December 31, 2018 from 3.90% for the year ended December 31, 2017. The average yield we earned on interest-earning assets increased 59 basis points to 4.94% for the year ended December 31, 2018 from 4.35% for the year ended December 31, 2017. The increase in the yield on interest-earning assets increased more than the average rate we paid on interest-bearing liabilities, which increased 25 basis points to 0.89% for the year ended December 31, 2018 from 0.64% for the year ended December 31, 2017.

Provision for Loan Losses. Our provision for loan losses was $3.3 million for the year ended December 31, 2018 compared to $2.9 million for the year ended December 31, 2017. The provision recorded resulted in an allowance for loan losses of $11.7 million, or 1.38% of total loans and 186.6% of non-performing loans at December 31, 2018, compared to $9.8 million, or 1.30% of total loans and 108.2% of non-performing loans at December 31, 2017. Our provision was higher in 2018 due to an increase in the valuation allowance for impaired loans and continued growth in the total loan portfolio. The non-performing loans at December 31, 2018 consist primarily of three commercial and industrial loan relationships. The relationships were evaluated for impairment and specific reserves of $1.1 million were allocated. The increase in the allowance for loan losses was based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, levels of problem loans and other asset quality trends. We apply historical loss ratios to newly originated loans, which, absent other factors, results in an increase in the allowance for loan losses as the loan portfolio increases. For further information related to changes in the provision and allowance for loan losses, refer to “—Asset Quality—Allowance for Loan Losses.”

Noninterest Income. Noninterest income information is as follows.

	Years Ended December 31,		Change
	2018	2017	Amount	Percent
	(Dollars in thousands)

Customer service fees on deposit accounts	$1,435	$1,392	$43	3.1%
Service charges and fees-other	1,993	1,919	74	3.9%
Gain on sales, calls and donated securities, net	—	5,912	(5,912)	(100.0)%
Bank owned life insurance income	686	645	41	6.4%
Other income	64	87	(23)	(26.4)%
Total noninterest income	$4,178	$9,955	$(5,777)	(58.0)%

Gains on sales, calls and donated securities, net, decreased $5.9 million, or 100.0%, for the year ended December 31, 2018 compared to the year ended December 31, 2017. Effective January 2018, we adopted ASU No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities.” This standard required us to measure our equity investments at fair value with changes in fair value recognized in net income. We evaluated the pronouncement and decided to divest from our equity securities portfolio in 2017 to reduce potential earnings volatility. Customer service fees on deposit accounts increased $43,000, or 3.1%, primarily due to increased volume in transactional deposit accounts. Service charges and fees increased $74,000, or 3.9%, primarily due to increased loan fees. Bank owned life insurance income increased $41,000, or 6.4%, as $5.5 million in additional bank owned life insurance was purchased during the second half of 2017. Other income decreased $23,000, or 26.4%, primarily due to rebates received due to debit card transaction volume in 2017.

Noninterest Expense. Noninterest expense information is as follows.

	Years Ended December 31,		Change
	2018	2017	Amount	Percent
	(Dollars in thousands)

Salaries and employee benefits	$16,801	$15,365	$1,436	9.3%
Occupancy expense	1,733	1,839	(106)	(5.8)%
Equipment expense	471	587	(116)	(19.8)%
FDIC assessment	301	309	(8)	(2.6)%
Data processing	810	741	69	9.3%
Marketing expense	245	300	(55)	(18.3)%
Professional fees	1,223	936	287	30.7%
Directors’ fees	620	607	13	2.1%
Other	3,210	3,065	145	4.7%
Total noninterest expense	$25,414	$23,749	$1,665	7.0%

Salaries and employee benefits expense increased $1.4 million, or 9.3%, for the year ended December 31, 2018 from the year ended December 31, 2017 due to a higher number of lenders and key management positions in operations. Professional fees increased $287,000, or 30.7%, due to increased legal expenses related to certain subordinated lienholders that are disputing the priority of our liens and our right to retain proceeds from a foreclosure sale. Other noninterest expense increased $145,000, or 4.7%, for the year ended December 31, 2018 from the year ended December 31, 2017 due to costs incurred working out nonperforming loans and an increase in software expense. Occupancy expense decreased $106,000, or 5.8%, for the year ended December 31, 2018 from the year ended December 31, 2017 due to decreased repairs and maintenance costs and the greater need for snow removal in 2017. Equipment expense decreased $116,000, or 19.8%, for the year ended December 31, 2018 from the year ended December 31, 2017 primarily due to a decrease in maintenance contract expense.

Income Tax Provision. We recorded a provision for income taxes of $3.2 million for the year ended December 31, 2018, reflecting an effective tax rate of 25.8%, compared to $7.4 million, or an effective tax rate of 48.4%, for the year ended December 31, 2017. In December 2017, the U.S. government approved a reduction in the federal statutory income tax rate from a maximum rate of 35% to 21%, effective in 2018. This resulted in a decrease in our net deferred tax asset by $2.0 million, which is reflected in our tax provision for the year ended December 31, 2017.

Management of Market Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, we have established a management-level Asset/Liability Management Committee, which takes initial responsibility for developing an asset/liability management process and related procedures, establishing and monitoring reporting systems and developing asset/liability strategies. On at least a quarterly basis, the Asset/Liability Management Committee reviews asset/liability management with the Investment Asset/Liability Committee that has been established by the board of directors. This committee also reviews any changes in strategies as well as the performance of any specific asset/liability management actions that have been implemented previously. On a quarterly basis, an outside consulting firm provides us with detailed information and analysis as to asset/liability management, including our interest rate risk profile. Ultimate responsibility for effective asset/liability management rests with our board of directors.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk: originating loans with adjustable interest rates; promoting core deposit products; and adjusting the interest rates and maturities of funding sources, as necessary. In addition, we no longer originate single-family residential real estate loans, which often have longer terms and fixed rates. By following these strategies, we believe that we are better positioned to react to changes in market interest rates.

Net Interest Income Simulation. We analyze our sensitivity to changes in interest rates through a net interest income simulation model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a 12-month period in the current interest rate environment. We then calculate what the net interest income would be for the same period under the assumption that interest rates increase 200 basis points from current market rates and under the assumption that interest rates decrease 100 basis points from current market rates, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The following table presents the estimated changes in net interest income of The Provident Bank, calculated on a bank-only basis, that would result from changes in market interest rates over twelve-month periods beginning March 31, 2019, December 31, 2018 and 2017.

			At December 31,
	At March 31, 2019		2018		2017
Changes in Interest Rates (Basis Points)	Estimated Net Interest Income Over Next 12 Months	Change	Estimated Net Interest Income Over Next 12 Months	Change	Estimated 12- Months Net Interest Income	Change
	(Dollars in thousands)

200	$42,590	(1.67)%	$42,086	(1.50)%	$37,384	1.04%
—	43,313	—	42,726	—	37,001	—
(100)	N/A	N/A	N/A	N/A	35,752	(3.37)%
(200)	43,124	(0.44)%	42,160	(1.32)%	N/A	N/A

Economic Value of Equity Simulation. We also analyze our sensitivity to changes in interest rates through an economic value of equity (“EVE”) model. EVE represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities adjusted for the value of off-balance sheet contracts. The EVE ratio represents the dollar amount of our EVE divided by the present value of our total assets for a given interest rate scenario. EVE attempts to quantify our economic value using a discounted cash flow methodology while the EVE ratio reflects that value as a form of capital ratio. We estimate what our EVE would be as of a specific date. We then calculate what EVE would be as of the same date throughout a series of interest rate scenarios representing immediate and permanent, parallel shifts in the yield curve. We currently calculate EVE under the assumptions that interest rates increase 100, 200, 300 and 400 basis points from current market rates, and under the assumption that interest rates decrease 100 basis points from current market rates.

The following table presents the estimated changes in EVE of The Provident Bank, calculated on a bank-only basis, that would result from changes in market interest rates as of March 31, 2019, December 31, 2018 and 2017.

			At December 31,
	At March 31, 2019		2018		2017
Changes in Interest Rates (Basis Points)	Economic Value of Equity	Change	Economic Value of Equity	Change	Economic Value of Equity	Change
	(Dollars in thousands)

400	$146,464	(1.70)%	$147,448	(3.70)%	$133,578	3.40%
300	148,764	(0.20)%	150,100	(1.90)%	133,308	3.20%
200	150,608	1.10%	152,408	(0.40)%	132,555	2.60%
100	151,172	1.50%	153,932	0.60%	131,933	2.20%
—	148,999	—	153,061	—	129,138	—
(100)	141,668	(4.90)%	147,489	(3.60)%	115,278	(10.70)%
(200)	125,974	(15.50)%	134,586	(12.10)%	N/A	N/A

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the tables presented above assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly review the need to adjust our investments in liquid assets based upon our assessment of: (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At March 31, 2019, cash and cash equivalents totaled $23.7 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $49.7 million at March 31, 2019.

At March 31, 2019, we had the ability to borrow a total of $203.7 million from the Federal Home Loan Bank of Boston. On that date, we had $79.9 million in advances outstanding. At March 31, 2019, we also had an available line of credit with the Federal Reserve Bank of Boston’s borrower-in-custody program of $177.3 million.

We have no material commitments or demands that are likely to affect our liquidity other than as set forth below. In the event loan demand were to increase faster than expected, or any unforeseen demand or commitment were to occur, we could access our borrowing capacity with the Federal Home Loan Bank of Boston or obtain additional funds through brokered certificates of deposit.

At March 31, 2019, December 31, 2018 and 2017, we had $23.8 million, $42.6 million and $18.6 million in loan commitments outstanding, respectively. In addition to commitments to originate loans, at March 31, 2019, December 31, 2018 and 2017, we had $187.8, $196.1 million and $166.3 million in unadvanced funds to borrowers, respectively. We also had $1.5, $1.5 million and $2.0 million in outstanding letters of credit at March 31, 2019, December 31, 2018 and 2017, respectively.

Certificates of deposit due within one year of March 31, 2019 totaled $77.6 million, or 10.0% of total certificates of deposit. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank of Boston advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit at March 31, 2019. We believe, however, based on past experience that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

Our primary investing activities are the origination of loans and the purchase of securities. During the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, we had $56.0 million, $298.4 million and $267.8 million of loan originations, respectively. The loan originations included $56.0 million, $286.6 million and $264.6 million of loans to be held in our portfolio for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, respectively. During the three months ended March 31, 2019 we purchased $13.7 million and sold $13.5 million in securities. During the year ended December 31, 2018, we did not purchase or sell any securities. During the year ended December 31, 2017, we purchased $13.1 million of securities and received proceeds from the sales of securities totaling $51.3 million.

Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. We experienced net increases in total deposits of $7.2 million, $18.0 million and $122.1 for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive. Borrowings increased $11.9 million and $41.2 million and decreased $23.0 million during the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, respectively.

The Provident Bank is subject to various regulatory capital requirements administered by Massachusetts Commissioner of Banks, and the Federal Deposit Insurance Corporation. At March 31, 2019, The Provident Bank exceeded all applicable regulatory capital requirements, and was considered “well capitalized” under regulatory guidelines. See “Historical and Pro Forma Regulatory Capital Compliance.”

The net proceeds from the stock offering will significantly increase our liquidity and capital resources.  Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including funding loans.  Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, which will increase our net interest-earning assets and net interest income.  However, due to the increase in equity resulting from the net proceeds raised in the stock offering, as well as other factors associated with the stock offering, our return on equity will be adversely affected following the stock offering.  See “Risk Factors—Risks Related to the Offering—Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.”

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities, agreements with respect to investments and employment agreements with certain of our executive officers.

Off-Balance Sheet Arrangements. We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit, which involve elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. Our exposure to credit loss is represented by the contractual amount of the instruments. We use the same credit policies in making commitments as we do for on-balance sheet instruments.

For further information, see the consolidated financial statements beginning on page F-1.

Recent Accounting Pronouncements

For information with respect to recent accounting pronouncements that are applicable to Old Provident, see the consolidated financial statements beginning on page F-1.

Effect of Inflation and Changing Prices

The consolidated financial statements and related financial data included in this proxy statement/prospectus have been prepared in accordance with generally accepted accounting principles in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF NEW PROVIDENT AND OLD PROVIDENT

New Provident

New Provident is a Maryland corporation that was organized in June 2019. Upon completion of the conversion, New Provident will become the holding company of The Provident Bank and will succeed to all of the business and operations of Old Provident and each of Old Provident and Provident Bancorp will cease to exist.

Initially following the completion of the conversion, New Provident will have a total of $5.6 million in cash and securities held by Old Provident and Provident Bancorp as of March 31, 2019, and the net proceeds it retains from the offering, part of which will be used to fund a loan to the Employee Stock Ownership Plan. New Provident will have no significant liabilities. New Provident intends to use the support staff and offices of The Provident Bank and will pay The Provident Bank for these services. If New Provident expands or changes its business in the future, it may hire its own employees.

New Provident intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

Old Provident

Old Provident is a Massachusetts corporation that owns all of the outstanding shares of common stock of The Provident Bank. At March 31, 2019, Old Provident had consolidated assets of $998.5 million, deposits of $775.3 million and stockholders’ equity of $128.3 million.

The Provident Bank became the wholly-owned subsidiary of Old Provident in 2011, when The Provident Bank reorganized into the two-tier mutual holding company structure. In 2015, Old Provident sold 4,274,425 shares of its common stock to the public, representing 45.0% of its then-outstanding shares, at $10.00 per share. An additional 5,034,323 shares, or 53.0% of the outstanding shares, were issued to Provident Bancorp, and 189,974 shares, or 2.0% of the outstanding shares were issued to The Provident Community Charitable Organization, Inc.

BUSINESS OF THE PROVIDENT BANK

The Provident Bank has served the banking needs of its customers since 1828. The Provident Bank is the tenth oldest financial institution in the United States.

The Provident Bank is a Massachusetts-chartered stock savings bank that operates as a full-service commercial bank from its main office and two branch offices in the Northeastern Massachusetts area, three branch offices in Southeastern New Hampshire and one branch in located in Bedford, New Hampshire. We also have four loan production offices in Boston, Dedham and Hingham, Massachusetts and Portsmouth, New Hampshire. Our primary lending area for commercial real estate loans and a large portion of our commercial business loans encompasses Northeastern Massachusetts and Southern New Hampshire, with a focus on Essex County, Massachusetts, and Hillsborough and Rockingham Counties, New Hampshire. However, we offer our enterprise value loans nationwide, and our renewable energy loans primarily throughout New England and New York.

Our primary deposit-gathering area is currently concentrated in Essex County, Massachusetts, Rockingham County, New Hampshire, and Hillsborough County, New Hampshire, although we also receive deposits from our business customers who are located nationwide. We attract deposits from the general public and use those funds to originate primarily commercial real estate and commercial business loans, and to invest in securities.

The Provident Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation and by the Depositors Insurance Fund for amounts in excess of the Federal Deposit Insurance Corporation insurance limits.

The Provident Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation.

The Provident Bank’s main banking offices are located at 5 Market Street, Amesbury, Massachusetts 01913, and its telephone number is (978) 834-8555. Our website address is www.theprovidentbank.com. Information on this website is not and should not be considered a part of this proxy statement/prospectus.

Market Area

Our primary lending area for commercial real estate loans and a large portion of our commercial business loans encompasses a broad market that includes Northeastern Massachusetts and Southern New Hampshire, with a focus on Essex County, Massachusetts, and Hillsborough and Rockingham Counties, New Hampshire, which are part of, and bedroom communities to, the technology corridor between Boston, Massachusetts and Concord, New Hampshire. In 2018, we started offering our enterprise value loan product nationally, and we offer our renewable energy loans primarily in New England and New York. Our primary deposit-gathering area is currently concentrated in Essex County, Massachusetts, and Rockingham County and Hillsborough County, New Hampshire, although we also receive deposits from our business customers who are located nationwide.

The greater Boston metropolitan area is the 10th largest metropolitan area in the United States. Located adjacent to major transportation corridors, the Boston metropolitan area provides a highly diversified economic base, with major employment sectors ranging from services, manufacturing and wholesale and retail trade, to finance, technology and medical care. The largest employment sectors are, however, education, healthcare and social services, accounting for 28.0% of jobs in Massachusetts as of December 31, 2018. Based on data from the U.S. Department of Labor, the unemployment rate for Massachusetts was 3.2% in February 2019 compared to 4.0% in February 2018, and 4.1% for the United States as a whole for February 2019.  The population in Massachusetts grew 3.2% from 2014 to 2019, while the national population and the population in Essex County, Massachusetts grew 3.8% and 3.9%, respectively, over the same time period. Median household income in Massachusetts was $82,084 for 2019, compared to $63,174 and $80,645 for the nation and Essex County, respectively.

New Hampshire also provides a highly diversified economic base, with major employment sectors ranging from services and manufacturing to finance/insurance/real estate, but the largest employment sector is education, healthcare and social services at 24.5%. Based on data from the U.S. Department of Labor, the unemployment rate for New Hampshire was 2.9% in February 2019 compared to 3.2% in February 2018. The population in New Hampshire grew 2.0% from 2014 to 2019, while the population in Hillsborough and Rockingham Counties, New Hampshire grew 2.1% and 3.3%, respectively, over the same time period. Median household income in New Hampshire was $77,568 for 2019, compared to $82,724 and $91,891 for Hillsborough and Rockingham Counties, respectively.

Competition

We face significant competition for deposits and loans. Our most direct competition for deposits has historically come from the many financial institutions operating in our market area. Several large holding companies operate banks in our market area. Many of these institutions, such as TD Bank, Bank of America and Citizens Bank, are significantly larger than us and, therefore, have greater resources. Additionally, some of our competitors offer products and services that we do not offer, such as insurance services, trust services, and wealth management. We also face competition for investors’ funds from other financial service companies such as fintech companies, brokerage firms, money market funds, mutual funds and other corporate and government securities. Based on data from the Federal Deposit Insurance Corporation as of June 30, 2018 (the latest date for which information is available), The Provident Bank had 1.76% of the deposit market share within Essex County, Massachusetts, giving us the 14th largest market share out of 35 financial institutions with offices in that county as of that date and had 3.45% of the deposit market share within Rockingham County, New Hampshire, giving us the 8th largest market share out of 26 financial institutions with offices in that county as of that date. This data excludes deposits held by credit unions.

Our competition for loans comes primarily from financial institutions in our market area, although we face competition nationwide for our commercial lending activities. Our experience in recent years is that many financial institutions in our market area, especially community banks that are seeking to significantly expand their commercial loan portfolios and banks located in lower growth regions in New Hampshire and Maine, have been willing to price commercial loans aggressively in order to gain market share.

Lending Activities

Commercial Business Loans. We make commercial business loans primarily in our market area to a variety of small and medium sized businesses, including professional and nonprofit organizations, and, to a lesser extent, sole proprietorships. We also originate our enterprise value loans nationwide, and we originate our renewable energy loans primarily in New England and New York. Our commercial business loans are generally secured by business assets, and we may support this collateral with junior liens on real property. At March 31, 2019, commercial business loans were $382.6 million, or 43.8% of our total loan portfolio, and we intend to increase the amount of commercial business loans that we originate. As part of our relationship driven focus, we encourage our commercial business borrowers to maintain their primary deposit accounts with us, which enhances our interest rate spread and overall profitability.

Commercial lending products include term loans and revolving lines of credit. Commercial loans and lines of credit are made with either variable or fixed rates of interest. Variable rates and rates on Small Business Administration (“SBA”) loans are based on the prime rate as published in The Wall Street Journal, plus a margin. Initial rates on non-SBA fixed-rate business loans are generally based on a corresponding Federal Home Loan Bank rate, plus a margin. Commercial business loans typically have shorter maturity terms and higher interest rates than commercial real estate loans, but may involve more credit risk because of the type and nature of the collateral. We are focusing our efforts on originating such loans to experienced, growing small- to medium-sized, privately-held companies with local or regional businesses and non-profit entities that operate in our market area.

When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities and global cash flows of the borrower and other guarantors, the projected cash flows of the business and the value of the collateral, accounts receivable, inventory and equipment. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 80% of the value of the collateral securing the loan. All of these loans are secured by assets of the respective borrowers.

In 2015, we started originating enterprise value loans, which we also refer to as merger and acquisition, re-capitalization, and shareholder/partner buyout loans. We began originating these loans nationwide in 2018, and as of March 31, 2019 we had a total of $147.5 million in enterprise value loans, with relationships in 18 states. We originate these loans to small- and medium-size businesses in a senior secured position; relying largely on the enterprise value of the business and ongoing cash flow to support operational and debt service requirements.  These are fully amortizing term loans (up to seven years) with material levels of equity and/or combination of seller financing behind our senior secured lending. In underwriting these loans, we generally require minimum fixed charge coverage ratios of 1.20x to 1.50x. The maximum senior loan-to-enterprise value must be 65% or lower, although we generally limit these loans to a loan-to-value limitation of 50%, as verified by a quality of earnings review by a certified public accounting firm, and we generally require a maximum EBITDA (earnings before interest, tax, depreciation and amortization) of less than three times, as verified by a third-party business valuation. The largest loan was $15.0 million and is secured by all business assets. At March 31, 2019, the loan was performing in accordance with its original repayment terms.

The following table provides information with respect to our enterprise value loans by type at March 31, 2019.

Type of Industry	Balance
(In thousands)
Consulting services	$36,900
Information technology and software	37,059
Manufacturing	19,543
Landscaping	12,772
Repair services	5,991
Real estate	8,228
Other	26,998
Total	$147,491

In 2015, we started originating loans to developers of commercial-scale renewable energy facilities, primarily in New England and New York, and at March 31, 2019, we had a total of $54.0 million in renewable energy loans. Our renewable energy loans primarily include loans secured by solar arrays and wind turbines. The average term and amortization for these loans can extend to 15 years or more, given the asset life, and are generally underwritten to a maximum term of two years less than the associated power purchase agreement (“PPA”) supporting the repayment of each loan. The term of the loan is also shorter than the life expectancy of the related equipment. Generally, the underwriting criteria includes: a report supporting the power generation capacity and ultimately the ability to generate sufficient cash flows, assignment of the associated PPA, analysis on the quality of the power off-taker, an overall business valuation, and appropriate loan covenants, which may include maximum loan-to-value and minimum debt service coverage requirements. At March 31, 2019, $39.1 million, or 72.5%, of our renewable energy loans was secured by solar arrays, and $14.9 million, or 27.5%, was secured by wind turbines. The largest loan was $7.9 million and is secured by all business assets of the company, including the solar array and an assignment of the PPA. At March 31, 2019, the loan was performing in accordance with its original repayment terms. At March 31, 2019, the weighted average age of our renewable energy loans was 13 months.

We are currently developing international commercial financing as a new product line. We have focused our efforts on providing financing to foreign companies purchasing U.S. capital equipment and services, and working capital lines of credit to U.S. companies with foreign accounts receivable. As of March 31, 2019, we have originated $492,000 in foreign working capital lines of credit with total exposure of $2.1 million. As of that date, we have not yet originated a loan to a foreign company purchasing U.S. capital equipment and services, but we have had a number of ongoing discussions regarding originations, which could significantly grow the size of this portfolio. Given the probability of origination for many of these loans is individually low, it is difficult to predict growth in the portfolio, if any. Because of the guarantees associated with these loans, we may originate loans with individual principal balances that are significantly larger than the loans we currently originate. Our financing to foreign companies generally would be medium term (five to seven years), with a 100% payment, performance and political risk guarantee from the U.S. Export Import Bank; we believe the risk associated with these loans is similar to the risk associated with a U.S. Treasury note. Our foreign capital lines of credit are supported by a 90% guarantee from either the U.S. Export Import Bank or the SBA.

A portion of our commercial business loans are guaranteed by the SBA through the SBA 7(a) loan program. The SBA 7(a) loan program supports, through a U.S. Government guarantee, some portion of the traditional commercial loan underwriting that might not be fully covered absent the guarantee. A typical example would be a business acquiring another business, where the value purchased is an enterprise value (as opposed to tangible assets), which results in a collateral shortfall under traditional loan underwriting requirements. In addition, SBA 7(a) loans, through term loans, can provide a good source of permanent working capital for growing companies. The Provident Bank is a Preferred Lender under the SBA’s PLP Program, which allows expedited underwriting and approval of SBA 7(a) loans.

We joined the BancAlliance network in May 2011. BancAlliance has a membership of approximately 200 community banks that together participate in middle market commercial and industrial loans as a way to diversify their commercial portfolio. As of March 31, 2019, we had $13.9 million of outstanding commercial business loans that were originated through this network. All of these loans are participations in larger facilities agented by capital finance companies. We fully underwrite these loans in accordance with our policies prior to approval. At March 31, 2019, loans totaling $3.2 million were on non-accrual status. The remaining loans totaling $10.7 million were performing in accordance with their original repayment terms. Our last BancAlliance loan origination was in February 2017, and at this time we are not anticipating originating any new loans through this network.

Our largest commercial business loan at March 31, 2019 totaled $15.0 million, was originated in 2018 and is an enterprise value loan. Our next largest commercial business loan totaled $9.1 million, was originated in 2018 and is an enterprise value loan. The third largest commercial totaled $8.4 million, was originated in 2019 and is a term loan. As of March 31, 2019, the loans were performing in accordance with the original repayment terms.

Commercial Real Estate Loans. At March 31, 2019, commercial real estate loans were $373.4 million, or 42.8%, of our total loan portfolio. This amount includes $31.8 million of multi-family residential real estate loans, which we consider a subset of commercial real estate loans, and which are described below. Our commercial real estate loans are generally secured by properties used for business purposes such as office buildings, industrial facilities and retail facilities; however, we also originate loans secured by investment real estate in the form of residential rental units. At March 31, 2019, $163.0 million of our commercial real estate portfolio was secured by owner occupied commercial real estate, and $210.4 million was secured by income producing, or non-owner occupied commercial real estate. We currently target new commercial real estate loan originations to experienced, growing small- and mid-size owners and investors in our market area. The average outstanding loan in our commercial real estate portfolio was $504,000 as of March 31, 2019, although we originate commercial real estate loans with balances significantly larger than this average. At March 31, 2019, our ten largest commercial real estate loans had an average balance of $5.8 million.

We focus our commercial real estate lending on properties within our primary market areas, but we will originate commercial real estate loans on properties located outside this area based on an established relationship with a strong borrower. We intend to continue to grow our commercial real estate loan portfolio while maintaining prudent underwriting standards. In addition to originating these loans, we occasionally will participate in commercial real estate loans with other financial institutions. Such participations are underwritten in accordance with our policies before we will participate in such loans.

We originate a variety of fixed- and adjustable-rate commercial real estate loans with terms and amortization periods generally up to 20 years, which may include balloon loans. Interest rates and payments on our adjustable-rate loans adjust every three, five or seven years and generally are indexed to the corresponding Federal Home Loan Bank borrowing rate plus a margin. Most of our adjustable-rate commercial real estate loans adjust every five years and amortize over terms of 20 years. We generally include pre-payment penalties on commercial real estate loans we originate. Commercial real estate loan amounts do not exceed 75% to 80% of the property’s appraised value at the time the loan is originated. In addition, debt service ratios, by policy, are required to have a minimum net operating income to debt service coverage ratio ranging from of 1.10x to 1.25x based on loan type and the defined and approved term/amortization. For commercial real estate loans in excess of $500,000, we require independent appraisals from an approved appraisers list. For such loans below $500,000, we require real estate evaluations but do not require an independent appraisal. We require commercial real estate loan borrowers with loan relationships in excess of $1.0 million to submit annual financial statements and/or rent rolls on the subject property, although we may request such information for smaller loans on a case-by-case basis. Loans below the $1.0 million threshold are reviewed annually using business and consumer credit reports, payment history, and confirmation of real estate tax payments. Commercial real estate properties may also be subject to annual inspections to support that appropriate maintenance is being performed by the owner/borrower. The loan and its borrowers and/or guarantors are subject to an annual risk certification verifying that the loan is properly risk rated based upon covenant compliance (as applicable) and other terms as provided for in the loan agreements. While this process does not prevent loans from becoming delinquent, it provides us with the opportunity to better identify problem loans in a timely manner and to work with the borrower prior to the loan becoming delinquent.

The following table provides information with respect to our commercial real estate loans by type at March 31, 2019. The table excludes multi-family residential real estate loans, discussed below.

Type of Loan	Number of Loans	Balance
		(In thousands)
Residential one- to four-family non-owner occupied	173	$37,513
Mixed use	70	41,554
Office	85	46,021
Retail	62	30,349
Industrial/manufacturing/warehouse	103	57,360
Gas stations	30	16,468
Restaurant/fast food	36	17,261
Hotel/motel/inn	20	27,861
Self-storage facility	15	26,199
Other commercial real estate	74	41,046
Total	668	$341,632

If we foreclose on a commercial real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

Our largest single commercial real estate loan at March 31, 2019 totaled $7.2 million, was originated in November 2014 and is secured by non-owner occupied commercial use property. Our next largest commercial real estate loan at March 31, 2019 was for $6.7 million, was originated in September 2017 and is secured by non-owner occupied commercial use property. The third largest commercial real estate loan was for $6.6 million, was originated in May 2017 and is secured by non-owner occupied commercial use property. All of the collateral securing these loans is located in our primary lending area. At March 31, 2019, all of these loans were performing in accordance with their original repayment terms.

Multi-Family Residential Real Estate Loans. At March 31, 2019, multi-family real estate loans were $31.8 million, or 3.6% of our total loan portfolio. We do not focus on the origination of multi-family real estate lending, but we will originate these loans to well-qualified borrowers when opportunities exist that meet our underwriting standards. We currently originate new individual multi-family real estate loans to experienced, growing small- and mid-size owners and investors in our market area. Our multi-family real estate loans are generally secured by properties consisting of five to 15 rental units. The average outstanding loan size in our multi-family real estate portfolio was $436,000 as of March 31, 2019. We generally do not make multi-family real estate loans outside our primary market areas. In addition to originating these loans, we also participate in multi-family residential real estate loans with other financial institutions. Such participations are underwritten in accordance with our policies before we will participate in such loans.

We originate a variety of fixed- and adjustable-rate multi-family real estate loans for terms up to 30 years. Interest rates and payments on our adjustable-rate loans adjust every three, five or seven years and generally are indexed to the corresponding Federal Home Loan Bank borrowing rate plus a margin. Most of our adjustable-rate multi-family real estate loans adjust every five years and amortize over terms of 20 to 25 years. We also include pre-payment penalties on loans we originate. Multi-family real estate loan amounts do not exceed 80% of the property’s appraised value at the time the loan is originated. Debt service ratios, by policy, are required to have a minimum net operating income to debt service coverage ratio of 1.20x. We require multi-family real estate loan borrowers with loan relationships in excess of $1.0 million to submit annual financial statements and/or rent rolls on the subject property, although we may request such information for smaller loans on a case-by-case basis. Loans below the $1.0 million threshold are reviewed annually using business and consumer credit reports, payment history, and confirmation of real estate tax payments. These properties may also be subject to annual inspections to support that appropriate maintenance is being performed by the owner/borrower.

If we foreclose on a multi-family real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

Our largest multi-family real estate loan at March 31, 2019 totaled $4.6 million, was originated in September 2016 and is secured by a multi-family property. At March 31, 2019, this loan was performing in accordance with its original repayment terms.

Construction and Land Development Loans. At March 31, 2019, construction and land development loans were $42.4 million, or 4.9% of our total loan portfolio, consisting of $22.6 million of one- to four-family residential and condominium construction loans, $732,000 of residential land or development loans, and $19.1 million of commercial and multi-family real estate construction loans. At March 31, 2019, $21.3 million of our commercial and multi-family real estate construction loans are expected to convert to permanent loans upon completion of the construction phase. The majority of the balance of these loans is secured by properties located in our primary lending area.

We primarily make construction loans for commercial development projects, including hotels, condominiums and single family residences, small industrial buildings, retail and office buildings and apartment buildings. Most of our construction loans are interest-only loans that provide for the payment of interest during the construction phase, which is usually up to 12 to 24 months, although some construction loans are renewed, generally for one or two additional years. At the end of the construction phase, the loan may convert to a permanent mortgage loan or the loan may be paid in full. Loans generally can be made with a maximum loan-to-value ratio of 80% of the appraised market value upon completion of the project. As appropriate to the underwriting, a discounted cash flow analysis is utilized. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser for construction and land development loans in excess of $500,000. We also will generally require an inspection of the property before disbursement of funds during the term of the construction loan.

We also originate construction and site development loans to contractors and builders to finance the construction of single-family homes and subdivisions. While we may originate these loans whether or not the collateral property underlying the loan is under contract for sale, we consider each project carefully in light of current residential real estate market conditions. We actively monitor the number of unsold homes in our construction loan portfolio and local housing markets to attempt to maintain an appropriate balance between home sales and new loan originations. We generally will limit the maximum number of speculative units (units that are not pre-sold) approved for each builder to two units. We have attempted to diversify the risk associated with speculative construction lending by doing business with experienced small and mid-sized builders within our market area.

Residential real estate construction loans include single-family tract construction loans for the construction of entry level residential homes. The maximum loan-to-value limit applicable to these loans is generally 75% to 80% of the appraised market value upon completion of the project. Development plans are required from builders prior to making the loan. Our loan officers are required to personally visit the proposed site of the development and the sites of competing developments. We require that builders maintain adequate insurance coverage. While maturity dates for residential construction loans are largely a function of the estimated construction period of the project, and generally do not exceed one year, land development loans generally are for 18 to 24 months. Substantially all of our residential construction loans have adjustable rates of interest based on The Wall Street Journal prime rate plus a margin. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspection by our approved inspectors warrant.

Our largest construction and land development loan at March 31, 2019 totaled $5.8 million, was originated in 2016 and is secured by non-owner occupied commercial use property. At March 31, 2019, this loan was performing in accordance with its original repayment terms.

One- to Four-Family Residential Loans. Our one- to four-family residential loan portfolio consists of mortgage loans that enable borrowers to purchase or refinance existing homes, most of which serve as the primary residence of the owner. At March 31, 2019, one- to four-family residential real estate loans were $54.9 million, or 6.3% of our total loan portfolio, consisting of $35.0 million of fixed-rate loans and $19.9 million of adjustable-rate loans, respectively. This amount includes $19.6 million of home equity loans and lines of credit, which we consider a subset of one- to four-family residential real estate loans, and which are described below.

We discontinued this type of lending in 2014 to focus on commercial loan originations. Accordingly, we expect our portfolio of one- to four-family residential real estate loans to continue to decrease over time due to normal amortization and repayments. Our one- to four-family residential real estate loans generally do not have prepayment penalties.

Home Equity Loans and Lines of Credit. At March 31, 2019, the outstanding balance owed on home equity loans was $610,000, or 0.1% of our total loan portfolio, and the outstanding balance owed on home equity lines of credit amounted to $19.0 million, or 2.1% of our total loan portfolio. We discontinued home equity loan originations in 2014 to focus on commercial loan originations, but we continue to offer home equity lines of credit. Home equity lines of credit have adjustable rates of interest with ten-year draws and terms of 15 years that are indexed to the prime rate as published by The Wall Street Journal on the last business day of the month. We offer home equity lines of credit with cumulative loan-to-value ratios generally up to 80%, when taking into account both the balance of the home equity line of credit and first mortgage loan.

Consumer Loans. We offer loans secured by certificate accounts and overdraft lines of credit. At March 31, 2019, consumer loans were $19.3 million, or 2.2% of total loans. The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan.

In 2016, we entered into an agreement to purchase pools of unsecured consumer loans through the BancAlliance Lending Club Program. This program encompasses loans risk graded by Lending Club as A through C with a 680 minimum credit score, out of a possible risk grade of A through G. The Lending Club retains the servicing of these loans. As of March 31, 2019, we had $18.7 million in outstanding consumer loans that were purchased through this program, all but $113,000 of which were performing in accordance with the original repayment terms. We expect limited originations of this loan type going forward.

Loan Underwriting Risks

Commercial Business Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business and the collateral securing these loans may fluctuate in value. Our commercial business loans are originated primarily based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral consists of accounts receivable, inventory or equipment, the value of which may depreciate over time, may be more difficult to appraise and may be more susceptible to fluctuation in value. Credit support provided by the borrower for most of these loans and the probability of repayment is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. As a result, the availability of funds for the repayment of commercial business loans may depend substantially on the success of the business itself.

Commercial and Multi-Family Real Estate Loans. Loans secured by commercial and multi-family real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. In addition, many of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Of primary concern in commercial and multi-family real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income producing properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on commercial and multi-family real estate loans. In reaching a decision on whether to make a commercial or multi-family real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x. An environmental phase one report is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

Construction and Land Development Loans. Our construction loans are based upon estimates of costs and values associated with the completed project. Underwriting is focused on the borrowers’ financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations. All construction loans for which the builder does not have a binding purchase agreement must be approved by senior loan officers.

Construction lending involves additional risks when compared with permanent residential lending because funds are advanced upon the security of the project, which is of uncertain value prior to its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. This type of lending also typically involves higher loan principal amounts and is often concentrated with a small number of builders. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. A discounted cash flow analysis is utilized for determining the value of any construction project of five or more units. Our ability to continue to originate a significant amount of construction loans is dependent on the strength of the housing market in our market areas.

Land loans secured by improved lots generally involve greater risks than residential mortgage lending because land loans are more difficult to evaluate. If the estimate of value proves to be inaccurate, in the event of default and foreclosure, we may be confronted with a property the value of which is insufficient to assure full payment.

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate loans, an increased monthly mortgage payment required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits on residential loans.

Consumer Loans. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as motor vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Loan Originations, Purchases and Sales

We have grown our loan portfolio by developing expertise for customers who typically have not been supported by larger financial institutions but whose business needs are usually too complex for smaller institutions. Loan originations come from a variety of sources. The primary sources of loan originations are current customers, business development by our relationship managers, walk-in traffic, our website, networking events and referrals from customers as well as our directors, trustees and corporators, business owners, investors, entrepreneurs, builders, realtors, and other professional third parties, including brokers. Loan originations are further supported by lending services offered through cross-selling and employees’ community service.

Historically, we generally originated loans for our portfolio. We occasionally sell participation interests in commercial real estate loans and commercial business loans to local financial institutions, primarily on the portion of loans exceeding our borrowing limits. At March 31, 2019, we were servicing $20.2 million of commercial real estate and commercial business loans where we had sold an interest to local financial institutions. For the three months ended March 31, 2019, we did not sell any loan participations, and for the years ended December 31, 2018 and 2017, we sold loan participations of $11.8 million and $3.0 million, respectively.

While we generally do not purchase whole loans, we will occasionally purchase loan participations from other financial institutions or through the BancAlliance program. We will also purchase pools of unsecured consumer loans through the BancAlliance Lending Club Program, described above. As of March 31, 2019, we had $13.9 million of outstanding commercial business loans and $18.7 million of outstanding unsecured consumer loans that were originated through the BancAlliance program and BancAlliance Lending Club program, respectively. During the three months ended March 31, 2019 and the year ended December 31, 2018, we did not purchase any loan participations, and during the year ended December 31, 2017, we purchased $4.2 million of loan participations. We discontinued originating commercial business loans through the BancAlliance program in February 2017, and we expect limited originations through the BancAlliance Lending Club program going forward.

Loan Approval Procedures and Authority

Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by The Provident Bank’s board of directors and management. The Provident Bank’s board of directors has granted loan approval authority to certain officers up to prescribed limits, depending on the officer’s experience, the type of loan and whether the loan is secured or unsecured. All loans require the approval of a minimum of two lending officers, one of which must be a Senior Vice President or above (the exception is borrowing relationships of $25,000 and below, which can be approved by one officer with sufficient authority for that loan type, as well as, loans of any amount which are 100% cash secured). For loan relationships below $2.0 million, approval is required by designated individuals with delegated loan authority as identified within Loan Policy. Our loan policy dictates that for loan relationships of between $2.0 million and $3.0 million approval is required by two of the following members of Credit Committee: Chief Executive Officer, Chief Financial Officer and/or President/Chief Lending Officer. While our loan policy dictates that loan relationships greater than $3.0 million be presented to and approved by Credit Committee; our practice has been to present loan relationships greater than $2.0 million to Credit Committee for review and formal approval. Loans that involve exceptions to policy, including loans in excess of our internal loans-to-one borrower limitation, must be authorized by The Provident Bank’s Risk Committee of the board of directors. Exceptions are fully disclosed to the approving authority, either an individual officer or the appropriate management or board committee prior to commitment. Exceptions are reported to the board of directors quarterly.

When entering a new lending line, we typically seek to manage risks and costs by limiting initial activity. We then decide whether it would be profitable and consistent with our risk tolerance levels to expand the activity, and continually calibrate and adjust our actions to maintain appropriate risk limitations.

Loans-to-One Borrower Limit and Loan Category Concentration

The maximum amount that we may lend to one borrower and the borrower’s related entities is generally limited, by statute, to 20% of our capital, which is defined under Massachusetts law as the sum of our capital stock, surplus account and undivided profits. At March 31, 2019, our regulatory limit on loans-to-one borrower was $26.4 million. We generally establish our internal loans-to-one borrower limit as 90% of our regulatory limit. As of March 31, 2019, this amount was $23.7 million, with loans greater than this amount requiring approval by The Provident Bank’s Risk Committee of the board of directors. Our regulatory and internal loans-to-one borrower limits would increase as a result of the capital raised in the offering.

At March 31, 2019, our largest lending relationship consisted of a total of nine commercial real estate loans, commercial business loans, and construction and land development loans with a total exposure of $21.1 million, secured by non-owner occupied investment real estate. This relationship was performing in accordance with its original repayment terms at March 31, 2019. Our second largest lending relationship consisted of 16 commercial business loans with a total exposure of $20.8 million, secured by business assets. This relationship was performing in accordance with its original repayment terms at March 31, 2019. Our third largest lending relationship consisted of eight commercial business loans with a total exposure of $20.4 million, secured by all business assets. This relationship was performing in accordance with its original repayment terms at March 31, 2019. Our fourth largest lending relationship consisted of 22 commercial business loans with a total exposure of $18.6 million, secured by all business assets. This relationship was performing in accordance with its original repayment terms at March 31, 2019. Our fifth largest lending relationship consisted of a total of eight commercial real estate and commercial business loans with a total exposure of $17.4 million, secured by a non-owner occupied commercial use property. This relationship was performing in accordance with its original repayment terms at March 31, 2019.

Investment Activities

We have legal authority to invest in various types of investment securities and liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises, residential mortgage-backed securities and municipal government bonds, deposits at the Federal Home Loan Bank of Boston, certificates of deposit of federally insured institutions, investment grade corporate bonds and investment grade marketable equity securities, including common stock and money market mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of Boston stock, which investment is based on the level of our Federal Home Loan Bank borrowings. While we have the authority under applicable law to invest in derivative securities, we had no investments in derivative securities at March 31, 2019.

At March 31, 2019, our investment portfolio had a fair value of $49.7 million, and consisted primarily of U.S. Government Agency mortgage-backed securities, and state and municipal bonds. Effective January 2018,we adopted ASU No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities.” This standard required us to measure our equity investments at fair value with changes in fair value recognized in net income. We evaluated the pronouncement and decided to divest from our equity securities portfolio in 2017 to reduce potential volatility within our earnings performance.

Our investment objectives are to provide and maintain liquidity, to establish an acceptable level of interest rate and credit risk, to provide a use of funds when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for the investment portfolio, including approval of our investment policy. The Risk Committee of the board of directors and management are responsible for implementation of the investment policy and monitoring our investment performance. Our Risk Committee reviews the status of our investment portfolio quarterly.

Each reporting period, we evaluate all securities with a decline in fair value below the amortized cost of the investment to determine whether or not the impairment is deemed to be other-than-temporarily impaired (“OTTI”). OTTI is required to be recognized if (1) we intend to sell the security; (2) it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis; or (3) for debt securities, the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. Marketable equity securities are evaluated for OTTI based on the severity and duration of the impairment and, if deemed to be other than temporary, the declines in fair value are reflected in earnings as realized losses. For impaired debt securities that we intend to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI resulting in a realized loss that is a charged to earnings through a reduction in our noninterest income. For all other impaired debt securities, credit-related OTTI is recognized through earnings and non-credit related OTTI is recognized in other comprehensive income/loss, net of applicable taxes. We did not recognize any OTTI during the three months ended March 31, 2019 or the years ended December 31, 2018 or 2017.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank of Boston advances, brokered deposits and certificates of deposit obtained from a national exchange, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, funds are derived from scheduled loan payments, investment securities maturities and sales, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposit Accounts. The majority of our deposits (other than certificates of deposit) are from depositors who reside in our primary market areas. However, a significant portion of our brokered certificates of deposits and QwickRate deposits, described below, are from depositors located outside our primary market areas. We also receive deposits from our nationwide business customers. Deposits are attracted through the offering of a broad selection of deposit instruments, including noninterest-bearing demand deposits (such as checking accounts), interest-bearing demand accounts (such as NOW and money market accounts), savings accounts and certificates of deposit. In addition to accounts for individuals, we also offer several commercial checking accounts designed for the businesses operating in our market area, and we encourage our commercial borrowing customers to maintain their deposit relationships with us.

We have grown our core deposits (which we define as all deposits except for certificates of deposit) through a variety of strategies, including investing in technology and our employees, as well as proactive interaction with our customers. Our investment in technology has enabled us to better serve commercial customers who demand faster processing times and simplified online interaction. For example, we provide deposit and cash management services for 1031 qualified intermediaries, digital currency customers, payroll providers and community association management companies. Funds we receive from digital currency customers are denominated in U.S. dollars; we do not have any digital assets or liabilities on our balance sheet and we do not take any digital currency exchange rate risk. In addition, we believe that our specialized commercial activities have provided opportunities to generate business deposits from those customers, including from customers outside of our branch network, that may not be available to traditional community banks.

At March 31, 2019, our deposits totaled $775.3 million. As of that date, our certificates of deposit included $69.1 million of brokered certificates of deposit and $15.1 million of QwickRate certificates of deposit, where we gather certificates of deposit nationwide by posting rates we will pay on these deposits. At March 31, 2019, all of our QwickRate certificates of deposit were in amounts greater than $100,000.

Deposit account terms vary according to the minimum balance required, the time period that funds must remain on deposit, and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability, and customer preferences and concerns. We generally review our deposit mix and pricing on a weekly basis. Our deposit pricing strategy has generally been to offer competitive rates and services and to periodically offer special rates in order to attract deposits of a specific type or term, although we have not done so in recent periods. We do not price our deposit products to be among the highest rate paying institution in our market area, but instead focus on services to gather deposits.

Borrowings. We primarily utilize advances from the Federal Home Loan Bank of Boston to supplement our supply of investable funds. The Federal Home Loan Bank functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our whole first mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. As of March 31, 2019, we had $203.7 million of available borrowing capacity with the Federal Home Loan Bank of Boston, including an available line of credit of $2.0 million at an interest rate that adjusts daily. On that date, we had $79.9 million in advances outstanding from the Federal Home Loan Bank of Boston. All of our borrowings from the Federal Home Loan Bank are secured by investment securities and qualified collateral, including one- to four-family loans and multi-family and commercial real estate loans held in our portfolio. As of March 31, 2019, we had an available line of credit with the Federal Reserve Bank of Boston’s borrower-in-custody program of $177.3 million, none of which was outstanding as of that date. All of our borrowings from the Federal Reserve Bank borrower-in-custody program are secured by investment securities and qualified collateral, including commercial and commercial real estate loans held in our portfolio.

Personnel

As of March 31, 2019, we had 112 full-time and 13 part-time employees, none of whom is represented by a collective bargaining unit. We believe we have a good working relationship with our employees.

Subsidiaries

The Provident Bank’s subsidiaries include Provident Security Corporation and 5 Market Street Security Corporation, which were established to buy, sell, and hold investments for their own account.

Legal Proceedings

We are not involved in any legal proceedings as a defendant that we believe would be material to our financial condition or results of operations.

Properties

We conduct business through our main office and six branch offices located in Amesbury and Newburyport, Massachusetts and Bedford, Exeter, Portsmouth and Seabrook, New Hampshire, as well as four loan production offices located in Boston, Dedham and Hingham, Massachusetts and Portsmouth, New Hampshire. We own four of our offices, including our main office, and lease three of our offices. All of our loan production offices are leased. At March 31, 2019, the total net book value of our land, buildings, right-of-use assets, furniture, fixtures and equipment was $21.5 million.

SUPERVISION AND REGULATION

General

The Provident Bank is a Massachusetts-charted stock savings bank. The Provident Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation and by the Depositors Insurance Fund for amounts in excess of the Federal Deposit Insurance Corporation insurance limits. The Provident Bank is subject to extensive regulation by the Massachusetts Commissioner of Banks, as its chartering agency, and by the Federal Deposit Insurance Corporation, as its primary deposit insurer. The Provident Bank is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. The Provident Bank is a member of the Federal Home Loan Bank of Boston.

The regulation and supervision of The Provident Bank establish a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and borrowers and, for purposes of the Federal Deposit Insurance Corporation, the protection of the insurance fund. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

As a bank holding company following the conversion, New Provident will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. New Provident will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Commonwealth of Massachusetts or Congress, could have a material adverse impact on the operations and financial performance of New Provident and The Provident Bank. In addition, New Provident and The Provident Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve Board. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the New Provident and The Provident Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to The Provident Bank and New Provident. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on The Provident Bank and New Provident.

Massachusetts Banking Laws and Supervision

The Provident Bank, as a Massachusetts-chartered stock savings bank, is regulated and supervised by the Massachusetts Commissioner of Banks. The Massachusetts Commissioner of Banks is required to regularly examine each state-chartered bank. The approval of the Massachusetts Commissioner of Banks is required to establish or close branches, to merge with another bank, to issue stock and to undertake many other activities. Any Massachusetts savings bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be sanctioned. The Massachusetts Commissioner of Banks may suspend or remove directors or officers of a savings bank who have violated the law, conducted a bank’s business in a manner that is unsafe, unsound or contrary to the depositors’ interests, or been negligent in the performance of their duties. In addition, the Massachusetts Commissioner of Banks has the authority to appoint a receiver or conservator if it is determined that the bank is conducting its business in an unsafe or unauthorized manner, and under certain other circumstances.

The powers that Massachusetts-chartered savings banks can exercise under these laws include, but are not limited to, the following.

Lending Activities. A Massachusetts-chartered savings bank may make a wide variety of mortgage loans including fixed-rate loans, adjustable-rate loans, variable-rate loans, participation loans, graduated payment loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans that may be made in accordance with applicable regulations. Commercial loans may be made to corporations and other commercial enterprises with or without security. Consumer and personal loans may also be made with or without security.

Insurance Sales. Massachusetts savings banks may engage in insurance sales activities if the Massachusetts Commissioner of Banks has approved a plan of operation for insurance activities and the bank obtains a license from the Massachusetts Division of Insurance. A savings bank may be licensed directly or indirectly through an affiliate or a subsidiary corporation established for this purpose. Although The Provident Bank has received approval for insurance sales activities, it does not offer insurance products.

Investment Activities. In general, Massachusetts-chartered savings banks may invest in preferred and common stock of any corporation organized under the laws of the United States or any state provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4.0% of the bank’s deposits. Massachusetts-chartered savings banks may in addition invest an amount equal to 1.0% of their deposits in stocks of Massachusetts corporations or companies with substantial employment in the Commonwealth which have pledged to the Massachusetts Commissioner of Banks that such monies will be used for further development within the Commonwealth. At the present time, The Provident Bank has the authority to invest in equity securities. However, such investment authority is constrained by federal law. See “—Federal Bank Regulation—Investment Activities” for such federal restrictions.

Dividends. A Massachusetts stock bank may declare from net profits cash dividends not more frequently than quarterly and non-cash dividends at any time. No dividends may be declared, credited or paid if the bank’s capital stock is impaired. A Massachusetts savings bank with outstanding preferred stock may not, without the prior approval of the Commissioner of Banks, declare dividends to the common stock without also declaring dividends to the preferred stock. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. Net profits for this purpose means the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets after deducting current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

Protection of Personal Information. Massachusetts has adopted regulatory requirements intended to protect personal information. The requirements are similar to existing federal laws such as the Gramm-Leach-Bliley Act, discussed below under “—Federal Bank Regulation—Privacy Regulations.” They require organizations to establish written information security programs to prevent identity theft. The Massachusetts regulation also contains technology system requirements, especially for the encryption of personal information sent over wireless or public networks or stored on portable devices.

Parity Approval. A Massachusetts bank may, in accordance with Massachusetts law, exercise any power and engage in any activity that has been authorized for national banks, federal thrifts or state banks in a state other than Massachusetts, provided that the activity is permissible under applicable federal law and not specifically prohibited by Massachusetts law. Such powers and activities must be subject to the same limitations and restrictions imposed on the national bank, federal thrift or out-of-state bank that exercised the power or activity. A Massachusetts bank may exercise such powers, and engage in such activities by providing 30 days’ advanced written notice to the Massachusetts Commissioner of Banks.

Loans to One Borrower Limitations. Massachusetts banking law grants broad lending authority. However, with certain limited exceptions, total obligations of one borrower to a bank may not exceed 20.0% of the total of the bank’s capital, which is defined under Massachusetts law as the sum of the bank’s capital stock, surplus account and undivided profits.

Loans to a Bank’s Insiders. Massachusetts law provides that a Massachusetts financial institution shall comply with Regulation O of the Federal Reserve Board, which generally requires that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of the Massachusetts financial institution’s capital.

Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be subject to sanctions for non-compliance, including seizure of the property and business of the bank and suspension or revocation of its charter. The Massachusetts Commissioner of Banks may, under certain circumstances, suspend or remove officers or directors who have violated the law, conducted the bank’s business in a manner which is unsafe, unsound or contrary to the depositors’ interests or been negligent in the performance of their duties. In addition, upon finding that a bank has engaged in an unfair or deceptive act or practice, the Massachusetts Commissioner of Banks may issue an order to cease and desist and impose a fine on the bank concerned. Massachusetts consumer protection and civil rights statutes applicable to The Provident Bank permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damage and attorney’s fees in the case of certain violations of those statutes.

Depositors Insurance Fund. All Massachusetts-chartered savings banks are required to be members of the Depositors Insurance Fund, a corporation that insures savings bank deposits in excess of federal deposit insurance coverage. The Depositors Insurance Fund is authorized to charge savings banks a risk-based assessment on deposit balances in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Massachusetts has other statutes and regulations that are similar to the federal provisions discussed below.

Federal Bank Regulation

Capital Requirements. Federal regulations require Federal Deposit Insurance Corporation-insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, and a Tier 1 capital to average assets leverage ratio of 4%.

For purposes of the regulatory capital requirements, common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). Provident Bancorp, Inc. has exercised the opt-out and therefore does not include AOCI in its regulatory capital determinations. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one to four- family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement began being phased in starting on January 1, 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% on January 1, 2019. At March 31, 2019, The Provident Bank exceeded the fully phased in regulatory requirement for the capital conservation buffer.

Legislation enacted in May 2018 requires the federal banking agencies, including the Federal Deposit Insurance Corporation, to establish for qualifying institutions with assets of less than $10 billion of assets a “community bank leverage ratio” of between 8% to 10% tangible equity/consolidated assets. Institutions with capital levels meeting or exceeding the specified requirement will be considered to comply with the applicable regulatory capital requirements, including all risk-based requirements. The establishment of the community bank leverage ratio is subject to notice and comment rulemaking by the federal regulators. A proposed rule issued by the federal regulators in December 2018 would specify a 9% community bank leverage ratio minimum for institutions to opt into the alternative framework.

The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. All state-chartered Federal Deposit Insurance Corporation insured banks, including savings banks, are generally limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. For example, state-chartered banks may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. The maximum permissible investment is 100% of Tier 1 Capital, as specified by the Federal Deposit Insurance Corporation’s regulations, or the maximum amount permitted by Massachusetts law, whichever is less.

In addition, the Federal Deposit Insurance Corporation is authorized to permit such a state bank to engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if it meets all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund. The Federal Deposit Insurance Corporation has adopted procedures for institutions seeking approval to engage in such activities or investments. In addition, a nonmember bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if a bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Interstate Banking and Branching. Federal law permits well capitalized and well managed bank holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, recent amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis to the extent that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of March 31, 2019, The Provident Bank was a “well capitalized” institution under the Federal Deposit Insurance Corporation regulations.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

The previously referenced proposed rulemaking to establish a “community bank leverage ratio” would adjust the referenced categories for qualifying institutions that opt into the alternative framework for regulatory capital requirements. Institutions that exceed the community bank leverage ratio would be considered to have met the capital ratio requirements to be “well capitalized” for the agencies’ prompt corrective rules.

Transaction with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal shareholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater than 10.0% shareholder of a financial institution, and certain affiliated interests of these, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal shareholders be made on terms and conditions substantially the same as offered in comparable transactions to persons who are not insiders and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Enforcement. The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state savings banks, including The Provident Bank. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices. The Federal Deposit Insurance Corporation is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The Federal Deposit Insurance Corporation may also appoint itself as conservator or receiver for an insured state non-member bank under specified circumstances, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; (4) insufficient capital; or (5) the incurrence of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Federal Insurance of Deposit Accounts. The Provident Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in The Provident Bank are insured up to a maximum of $250,000 for each separately insured depositor.

The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets currently range from 1 1/2 to 30 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation was required to seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more were supposed to fund the increase. The Federal Deposit Insurance Corporation indicated in November 2018 that the 1.35% ratio was exceeded. Insured institutions of less than $10 billion of assets will receive credits for the portion of their assessments that contributed to raising the serve ratio between 1.15% and 1.35% effective when the fund rate achieves 1.38%. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation and the Federal Deposit Insurance Corporation has exercised that discretion by establishing a long range fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of The Provident Bank. Future insurance assessment rates cannot be predicted.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO mature in 2017 through 2019. For the quarter ended March 31, 2019, the annualized FICO assessment was equal to 0.14 basis points of total assets less tangible capital.

Privacy Regulations. Federal Deposit Insurance Corporation regulations generally require that The Provident Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, The Provident Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. The Provident Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by Federal Deposit Insurance Corporation regulations, a non-member bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a non-member bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. The Provident Bank’s latest Federal Deposit Insurance Corporation CRA rating was “Satisfactory.”

 Massachusetts has its own statutory counterpart to the CRA which is also applicable to The Provident Bank. The Massachusetts version is generally similar to the CRA but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Massachusetts Commissioner of Banks to consider, but not be limited to, a bank’s record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. The Provident Bank’s most recent rating under Massachusetts law was “Satisfactory.”

Consumer Protection and Fair Lending Regulations. Massachusetts savings banks are subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.

USA PATRIOT Act. The Provident Bank is subject to the USA PATRIOT Act, which gave federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA PATRIOT Act provided measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.

Other Regulations

Interest and other charges collected or contracted for by The Provident Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Massachusetts Debt Collection Regulations, establishing standards, by defining unfair or deceptive acts or practices, for the collection of debts from persons within the Commonwealth of Massachusetts and the General Laws of Massachusetts, Chapter 167E, which governs The Provident Bank’s lending powers; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of The Provident Bank also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•	General Laws of Massachusetts, Chapter 167D, which governs deposit powers.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $124.2 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0% and the amounts greater than $124.2 million require a 10.0% reserve (which may be adjusted annually by the Federal Reserve Board between 8.0% and 14.0%). The first $16.3 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. The Provident Bank is in compliance with these requirements.

Federal Home Loan Bank System

The Provident Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. The Provident Bank was in compliance with this requirement at March 31, 2019. Based on redemption provisions of the Federal Home Loan Bank of Boston, the stock has no quoted market value and is carried at cost. The Provident Bank reviews for impairment based on the ultimate recoverability of the cost basis of the Federal Home Loan Bank of Boston stock. As of March 31, 2019, no impairment has been recognized.

At its discretion, the Federal Home Loan Bank of Boston may declare dividends on the stock. The Federal Home Loan Banks are required to provide funds for certain purposes including the resolution of insolvent thrifts in the late 1980s and to contributing funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. In 2018, the Federal Home Loan Bank of Boston paid dividends equal to an annual yield of 5.66%. There can be no assurance that such dividends will continue in the future.

Holding Company Regulation

New Provident will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. New Provident will be required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for the New Provident to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, prior approval may also be necessary from other agencies having supervisory jurisdiction over the bank to be acquired before any bank acquisition can be completed.

A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.

The Gramm-Leach-Bliley Act of 1999 authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.

New Provident will be subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis) which have historically been similar to, though less stringent than, those of the Federal Deposit Insurance Corporation for The Provident Bank. The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks apply to bank holding companies; as is the case with institutions themselves, the capital conservation buffer was phased in between 2016 and 2019. However, the Federal Reserve Board has provided a “Small Bank Holding Company” exception to its consolidated capital requirements, and recent legislation and the related issuance of regulations by the Federal Reserve Board has increased the threshold for the exception to $3.0 billion.

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. The Dodd-Frank Act codified the source of strength doctrine. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. In addition, the Federal Reserve Board has issued guidance that requires consultation with the agency prior to a bank holding company’s payment of dividends or repurchase of stock under certain circumstances. These regulatory policies could affect the ability of the New Provident to pay dividends, repurchase its stock or otherwise engage in capital distributions.

Under the Federal Deposit Insurance Act, depository institutions are liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the Federal Deposit Insurance Corporation in connection with the default of a commonly controlled depository institution or any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default.

The status of New Provident as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Massachusetts Holding Company Regulation. Under the Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. The term “company” is defined by the Massachusetts banking laws similarly to the definition of “company” under the Bank Holding Company Act. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Commissioner of Banks; and (iii) is subject to examination by the Massachusetts Commissioner of Banks. New Provident will not be a “bank holding company” under the Massachusetts banking laws.

Federal Securities Laws

New Provident common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. New Provident will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in New Provident’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of New Provident may be resold without registration. Shares purchased by an affiliate of New Provident will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If New Provident meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of New Provident that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of New Provident, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, New Provident may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted in 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” New Provident qualifies as an emerging growth company under the JOBS Act until December 31, 2020.

An “emerging growth company” may choose not to hold shareholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, Provident Bancorp, Inc. will also not be subject to additional executive compensation disclosure so long as it remains a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $250 million of voting and non-voting equity held by non-affiliates). Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. New Provident has elected to comply with new or amended accounting pronouncements in the same manner as a public company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.07 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as New Provident unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with New Provident, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Provident Bancorp, Old Provident and The Provident Bank are, and New Provident will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Old Provident, New Provident or The Provident Bank.

Federal Taxation

General. Old Provident reports its income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to Old Provident in the same manner as to other corporations with some exceptions, including the reserve for bad debts discussed below. Old Provident’s federal income tax returns have been either audited or closed under the statute of limitations through December 31, 2014. For its 2018 tax year, The Provident Bank’s maximum federal income tax rate was 21%.

Federal Tax Reform.  On December 22, 2017, the President signed into law H.R. 1, commonly known as the Tax Cuts and Jobs Act of 2017 (the “Act”). The Act includes a number of changes in existing tax law impacting businesses including, among other things, a reduction of the federal corporate income tax rate from 35% to 21% effective January 1, 2018. As a result, in December 2017 we were required to re-measure, through income tax expense, our deferred tax assets and liabilities using the enacted rate at which we expect them to be recovered or settled. The re-measurement of our net deferred tax asset resulted in additional income tax expense during the fiscal year ended December 31, 2017 of $2.0 million.

Prior to the Act, Section 162(m) of the Internal Revenue Code generally limited to $1 million the federal income tax deductibility of compensation paid in one year to a company’s chief executive officer or any of its three next-highest-paid employees (other than its chief financial officer), and performance-based compensation was not subject to this limit on deductibility provided certain requirements were met, including stockholder approval of material terms. The Act included a major overhaul to Section 162(m). Under the Act, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain binding, written arrangements in place as of November 2, 2017. Additionally, beginning with taxable years occurring after December 31, 2017,the Act expanded the group of individuals to whom this limit on deductibility applies to include a company’s chief financial officer, as well as any other individual that was previously a covered employee for any taxable year beginning after December 31, 2016. The Act contains a grandfathering provision that provides that any compensation pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date is not subject to this change. This limit on deductibility would apply to any future grants made under stock-based benefit plans that we may adopt following the completion of the stock offering. For a discussion of such stock-based benefit plans, see “Management—Benefits to be Considered Following Completion of the Conversion—Stock-Based Benefit Plans.”

Bad Debt Reserves. For taxable years beginning before January 1, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for non-qualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. However, those bad debt reserves accumulated prior to 1988 (“Base Year Reserves”) were not required to be recaptured unless the savings institution failed certain tests. The Provident Bank has recaptured all of its Base Year Reserves.

State Taxation

Financial institutions in Massachusetts are required to file combined income tax returns beginning with the year ended December 31, 2009. The Massachusetts excise tax rate for savings banks is currently 9.0% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed. Old Provident’s state tax returns, as well as those of its subsidiaries, are not currently under audit.

A financial institution or business corporation is generally entitled to special tax treatment as a “security corporation” under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a “security corporation” by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. The Provident Bank’s subsidiaries, Provident Security Corporation and 5 Market Street Security Corporation, which engage in securities transactions on their own behalf, are qualified as security corporations. As such, each has received security corporation classification by the Massachusetts Department of Revenue; and does not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue.

The New Hampshire Business Profits tax is assessed at the rate of 8.5%. For this purpose, gross business profits generally mean federal taxable income subject to certain modifications provided for in New Hampshire law. The New Hampshire Business Enterprise tax is assessed at 0.75% of the total amount of payroll and certain employee benefits expense, interest expense, and dividends paid to shareholders. The New Hampshire Business Enterprise tax is applied as a credit towards the New Hampshire Business Profits tax.

As a Maryland business corporation, New Provident is required to file an annual report with and pay franchise taxes to the state of Maryland.

In addition, we operate in other states, primarily due to our nationwide lending operations. However, the tax obligations in other states related to those operations are not material to our financial condition or results of operations.

MANAGEMENT

Directors

Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of The Provident Bank will be elected by New Provident as its sole stockholder.

The following sets forth information regarding our directors. Age information is as of December 31, 2018. Except as noted below, each of our directors has held their positions listed below for at least the past five years. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than Old Provident). The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the Board of Directors to conclude that such person should serve as a director of Old Provident. The mailing address for each person listed is c/o The Provident Bank, 5 Market Street, Amesbury, Massachusetts 01913.

All of our directors are long-time residents of the communities we serve and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in our market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. As a community banking institution, we believe that the local knowledge and experience of our directors assists us in assessing the credit and banking needs of our customers, developing products and services to better serve our customers and in assessing the risks inherent in our lending operations. As local residents, our directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists us in structuring its marketing efforts and community outreach programs.

Frank G. Cousins, Jr., age 60, is the President of the Greater Newburyport Chamber of Commerce. In 2016, Mr. Cousins retired as the Sheriff of Essex County, Massachusetts where he served for 20 years. Mr. Cousins’ years of service as a law enforcement officer in our community provides valuable insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations. Director of The Provident Bank since 2003. Term expires at the annual meeting following December 31, 2020.

James A. DeLeo, age 53, is a certified public accountant and the leading Partner at Gray, Gray & Gray, where he also co-chairs the Merger & Acquisition Practice Group. He has more than 25 years of experience and an educational background in entrepreneurial finance, making him a key contributor to fundless sponsors, search funds and larger private equity firms with established funds, all of which seek his advice when acquiring target companies in the middle market. Mr. DeLeo also works closely with private equity and mezzanine lenders. Mr. DeLeo’s educational and professional experience assist the Board of Directors in assessing our accounting practices, tax matters and operational needs, as well as providing knowledge of and access to the capital markets and advice with respect to mergers and acquisitions. Director of The Provident Bank since 2017. Term expires at the annual meeting following December 31, 2019.

Lisa DeStefano, age 55, is the Principal Architect and Founder of DeStefano Architects. A LEED certified and registered architect in New Hampshire, Maine, Massachusetts and Connecticut, Ms. DeStefano has been a practicing architect since 1983 and founded DeStefano Architects in 1995. Her design work has won multiple awards including the 2016 AIANH Excellence in Architecture People’s Choice Award and in 2015 her firm was named one of the fastest growing women-led companies in Boston by Inc. 5000.  Ms. DeStefano was awarded the 2015 Business Excellence Award in the Real Estate and Construction category from New Hampshire Business Review magazine. Ms. DeStefano’s experience provides the Board of Directors with extensive knowledge of real estate and business matters, and she is well-known in our New Hampshire seacoast market area. Director of The Provident Bank since 2013. Term expires at the annual meeting following December 31, 2021.

Jay E. Gould, age 65, is the founder of Flatbread Company, a clay-oven restaurant specializing in all-natural, wood-fired pizza, salads and desserts. Founded in Amesbury, Massachusetts in 1998, Flatbread Company has grown into 15 restaurants with locations in New England, Hawaii and British Columbia. Mr. Gould has extensive developmental and operational experience developing a distinct and unique brand within the full-service restaurant market. Mr. Gould also owned and operated a successful family insurance business in Amesbury, Massachusetts from 1977 until its sale in 2015. As a business owner and entrepreneur, Mr. Gould offers a valuable perspective on developing a successful business as well as the challenges and risks an organization may face as it grows its product offerings and markets into new areas. Director of The Provident Bank since 1995. Term expires at the annual meeting following December 31, 2021.

Laurie H. Knapp, age 61, is a certified public accountant and sole owner of Laurie H. Knapp CPA PC, an accounting firm located in Amesbury, Massachusetts. Ms. Knapp specializes in personal and corporate taxes. Her experience as a certified public accountant assists the Board of Directors in assessing our accounting practices and tax matters. Director of The Provident Bank since 1998. Term expires at the annual meeting following December 31, 2019.

David P. Mansfield, age 57, has served as the President and Chief Executive Officer of Provident Bancorp, Inc. and Chief Executive Officer of The Provident Bank since May 2013, having joined The Provident Bank as Chief Financial Officer in 2001. Mr. Mansfield served as Interim Chairman of the Board of Provident Bancorp, Inc. and The Provident Bank from April 2018 to April 2019. Mr. Mansfield previously worked as a bank examiner for both the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, and is a Chartered Financial Analyst. Mr. Mansfield’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors, and alignment on corporate strategy. Director of The Provident Bank since 2013. Term expires at the annual meeting following December 31, 2021.

Richard L. Peeke, age 74, is a former insurance executive who retired in 2007 after 41 years of experience in the insurance industry. Mr. Peeke’s experience as an insurance adjuster, including as a National General Adjuster at American International Group (AIG), gives him unique insights into our challenges, opportunities and operations in the insurance products field and with respect to our insurance needs. Director of The Provident Bank since 1990. Term expires at the annual meeting following December 31, 2019.

Joseph B. Reilly, age 62, has more than 35 years of experience in the New Hampshire banking industry. He was the Co-Founder and President/CEO of Centrix Bank, which merged with Eastern Bank in October 2014. Prior to Centrix, Reilly held positions at Bank of New Hampshire, TD Bank, Centerpoint Bank and Fleet Bank. Mr. Reilly is a former Chairman and Director of the New Hampshire Bankers Association (NHBA); Chairman of the NHBA Legislative Committee; State of New Hampshire Captain for Team 21, a national organization of the American Bankers Association (ABA); and a member of the Government Relations Council of the ABA.  Mr. Reilly has also served on numerous not-for-profit board leadership positions. Mr. Reilly was elected Chairman of the Board of Provident Bancorp, Inc. and The Provident Bank in April 2019. Director of the Provident Bank since 2018. Term expires at the annual meeting following December 31, 2020.

Arthur Sullivan, age 60, is Principal Partner of Brady Sullivan Properties based in Manchester, New Hampshire. Mr. Sullivan is a 40-year commercial and real estate industry veteran. A licensed Real Estate Broker, Mr. Sullivan has become one of New England’s largest developer of affordable commercial and residential real estate. Under his leadership, Brady Sullivan has successfully procured and managed a diverse portfolio of over four million square feet of mill, office and industrial space, over 2,000 residential units and over 5,000 condominium conversions throughout New England and Florida. Mr. Sullivan is the recipient of the 2013 Commerce Citizen of the Year Award from the Manchester Chamber of Commerce, and has served as a corporator of Provident Bancorp since 2008. Mr. Sullivan provides the Board of Directors with significant knowledge of commercial real estate as well as experience in managing a large business in Southern New Hampshire. Director of The Provident Bank since 2016. Term expires at the annual meeting following December 31, 2020.

Charles F. Withee, age 56, is The Provident Bank’s President and Chief Lending Officer, positions he has held since 2013. Mr. Withee joined The Provident Bank as Senior Lender in 2004, and has nearly 30 years of commercial banking experience in Massachusetts and New Hampshire. Director of The Provident Bank since 2013. Term expires at the annual meeting following December 31, 2020.

Executive Officer who is not a Director

The following provides information regarding our executive officer as of December 31, 2018, who is not a director of the Company. The executive officers of New Provident and The Provident Bank are elected annually. Except as noted below, each of our executive officers has held their positions listed below for at least the past five years.

Carol L. Houle, age 48, is Executive Vice President and Chief Financial Officer of Old Provident and The Provident Bank. Ms. Houle is a Certified Public Accountant and joined The Provident Bank in 2013. Previously, Ms. Houle was a partner at the accounting firm of Shatswell, MacLeod & Company, P.C., where she worked for 17 years.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of directors Mansfield and Withee, is “independent” as defined in, and for purposes of satisfying the listing standards of, the Nasdaq Stock Market, Inc. Directors Mansfield and Withee are not independent because each is an executive officer of New Provident.

In determining the independence of our directors, the Board of Directors considered the following relationships between The Provident Bank and our directors and officers, which are not required to be reported under “ —Transactions With Certain Related Persons” below. The Provident Bank has made loans to the following directors or their related entities: Lisa B. DeStefano, line of credit; Jay E. Gould, residential mortgage loan, commercial real estate loans, term loans and commercial lines of credit; Laurie H. Knapp, commercial real estate loan and residential mortgage loan; Arthur Sullivan, commercial real estate line of credit and demand note; and Richard L. Peeke, home equity line of credit. The Provident Bank also provides overdraft lines of credit to all of its directors.

Code of Ethics for Senior Officers

We have adopted a Code of Ethics for Senior Officers that applies to Old Provident’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and which will apply to the same individuals for New Provident. The Code of Ethics for Senior Officers is available on our website at www.theprovidentbank.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

We have also established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as The Provident Bank, to their executive officers and directors in compliance with federal banking regulations. At March 31, 2019, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to The Provident Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at March 31, 2019, and were made in compliance with federal banking regulations.

Pursuant to our Policy and Procedures for Approval of Related Persons Transactions, the Audit Committee periodically reviews, at least twice a year, a summary of our transactions with our directors and executive officers, as well as any other related person transactions, to determine whether to approve or ratify such transactions. Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Old Provident’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to The Provident Bank’s Ethics Policy, all officers and directors must disclose their involvement in loans being made by The Provident Bank, directly or indirectly, and any bank employee may not represent The Provident Bank in any transaction where he or she has a material financial interest (including interests of relatives or personal friends).

Executive Compensation

Summary Compensation Table

The table below summarizes, for the years ended December 31, 2018 and 2017, the total compensation paid to, or earned by, Mr. Mansfield, who serves as The Provident Bank’s Chief Executive Officer, Mr. Withee, who serves as The Provident Bank’s President and Chief Lending Officer, and Ms. Houle, who serves as The Provident Bank’s Executive Vice President and Chief Financial Officer. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)	Option awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

David P. Mansfield	2018	480,000	—	—	—	231,840	44,829	756,669
Chief Executive Officer	2017	458,920	30,000	—	—	170,397	51,578	710,895

Charles F. Withee	2018	360,000	—	—	—	149,040	43,968	553,008
President and Chief Lending Officer	2017	344,190	18,000	—	—	100,641	50,915	513,746

Carol L. Houle	2018	270,000	—	—	—	111,780	37,445	419,225
Executive Vice President and Chief Financial Officer	2017	240,200	10,000	—	—	59,535	41,915	351,650

(1)	Reflects discretionary cash bonuses.
(2)	Represents cash incentives earned under The Provident Bank Executive Annual Incentive Plan. See “—Executive Annual Incentive Plan” for further details.
(3)	The amounts reflect what we have paid to, or reimbursed, the applicable Named Executive Officer for various benefits we provide. A break-down of the various elements of compensation in this column for the year ended December 31, 2018 is set forth in the table immediately below.

All Other Compensation
Name	Year	Employer Matching Contribution To 401(k) Plan (a) ($)	Allocations Under Employee Stock Ownership Plan (b) ($)	Long-Term Disability Premiums ($)	Car Allowance ($)	Total ($)
David P. Mansfield	2018	15,900	15,545	3,384	10,000	44,829
Charles F. Withee	2018	13,423	15,545	―	15,000	43,968
Carol L. Houle	2018	15,900	15,545	―	6,000	37,445

(a)	Represents the matching contributions made by The Provident Bank to the Named Executive Officer’s 401(k) plan account for the plan year.
(b)	Represents the approximate value of shares allocated to the individual’s Employee Stock Ownership Plan account for the year ended December 31, 2018, using the Company’s stock price as of December 31, 2018.

Employment Agreements

The Provident Bank has entered into employment agreements with Messrs. Mansfield and Withee and Ms. Houle. The employment agreements with Messrs. Mansfield and Withee have terms of three years. The employment agreement with Ms. Houle has a term of two years. Beginning as of January 1, 2016, and continuing as of each January 1 thereafter, the disinterested members of the Board of Directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreements for an additional year or determine not to extend the term of any of the agreements.

The employment agreements provide Messrs. Mansfield and Withee and Ms. Houle with current base salaries of $500,000, $360,000 and $295,000, respectively. The Provident Bank may increase the base salaries from time to time. In addition to base salaries, the executives are entitled to participate in any employee benefit plans and bonus programs in effect from time to time for senior executives of The Provident Bank. The Provident Bank will also reimburse the executives for all reasonable business expenses incurred by them in the performance of their duties and responsibilities.

In the event of an executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his or her resignation for “good reason,” in either case prior to the attainment of age 65, he or she will receive a severance payment equal to the sum of (i) his or her base salary then in effect and (ii) his or her “Average Bonus”, that would have been paid through the expiration date of the employment agreement. These payments increase to three times (in the case of Messrs. Mansfield and Withee) and two times (in the case of Ms. Houle) the sum of (i) and (ii), above, in the event the termination occurs in connection with or following a change on control or if the agreement has a remaining term of more than 24 months at the time of termination, in the case of Mr. Mansfield. For purposes of the employment agreements, the term “Average Bonus” means the average of the aggregate bonuses paid (or accrued, but not yet paid) to the executive for the three calendar years immediately preceding the termination of employment. The Provident Bank will make the payments in 12 monthly installments, unless the termination of employment occurs within two years of a change in control, in which case The Provident Bank will make the payment in a lump sum at the time of the termination of employment. In addition, the executives will be entitled to receive from The Provident Bank continued life insurance and non-taxable medical and dental insurance coverage through the then remaining unexpired term of the agreement and all outstanding awards under The Provident Bank Amended and Restated Long-Term Incentive Plan will become immediately and fully vested. Under the employment agreements, the term “good reason” includes: (i) the failure of the Board of Directors to elect or continue to employ the executive in his or her current position or a material reduction in the executive’s authority, duties or responsibilities; (ii) a reduction in the executive’s base salary; or (iii) a material breach of any provision of the agreement that is not cured within 30 days of notice of the breach from the executive. In addition, the term “good reason” includes, if the event occurs within two years following a change in control: (i) a relocation of his or her principal place of employment by more than ten miles; (ii) the failure of The Provident Bank to continue to provide the executive with certain employee benefits substantially similar to those available to the executive prior to the change in control; or (iii) the failure of The Provident Bank to obtain a satisfactory agreement from any successor to assume and honor the employment agreement.

In addition, should The Provident Bank terminate an executive’s employment following the executive becoming disabled, The Provident Bank will continue to pay the executive his or her base salary from the date of the termination of employment until the earlier of: (i) the expiration of 180 days; (ii) the date on which long-term disability benefits are payable to the executive under any plan covering employees of The Provident Bank; (iii) the executive’s death; or (iv) the date the term of the employment agreement expires. If at the end of 180 days, the executive is not yet receiving disability payments under a plan covering employees of The Provident Bank, The Provident Bank will continue to pay the executive his or her base salary at a rate of 60% until the earlier of: (i) the date he or she becomes entitled to disability benefits under such a plan; (ii) his or her death; or (iii) the expiration of the term of the employment agreement. In the event of the death of any of the executives, The Provident Bank will pay his or her beneficiaries the base salary the executive would have earned for six months following his or her death, and his or her family will continue to receive medical coverage for one year at the same out-of-pocket expense that the executive paid prior to his or her death.

If the executive voluntarily terminates employment on account of his or her “retirement” (that is on or after attaining age 62 for Messrs. Mansfield and Withee, or 65 for Ms. Houle), the executive will be entitled to continue to receive medical benefits at the same level in effect on, and on the same out-of-pocket cost to the executive as of, his or her termination of employment for a period of one year. The executive will not be entitled to any severance benefits under the employment agreement if The Provident Bank terminates the executive’s employment for “cause” (as defined under the employment agreement).

Upon any termination of employment that would entitle an executive to a severance payment (other than a termination in connection with a change in control), the executive will be required to adhere to one-year non-competition and non-solicitation covenants.

Executive Annual Incentive Plan

The Provident Bank has adopted The Provident Bank Executive Annual Incentive Plan, which is designed to align the interests of the executives of The Provident Bank with the overall performance of The Provident Bank and Provident Bancorp, Inc.

Employees selected by the Compensation Committee, which include the Named Executive Officers, are eligible to participate in the plan. For each plan year (which is the calendar year), the Compensation Committee determine the annual bonus award amount, designated as a percentage of base salary, and the performance objectives that must be satisfied for the participant to receive the annual bonus award. The specific performance objectives will be determined annually by the Compensation Committee, but generally include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to The Provident Bank. Each performance objective will specify levels of achievement at “threshold,” “target” and “maximum” levels and will be weighted by priority as a percentage of the total annual bonus award payable to the participant.

The bank-wide performance objectives for 2018 focused on the following metrics, with different metrics selected for different Named Executive Officers: (i) return on average assets, (ii) efficiency ratio, and (iii) loan growth. Each performance objective was assigned a percentage weight to reflect its importance and the Named Executive Officer’s direct impact in meeting the performance objective.

For 2018, peer group target results, and The Provident Bank’s results were as follows:

Item	Target Results	The Provident Bank Adjusted Results
Return on average assets	0.99%	1.03%
Efficiency ratio	64.95%	61.53%
Commercial loan growth	7.94%	13.69%

Based on these results, Messrs. Mansfield and Withee, and Ms. Houle, earned an annual incentive award for the year ended December 31, 2018 equal to 48.30% of base salary, 41.40% of base salary and 41.40% of base salary, respectively.

The bank-wide performance objectives for 2017 focused on the following metrics, with different metrics selected for different Named Executive Officers: (i) return on equity, (ii) net interest income on a fully tax equivalent basis to average earning assets, (iii) non-current loans plus other real estate owned to total loans plus other real estate owned, (iv) efficiency ratio, (v) core deposit growth and (vi) net loan growth. Each performance objective was assigned a percentage weight to reflect its importance and the Named Executive Officer’s direct impact in meeting the performance objective.

For 2017, peer group target results, and The Provident Bank’s results were as follows:

Item	Peer Target Results	The Provident Bank Adjusted Results
Return on equity	7.15%	7.38%
Net interest income on a fully tax equivalent basis to average earning assets	3.33%	4.00%
Non-current loans plus other real estate owned to total loans plus other real estate owned	0.73%	1.20%
Efficiency ratio	73.78%	64.95%
Core deposit growth	8.27%	18.54%
Net loan growth	8.05%	18.08%

Based on these results, Messrs. Mansfield and Withee, and Ms. Houle, earned an annual incentive award for the year ended December 31, 2017 equal to 37.13% of base salary, 29.15% of base salary and 24.70% of base salary, respectively.

The annual bonus award will be payable to each participant in a cash lump sum within 2.5 months following the end of each plan year, to the extent the performance objectives are determined to be satisfied by the Compensation Committee.

Benefit Plans

401(k) Plan. The Provident Bank currently maintains a tax-qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees who have attained age 21 are eligible to participate in the 401(k) Plan and receive a safe harbor matching contribution or discretionary profit sharing contribution from The Provident Bank.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2018, the pre-tax deferral contribution limit is $18,500 provided, however, that a participant over age 50 may contribute, on a pre-tax basis, an additional $6,000 to the 401(k) Plan (subject to applicable cost-of-living adjustments in future years). In addition to salary deferral contributions, the 401(k) Plan provides that The Provident Bank will make a safe harbor matching contribution to each participant’s account equal to 100% of the participant’s contribution, up to a maximum of 6% of the participant’s compensation earned during the plan year. A participant is always 100% vested in his or her salary deferral contributions and safe harbor matching contributions. However, a participant will vest 100% in his or her discretionary profit sharing contributions following the completion of three years of service. Participants also become fully vested in the event of their death or disability. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options.

Participants in the 401(k) Plan are permitted to invest elective deferrals and employer matching contributions in Provident Bancorp, Inc. common stock.

Employee Stock Ownership Plan. In connection with Old Provident’s stock offering in 2015, The Provident Bank implemented an employee stock ownership plan for eligible employees. Eligible employees begin participation in the employee stock ownership plan as of their date of hire.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 357,152 shares of Old Provident common stock. The employee stock ownership plan funded its stock purchase with a loan from Old Provident. The loan will be repaid principally through The Provident Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. The interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as the loan is repaid by the employee stock ownership plan. The trustee allocates the shares released among the participants’ accounts on the basis of each participant’s proportional share of compensation relative to all participants. Participants will become 100% vested in their benefit after the completion of three years of service. Participants who were employed immediately prior to the stock offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon severance from employment. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

We expect the employee stock ownership plan to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks.

Supplemental Executive Retirement Plans. The Provident Bank has entered into supplemental executive retirement agreements (“SERPs”) with Messrs. Mansfield and Withee and Ms. Houle. Under the SERPs, each executive becomes entitled to receive a benefit following his or her separation from service other than on account of cause (as defined in the agreements). Upon a separation from service, The Provident Bank will pay a lump sum benefit to the executive equal to the actuarial equivalent of a 20-year stream of annual payments of a certain benefit percentage multiplied by the executive’s final average compensation. Under the agreements, the benefit percentage equals a certain percentage (62% for Mr. Mansfield, 60% for Mr. Withee and 20% for Ms. Houle) multiplied by a factor that represents the service of the executive through his or her attainment of age 62. Messrs. Mansfield and Withee are fully vested, while Ms. Houle is subject to a five-year cliff vesting schedule. The executives’ SERP benefits will be immediately forfeited in the event of a termination by The Provident Bank as a result of a “specially defined cause” (as such term is defined in the SERPs). The benefit percentage factor will automatically equal 62%, 60% or 20% in the event of the executive’s death or disability or upon a change in control, and Ms. Houle would also become fully vested under such circumstances. In the case of Messrs. Mansfield and Withee, if the executive dies, or terminates employment involuntarily or with “good reason” within three years or a change in control or if the executive experiences a disability, he will become entitled to the retirement benefit he would have earned at age 62 by providing for an assumed increase in his annual compensation for each year from his separation from service, death or disability until the date he would have attained age 62. If Messrs. Mansfield or Withee experiences a disability, the benefits will be paid to them at age 62.

2016 Equity Incentive Plan. In 2016, our Board of Directors adopted, and shareholders approved, the Provident Bancorp, Inc. 2016 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees and directors of Old Provident and its subsidiaries, including The Provident Bank, with additional incentives to promote the growth and performance of Provident Bancorp, Inc. Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 625,015 shares of Old Provident common stock pursuant to grants of restricted stock awards, restricted unit awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 446,440 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards or restricted stock units is 178,575.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2018 for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2018
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#) (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
David P. Mansfield	44,640	66,960	17.40	11/17/2026	26,786	580,720
Charles F. Withee	30,132	45,198	17.40	11/17/2026	18,081	391,996
Carol L. Houle	19,936	29,905	17.40	11/17/2026	11,963	259,358

(1)	Options and shares of restricted stock vest one-fifth per year beginning November 17, 2017.
(2)	Based on the closing price of our stock on December 31, 2018 of $21.68 per share.

Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock awards ($)(2)	Option Awards ($)(3)	Total ($)
John K. Bosen (1)	26,250	—	—	26,250
Frank G. Cousins, Jr.	35,000	—	—	35,000
James A. DeLeo	26,500	—	—	26,500
Lisa DeStefano	30,500	—	—	30,500
Jay E. Gould	22,000	—	—	22,000
Laurie H. Knapp	39,500	—	—	39,500
Richard L. Peeke	31,750	—	—	31,750
Joseph B. Reilly	23,000	132,246	106,001	261,247
Arthur Sullivan	28,000	—	—	28,000

(1)	Mr. Bosen resigned from the Board of Directors on August 3, 2018.
(2)	Reflects the aggregate grant date fair value of restricted stock awards granted. The assumptions used in the valuation of this award is included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission.
(3)	Reflects the aggregate grant date fair value of option awards granted. The value is the amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the valuation of this award is included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission.

As of December 31, 2018, Directors Cousins, DeLeo, DeStefano, Gould, Knapp, Peeke, and Sullivan each held 3,897 unvested shares of restricted stock. Restricted stock vests over a five-year period beginning November 17, 2017. In addition, these directors each held 9,740 unvested stock options, and 2,435 vested stock options. Stock options have an exercise price of $17.40 and vest over a five-year period beginning November 17, 2017. As of December 31, 2018, Director Reilly held 4,862 unvested shares of restricted stock. Restricted stock vests over a five-year period beginning on August 1, 2019. Mr. Reilly also held 12,170 unvested stock options, and no vested stock options. Stock options have an exercise price of $27.20 and vest over a five-year period beginning August 1, 2019.

In 2018, each director (other than the Chairman of the Board) received a $12,000 retainer fee and $1,250 for each board meeting attended. The Chairman of the Board received a $45,000 annual retainer, payable monthly (with no additional payments made to our Chief Executive Officer for the period for which he served as Chairman). The Chair of the Audit Committee received a $7,000 retainer and the Committee members received $750 per meeting. All other committee chairs received a $2,500 retainer and the committee members received $750 per meeting. The Risk Committee members received a $1,500 retainer. The Independent Director received $1,875 fee in 2018. Directors who are also employees are not compensated for serving as directors. In 2019, each director (other than the Chairman of the Board) will receive a $15,000 retainer fee and $1,250 for each board meeting attended. The Chairman of the Board will receive a $45,000 annual retainer, payable monthly. The Chair of the Audit Committee will receive a $7,000 retainer and the Committee members will receive $750 per meeting. All other committee chairs will receive a $3,500 retainer and the committee members will receive $750 per meeting. The Lead Independent Director will receive an annual premium of $7,500 paid quarterly.

Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.

The stock-based benefit plans will not be established sooner than six months after the stock offering, and if adopted within one year after the stock offering, the plans must be approved by at least two-thirds of the votes eligible to be cast by our stockholders, unless otherwise determined by the Massachusetts Commissioner of Banks, in which case such plans must be approved by a majority of the votes eligible to be cast by our stockholders. If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless The Provident Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of The Provident Bank or New Provident; and

•	our executive officers or directors must exercise or forfeit their options in the event that The Provident Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval prior to or more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of New Provident’s common stock at the time the shares are awarded. The stock-based benefit plans are subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	391,000 Shares Awarded at Minimum of Offering Range	460,000 Shares Awarded at Midpoint of Offering Range	529,000 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)

$8.00	$3,128	$3,680	$4,232
10.00	3,910	4,600	5,290
12.00	4,692	5,520	6,348
14.00	5,474	6,440	7,406

The grant-date fair value of the options granted under the stock-based benefit plans will be based in part on the price of shares of common stock of New Provident at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	977,500 Options at Minimum of Offering Range	1,150,000 Options at Midpoint of Offering Range	1,322,500 Options at Maximum of Offering Range
(In thousands, except exercise price and fair value information)

$8.00	$2.28	$2,229	$2,622	$3,015
10.00	2.85	2,786	3,278	3,769
12.00	3.42	3,343	3,933	4,523
14.00	3.99	3,900	4,589	5,277

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read the prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 18 of the prospectus.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Old Provident held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of July 29, 2019.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of All Common Stock Outstanding

Directors
Frank G. Cousins, Jr.	12,371 (1)	*
James A. DeLeo	9,835 (2)	*
Lisa DeStefano	11,741 (3)	*
Jay E. Gould	24,741 (4)	*
Laurie H. Knapp	20,195 (5)	*
David P. Mansfield	107,561 (6)	1.11%
Richard L. Peeke	14,441 (7)	*
Joseph B. Reilly	6,276 (8)	*
Arthur Sullivan	19,741 (9)	*
Charles F. Withee	79,370 (10)	*

Named Executive Officer Who Is Not Also a Director
Carol L. Houle	56,418 (11)	*

All directors and executive officers as a group (11 persons)	362,690	3.77%

Provident Bancorp 5 Market Street Amesbury, Massachusetts 01913	5,034,323	52.32%

*	Less than 1%.
(1)	Includes 1,180 shares held in an individual retirement account, 100 shares held as custodian, 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(2)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(3)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(4)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(5)	Includes 3,500 shares held in an individual retirement account, 3,500 shares held by Ms. Knapp’s spouse, 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(6)	Includes 15,000 shares held in a 401(k) plan, 4,255 held in an individual retirement account, 3,475 shares allocated shares under the ESOP, 26,786 shares of unvested restricted stock over which the individual has voting control, 5,758 shares held by Mr. Mansfield’s spouse and 44,640 exercisable stock options.
(7)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(8)	Includes 400 shares held in revocable trust and 4,862 shares of unvested restricted stock over which the individual has voting control.
(9)	Includes 2,923 shares of unvested restricted stock over which the individual has voting control and 4,870 exercisable stock options.
(10)	Includes 3,000 shares held in an individual retirement account, 15,000 shares held in a 401(k) plan, 3,475 shares allocated under the ESOP, 18,081 shares of unvested restricted stock over which the individual has voting control and 30,132 exercisable stock options.
(11)	Includes 15,733 shares held in a 401(k) plan, 3,471 shares allocated under the ESOP, 11,963 shares of unvested restricted stock over which the individual has voting control and 19,936 exercisable stock options.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New Provident’s directors and executive officers, and for all of these individuals as a group, the following information:

(vii)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old Provident common stock as of July 29, 2019;

(viii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(ix)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “Proposal 1—Approval of the Plan of Conversion—Additional Limitations on Common Stock Purchases.” Federal and state regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase. Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the stock offering and as part of the maximum number of shares directors and officers may purchase in the stock offering.

				Total Common Stock to be Held at Minimum of
	Number of	Proposed Purchases of Stock		Offering Range (3)
	Exchange	in the Offering (2)			Percentage
Name of Beneficial Owner	Shares to Be Held (1)	Number of Shares	Amount	Number of Shares	of Shares Outstanding
Frank G. Cousins, Jr.	23,942	4,100	$41,000	28,042	*
James A. DeLeo	19,034	500	5,000	19,534	*
Lisa DeStefano	22,723	5,000	50,000	27,723	*
Jay E. Gould	47,883	50,000	500,000	97,883	*
Laurie H. Knapp	39,085	8,450	84,500	47,535	*
David P. Mansfield	208,173	50,000	500,000	258,173	1.38%
Richard L. Peeke	27,949	5,000	50,000	32,949	*
Joseph B. Reilly	12,146	25,000	250,000	37,146	*
Arthur Sullivan	38,206	50,000	500,000	88,206	*
Charles F. Withee	153,612	50,000	500,000	203,612	1.09%
Carol L. Houle	109,191	40,000	400,000	149,191	*
Total for Directors and Executive Officers	701,944	288,050	$2,880,500	989,994	5.31%

*	Less than 1%.
(1)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 1.9354 at the minimum of the offering range.
(2)	Includes proposed subscriptions, if any, by associates.
(3)	At the maximum of the offering range, directors and executive officers would beneficially own 1,237,747 shares, or 4.90% of our outstanding shares of common stock when including stock options exercisable within 60 days of July 29, 2019.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF PROVIDENT BANCORP, INC.

General. As a result of the conversion, existing stockholders of Old Provident will become stockholders of New Provident. There are differences in the rights of stockholders of Old Provident and stockholders of New Provident caused by differences between Massachusetts and Maryland law and regulations and differences in Old Provident’s Massachusetts articles of organization and bylaws and New Provident’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New Provident’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Old Provident consists of 30,000,000 shares of common stock, 32,855 shares of preferred stock, and 17,145 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, all with no par value per share.

The authorized capital stock of New Provident consists of 100,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and New Provident’s articles of incorporation, a majority of the whole Board of Directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Old Provident.

New Provident’s articles of incorporation and Old Provident’s articles of organization each authorize the Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Provident Bancorp is required to own not less than a majority of the outstanding shares of Old Provident common stock. Provident Bancorp will no longer exist following completion of the conversion.

Voting Rights. Neither Old Provident’s articles of organization or bylaws nor New Provident’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends. Old Provident’s ability to pay dividends depends, to a large extent, upon The Provident Bank’s ability to pay dividends to Old Provident, which is restricted by Massachusetts statutes and by federal income tax considerations related to savings banks. In addition, Massachusetts law generally provides that Old Provident would not be able to issue a dividend if, after giving effect to the dividend: Old Provident (1) would not be able to pay its existing and reasonably foreseeable debts, liabilities and obligations, whether or not liquidated, matured, asserted or contingent, as they become due in the usual course of business; or (2) Old Provident’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if Old Provident was dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

New Provident’s ability to pay dividends also depends, to a large extent, upon The Provident Bank’s ability to pay dividends to New Provident, which is restricted by Massachusetts statutes and by federal income tax considerations related to savings banks. In addition, Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Board of Directors. Old Provident’s articles of organization and New Provident’s articles of incorporation require the Board of Directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Old Provident’s bylaws, any vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the Board of Directors of Old Provident to fill vacancies may only serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director’s successor has been duly elected and qualified. Under New Provident’s bylaws, any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. Old Provident’s articles of organization provide that directors will not be personally liable for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except for (i) any breach of the duty of loyalty to Old Provident, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) improper distributions under Massachusetts law or (iv) any transaction from which the director derived an improper benefit.

New Provident’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New Provident for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New Provident.

Indemnification of Directors, Officers, Employees and Agents. Old Provident’s bylaws provide that directors and officers shall be, and other employees may be in the discretion of the Board of Directors, indemnified by Old Provident to the fullest extent permitted by applicable law, against any and all liabilities that are incurred by him or her in connection with any threatened or brought proceeding in which the individual is involved as a result of serving as a director, officer or employee of Old Provident or its subsidiaries, or at any other entity at the request or direction of Old Provident. Indemnification can also be provided with respect to service at another entity if the Board of Directors determines such indemnification is appropriate. No indemnification will be provided with respect to a matter where the individual was adjudicated not to have acted in good faith in the reasonable belief that the individual’s action was in the best interests of Old Provident; in the case of a settled matter, no indemnification will be provided if there is a determination by a majority of the Board of Directors not involved in the proceeding that the individual did not act in good faith in the reasonable belief that the individual’s action was in the best interests of Old Provident. The bylaws also provide for payment of expenses in advance of final disposition, subject to receipt of an undertaking to repay in the event of adjudication or a determination that the individual is not entitled to indemnification.

The articles of incorporation of New Provident provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the Board of Directors and Maryland law, all subject to any applicable federal law. Maryland law allows New Provident to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New Provident. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith or a result of active and deliberate dishonesty and material to the matter giving rise to the proceeding or if such person had reason to believe that their act or omission was unlawful, if such person is liable to the corporation for an unlawful distribution, or if such person personally received an improper personal benefit. The right to indemnification includes the right to be paid the reasonable expenses incurred in advance of final disposition of a proceeding, subject to the receipt of an undertaking to repay the amount if it is ultimately determined that the standard of conduct has not been met.

Special Meetings of Stockholders. Old Provident’s bylaws provide that special meetings of stockholders may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board of Directors. Additionally, special meetings shall be called by the holder or holders of no less than a majority of all of the outstanding capital stock of Old Provident entitled to vote at the meeting.

New Provident’s bylaws provide that special meetings of stockholders may be called by the President, the Chief Executive Officer, the Chairman or by a majority vote of the total authorized directors, and shall be called upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Old Provident’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Old Provident not less than 80 calendar days nor more than 90 days prior to the scheduled annual meeting date, provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary date of the preceding year’s annual meeting, then to be timely, notice by the shareholder must be received not later than the close of business on the tenth calendar day following the earlier of the day on which the meeting notice was mailed or publicly disclosed.

New Provident’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New Provident not less than 90 days nor more than 100 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of New Provident at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the earlier of the notice of the meeting was mailed to stockholders or public disclosure of the date of such annual meeting is first made.

Management believes that it is in the best interest of New Provident and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. Old Provident’s bylaws provide that any action to be taken at any annual or special meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

New Provident’s bylaws do not provide for action to be taken by stockholders without a meeting. However, under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. Provided that the stockholder gives the company written notice of his demand at least five business days before, Massachusetts law provides that a stockholder is entitled to inspect and copy, during regular business hours, a company’s (a) articles of organization, (b) bylaws, (c) resolutions adopted by its Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding, (d) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years, (e) all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years, (f) a list of the names and business addresses of its current directors and officers and (g) its most recent annual report delivered to the secretary of state.

Provided that the stockholder gives the company written notice of his demand at least five business days before and provided his demand is made in good faith and for a proper purpose, he describes with reasonable particularity his purpose and the records he desires to inspect, the records are directly connected with his purpose, and the corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the corporation in the conduct of its business or, in the case of a public corporation, constitute material non-public information, Massachusetts law also provides that a stockholder is entitled to inspect and copy, during regular business hours, a company’s: (a) excerpts from minutes reflecting action taken at any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting; (b) accounting records of the corporation; and (c) a record of its shareholders showing the number and class of shares held by each.

Maryland law provides that a stockholder may, on written request, inspect a company’s bylaws, stockholder minutes, annual statements of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. Old Provident’s articles of organization and New Provident’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit.

In addition, federal regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New Provident’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of New Provident’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote. Furthermore, Massachusetts regulations provide that, without prior written notice to us and the prior written approval of the Massachusetts Commissioner of Banks, no person may directly or indirectly offer to acquire the beneficial ownership of more than 10% of a converted holding company for a period of three years from the date of the completion of the conversion.

Business Combinations with Interested Stockholders. Old Provident’s articles of organization provide that certain “Business Combinations” require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Old Provident. A Business Combination means: (1) any merger or consolidation of Old Provident or any of its subsidiaries with any Interested Shareholder (as defined in the articles of organization) or its affiliate; (2) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Shareholder or its affiliate having an aggregate fair market value equal to or greater than 10% of the combined assets of Old Provident and its subsidiaries; (3) the issuance or transfer by Old Provident or any subsidiary of any securities of Old Provident or any subsidiary to any Interested Shareholder or its affiliate in exchange for cash, securities or other property having an aggregate fair market value equal to or greater than 10% of the combined assets of Old Provident and its subsidiaries; (4) the adoption of any plan or proposal for the liquidation or dissolution of Old Provident proposed by or on behalf of any Interested Shareholder or its affiliate; and (5) any reclassification of securities (including any reverse share split) or recapitalization of Old Provident or any merger or consolidation of Old Provident with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of Old Provident or any subsidiary which is directly or indirectly owned by any Interested Shareholder or its affiliate. However, if certain conditions are met, including the Business Combination being approved by two-thirds of the independent directors then in office and/or certain price and procedure conditions, then only the affirmative vote, if any, as may be required by law would be required to approve the Business Combination.

Under Maryland law, “business combinations” between New Provident and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New Provident’s voting stock after the date on which New Provident had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New Provident at any time after the date on which New Provident had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New Provident. A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New Provident and an interested stockholder generally must be recommended by the Board of Directors of New Provident and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New Provident; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New Provident other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if New Provident’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Mergers, Consolidations and Sales of Assets. Under Old Provident’s articles of organization, any merger, share exchange or consolidation of Old Provident, or the sale of all or substantially all of the property or assets of Old Provident, requires the affirmative vote of at least two-thirds of the total number of votes eligible to be cast by shareholders on such transaction. However, only an affirmative vote of at least a majority of the total number of votes eligible to be cast by shareholders on such transaction will be required if the Board of Directors recommends, by the affirmative vote of two-thirds of the Directors then in office, that the shareholders approve such transaction by the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such transaction.

As a result of an election made in New Provident’s articles of incorporation, a merger or consolidation of New Provident requires approval of a majority of all votes entitled to be cast by stockholders. However, under Maryland law, no approval by stockholders is required for a merger where New Provident is the successor corporation, if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New Provident.

Under Maryland law, a sale of all or substantially all of New Provident’s assets other than in the ordinary course of business, or a voluntary dissolution of New Provident, requires the approval of its Board of Directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Evaluation of Offers. Old Provident’s articles of organization states that the Board of Directors of Old Provident, in considering what they reasonably believe to be in the best interests of Old Provident, may consider the interests of Old Provident’s employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of Old Provident and its shareholders, including the possibility that these interests may be best served by the continued independence of Old Provident.

The articles of incorporation of New Provident provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of New Provident (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Provident and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon New Provident’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New Provident and its subsidiaries and on the communities in which New Provident and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New Provident;

•	whether a more favorable price could be obtained for New Provident’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New Provident and its subsidiaries;

•	the future value of the stock or any other securities of New Provident or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of New Provident to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the Board of Directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Dissenters’ Rights of Appraisal. Under Massachusetts law, stockholders of Old Provident will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Old Provident is a party if all shareholders receive marketable securities of the surviving corporation and/or cash and no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate.

Under Maryland law, stockholders of New Provident will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New Provident is a party as long as the common stock of New Provident trades on a national securities exchange.

Amendment of Governing Instruments. Old Provident’s articles of organization may be amended by the Board of Directors without shareholder action to the fullest extent permitted by the Massachusetts Business Corporation Act. Old Provident’s articles of organization may also be amended by the affirmative vote of at least 80% of the total votes eligible to be cast by shareholders on such amendment; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds of the Independent Directors then in office, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment. However, to the extent that any provision of Old Provident’s articles of organization provides for shareholder approval by a vote of more than a majority of the total votes eligible to be cast, such provision may only be amended, altered, changed or repealed after approval by the same percentage vote as is provided for in such provision. Old Provident’s bylaws may be amended by the affirmative vote of a majority of Old Provident’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders; provided, however, that if the Board of Directors recommends, by the affirmative vote of two-thirds of the Independent Directors then in office, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment.

New Provident’s articles of incorporation may be amended, upon the submission of an amendment by the Board of Directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole Board of Directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the Board of Directors into three staggered classes;

(iii)	The ability of the Board of Directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	The ability of the Board of Directors to amend and repeal the bylaws;

(vi)	The ability of the Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New Provident;

(vii)	The authority of the Board of Directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by New Provident;

(xi)	The limitation of liability of officers and directors to New Provident for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)       The advance notice requirements for stockholder proposals and nominations;

(xiv)	The selection of Maryland as the sole and exclusive forum for any action brought by stockholders on behalf of New Provident or its stockholders or any action alleging a breach of the Maryland General Corporation Law; and

(xv)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiv) of this list.

New Provident’s articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NEW PROVIDENT

Although the Board of Directors of New Provident is not aware of any effort that might be made to obtain control of New Provident after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of New Provident’s articles of incorporation to protect the interests of New Provident and its stockholders from takeovers which the Board of Directors might conclude are not in the best interests of The Provident Bank, New Provident or New Provident’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New Provident’s articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New Provident’s articles of incorporation and bylaws are included as part of Provident Bancorp’s application for conversion filed with the Federal Reserve Board and New Provident’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New Provident

Maryland law, as well as New Provident’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of New Provident more difficult.

Directors. The Board of Directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the Board of Directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of The Provident Bank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, the Chief Executive Officer, the Chairman, by a majority of the whole Board of Directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of New Provident’s then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Forum Selection for Certain Stockholder Lawsuits. The articles of incorporation provide that, unless New Provident consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New Provident, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New Provident to New Provident or New Provident stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of New Provident shall be deemed to have notice of and consented to the exclusive forum provisions of the articles of incorporation. Because this provision permits claims to be brought in federal courts located in the state of Maryland, this provision would apply to a claim made under the U.S. federal securities laws where there is exclusive federal jurisdiction for such a claim.

Authorized but Unissued Shares. After the conversion, New Provident will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of New Provident Following the Conversion.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. New Provident is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of New Provident that the Board of Directors does not approve, it may be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New Provident. The Board of Directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the Board of Directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole Board of Directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Provident Bancorp, Inc.—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New Provident’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New Provident in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New Provident and an “interested stockholder,” and provides certain vote standards for other mergers, consolidations, sales of assets and other business combinations. See “Comparison of Stockholder Rights for Existing Stockholders of Provident Bancorp, Inc.—Mergers, Consolidations and Sales of Assets” above.

Evaluation of Offers. The articles of incorporation provide that New Provident’s Board of Directors, when evaluating a transaction that would or may involve a change in control of New Provident (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Provident and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholders’ Rights for Existing Stockholders of Provident Bancorp, Inc.—Evaluation of Offers” above.

Purpose and Anti-Takeover Effects of New Provident’s Articles of Incorporation and Bylaws. Our Board of Directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of New Provident and its stockholders. Our Board of Directors believes that it will be in the best position to determine the true value of New Provident and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our Board of Directors believes that it is in the best interests of New Provident and all of our stockholders to encourage potential acquirers to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New Provident and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our Board of Directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New Provident’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our Board of Directors and management. Our Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Massachusetts Conversion Regulations

Massachusetts regulations provide that, without prior written notice to us and the prior written approval of the Massachusetts Commissioner of Banks, no person may directly or indirectly offer to acquire the beneficial ownership of more than 10% of a converted holding company for a period of three years from the date of the completion of the conversion. Where a person, directly or indirectly, acquires beneficial ownership of more than 10% of a converted holding company, without prior written notice to the converted holding company and the prior written approval of the Massachusetts Commissioner of Banks, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to stockholders for a vote, and the Massachusetts Commissioner of Banks may take any further action he may deem appropriate. The regulation provides for civil penalties for a violation of this regulation.

Change in Control Law and Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as New Provident unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with New Provident, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Massachusetts Banking Law

Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Division of Banks; and (iii) is subject to examination by the Massachusetts Division of Banks. New Provident would become a Massachusetts bank holding company if it acquires a second banking institution and holds and operates it separately from The Provident Bank. In addition, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual savings bank or mutual holding company without prior written approval of the Massachusetts Commissioner of Banks.

DESCRIPTION OF CAPITAL STOCK OF NEW PROVIDENT
FOLLOWING THE CONVERSION

General

New Provident is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. New Provident currently expects to issue in the offering and exchange up to 25,237,225 shares of common stock, at the maximum of the offering range. New Provident will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. New Provident may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and up to an amount that would not make us insolvent, as and when declared by our Board of Directors. The payment of dividends by New Provident is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce New Provident’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of New Provident will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor. If New Provident issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the offering and exchange, the holders of common stock of New Provident will have exclusive voting rights in New Provident. They will elect New Provident’s Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New Provident’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If New Provident issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a Massachusetts-chartered stock savings bank, corporate powers and control of The Provident Bank are vested in its Board of Directors, who elect the officers of The Provident Bank and who fill any vacancies on the Board of Directors. Voting rights of The Provident Bank are vested exclusively in the owners of the shares of capital stock of The Provident Bank, which will be New Provident, and voted at the direction of New Provident’s Board of Directors. Consequently, the holders of the common stock of New Provident will not have direct control of The Provident Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of The Provident Bank, New Provident, as the holder of 100% of The Provident Bank’s capital stock, would be entitled to receive all assets of The Provident Bank available for distribution, after payment or provision for payment of all debts and liabilities of The Provident Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders. In the event of liquidation, dissolution or winding up of New Provident, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New Provident available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of New Provident will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of New Provident’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for New Provident’s common stock is Continental Stock Transfer & Trust Company, New York, New York.

EXPERTS

The consolidated financial statements of Old Provident and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been included herein and in the registration statement in reliance upon the reports of Whittlesey PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to New Provident, Provident Bancorp, Old Provident and The Provident Bank, has issued to New Provident its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Baker Newman & Noyes LLC, Portland, Maine has provided an opinion to us regarding the Massachusetts income tax consequences of the conversion. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. and, in the event of a syndicated or firm commitment underwritten offering, for any other co-managers, by Nutter McClennen & Fish LLP, Boston, Massachusetts.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New Provident has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge through the Securities and Exchange Commission’s web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New Provident. The statements contained in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Provident Bancorp has filed an application for approval of the conversion with the Massachusetts Commissioner of Banks, and New Provident has filed a bank holding company application with the Federal Reserve Board. The application for conversion filed with the Massachusetts Commissioner of Banks may be inspected, without charge, at the offices of the Massachusetts Division of Banks, 1000 Washington Street, 10th Floor, Boston, Massachusetts. To obtain a copy of the application filed with the Federal Reserve Board, you may contact Scott Chu, Supervisory Analyst, of the Federal Reserve Bank of Boston, at (617) 973-3088. The plan of conversion is available, upon request, at each of The Provident Bank’s offices.

In connection with the offering, New Provident will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New Provident and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, New Provident has undertaken that it will not terminate such registration for a period of at least three years following the offering.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 5 Market Street, Amesbury, Massachusetts 01913, no later than December 25, 2019. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Old Provident’s Bylaws. Under Old Provident’s Bylaws, any stockholder desiring to make a proposal for new business at a meeting of stockholders or to nominate one or more candidates for election as directors at a meeting of stockholders must have given timely notice thereof in writing to the Secretary of Old Provident. To be timely, a stockholder’s notice must be received at the principal executive offices of Old Provident not less than 80 days nor more than ninety 90 days prior to the scheduled annual or special meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, the stockholder’s notice must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such meeting notice was mailed or publicly disclosed.

A stockholder’s notice with respect to a proposal for new business shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the proposal desired to be brought before such meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, and (iii) any financial interest of the stockholder proposing such business or of any other stockholder in such proposal.

A stockholder’s notice with respect to a nomination shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of Old Provident’s capital shares which are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, but not limited to, the written consent of such person to serve as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address as they appear on Old Provident’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of Old Provident’s capital shares which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.  At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of Old Provident that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

Provisions of New Provident’s Bylaws. New Provident’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, New Provident’s Secretary must receive written notice not earlier than the 100th day nor later than the 90th day prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first and made not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public announcement was made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on New Provident’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of New Provident which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of New Provident; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of New Provident’s Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on New Provident’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of New Provident which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2020 annual meeting of stockholders is expected to be held May 21, 2020. If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 11, 2020 and no later than February 21, 2020. If notice is received earlier than February 11, 2020 or after February 21, 2020, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us between February 21, 2020 and March 2, 2020. If notice is received before February 21, 2020 or after March 2, 2020, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at www.cstproxy.com/theprovidentbank/sm2019.

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PROVIDENT BANCORP, INC.

F-1

Provident Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

March 31, 2019 and December 31, 2018

	March 31,	December 31,
(In thousands)	2019	2018
	(unaudited)
Assets
Cash and due from banks	$9,151	$10,941
Short-term investments	14,575	17,672
Cash and cash equivalents	23,726	28,613
Investments in available-for-sale securities (at fair value)	49,662	51,403
Federal Home Loan Bank stock, at cost	3,515	2,650
Loans, net	859,269	835,528
Bank owned life insurance	26,403	26,226
Premises and equipment, net	21,467	16,086
Other real estate owned	1,720	1,676
Accrued interest receivable	3,171	2,638
Deferred tax asset, net	6,589	6,437
Other assets	2,997	2,822
Total assets	$998,519	$974,079

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$198,733	$195,293
Interest-bearing	576,544	572,803
Total deposits	775,277	768,096
Borrowings	79,942	68,022
Operating lease liabilities	3,919	-
Other liabilities	11,109	12,377
Total liabilities	870,247	848,495
Shareholders' equity
Preferred stock; authorized 50,000 shares:
no shares issued and outstanding	-	-
Common stock, no par value: 30,000,000 shares authorized;
9,658,284 shares issued, 9,621,822 shares outstanding at March 31, 2019 and 9,662,181 shares issued, 9,625,719 shares outstanding at December 31, 2018	-	-
Additional paid-in capital	46,236	45,895
Retained earnings	85,569	83,351
Accumulated other comprehensive loss	(186)	(255)
Unearned compensation - ESOP	(2,559)	(2,619)
Treasury stock: 36,462 shares	(788)	(788)
Total shareholders' equity	128,272	125,584
Total liabilities and shareholders' equity	$998,519	$974,079

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

	Three months ended
	March 31,
(In thousands)	2019	2018
Interest and dividend income:
Interest and fees on loans	$11,699	$9,276
Interest and dividends on securities	404	435
Interest on short-term investments	26	42
Total interest and dividend income	12,129	9,753
Interest expense:
Interest on deposits	1,437	920
Interest on borrowings	534	114
Total interest expense	1,971	1,034
Net interest and dividend income	10,158	8,719
Provision for loan losses	1,462	656
Net interest and dividend income after provision for loan losses	8,696	8,063
Noninterest income:
Customer service fees on deposit accounts	329	362
Service charges and fees - other	412	455
Gain on sales of securities, net	113	-
Bank owned life insurance	177	171
Other income	15	25
Total noninterest income	1,046	1,013
Noninterest expense:
Salaries and employee benefits	4,294	4,164
Occupancy expense	644	450
Equipment expense	106	122
Data processing	203	204
Marketing expense	55	53
Professional fees	422	248
Directors' fees	181	163
Other	841	972
Total noninterest expense	6,746	6,376
Income before income tax expense	2,996	2,700
Income tax expense	778	678
Net income	$2,218	$2,022

Earnings per share:
Basic	$0.24	$0.22
Diluted	$0.24	$0.22

Weighted Average Shares:
Basic	9,267,106	9,219,865
Diluted	9,305,284	9,295,003

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

	Three months ended
	March 31,
(In thousands)	2019	2018

Net income	$2,218	$2,022
Other comprehensive income (loss):
Unrealized holding gains (losses)	215	(1,213)
Reclassification adjustment for realized gains in net income	(113)	-
Unrealized gain (loss)	102	(1,213)
Income tax effect	(33)	354
Other comprehensive loss, net of tax	69	(859)
Total comprehensive income	$2,287	$1,163

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Shareholders’ Equity

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

				Accumulated
	Shares of	Additional		Other	Unearned
	Common	Paid-in	Retained	Comprehensive	Compensation	Treasury
(In thousands, except share data)	Stock	Capital	Earnings	(Loss) Income	ESOP	Stock	Total

Balance, December 31, 2018	9,625,719	$45,895	$83,351	$(255)	$(2,619)	$(788)	$125,584
Net income	-	-	2,218	-	-	-	2,218
Other comprehensive loss	-	-	-	69	-	-	69
Stock-based compensation expense	-	265	-	-	-	-	265
Restricted stock award grant forfeiture	(3,897)	-	-	-	-	-	-
ESOP shares earned	-	76	-	-	60	-	136
Balance, March 31, 2019	9,621,822	$46,236	$85,569	$(186)	$(2,559)	$(788)	$128,272

Balance, December 31, 2017	9,628,496	$44,592	$74,047	$589	$(2,857)	$(594)	$115,777
Net income	-	-	2,022	-	-	-	2,022
Other comprehensive loss	-	-	-	(859)	-	-	(859)
Stock-based compensation expense	-	240	-	-	-	-	240
ESOP shares earned	-	91	-	-	59	-	150
Balance, March 31, 2018	9,628,496	$44,923	$76,069	$(270)	$(2,798)	$(594)	$117,330

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

	Three months ended
	March 31,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$2,218	$2,022
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of securities premiums, net of accretion	49	67
ESOP expense	136	150
Gain on sale of securities, net	(113)	-
Change in deferred loan fees, net	285	(27)
Provision for loan losses	1,462	656
Depreciation and amortization	404	185
(Increase) decrease in accrued interest receivable	(533)	75
Deferred tax benefit	(185)	-
Share-based compensation expense	265	240
Increase in cash surrender value of life insurance	(177)	(171)
Principal repayments of operating lease obligations	(18)	-
(Increase) decrease in other assets	(175)	611
Decrease in other liabilities	(1,166)	(664)
Net cash provided by operating activities	2,452	3,144

Cash flows from investing activities:
Purchases of available-for-sale securities	(13,729)	-
Proceeds from sales of available-for-sale securities	13,565	-
Proceeds from pay downs, maturities and calls of available-for-sale securities	2,071	2,359
Purchase of Federal Home Loan Bank Stock	(865)	(312)
Loan originations and purchases, net of paydowns	(25,488)	(18,373)
Additions to premises and equipment	(1,950)	(58)
Additions to assets held-for-sale	-	(147)
Additions to other real estate owned	(44)	-
Net cash used in investing activities	(26,440)	(16,531)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows – (Continued)

For the Three Months Ended March 31, 2019 and 2018 (unaudited)

	Three months ended
	March 31,
(In thousands)	2019	2018
Cash flows from financing activities:
Net decrease in demand deposits, NOW and savings accounts	(15,544)	(22,826)
Net increase (decrease) in time deposits	22,725	(7,526)
Net change in short-term borrowings	11,920	18,370
Net cash provided by (used in) financing activities	19,101	(11,982)

Net decrease in cash and cash equivalents	(4,887)	(25,369)
Cash and cash equivalents at beginning of year	28,613	47,689
Cash and cash equivalents at end of year	$23,726	$22,320

Supplemental disclosures:
Interest paid	$1,995	$1,098
Income taxes paid	290	-
Recognition of right-of-use assets in premises and equipment (1)	3,836	-
Recognition of operating lease liabilities (1)	3,938	-
Reclassification of accrued branch rent from other liabilities to premises and equipment (1)	102	-
Assets held-for-sale transferred to premises and equipment	-	3,433

(1) Adoption of ASU 2016-02, Leases (Note 9)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation

The consolidated financial statements include the accounts of Provident Bancorp, Inc., its wholly owned subsidiary, the Bank, and the Bank’s wholly owned subsidiaries, Provident Security Corporation and 5 Market Street Security Corporation. Provident Security Corporation and 5 Market Street Security Corporation were established to buy, sell, and hold investments for their own account. All material intercompany balances and transactions have been eliminated in consolidation.

In the opinion of management, all adjustments (consisting solely of normal and recurring adjustments) necessary for the fair presentation of the consolidated financial condition and the consolidated results of operations for the unaudited periods presented have been included. The results of operations and other data presented for the three months ended March 31, 2019, are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2019. Certain prior year amounts have been reclassified to conform to the current year presentation.

In preparing the unaudited consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”); management has made estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statements of financial condition and results of operations for the periods indicated. Material estimates that are particularly susceptible to change are: the allowance for loan losses; the evaluation of goodwill and other intangible assets, impairment on investment securities, fair value measurements of assets and liabilities, and income taxes. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are deemed necessary. While management uses its best judgment, actual amounts or results could differ significantly from those estimates. The current economic environment has increased the degree of uncertainty inherent in these material estimates.

Certain information and note disclosures usually included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for the preparation of interim financial statements. The consolidated financial statements presented should be read in conjunction with the audited consolidated financial statements and notes to consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018, of Provident Bancorp, Inc. as filed with the SEC.

Provident Bancorp, Inc. and Subsidiary

F-8

Notes to Consolidated Financial Statements

Note 2 - Investments Securities Available-for-Sale

The following summarizes the amortized cost of investment securities classified as available-for-sale and their approximate fair values at March 31, 2019 and December 31, 2018:

	Amortized	Gross	Gross
	Cost	Unrealized	Unrealized	Fair
(In thousands)	Basis	Gains	Losses	Value

March 31, 2019
State and municipal securities	$11,453	$144	$62	$11,535
Asset-backed securities	6,116	-	68	6,048
Government mortgage-backed securities	32,353	95	369	32,079
Total available-for-sale securities	$49,922	$239	$499	$49,662

December 31, 2018
State and municipal securities	$20,118	$272	$135	$20,255
Asset-backed securities	6,512	-	141	6,371
Government mortgage-backed securities	25,135	138	496	24,777
Total available-for-sale securities	$51,765	$410	$772	$51,403

The scheduled maturities of debt securities were as follows at March 31, 2019. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be repaid without any penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

	Available-for-Sale
	Amortized	Fair
(In thousands)	Cost	Value

Due within one year	$95	$95
Due after one year through five years	604	606
Due after five years through ten years	2,028	2,067
Due after ten years	8,726	8,767
Government mortgage-backed securities	32,353	32,079
Asset-backed securities	6,116	6,048
	$49,922	$49,662

During the three months ended March 31, 2019, gross realized gains on sales and calls were $216,000, and gross losses realized were $103,000. There were no realized gains or losses on sales and calls during the three months ended March 31, 2018.

There were no securities of issuers whose aggregate carrying amount exceeded 10% of equity at March 31, 2019.

Provident Bancorp, Inc. and Subsidiary

F-9

Notes to Consolidated Financial Statements

Securities with carrying amounts of $38.1 million and $31.1 million were pledged to secure available borrowings with the Federal Reserve Bank and Federal Home Loan Bank at March 31, 2019 and December 31, 2018, respectively.

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized-loss position for less than twelve months and for twelve months or more, and are temporarily impaired, are as follows at March 31, 2019 and December 31, 2018:

	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In thousands)	Value	Losses	Value	Losses	Value	Losses

March 31, 2019
Temporarily impaired securities:
State and municipal	$373	$5	$3,681	$57	$4,054	$62
Asset-backed securities	-	-	6,048	68	6,048	68
Government mortgage-backed securities	4,860	81	12,285	288	17,145	369
Total temporarily impaired securities	$5,233	$86	$22,014	$413	$27,247	$499

December 31, 2018
Temporarily impaired securities:
State and municipal	$6,137	$115	$597	$20	$6,734	$135
Asset-backed securities	3,833	98	2,538	43	6,371	141
Government mortgage-backed securities	2,864	32	14,152	464	17,016	496
Total temporarily impaired securities	$12,834	$245	$17,287	$527	$30,121	$772

Government mortgage-backed securities, state and municipal securities and asset-backed securities: Because the decline in fair value of the government mortgage-backed securities, asset-backed securities and state and municipal securities is primarily attributable to changes in market interest rates and not credit quality, and because the Company has the intent and ability to hold these investments until market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Provident Bancorp, Inc. and Subsidiary

F-10

Notes to Consolidated Financial Statements

Note 3 – Loans

Loans consisted of the following at March 31, 2019 and December 31, 2018:

	March 31,	December 31,
(In thousands)	2019	2018

Commercial real estate	$373,435	$364,867
Commercial	382,550	361,782
Residential real estate	54,898	57,361
Construction and land development	42,441	44,606
Consumer	19,310	19,815
	872,634	848,431
Allowance for loan losses	(11,857)	(11,680)
Deferred loan fees, net	(1,508)	(1,223)
Net loans	$859,269	$835,528

The following tables set forth information regarding the activity in the allowance for loan losses by portfolio segment for the three months ended March 31, 2019 and 2018:

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Unallocated	Total

Allowance for loan losses:

Balance at December 31, 2018	$4,152	$5,742	$251	$738	$710	$87	$11,680
Charge-offs	-	(1,033)	-	-	(281)	-	(1,314)
Recoveries	-	10	-	-	19	-	29
Provision (credit)	95	1,027	(11)	(4)	364	(9)	1,462
Balance at March 31, 2019	$4,247	$5,746	$240	$734	$812	$78	$11,857

Balance at December 31, 2017	$4,483	$3,280	$300	$965	$649	$80	$9,757
Charge-offs	-	(20)	-	-	(166)	-	(186)
Recoveries	-	1	-	-	8	-	9
Provision (credit)	124	407	(8)	(26)	187	(28)	656
Balance at March 31, 2018	$4,607	$3,668	$292	$939	$678	$52	$10,236

Provident Bancorp, Inc. and Subsidiary

F-11

Notes to Consolidated Financial Statements

The following table sets forth information regarding the allowance for loan losses and related loan balances by segment at March 31, 2019 and December 31, 2018:

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Unallocated	Total

March 31, 2019
Allowance for loan losses:

Ending balance:
Individually evaluated for impairment	$-	$886	$-	$-	$-	$-	$886
Ending balance:
Collectively evaluated for impairment	4,247	4,860	240	734	812	78	10,971
Total allowance for loan losses ending balance	$4,247	$5,746	$240	$734	$812	$78	$11,857

Loans:
Ending balance:
Individually evaluated for impairment	$1,838	$7,328	$383	$-	$-		$9,549
Ending balance:
Collectively evaluated for impairment	371,597	375,222	54,515	42,441	19,310		863,085
Total loans ending balance	$373,435	$382,550	$54,898	$42,441	$19,310		$872,634

December 31, 2018
Allowance for loan losses:

Ending balance:
Individually evaluated for impairment	$62	$1,039	$-	$-	$-	$-	$1,101
Ending balance:
Collectively evaluated for impairment	4,090	4,703	251	738	710	87	10,579
Total allowance for loan losses ending balance	$4,152	$5,742	$251	$738	$710	$87	$11,680

Loans:
Ending balance:
Individually evaluated for impairment	$1,853	$5,291	$388	$-	$-		$7,532
Ending balance:
Collectively evaluated for impairment	363,014	356,491	56,973	44,606	19,815		840,899
Total loans ending balance	$364,867	$361,782	$57,361	$44,606	$19,815		$848,431

At March 31, 2019 and December 31, 2018, loans with an aggregate principal balance of $423.2 million and $393.8 million, respectively, were pledged to secure possible borrowings from the Federal Reserve Bank.

Provident Bancorp, Inc. and Subsidiary

F-12

Notes to Consolidated Financial Statements

The following tables set forth information regarding non-accrual loans and past-due loans by portfolio segment at March 31, 2019 and December 31, 2018:

							90 Days
			90 Days	Total			or More
	30 - 59	60 - 89	or More	Past	Total	Total	Past Due	Nonaccrual
(In thousands)	Days	Days	Past Due	Due	Current	Loans	and Accruing	Loans

March 31, 2019
Commercial real estate	$-	$-	$519	$519	$372,916	$373,435	$-	$519
Commercial	131	-	1,861	1,992	380,558	382,550	-	6,919
Residential real estate	227	358	29	614	54,284	54,898	-	822
Construction and land development	-	-	-	-	42,441	42,441	-	-
Consumer	30	85	114	229	19,081	19,310	-	115
Total	$388	$443	$2,523	$3,354	$869,280	$872,634	$-	$8,375

December 31, 2018
Commercial real estate	$742	$-	$519	$1,261	$363,606	$364,867	$-	$519
Commercial	40	-	3,167	3,207	358,575	361,782	-	4,830
Residential real estate	321	223	30	574	56,787	57,361	-	850
Construction and land development	-	-	-	-	44,606	44,606	-	-
Consumer	62	46	59	167	19,648	19,815	-	62
Total	$1,165	$269	$3,775	$5,209	$843,222	$848,431	$-	$6,261

Provident Bancorp, Inc. and Subsidiary

F-13

Notes to Consolidated Financial Statements

Information about the Company’s impaired loans by portfolio segment was as follows at March 31, 2019 and December 31, 2018:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
(In thousands)	Investment	Balance	Allowance	Investment	Recognized

March 31, 2019
With no related allowance recorded:
Commercial real estate	$1,838	$1,838	$-	$1,846	$21
Commercial	1,966	1,986	-	2,020	6
Residential real estate	383	383	-	386	5
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with no related allowance	$4,187	$4,207	$-	$4,252	$32

With an allowance recorded:
Commercial real estate	$-	$-	$-	$-	$-
Commercial	5,362	5,385	886	5,369	-
Residential real estate	-	-	-	-	-
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with an allowance recorded	$5,362	$5,385	$886	$5,369	$-

Total
Commercial real estate	$1,838	$1,838	$-	$1,846	$21
Commercial	7,328	7,371	886	7,389	6
Residential real estate	383	383	-	386	5
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans	$9,549	$9,592	$886	$9,621	$32

Provident Bancorp, Inc. and Subsidiary

F-14

Notes to Consolidated Financial Statements

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
(In thousands)	Investment	Balance	Allowance	Investment	Recognized

December 31, 2018
With no related allowance recorded:
Commercial real estate	$1,334	$1,334	$-	$5,614	$69
Commercial	4,050	4,110	-	4,894	38
Residential real estate	388	388	-	396	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with no related allowance	$5,772	$5,832	$-	$10,904	$127

With an allowance recorded:
Commercial real estate	$519	$519	$62	$519	$-
Commercial	1,241	1,267	1,039	1,695	52
Residential real estate	-	-	-	-	-
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with an allowance recorded	$1,760	$1,786	$1,101	$2,214	$52

Total
Commercial real estate	$1,853	$1,853	$62	$6,133	$69
Commercial	5,291	5,377	1,039	6,589	90
Residential real estate	388	388	-	396	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans	$7,532	$7,618	$1,101	$13,118	$179

Provident Bancorp, Inc. and Subsidiary

F-15

Notes to Consolidated Financial Statements

The following summarizes troubled debt restructurings entered into during the three months ended March 31, 2019:

(Dollars in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment

March 31, 2019
Troubled debt restructurings:
Commercial	1	$1,963	$1,963
	1	$1,963	$1,963

In the three months ended March 31, 2019, the Company approved one troubled debt restructuring totaling $2.0 million. This commercial loan was placed on an extended 12-month interest-only period with re-amortization to follow. An impairment analysis was performed and a specific reserve of $100,000 was allocated to this relationship.

There were no troubled debt restructurings entered into during the year ended December 31, 2018.

At March 31, 2019, there were no commitments to lend additional funds to borrowers whose loans were modified in troubled debt restructurings.

Credit Quality Information

The Company utilizes a seven grade internal loan rating system for commercial real estate, construction and land development, and commercial loans as follows:

Loans rated 1-3: Loans in these categories are considered “pass” rated loans with low to average risk.

Loans rated 4: Loans in this category are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 5: Loans in this category are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Loans rated 6: Loans in this category are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 7: Loans in this category are considered uncollectible (“loss”) and of such little value that their continuance as loans is not warranted.

On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial real estate, construction and land development, and commercial loans.

For residential real estate and consumer loans, the Company initially assesses credit quality based upon the borrower’s ability to pay and rates such loans as pass. Subsequent risk rating downgrades are based upon the borrower’s payment activity. All other residential and consumer loans are not formally rated.

Provident Bancorp, Inc. and Subsidiary

F-16

Notes to Consolidated Financial Statements

The following tables present the Company’s loans by risk rating and portfolio segment at March 31, 2019 and December 31, 2018:

				Construction
(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	and Land Development	Consumer	Total

March 31, 2019
Grade:
Pass	$349,204	$363,366	$-	$42,441	$-	$755,011
Special mention	22,321	11,040	-	-	-	33,361
Substandard	1,910	8,144	561	-	-	10,615
Not formally rated	-	-	54,337	-	19,310	73,647
Total	$373,435	$382,550	$54,898	$42,441	$19,310	$872,634

December 31, 2018
Grade:
Pass	$356,415	$339,079	$-	$44,606	$-	$740,100
Special mention	6,531	11,339	-	-	-	17,870
Substandard	1,921	10,447	571	-	-	12,939
Doubtful	-	917	-	-	-	917
Not formally rated	-	-	56,790	-	19,815	76,605
Total	$364,867	$361,782	$57,361	$44,606	$19,815	$848,431

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $18.6 million and $18.8 million at March 31, 2019 and December 31, 2018, respectively.

Note 4 - Deposits

The following is a summary of deposit balances by type at March 31, 2019 and December 31, 2018:

	March 31,	December 31,
(In thousands)	2019	2018

NOW and demand	$312,286	$332,064
Regular savings	115,614	109,322
Money market deposits	227,256	229,314
Total non-certificate accounts	655,156	670,700

Certificate accounts of $250,000 or more	15,583	14,164
Certificate accounts less than $250,000	104,538	83,232
Total certificate accounts	120,121	97,396
Total deposits	$775,277	$768,096

Provident Bancorp, Inc. and Subsidiary

F-17

Notes to Consolidated Financial Statements

At March 31, 2019 and December 31, 2018, the aggregate amount of brokered certificates of deposit was $69.1 million and $55.8 million respectively. Brokered certificates of deposit are not included in the totals for time deposits in denominations over $250,000 listed above.

At March 31, 2019 and December 31, 2018, the scheduled maturities for certificate accounts for each of the following five years are as follows:

	March 31,	December 31,
(In thousands)	2019	2018

Within one year	$77,622	$55,061
More than one year to two years	32,457	32,089
More than two years to three years	8,740	8,938
More than three years to four years	840	794
More than four years through five years	462	514
Total	$120,121	$97,396

Note 5 - Borrowings

Borrowings from the Federal Home Loan Bank (the “FHLB”) are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties, certain commercial real estate loans and other qualified assets.

Maturities of advances from the FHLB as of March 31, 2019 are summarized as follows:

March 31,
(In thousands)	2019

Fiscal Year-End
2019	$54,979
2020	11,463
2021	5,000
2023	8,500
Total	$79,942

Provident Bancorp, Inc. and Subsidiary

F-18

Notes to Consolidated Financial Statements

Note 6 – Employee Benefits & Share-Based Compensation Plans

Employee Stock Ownership Plan

The Bank maintains an Employee Stock Ownership Plan (“ESOP”) to provide eligible employees the opportunity to own Company stock. This plan is a tax-qualified retirement plan for the benefit of Bank employees. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The number of shares committed to be released per year through 2029 is 23,810.

The Company loaned funds to the ESOP to purchase 357,152 shares of the Company’s common stock at a price of $10.00 per share. The loan is payable annually over 15 years at a rate per annum equal to the Prime Rate as of December 31 (5.50% at December 31, 2018). Loan payments are principally funded by cash contributions from the Bank.

Shares held by the ESOP include the following:

	March 31, 2019	December 31, 2018
Allocated	95,240	71,430
Committed to be allocated	5,952	23,810
Unallocated	255,960	261,912
Total	357,152	357,152

Share-Based Compensation Plan

Stock Options

A summary of the status of the Company’s stock option grants for the three months ended March 31, 2019, is presented in the table below:

	Stock Option Awards	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	396,438	$17.89
Granted	-
Forfeited	-
Exercised	-
Outstanding at March 31, 2019	396,438	$17.89	7.76	$1,888,000
Outstanding and expected to vest at March 31, 2019	396,438	$17.89	7.76	$1,888,000
Vested and Exercisable at March 31, 2019	151,272	$17.50	7.66	$632,000
Unrecognized compensation cost	$1,136,000
Weighted average remaining recognition period (years)	2.76

Total expense for the stock options was $97,000 and $101,000 for the three months ended March 31, 2019 and 2018, respectively.

Provident Bancorp, Inc. and Subsidiary

F-19

Notes to Consolidated Financial Statements

Restricted Stock

The following table presents the activity in unvested restricted stock awards under the Equity Plan for the three months ended March 31, 2019:

	Number of Shares	Weighted Average Grant Price
Unvested restricted stock awards at Decemer 31, 2018	98,073	$18.13
Granted	-
Forfeited	-
Vested	-
Unvested restricted stock awards at March 31, 2019	98,073	$18.13
Unrecognized compensation cost	$1,557,000
Weighted average remaining recognition period (years)	2.76

Total expense for the restricted stock awards was $168,000 and $139,000 for the three months ended March 31, 2019 and 2018, respectively.

Note 7 - Earnings Per Share

Earnings per share consisted of the following components for the three months ended March 31, 2019 and 2018.

	Three months ended
	March 31,
(Dollars in thousands)	2019	2018
Net income attributable to common shareholders	$2,218	$2,022

Average number of common shares outstanding	9,662,181	9,657,319
Less:
average unallocated ESOP shares	(271,525)	(286,226)
average unvested restricted stock	(87,268)	(122,405)
average treasury stock acquired	(36,282)	(28,823)
Average number of common shares outstanding to calculate basic earnings per common share	9,267,106	9,219,865

Effect of dilutive unvested restricted stock and stock option awards	38,178	75,138
Average number of common shares outstanding to calculate diluted earnings per common share	9,305,284	9,295,003

Earnings per common share:
Basic	$0.24	$0.22
Diluted	$0.24	$0.22

Provident Bancorp, Inc. and Subsidiary

F-20

Notes to Consolidated Financial Statements

Note 8 - Regulatory Matters

The Bank’s actual capital amounts and ratios at March 31, 2019 and December 31, 2018 are summarized as follows:

						To Be Well
						Capitalized Under
	Actual		For Capital			Prompt Corrective
	Capital		Adequacy Purposes			Action Provisions
(Dollars in thousands)	Amount	Ratio	Amount		Ratio	Amount		Ratio

March 31, 2019
Total Capital (to Risk Weighted Assets)	$131,884	14.45%	$73,014	>	8.0%	$91,267	>	10.0%
Tier 1 Capital (to Risk Weighted Assets)	120,471	13.20	54,760	>	6.0	73,014	>	8.0
Common Equity Tier 1 Capital (to Risk Weighted Assets)	120,471	13.20	41,070	>	4.5	59,324	>	6.5
Tier 1 Capital (to Average Assets)	120,471	12.20	39,512	>	4.0	49,391	>	5.0

December 31, 2018
Total Capital (to Risk Weighted Assets)	$128,939	14.55%	$70,891	>	8.0%	$88,614	>	10.0%
Tier 1 Capital (to Risk Weighted Assets)	117,855	13.30	53,168	>	6.0	70,891	>	8.0
Common Equity Tier 1 Capital (to Risk Weighted Assets)	117,855	13.30	39,876	>	4.5	57,599	>	6.5
Tier 1 Capital (to Average Assets)	117,855	12.69	37,157	>	4.0	46,446	>	5.0

Note 9 - Leases

Effective January 1, 2019, the Company adopted Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842). This standard required the Company to recognize on the balance sheet right-of-use assets and lease liabilities, which approximate the present value of the Company’s remaining lease payments. As of March 31, 2019, the Company recognized right-of-use assets and lease liabilities totaling $3.8 million and $3.9 million, respectively. The right-of-use assets are included in the total for premises and equipment net.

In July 2018, the Financial Accounting Standards Board (FASB) issued ASU No. 2018-11, which provided a practical expedient package for lessees. The Company has elected to use the expedient package and did not reassess whether any existing contracts contain leases; did not reassess the lease classification for existing leases; and did not reassess initial direct costs for any existing leases. As a result, all leases are considered operating leases. The Company’s leases do not provide an implicit rate so an incremental borrowing rate based on the information available at adoption date was used in determining the present value of future payments.

The lease liabilities recognized by the Company represent three leased branch locations. The Company’s leases have remaining initial contractual lease terms ranging from nine months to 16.5 years. The Company is terminating the lease on the Hampton, New Hampshire branch effective Mary 2019, therefore the Company chose to account for this lease using the short-term lease exemption and did not apply the new accounting guidance to this lease. Some of the Company’s leases include options to extend the lease for up to 20 years. The lease liabilities recognized include certain lease extensions as it is expected that the Company will use substantially all lease renewal options. Rent expense for the operating leases has been straight lined for the remaining lease term. For the three months ended March 31, 2019, rent expense for the three operating leases totaled $72,000.

Provident Bancorp, Inc. and Subsidiary

F-21

Notes to Consolidated Financial Statements

The maturities of the annual cash flows for our lease liabilities and other information as of March 31, 2019 are summarized as follows:

(Dollars in thousands)
Fiscal Year-End	Dollar Amount
2019	153
2020	165
2021	172
2022	172
2023	172
Thereafter	6,461
Total lease payments	7,295
Less imputed interest	(3,376)
Total lease liabilities	$3,919

Weighted-average remaining lease term - operating leases	32.4 years
Weighted-average discount rate - operating leases	3.77%

Note 10 - Fair Value Measurements

The Company reports certain assets at fair value in accordance with GAAP, which defines fair value and establishes a framework for measuring fair value in accordance with generally accepted accounting principles. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair values:

Basis of Fair Value Measurements

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 – Observable inputs other than level 1 prices, such as quoted prices for similar assets; quoted prices in markets that are not active; or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability;

•	Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

An asset’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Provident Bancorp, Inc. and Subsidiary

F-22

Notes to Consolidated Financial Statements

Fair Values of Assets Measured on a Recurring Basis

The Company’s investments in U.S. Government and federal agency, state and municipal, asset-backed and government mortgage-backed securities available-for-sale are generally classified within Level 2 of the fair value hierarchy. For these investments, we obtain fair value measurements from independent pricing services. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, trading levels, market consensus prepayment speeds, credit information and the instrument’s terms and conditions.

The following summarizes assets measured at fair value on a recurring basis at March 31, 2019 and December 31, 2018:

	Fair Value Measurements at Reporting Date Using
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
		Identical Assets	Inputs	Inputs
(In thousands)	Total	Level 1	Level 2	Level 3
March 31, 2019
State and municipal	$11,535	$-	$11,535	$-
Asset-backed securities	6,048	-	6,048	-
Mortgage-backed securities	32,079	-	32,079	-
Totals	$49,662	$-	$49,662	$-

December 31, 2018
State and municipal	$20,255	$-	$20,255	$-
Asset-backed securities	6,371	-	6,371	-
Government mortgage-backed securities	24,777	-	24,777	-
Totals	$51,403	$-	$51,403	$-

The Company did not have any transfers of assets measured at fair value on a recurring basis between Levels 1 and 2 of the fair value hierarchy during the three months ended March 31, 2019.

Fair Values of Assets Measured on a Nonrecurring Basis

The Company’s only assets measured at fair value on a nonrecurring basis are loans identified as impaired for which a write-off or specific reserve has been recorded, and other real estate owned.

Certain impaired loans of the Company are reported at the fair value of the underlying collateral, less estimated selling costs. The Company classifies impaired loans as Level 3 in the fair value hierarchy. Collateral values are estimated using Level 2 inputs based upon appraisals of similar properties obtained from a third party, but can be adjusted and therefore classified as level 3. The Company classifies other real estate owned as Level 2 in the fair value hierarchy if the Company has received a purchase and sales agreement.

Provident Bancorp, Inc. and Subsidiary

F-23

Notes to Consolidated Financial Statements

The following summarizes assets measured at fair value on a nonrecurring basis at March 31, 2019 and December 31, 2018:

	Fair Value Measurements at Reporting Date Using:
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
		Identical Assets	Inputs	Inputs
(In thousands)	Total	Level 1	Level 2	Level 3

March 31, 2019
Impaired loans	$4,476	$-	$-	$4,476
Other real estate owned	1,720	-	1,720	-

December 31, 2018
Impaired loans	$659	$-	$-	$659
Other real estate owned	1,676	-	1,676	-

The following is a summary of the valuation methodology and unobservable inputs for Level 3 assets measured at fair value on a nonrecurring basis at March 31, 2019 and December 31, 2018:

(In thousands)	Fair Value	Valuation Technique	Unobservable Input

March 31, 2019
Impaired loans	$4,476	Real estate appraisals and business valuation	Discount for dated appraisals and comparable company evaluations

December 31, 2018
Impaired loans	$659	Real estate appraisals and business valuation	Discount for dated appraisals and comparable company evaluations

Provident Bancorp, Inc. and Subsidiary

F-24

Notes to Consolidated Financial Statements

Note 11 - Disclosures About Fair Values of Financial Instruments

GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The carrying amounts and estimated fair values of the Company's financial instruments, all of which are held or issued for purposes other than trading, are as follows at March 31, 2019 and December 31, 2018:

	Carrying	Fair Value
(In thousands)	Amount	Level 1	Level 2	Level 3	Total

March 31, 2019
Financial assets:
Cash and cash equivalents	$23,726	$23,726	$-	$-	$23,726
Available-for-sale securities	49,662	-	49,662	-	49,662
Federal Home Loan Bank of Boston stock	3,515	3,515	-	-	3,515
Loans, net	859,269	-	-	852,305	852,305
Accrued interest receivable	3,171	-	3,171	-	3,171
Financial liabilities:
Deposits	775,277	-	-	775,554	775,554
Borrowings	79,942	-	79,984	-	79,984

December 31, 2018
Financial assets:
Cash and cash equivalents	$28,613	$28,613	$-	$-	$28,613
Available-for-sale securities	51,403	-	51,403	-	51,403
Federal Home Loan Bank of Boston stock	2,650	2,650	-	-	2,650
Loans, net	835,528	-	-	827,090	827,090
Accrued interest receivable	2,638	-	2,638	-	2,638
Financial liabilities:
Deposits	768,096	-	-	768,010	768,010
Borrowings	68,022	-	67,846	-	67,846

The carrying amounts of financial instruments shown above are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

Provident Bancorp, Inc. and Subsidiary

F-25

Notes to Consolidated Financial Statements

Note 12– Commitments & Contingencies

In April 2018, the Bank conducted a foreclosure sale of certain real and personal property which secured four non-accruing loans originally made by the Bank. The aggregate outstanding principal balance of these loans was approximately $7.5 million, of which (a) approximately $4.9 million was due and owing to the Bank and (b) approximately $2.6 million was due and owing to another financial institution who purchased participation interests in certain of these loans (the “Participant”). The Bank received approximately $8.3 million in proceeds from this foreclosure sale. The U.S. Small Business Administration (“SBA”), which also made a secured loan to the same obligors, has since disputed the Bank’s retention of, and claimed priority to, a portion of the proceeds generated from this foreclosure sale, alleging a breach of contract and seeking monetary damages in the approximate amount of $2.0 million. The Bank has partially denied liability, and in addition to its defenses, has asserted a counterclaim against the SBA and its assignee, Granite State Economic Development Corporation, seeking equitable reformation of the contract at issue on the basis of a mutual mistake of fact. On March 5, 2019, the Bank participated in a mediation of this matter. Pending the outcome of this lawsuit and this mediation, the Bank has segregated into a separate deposit account the entire amount in dispute, consisting of $1.4 million that would be retained by the Bank, and $543,000 that would be provided to the participating institution. Management does not believe that the ultimate resolution of this matter will be material to the Bank’s financial condition or results of operations.

Note 13– Subsequent Event

On June 5, 2019, the Board of Trustees of Provident Bancorp (“MHC”) and the Board of Directors of the Company adopted a Plan of Conversion and Reorganization (the “Plan”). Pursuant to the Plan, the MHC will convert from the mutual holding company form of organization to the fully public form. The MHC will be merged into the Company, and the MHC will no longer exist. The Company will merge into a new Maryland corporation named Provident Bancorp, Inc. As part of the conversion, the MHC’s ownership interest of the Company will be offered for sale in a public offering. The existing publicly held shares of the Company, which represents the remaining ownership interest in the Company, will be exchanged for new shares of common stock of Provident Bancorp, Inc., the new Maryland Corporation. The exchange ratio will ensure that immediately after the conversion and public offering, the public shareholders of the Company will own the same aggregate percentage of Provident Bancorp, Inc. common stock that they owned immediately prior to that time (excluding shares purchased in the stock offering and cash received in lieu of fractional shares), adjusted to reflect assets held by the MHC. When the conversion and public offering are completed, all of the capital stock of The Provident Bank will be owned by Provident Bancorp, Inc., the Maryland corporation.

The Plan provides for the establishment, upon the completion of the conversion, of special “liquidation accounts” for the benefit of certain depositors of The Provident Bank in an amount equal to the MHC’s ownership interest in the retained earnings of the Company as of the date of the latest balance sheet contained in the prospectus plus the MHC’s net assets (excluding its ownership of the Company). Following the completion of the conversion, the Company and The Provident Bank will not be permitted to pay dividends on their capital stock if the shareholders’ equity of Provident Bancorp, Inc., the Maryland corporation, or the shareholder’s equity of The Provident Bank, would be reduced below the amount of the liquidation accounts. The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation accounts.

Direct costs of the conversion and public offering will be deferred and reduce the proceeds from the shares sold in the public offering. Costs of $30,000 have been incurred related to the conversion as of March 31, 2019.

Provident Bancorp, Inc. and Subsidiary

F-26

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders

Provident Bancorp, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Provident Bancorp, Inc. and subsidiary (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Whittlesey PC

We have served as the Company's auditor since 2013.

Hartford, Connecticut

March 14, 2019

F-27

Provident Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2018 and 2017

(In thousands)	2018	2017
Assets
Cash and due from banks	$10,941	$10,326
Short-term investments	17,672	37,363
Cash and cash equivalents	28,613	47,689
Investments in available-for-sale securities (at fair value)	51,403	61,429
Federal Home Loan Bank stock, at cost	2,650	1,854
Loans, net	835,528	742,138
Assets held-for-sale	-	3,286
Bank owned life insurance	26,226	25,540
Premises and equipment, net	16,086	10,981
Other real estate owned	1,676	-
Accrued interest receivable	2,638	2,345
Deferred tax asset, net	6,437	4,920
Other assets	2,822	2,083
Total assets	$974,079	$902,265

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$195,293	$186,222
Interest-bearing	572,803	563,835
Total deposits	768,096	750,057
Borrowings	68,022	26,841
Other liabilities	12,377	9,590
Total liabilities	848,495	786,488
Shareholders' equity
Preferred stock; authorized 50,000 shares:
no shares issued and outstanding	-	-
Common stock, no par value: 30,000,000 shares authorized;
9,662,181 shares issued, 9,625,719 shares outstanding at December 31, 2018 and 9,657,319 shares issued, 9,628,496 shares outstanding at December 31, 2017	-	-
Additional paid-in capital	45,895	44,592
Retained earnings	83,351	74,047
Accumulated other comprehensive (loss) income	(255)	589
Unearned compensation - ESOP	(2,619)	(2,857)
Treasury stock: 36,462 and 28,823 shares at December 31, 2018 and 2017, respectively	(788)	(594)
Total shareholders' equity	125,584	115,777
Total liabilities and shareholders' equity	$974,079	$902,265

The accompanying notes are an integral part of these consolidated financial statements.

F-28

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

For the Years Ended December 31, 2018 and 2017

(In thousands)	2018	2017
Interest and dividend income:
Interest and fees on loans	$40,358	$32,510
Interest and dividends on securities	1,669	3,172
Interest on short-term investments	313	100
Total interest and dividend income	42,340	35,782
Interest expense:
Interest on deposits	4,468	2,944
Interest on borrowings	745	782
Total interest expense	5,213	3,726
Net interest and dividend income	37,127	32,056
Provision for loan losses	3,329	2,929
Net interest and dividend income after provision for loan losses	33,798	29,127
Noninterest income:
Customer service fees on deposit accounts	1,435	1,392
Service charges and fees - other	1,993	1,919
Gain on sales of securities, net	-	5,912
Bank owned life insurance	686	645
Other income	64	87
Total noninterest income	4,178	9,955
Noninterest expense:
Salaries and employee benefits	16,801	15,365
Occupancy expense	1,733	1,839
Equipment expense	471	587
FDIC assessment	301	309
Data processing	810	741
Marketing expense	245	300
Professional fees	1,223	936
Directors' fees	620	607
Other	3,210	3,065
Total noninterest expense	25,414	23,749
Income before income tax expense	12,562	15,333
Income tax expense	3,237	7,418
Net income	$9,325	$7,915

Earnings per share:
Basic	$1.01	$0.86
Diluted	$1.00	$0.86

Weighted Average Shares:
Basic	9,240,086	9,199,274
Diluted	9,306,316	9,199,887

The accompanying notes are an integral part of these consolidated financial statements.

F-29

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2018 and 2017

(In thousands)	2018	2017

Net income	$9,325	$7,915
Other comprehensive loss:
Unrealized holding (losses) gains	(1,120)	2,466
Reclassification adjustment for realized gains in net income	-	(5,912)
Unrealized losses	(1,120)	(3,446)
Income tax effect	276	1,413
Other comprehensive loss, net of tax	(844)	(2,033)
Total comprehensive income	$8,481	$5,882

The accompanying notes are an integral part of these consolidated financial statements.

F-30

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2018 and 2017

				Accumulated
	Shares of	Additional		Other	Unearned
	Common	Paid-in	Retained	Comprehensive	Compensation	Treasury
(In thousands, except share data)	Stock	Capital	Earnings	Income (Loss)	ESOP	Stock	Total

Balance, December 31, 2016	9,652,448	$43,393	$66,229	$2,622	$(3,095)	$-	$109,149
Net income	-	-	7,915	-	-	-	7,915
Other comprehensive loss	-	-	-	(2,130)	-	-	(2,130)
Reclassification from AOCI to retained earnings			(97)	97			-
Stock-based compensation expense	-	926	-	-	-	-	926
Restricted stock award grants	4,871	-	-	-	-	-	-
Treasury stock acquired	(28,823)	-	-	-	-	(594)	(594)
ESOP shares earned	-	273	-	-	238	-	511

Balance, December 31, 2017	9,628,496	44,592	74,047	589	(2,857)	(594)	115,777
Net income	-	-	9,325	-	-	-	9,325
Other comprehensive loss	-	-	-	(844)	-	-	(844)
Stock-based compensation expense	-	928	-	-	-	-	928
Restricted stock award grants	4,862	-	-	-	-	-	-
Exercise of stock options, net	1,010	-	(21)	-	-	21	-
Treasury stock acquired	(8,649)	-	-	-	-	(215)	(215)
ESOP shares earned	-	375	-	-	238	-	613
Balance, December 31, 2018	9,625,719	$45,895	$83,351	$(255)	$(2,619)	$(788)	$125,584

The accompanying notes are an integral part of these consolidated financial statements.

F-31

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$9,325	$7,915
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of securities premiums, net of accretion	274	740
ESOP expense	613	511
Gain on sale of securities, net	-	(5,912)
Change in deferred loan fees, net	378	418
Provision for loan losses	3,329	2,929
Depreciation and amortization	721	811
Loss on disposal of premises and equipment	6	2
Increase in accrued interest receivable	(293)	(25)
Deferred tax (benefit) expense	(1,241)	1,309
Share-based compensation expense	928	926
Increase in cash surrender value of life insurance	(686)	(645)
Decrease (increase) in other assets	613	(539)
Increase in other liabilities	2,787	1,036
Net cash provided by operating activities	16,754	9,476

Cash flows from investing activities:
Purchases of available-for-sale securities	-	(13,121)
Proceeds from sales of available-for-sale securities	-	57,259
Proceeds from pay downs, maturities and calls of available-for-sale securities	8,632	14,026
(Purchase) redemption of Federal Home Loan Bank Stock	(796)	933
Loan originations and purchases, net of paydowns	(100,073)	(121,060)
Additions to premises and equipment	(2,399)	(3,426)
Additions to assets held-for-sale	(147)	(67)
Additions to other real estate owned	(52)	-
Purchase of bank owned life insurance	-	(5,500)
Net cash used in investing activities	(94,835)	(70,956)

The accompanying notes are an integral part of these consolidated financial statements.

F-32

Provident Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows – (Continued)

For the Years Ended December 31, 2018 and 2017

(In thousands)	2018	2017
Cash flows from financing activities:
Net increase in demand deposits, NOW and savings accounts	22,841	110,748
Net (decrease) increase in time deposits	(4,802)	11,327
Proceeds from advances from the Federal Home Loan Bank	10,000	7,000
Net change in short-term borrowings	31,181	(30,017)
Purchase of treasury stock	(215)	(594)
Net cash provided by financing activities	59,005	98,464

Net (decrease) increase in cash and cash equivalents	(19,076)	36,984
Cash and cash equivalents at beginning of year	47,689	10,705
Cash and cash equivalents at end of year	$28,613	$47,689

Supplemental disclosures:
Interest paid	$5,326	$3,725
Income taxes paid	3,638	6,667
Loan transferred to other real estate owned	1,624	-
Loan transferred to other assets	1,352	-
Transfer from assets held-for-sale to premises and equipment	3,433	-
Transfer from premises and equipment to assets held-for-sale	-	3,219

The accompanying notes are an integral part of these consolidated financial statements.

F-33

Notes to Consolidated Financial Statements

Note 1 - Nature of Operations

Provident Bancorp, Inc. (the “Company”) is a Massachusetts-chartered corporation organized for the purpose of owning all of the outstanding capital stock of The Provident Bank (the “Bank”). Provident Bancorp, the Company’s mutual holding company (the “MHC”), owns approximately 52.3% of the Company’s stock.

The Company is headquartered in Amesbury, Massachusetts. The Bank operates its business from eight banking offices located in Amesbury and Newburyport, Massachusetts and Portsmouth, Exeter, Hampton, Bedford, and Seabrook, New Hampshire. The Bank provides a variety of financial services to individuals and small businesses. Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are commercial mortgages and commercial loans.

Note 2 - Accounting Policies

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and predominant practices within the banking industry. The consolidated financial statements were prepared using the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, stock-based compensation expense and deferred income taxes.

Basis of Presentation

The consolidated financial statements include the accounts of Provident Bancorp, Inc., its wholly owned subsidiary, the Bank, and the Bank’s wholly owned subsidiaries, Provident Security Corporation and 5 Market Street Security Corporation. Provident Security Corporation and 5 Market Street Security Corporation were established to buy, sell, and hold investments for their own account. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks, and short-term investments comprised of interest-bearing demand deposits with other banks and federal funds sold.

Investment Securities

Investments in debt securities are adjusted for amortization of premiums and accretion of discounts so as to approximate the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis and are recorded as of the trade date.

Debt and equity securities may be classified into one of three categories: held-to-maturity, available-for-sale or trading. These security classifications may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

Provident Bancorp, Inc. and Subsidiary

F-34

Notes to Consolidated Financial Statements

•	Held-to-maturity securities, if any, are measured at amortized cost in the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or as a separate component of shareholders’ equity.

•	Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) as a separate component of shareholders’ equity until realized.

•	Trading securities, if any, are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses for trading securities are included in earnings.

The Company evaluates securities within the Company’s available for sale portfolio for other-than-temporary impairment (“OTTI”), at least quarterly. If the fair value of a debt security is below the amortized cost basis of the security, OTTI is required to be recognized if any of the following are met: (1) the Company intends to sell the security; (2) it is “more likely than not” that the Company will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For all impaired debt securities that the Company intends to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI through earnings. Credit-related OTTI for all other impaired debt securities is recognized through earnings. Non-credit related OTTI for such debt securities is recognized in other comprehensive income, net of applicable taxes.

Federal Home Loan Bank Stock

As a member of the Federal Home Loan Bank of Boston (the “FHLB”), the Company is required to invest in $100 par value stock of the FHLB. The FHLB capital structure mandates that members own stock as determined by their Total Stock Investment Requirement which is the sum of a member’s Membership Stock Investment Requirement and Activity-Based Stock Investment Requirement. FHLB stock is a non-marketable equity security that is carried at cost and evaluated for impairment when deemed necessary.

Loans

Loan receivables that management has the intent and ability to hold until maturity or payoff are reported at their outstanding principal balances adjusted for amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Interest income is accrued on the unpaid principal balance.

Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount is recognized as an adjustment of the related loan yield using the interest method. The Company is amortizing these amounts over the contractual life of the related loans.

Provident Bancorp, Inc. and Subsidiary

F-35

Notes to Consolidated Financial Statements

Residential real estate loans are generally placed on non-accrual status when reaching 90 days past due or in process of collection. Past due status is based on the contractual terms of the loan. All closed-end consumer loans 90 days or more past due and any equity line in the process of foreclosure are placed on non-accrual status. Secured consumer loans are written down to realizable value and unsecured consumer loans are charged-off upon reaching 120 or 180 days past due depending on the type of loan. Commercial real estate loans and commercial business loans and leases which are 90 days or more past due are generally placed on non-accrual status, unless secured by sufficient cash or other assets immediately convertible to cash. When a loan has been placed on non-accrual status, previously accrued and uncollected interest is reversed against interest on loans. A loan can be returned to accrual status when collectability of principal is reasonably assured and the loan has performed for a period of time, generally six months. Interest income received on non-accrual loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual.

Cash receipts of interest income on impaired loans are credited to principal to the extent necessary to eliminate doubt as to the collectability of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibality of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the size and composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance for loan losses is allocated to loan types using both a formula-based approach (general component) and an analysis of certain individual loans for impairment (allocated component).

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Provident Bancorp, Inc. and Subsidiary

F-36

Notes to Consolidated Financial Statements

The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by the following loan segments: residential real estate, commercial real estate, construction and land development, commercial and consumer. Management uses a rolling average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment. These historical loss factors are adjusted for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Commercial real estate: Loans in this segment are primarily income-producing properties throughout Massachusetts and New Hampshire. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy resulting in increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Management periodically obtains rent rolls and continually monitors the cash flows and collateral value of these loans.

Commercial: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

Residential real estate: The Company generally does not originate loans with a loan-to-value ratio greater than 80% and does not grant subprime loans. Loans with loan to value ratios greater than 80% require the purchase of private mortgage insurance. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower and value of collateral. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Construction and land development: Loans in this segment primarily include speculative and pre-sold real estate development loans for which payment is derived from sale of the property and construction to permanent loans for which payment is derived from cash flows of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Consumer: Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

The allocated component relates to loans that are classified as impaired. Impairment is measured on a loan-by-loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, less estimated selling costs, if the loan is collateral dependent. An allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan.

The Company from time to time, may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modified loan is considered a troubled debt restructuring (“TDR”). All TDRs are initially classified as impaired.

An unallocated component can be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

Provident Bancorp, Inc. and Subsidiary

F-37

Notes to Consolidated Financial Statements

Assets Held-for-Sale

Assets held-for-sale represented a commercial property being held for sale to a real estate developer. Assets designated as held for sale were held at the lower of carrying amount at designation or fair value less costs to sell. Depreciation is not charged against assets classified as held for sale. In 2018, the Company decided to retain this property for use and reclassified the property to premises and equipment.

Bank-Owned Life Insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheets at cash surrender value. Changes in the net cash surrender value of the policies, as well as insurance proceeds received, are reflected in non-interest income on the consolidated statements of income and are not subject to income taxes.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Generally, depreciation on the buildings and equipment is calculated principally on the straight line method, and depreciation and amortization expense is charged against operations over the estimated useful lives of the related assets.

Other Real Estate Owned and Repossessed Assets

Assets acquired through, or in lieu of, loan foreclosure or repossession are held for sale and are initially recorded at the lower of the investment in the loan or fair value less estimated costs to sell at the date of foreclosure or repossession, establishing a new cost basis. Subsequently, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated costs to sell. Revenue and expenses from operations, changes in the valuation allowance, any direct write-downs and gains or losses on sales are included in other real estate owned expense.

Advertising

The Company directly expenses costs associated with advertising as they are incurred.

Earnings per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Unallocated ESOP shares are not deemed outstanding for earnings per share calculations. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

Employee Stock Ownership Plan

Compensation expense for The Provident Bank Employee Stock Ownership Plan (the “ESOP”) is recorded at an amount equal to the shares allocated by the ESOP multiplied by the average fair value of the shares during the period. The Company recognizes compensation expense ratably over the year based upon the Company’s estimate of the number of shares expected to be allocated by the ESOP. Unearned compensation applicable to the ESOP is reflected as a reduction of shareholders’ equity on the consolidated balance sheets. The difference between the average fair value and the cost of the shares by the ESOP is recorded as an adjustment to additional paid-in-capital.

Provident Bancorp, Inc. and Subsidiary

F-38

Notes to Consolidated Financial Statements

Stock-based Compensation Plans

The Company measures and recognizes compensation cost relating to stock-based payment transactions based on the grant-date fair value of the equity instruments issued. Stock-based compensation is recognized over the period the employee is required to provide services for the award. The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options granted. The fair value of restricted stock is recorded based on the grant date value of the equity instrument issued.

Treasury Stock

Common stock repurchased are recorded as treasury stock at cost.

Income Taxes

The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. A tax valuation allowance is established, as needed, to reduce net deferred tax assets to the amount expected to be realized.

The Company examines its significant income tax positions annually to determine whether a tax benefit is more likely than not to be sustained upon examination by tax authorities.

Fair Values of Financial Instruments

GAAP requires that the Company disclose estimated fair values for its financial instruments. Fair value methods and assumptions used by the Company in estimating its fair value disclosures are as follows:

Cash and cash equivalents: The carrying amounts of cash and cash equivalents approximate fair values.

Investments: Fair values for investments are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments or pricing models. See footnote 15 for further details.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. In connection with the adoption of ASU 2016-01 on January 1, 2018, the Company refined its methodology to estimate the fair value of the loan portfolio using an exit price notion resulting in prior periods no longer being comparable. The exit price notion requires determination of the price at which willing market participants would transact at the measurement date under current market conditions.

Accrued interest receivable: The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for deposits (e.g., interest and non-interest checking, passbook savings, and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Borrowings: Fair values of Federal Reserve Bank (“FRB”) Discount Window and Federal Home Loan Bank advances are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Provident Bancorp, Inc. and Subsidiary

F-39

Notes to Consolidated Financial Statements

Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portions of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

Recent Accounting Pronouncements

ASU (Accounting Standards Update) No. 2014-09 – Revenue from Contracts with Customers (Topic 606). This ASU supersedes the revenue recognition requirements in ASC 605. This ASU requires an entity to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendment includes a five-step process to assist an entity in achieving the main principle(s) of revenue recognition under ASC 605. In March 2016, the FASB also issued ASU 2016-08, an amendment to the guidance in ASU 2014-09, which reframed the structure of the indicators of when an entity is acting as an agent and focused on evidence that an entity is acting as the principal or agent in a revenue transaction. ASU 2016-08 also eliminated two of the indicators (the entity’s consideration is in the form of a commission, and the entity is not exposed to credit risk) in making that determination. This amendment also clarifies that each indicator may be more or less relevant to the assessment depending on the terms and conditions of the contract. In May 2016, the FASB issued ASU 2016-12, an amendment to ASU 2014-09, which provided practical expedients related to disclosures of remaining performance obligations, as well as other amendments to guidance on transition, collectability, non-cash consideration and presentation of sales and other similar taxes. The amendments, collectively, should be applied retrospectively to each prior reporting period presented or as a cumulative effect adjustment as of the date of adoption (modified retrospective approach).

This ASU was effective for the Company on January 1, 2018. Because the ASU does not apply to revenue associated with leases and financial instruments (including loans and securities), the Company concluded that the new guidance did not impact the elements of its consolidated statements of income most closely associated with leases and financial instruments (such as interest income, interest expense and securities gains). The Company completed its identification of all revenue streams included in its financial statements and has identified its deposit-related fees, service charges, debit and prepaid card interchange income and other fee income to be within the scope of the standard. The Company has also completed its review of the related contracts. The Company's overall assessment indicates that adoption of this ASU did not materially change its current method and timing of recognizing revenue for the identified revenue streams and therefore, the adoption of this ASU as of January 1, 2018, did not have a significant impact to the Company's financial condition, results of operations and consolidated financial statements.

Provident Bancorp, Inc. and Subsidiary

F-40

Notes to Consolidated Financial Statements

ASU No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities.” The ASU has been issued to improve the recognition and measurement of financial instruments by requiring 1) equity investments (except those accounted for under the equity method of accounting, those without readily determinable fair values, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; 2) separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements; 3) the use of the exit price notion when measuring fair value of financial instruments for disclosure purposes; and 4) separate presentation by the reporting organization in other comprehensive income for the portion of the total change in the fair value of a liability resulting from the change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The standard was effective for the Company on January 1, 2018. The Company evaluated the impact of this pronouncement and divested its entire marketable equity securities portfolio in 2017. The Company’s investment in Federal Home Loan Bank Stock is not included in the scope of this pronouncement. Upon adoption, the fair value of the Company's loan portfolio is now presented using an exit price method. Also, the Company is no longer required to disclose the methodologies used for estimating fair value of financial assets and liabilities that are not measured at fair value on a recurring or nonrecurring basis. The remaining requirements of this update did not have a material impact on the Company's consolidated financial statements.

ASU 2016-02, Leases (Topic 842). The amendments in this update require lessees to recognize, on the balance sheet, assets and liabilities for the rights and obligations created by leases. Accounting by lessors will remain largely unchanged. The guidance is effective for the Company on January 1, 2019, with early adoption permitted. In July 2018, the FASB issued 2018-11, which allows a modified retrospective transition where the lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented or as a cumulative effect adjustment as of the date of adoption. The Company’s assets and liabilities will increase based on the present value of the remaining lease payments in place the adoption date; however, this is not expected to be material to the Company’s results of operations or financial position. The Company adopted ASU 2016-02 on January 1, 2019 as a cumulative effect adjustment as of that date, and there was no material impact on the Company's consolidated financial statements.

ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): “Measurement of Credit Losses on Financial Instruments.” The ASU changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that will replace today’s “incurred loss” model and can result in the earlier recognition of credit losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to current practice, except that the losses will be recognized as an allowance. The amendments in this update will be effective for the Company on January 1, 2020. Early adoption is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Management is currently evaluating the impact of its pending adoption of this guidance on the Company’s financial statements.

Provident Bancorp, Inc. and Subsidiary

F-41

Notes to Consolidated Financial Statements

ASU No. 2016-15, Statement of Cash Flows (Topic 230): “Classification of Certain Cash Receipts and Cash Payments.” This ASU changes how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. The amendments address the classification of the following eight items in the statement of cash flows: debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the Predominance Principle. The amendments in this update were effective for the Company on January 1, 2018. As the guidance only affects the classification within the statement of cash flows, the adoption of this guidance did not have an impact on the Company’s financial statements.

ASU No. 2017-08, Receivables – Nonrefundable Fees and Other Costs (subtopic 310-20): “Premium Amortization on Purchased Callable Debt Securities.” This ASU shortens the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. The amendments are effective for the Company on January 1, 2019. The Company adopted this guidance on January 1, 2019 and there was no impact on the Company’s financial statements.

ASU No. 2018-13, Fair Value Measurement (Topic 820): “Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. This ASU will be effective for the Company on January 1, 2020. As the guidance only revises disclosure requirements, the adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

Provident Bancorp, Inc. and Subsidiary

F-42

Notes to Consolidated Financial Statements

Note 3 - Investments Securities Available-for-Sale

The following summarizes the amortized cost of investment securities classified as available-for-sale and their approximate fair values at December 31, 2018 and 2017:

	Amortized	Gross	Gross
	Cost	Unrealized	Unrealized	Fair
(In thousands)	Basis	Gains	Losses	Value

December 31, 2018
State and municipal	$20,118	$272	$135	$20,255
Asset-backed securities	6,512	-	141	6,371
Government mortgage-backed securities	25,135	138	496	24,777
Total available-for-sale securities	$51,765	$410	$772	$51,403

December 31, 2017
State and municipal	$20,726	$745	$17	$21,454
Asset-backed securities	7,524	30	37	7,517
Government mortgage-backed securities	32,421	317	280	32,458
Total available-for-sale securities	$60,671	$1,092	$334	$61,429

The scheduled maturities of debt securities were as follows at December 31, 2018. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be repaid without any penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

	Available-for-Sale
	Amortized	Fair
(In thousands)	Cost	Value

Due within one year	$95	$95
Due after one year through five years	604	608
Due after five years through ten years	2,120	2,169
Due after ten years	17,299	17,383
Government mortgage-backed securities	25,135	24,777
Asset-backed securities	6,512	6,371
	$51,765	$51,403

There were no realized gains or losses on sales and calls during the year ended December 31, 2018. During the year ended December 31, 2017, gross realized gains on sales and calls were $6.4 million, and gross losses realized were $505,000.

There were no securities of issuers whose aggregate carrying amount exceeded 10% of equity at December 31, 2018.

Securities with carrying amounts of $31.1 million and $39.8 million were pledged to secure available borrowings with the Federal Reserve Bank and Federal Home Loan Bank at December 31, 2018 and 2017, respectively.

Provident Bancorp, Inc. and Subsidiary

F-43

Notes to Consolidated Financial Statements

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized-loss position for less than twelve months and for twelve months or more, and are temporarily impaired, are as follows at December 31, 2018 and 2017:

	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In thousands)	Value	Losses	Value	Losses	Value	Losses

December 31, 2018
Temporarily impaired securities:
State and municipal	$6,137	$115	$597	$20	$6,734	$135
Asset-backed securities	3,833	98	2,538	43	6,371	141
Government mortgage-backed securities	2,864	32	14,152	464	17,016	496
Total temporarily impaired securities	$12,834	$245	$17,287	$527	$30,121	$772

December 31, 2017
Temporarily impaired securities:
State and municipal	$-	$-	$611	$17	$611	$17
Asset-backed securities	1,745	13	1,335	24	3,080	37
Government mortgage-backed securities	5,231	20	13,584	260	18,815	280
Total temporarily impaired securities	$6,976	$33	$15,530	$301	$22,506	$334

Government mortgage-backed securities, state and municipal securities and asset-backed securities: Because the decline in fair value of the government mortgage-backed securities, asset-backed securities and state and municipal securities is primarily attributable to changes in market interest rates and not credit quality, and because the Company has the intent and ability to hold these investments until market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Note 4 – Loans

Loans consisted of the following at December 31, 2018 and 2017:

(In thousands)	2018	2017

Commercial real estate	$364,867	$371,510
Commercial	361,782	240,223
Residential real estate	57,361	67,724
Construction and land development	44,606	55,828
Consumer	19,815	17,455
	848,431	752,740
Allowance for loan losses	(11,680)	(9,757)
Deferred loan fees, net	(1,223)	(845)
Net loans	$835,528	$742,138

Provident Bancorp, Inc. and Subsidiary

F-44

Notes to Consolidated Financial Statements

The following tables set forth information regarding the allowance for loans and impaired loans by portfolio segment as of and for the years ended December 31, 2018 and 2017:

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Unallocated	Total
December 31, 2018
Allowance for loan losses:
Beginning balance	$4,483	$3,280	$300	$965	$649	$80	$9,757
Charge-offs	(670)	(190)	-	-	(699)	-	(1,559)
Recoveries	-	87	2	-	64	-	153
Provision (credit)	339	2,565	(51)	(227)	696	7	3,329
Ending balance	$4,152	$5,742	$251	$738	$710	$87	$11,680

Ending balance:
Individually evaluated for impairment	$62	$1,039	$-	$-	$-	$-	$1,101
Ending balance:
Collectively evaluated for impairment	4,090	4,703	251	738	710	87	10,579
Total allowance for loan losses ending balance	$4,152	$5,742	$251	$738	$710	$87	$11,680

Loans:
Ending balance:
Individually evaluated for impairment	$1,853	$5,291	$388	$-	$-		$7,532
Ending balance:
Collectively evaluated for impairment	363,014	356,491	56,973	44,606	19,815		840,899
Total loans ending balance	$364,867	$361,782	$57,361	$44,606	$19,815		$848,431

Provident Bancorp, Inc. and Subsidiary

F-45

Notes to Consolidated Financial Statements

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Unallocated	Total
December 31, 2017
Allowance for loan losses:
Beginning balance	$4,503	$2,513	$328	$882	$279	$85	$8,590
Charge-offs	(1,522)	(107)	-	-	(190)	-	(1,819)
Recoveries	-	45	-	-	12	-	57
Provision (credit)	1,502	829	(28)	83	548	(5)	2,929
Ending balance	$4,483	$3,280	$300	$965	$649	$80	$9,757

Ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Ending balance:
Collectively evaluated for impairment	4,483	3,280	300	965	649	80	9,757
Total allowance for loan losses ending balance	$4,483	$3,280	$300	$965	$649	$80	$9,757

Loans:
Ending balance:
Individually evaluated for impairment	$8,623	$3,202	$404	$-	$-		$12,229
Ending balance:
Collectively evaluated for impairment	362,887	237,021	67,320	55,828	17,455		740,511
Total loans ending balance	$371,510	$240,223	$67,724	$55,828	$17,455		$752,740

At December 31, 2018 and 2017, loans with an aggregate principal balance of $393.8 million and $357.1 million, respectively, were pledged to secure possible borrowings from the Federal Reserve Bank.

Provident Bancorp, Inc. and Subsidiary

F-46

Notes to Consolidated Financial Statements

Certain directors and executive officers of the Company and companies in which they have significant ownership interests were customers of the Bank during 2018. The following is a summary of the loans to such persons and their companies at December 31, 2018 and 2017:

(In thousands)

Balance beginning January 1, 2017	$7,739
Effect of changes in composition of related parties	(85)
Advances	18,809
Principal payments	(4,190)
Ending balance, December 31, 2017	$22,273

Balance beginning January 1, 2018	$22,273
Effect of changes in composition of related parties	(339)
Advances	11
Principal payments	(9,988)
Ending balance, December 31, 2018	$11,957

The following tables set forth information regarding non-accrual loans and past-due loans by portfolio segment at December 31, 2018 and 2017:

							90 Days
			90 Days	Total			or More
	30 - 59	60 - 89	or More	Past	Total	Total	Past Due	Nonaccrual
(In thousands)	Days	Days	Past Due	Due	Current	Loans	and Accruing	Loans

December 31, 2018
Commercial real estate	$742	$-	$519	$1,261	$363,606	$364,867	$-	$519
Commercial	40	-	3,167	3,207	358,575	361,782	-	4,830
Residential real estate	321	223	30	574	56,787	57,361	-	850
Construction and land development	-	-	-	-	44,606	44,606	-	-
Consumer	62	46	59	167	19,648	19,815	-	62
Total	$1,165	$269	$3,775	$5,209	$843,222	$848,431	$-	$6,261

December 31, 2017
Commercial real estate	$-	$3,669	$-	$3,669	$367,841	$371,510	$-	$7,102
Commercial	12	-	-	12	240,211	240,223	-	1,505
Residential real estate	699	178	81	958	66,766	67,724	-	364
Construction and land development	-	-	-	-	55,828	55,828	-	-
Consumer	63	45	60	168	17,287	17,455	-	62
Total	$774	$3,892	$141	$4,807	$747,933	$752,740	$-	$9,033

Provident Bancorp, Inc. and Subsidiary

F-47

Notes to Consolidated Financial Statements

Information about the Company’s impaired loans by portfolio segment was as follows at December 31, 2018 and 2017:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
(In thousands)	Investment	Balance	Allowance	Investment	Recognized

December 31, 2018
With no related allowance recorded:
Commercial real estate	$1,334	$1,334	$-	$5,614	$69
Commercial	4,050	4,110	-	4,894	38
Residential real estate	388	388	-	396	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with no related allowance	$5,772	$5,832	$-	$10,904	$127

With an allowance recorded:
Commercial real estate	$519	$519	$62	$519	$-
Commercial	1,241	1,267	1,039	1,695	52
Residential real estate	-	-	-	-	-
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with an allowance recorded	$1,760	$1,786	$1,101	$2,214	$52

Total
Commercial real estate	$1,853	$1,853	$62	$6,133	$69
Commercial	5,291	5,377	1,039	6,589	90
Residential real estate	388	388	-	396	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans	$7,532	$7,618	$1,101	$13,118	$179

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
(In thousands)	Investment	Balance	Allowance	Investment	Recognized

December 31, 2017
With no related allowance recorded:
Commercial real estate	$8,623	$10,139	$-	$4,562	$70
Commercial	3,202	3,202	-	2,054	123
Residential real estate	404	404	-	412	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with no related allowance	$12,229	$13,745	$-	$7,028	$213

With an allowance recorded:
Commercial real estate	$-	$-	$-	$-	$-
Commercial	-	-	-	-	-
Residential real estate	-	-	-	-	-
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired with an allowance recorded	$-	$-	$-	$-	$-

Total
Commercial real estate	$8,623	$10,139	$-	$4,562	$70
Commercial	3,202	3,202	-	2,054	123
Residential real estate	404	404	-	412	20
Construction and land development	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans	$12,229	$13,745	$-	$7,028	$213

There were no troubled debt restructurings entered into during the year ended December 31, 2018.

Provident Bancorp, Inc. and Subsidiary

F-48

Notes to Consolidated Financial Statements

The following summarizes troubled debt restructurings entered into during the year ended December 31, 2017:

(Dollars in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment

Year-Ended December 31, 2017
Troubled debt restructurings:
Commercial	1	$249	$249
	1	$249	$249

In 2017, we approved one troubled debt restructure totaling $249,000, with no specific reserve required based on an analysis of the borrower’s collateral coverage. The term of this commercial loan was extended to a three-year term.

The loan modified as troubled debt restructuring during 2017 did not default during the one-year period after modification.

At December 31, 2018 and 2017, there were no commitments to lend additional funds to borrowers whose loans were modified in troubled debt restructurings.

Credit Quality Information

The Company utilizes a seven grade internal loan rating system for commercial real estate, construction and land development, and commercial loans as follows:

Loans rated 1-3: Loans in these categories are considered “pass” rated loans with low to average risk.

Loans rated 4: Loans in this category are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 5: Loans in this category are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Loans rated 6: Loans in this category are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 7: Loans in this category are considered uncollectible (“loss”) and of such little value that their continuance as loans is not warranted.

On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial real estate, construction and land development, and commercial loans.

Provident Bancorp, Inc. and Subsidiary

F-49

Notes to Consolidated Financial Statements

For residential real estate and consumer loans, the Company initially assesses credit quality based upon the borrower’s ability to pay and rates such loans as pass. Subsequent risk rating downgrades are based upon the borrower’s payment activity. All other residential and consumer loans are not formally rated.

Provident Bancorp, Inc. and Subsidiary

F-50

Notes to Consolidated Financial Statements

The following tables present the Company’s loans by risk rating and portfolio segment at December 31, 2018 and 2017:

(In thousands)	Commercial Real Estate	Commercial	Residential Real Estate	Construction and Land Development	Consumer	Total

December 31, 2018
Grade:
Pass	$356,415	$339,079	$-	$44,606	$-	$740,100
Special mention	6,531	11,339	-	-	-	17,870
Substandard	1,921	10,447	571	-	-	12,939
Doubtful	-	917	-	-	-	917
Not formally rated	-	-	56,790	-	19,815	76,605
Total	$364,867	$361,782	$57,361	$44,606	$19,815	$848,431

December 31, 2017
Grade:
Pass	$355,623	$224,190	$-	$55,828	$-	$635,641
Special mention	6,852	9,155	-	-	-	16,007
Substandard	9,035	6,878	679	-	-	16,592
Not formally rated	-	-	67,045	-	17,455	84,500
Total	$371,510	$240,223	$67,724	$55,828	$17,455	$752,740

In 2017, the Bank had sold mortgage loans with servicing rights retained. The fair value of those servicing rights under GAAP was not material and was not recognized in the 2017 consolidated financial statements. In 2018, the Bank sold the servicing portfolio totaling $294,000.

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $18.8 million and $15.6 million at December 31, 2018 and 2017, respectively.

Note 5 - Premises and Equipment

The following is a summary of premises and equipment at December 31, 2018 and 2017:

(In thousands)	2018	2017

Land	$2,424	$2,424
Buildings and leasehold improvements	9,241	9,241
Furniture and equipment	4,520	4,649
Leasehold improvements	4,234	4,241
Construction in progress	5,748	-
	26,167	20,555
Accumulated depreciation and amortization	(10,081)	(9,574)
Premises and equipment, net	$16,086	$10,981

Provident Bancorp, Inc. and Subsidiary

F-51

Notes to Consolidated Financial Statements

Depreciation and amortization expense was $721,000 and $811,000 for the years ended December 31, 2018 and 2017, respectively.

Note 6 - Deposits

The following is a summary of deposit balances by type at December 31, 2018 and 2017:

(In thousands)	2018	2017

NOW and demand	$332,064	$309,514
Regular savings	109,322	112,610
Money market deposits	229,314	225,735
Total non-certificate accounts	670,700	647,859

Certificate accounts of $250,000 or more	14,164	5,061
Certificate accounts less than $250,000	83,232	97,137
Total certificate accounts	97,396	102,198
Total deposits	$768,096	$750,057

At December 31, 2018 and 2017, the aggregate amount of brokered certificates of deposit was $55.8 million and $62.3 million respectively. Brokered certificates of deposit are not included in the totals for time deposits in denominations over $250,000 listed above.

At December 31, 2018 and 2017, the scheduled maturities for certificate accounts for each of the following five years are as follows:

(In thousands)	2018	2017

2018	$-	$81,791
2019	55,061	16,105
2020	32,089	3,052
2021	8,938	410
2022	794	840
2023	514	-
Total	$97,396	$102,198

Deposits from related parties held by the Company at December 31, 2018 and 2017 amounted to $7.4 million and $16.0 million, respectively.

Provident Bancorp, Inc. and Subsidiary

F-52

Notes to Consolidated Financial Statements

Note 7 – Borrowings

Advances consist of funds borrowed from the FHLB and the FRB borrower-in-custody (“BIC”) program. Maturities of advances from the FHLB and FRB for years ending after December 31, 2018 and 2017 are summarized as follows:

(In thousands)	2018	2017

2018	$-	$12,000
2019	43,071	4,936
2020	11,451	6,405
2021	5,000	-
2023	8,500	-
Thereafter	-	3,500
Total	$68,022	$26,841

Borrowings from the FRB BIC program are secured by a Uniform Commercial Code (“UCC”) financing statement on qualified collateral, consisting of certain commercial loans and qualified mortgage-backed government securities. At December 31, 2018, FRB borrowings consisted of overnight borrowings totaling $8.1 million and had an interest rate of 3.00%.

Borrowings from the FHLB, which aggregated $59,922 and $26,841 at December 31, 2018 and 2017, respectively, are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties, certain commercial loans and qualified mortgage-backed government securities. At December 31, 2018, the interest rates on FHLB advances ranged from 1.53% to 3.01%, and the weighted average interest rate on FHLB advances was 2.52%.

The Bank modified $5.0 million and $3.5 million of its FHLB borrowings and extended the maturity in May of 2017 and August of 2015, respectively. The Bank incurred a prepayment penalty of $87,000 and $233,000 in May of 2017 and August of 2015, respectively. In accordance with ASC 470, the prepayment penalties are being amortized over the life of the newly modified borrowings.

Provident Bancorp, Inc. and Subsidiary

F-53

Notes to Consolidated Financial Statements

Note 8 - Income Taxes

The components of income tax expense are as follows for the years ended December 31, 2018 and 2017:

(In thousands)	2018	2017

Current tax expense (benefit):
Federal	$3,214	$5,044
State	1,278	1,079
Net operating loss carryforward	(14)	(14)
	4,478	6,109
Deferred tax expense (benefit):
Federal	(926)	1,523
State	(315)	(214)
	(1,241)	1,309
Income tax expense	$3,237	$7,418

The following is a summary of the differences between the statutory federal income tax rate and the effective tax rates for the years ended December 31, 2018 and 2017:

	2018	2017
Federal income tax at statutory rate	21.0%	34.0%
Increase (decrease) in tax resulting from:
State tax, net of federal tax benefit	5.7	4.6
Tax exempt income and dividends received deduction	(1.0)	(3.3)
Change in enacted federal tax rate	-	13.4
Other	0.1	(0.3)
Effective tax rate	25.8%	48.4%

On December 22, 2017, the U.S. government approved a reduction in the federal statutory income tax rate from a maximum rate of 35% to 21%, effective in 2018. For the purposes of calculating deferred taxes, GAAP requires deferred taxes to be measured at the enacted tax rate at the balance sheet date, which was 21% at December 31, 2017. The impact of the rate reduction to the Company was a decrease in the Bank's net deferred tax asset by $2.0 million, which is reflected in the Company's tax provision for the year ended December 31, 2017.

Provident Bancorp, Inc. and Subsidiary

F-54

Notes to Consolidated Financial Statements

This adjustment to deferred taxes included $97,000 related to unrealized gains and losses associated with the Company’s investment securities. Because these unrealized gains and losses were initially recorded as items of accumulated other comprehensive income in the Company's capital accounts, the adjustment to deferred taxes resulted in a disproportionate tax effect of $97,000 that became stranded in accumulated other comprehensive income. In February of 2018, the FASB issued ASU No. 2018-02,"Income Statement- Reporting Comprehensive income (Topic 220), Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income," which permitted entities to reclassify retained earnings to accumulated other comprehensive income to eliminate the amount stranded in accumulated other comprehensive income, and the FASB allowed entities to adopt this guidance in 2017. The Company elected to adopt this new guidance early, and reclassified $97,000 from retained earnings to accumulated other comprehensive income as of December 31, 2017.

The following is a summary of the Company’s gross deferred tax assets and gross deferred tax liabilities at December 31, 2018 and 2017:

(In thousands)	2018	2017
Deferred tax assets:
Allowance for loan losses	$3,251	$2,743
Depreciation	160	41
Net operating loss carryforward	16	25
Employee benefit plans and share-based compensation plans	2,498	1,979
Deferred loan fees, net	339	238
Reserve for unfunded commitments	31	39
Net unrealized loss on securities	107	-
Other	109	140
Gross deferred tax assets	6,511	5,205

Deferred tax liabilities:
Prepaid expenses	(45)	(64)
FHLB restructure fees	(29)	(52)
Net unrealized holding gain on securities	-	(169)
Gross deferred tax liabilities	(74)	(285)
Net deferred tax asset	$6,437	$4,920

At December 31, 2018, the Company had federal net operating loss carryovers of $76,000. The carryovers were transferred to the Company upon the merger with Amesbury Cooperative Bank during the year ended December 31, 2001. The losses will expire in 2020 and are subject to certain annual limitations which amount to $42,000 per year.

The Company reduces the deferred tax asset by a valuation allowance if, based on the weight of the available evidence, it is not “more likely than not” that some portion or all of the deferred tax assets will be realized. The Company assesses the realizability of its deferred tax assets by assessing the likelihood of the Company generating federal and state income tax, as applicable, in future periods in amounts sufficient to offset the deferred tax charges in the periods they are expected to reverse. Based on this assessment, management concluded that a valuation allowance was not required as of December 31, 2018 and 2017.

Provident Bancorp, Inc. and Subsidiary

F-55

Notes to Consolidated Financial Statements

It is the Company’s policy to provide for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. At December 31, 2018 and 2017, there was no material uncertain tax positions related to federal and state income tax matters. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service and state taxing authorities for the years ended December 31, 2015 through December 31, 2017.

Note 9 - Employee Benefits & Share-Based Compensation Plans

401(k) Plan

The Company sponsors a 401(k) plan. All employees are eligible to join the 401(k) plan. However, participants in the 401(k) plan must complete one year of service to be eligible for safe harbor contributions and employer discretionary contributions. A Safe Harbor Plan was adopted by the Company effective January 1, 2007. Under the Safe Harbor Plan, the Company matches 100% of employee contributions up to 6% of compensation. In addition, the Company may make a discretionary contribution to the 401(k) plan determined on an annual basis. Employees may contribute up to 75% of their salary subject to certain limits based on federal tax laws. The expense recognized under the 401(k) plan was $494,000 and $440,000 for the years ended December 31, 2018 and 2017, respectively.

Supplemental Executive Retirement Plans

The Company has Supplemental Executive Retirement Agreements with certain executive officers. These agreements are designed to supplement the benefits available through the Company’s retirement plan. The liability for the retirement benefits amounted to $6.8 million and $5.6 million at December 31, 2018 and 2017, respectively, and is included in other liabilities. The expense recognized for these benefits was $1.1 million and $1.2 million for the years ended December 31, 2018 and 2017, respectively.

Employee Stock Ownership Plan

The Bank maintains the ESOP to provide eligible employees the opportunity to own Company stock. This plan is a tax-qualified retirement plan for the benefit of Company employees. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The number of shares committed to be released per year through 2029 is 23,810.

The Company contributed funds to a subsidiary to enable it to grant a loan to the ESOP for the purchase of 357,152 shares of the Company’s stock at a price of $10.00 per share. The loan obtained by the ESOP from the Company’s subsidiary to purchase Company stock is payable annually over 15 years at a rate per annum equal to the prime rate (5.50% at December 31, 2018). Loan payments are principally funded by cash contributions from the Company.

Shares held by the ESOP include the following:

	December 31, 2018	December 31, 2017
Allocated	71,430	47,620
Committed to be allocated	23,810	23,810
Unallocated	261,912	285,722
Total	357,152	357,152

Provident Bancorp, Inc. and Subsidiary

F-56

Notes to Consolidated Financial Statements

Shared-Based Compensation Plan

Under the Provident Bancorp, Inc. 2016 Equity Incentive Plan (the "Equity Plan"), the Company may grant options, restricted stock, restricted units or performance awards to its directors, officers and employees. Both incentive stock options and non-qualified stock options may be granted under the Equity Plan, with 446,440 shares reserved for options. The exercise price of each option equals the market price of the Company’s stock on the date of grant and the maximum term of each option is ten years. The total number of shares reserved for restricted stock or restricted units is 178,575. The value of restricted stock grants is based on the market price of the stock on grant date. Options and awards vest ratably over five years.

Expense related to options and restricted stock granted to directors is recognized as directors' fees within non-interest expense.

Stock Options

The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

•	Volatility is based on peer group volatility because the Company does not have a sufficient trading history.
•	Expected life represents the period of time that the option is expected to be outstanding, taking into account the contractual term, and the vesting period.
•	The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for a period equivalent to the expected life of the option.

The fair value of options granted in 2018 and 2017 is based on the following assumptions:

	2018	2017
Vesting period (years)	5	5
Expiration date (years)	10	10
Expected volatility	21.23%	21.53%
Expected life (years)	7.5	7.5
Expected dividend yield	0.00%	0.00%
Risk free interest rate	2.97%	2.25%
Fair value per option	$8.71	$7.05

Provident Bancorp, Inc. and Subsidiary

F-57

Notes to Consolidated Financial Statements

A summary of the status of the Company’s stock option grants for the year ended December 31, 2018, is presented in the table below:

	Stock Option Awards	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2018	396,443	$17.61
Granted	12,170	27.20
Forfeited	(9,740)	17.40
Exercised	(2,435)	17.40
Outstanding at December 31, 2018	396,438	$17.89	8.00	$1,503,000
Outstanding and expected to vest at December 31, 2018	396,438	$17.89	8.00	$1,503,000
Vested and Exercisable at December 31, 2018	151,272	$17.50	7.90	$632,000
Unrecognized compensation cost	$1,233,000
Weighted average remaining recognition period (years)	3.01

Total expense for the stock options was $404,000 and $388,000 for the years ended December 31, 2018 and 2017, respectively.

Restricted Stock

Shares issued upon vesting may be either authorized but unissued shares or reacquired shares held by the Company. Any shares not issued because vesting requirements are not met will again be available for issuance under the plan. The fair market value of shares awarded, based on the market prices at the date of grant, is recorded as unearned compensation and amortized over the applicable vesting period.

The following table presents the activity in unvested restricted stock awards under the Equity Plan for the year ended December 31, 2018:

	Number of Shares	Weighted Average Grant Price
Unvested restricted stock awards at January 1, 2018	127,852	$17.59
Granted	4,862	27.20
Forfeited	(3,896)	17.40
Vested	(30,745)	17.59
Unvested restricted stock awards at Decemer 31, 2018	98,073	$18.13
Unrecognized compensation cost	$1,724,000
Weighted average remaining recognition period (years)	3.01

Total expense for the restricted stock awards was $524,000 and $538,000 for the years ended December 31, 2018 and 2017, respectively.

Provident Bancorp, Inc. and Subsidiary

F-58

Notes to Consolidated Financial Statements

Note 10 - Earnings Per Share

Earnings per share consisted of the following components for the year ended December 31, 2018 and 2017.

(Dollars in thousands)	2018	2017
Net income attributable to common shareholders	$9,325	$7,915

Average number of common shares outstanding	9,659,357	9,652,448
Less:
average unallocated ESOP shares	(283,337)	(298,680)
average unvested restricted stock	(106,033)	(136,986)
average treasury stock acquired	(29,901)	(17,508)
Average number of common shares outstanding to calculate basic earnings per common share	9,240,086	9,199,274

Effect of dilutive unvested restricted stock and stock option awards	66,230	613
Average number of common shares outstanding to calculate diluted earnings per common share	9,306,316	9,199,887

Earnings per common share:
Basic	$1.01	$0.86
Diluted	$1.00	$0.86

Note 11 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Provident Bancorp, Inc. and Subsidiary

F-59

Notes to Consolidated Financial Statements

Effective January 1, 2015 (with a phase-in period of two to four years for certain components), the Bank became subject to capital regulations adopted by the FDIC, which implement the Basel III regulatory capital reforms and the changes required by the Dodd-Frank Act. The regulations require a minimum Common Equity Tier 1 (“CET1”) capital ratio of 4.5%, a minimum Tier 1 capital to risk-weighted assets ratio of 6.0%, a minimum total capital to risk-weighted assets ratio of 8.0% and a minimum Tier 1 leverage ratio of 4.0%. CET1 generally consists of common stock and retained earnings, subject to applicable adjustments and deductions. Under prompt corrective action regulations, in order to be considered “well capitalized,” the Bank must maintain a CET1 capital ratio of 6.5% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a total risk-based capital ratio of 10.0% or greater and a leverage ratio of 5.0% or greater. In addition, the regulations establish a capital conservation buffer above the required capital ratios that started phasing in on January 1, 2016 at 0.625% of risk-weighted assets and increases each year by 0.625% until it is fully phased in at 2.5% effective January 1, 2019. At December 31, 2018, the Bank exceeded the fully phased in regulatory requirement for the capital conservation buffer. Failure to maintain the capital conservation buffer could limit the ability of the Bank and the Company to pay dividends, repurchase shares or pay discretionary bonuses.

As of December 31, 2018 and 2017, the Bank met the conditions to be classified as well capitalized under the regulatory framework for prompt corrective action.

The Bank’s actual capital amounts and ratios at December 31, 2018 and 2017 are summarized as follows:

						To Be Well
						Capitalized Under
	Actual		For Capital			Prompt Corrective
	Capital		Adequacy Purposes			Action Provisions
(Dollars in thousands)	Amount	Ratio	Amount		Ratio	Amount		Ratio

December 31, 2018
Total Capital (to Risk Weighted Assets)	$128,939	14.55%	$70,891	>	8.0%	$88,614	>	10.0%
Tier 1 Capital (to Risk Weighted Assets)	117,855	13.30	53,168	>	6.0	70,891	>	8.0
Common Equity Tier 1 Capital (to Risk Weighted Assets)	117,855	13.30	39,876	>	4.5	57,599	>	6.5
Tier 1 Capital (to Average Assets)	117,855	12.69	37,157	>	4.0	46,446	>	5.0

December 31, 2017
Total Capital (to Risk Weighted Assets)	$116,869	14.96%	$62,514	>	8.0%	$78,142	>	10.0%
Tier 1 Capital (to Risk Weighted Assets)	107,112	13.71	46,885	>	6.0	62,514	>	8.0
Common Equity Tier 1 Capital (to Risk Weighted Assets)	107,112	13.71	35,164	>	4.5	50,792	>	6.5
Tier 1 Capital (to Average Assets)	107,112	11.80	36,299	>	4.0	45,374	>	5.0

Liquidation Account

Upon the completion of the Company’s stock offering in 2015, a special “liquidation account” was established for the benefit of certain depositors of the Bank in an amount equal to the percentage ownership interest in the equity of the Company to be held by persons other than the MHC as of the date of the latest balance sheet contained in the prospectus. The Company is not permitted to pay dividends on its capital stock if the Company’s shareholders’ equity would be reduced below the amount of the liquidation account. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account.

Provident Bancorp, Inc. and Subsidiary

F-60

Notes to Consolidated Financial Statements

Note 12 - Commitments and Contingent Liabilities

At December 31, 2018, the Company was obligated under non-cancelable operating leases for bank premises and equipment.

The total minimum rental due in future periods under these existing agreements is as follows at December 31, 2018:

(In thousands)
2019	$285
2020	244
2021	252
2022	252
2023	252
Years thereafter	1,908
Total minimum lease payments	$3,193

The total rental expense amounted to $460,000 and $349,000 for the years ended December 31, 2018 and 2017, respectively.

Litigation

In April 2018, the Bank conducted a foreclosure sale of certain real and personal property which secured four non-accruing loans originally made by the Bank.  The aggregate outstanding principal balance of these loans was approximately $7.5 million, of which (a) approximately $4.9 million was due and owing to the Bank and (b) approximately $2.6 million was due and owing to another financial institution who purchased participation interests in certain of these loans (the “Participant”). The Bank received approximately $8.3 in proceeds from this foreclosure sale. The U.S. Small Business Administration (“SBA”), which also made a secured loan to the same obligors, has since disputed the Bank’s retention of, and claimed priority to, a portion of the proceeds generated from this foreclosure sale, alleging a breach of contract and seeking monetary damages in the approximate amount of $2.0 million. The Bank has partially denied liability, and in addition to its defenses, has asserted a counterclaim against the SBA and its assignee, Granite State Economic Development Corporation, seeking equitable reformation of the contract at issue on the basis of a mutual mistake of fact. On March 5, 2019, the Bank participated in a mediation of this matter. Pending the outcome of this lawsuit and this mediation, the Bank has segregated into a separate deposit account the entire amount in dispute, consisting of $1.4 million that would be retained by the Bank, and $543,000 that would be provided to the participating institution. Management does not believe that the ultimate resolution of this matter will have a significant impact on the Bank’s financial condition or results of operations.

From time to time, the Company is involved in litigation incidental to its business. The Company does not believe that the ultimate resolution of these legal matters will have a significant impact on the Company’s financial condition and results of operations.

Provident Bancorp, Inc. and Subsidiary

F-61

Notes to Consolidated Financial Statements

Note 13 - Financial Instruments with Off-Balance Sheet Risk

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in real property, accounts receivable, inventory, property, plant and equipment and income producing properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At December 31, 2018 and 2017, the maximum potential amount of the Company’s obligation was $1.5 million and $2.0 million, respectively, for financial and standby letters of credit. The Company’s outstanding letters of credit generally have a term of less than one year. If a letter of credit is drawn upon, the Company may seek recourse through the customer’s underlying line of credit. If the customer’s line of credit is also in default, the Company may take possession of the collateral, if any, securing the line of credit.

Notional amounts of financial instruments with off-balance sheet credit risk are as follows at December 31, 2018 and 2017:

(In thousands)	2018	2017

Commitments to originate loans	$42,625	$18,641
Letters of credit	1,546	2,004
Unadvanced portions of loans	196,104	166,314
	$240,275	$186,959

Note 14 - Significant Group Concentrations of Credit Risk

Most of the Company's business activity is with customers located within northeast Massachusetts and southeast New Hampshire. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Company's loan portfolio is comprised of loans collateralized by real estate located in northeast Massachusetts and southeast New Hampshire.

Provident Bancorp, Inc. and Subsidiary

F-62

Notes to Consolidated Financial Statements

Note 15 - Fair Value Measurements

The Company reports certain assets at fair value in accordance with GAAP, which defines fair value and establishes a framework for measuring fair value in accordance with generally accepted accounting principles. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair values:

Basis of Fair Value Measurements

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 – Observable inputs other than level 1 prices, such as quoted prices for similar assets; quoted prices in markets that are not active; or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability;

•	Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Fair Values of Assets Measured on a Recurring Basis

The Company’s investments in U.S. Government and federal agency, state and municipal, asset-backed and government mortgage-backed securities available-for-sale are generally classified within Level 2 of the fair value hierarchy. For these investments, we obtain fair value measurements from independent pricing services. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, trading levels, market consensus prepayment speeds, credit information and the instrument’s terms and conditions.

Provident Bancorp, Inc. and Subsidiary

F-63

Notes to Consolidated Financial Statements

The following summarizes assets measured at fair value on a recurring basis at December 31, 2018 and 2017:

	Fair Value Measurements at Reporting Date Using
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
		Identical Assets	Inputs	Inputs
(In thousands)	Total	Level 1	Level 2	Level 3

December 31, 2018
State and municipal	$20,255	$-	$20,255	$-
Asset-backed securities	6,371	-	6,371	-
Mortgage-backed securities	24,777	-	24,777	-
Totals	$51,403	$-	$51,403	$-

December 31, 2017
State and municipal	$21,454	$-	$21,454	$-
Asset-backed securities	7,517	-	7,517	-
Government mortgage-backed securities	32,458	-	32,458	-
Totals	$61,429	$-	$61,429	$-

The Company did not have any transfers of assets measured at fair value on a recurring basis between Levels 1 and 2 of the fair value hierarchy during the years ended December 31, 2018 and 2017.

Fair Values of Assets Measured on a Nonrecurring Basis

The Company’s only assets measured at fair value on a nonrecurring basis are loans identified as impaired for which a write-off or specific reserve has been recorded, and other real estate owned.

Certain impaired loans of the Company are reported at the fair value of the underlying collateral, less estimated selling costs. The Company classifies impaired loans as Level 3 in the fair value hierarchy. Collateral values are estimated using Level 2 inputs based upon appraisals of similar properties obtained from a third party, but can be adjusted and therefore classified as level 3. The Company classifies other real estate owned as Level 2 in the fair value hierarchy if the Company has received a purchase and sales agreement.

Provident Bancorp, Inc. and Subsidiary

F-64

Notes to Consolidated Financial Statements

The following summarizes assets measured at fair value on a nonrecurring basis at December 31, 2018 and 2017:

	Fair Value Measurements at Reporting Date Using:
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
		Identical Assets	Inputs	Inputs
(In thousands)	Total	Level 1	Level 2	Level 3

December 31, 2018
Impaired loans	$659	$-	$-	$659
Other real estate owned	1,676	-	1,676	-

December 31, 2017
Impaired loans	$3,670	$-	$-	$3,670

The following is a summary of the valuation methodology and unobservable inputs for Level 3 assets measured at fair value on a nonrecurring basis at December 31, 2018 and 2017:

(In thousands)	Fair Value	Valuation Technique	Unobservable Input

December 31, 2018
Impaired loans	$659	Real estate appraisals and business valuation	Discount for dated appraisals and comparable company evaluations

December 31, 2017
Impaired loans	$3,670	Real estate appraisals	Discount for dated appraisals

Provident Bancorp, Inc. and Subsidiary

F-65

Notes to Consolidated Financial Statements

Note 16 - Disclosures About Fair Values of Financial Instruments

GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The carrying amounts and estimated fair values of the Company's financial instruments, all of which are held or issued for purposes other than trading, are as follows at December 31, 2018 and 2017:

	Carrying	Fair Value
(In thousands)	Amount	Level 1	Level 2	Level 3	Total

December 31, 2018
Financial assets:
Cash and cash equivalents	$28,613	$28,613	$-	$-	$28,613
Available-for-sale securities	51,403	-	51,403	-	51,403
Federal Home Loan Bank of Boston stock	2,650	2,650	-	-	2,650
Loans, net	835,528	-	-	827,090	827,090
Accrued interest receivable	2,638	-	2,638	-	2,638
Financial liabilities:
Deposits	768,096	-	-	768,010	768,010
Borrowings	68,022	-	67,846	-	67,846

December 31, 2017
Financial assets:
Cash and cash equivalents	$47,689	$47,689	$-	$-	$47,689
Available-for-sale securities	61,429	-	61,429	-	61,429
Federal Home Loan Bank of Boston stock	1,854	1,854	-	-	1,854
Loans, net	742,138	-	-	745,637	745,637
Accrued interest receivable	2,345	-	2,345	-	2,345
Financial liabilities:
Deposits	750,057	-	-	749,898	749,898
Borrowings	26,841	-	26,655	-	26,655

The carrying amounts of financial instruments shown above are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

Note 17 - Reclassification

Certain amounts in the prior year have been reclassified to be consistent with the current year's consolidated financial statement presentation, and had no effect on the net income reported in the consolidated income statement.

Provident Bancorp, Inc. and Subsidiary

F-66

Notes to Consolidated Financial Statements

Note 18 – Condensed Financial Statements of Parent Only

Financial information pertaining only to Provident Bancorp, Inc. is as follows:

Provident Bancorp, Inc. - Parent Only Balance Sheet
(In thousands)	2018	2017
Assets
Cash and due from banks	$5,249	$5,224
Investment in common stock of The Provident Bank	117,615	107,629
Other assets	2,755	2,946
Total assets	$125,619	$115,799

Liabilities and Shareholders' Equity
Accrued expenses	$35	$22
Shareholders' equity	125,584	115,777
Total liabilities and shareholders' equity	$125,619	$115,799

Provident Bancorp, Inc. - Parent Only Income Statement	Years Ended
	December 31,
(In thousands)	2018	2017
Total income	$140	$120
Operating expenses	90	88
Income before income taxes and equity in undistributed net income of The Provident Bank	50	32
Applicable income tax provision	14	13
Income before equity in income of subsidiaries	36	19
Equity in undistributed net income of The Provident Bank	9,289	7,896
Net income	$9,325	$7,915

Provident Bancorp, Inc. and Subsidiary

F-67

Notes to Consolidated Financial Statements

Provident Bancorp, Inc. - Parent Only Statement of Cash Flows	Twelve Months Ended
	December 31,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$9,325	$7,915
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	(9,289)	(7,896)
Decrease in other assets	191	191
Increase (decrease) in other liabilities	13	(51)
Net cash provided by operating activities	240	159

Cash flows from financing activities:
Purchase of treasury stock	(215)	(594)
Net cash used in financing activities	(215)	(594)

Net increase (decrease) in cash and cash equivalents	25	(435)
Cash and cash equivalents at beginning of year	5,224	5,659
Cash and cash equivalents at end of year	$5,249	$5,224

Note 19 – Selected Quarterly Financial Data (unaudited)

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
(In thousands)	2018	2017	2018	2017	2018	2017	2018	2017

Interest and dividend income	$9,753	$8,112	$10,377	$8,816	$10,833	$9,239	$11,377	$9,615
Interest expense	1,034	781	1,213	879	1,429	1,005	1,537	1,062
Net interest and dividend income	8,719	7,331	9,164	7,937	9,404	8,234	9,840	8,553
Provision for loan losses	656	563	638	892	1,421	1,012	614	462
Gain on sale of securities, net	-	482	-	58	-	1,851	-	3,521
Other income	1,013	1,020	1,118	1,012	1,059	1,046	988	966
Total noninterest income	1,013	1,502	1,118	1,070	1,059	2,897	988	4,487
Total noninterest expense	6,376	5,621	6,411	5,875	6,223	5,914	6,404	6,339
Income tax expense	678	847	843	639	741	1,434	975	4,498
Net income	$2,022	$1,802	$2,390	$1,601	$2,078	$2,771	$2,835	$1,741

Income per share:
Basic	$0.22	$0.16	$0.26	$0.15	$0.22	$0.19	$0.31	$0.19
Diluted	$0.22	$0.16	$0.26	$0.15	$0.22	$0.19	$0.30	$0.19

Weighted Average Shares:
Basic	9,219,865	9,192,568	9,233,745	9,193,836	9,247,367	9,201,634	9,258,858	9,208,854
Diluted	9,225,003	9,192,568	9,302,425	9,198,286	9,355,410	9,213,056	9,339,431	9,257,702

Provident Bancorp, Inc. and Subsidiary

F-68

PART II:   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of shares of common stock being registered.

*	Registrant’s Legal Fees and Expenses	$600,000
*	Registrant’s Accounting Fees and Expenses, Including Tax Opinion Fees	147,000
*	Data Conversion Fees and Expense	40,000
*	Appraisal Fees and Expenses	130,000
*	Printing, Postage, Mailing and EDGAR Fees	174,000
*	Filing Fees (FINRA, SEC)	68,000
*	Transfer Agent Fees and Expenses	20,000
*	Business Plan Fees and Expenses	58,000
*	Other	93,000
*	Total	$1,335,000

*	Estimated.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Provident Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such. References to the MGCL refer to Maryland General Corporation Law:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.       Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.       Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

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C.       Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.       Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.       Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.       Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

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Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letter between The Provident Bank, Provident Bancorp, Provident Bancorp, Inc. and Sandler O’Neill & Partners, L.P.*
1.2	Form of Agency Agreement between The Provident Bank, Provident Bancorp, Inc., Provident Bancorp and Sandler O’Neill & Partners, L.P.*
2	Plan of Conversion*
3.1	Articles of Incorporation of Provident Bancorp, Inc.*
3.2	Bylaws of Provident Bancorp, Inc.*
4	Form of Common Stock Certificate of Provident Bancorp, Inc.*
5	Opinion of Luse Gorman, PC regarding legality of securities being registered*
8.1	Federal Tax Opinion*
8.2	State Tax Opinion*
10.1	Employment Agreement with David P. Mansfield† (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.2	Employment Agreement with Charles F. Withee† (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.3	Employment Agreement with Carol L. Houle† (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.4	Amended and Restated Supplemental Executive Retirement Agreement with David P. Mansfield† (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.5	Amended and Restated Supplemental Executive Retirement Agreement with Charles F. Withee† (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.6	Supplemental Executive Retirement Agreement with Carol L. Houle† (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.7	The Provident Bank Executive Annual Incentive Plan† (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.8	The Provident Bank 2005 Amended and Restated Long-Term Incentive Plan† (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.9	Provident Bancorp, Inc. 2016 Equity Incentive Plan† (Incorporated by reference to Appendix A to the definitive proxy statement for the Special Meeting of Shareholders of Provident Bancorp, Inc. (file no. 001-37504), filed with the Securities and Exchange Commission on August 9, 2016)
10.10	Form of Incentive Stock Option Award Agreement†(Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (file no. 333-214702), filed with the Securities and Exchange Commission on November 18, 2016)
10.11	Form of Non-Statutory Incentive Stock Option Award Agreement† (Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-8 (file no. 333-214702), filed with the Securities and Exchange Commission on November 18, 2016)
10.12	Form of Restricted Stock Award Agreement† (Incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8 (file no. 333-214702), filed with the Securities and Exchange Commission on November 18, 2016)
10.13	First Amendment to Employment Agreement with David P. Mansfield† (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Provident Bancorp, Inc. (File No. 001-37504), filed with the Securities and Exchange Commission on December 26, 2018)

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10.14	First Amendment to Employment Agreement with Charles F. Withee† (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Provident Bancorp, Inc. (File No. 001-37504), filed with the Securities and Exchange Commission on December 26, 2018)
10.15	First Amendment to Employment Agreement with Carol L. Houle† (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Provident Bancorp, Inc. (File No. 001-37504), filed with the Securities and Exchange Commission on December 26, 2018)
21	Subsidiaries of Provident Bancorp, Inc.*
23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5 and 8.1)
23.2	Consent of Whittlesey PC
23.3	Consent of Baker Newman & Noyes LLC with respect to state tax opinion (set forth in Exhibit 8.2)
23.4	Consent of RP Financial, LC.
24	Power of Attorney (set forth on the signature page to this Registration Statement)
99.1	Engagement Letter with RP Financial, LC. to serve as appraiser*
99.2	Letter of RP Financial, LC. with respect to subscription rights*
99.3	Appraisal Report of RP Financial, LC.*
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*
99.6	Letter of RP Financial, LC. with respect to Liquidation Rights*
99.7	Form of Provident Bancorp, Inc. Stockholder Proxy Card*
101	Interactive Data Files‡

*	Previously filed.
†	Management contract or compensation plan or arrangement.
‡	Attached as Exhibit 101 to this Registration Statement are documents formatted in XBRL (Extensible Business Reporting Language).

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Amesbury, Commonwealth of Massachusetts, on August 2, 2019.

Provident Bancorp, Inc.

By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors of Provident Bancorp, Inc. (the “Company”), severally constitute and appoint David P. Mansfield with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said David P. Mansfield may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-1 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said David P. Mansfield shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David P. Mansfield	President, Chief Executive Officer and Director	August 2, 2019
David P. Mansfield	(Principal Executive Officer)

/s/ Carol L. Houle	Executive Vice President and Chief Operating	August 2, 2019
Carol L. Houle	Officer (Principal Financial and Accounting Officer)

/s/ Frank G. Cousins, Jr.	Director	August 2, 2019
Frank G. Cousins, Jr.

/s/ James A. DeLeo	Director	August 2, 2019
James A. DeLeo

/s/ Lisa B. DeStefano	Director	August 2, 2019
Lisa B. DeStefano

/s/ Jay E. Gould	Director	August 2, 2019
Jay E. Gould

/s/ Laurie H. Knapp	Director	August 2, 2019
Laurie H. Knapp

/s/ Richard L. Peeke	Director	August 2, 2019
Richard L. Peeke

/s/ Joseph B. Reilly	Director	August 2, 2019
Joseph B. Reilly

/s/ Arthur W. Sullivan	Director	August 2, 2019
Arthur W. Sullivan

/s/ Charles F. Withee	Director	August 2, 2019
Charles F. Withee

As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-232018

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO

FORM S-1/A

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

REGISTRATION STATEMENT

Provident Bancorp, Inc.

SBERA 401(k) Plan as Adopted by The Provident Bank

Amesbury, Massachusetts

EXHIBIT INDEX

1.1	Engagement Letter between The Provident Bank, Provident Bancorp, Provident Bancorp, Inc. and Sandler O’Neill & Partners, L.P.*
1.2	Form of Agency Agreement between The Provident Bank, Provident Bancorp, Inc., Provident Bancorp and Sandler O’Neill & Partners, L.P.*
2	Plan of Conversion*
3.1	Articles of Incorporation of Provident Bancorp, Inc.*
3.2	Bylaws of Provident Bancorp, Inc.*
4	Form of Common Stock Certificate of Provident Bancorp, Inc.*
5	Opinion of Luse Gorman, PC regarding legality of securities being registered*
8.1	Federal Tax Opinion*
8.2	State Tax Opinion*
10.1	Employment Agreement with David P. Mansfield† (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.2	Employment Agreement with Charles F. Withee† (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.3	Employment Agreement with Carol L. Houle† (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.4	Amended and Restated Supplemental Executive Retirement Agreement with David P. Mansfield† (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.5	Amended and Restated Supplemental Executive Retirement Agreement with Charles F. Withee† (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.6	Supplemental Executive Retirement Agreement with Carol L. Houle† (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.7	The Provident Bank Executive Annual Incentive Plan† (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.8	The Provident Bank 2005 Amended and Restated Long-Term Incentive Plan† (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 of Provident Bancorp, Inc. (file no. 333-202716), initially filed with the Securities and Exchange Commission on March 13, 2015)
10.9	Provident Bancorp, Inc. 2016 Equity Incentive Plan† (Incorporated by reference to Appendix A to the definitive proxy statement for the Special Meeting of Shareholders of Provident Bancorp, Inc. (file no. 001-37504), filed with the Securities and Exchange Commission on August 9, 2016)
10.10	Form of Incentive Stock Option Award Agreement†(Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (file no. 333-214702), filed with the Securities and Exchange Commission on November 18, 2016)
10.11	Form of Non-Statutory Incentive Stock Option Award Agreement† (Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-8 (file no. 333-214702), filed with the Securities and Exchange Commission on November 18, 2016)
10.12	Form of Restricted Stock Award Agreement† (Incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8 (file no. 333-214702), filed with the Securities and Exchange Commission on November 18, 2016)
10.13	First Amendment to Employment Agreement with David P. Mansfield† (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Provident Bancorp, Inc. (File No. 001-37504), filed with the Securities and Exchange Commission on December 26, 2018)
10.14	First Amendment to Employment Agreement with Charles F. Withee† (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Provident Bancorp, Inc. (File No. 001-37504), filed with the Securities and Exchange Commission on December 26, 2018)

10.15	First Amendment to Employment Agreement with Carol L. Houle† (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Provident Bancorp, Inc. (File No. 001-37504), filed with the Securities and Exchange Commission on December 26, 2018)
21	Subsidiaries of Provident Bancorp, Inc.*
23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5 and 8.1)
23.2	Consent of Whittlesey PC
23.3	Consent of Baker Newman & Noyes LLC with respect to state tax opinion (set forth in Exhibit 8.2)
23.4	Consent of RP Financial, LC.
24	Power of Attorney (set forth on the signature page to this Registration Statement)
99.1	Engagement Letter with RP Financial, LC. to serve as appraiser*
99.2	Letter of RP Financial, LC. with respect to subscription rights*
99.3	Appraisal Report of RP Financial, LC.*
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*
99.6	Letter of RP Financial, LC. with respect to Liquidation Rights*
99.7	Form of Provident Bancorp, Inc. Stockholder Proxy Card*
101	Interactive Data Files‡

 ________________________________

*	Previously filed.
†	Management contract or compensation plan or arrangement.
‡	Attached as Exhibit 101 to this Registration Statement are documents formatted in XBRL (Extensible Business Reporting Language).